FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.:333-206847-01

$813,496,000 (Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28
(Central Index Key Number 0001665081)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

CIBC Inc.
(Central Index Key Number 0001548567)

Starwood Mortgage Funding III LLC
(Central Index Key Number 0001548405)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C28

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C28 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the fourth (4th) business day following the eleventh (11th) day of each month (or if the eleventh (11th) day is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is January 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$25,700,000		1.5310%	Fixed(5)	December 2020
Class A-2	$43,800,000		2.6400%	Fixed(5)	February 2021
Class A-SB	$59,300,000		3.2880%	Fixed(5)	April 2025
Class A-3	$215,000,000		3.2720%	Fixed(5)	November 2025
Class A-4	$325,154,000		3.5440%	Fixed(5)	January 2026
Class X-A	$668,954,000	(6)	1.2980%	Variable(7)	N/A
Class X-B	$97,954,000	(8)	0.3143%	Variable(9)	N/A
Class A-S	$47,782,000		3.9510%	Fixed(5)	January 2026
Class B	$50,172,000		4.5953%	WAC(5)	January 2026
Class C	$46,588,000		4.5953%	WAC(5)	January 2026

(Footnotes on table begin on page 3)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, CIBC World Markets Corp. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated transactions, or otherwise, at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 51.2% of each class of offered certificates and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 48.8% of each class of offered certificates. CIBC World Markets Corp. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 25, 2016. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately 109.34% of the aggregate certificate balance of the offered certificates, plus accrued interest from March 1, 2016, before deducting expenses payable to the depositor.

CIBC World Markets	Drexel Hamilton

February 12, 2016

MSBAM 2016-C28

Commercial Mortgage Pass-Through Certificates, Series 2016-C28
Geographic Overview of Mortgage Pool

Colorado
1 property
$1,806,293
0.2% of total
Iowa
2 properties
$24,060,000
2.5% of total
Illinois
19 properties
$10,353,743
1.1% of total
Indiana
8 properties
$11,694,233
1.2% of total
Michigan
1 property
$7,893,750
0.8% of total
Pennsylvania
1 property
$12,880,000
1.3% of total
New York
1 property
$11,200,000
1.2% of total
New Hampshire
1 property
$40,000,000
4.2% of total
Washington
1 property
$4,250,000
0.4% of total
Massachusetts
1 property
$30,000,000
3.1% of total
Ohio
2 properties
$43,100,000
4.5% of total
Connecticut
1 property
$3,920,000
0.4% of total
Nevada
1 property
$11,625,000
1.2% of total
New Jersey
11 properties
$103,257,541
10.8% of total
District of Columbia
1 property
$645,355
0.1% of total
California
24 properties
$107,701,025
11.3% of total
Maryland
23 properties
$41,108,979
4.3% of total
Virginia
5 properties
$66,484,298
7.0% of total
Arizona
1 property
$8,000,000
0.8 % of total
North Carolina
1 property
$45,329,539
4.7% of total
Georgia
1 property
$8,100,000
0.8% of total
New Mexico
1 property
$37,072,435
3.9% of total
Oklahoma
5 properties
$105,220,000
11.0% of total
Florida
8 properties
$116,078,433
12.1% of total
Texas
34 properties
$98,725,933
10.3% of total
Tennessee
6 properties
$5,141,798
0.5% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%
Mortgaged Properties by Property Type
Mixed Use 3.2%
Manufactured Housing 0.2%
Self Storage 4.3%
Retail 36.6%
Industrial 7.3%
Multifamily 8.9%
Hospitality 14.7%
Office 24.8%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)
Offered Certificates
A-1	$25,700,000		30.000%	1.5310%	Fixed(5)	December 2020	2.90	1-58
A-2	$43,800,000		30.000%	2.6400%	Fixed(5)	February 2021	4.85	58-60
A-SB	$59,300,000		30.000%	3.2880%	Fixed(5)	April 2025	6.93	60-110
A-3	$215,000,000		30.000%	3.2720%	Fixed(5)	November 2025	9.59	110-117
A-4	$325,154,000		30.000%	3.5440%	Fixed(5)	January 2026	9.81	117-119
X-A	$668,954,000	(6)	N/A	1.2980%	Variable(7)	N/A	N/A	N/A
X-B	$97,954,000	(8)	N/A	0.3143%	Variable(9)	N/A	N/A	N/A
A-S	$47,782,000		25.000%	3.9510%	Fixed(5)	January 2026	9.89	119-119
B	$50,172,000		19.750%	4.5953%	WAC(5)	January 2026	9.89	119-119
C	$46,588,000		14.875%	4.5953%	WAC(5)	January 2026	9.89	119-119
Non-Offered Certificates
X-D	$52,560,000	(10)	N/A	1.5953%	Variable(11)	N/A	N/A	N/A
D	$52,560,000		9.375%	3.0000%	Fixed(5)	January 2026	9.89	119-119
E-1(12)(18)(24)	$14,335,000	(13)(19)(25)	7.875%	4.5953%	WAC(5)	February 2026	9.92	119-120
E-2(12)(18)(24)	$14,335,000	(13)(19)(25)	6.375%	4.5953%	WAC(5)	February 2026	9.97	120-120
E(12)	$28,670,000	(13)	6.375%	N/A(14)	N/A(14)	February 2026	9.95	119-120
F-1(15)(18)(24)	$4,778,000	(16)(19)(25)	5.875%	4.5953%	WAC(5)	February 2026	9.97	120-120
F-2(15)(18)(24)	$4,778,000	(16)(19)(25)	5.375%	4.5953%	WAC(5)	February 2026	9.97	120-120
F(15)	$9,556,000	(16)	5.375%	N/A(17)	N/A(17)	February 2026	9.97	120-120
EF(18)	$38,226,000	(19)	5.375%	N/A(20)	N/A(20)	February 2026	9.95	119-120
G-1(21)(24)	$11,348,500	(22)(25)	4.188%	4.5953%	WAC(5)	February 2026	9.97	120-120
G-2(21)(24)	$11,348,500	(22)(25)	3.000%	4.5953%	WAC(5)	February 2026	9.97	120-120
G(21)	$22,697,000	(22)	3.000%	N/A(23)	N/A(23)	February 2026	9.97	120-120
EFG(24)	$60,923,000	(25)	3.000%	N/A(26)	N/A(26)	February 2026	9.96	119-120
H-1(27)	$14,334,677	(28)	1.500%	4.5953%	WAC(5)	February 2028	11.44	120-144
H-2(27)	$14,334,677	(28)	0.000%	4.5953%	WAC(5)	February 2028	11.97	144-144
H(27)	$28,669,354	(28)	0.000%	N/A(29)	N/A(29)	February 2028	11.71	120-144
V(30)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(31)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The approximate initial credit support percentage set forth for the Class E certificates represents the approximate initial credit support for the underlying Class E-2 trust component. The approximate initial credit support percentage set forth for the Class F certificates represents the approximate initial credit support for the underlying Class F-2 trust component. The approximate initial credit support percentage set forth for the Class EF certificates represents the approximate initial credit support for the underlying Class F-2 trust component. The approximate initial credit support percentage set forth for the Class G certificates represents the approximate initial credit support for the underlying Class G-2 trust component. The approximate initial credit support percentage set forth for the Class EFG certificates represents the approximate initial credit support for the underlying Class G-2 trust component. The approximate initial credit support percentage set forth for the Class H certificates represents the approximate initial credit support for the underlying Class H-2 trust component.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class D certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table. The pass-through rates for the Class B, Class C, Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

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(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	A holder of Class E-1 and Class E-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class E certificates, and a holder of Class E certificates may exchange that class for a ratable portion of each class of the Class E-1 and Class E-2 certificates.

(13)	On the closing date, the issuing entity will issue the Class E-1 and Class E-2 trust components (collectively, the “Class E trust components”), which will have outstanding certificate balances on the closing date of $14,335,000 and $14,335,000, respectively. The Class E-1 and Class E-2 certificates and the Class E certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class E-1, Class E-2 and Class E certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class E-1 and Class E-2 trust components. Following any exchange of Class E-1 and Class E-2 certificates for Class E certificates or any exchange of Class E certificates for Class E-1 and Class E-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1 and Class E-2 trust components that is represented by the Class E-1 and Class E-2 certificates and the Class E certificates will be increased or decreased accordingly. The initial balance of each class of the Class E-1 and Class E-2 certificates shown in the table above represents the maximum principal balance of such class without giving effect to any issuance of Class E certificates (and assuming no Class EF or Class EFG certificates are issued). The initial certificate balance of the Class E certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1 and Class E-2 certificates, representing the maximum certificate balance of the Class E certificates that could be issued in an exchange. The principal balance of the Class E-1 and Class E-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class E certificates issued on the closing date.

(14)	The Class E certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1 and Class E-2 trust components. The pass-through rates on the Class E-1 and Class E-2 trust components will at all times be the same as the pass-through rates of the Class E-1 and Class E-2 certificates, respectively. Any distribution of interest to the Class E certificates on the first (1st) distribution date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class E-1 and Class E-2 trust components for the first (1st) distribution date.

(15)	A holder of Class F-1 and Class F-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class F certificates, and a holder of Class F certificates may exchange that class for a ratable portion of each class of the Class F-1 and Class F-2 certificates.

(16)	On the closing date, the issuing entity will issue the Class F-1 and Class F-2 trust components (collectively, the “Class F trust components”), which will have outstanding certificate balances on the closing date of $4,778,000 and $4,778,000, respectively. The Class F-1 and Class F-2 certificates and the Class F certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class F-1, Class F-2 and Class F certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class F-1 and Class F-2 trust components. Following any exchange of Class F-1 and Class F-2 certificates for Class F certificates or any exchange of Class F certificates for Class F-1 and Class F-2 certificates, the percentage interest of the outstanding certificate balances of the Class F-1 and Class F-2 trust components that is represented by the Class F-1 and Class F-2 certificates and the Class F certificates will be increased or decreased accordingly. The initial balance of each class of the Class F-1 and Class F-2 certificates shown in the table above represents the maximum principal balance of such class without giving effect to any issuance of Class F certificates (and assuming no Class EF or Class EFG certificates are issued). The initial certificate balance of the Class F certificates shown in the table above is equal to the aggregate of the maximum initial certificate balance of the Class F-1 and Class F-2 certificates, representing the maximum certificate balance of the Class F certificates that could be issued in an exchange. The principal balance of the Class F-1 and Class F-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class F certificates issued on the closing date.

(17)	The Class F certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class F-1 and Class F-2 trust components. The pass-through rates on the Class F-1 and Class F-2 trust components will at all times be the same as the pass-through rates of the Class F-1 and Class F-2 certificates, respectively. Any distribution of interest to the Class F certificates on the first (1st) distribution date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class F-1 and Class F-2 trust components for the first (1st) distribution date.

(18)	A holder of Class E-1, Class E-2, Class F-1 and Class F-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class EF certificates, and a holder of Class EF certificates may exchange that class for a ratable portion of each class of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates.

(19)	Each class of the Class E-1, Class E-2, Class F-1, Class F-2 and Class EF certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components. Following any exchange of Class E-1, Class E-2, Class F-1 and Class F-2 certificates for Class EF certificates or any exchange of Class EF certificates for Class E-1, Class E-2, Class F-1 and Class F-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components that is represented by the Class E-1, Class E-2, Class F-1 and Class F-2 certificates and the Class EF certificates will be increased or decreased accordingly. The initial balance of each class of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates shown in the table above represents the maximum principal

4

balance of such class without giving effect to any issuance of Class EF certificates (and assuming no Class E, Class F or Class EFG certificates are issued). The initial certificate balance of the Class EF certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates, representing the maximum certificate balance of the Class EF certificates that could be issued in an exchange. The principal balance of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class EF certificates issued on the closing date.

(20)	The Class EF certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1, Class E-2, Class F-1 and Class F-2 trust components. Any distribution of interest to the Class EF certificates on the first distribution date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class E-1, Class E-2, Class F-1 and Class F-2 trust components for the first (1st) distribution date.

(21)	A holder of Class G-1 and Class G-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class G certificates, and a holder of Class G certificates may exchange that class for a ratable portion of each class of the Class G-1 and Class G-2 certificates.

(22)	On the closing date, the issuing entity will issue the Class G-1 and Class G-2 trust components (collectively, the “Class G trust components”), which will have outstanding certificate balances on the closing date of $11,348,500 and $11,348,500, respectively. The Class G-1 and Class G-2 certificates and the Class G certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class G-1, Class G-2 and Class G certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class G-1 and Class G-2 trust components. Following any exchange of Class G-1 and Class G-2 certificates for Class G certificates or any exchange of Class G certificates for Class G-1 and Class G-2 certificates, the percentage interest of the outstanding certificate balances of the Class G-1 and Class G-2 trust components that is represented by the Class G-1 and Class G-2 certificates and the Class G certificates will be increased or decreased accordingly. The initial balance of each class of the Class G-1 and Class G-2 certificates shown in the table above represents the maximum principal balance of such class without giving effect to any issuance of Class G certificates (and assuming no Class EFG certificates are issued). The initial certificate balance of the Class G certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class G-1 and Class G-2 certificates, representing the maximum certificate balance of the Class G certificates that could be issued in an exchange. The principal balance of the Class G-1 and Class G-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class G certificates issued on the closing date.

(23)	The Class G certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class G-1 and Class G-2 trust components. The pass-through rates on the Class G-1 and Class G-2 trust components will at all times be the same as the pass-through rates of the Class G-1 and Class G-2 certificates, respectively. Any distribution of interest to the Class G certificates on the first (1st) distribution date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class G-1 and Class G-2 trust components for the first (1st) distribution date.

(24)	A holder of Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class EFG certificates, and a holder of Class EFG certificates may exchange that Class EFG for a ratable portion of each class of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates.

(25)	Each class of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2 and Class EFG certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components. Following any exchange of Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates for Class EFG certificates or any exchange of Class EFG certificates for Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, the percentage interest of the outstanding certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components that is represented by the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates and the Class EFG certificates will be increased or decreased accordingly. The initial balance of each class of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates shown in the table above represents the maximum principal balance of such class without giving effect to any issuance of Class EFG certificates (and assuming no Class E, Class F, Class EF or Class G certificates are issued). The initial certificate balance of the Class EFG certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, representing the maximum certificate balance of the Class EFG certificates that could be issued in an exchange. The principal balance of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class EFG certificates issued on the closing date.

(26)	The Class EFG certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components. Any distribution of interest to the Class EFG certificates on the first distribution date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 trust components for the first (1st) distribution date.

(27)	A holder of Class H-1 and Class H-2 certificates may exchange such classes of certificates (on an aggregate basis) for a related amount of Class H certificates, and a holder of Class H certificates may exchange that class for a ratable portion of each class of the Class H-1 and Class H-2 certificates.

(28)	On the closing date, the issuing entity will issue the Class H-1 and Class H-2 trust components (collectively, the “Class H trust components”), which will have outstanding certificate balances on the closing date of $14,334,677 and $14,334,677, respectively. The Class H-1 and Class H-2 certificates and the Class H certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class H-1, Class H-2 and Class H certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class H-1 and Class H-2 trust components. Following any exchange of Class H-1 and Class H-2 certificates for Class H certificates or any exchange of Class H certificates for Class H-1 and Class H-2 certificates, the percentage interest of the outstanding certificate balances of the Class H-1 and Class H-2 trust components that is represented by the Class H-1 and Class H-2 certificates and the Class H certificates will be increased or decreased accordingly. The initial balance of each class of the Class H-1 and Class H-2 certificates shown in the table above represents the maximum principal balance of such class without giving effect to any issuance of Class H certificates . The initial certificate balance of the Class H certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class H-1 and Class H-2 certificates, representing the maximum certificate balance of the Class H certificates that could be issued in an exchange. The principal balance of the Class H-1 and Class H-2 certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class H certificates issued on the closing date.

(29)	The Class H certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its percentage interests in the Class H-1 and Class H-2 trust components. The pass-through rates on the Class H-1 and Class H-2 trust components will at all times be the same as the pass-through rates of the Class H-1 and Class H-2 certificates, respectively. Any distribution of interest to the Class H certificates on the first distribution

5

date is expected to be in an amount that would produce an effective pass-through rate equal to approximately 4.5953% per annum, which would be equal to the weighted average of the pass-through rates of the Class H-1 and Class H-2 trust components for the first (1st) distribution date.

(30)	The Class V certificates will not have a certificate balance, notional amount, credit support level or pass-through rate. The Class V certificates will only be entitled to distributions of excess interest accrued on any mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

(31)	The Class R certificates will not have a certificate balance, notional amount, credit support level or pass-through rate. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

6

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	23
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
General	58
A Tenant Concentration May Result in Increased Losses	58
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	59
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	59
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	59
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	60
Early Lease Termination Options May Reduce Cash Flow	60
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	61
Retail Properties Have Special Risks	61
Office Properties Have Special Risks	63
Multifamily Properties Have Special Risks	63
Hotel Properties Have Special Risks	65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	67
Self Storage Properties Have Special Risks	67
Industrial Properties Have Special Risks	68
Cold Storage Properties Have Special Risks	69
Manufactured Housing Community Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Condominium Ownership May Limit Use and Improvements	71
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	72
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	73
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	74
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	75
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	75
Risks Related to Zoning Non-Compliance and Use Restrictions	77
Risks Relating to Inspections of Properties	78
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	78
Insurance May Not Be Available or Adequate	78
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	79
Terrorism Insurance May Not Be Available for All Mortgaged Properties	79
Risks Associated with Blanket Insurance Policies or Self-Insurance	81
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	81

7

Limited Information Causes Uncertainty	81
Historical Information	81
Ongoing Information	81
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	82
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	82
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	83
Static Pool Data Would Not Be Indicative of the Performance of this Pool	83
Appraisals May Not Reflect Current or Future Market Value of Each Property	84
Seasoned Mortgage Loans Present Additional Risk of Repayment	85
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	85
The Borrower’s Form of Entity May Cause Special Risks	86
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	87
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	88
Other Financings or Ability to Incur Other Indebtedness Entails Risk	89
Tenancies-in-Common May Hinder Recovery	90
Risks Relating to Enforceability of Cross-Collateralization	90
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	91
Risks Associated with One Action Rules	91
State Law Limitations on Assignments of Leases and Rents May Entail Risks	91
Various Other Laws Could Affect the Exercise of Lender’s Rights	92
Risks of Anticipated Repayment Date Loans	92
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	92
Risks Related to Ground Leases and Other Leasehold Interests	94
Increases in Real Estate Taxes May Reduce Available Funds	95
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	95
Risks Related to Conflicts of Interest	95
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	95
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	97
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	98
Potential Conflicts of Interest of the Operating Advisor	99
Potential Conflicts of Interest of the Asset Representations Reviewer	100
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	101
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	102
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	103
Other Potential Conflicts of Interest May Affect Your Investment	103
Other Risks Relating to the Certificates	104
The Certificates Are Limited Obligations	104
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	104
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	104

8

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	106
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	108
General	108
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	109
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	110
Losses and Shortfalls May Change Your Anticipated Yield	110
Risk of Early Termination	111
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	111
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	112
You Have Limited Voting Rights	112
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	112
You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	113
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	114
Risks Relating to Modifications of the Mortgage Loans	115
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	116
Risks Relating to Interest on Advances and Special Servicing Compensation	117
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	117
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	117
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	118
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	118
Tax Considerations Relating to Foreclosure	118
REMIC Status	119
Material Federal Tax Considerations Regarding Original Issue Discount	119
Description of the Mortgage Pool	120
General	120
Certain Calculations and Definitions	121
Definitions	121
Mortgage Pool Characteristics	131
Overview	131
Property Types	132
Retail Properties	133
Multifamily Properties	134
Hotel Properties	134
Self Storage Properties	136
Mixed Use Properties	136
Industrial Properties	136
Manufactured Housing Community Properties	136
Specialty Use Concentrations	137
Significant Mortgage Loans and Significant Obligors	137

9

Mortgage Loan Concentrations	138
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	138
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	138
Geographic Concentrations	140
Mortgaged Properties With Limited Prior Operating History	140
Tenancies-in-Common	141
Condominium Interests	141
Fee & Leasehold Estates; Ground Leases	142
Environmental Considerations	143
Redevelopment, Renovation and Expansion	145
Assessment of Property Value and Condition	147
Litigation and Other Considerations	147
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	147
Tenant Issues	148
Tenant Concentrations	148
Lease Expirations and Terminations	148
Expirations	148
Terminations	149
Purchase Options and Rights of First Refusal	152
Insurance Considerations	153
Use Restrictions	154
Appraised Value	154
Non-Recourse Carveout Limitations	155
Delinquency Information	156
Certain Terms of the Mortgage Loans	157
Amortization of Principal	157
Due Dates; Mortgage Rates; Calculations of Interest	157
ARD Loan	158
Prepayment Protections and Certain Involuntary Prepayments	158
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	160
Defeasance	161
Partial Releases	161
Escrows	164
Mortgaged Property Accounts	165
Exceptions to Underwriting Guidelines	167
Additional Indebtedness	167
General	167
Whole Loans	168
Mezzanine Indebtedness	168
Other Unsecured Indebtedness	170
The Whole Loans	171
General	171
The Serviced Pari Passu Whole Loans	173
The Princeton Pike Corporate Center Whole Loan	173
The Le Meridien Cambridge MIT Whole Loan	176
The Non-Serviced Pari Passu Whole Loans	179
The Ellenton Premium Outlets Whole Loan	179
The University West Apartments Whole Loan	182
The Non-Serviced Pari Passu-AB Whole Loans	186
The Penn Square Mall Whole Loan	186
The GLP Industrial Portfolio A Whole Loan	195
Additional Information	203
Transaction Parties	204
The Sponsors and Mortgage Loan Sellers	204
Bank of America, National Association	204

10

Bank of America’s Commercial Mortgage Loan Underwriting Standards	204
Review of Bank of America Mortgage Loans	210
Repurchases and Replacements	212
Retained Interests in This Securitization	216
Morgan Stanley Mortgage Capital Holdings LLC	216
MSMCH’s Commercial Mortgage Securitization Program	216
MSMCH’s Underwriting Standards	217
Review of MSMCH Mortgage Loans	221
Repurchases and Replacements	223
Retained Interests in This Securitization	225
Morgan Stanley Bank, N.A.	225
Morgan Stanley Bank’s Commercial Mortgage Origination Program	225
Morgan Stanley Bank’s Underwriting Standards	225
CIBC Inc.	230
CIBC’s Commercial Mortgage Securitization Program	230
CIBC’s Underwriting Guidelines and Processes	231
Exceptions to CIBC’s Disclosed Underwriting Guidelines	235
Review of CIBC Mortgage Loans	235
Repurchases and Replacements	237
Retained Interests in This Securitization	239
Starwood Mortgage Funding III LLC	239
General	239
Starwood’s Securitization Program	239
Review of SMF III Mortgage Loans	239
Starwood’s Underwriting Guidelines and Processes	241
Exceptions to Starwood’s Disclosed Underwriting Guidelines	244
Servicing	244
Compliance with Rule 15Ga-1 under the Exchange Act	244
Retained Interests in This Securitization	245
The Originators	245
The Depositor	245
The Issuing Entity	246
The Trustee	246
The Certificate Administrator	248
The Master Servicer	250
The Special Servicer	253
The Operating Advisor	256
The Asset Representations Reviewer	256
Description of the Certificates	258
General	258
Distributions	267
Method, Timing and Amount	267
Available Funds	268
Priority of Distributions	269
Pass-Through Rates	275
Interest Distribution Amount	277
Principal Distribution Amount	278
Certain Calculations with Respect to Individual Mortgage Loans	280
Excess Interest	281
Application Priority of Mortgage Loan Collections or Whole Loan Collections	281
Allocation of Yield Maintenance Charges and Prepayment Premiums	284
Assumed Final Distribution Date; Rated Final Distribution Date	285
Prepayment Interest Shortfalls	286
Subordination; Allocation of Realized Losses	287
Reports to Certificateholders; Certain Available Information	292
Certificate Administrator Reports	292

11

Information Available Electronically	297
Voting Rights	301
Delivery, Form, Transfer and Denomination	302
Book-Entry Registration	302
Definitive Certificates	305
Certificateholder Communication	305
Access to Certificateholders’ Names and Addresses	305
Requests to Communicate	305
List of Certificateholders	306
Description of the Mortgage Loan Purchase Agreements	306
General	306
Dispute Resolution Provisions	313
Asset Review Obligations	313
Pooling and Servicing Agreement	314
General	314
Assignment of the Mortgage Loans	314
Servicing Standard	315
Sub-Servicing	316
Advances	317
P&I Advances	317
Servicing Advances	318
Nonrecoverable Advances	318
Recovery of Advances	319
Accounts	321
Withdrawals from the Collection Account	323
Servicing and Other Compensation and Payment of Expenses	325
General	325
Master Servicing Compensation	330
Special Servicing Compensation	332
Disclosable Special Servicer Fees	335
Certificate Administrator and Trustee Compensation	336
Operating Advisor Compensation	336
Asset Representations Reviewer Compensation	337
CREFC® Intellectual Property Royalty License Fee	338
Appraisal Reduction Amounts	338
Maintenance of Insurance	343
Modifications, Waivers and Amendments	345
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	348
Inspections	350
Collection of Operating Information	350
Special Servicing Transfer Event	350
Asset Status Report	352
Realization Upon Mortgage Loans	355
Sale of Defaulted Loans and REO Properties	357
The Directing Certificateholder	359
General	359
Major Decisions	361
Asset Status Report	363
Replacement of Special Servicer	363
Control Termination Event and Consultation Termination Event	363
Servicing Override	366
Rights of Holders of Companion Loans	366
Limitation on Liability of Directing Certificateholder	367
The Operating Advisor	367
General	367

12

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	368
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	369
Recommendation of the Replacement of the Special Servicer	371
Eligibility of Operating Advisor	371
Other Obligations of Operating Advisor	372
Delegation of Operating Advisor’s Duties	372
Termination of the Operating Advisor With Cause	373
Rights Upon Operating Advisor Termination Event	373
Waiver of Operating Advisor Termination Event	374
Termination of the Operating Advisor Without Cause	374
Resignation of the Operating Advisor	375
Operating Advisor Compensation	375
The Asset Representations Reviewer	375
Asset Review	375
Asset Review Trigger	375
Asset Review Vote	377
Review Materials	377
Asset Review	378
Eligibility of Asset Representations Reviewer	380
Other Obligations of Asset Representations Reviewer	380
Delegation of Asset Representations Reviewer’s Duties	381
Assignment of Asset Representations Reviewer’s Rights and Obligations	381
Asset Representations Reviewer Termination Events	381
Rights Upon Asset Representations Reviewer Termination Event	382
Termination of the Asset Representations Reviewer Without Cause	382
Resignation of Asset Representations Reviewer	383
Asset Representations Reviewer Compensation	383
Replacement of Special Servicer Without Cause	383
Termination of Master Servicer and Special Servicer for Cause	386
Servicer Termination Events	386
Rights Upon Servicer Termination Event	387
Waiver of Servicer Termination Event	388
Resignation of the Master Servicer and Special Servicer	389
Limitation on Liability; Indemnification	389
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	392
Dispute Resolution Provisions	392
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	392
Repurchase Request Delivered by a Party to the PSA	393
Resolution of a Repurchase Request	393
Mediation and Arbitration Provisions	395
Servicing of the Non-Serviced Mortgage Loans	396
Rating Agency Confirmations	406
Evidence as to Compliance	408
Limitation on Rights of Certificateholders to Institute a Proceeding	409
Termination; Retirement of Certificates	410
Amendment	411
Resignation and Removal of the Trustee and the Certificate Administrator	412
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	413
Certain Legal Aspects of Mortgage Loans	413
General	416
Types of Mortgage Instruments	416
Leases and Rents	417
Personalty	417

13

Foreclosure	417
General	417
Foreclosure Procedures Vary from State to State	418
Judicial Foreclosure	418
Equitable and Other Limitations on Enforceability of Certain Provisions	418
Nonjudicial Foreclosure/Power of Sale	418
Public Sale	419
Rights of Redemption	420
Anti-Deficiency Legislation	420
Leasehold Considerations	421
Cooperative Shares	421
Bankruptcy Laws	421
Environmental Considerations	427
General	427
Superlien Laws	427
CERCLA	427
Certain Other Federal and State Laws	427
Additional Considerations	428
Due-on-Sale and Due-on-Encumbrance Provisions	428
Subordinate Financing	429
Default Interest and Limitations on Prepayments	429
Applicability of Usury Laws	429
Americans with Disabilities Act	429
Servicemembers Civil Relief Act	430
Anti-Money Laundering, Economic Sanctions and Bribery	430
Potential Forfeiture of Assets	430
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	431
Pending Legal Proceedings Involving Transaction Parties	432
Use of Proceeds	433
Yield and Maturity Considerations	433
Yield Considerations	433
General	433
Rate and Timing of Principal Payments	433
Losses and Shortfalls	434
Certain Relevant Factors Affecting Loan Payments and Defaults	435
Delay in Payment of Distributions	436
Yield on the Certificates with Notional Amounts	436
Weighted Average Life	436
Pre-Tax Yield to Maturity Tables	441
Material Federal Income Tax Considerations	446
General	446
Qualification as a REMIC	447
Status of Offered Certificates	448
Taxation of Regular Interests	449
General	449
Original Issue Discount	449
Acquisition Premium	451
Market Discount	451
Premium	452
Election To Treat All Interest Under the Constant Yield Method	453
Treatment of Losses	453
Yield Maintenance Charges and Prepayment Premiums	454
Sale or Exchange of Regular Interests	454
Taxes That May Be Imposed on a REMIC	455
Prohibited Transactions	455

14

Contributions to a REMIC After the Startup Day	455
Net Income from Foreclosure Property	455
Bipartisan Budget Act of 2015	456
Taxation of Certain Foreign Investors	456
FATCA	457
Backup Withholding	457
Information Reporting	457
3.8% Medicare Tax on “Net Investment Income”	458
Reporting Requirements	458
Certain State and Local Tax Considerations	458
Method of Distribution (Underwriter)	459
Incorporation of Certain Information by Reference	462
Where You Can Find More Information	462
Financial Information	462
Certain ERISA Considerations	463
General	463
Plan Asset Regulations	463
Administrative Exemptions	464
Insurance Company General Accounts	465
Legal Investment	466
Legal Matters	467
Ratings	467
Index of Defined Terms	469

15

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Top Fifteen Mortgage Loans or Groups of Cross Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F-1:	Amortization Schedule – Princeton Pike Corporate Center	F-1-1
Annex F-2:	Amortization Schedule – Princeton South Corporate Center	F-2-1
Annex G:	The Exchangeable Certificates and Exchangeable Combined Certificates	G-1

16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SECURITIES AND EXCHANGE COMMISSION AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR REGARDING THE OFFERED CERTIFICATES.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

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Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;

•	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the percentage of the initial pool balance set forth on Annex A-1; and

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety (90) days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN

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UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

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NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

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THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28, Commercial Mortgage Pass-Through Certificates, Series 2016-C28.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation and a wholly-owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	Bank of America, National Association, a national banking association

•	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

•	CIBC Inc., a Delaware corporation

•	Starwood Mortgage Funding III LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired, and will transfer to the depositor, the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	18	$466,048,750	48.8%
Bank of America, National Association	12	$332,646,635	34.8%
CIBC Inc.	7	$91,506,391	9.6%
Starwood Mortgage Funding III LLC	5	$65,446,578	6.8%
Total	42	$955,648,355	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originator	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Ellenton Premium Outlets, representing approximately 7.5% of the initial pool balance, was originated by UBS Real Estate Securities Inc. and subsequently purchased by Bank of America, National Association. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—The Ellenton Premium Outlets Mortgage Loan”.

Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, originated (or, with respect to the mortgage loan identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the initial pool balance, originated in conjunction with a third party (Column Financial Inc.)), all of the mortgage loans with respect to which Morgan Stanley Mortgage Capital Holdings LLC is acting as the mortgage loan seller, representing approximately 48.8% of the initial pool balance.

Starwood Mortgage Capital LLC, which wholly owns Starwood Mortgage Funding III LLC, originated all mortgage loans being sold by Starwood Mortgage Funding III LLC into this securitization.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be primarily responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan that is serviced under a separate pooling and servicing agreement, as indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below (referred to herein as “non-serviced whole loans”)). The principal west coast commercial mortgage master servicing offices of the master servicer are located at

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MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of the master servicer are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	C-III Asset Management LLC will act as special servicer with respect to the mortgage loans and the related companion loans (other than any excluded special servicer loan) and other than any mortgage loan that is part of a non-serviced whole loan. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal place of business of the special servicer is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

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The special servicer was appointed to be the special servicer by C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. (“C-III Fund IV”) or an affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	U.S. Bank National Association, a national banking association, will act as trustee. The corporate trust offices of U.S. Bank National Association are located at 190 S. LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C, Chicago, Illinois 60603, Attention: MSBAM 2016-C28. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The

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operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, all classes of certificates, collectively, within the grouping of control eligible certificates that relates to the controlling trust components. The “controlling trust components” are, collectively, the most subordinate pair of trust components having the same alphabetical designation with an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such trust components, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts”, at least equal to 25% of the

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aggregate initial certificate balance of such trust components; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling trust components will be the most subordinate pair of trust components that have an aggregate certificate balance greater than zero without regard to any Appraisal Reduction Amounts. As of the closing date, the controlling trust components will be the Class H trust components, and the controlling class as of the closing date will be, collectively, the Class H-1 certificates and the Class H-2 certificates and, to the extent any Class H-1 certificates and Class H-2 certificates have been exchanged for Class H certificates, the Class H certificates. Notwithstanding the preceding sentence, during such time as the Class E-1 and Class E-2 certificates and, to the extent any Class E-1 and Class E-2 certificates have been exchanged for Class E, Class EF or Class EFG certificates, the Class E, Class EF or Class EFG certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, funds and/or accounts managed by C-III Fund IV or an affiliate, will purchase a portion of the Class D certificates as well as the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates (and may purchase certain other classes of certificates), and that C-III Fund IV or an affiliate, will be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan).

With respect to any serviced subordinate companion loan, during such time as the holders of the subordinate companion loan are no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will generally have the same consent and consultation rights with respect to the related serviced AB mortgage loan as it does for the other mortgage loans in the pool.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction (as of the closing date thereof) and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB

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Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Underwriters	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, CIBC World Markets Corp. and Drexel Hamilton, LLC are the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Bank of America, National Association, a sponsor and mortgage loan seller, and Banc of America Merrill Lynch Large Loan Inc., the depositor. Morgan Stanley & Co. LLC is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a sponsor and mortgage loan seller, and Morgan Stanley Bank, N.A., an originator. CIBC World Markets Corp. is an affiliate of CIBC Inc., a sponsor and mortgage loan seller. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter)”, subject to certain conditions.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

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Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2016 (or, in the case of any mortgage loan that has its first (1st) due date in March 2016, the date that would have been its due date in February 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 25, 2016.

Distribution Date	The fourth (4th) business day following each determination date. The first (1st) distribution date will be in March 2016.

Determination Date	The eleventh (11th) day of each month or, if the eleventh (11th) day is not a business day, then the business day immediately following such eleventh (11th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2020
Class A-2	February 2021
Class A-SB	April 2025
Class A-3	November 2025
Class A-4	January 2026
Class X-A	N/A
Class X-B	N/A
Class A-S	January 2026
Class B	January 2026
Class C	January 2026

The rated final distribution date will be the distribution date in January 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C28:

	•	Class A-1

	•	Class A-2

	•	Class A-SB

	•	Class A-3

	•	Class A-4

	•	Class X-A

	•	Class X-B

	•	Class A-S

	•	Class B

	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx.% of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$25,700,000	2.689%	30.000%
Class A-2	$43,800,000	4.583%	30.000%
Class A-SB	$59,300,000	6.205%	30.000%
Class A-3	$215,000,000	22.498%	30.000%
Class A-4	$325,154,000	34.024%	30.000%
Class X-A	$668,954,000	N/A	N/A
Class X-B	$97,954,000	N/A	N/A
Class A-S	$47,782,000	5.000%	25.000%
Class B	$50,172,000	5.250%	19.750%
Class C	$46,588,000	4.875%	14.875%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.5310%
Class A-2	2.6400%
Class A-SB	3.2880%
Class A-3	3.2720%
Class A-4	3.5440%
Class X-A	1.2980%
Class X-B	0.3143%
Class A-S	3.9510%
Class B	4.5953%
Class C	4.5953%

	(1)	The pass-through rates for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S certificates will, in each case, be at all times equal to the fixed rate per annum opposite such class in the table above. The pass-through rates for the Class B and Class C certificates for any distribution date will, in each case, be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve (12) 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

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For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a servicing fee or a special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than, with respect to the special servicing fee only, any non-serviced mortgage loan), the serviced pari passu companion loans and any related REO loans. Solely with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or sub-servicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced pari passu companion loans and serviced subordinate companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00625% to 0.06500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced pari passu companion loans as to which a special servicing transfer event has occurred (including any REO loans) at the special servicing fee rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced pari passu companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

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The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00628%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding each non-serviced mortgage loan) at a rate equal to (i) 0.0020% per annum with respect to each mortgage loan and REO loan (other than the Princeton Pike Corporate Center mortgage loan and Le Meridien Cambridge MIT mortgage loan), (ii) 0.0050% per annum with respect to the Princeton Pike Corporate Center mortgage loan, and (iii) 0.0070% per annum with respect to the Le Meridien Cambridge MIT mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan, but excluding each companion loan) at a per annum rate equal to 0.00026%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including its investor reporting package. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—General”.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

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With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Pari Passu Loan Primary Servicing Fee Rate	Special Servicing Fee Rate
Penn Square Mall	0.00250%	0.250%
Ellenton Premium Outlets	0.00250%	0.250%
GLP Industrial Portfolio A	0.00125%	0.125%
University West Apartments	0.00500%	0.250%

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

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Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: (i) (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB ,Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata, based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed loss at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance

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has been reduced to zero; and (c) to reimburse the Class B certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed loss at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed loss at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D certificates and other than the Class R and Class V certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one (1) full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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D. Subordination, Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the balance of each such class to zero; provided that mortgage loan losses with respect to a serviced AB whole loan will be allocated first to the related subordinate companion loan to the extent set forth in the related intercreditor agreement, then, to the certificates entitled to distributions of principal in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) as set forth in the chart below; provided, further, that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, X-B and X-D certificates are interest-only certificates.
(2)	The Class X-D certificates are non-offered certificates.
(3)	Other than the Class X-D certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

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The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) or trust components entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Shortfalls in available funds resulting from any of the foregoing with respect to a serviced AB whole loan will result first in a

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reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan, and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan, which will in turn reduce distributions in respect of the certificates as described above. See “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including each non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest

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advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

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With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-two (42) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred sixty-one (161) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $955,648,355.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-two (42) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan U/W NCF DSCR(1)	Whole Loan U/W NCF DSCR(2)
Penn Square Mall	$90,000,000	9.4%	$116,500,000	$103,500,000	31.3%	47.0%	4.10x	2.73x
Ellenton Premium Outlets	$71,200,000	7.5%	$106,800,000	N/A	53.6%	53.6%	2.43x	2.43x
GLP Industrial Portfolio A	$70,000,000	7.3%	$567,600,000	$328,900,000	30.5%	46.2%	3.97x	2.62x
Princeton Pike Corporate Center	$50,000,000	5.2%	$80,000,000	N/A	65.3%	65.3%	1.38x	1.38x
Le Meridien Cambridge MIT	$30,000,000	3.1%	$42,200,000	N/A	68.1%	68.1%	1.55x	1.55x
University West Apartments	$18,000,000	1.9%	$27,000,000	N/A	74.1%	74.1%	1.45x	1.45x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan.
(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan.

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The Princeton Pike Corporate Center whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

The Le Meridien Cambridge MIT whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate pooling and servicing agreement identified below relating to a related companion loan and each is referred to in this prospectus as a “non-serviced whole loan” or collectively, as the “non-serviced whole loans”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” or collectively, as the “non-serviced mortgage loans” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Controlling Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Penn Square Mall	MSCI 2016-PSQ	9.4%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association

Ellenton Premium Outlets	MSCI 2015-UBS8	7.5%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association

GLP Industrial Portfolio A	CSMC 2015-GLPA	7.3%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association

University West Apartments	MSBAM 2015-C27	1.9%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
Penn Square Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Generally, the representative appointed by the majority holders of the MSCI 2016-PSQ Class D certificates.
Ellenton Premium Outlets	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Situs Holdings, LLC	RREF III Debt AIV, LP or an affiliate thereof
GLP Industrial Portfolio A	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Generally, the representative appointed by 75% of the CSMC 2015-GLPA Class D certificates.
University West Apartments	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Situs Holdings, LLC	Seer Capital Partners Master Fund L.P. or an affiliate thereof

(1)	As of the closing date of the related securitization.

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For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$955,648,355
Number of mortgage loans	42
Number of mortgaged properties	161
Range of Cut-off Date Balances	$2,207,898 to $90,000,000
Average Cut-off Date Balance	$22,753,532
Range of Mortgage Rates	3.842% to 5.400%
Weighted average Mortgage Rate	4.618%
Range of original terms to maturity	60 months to 144 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	58 months to 144 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)(3)	240 months to 360 months
Weighted average original amortization term(2)(3)	357 months
Range of remaining amortization terms(2)(3)	238 months to 360 months
Weighted average remaining amortization term(2)(3)	357 months
Range of Cut-off Date LTV Ratios(4)	30.5% to 75.1%
Weighted average Cut-off Date LTV Ratio(4)	60.8%
Range of LTV Ratios as of the maturity date(4)	30.5% to 70.0%
Weighted average LTV Ratio as of the maturity date(4)	54.8%
Range of U/W NCF DSCRs(4)(5)	1.16x to 4.10x
Weighted average U/W NCF DSCR(4)(5)	1.98x
Range of U/W NOI Debt Yields(4)	7.9% to 19.8%
Weighted average U/W NOI Debt Yield(4)	11.4%
Percentage of Initial Pool Balance consisting of:
Partial IO	54.2%
Full IO	27.0%
Amortizing	18.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes six (6) mortgage loans identified as Penn Square Mall, Ellenton Premium Outlets, GLP Industrial Portfolio A, Stoneleigh on the Lake Apartments, Macy’s Furniture - San Mateo, CA and Walgreens - Sedro Woolley, WA on Annex A-1 to this prospectus, representing approximately 27.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(3)	In the case of two (2) mortgage loans identified as Princeton Pike Corporate Center and Princeton South Corporate Center on Annex A-1 to this prospectus, representing approximately 10.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loans provide for amortization based on the principal payment schedule set forth on Annex F-1 and Annex F-2, respectively, to this prospectus.

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(4)	In the case of the six (6) mortgage loans identified as Penn Square Mall, Ellenton Premium Outlets, GLP Industrial Portfolio A, Princeton Pike Corporate Center, Le Meridien Cambridge MIT and University West Apartments on Annex A-1 to this prospectus, collectively representing approximately 34.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(5)	Debt service coverage ratios are calculated based on annual debt service equal to twelve (12) times the monthly payment in effect as of the cut-off date; provided that (i) in the case of a mortgage loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first (1st) twelve (12) payment periods of the mortgage loan following the cut-off date, (ii) in the case of a mortgage loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, debt service coverage ratios are calculated based on annual debt service equal to the interest payments scheduled to be due on the first (1st) due date following the cut-off date and the eleven (11) due dates thereafter for such mortgage loan and (iii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, debt service coverage ratios are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the twelve (12) payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	With respect to twelve (12) of the mortgaged properties, representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within twenty-five (25) calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within thirty-two (32) calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant.

See “Description of the Mortgage Pool-Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

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Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Ellenton Premium Outlets, representing approximately 7.5% of the initial pool balance, such mortgage loan was originated by UBS Real Estate Securities Inc. and subsequently purchased by Bank of America, National Association, however such mortgage loan was fully re-underwritten in accordance with Bank of America, National Association’s underwriting standards. The mortgage loans to be contributed by MSMCH were originated in accordance with MSMCH’s underwriting standards, except with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the initial pool balance, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank N.A.—Morgan Stanley Bank’s Underwriting Standards”. The mortgage loans to be contributed by CIBC Inc. were originated in accordance with CIBC Inc.’s underwriting standards, except with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Oak Creek Marketplace, representing approximately 1.5% of the initial pool balance, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

• the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through:

• the master servicer’s website initially located at www.wellsfargo.com/com/comintro and may be available to subscribers through the following services:

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• Asset Reviewers, LLC, BlackRock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC, CMBS.com, Inc., Interactive Data Corp., Intex Solutions, Inc., Markit Group Limited and Thomson Reuters Corporation.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (excluding from the aggregate principal balance of the mortgage loans as of the cut-off date, solely for the purposes of this calculation, the mortgage loan identified on Annex A-1 to this prospectus as 40 West Plaza), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use

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reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties). In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such first or highest offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

With respect to each non-serviced mortgage loan, if a related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for such pari passu companion loan and the special servicer under the related pooling and servicing agreement for such pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with such pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two (2) separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the trust consisting of (i) the excess interest (and related amounts in the excess interest distribution account), beneficial ownership of which is represented by the Class V certificates, (ii) the Class E-1 and Class E-2 trust components and the related distribution account, beneficial ownership of which is represented by the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates, (iii) the Class F-1 and Class F-2 trust components and the related distribution account, beneficial ownership of which is represented by the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates, (iv) the Class G-1 and Class G-2 trust components and the related distribution account, beneficial ownership of which is represented by the Class G-1, Class G-2, Class G and EFG certificates and (v) the Class H-1 and Class H-2 trust components and the related distribution account, beneficial

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ownership of which is represented by the Class H-1, Class H-2 Class H certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class X-A, Class X-B and Class C certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;
•	perceptions regarding the safety, convenience and attractiveness of the properties;
•	the characteristics and desirability of the area where the property is located;
•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

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•	the proximity and attractiveness of competing properties;
•	the adequacy of the property’s management and maintenance;
•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
•	an increase in the capital expenditures needed to maintain the properties or make improvements;
•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
•	a decline in the businesses operated by tenants or in their financial condition;
•	an increase in vacancy rates; and
•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
•	demographic factors;
•	consumer confidence;
•	consumer tastes and preferences;
•	political factors;
•	environmental factors;
•	seismic activity risk;
•	retroactive changes in building codes;
•	changes or continued weakness in specific industry segments;
•	location of certain mortgaged properties in less densely populated or less affluent areas; and
•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
•	the quality and creditworthiness of tenants;
•	tenant defaults;
•	in the case of rental properties, the rate at which new rentals occur; and
•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

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A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
•	a significant tenant were to become a debtor in a bankruptcy case;
•	rental payments could not be collected for any other reason; or
•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;
•	more time may be required to re-lease the space; and
•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable

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replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged

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property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
•	if the related borrower fails to provide a designated number of parking spaces,
•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
•	if a tenant’s use is not permitted by zoning or applicable law,
•	if the tenant is unable to exercise an expansion right,
•	if the landlord defaults on its obligations under the lease,
•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

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•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
•	in the case of government sponsored tenants, at any time or for lack of appropriations, or
•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

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The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;
•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;
•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or
•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

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Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
•	the tenant mix, such as the tenants being concentrated in a particular industry or business;
•	the adaptability of the building to changes in the technological needs of the tenants;
•	an adverse change in population, patterns of telecommuting or sharing of office space; and employment growth (which creates demand for office space); and
•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;
•	the ability of management to provide adequate maintenance and insurance;
•	the types of services or amenities that the property provides;
•	the property’s reputation;

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•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
•	the generally short terms of residential leases and the need for continued reletting;
•	rent concessions and month-to-month leases, which may impact cash flow at the property;
•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than twelve (12) months;
•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one (1) year in term), which creates a higher turnover rate than for other types of multifamily properties;
•	restrictions on the age of tenants who may reside at the property;
•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, or guarantees by non-profit entities, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

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•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
•	ability to convert to alternative uses which may not be readily made;
•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

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•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;
•	the public perception of the franchise or hotel chain service mark; and
•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;
•	lack of proximity to apartment complexes or commercial users;
•	apartment tenants moving to single family homes;
•	decline in services rendered, including security;
•	dependence on business activity ancillary to renting units;
•	security concerns;
•	age of improvements; or

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•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;
•	the property becoming functionally obsolete;
•	building design and adaptability;
•	unavailability of labor sources;
•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
•	changes in proximity of supply sources;
•	the expenses of converting a previously adapted space to general use; and
•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage

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of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”, including:

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling-clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

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Substantially all of the customers at the related mortgaged property are in the food industry. The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial properties. See “—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;
•	the physical attributes of the community, including its age and appearance;
•	the location of the manufactured housing property;
•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);
•	the type of services or amenities it provides;
•	any age restrictions;
•	the property’s reputation; and
•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

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Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Condominium Ownership May Limit Use and Improvements”. See Annex A-1 for the five (5) largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

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The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;
•	planning and implementing the rental structure;
•	operating the property and providing building services;
•	managing operating expenses; and
•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable

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cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity (mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, hospitality, industrial and office. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Florida, California, Oklahoma, New Jersey, Texas and Virginia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

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•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or
•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes”.

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See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain

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cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);
•	the reputation, safety, convenience and attractiveness of the property to users;
•	management’s ability to control membership growth and attrition;
•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;
•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
•	the amount of alternative parking spaces in the area;
•	the availability of mass transit; and
•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and

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level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

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In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic

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Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;
•	the title insurer will maintain its present financial strength; or
•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through

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December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six (6) years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100,000,000,000 (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100,000,000 (subject to annual $20,000,000 increases beginning in 2016 until such threshold equals $200,000,000). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the fifteen (15) largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the

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mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Review of Bank of America Mortgage Loans”; “—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”; “—CIBC Inc.—Review of CIBC Mortgage Loans”; and “—Starwood Mortgage Funding III LLC—Review of SMF III Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables,

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including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;
•	potential environmental or other legal liabilities;
•	the availability of refinancing; and
•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

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Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards”; “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding III LLC—Starwood’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans and were originated thirteen (13) months, respectively, prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

•	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
•	the physical condition of the mortgaged properties or improvements may have changed since origination; and
•	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one (1) or two (2) independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

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Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed

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upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

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Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds

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from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;
•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
•	whether and to what extent recourse to the borrower is permitted; and
•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or

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anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
•	the prevailing interest rates;
•	the net operating income generated by the mortgaged property;
•	the fair market value of the related mortgaged property;
•	the borrower’s equity in the related mortgaged property;
•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
•	the borrower’s financial condition;
•	the operating history and occupancy level of the mortgaged property;
•	reductions in applicable government assistance/rent subsidy programs;
•	the tax laws; and
•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in

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bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least twenty (20) years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors and originators, and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have

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tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center and Princeton South Corporate Center, and representing approximately 5.2% and 5.0% of the Initial Pool Balance, respectively, MSMCH, one of the loan sellers, is currently the holder of related mezzanine loans and it is anticipated that MSMCH will be the holder of such related mezzanine loans on the closing date.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the initial holder of the Le Meridien Cambridge MIT serviced companion loan, and the parent of the depositor. In addition, Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator and the initial holder of the Princeton Pike Corporate Center Pari Passu Companion Loans and a Penn Square Mall Non-Serviced Pari Passu Companion Loan. In addition, CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC Inc., a sponsor, a mortgage loan seller and an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to such excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those

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obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged

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properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the initial controlling class representative and/or mortgaged property owners or affiliates of any of those parties.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers,

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the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the initial controlling class representative and/or mortgaged property owners or affiliates of any of those parties.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. or an affiliate thereof will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) or the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan (to the extent known), the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Lead Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
Penn Square Mall	MSCI 2016-PSQ	MSCI 2016-PSQ	Generally, the representative appointed by the majority holders of the MSCI 2016-PSQ Class D certificates.
Ellenton Premium Outlets	MSCI 2015-UBS8	MSCI 2015-UBS8	RREF III Debt AIV, LP or an affiliate thereof
GLP Industrial Portfolio A	CSMC 2015-GLPA	CSMC 2015-GLPA	Generally, the representative appointed by 75% of the CSMC 2015-GLPA Class D certificates.
Princeton Pike Corporate Center	MSBAM 2016-C28	MSBAM 2016-C28	C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. or an affiliate thereof
Le Meridien Cambridge MIT	MSBAM 2016-C28	MSBAM 2016-C28	C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. or an affiliate thereof
University West Apartments	MSBAM 2015-C27	MSBAM 2015-C27	Seer Capital Partners Master Fund L.P. or an affiliate thereof

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to

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the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause for so long as a control termination event does not exist (and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the lead securitization trust indicated in the chart above has certain consent and/or consultation rights with respect to the related whole loan, has similar rights to direct the special servicer under the lead servicing agreement and has no duty to the MSBAM 2016-C28 certificateholders. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower with respect to any mortgage loan (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, such directing certificateholder or majority controlling class certificateholder will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The expected initial investor in a portion of the Class D and the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the

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certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two (2) paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken

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certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.
•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a

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“covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
•	do not represent any assessment of the yield to maturity that a certificateholder may experience;
•	reflect only the views of the respective rating agencies as of the date such ratings were issued;
•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other

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things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five (5) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

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Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;
•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
•	the level of prevailing interest rates;
•	the availability of credit for commercial real estate;
•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
•	the failure to meet certain requirements for the release of escrows;
•	the occurrence of casualties or natural disasters; and
•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to

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maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any

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workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-2 trust component (and correspondingly, to the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 trust component), then the Class H-1 trust component (and correspondingly, to the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 trust component), then the Class G-2 trust component (and correspondingly, to the Class G-2 certificates, the Class G certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 trust component), then the Class G-1 trust component (and correspondingly, to the Class G-1 certificates, the Class G certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 trust component), then the Class F-2 trust component (and correspondingly, to the Class F-2 certificates, the Class F certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 trust component), then the Class F-1 trust component (and correspondingly, to the Class F-1 certificates, the Class F certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 trust component), then the Class E-2 trust component (and correspondingly, to the Class E-2 certificates, the Class E certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 trust component), then the Class E-1 trust component (and correspondingly, to the Class E-1 certificates, the Class E certificates, the Class EF certificates and the Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 trust component), then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S or Class B certificates will result in a corresponding reduction in the notional amount of the Class X-A and Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and other than any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the aggregate certificate balance of the part of the trust components related to the most senior grouping of control eligible certificates, as reduced by the application of appraisal reductions and realized losses, is less than 25% of the initial aggregate certificate balance of such trust components) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the aggregate certificate balance of the part of the trust components related to the senior grouping of control eligible certificates (as reduced by the application of realized losses) is less than 25% of the initial aggregate certificate balance of such trust components) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. In such situations, the issuing entity (as the holder of a non-controlling note) may have limited consultation rights with respect to major decisions

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relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)    may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)     will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect

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of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the (i) Class E-1 and Class E-2 certificates together with the Class E certificates’, the Class EF certificates’ and the Class EFG certificates’ applicable percentage interest of the related Class E-1 and Class E-2 trust components as collectively a single “class” for such purpose of the certificates, (ii) Class F-1 and Class F-2 certificates together with the Class F certificates’, the Class EF certificates’ and the Class EFG certificates’ applicable percentage interest of the related Class F-1 and Class F-2 trust components as collectively a single “class” for such purpose of the certificates, (iii) Class G-1 and Class G-2 certificates together with the Class G certificates’ and Class EFG certificates’ applicable percentage interest of the related Class G-1 and Class G-2 trust components as collectively a single “class” for such purpose of the certificates, and (iv) Class H-1 and Class H-2 certificates together with the Class H certificates’ applicable percentage interest of the related Class H-1 and Class H-2 trust components as collectively a single “class” for such purpose of the certificates ) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the (i) Class E-1 and Class E-2 certificates together with the Class E certificates’, the Class EF certificates’ and the Class EFG certificates’ applicable percentage interest of the related Class E-1 and Class E-2 trust components as collectively a single “class” for such purpose of the certificates, (ii) Class F-1 and Class F-2 certificates together with the Class F certificates’, the Class EF certificates’ and the Class EFG certificates’ applicable percentage interest of the related Class F-1 and Class F-2 trust components as collectively a single “class” for such purpose of the certificates, (iii) Class G-1 and Class G-2 certificates together with the Class G certificates’ and Class EFG certificates’ applicable percentage interest of the related Class G-1 and Class G-2 trust components as collectively a single “class” for such purpose of the certificates, and (iv) Class H-1 and Class H-2 certificates together with the Class H certificates’ applicable percentage interest of the related Class H-1 and Class H-2 trust components as collectively a single “class” for such purpose of the certificates). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to the mortgage loan that is subject to a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate

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companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
•	may act solely in its own interests, without regard to your interests;
•	do not have any duties to any other person, including the holders of any class of certificates;
•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special

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servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (except that the repurchase and substitution obligations of Starwood Mortgage Funding III LLC will also be guaranteed by Starwood Mortgage Capital LLC). Neither we nor any of our affiliates (other than Bank of America, National Association, as sponsor, with respect to the mortgage loans it will contribute to the trust) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings

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of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot

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assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special

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servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-two (42) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $955,648,355 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2016 (or, in the case of any Mortgage Loan that has its first (1st) due date in March 2016, the date that would have been its due date in February 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) of the Mortgage Loans, representing approximately 34.4% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General”) for this transaction.

The Mortgage Loans and Whole Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approximate % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	18	132	$466,048,750	48.8%
Bank of America, National Association	12	12	$332,646,635	34.8%
CIBC Inc.	7	7	$91,506,391	9.6%
Starwood Mortgage Funding III LLC	5	10	$65,446,578	6.8%
Total	42	161	$955,648,355	100.0%

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community real property (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 25, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a Subordinate Companion Loan is calculated without regard to any related Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, twelve (12) times the monthly payment in effect as of the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means twelve (12) times the average of the principal and interest payments for the first (1st) twelve (12) payment periods of the Mortgage Loan following the Cut-off Date;

•	in the case of a Mortgage Loan that provides for interest-only payments through its maturity or its anticipated repayment date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first (1st) due date following the Cut-off Date and the eleven (11) due dates thereafter for such Mortgage Loan;

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means twelve (12) times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value as well as “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable

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mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, the Appraised Value of $2,090,000,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $1,995,800,000, representing a 4.7% portfolio premium. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

In the case of certain of the Mortgage Loans, the Loan-to-Value Ratio for such Mortgage Loans has been calculated based on the “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third

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parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hotel, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest only.

“IO Period U/W NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date. With respect to any mortgage loan that is part of a Serviced AB Whole Loan, the Loan Per Unit is calculated without regard to the subordinate companion loan and is based solely on the Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any Mortgage Loan that is part of a Whole Loan or Non-Serviced Whole Loan, the Loan Per Unit is calculated with regard to both the Serviced Pari Passu Companion Loan (or Non-Serviced Pari Passu Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, but without regard to any Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“Loan-to-Value Ratio”, “Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, “Cut-off Date LTV Ratio”, “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

•	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, Loan-to-Value Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, Loan-to-Value Ratios were calculated without regard to any related Subordinate Companion Loan).

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•	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratios at Maturity or ARD were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan (however, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan).

In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. In the case of certain of the Mortgage Loans, the Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loans has been calculated, in certain cases, based on the “as-complete” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. For further description, see the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Loan-to-Value Ratio at Maturity or ARD was calculated using the related “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other than “As-Is”)	Maturity Date LTV Ratio (Other than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Holiday Inn Express - Orlando, FL	0.8%	69.5%	57.4%	$11,500,000(1)	86.9%	71.7%	$9,200,000

(1)    Reflects an “as-is market value based on a hypothetical condition” as of November 1, 2015 that assumes the completion as of such date of property improvement plan renovations and capital improvements that are actually anticipated to be completed at the related Mortgaged Property in February 2017. The appraisal also provides an “as-is” value of $9,200,000 that assumes such renovations and capital improvements will be completed during the first year of the projection period and incorporates a capital deduction in such year for the related estimated costs. The appraisal also provides a “prospective market value upon stabilization” of $12,300,000 as of November 1, 2017. The appraised values and LTV Ratios used in this prospectus for such Mortgage Loan are (or are based on) the “as-is market value based on a hypothetical condition”, except where otherwise expressly specified.

“Mortgage Rate” with respect to each mortgage loan, or Whole Loan and any Interest Accrual Period, means the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1 to this prospectus); provided, that for purposes of calculating the Net Mortgage Rate and the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash

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items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property. We identify the Mortgaged Properties that have “master leases”, the square footage represented by each master lease and the rental rate represented by each master lease in Annex A-1 and Annex A-3 to this prospectus and, if applicable to the Mortgaged Properties securing the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, in Annex A-3 to this prospectus.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the Initial Pool Balance, the sponsor, Global Logistics Properties Limited, acquired the Mortgaged Properties securing the Mortgage Loan from Industrial Income Trust Inc. (“IIT”), a public, nontraded REIT, in November 2015. With respect to such Mortgaged Properties, “Occupancy” means, for historical periods, the average occupancy for the year, or for Mortgaged Properties acquired by IIT during the year, the average occupancy for the portion of the year that such Mortgaged Property was owned by IIT.

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“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“DEF / @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“DEF / YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“DEF / YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hotel, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

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“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing twelve (12) months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

•	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

•	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

•	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

•	salaries, wages and benefits;

•	the costs of utilities;

•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged property;

•	real estate taxes;

•	general and administrative expenses; and

•	ground lease payments, and other costs,

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but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, “U/W DSCR”, “U/W NCF DSCR”, “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, “Underwritten NCF DSCR”, “U/W NCF DSCR”, “U/W DSCR”, “Underwritten Debt Service Coverage Ratio”, “Debt Service Coverage Ratio” or “DSCR” means, with respect to any mortgage loan, (a) the Underwritten Net Cash Flow for the related mortgaged property or mortgaged properties, divided by (b) the Annual Debt Service for such mortgage loan. For purposes of the information presented in this prospectus, the Debt Service Coverage Ratio (unless otherwise indicated) with respect to (a) any mortgage loan that is part of a Serviced AB Whole Loan, reflects solely the Annual Debt Service payable under the mortgage loan included in the issuing entity, without regard to the Subordinate Companion Loan, (b) any mortgage loan that is otherwise part of a Whole Loan, reflects the Annual Debt Service payable under both the Serviced Pari Passu Companion Loan (or Non-Serviced Pari Passu Companion Loan, as applicable) and the mortgage loan included in the issuing entity, without regard to any Serviced Subordinate Companion Loan or Non-Serviced Subordinate Companion Loan and (c) any mortgage loan contained in any group of cross-collateralized mortgage loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the mortgaged properties securing such group and the aggregate Annual Debt Service payable under all mortgage loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “U/W NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease”.

“Underwritten Net Operating Income” or “U/W NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

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In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any mortgage loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Serviced AB Whole Loan, the calculation of the U/W NOI Debt Yield is calculated without regard to the Subordinate Companion Loan and is based solely on the Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any Mortgage Loan that is otherwise part of a Whole Loan, the calculation of the U/W NOI Debt Yield is calculated with regard to both the Serviced Pari Passu Companion Loan (or Non-Serviced Pari Passu Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, but without regard to any Subordinate Companion Loan, unless otherwise indicated. With respect to any mortgage loan in any group of cross-collateralized Mortgage Loans, U/W NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“U/W EGI” or “Underwritten EGI” with respect to any mortgaged property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“U/W NCF Debt Yield” means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property divided by the Cut-off Date Balance for the related Mortgage Loan. With respect to any Mortgage Loan that is part of a Serviced AB Whole Loan, the calculation of the U/W NCF Debt Yield is calculated without regard to the Subordinate Companion Loan and is based solely on the Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any Mortgage Loan that is otherwise part of a Whole Loan, the calculation of the U/W NCF Debt Yield is calculated with regard to both the Serviced Pari Passu Companion Loan (or Non-Serviced Pari Passu Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, but without regard to any Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, U/W NCF Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and

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the aggregate Underwritten Net Cash Flow of all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“U/W NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Serviced AB Whole Loan, Annual Debt Service is calculated without regard to the Subordinate Companion Loan and is based solely on the Mortgage Loan included in the issuing entity, unless otherwise indicated. With respect to any mortgage loan that is otherwise part of a Whole Loan, Annual Debt Service is calculated with regard to both the Serviced Pari Passu Companion Loan (or Non-Serviced Pari Passu Companion Loan, as applicable) and the related Mortgage Loan included in the issuing entity, but without regard to any Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, U/W NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“U/W Revenue” or “Underwritten Revenue” with respect to any mortgage loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (d) in the case of certain Mortgaged Properties operating as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$955,648,355
Number of Mortgage Loans	42
Number of Mortgaged Properties	161
Range of Cut-off Date Balances	$2,207,898 to $90,000,000
Average Cut-off Date Balance	$22,753,532
Range of Mortgage Rates	3.842% to 5.400%
Weighted average Mortgage Rate	4.618%
Range of original terms to maturity	60 months to 144 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	58 months to 144 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)(3)	240 months to 360 months
Weighted average original amortization term(2)(3)	357 months
Range of remaining amortization terms(2)(3)	238 months to 360 months
Weighted average remaining amortization term(2)(3)	357 months
Range of Cut-off Date LTV Ratios(4)	30.5% to 75.1%
Weighted average Cut-off Date LTV Ratio(4)	60.8%
Range of LTV Ratios as of the maturity date(4)	30.5% to 70.0%
Weighted average LTV Ratio as of the maturity date(4)	54.8%
Range of U/W NCF DSCRs(4)(5)	1.16x to 4.10x
Weighted average U/W NCF DSCR(4)(5)	1.98x
Range of U/W NOI Debt Yields(4)	7.9% to 19.8%
Weighted average U/W NOI Debt Yield(4)	11.4%
Percentage of Initial Pool Balance consisting of:
Partial IO	54.2%
Full IO	27.0%
Amortizing	18.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes six (6) Mortgage Loans identified as Penn Square Mall, Ellenton Premium Outlets, GLP Industrial Portfolio A, Stoneleigh on the Lake Apartments, Macy’s Furniture - San Mateo, CA and Walgreens - Sedro Woolley, WA on Annex A-1 to this prospectus, representing approximately 27.0% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(3)	In the case of two (2) Mortgage Loans identified as Princeton Pike Corporate Center and Princeton South Corporate Center on Annex A-1 to this prospectus, representing approximately 10.3% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date, such Mortgage Loans provide for amortization based on the principal payment schedule set forth on Annex F-1 and Annex F-2, respectively, to this prospectus.

(4)	In the case of the six (6) Mortgage Loans identified as Penn Square Mall, Ellenton Premium Outlets, GLP Industrial Portfolio A, Princeton Pike Corporate Center, Le Meridien Cambridge MIT and University West Apartments on Annex A-1 to this prospectus, collectively representing approximately 34.4% of the aggregate principal balance of the pool of Mortgage Loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(5)	Debt service coverage ratios are calculated based on annual debt service equal to twelve times the monthly payment in effect as of the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt

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service equal to the average of the principal and interest payments for the first (1st) twelve (12) payment periods of the Mortgage Loan following the cut- off date, (ii) in the case of a Mortgage Loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, debt service coverage ratios are calculated based on annual debt service equal to the interest payments scheduled to be due on the first (1st) due date following the cut-off date and the eleven (11) due dates thereafter for such Mortgage Loan and (iii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, debt service coverage ratios are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the twelve (12) payment periods immediately following the expiration of the interest-only period.

The issuing entity will not include any cross-collateralized and cross-defaulted Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	7	$171,660,000	18.0%
Outlet Center	1	71,200,000	7.5%
Regional Mall	1	45,329,539	4.7%
Shadow Anchored	3	26,606,577	2.8%
Free-Standing	4	21,840,000	2.3%
Unanchored	1	12,880,000	1.3%
Subtotal:	17	$349,516,117	36.6%
Office
Suburban	7	$177,058,750	18.5%
CBD	1	60,000,000	6.3%
Subtotal:	8	$237,058,750	24.8%
Hospitality
Full Service	3	$96,072,435	10.1%
Limited Service	6	44,106,906	4.6%
Subtotal:	9	$140,179,340	14.7%
Multifamily
Garden	3	$67,200,000	7.0%
Student Housing	1	18,000,000	1.9%
Subtotal:	4	$85,200,000	8.9%
Industrial
Distribution Warehouse	59	$44,413,769	4.6%
Warehouse	46	24,092,093	2.5%
Flex	9	1,494,138	0.2%
Subtotal:	114	$70,000,000	7.3%
Self Storage
Self Storage	7	$40,998,750	4.3%
Subtotal:	7	$40,998,750	4.3%
Mixed Use
Multifamily/Retail(2)	1	$30,487,500	3.2%
Subtotal:	1	$30,487,500	3.2%
Manufactured Housing
Manufactured Housing	1	$2,207,898	0.2%
Subtotal:	1	$2,207,898	0.2%
Total	161	$ 955,648,355	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	Consists of one (1) Mortgaged Property, identified on Annex A-1 to this prospectus as Landmark Gardens & Lofts Apartments, as to which approximately 96.6% of leased rents based on rent roll as of October 15, 2015 is from the multifamily component of such Mortgaged Property and approximately 3.4% is from the retail component.

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Retail Properties

With respect to the retail properties, mixed use properties and self storage properties with retail components set forth in the above chart:

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Penn Square Mall, representing approximately 9.4% of the Initial Pool Balance, which has four (4) anchor tenants, Dillard’s Women, Macy’s, J.C. Penney and Dillard’s Men, the operating covenants for all of such anchor tenants have expired. As a result, there is no guarantee that any such tenant will continue to operate its store at the Mortgaged Property through the term of the Mortgage Loan. The anchor stores occupied by Macy’s and J.C. Penney were constructed, and are owned, by the anchors themselves upon land sub-ground leased from the borrower.

•	With respect to the Mortgage Loan identified on Annex A-1 hereto as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, four (4) of the five (5) largest tenants, Regency Furniture (after its first (1st) lease year), Petsmart, Office Depot and Aldi, collectively representing approximately 52.5% of the square footage at the Mortgaged Property, are permitted to go dark at the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Park Lee Shopping Center, securing approximately 0.8% of the Initial Pool Balance, the largest tenant, Goodwill Industries, representing approximately 39.6% of the net rentable area, is a not-for-profit entity.

•	One (1) Mortgaged Property, identified on Annex A-1 to this prospectus as Park Lee Shopping Center, representing approximately 0.8% of the Initial Pool Balance in the aggregate by allocated loan amount, has a dry cleaners with on-site processing operations. See “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants:

•	With respect to the Mortgage Loans identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center and Princeton South Corporate Center, representing approximately 5.2% and 5.0% of the Initial Pool Balance, respectively, the related borrowers have certain owners in common. In addition, the related Mortgaged Properties compete with each other. Recently, Philadelphia Insurance, which had been a tenant at the Princeton Pike Corporate Center Mortgaged Property since 2006, exercised a termination option and relocated to the Princeton South Corporate Center Mortgaged Property. Both such Mortgaged Properties are located near several other office parks that compete with such Mortgaged Properties. Such Mortgaged Properties are also located adjacent to parcels of vacant land that are approved for office development, including two (2) parcels directly adjacent to the Princeton South Corporate Center Mortgaged Property, which are approved for office development of 102,632 and 97,405 square feet respectively, and several parcels directly adjacent to the Princeton Pike Corporate Center Mortgaged Property, which are approved for office/hotel development. Moreover, a corporate entity is constructing a new office campus near the Princeton Pike Corporate Center Mortgaged Property, and vacating an office building located three (3) miles from such Mortgaged Property, which is expected to compete with such Mortgaged Property, and a 650,000 square foot office building located eight (8) miles from such Mortgaged Property, which may compete with the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Solar Plaza & Sunbelt Professional Centre, representing approximately 2.9% of the Initial Pool Balance, two (2) of the five (5) largest tenants, the Tri-Counties Regional Center and The Fred Kavli Living Trust d/b/a The

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Kavli Foundation, representing approximately 15.5% and 5.4% of the square footage at such Mortgaged Property, respectively, are non-profit organizations. In addition, two (2) of the five (5) largest tenants, the Department of Industrial Relations and the CA Unemployment Insurance Appeals, representing approximately 8.8% and 7.4% of the square footage at the Mortgaged Property, respectively, are state government entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See also “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily and similar mixed use properties set forth in the above chart:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as University West Apartments, representing approximately 1.9% of the Initial Pool Balance, such Mortgaged Property consists of thirty-five (35) related apartment buildings, and with respect to eighteen (18) of such apartment buildings one of the related borrowers owns 100% of the interests in such cooperative building(s) (which are operated under a ground lease with one of the other related borrowers). The remaining seventeen (17) apartment buildings are owned as condominiums.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Landmark Gardens & Lofts Apartments, representing approximately 3.2% of the Initial Pool Balance, two (2) new competing multifamily properties were recently constructed near such Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Stoneleigh on the Lake Apartments, representing approximately 1.7% of the Initial Pool Balance, the related submarket received 688 conventional units and 120 senior housing units within the last year, and there are six (6) properties totaling 1,926 units being constructed with anticipated completion dates in early 2016, two (2) of which are expected to directly compete with such Mortgaged Property. Additionally, a mid-rise property located adjacent to such Mortgaged Property was recently constructed by the same developer that sold such Mortgaged Property to the borrower.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Ivy Bridge Townhomes, representing approximately 1.2% of the Initial Pool Balance, the related sponsor owns land adjacent to the Mortgaged Property on which the related sponsor plans to develop an additional phase of the same development that will not be part of the Mortgaged Property or secure the related Mortgage Loan. In addition, 160 competing multifamily units are under construction in the Mortgaged Property’s submarket.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott - Albuquerque, NM, which secures a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, according to the appraisal for the Mortgaged Property, approximately 26% of the underwritten revenue is derived from food and beverage sales at the related Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree by Hilton - Cleveland, OH, representing approximately 3.0% of the Initial Pool Balance, there are three hotels currently under construction in the market where the Mortgaged Property is located, which the appraiser of the Mortgaged Property determined would be competitive with the Mortgaged Property: the 122-room Schofield Hotel (under the Kimpton brand), anticipated to open in February 2016, located approximately half a mile south of the Mortgaged Property, a 600-room Hilton Cleveland Downtown hotel anticipated to open in June 2016 and located approximately half a mile west of the Mortgaged Property, and the 189-

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room Drury Plaza Hotel, anticipated to open in June 2016 and located approximately half a mile south of the Mortgaged Property. In addition, a 150 room Aloft hotel was recently completed in the market area, and a 206-room Le Meridien hotel has been proposed approximately half a mile south of the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree by Hilton - Cleveland, OH, such Mortgaged Property previously was owned by Cami Hotel Investments, LLC (“Cami I”), which entered into union contracts with certain hotel employees, under which it is obligated to make contributions under an employee pension plan governed by ERISA. Such Mortgaged Property was transferred by Cami I to the borrower, Cami Hotel Investments II, LLC, in exchange for the defeasance of an existing mortgage on the property using proceeds of the current Mortgage Loan. Cami I continues to employ the hotel employees and has entered into a staffing agreement with the property manager for the Mortgaged Property to provide employees to the hotel, and Cami I also remains obligated under the union contracts and related employee pension plan. Initially, 100% of the membership interests in both Cami I and the borrower were owned by Hotel Group Opportunity Fund III, LLC (“HOF III”). However, simultaneously with the transfer of the Mortgaged Property to the borrower, 25% of the membership interests in Cami I were transferred to Clearview Pacific Properties LLC, which the borrower has represented is unrelated to Cami I, the borrower or HOF III. The borrower also has represented that it has no current ERISA-related liabilities. The Mortgage Loan is recourse to the borrower and to HOF III, as the non-recourse carveout guarantor, with respect to any losses resulting from ERISA liability of the borrower, the Mortgaged Property or any ERISA affiliate of the borrower.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites – Pensacola, FL and Best Western Blue Angel Inn – Pensacola, FL, which secure Mortgage Loans representing approximately 0.7% and 0.3%, respectively, of the Initial Pool Balance, there is one (1) hotel under construction and two (2) hotels that are proposed in the Mortgaged Properties’ submarket, all of which are expected to secondarily compete with the Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express – Orlando, FL, securing approximately 0.8% of the Initial Pool Balance, an affiliate of the related borrower sponsor owns a 135-room extended stay hotel (known as Staybridge Suites Orlando Airport) that is located within five (5) miles from the Mortgaged Property and may complete with the Mortgaged Property.

•	With respect to nine (9) Mortgaged Properties identified on Annex A-1 as Marriott – Albuquerque, NM, Le Meridien Cambridge MIT, DoubleTree by Hilton – Cleveland, OH, Holiday Inn – La Mesa, CA, Courtyard – Conyers, GA, Holiday Inn Express – Orlando, FL, Holiday Inn Express & Suites Pensacola, FL, La Quinta – Norfolk, VA and Best Western Blue Angel Inn – Pensacola, FL, representing approximately 14.7% of the Initial Pool Balance by allocated loan amount in the aggregate, such Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Marriott - Albuquerque, NM	$37,072,435	3.9%	11/1/2030	11/1/2025
Le Meridien Cambridge MIT	$30,000,000	3.1%	12/4/2027	12/1/2020
DoubleTree by Hilton - Cleveland, OH	$29,000,000	3.0%	11/30/2026	2/1/2026
Holiday Inn – La Mesa, CA	$12,431,371	1.3%	12/18/2027	2/1/2022
Courtyard - Conyers, GA	$8,100,000	0.8%	4/1/2034	2/6/2026
Holiday Inn Express - Orlando, FL	$7,991,578	0.8%	12/11/2030	1/6/2026
Holiday Inn Express & Suites - Pensacola, FL	$7,008,278	0.7%	8/1/2019	12/1/2025
La Quinta - Norfolk, VA	$5,390,000	0.6%	5/31/2028(1)	2/1/2026
Best Western Blue Angel Inn - Pensacola, FL	$3,185,678	0.3%	11/30/2016	12/1/2025
Total	$140,179,340	14.7%

(1)	Each of the borrower and the franchisor have the right to terminate the franchise agreement without cause on the tenth (10th) anniversary (May 2018) and fifteenth (15th) anniversary (May 2023) of the opening date upon at least twelve (12) months’ notice.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart:

•	Three (3) Mortgaged Properties, identified on Annex A-1 as Simply Self Storage OK & FL Portfolio-US 301, Simply Self Storage OK & FL Portfolio-South Shields Boulevard and Simply Self Storage OK & FL Portfolio-South Commerce Street, representing approximately 1.9% of the Initial Pool Balance by allocated loan amount, derive a significant portion of the underwritten revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each such mixed use Mortgaged Property has one or more retail, office, manufactured housing community, self storage and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio A, all of such Mortgaged Properties are logistics properties and six (6) of such Mortgaged Properties are cold storage facilities.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio A, fifty-one (51) Mortgaged Properties, representing approximately 58.2% of the allocated loan amount of such Mortgage Loan are leased to single tenants, and forty-six (46) of those single tenants have lease expiration dates prior to the maturity date of such Mortgage Loan. In addition, approximately 4.9% of such portfolio of Mortgaged Properties by allocated loan amount have material levels (50% or more) of vacancy, and others of such Mortgaged Properties have varying levels of vacancy.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one (1) of the five (5) largest tenants at such Mortgaged Property that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

	Number of Mortgaged	Approx. % of Initial Pool
Specialty Use	Properties	Balance
Charity/Not-for profit(1)	6	13.4%
Medical (i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools)(2)	8	11.5%
Theater or entertainment use(3)	1	9.4%
Restaurant(4)	8	8.9%
Gym, fitness center or a health club(5)	4	4.2%
Bank branch(6)	2	3.9%
Grocery(7)	2	3.4%
Government tenant(8)	2	2.5%
Student housing(9)	1	1.9%
Age-restricted housing(10)	1	0.2%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Navy League Building, Solar Plaza & Sunbelt Professional Centre-Sunbelt Professional Centre, Solar Plaza & Sunbelt Professional Centre-Solar Plaza, Fountaingrove Center, Park Lee Shopping Center and Lindale Crossing.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 40 West Plaza, Solar Plaza & Sunbelt Professional Centre-Sunbelt Professional Centre, Solar Plaza & Sunbelt Professional Centre-Solar Plaza, H-Mart Town Center, Grant at One, Castle Creek I & II, Asian Village and Lindale Crossing.

(3)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Penn Square Mall.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as H-Mart Town Center, Oak Creek Marketplace, Grant at One, Canyon Lakes Plaza, Asian Village, Mendelsohn Staples Center, Regency Plaza and Lindale Crossing.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Oak Creek Marketplace, Canyon Lakes Plaza, Park Lee Shopping Center and 24 Hour Fitness - Mesquite, TX.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fountaingrove Center and Canyon Lakes Plaza.

(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as H-Mart Town Center and Oak Creek Marketplace.

(8)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Solar Plaza & Sunbelt Professional Centre-Sunbelt Professional Centre and Castle Creek I & II.

(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as University West Apartments.

(10)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fish Haven Lodge MHC.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the residential cooperative properties included in the Trust, information regarding the five (5) largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Significant Mortgage Loans and Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

		Approx. %
	Mortgage Loan	of Initial
	Cut-off Date	Pool	Loan per	U/W NCF	Cut-off Date	Property
Loan Name	Balance	Balance	Unit(1)	DSCR(1)	LTV Ratio(1)	Type
Penn Square Mall	$90,000,000	9.4%	$194.39	4.10x	31.3%	Retail
Ellenton Premium Outlets	$71,200,000	7.5%	$373.57	2.43x	53.6%	Retail
GLP Industrial Portfolio A	$70,000,000	7.3%	$23.72	3.97x	30.5%	Industrial
Navy League Building	$60,000,000	6.3%	$314.26	1.45x	61.4%	Office
Princeton Pike Corporate Center	$50,000,000	5.2%	$160.60	1.38x	65.3%	Office
Princeton South Corporate Center	$48,000,000	5.0%	$179.49	1.32x	66.7%	Office
Greenville Mall	$45,329,539	4.7%	$111.52	1.64x	62.4%	Retail
Waterford Place Apartments	$40,000,000	4.2%	$104,166.67	1.21x	71.9%	Multifamily
Marriott – Albuquerque, NM	$37,072,435	3.9%	$90,200.57	1.58x	69.2%	Hospitality
Simply Self Storage OK & FL Portfolio	$33,105,000	3.5%	$58.08	1.33x	71.5%	Self Storage
Landmark Gardens & Lofts Apartments	$30,487,500	3.2%	$105,129.31	1.31x	74.5%	Mixed Use
Le Meridien Cambridge MIT	$30,000,000	3.1%	$343,809.52	1.55x	68.1%	Hospitality
DoubleTree by Hilton – Cleveland, OH	$29,000,000	3.0%	$76,517.15	1.60x	72.5%	Hospitality
40 West Plaza	$28,500,000	3.0%	$140.11	1.28x	72.9%	Retail
Solar Plaza & Sunbelt Professional Centre	$27,950,000	2.9%	$144.87	1.53x	65.0%	Office
Top 3 Total/Weighted Average	$231,200,000	24.2%		3.55x	37.9%
Top 5 Total/Weighted Average	$341,200,000	35.7%		2.86x	46.1%
Top 15 Total/Weighted Average	$690,644,474	72.3%		2.14x	57.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top fifteen (15) Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include the GLP Industrial Portfolio A, Simply Self Storage OK & FL Portfolio and Solar Plaza & Sunbelt Professional Centre Mortgage Loans set forth in the table below titled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 13.7% of the Initial Pool Balance, which are each secured by two (2) or more properties. See the footnotes to the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This

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would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two (2) or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GLP Industrial Portfolio A	Multi-Property Loan	$70,000,000	7.3%
Simply Self Storage OK & FL Portfolio	Multi-Property Loan	$33,105,000	3.5%
Solar Plaza & Sunbelt Professional Centre	Multi-Property Loan	$27,950,000	2.9%
Total		$131,055,000	13.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two (2) or more parcels that may not be contiguous or may be owned by separate borrowers.

Related Borrower Loans (Other than Cross-Collateralized Groups)*

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 30.0% of the Initial Pool Balance, are not cross collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 16.9% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Penn Square Mall	1	$ 90,000,000	9.4%
Ellenton Premium Outlets	1	$ 71,200,000	7.5%
Total for Group 1:	2	$161,200,000	16.9%

Group 2:
Princeton Pike Corporate Center	1	$ 50,000,000	5.2%
Princeton South Corporate Center(1)	1	$ 48,000,000	5.0%
Total for Group 2:	2	$ 98,000,000	10.3%

Group 3:
Princeton South Corporate Center(1)	1	$ 48,000,000	5.0%
16055 Space Center	1	$ 17,081,250	1.8%
Total for Group 3:	2	$ 65,081,250	6.8%

Group 4:
Holiday Inn Express & Suites - Pensacola, FL	1	$ 7,008,278	0.7%
Best Western Blue Angel Inn - Pensacola, FL	1	$ 3,185,678	0.3%
Total for Group 4:	2	$ 10,193,957	1.1%

*	Totals in the chart above may not equal the sum of such amounts listed due to rounding.

(1)	The borrower under the Mortgage Loan identified on Annex A-1 to this prospectus as Princeton South Corporate Center is affiliated with the borrower under the Mortgage Loan identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center through one guarantor/owner group, and is affiliated with the borrower under the Mortgage Loan identified on Annex A-1 to this prospectus as 16055 Space Center through a different guarantor/owner group. See “Mortgage Loan No. 6—Princeton South Corporate Center—The Borrower and the Sponsor” in Annex A-3 to this prospectus.

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Mortgage loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Florida	8	$116,078,433	12.1%
California	24	$107,701,025	11.3%
Oklahoma	5	$105,220,000	11.0%
New Jersey	11	$103,257,541	10.8%
Texas	34	$ 98,725,933	10.3%
Virginia	5	$ 66,484,298	7.0%
Other States	74	$358,181,125	37.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout nineteen (19) other states and Washington, D.C., with no more than 5.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Twenty-five (25) Mortgaged Properties representing approximately 11.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

•	In addition, certain of the Mortgaged Properties are within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

Mortgaged Properties With Limited Prior Operating History

Three (3) of the Mortgaged Properties identified on Annex A-1 as Oak Creek Marketplace, Ivy Bridge Townhomes and Courtyard - Conyers, GA, representing approximately 3.5% of the Initial Pool Balance, are each secured by Mortgaged Properties that were constructed or substantially renovated or in a lease-up period within the twenty-five (25)-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) of the Mortgaged Properties identified on Annex A-1 as Greenville Mall, Simply Self Storage OK & FL Portfolio-Northwest Grand Boulevard, Simply Self Storage OK & FL Portfolio-South Shields Boulevard, Simply Self Storage OK & FL Portfolio-North Western Avenue, Park Lee Shopping Center and Fish Haven Lodge MHC, representing approximately 7.0% of the Initial Pool Balance, were acquired within the thirty-two (32) period preceding the origination of the Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Two (2) of the Mortgaged Properties, identified on Annex A-1 as Walgreens-Sedro Woolley, WA and Walgreens- Southbury, CT, representing approximately 0.9% of the Initial Pool Balance, are leased to single

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tenants under triple net leases that expire in 2032 and 2030, respectively, and one (1) Mortgaged Property, identified on Annex A-1 as 24-Hour Fitness - Mesquite, TX, representing approximately 0.7% of the Initial Pool Balance, is leased to a single tenant under a newly executed triple net lease that commenced January 1, 2016; accordingly no historical financial information has been provided for such Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties identified as Fountaingrove Center, Stoneleigh on the Lake Apartments and Lindale Crossing on Annex A-1, representing 5.0% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Five (5) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 as Le Meridien Cambridge MIT, Navy League Building, Princeton Pike Corporate Center, Princeton South Corporate Center and University West Apartments, collectively representing approximately 21.6% of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans, except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Le Meridien Cambridge MIT, representing approximately 3.1% of the Initial Pool Balance, the related condominium regime consists of three (3) condominium units, of which the related borrower has beneficial and leasehold interest in one unit (the “Hotel Unit”) and other persons (which are not affiliates of such borrower) own the remaining two (2) condominium units. The related borrower has the right to appoint one (1) condominium board trustee. The related condominium board may only act by unanimous vote of the trustees. In addition, the related borrower’s interest in the Hotel Unit constitutes a 57% interest in the general common elements of the related condominium regime.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Navy League Building, representing approximately 6.3% of the Initial Pool Balance, the related Mortgaged Property consists of office condominium units A and C (out of three (3) condominium units), as well as five (5) ground floor retail units. The related borrower controls the condominium board.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the Initial Pool Balance, which consists of eight (8) office buildings, four (4) of the buildings are included in three (3) separate condominium regimes, as follows:

•	The 100 Lenox Drive condominium is comprised of the building known as 100 Lenox Drive and is a 91,450 square foot office building that is divided into two (2) condominium units that share a structural wall. The borrower’s pro rata share of the square feet and common elements is 55.7%. The borrower, as majority owner, is required under the condominium documents to perform certain common area services (such as snow removal, landscaping, fire alarm monitoring, parking lot maintenance, etc.) and bill back the other unit owner for its pro rata share. The condominium is governed by a board of three directors, which is controlled by the borrower.

•	The 1000 Lenox condominium is made up of four (4) condominium units, 1000 Lenox Drive, 1100 Lenox Drive, 1200 Lenox Drive and 1300 Lenox Drive. 1000 Lenox Drive and 1200 Lenox Drive are owned by the borrower and are part of the collateral for the Mortgage Loan; the other two (2) units, which do not secure the Mortgage Loan, consist of undeveloped land and related development rights. The condominium is governed by a board of directors, as to which each unit owner is permitted to appoint one member; accordingly the borrower has the right to appoint only two (2) of the four (4) directors, and does not control the condominium board.

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•	The 2000 Lenox condominium is made up of three (3) condominium units. 2000 Lenox Drive is the only developed lot in the condominium development and the only unit which secures the Mortgage Loan. The condominium is governed by a board of three (3) directors, with each director elected by majority vote, and each unit having one vote with a value equal to its interest in the common elements. The borrower has a 33-1/3% interest in the common elements, and does not control the condominium board.

The buildings identified as 100 Lenox Drive, 1000 Lenox Drive, 1200 Lenox Drive and 2000 Lenox Drive are also bound by a roadway covenant for the maintenance of Lenox Drive.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton South Corporate Center, representing approximately 5.0% of the Initial Pool Balance, which consists of two (2) office buildings, such buildings constitute two (2) units in a five (5) unit condominium. The remaining units are comprised of a single tenant office building and two (2) undeveloped lots which have been approved for office development. The related borrower has the right to appoint two (2) of the five (5) members of the condominium board, with the value of the borrower’s votes constituting 37.2% of all unit votes, and accordingly, does not control the condominium board.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as University West Apartments, representing approximately 1.9% of the Initial Pool Balance, such Mortgaged Property consists of thirty-five (35) related apartment buildings, and with respect to seventeen (17) of such apartment buildings the related borrower owns 100% of the condominium units and has control of the related condominium board. The remaining eighteen (18) apartment buildings are owned as cooperative properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	158	$ 821,548,355	86.0%
Fee/Leasehold(3)	1	$ 14,100,000	1.5%
Leasehold	2	$ 120,000,000	12.6%
Total	161	$ 955,648,355	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least twenty (20) years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

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For example, with respect to the Mortgage Loan identified on Annex A-1 as Penn Square Mall, representing approximately 9.4% of the Initial Pool Balance, all of the related Mortgaged Property consists of a ground leasehold interest, except for certain parking area parcels which are owned in fee by the borrower. The ground lease expires on September 30, 2060 with no extension options, and no mortgage encumbering the ground lease may extend beyond year 2055. The borrower is required to pay, from January 1, 1990 through the end of the term of the ground lease, the greater of (i) a minimum yearly rent of $500,000, adjusted based on the consumer price index as described below and (ii) a percentage rent of three-eighths (3/8ths) of 1% of the gross annual sales made during each lease year by all retail tenants, plus 4 5/8% of all gross annual rental of all tenants not referred to above and who occupy premises on a “flat rate” monthly or annual rental basis. The minimum rent is subject to adjustment every fifth (5th) year beginning with January 1, 1996 (but never below $500,000 per annum) by the percentage that the consumer price index as last reported prior to January 1 which was five (5) years prior to the current adjustment date. The percentage rent is required to be determined and based on (i) all sublessees of the ground lessee subleasing a portion of the ground leased property, (ii) all occupants outside the area of the enclosed mall but within the ground leased property, and (iii) all tenants or sublessees within or outside the enclosed mall situated on the premises owned in fee or leased by the ground lessee, as further provided in the ground lease. An additional $25,000, subject to adjustment (based on the consumer price index) every five (5) years commencing January 1, 1991, is due with respect to an additional parcel that was added to the initial ground leased property, which is also included in the percentage rent calculation described above. Percentage rent is calculated annually following each lease year; if the amount of percentage rent exceeds the minimum rent, the borrower is required to pay such excess based on such annual calculation. It is possible that the borrower may not have sufficient income from the Mortgaged Property to make both the increased ground rent payments and debt service payments on the related Whole Loan. In addition, it may be difficult for the borrower to refinance the Whole Loan if potential lenders at that time believe that ground rent impairs the ability of the borrower to make debt service payments under any new financing.

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, as to which the related Mortgaged Property is treated as a fee interest for purposes of this prospectus, such Mortgaged Property consists of both (i) the related borrower’s ground leasehold interest, and (ii) the fee interest owned by the ground lessor, which is the indirect owner of 100% of the equity in the borrower. The ground lessor is not a special purpose entity, and therefore the structure may be subject to greater bankruptcy risks than would be the case if the related borrower owned the fee interest.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fourteen (14) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the Initial Pool Balance, each of the Mortgaged Properties was subject to an environmental site assessment. In certain cases, these assessments revealed conditions including: nearby third-party spills or third-party leaking underground storage tanks (“LUSTs”) or third-party high risk activities such as industrial facilities that potentially may have or in some cases have impacted a Mortgaged Property; previously removed and/or remediated onsite LUSTs; historic onsite activities including industrial facilities, or printing and automotive services; the onsite presence of dry wells or monitoring wells or underground storage tanks; and electrical transformer or hydraulic equipment leakage. These conditions resulted in recommendations that the related Mortgaged Properties: monitor conditions, investigations, or cleanup activities at nearby properties; closure of clarifiers; review governmental regulatory files to obtain additional information; or otherwise abate or remediate a condition. Additionally, certain of the Mortgaged Properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. The borrowers obtained an environmental insurance policy from Allied World Assurance Company covering all of the Mortgaged Properties. The policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000. The borrowers are required to obtain a three (3) year extension period thirty (30) days prior to the termination of the policy. If pollution legal liability insurance, as required under the loan documents (including the policy described above), is in place with respect to a Mortgaged Property, the related guarantors will not have any obligations, liabilities or indemnifications under the related environmental indemnity agreement with respect to such Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Waterford Place Apartments, representing approximately 4.2% of the Initial Pool Balance, short-term radon tests in August 2015 indicated that the 2 and 3 Blackberry buildings at such Mortgaged Property do not have radon mitigation systems installed and radon concentrations from 2 Blackberry and 3 Blackberry were 5.6 pCi/L and 3.8 pCi/L, respectively, slightly above and below the EPA action level (4.0 pCi/L). Follow-up radon testing in these two buildings in November 2015 confirmed elevated radon concentrations in several units. The estimated costs for radon mitigation systems was $1,500 to $2,500 per system or total estimated cost $30,000 to $50,000. Funds in the amount of $75,000, representing 150% of the total estimated cost were deposited at origination of the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Landmark Gardens & Lofts Apartments, representing approximately 3.2% of the Initial Pool Balance, 112 of the 290 multifamily units are located in an eight-story historical power plant building, known as the Comal power plant building. The former Comal power plant ceased operating in 1972 and remained vacant until 2007. Decommissioning activities included removing power-generating equipment, asbestos insulation, asbestos-containing brick and mortar and lead-based paint. The Mortgaged Property was enrolled in the state Voluntary Cleanup Program in 1998. Remedial actions included removing three (3) fuel oil tanks and excavation of soils impacted with petroleum, metals, and PCBs. A former landfill area that had been located in the central and northern portion of the plant facility was also excavated to remove visible presence of waste. The Texas Commission on Environmental Quality (“TCEQ”) issued a certificate of completion in 2002 which included use of institutional and engineering controls. The former power plant contamination is considered a Controlled Recognized Environmental Condition per ASTM E1527-13. In addition the borrower has covenanted to provide lead-based paint disclosure to any current or prospective tenant at the Mortgaged Property and any prospective purchaser of the Mortgaged Property as required by applicable law.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Park Lee Shopping Center, representing approximately 0.8% of the Initial Pool Balance, the related ESA identified a REC relating to a tenant’s current and historical on-site dry-cleaning operations, which include use of tetrachloroethylene (“PCE”). A 2011 limited subsurface investigation provided preliminary indication of a vapor intrusion concern beneath the tenant’s space, which was confirmed by an August 2015 subsurface investigation that identified PCE at concentrations that exceed the United States Environmental Protection Agency’s applicable screening level. Additional testing subsequent to the August 2015 investigation identified indications of vertical migration of PCE and a release of PCE to

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groundwater (likely from the tenant’s dry-cleaning operations), but the reported concentration of PCE in groundwater was below the state and federal drinking water standard and did not appear to warrant further investigation or cleanup. Such additional testing also revealed PCE, acetone and toluene in indoor air at concentrations above ambient levels, but it was unclear whether such concentrations resulted from migration between tenant spaces or from vapor intrusion. The ESA recommended the installation of a sub-slab depressurization system to mitigate vapor intrusion concerns associated with the presence of PCE in soil vapor. Funds in the amount of $62,004, representing 125% of the environmental consultant’s estimated cost of such installation, were deposited at origination of the Mortgage Loan, and the borrower is required to complete such installation within ninety (90) days of the origination of the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, the Phase I assessment reported a Recognized Environmental Condition related to removal of underground storage tanks from a former gas station in 1986. Tank removal documentation was not available, creating a data gap. The Phase I assessment indicated that soil testing in 1989 did not reveal the presence of contaminants above today’s threshold levels for clean up, and recommended no further action, however, it stated that if redevelopment, subsurface excavation, or subsurface utility work is conducted in future, on-site soil and groundwater conditions should be evaluated and managed properly at that time. The borrower purchased a $1,000,000 environmental insurance policy in favor of lender from Steadfast Insurance Company (having a long term issuer credit rating and financial strength rating of “AA-” from S&P and a financial strength rating of “A+XV (negative outlook)” from A.M. Best Ratings Services). The policy expires on the maturity date of such Mortgage Loan (with a three year tail period), has an individual and aggregate claim limit of $1,000,000 and a deductible of $50,000.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as H-Mart Town Center, representing approximately 1.9% of the Initial Pool Balance, a dry cleaner was a tenant at the Mortgaged Property from approximately 1996 to 2005. Regulatory database listings indicate that the facility used perchloroethylene in its operations. A prior Phase I assessment identified this operation as a Recognized Environmental Condition; however, no subsurface investigations to assess possible soil and/or groundwater impacts have been performed. Based on the length of time of operation, the current Phase I concluded that this tenant space represents a Recognized Environmental Condition. In addition, there is an additional dry cleaning site and a leaking petroleum storage tank reported adjacent to the Mortgaged Property. The borrower purchased a $1,000,000 environmental insurance policy in favor of lender from Steadfast Insurance Company (having a long term issuer credit rating and financial strength rating of “AA-” from S&P and a financial strength rating of “A+XV (negative outlook)” from A.M. Best Ratings Services). The policy expires on the maturity date of such Mortgage Loan (with a three year tail period), has an individual and aggregate claim limit of $1,000,000 and a deductible of $50,000.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, which secures a Mortgage Loan representing approximately 5.2% of the Initial Pool Balance, the Mortgage Loan funded the acquisition of the Mortgaged Property, which at the time of acquisition was undergoing a capital improvements program, which was not yet complete. Under the purchase agreement for the Mortgaged Property, various sellers escrowed the amount of $726,568 with Fidelity National Title Insurance Company as escrow agent to be used for the completion of such capital improvements. The applicable seller is authorized and obligated to perform the applicable work, and has the right to withdraw amounts from such reserve to the extent it performs such work. The agreements which establish the right and obligation of the sellers to perform ongoing work at the Mortgaged Property have been collaterally assigned to the lender. However, such escrow fund is not collateral for the Mortgage Loan, and the lender does not have the right to hold, and does not hold, such escrow.

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•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Le Meridien Cambridge MIT, securing a Mortgage Loan representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a PIP estimated at $2,605,148 ($12,405/room) which includes renovations of the reception area, lobby and restaurant. Additionally, planned for completion by June 2017, the related borrower is investing $3,077,284 ($14,654/room) in renovations to the guestrooms, guestroom bathrooms, corridors, elevators and meeting space, which amount has been reserved by the related borrower.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott - Albuquerque, NM, representing approximately 3.9% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a franchisor required PIP to include upgrades to guestrooms, guest bathrooms, function areas, including ballrooms and meeting rooms, and the fitness center, which PIP is required to be completed by December 31, 2016. At origination of the Mortgage Loan, the borrower deposited approximately $3,000,000 into a reserve for any required PIP. Prior to undertaking the PIP, the borrower is required to make an additional deposit, if necessary, to the reserve such that the balance is equal to 110% of the PIP budget.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn - La Mesa, CA, which secures a Mortgage Loan representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property is expected to undergo a PIP totaling $1.92 million of the hotel building exterior, common areas and guestrooms with an expected completion in 2016. At origination of the Mortgage Loan, the borrower deposited approximately $798,053 into a reserve for such PIP and the reserve balance as of February 1, 2016 is $1,993,005.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites - Pensacola, FL, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is expected to undergo a renovation of the hotel building exterior, common areas and guestrooms with an expected completion in 2017. At origination of the Mortgage Loan, the borrower deposited approximately $500,000 into a reserve for such renovations.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Best Western Blue Angel Inn – Pensacola, FL, which secures a Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a franchisor required PIP to upgrade guestrooms which PIP is required to commence and be completed in 2016 and is anticipated to cost approximately $232,000. No reserve was required for such PIP.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express – Orlando, FL, securing approximately 0.8% of the Initial Pool Balance, such Mortgaged Property has received approximately $1,167,000 in capital improvements since 2011 and is expected to undergo a change of ownership PIP required by the related franchisor with an expected cost of approximately $2,003,462 (which amount was escrowed at origination of the related Mortgage Loan) that includes upgrades to guest rooms, guest bathrooms, corridors, exterior and public areas as well as miscellaneous improvements. The PIP is expected to commence in February 2016 and to be completed in February 2017.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as La Quinta - Norfolk, VA, which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a franchisor required PIP. At origination, the borrower deposited $540,000 into a reserve for such PIP. The borrower is required to provide the lender written confirmation from the franchisor of the scope of the items to be completed pursuant to all existing PIPs within 45 days after the origination date.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal contained a statement, or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date with the exception of the report prepared in December 2014 with respect to the Mortgaged Property securing the Mortgage Loan identified as Holiday Inn - La Mesa, CA on Annex A-1 to this prospectus and representing 1.3% of the Initial Pool Balance.

In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Twenty-six (26) of the Mortgage Loans, representing 57.4% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Sixteen (16) of the Mortgage Loans, representing approximately 42.6% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express – Orlando, FL, representing approximately 0.8% of the Initial Pool Balance, the proceeds of such Mortgage Loan facilitated the acquisition of such Mortgaged Property after it had become an REO property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust.

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For example, with respect to the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott – Albuquerque, NM, which secures a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, one of the related sponsors acquired an entity that owned certain casinos. The unrelated entity was denied a gaming license with respect to one casino and the related sponsor was unable to operate the property. As a result, the related sponsor placed the casino-owning entity into Chapter 11 bankruptcy and defaulted on the loan used to acquire the entity. The entity’s assets were sold out of bankruptcy to unaffiliated parties. The sponsor is currently a defendant in litigation relating to the acquisition of the casino-owning entity. Following dismissal of certain claims in the litigation, the remaining claims are breaches of contract and the implied covenant of good faith and fair dealing with respect to eight management agreements. The related sponsor also acquired an unrelated portfolio of hotel properties financed by an unrelated $1,100,000,000 loan. The loan matured in 2010 with an outstanding balance of $1,030,000,000, and the sponsor agreed to a deed in lieu of foreclosure with respect to the properties.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	With respect to Mortgage Loans secured by a single Mortgaged Property, four (4) of such Mortgaged Properties, representing approximately 2.3% of the Initial Pool Balance by allocated loan amount are leased to a single tenant.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, which represents approximately 7.3% of the Initial Pool Balance, fifty-one (51) of such Mortgaged Properties, representing approximately 58.2% of such portfolio by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top fifteen (15) Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant

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portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Penn Square Mall, Ellenton Premium Outlets, GLP Industrial Portfolio A, Navy League Building, Princeton Pike Corporate Center, Princeton South Corporate Center, Greenville Mall, 40 West Plaza and Solar Plaza & Sunbelt Professional Centre.

With respect to the Mortgage Loans secured in whole by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within twelve (12) months of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Macy’s Furniture – San Mateo, CA	0.7%	No	2/28/2025	12/1/2025
24 Hour Fitness – Mesquite, TX	0.7%	No	12/31/2025	2/1/2026

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio A, as to which fifty-one (51) Mortgaged Properties, representing 58.2%, by allocated loan amount, of such portfolio of Mortgaged Properties, are leased to single tenants, forty-six (46) of those single tenants have lease expiration dates prior to the maturity date of such Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest fifteen (15) Mortgage Loans and the largest five (5) tenants at each Mortgaged Property or portfolio of Mortgaged Properties):

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Navy League Building, representing approximately 6.3% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Arch Properties, representing approximately 25.7% of square feet and approximately 24.4% of underwritten rent, has the right to terminate the related lease with respect to all spaces or a portion of 18,269 SF at the end of the 72nd month (i.e. December 31, 2021) or 96th month (i.e. December 31, 2023) of the related lease term upon provision of prior written notice and payment of unamortized transaction costs, including tenant allowances, abated rent and brokerage commissions.

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the Initial Pool Balance, which is secured by a portfolio of 114 Mortgaged Properties, (i) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Beckwith Farms DC, CEVA, the single tenant, representing approximately 2.6% of the aggregate underwritten base rent for the portfolio, has a one-time right to terminate its lease on September 14, 2018, with twelve (12) months’ prior written notice and payment of a termination fee equal to $5,600,000, and (ii) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Brandon Woods DC, Barrett Distribution, the single tenant at the Mortgaged Property, representing approximately 1.0% of the aggregate underwritten base rent for the portfolio, has the right to terminate its lease as of October 31, 2016, upon written notice to the landlord on or prior to February 1, 2016, and payment of a termination fee equal to $500,000.

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•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the Initial Pool Balance, the fourth (4th) largest tenant, Albridge (which is guaranteed by BNY Mellon), representing approximately 5.6% of square feet and approximately 6.9% of underwritten rent, has exercised its termination option effective January 1, 2017. At origination, the borrower deposited $4,305,615 into a reserve fund, which equates to approximately three (3) years of underwritten base rent. The fifth (5th) largest tenant at the Mortgaged Property, Parsons Brinkerhoff, representing approximately 5.4% of square feet and approximately 6.8% of underwritten rent, has a one-time option to terminate its lease at the end of the seventh (7th) lease year following the rent commencement date, upon twelve (12) months’ of notice. The termination option is effective November 2018 with notice given by November 2017. Upon exercising its termination option, Parsons Brinkerhof is required to pay a termination fee equal to the unamortized portion of tenant allowances, brokerage commissions and free rent, amortized over the initial term at 9.5% interest, plus three (3) months’ fixed rent.

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Princeton South Corporate Center, representing approximately 5.0% of the Initial Pool Balance, the largest tenant, CA, Inc., representing approximately 15.9% of square feet and approximately 20.2% of underwritten rent, has a one-time contraction option to reduce its leased premises by up to 25%, effective as of April 30, 2018, by notice not later than April 30, 2017 and payment of a contraction fee. The second (2nd) largest tenant at the Mortgaged Property, Philadelphia Insurance Company, representing approximately 11.1% of square feet and approximately 12.7% of underwritten rent, has the one-time right to terminate its lease effective as of the last day of the 102nd full calendar month of the lease, December, 31 2024, upon provision of twelve (12) months’ notice, and payment of a cancellation fee equal to the unamortized portion of the (i) aggregate abatement amount, (ii) tenant improvement costs and (iii) leasing commissions paid by landlord. The fifth (5th) largest tenant, Trip Advisor, representing approximately 6.2% of square feet and approximately 7.6% of underwritten rent, has the one-time option to terminate its lease effective as of the last day of the 60th full calendar month after the rent commencement date, November 30, 2019, by written notice no later than the last day of the 48th month after the rent commencement date, November 30, 2018, and payment of $310,868.

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, the fourth (4th) largest tenant at the Mortgaged Property, Office Depot, representing approximately 9.6% of square feet and 9.0% of underwritten rent, has the right to terminate its lease with ninety (90) days’ notice if sales for the period from May 1, 2016 through April 30, 2017 are less than $3,500,000. Reported sales for such tenant for 2014 were less than such amount.

•	With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Fountaingrove Center, representing approximately 2.7% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Kaiser Foundation Hospitals, representing approximately 33.6% of square feet and approximately 41.1% of underwritten rent, has a one-time right to terminate the related lease with respect to all spaces or a portion of 15,937 SF, by written notice no later than May 1, 2017 and by July 1, 2017 payment of the unamortized portion of leasing commissions of the terminated space.

•	With respect to the Mortgaged Properties securing the Mortgage Loan identified on Annex A-1 to this prospectus as Solar Plaza & Sunbelt Professional Centre, which secure a Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the second (2nd) largest tenant, the Department of Industrial Relations, representing approximately 8.8% of square feet and approximately 11.0% of underwritten rent, has an ongoing right to terminate its lease upon ninety (90) days’ notice, and the third (3rd) largest tenant, the CA Unemployment Insurance Appeals, representing approximately 7.4% of square feet and approximately 9.2% of underwritten rent, has an ongoing right to terminate its lease upon ninety (90) days’ notice at any time on or after March 31, 2018.

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” for the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

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Set forth below are certain government leases that individually are among the top five (5) tenants at the related Mortgaged Property and have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Solar Plaza & Sunbelt Professional Centre	2.9%	Department of Industrial Relations CA Unemployment Insurance Appeals	8.8% 7.4%	11.0% 9.2%
Castle Creek I & II(1)	0.9%	Department of Child Services	5.5%	5.8%

(1)	Such tenant may terminate its lease at any time upon ninety (90) days’ written notice or if, among other things, (i) the related borrower or its agents violate applicable ethical standards or (ii) the applicable budget agency makes a determination that funds are not appropriated or otherwise available to support continuation of such lease.

See Annex A-1 to this prospectus and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property or portfolio of Mortgaged Properties. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one (1) of the top five (5) tenants (by net rentable area leased) for the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Penn Square Mall, representing approximately 9.4% of the Initial Pool Balance, two (2) of the four (4) anchor tenants are Macy’s and J.C. Penney. On September 8, 2015, Macy’s, Inc. announced plans to close between 35 and 40 underperforming stores out of its approximately 730 stores, and (ii) on January 15, 2014, J.C. Penney announced that it expects to close thirty-three (33) underperforming stores. In addition, the largest tenant at the Mortgaged Property by underwritten base rent is The Gap. On June 15, 2015 Gap Inc. announced plans to close 175 specialty stores over the next few years.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, the fourth largest tenant, representing approximately 9.6% of square feet and 9.0% of underwritten annual rent, is Office Depot.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton South Corporate Center, representing approximately 5.0% of the Initial Pool Balance, the second (2nd) largest tenant, Philadelphia Insurance Company, representing approximately 11.1% of rentable square feet, is entitled to a free rent period until July 2016. At loan origination, the borrower deposited $1,047,467 into a reserve in respect of free rent, which is required to be released monthly in an amount equal to the monthly rent that would be due absent such free rent period.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Greenville Mall, representing approximately 4.7% of the Initial Pool Balance, the second largest tenant, representing 21.8% of net rentable square feet, is J.C. Penney. On January 15, 2014, J.C. Penney announced that it expects to close thirty-three (33) underperforming stores.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 40 West Plaza, representing approximately 3.0% of the Initial Pool Balance, the largest tenant, Regency Furniture, representing approximately 19.1% of rentable square feet, is building out its space and has not yet taken occupancy. In addition, Regency Furniture is entitled to a free rent for a period of ten (10) months after permits for entry relocation are obtained. The date of rent commencement is subject to various contingencies and is estimated to occur in January 2017. At loan origination, the borrower deposited $540,966 into a reserve (based on estimated free rent, rent credits, concessions and/or abatements, including common area maintenance and taxes) for such tenant, and an additional $2,659,034 (based on estimated costs of tenant improvements, leasing commissions, landlord work for

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entry and an economic holdback) into an additional reserve related to such tenant’s space. Each such reserve is required to be released to the borrower if either (i) Regency Furniture or (ii) a replacement tenant or tenants satisfactory to lender in its sole discretion, is in possession of the Regency Furniture space, open for business and paying full contractual rent (as evidenced by a tenant estoppel). If such conditions are not satisfied within eighteen months after the loan origination date, lender may, with respect to each such reserve, either (i) retain the funds in such reserve as additional collateral, (ii) transfer such funds to a leasing reserve fund, or (iii) apply such funds to prepay the Mortgage Loan (in which case such prepayment is subject to payment of a prepayment premium equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium). If the Mortgage Loan is prepaid, lender is required to recalculate the monthly debt service payment based on a 360 month amortization period less months elapsed since the loan origination date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest fifteen (15) Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	Six (6) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties, identified on Annex A-1 to this prospectus as Marriott - Albuquerque, NM, Le Meridien Cambridge MIT, Courtyard - Conyers, GA, 24 Hour Fitness - Mesquite, TX, Walgreens - Sedro Woolley, WA, and Walgreens - Southbury, CT, collectively representing approximately 9.4% of the Initial Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, ground lessors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the fifteen (15) largest loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Le Meridien Cambridge MIT, which secures a Mortgage Loan representing approximately 3.1% of the Initial Pool Balance, the related ground lease is not assignable without the consent of the ground lessor (Massachusetts Institute of Technology), provided that an Approved First Unit Leasehold Mortgagee will be able to acquire title to the leased property by foreclosure, assignment in lieu of foreclosure or otherwise, but may then only transfer to certain entities, provided, further, that if such entity is not an affiliate or subsidiary entity, then the ground lessor (Massachusetts Institute of Technology) will have a right of first refusal to purchase the related Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott – Albuquerque, NM, securing a Mortgage Loan representing approximately 3.9% of the Initial Pool Balance, Marriott International, Inc. (“Marriott”) has a right of first refusal pursuant to a franchise agreement, to purchase or lease, as applicable, the Mortgaged Property in the event of a proposed transfer of an interest in the related borrower, an affiliate of the related borrower, the franchise agreement or the Mortgaged Property to a competitor of Marriott. Pursuant to a comfort letter issued by Marriott, Marriott’s right of first refusal is subordinated to the lender’s rights under the related mortgage securing the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than twelve (12) months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty-five (25) of the Mortgaged Properties, securing 11.7% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Arizona, Arkansas, Utah, Tennessee, Washington, Idaho, Missouri or Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

With respect to the GLP Industrial Portfolio A Whole Loan, seventeen (17) of the related Mortgaged Properties, representing in the aggregate approximately 27.9% of aggregate allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, none of such Mortgaged Properties has a seismic expected loss greater than 18%. The related borrowers have obtained an earthquake insurance policy covering all of the properties included in the acquisition by Global Logistics Properties Limited, the parent entity of the borrowers, of 284 logistics properties (which includes the Mortgaged Properties) from IIT (the “IIT Acquisition”). The policy expires February 15, 2017, has a per occurrence and annual aggregate limit of $125,000,000 across all of the properties relating to the IIT Acquisition (which includes the Mortgaged Properties) and has a deductible of $100,000 (except (i) in the State of California where the deductible is 5% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence) and (ii) in the Pacific Northwest and New Madrid where the deductible is 2% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence). We cannot assure you that the earthquake insurance policy will be sufficient to cover any or all potential liabilities that may arise from seismic conditions at such Mortgaged Properties.

With respect to certain of the Mortgaged Properties, including Mortgaged Properties securing certain of the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Macy’s Furniture - San Mateo, CA, 24 Hour Fitness – Mesquite, TX, Walgreens - Sedro Woolley, WA and Walgreens - Southbury, CT representing approximately 2.3% of the Initial Pool Balance, the related borrower may rely on the single tenant’s or a ground lease tenant’s insurance or self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage or self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the loan documents. See representation and warranty no. 16 on

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Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

With respect to the Mortgage Loan identified on Annex A-1 to this prospectus as Penn Square Mall, representing approximately 9.4% of the Initial Pool Balance, if the reciprocal easement agreement or a major lease requires restoration and no event of default is continuing, insurance proceeds are required to be applied to restoration, even if the conditions to restoration that would otherwise be required to be satisfied under the Mortgage Loan documents have not been satisfied.

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related leases, condominium documents or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loan being sold by Morgan Stanley Mortgage Capital Holdings LLC provide, and Mortgage Loan sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one (1) credit rating agency (which is generally not required to be a rating agency rating the Certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two (2) times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized” or “as-complete”, value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Holiday Inn Express - Orlando, FL	0.8%	69.5%(1)	$11,500,000(1)	86.9%	$9,200,000

(1)	Reflects an “as-is market value based on a hypothetical condition” as of November 1, 2015 that assumes the completion as of such date of property improvement plan renovations and capital improvements that are actually anticipated to be completed at the related Mortgaged Property in February 2017. The appraisal also provides an “as-is” value of $9,200,000 that assumes such renovations and capital improvements will be completed during the first year of the projection period and incorporates a capital deduction in such year for the related estimated costs. The appraisal also provides a “prospective market value upon stabilization” of $12,300,000 as of November 1, 2017. The appraised values and LTV Ratios used in this prospectus for such Mortgage Loan are (or are based on) the “as-is market value based on a hypothetical condition”, except where otherwise expressly specified.

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In the case of the Mortgage Loan identified as GLP Industrial Portfolio A on Annex A-1 to this prospectus, representing approximately 7.3% of the Initial Pool Balance, the “as-is” appraised value of $2,090,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $1,995,800,000, which results in a Cut-off Date LTV Ratio of 31.9%.

The “as-is” appraised value of the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the Initial Pool Balance, is $199,000,000. Concurrently with the origination of the related Mortgage Loan, a deed was recorded in Mercer county, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the related borrower for the Mortgaged Property. Simultaneously with the acquisition of the Mortgaged Property, 90.0% of the indirect equity interests in the related borrower were syndicated by the initial owners of the borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for such Mortgaged Property. In addition, the appraised value of the Mortgaged Property reflects the extraordinary assumption that an escrow account to cover future leasing costs (tenant improvement contributions and leasing commissions) for $11,500,000 would be available to any subsequent purchaser of the Mortgaged Property and therefore applies the amount of such reserve as an addition to the final reconciled values in each of the valuation approaches used in the appraisal report.

The “as-is” appraised value of the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton South Corporate Center, representing approximately 5.0% of the Initial Pool Balance, is $72,000,000. Concurrently with the origination of the related Mortgage Loan, a deed was recorded in Mercer county, New Jersey disclosing consideration of $58,000,000 paid to the third party seller by the related borrower for the Mortgaged Property. Simultaneously with the acquisition of the Mortgaged Property, 83.33% of the indirect equity interests in the related borrower were syndicated by the initial owners of the borrower pursuant to an equity contribution agreement at a purchase price of $70,000,000 ($66,628,159 net of adjustments) for such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Penn Square Mall, representing approximately 9.4% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the non-recourse carve-out guaranty and the environmental indemnity, the recourse liability of the guarantor under the guaranty, together with any liability of the guarantor under the environmental indemnity, is limited to $62,000,000 (20% of the original principal balance of the Whole Loan) in the aggregate. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related loan documents are satisfied.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Ellenton Premium Outlets, representing approximately 7.5% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the non-recourse carve-out guaranty and the environmental indemnity, the recourse liability of the guarantor under the guaranty, together with any liability of the guarantor under the environmental indemnity, is limited to $35,600,000 (20% of the original principal balance of the Whole Loan) in the aggregate. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental

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indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related loan documents are satisfied.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the Initial Pool Balance, the guarantor’s full recourse liability for voluntary or collusive bankruptcy is limited to 15% of the then outstanding Whole Loan amount. In addition, the guarantor has no liability under the environmental indemnity so long as an environmental insurance policy meeting the requirements of the loan documents (including the environmental policy described above under “—Environmental Considerations”) is in place. Accordingly, the guarantor will not be liable under the environmental indemnity for so long as the current environmental indemnity is in place.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Greenville Mall, representing approximately 4.7% of the Initial Pool Balance, for so long as Rouse Properties, LP is the guarantor under the non-recourse carve-out guaranty and the environmental indemnity, the recourse liability of the guarantor under the guaranty, together with any liability of the guarantor under the environmental indemnity, is limited to $22,750,000 (50% of the original principal balance of the Whole Loan) in the aggregate.

•	A substantial portion of the Mortgage Loans, including several of the fifteen (15) largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

•	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be thirty (30) days or more delinquent and none of the Mortgage Loans have been thirty (30) days or more delinquent since origination. A Mortgage Loan will be treated as thirty (30) days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were thirty (30) days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been thirty (30) days or more delinquent during the twelve (12) months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past twelve (12) months).

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-three (23) Mortgage Loans, representing approximately 54.2% of the Initial Pool Balance, provide for payments of interest-only for the first six (6) to sixty (60) months following the related origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Thirteen (13) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 18.7% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Six (6) Mortgage Loans, representing approximately 27.0% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Two (2) Mortgage Loans, identified as Princeton Pike Corporate Center and Princeton South Corporate Center on Annex A-1 to this prospectus, representing approximately 10.3% of the Initial Pool Balance, provide for amortization based on the principal payment schedule set forth on Annex F-1 and Annex F-2, respectively, to this prospectus.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Partial IO	23	$ 518,030,000	54.2%
Full IO	6	$ 258,450,000	27.0%
Amortizing	13	$ 179,168,355	18.7%
Total:	42	$ 955,648,355	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance
First	35	$ 774,872,237	81.1%
Sixth	7	$ 180,776,118	18.9%
Total:	42	$ 955,648,355	100.0%

Overview of Grace Periods

The Mortgage loans have various grace periods prior to the occurrence of an event of default as follows:

Grace period prior to the occurrence of an event of default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance
0	11	$ 276,957,695	29.0%
4	8	$ 281,135,519	29.4%
5	16	$ 306,048,750	32.0%
7	7	$ 91,506,391	9.6%
Total:	42	$ 955,648,355	100.0%

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As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

In addition, the Mortgage Loans also have various other periods of time prior to the imposition of late payment charges and/or default interest as follows:

Period of time prior to the imposition of late payment charges and/or default interest (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	21	$ 623,576,445	65.3%
5	14	$ 240,565,519	25.2%
7	7	$ 91,506,391	9.6%
Total:	42	$ 955,648,355	100.0%

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

Some Mortgage Loans provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). There are no ARD loans with respect to the Mortgage Pool for this securitization.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three (3) to twenty-five (25) payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield

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Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest fifteen (15) Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Forty (40) of the Mortgage Loans, representing approximately 91.4% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two (2) years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) of the Mortgage Loans representing approximately 7.3% of the Initial Pool Balance permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a yield maintenance charge or prepayment premium and thereafter such Mortgage Loan is freely prepayable.

•	One (1) of the Mortgage Loans representing approximately 1.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a yield maintenance charge or prepayment premium, and thereafter such Mortgage Loan is freely prepayable.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	4	6.1%
4	27	53.1%
5	6	12.4%
7	4	25.4%
25	1	3.0%
Total	42	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of forty (40) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 91.4% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”)to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two (2) years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least thirty (30) days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first (1st) day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A, representing approximately 7.3% of the Initial Pool Balance, the related borrowers (the “GLP Industrial Portfolio A Borrowers”) may obtain the release of any of the individual Mortgaged Properties (each an “Individual GLP Industrial Portfolio A Property”) from the mortgage relating to the GLP Industrial Portfolio A Whole Loan by prepaying a portion of the GLP Industrial Portfolio A Whole Loan equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio A Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio A Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio A Whole Loan prior to the open prepayment date are subject to payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, provided that if the lender applies loss proceeds from a casualty or condemnation at any Individual GLP Industrial Portfolio A Property toward prepayment of the GLP Industrial Portfolio A Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the GLP

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Industrial Portfolio A Borrowers of the remainder of the release price for such Individual GLP Industrial Portfolio A Property will be subject to payment of such prepayment fee. Any such prepayment must be made in conjunction with a simultaneous and pro rata prepayment of the related mezzanine loans, such that the ratio of the principal balance of the GLP Industrial Portfolio A Whole Loan to the related mezzanine loans remains unchanged.

In addition, releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation) are further subject to a combined debt yield test under the GLP Industrial Portfolio A Whole Loan and related mezzanine loans, such that such combined debt yield after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%. The GLP Industrial Portfolio A Borrowers may satisfy the foregoing debt yield test by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio A Whole Loan were reduced by such amount, such debt yield test would be satisfied; provided that the aggregate notional amount of all letters of credit delivered under the loan documents may not exceed 10% of the principal balance of the GLP Industrial Portfolio A Whole Loan. Release is also subject to certain additional conditions, including, among others, delivery of a REMIC opinion.

In addition, the GLP Industrial Portfolio A Borrowers may obtain a release of certain excess parcels from the lien of the applicable mortgage without the lender’s consent or any requirement to prepay any portion of the GLP Industrial Portfolio A Whole Loan upon the satisfaction of certain conditions, including, among others: (i) delivery of an officer’s certificate from the GLP Industrial Portfolio A Borrowers certifying that the release will not have a material adverse effect on the value or use of the remainder of any Individual GLP Industrial Portfolio A Property that is adjacent to the released parcel, (ii) transfer of the released parcel to an entity that is not one of the GLP Industrial Portfolio A Borrowers, and (iii) delivery of a REMIC opinion.

The GLP Industrial Portfolio A Borrowers have the limited right, from and after the six-month anniversary of the origination date, to replace one of more GLP Industrial Portfolio A Properties (a “GLP Industrial Portfolio A Replaced Property”) with a qualified substitute Property (a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation, (ii) the substitute property is located in one of the following states: Arizona, California, Colorado, Illinois, Indiana, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Tennessee, Texas, Utah, Virginia, Washington or Washington D.C.; and the aggregate allocated loan amount of substitute properties located in states in which none of the related Mortgaged Properties are located as of the origination date may not exceed 30% of the Whole Loan amount, (iii) total substitutions (by allocated loan amount) may not exceed 10% of the original principal balance of the GLP Industrial Portfolio A Whole Loan, (iv) after giving effect to the Property Substitution, the combined debt yield on the GLP Industrial Portfolio A Whole Loan and related mezzanine loans, recalculated to include only income and expense attributable to the remaining GLP Industrial Portfolio A Properties (including the related substitute property) may not be less than such combined debt yield immediately prior to such Property Substitution; and, if such recalculated combined debt yield is less than the combined debt yield as of the origination date, then the property-specific combined debt yield of the substitute property as of the date of the related Property Substitution may not be less than the property-specific combined debt yield of the GLP Industrial Portfolio A Replaced Property as of the origination date, (v) based on current appraisals, the as-is market value of the related substitute property must be equal to or greater than the greater of (x) the as-is market value of the related GLP Industrial Portfolio A Replaced Property at the time of substitution and (y) the appraised value of the related GLP Industrial Portfolio A Replaced Property at origination, (vi) the substitute property must primarily consist of warehouse/distribution or light industrial space, unless the related GLP Industrial Portfolio A Replaced Property is a flex office space, in which case it may also be a flex office space, (vii) after giving effect to the Property Substitution, no metropolitan statistical area may have a geographic concentration greater than 30%, and such Property Substitution may not increase the geographic concentration of any such metropolitan statistical area by more than 30%; (viii) the GLP Industrial Portfolio A Borrowers certify to the lender in an officer’s certificate that the Property Substitution will not have a material adverse effect, (ix) the lender receives reasonably satisfactory environmental reports and engineering reports regarding the substitute properties showing no structural, environmental or other issues that are not reasonably acceptable to the lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the GLP Industrial Portfolio A Borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (x) delivery of a REMIC opinion, (xi) the GLP Industrial Portfolio A Borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each substitute property and (xii) satisfying the conditions to substitution under the related mezzanine loans.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Simply Self Storage OK & FL Portfolio, representing approximately 3.5% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of one or more of such individual Mortgaged Properties, subject to the satisfaction of certain conditions, including, but not limited to, (i) partial defeasance of the Mortgage Loan in an amount equal to the greatest of (a) 120% of the allocated loan amount with respect to the Mortgaged Property or Mortgaged Properties being released, (b) an amount that results, with respect to the Mortgaged Property or Mortgaged Properties remaining after the release, in the loan-to-value ratio being not greater than 72.5%, (c) an amount that results, with respect to the Mortgaged Property or Mortgaged Properties remaining after the release, in the debt service coverage ratio being not less than 1.45x and (d) an amount that results, with respect to the Mortgaged Property or Mortgaged Properties remaining after the release, in the debt yield being not less than 8.5%, and (ii) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of two (2) Mortgaged Properties identified on Annex A-1 to this prospectus as Solar Plaza & Sunbelt Professional Centre, representing approximately 2.9% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of each of such individual Mortgaged Properties, subject to the satisfaction of certain conditions, including, but not limited to, (i) partial defeasance of the Mortgage Loan in an amount equal to 120% of the allocated loan amount with respect to the Mortgaged Property being released, (ii) (a) a loan-to-value ratio following such partial defeasance not greater than the lesser of the loan-to-value ratio immediately prior to the partial defeasance and 65%, (b) a debt service coverage ratio following such partial defeasance not less than the greater of the debt service coverage ratio immediately prior to the partial defeasance and 1.49x, and (c) a debt yield following such partial defeasance not less than the greater of the debt yield immediately prior to the partial defeasance and 9.24% and (iii) delivery of a REMIC opinion.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. For example, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Penn Square Mall and Ellenton Premium Outlets, representing approximately 9.4% and 7.5% of the Initial Pool Balance, respectively, the related borrower may, without lender’s consent, (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property, including, without limitation, portions of the Mortgaged Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Mortgaged Property, including portions of the Mortgaged Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the related borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

With respect to the Mortgaged Property identified on Annex A-1 as Landmark Gardens & Lofts Apartments, representing approximately 3.2% of the Initial Pool Balance, the borrower may obtain the release of a certain 3.1327 acre tract of land identified in the loan agreement, or any portion of that land that the borrower and the City of New Braunfels agree to be conveyed to the City, without payment of a release price, provided that the following conditions, among others, are satisfied: (i) the borrower is required to deliver officer’s certificates (A) as to the proposed use of the release parcel, its compatibility with the remainder of the Mortgaged Property and its effects on the operation and use of the remainder of the Mortgaged Property, (B) indicating the operating income and expenses for the Mortgaged Property both immediately before and immediately after the proposed release, after taking into account the proposed use of the release parcel and its effects on income and expense, together with evidence in support of such conclusions and (C) stating that any improvements to be constructed on the release parcel will not adversely affect the ability to operate and maintain, or result in any loss of rentable square feet to, the remainder of the Mortgaged Property, (ii) the debt service coverage ratio immediately following the release, after taking into account any improvement proposed to be built on the release parcel and its effect on income and expense, will not be less than the debt service coverage ratio immediately preceding the partial release, (iii) delivery of a REMIC opinion, (iv) subdivision of the release parcel from the Mortgaged Property for zoning lot and tax lot purposes, and evidence that the release parcel is not necessary for the uses of the remainder of the

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Mortgaged Property and continues to comply with all applicable legal requirements, (v) an endorsement to the lender’s title insurance policy insuring lender’s interest in any easements created in connection with the partial release and extending the effective date of the policy to the date of the release, (vi) delivery of all other documentation lender reasonably requests, (vii) transfer of the release parcel to an entity other than borrower or an affiliate of borrower, and (viii) payment by borrower of all costs, taxes and expenses related to the release, including without limitation lender’s reasonable attorneys’ fees and title insurance premiums.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Park Lee Shopping Center, representing approximately 0.8% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of a certain unimproved parcel in connection of a sale of such parcel to a third-party, subject to the satisfaction of certain conditions, including, but not limited to, (i) delivery of evidence that the release will not result in a lowering of the value of the portion of the Mortgaged Property remaining after the release, (ii) delivery of a REMIC opinion, and (iii) the borrower’s payment of the reasonable third party costs and expenses incurred by the lender in connection with the release.

In addition, certain Mortgage Loans may also permit the release of immaterial portions of the related Mortgaged Property in connection with the granting of easements and other rights of way in the ordinary course of business for utility lines or other similar purposes.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-seven (37) of the Mortgage Loans, representing approximately 75.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-three (33) of the Mortgage Loans, representing approximately 65.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-three (23) of the Mortgage Loans, representing approximately 45.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eighteen (18) of the Mortgage Loans, representing approximately 42.4% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty (20) of the Mortgage Loans, representing approximately 36.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover currently planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to provide a guaranty or post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

For example, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Penn Square Mall and Ellenton Premium Outlets, representing approximately 9.4% and 7.5% of the Initial Pool Balance, respectively, if unpaid construction costs due and payable with respect to alterations at the Mortgaged Property exceed a specified threshold ($15,500,000 for Penn Square Mall, and $8,900,000 for Ellenton Premium Outlets), the related borrower is required to deliver security for payment of such excess costs. Such security may be delivered in the form of a guaranty from the guarantor or other party acceptable to the lender or a letter of credit, or may also be delivered in the form of (i) cash or (ii) securities having a rating acceptable to the lender.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the Initial Pool Balance, in connection with the acquisition of such Mortgaged Property, various sellers established escrows with Fidelity National Title Insurance Company as follows, having balances in the following amounts as of the date such escrows were initially deposited: (1) $312,336.41, for tenant improvements and leasing commissions associated with the lease to Adare Pharmaceuticals; (2) $378,286.38, for tenant improvements and leasing commissions associated with the lease to JMT Engineering; (3) $220,944.11, for tenant improvements and leasing commissions associated with any future lease with respect to a space designated as the Advantest Space (4,229 square feet at 100 Lenox Drive); (4) $53,645.38, for scheduled rent abatements associated with the lease to Adare Pharmaceuticals; (5) $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering; (6) $159,116.13, for fifteen (15) months of rent abatements associated with the vacancy of the Advantest Space; and (7) $726,567.73, for the completion of certain ongoing capital expenditure work.

The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent such seller performs the applicable pending capital expenditure work or tenant improvement work. Funds in the rent abatement escrow accounts are to be disbursed as rent would otherwise become due under the applicable lease. Each escrow agreement has been collaterally assigned to the lender and the escrow agent thereunder has been directed to deposit any funds payable to borrower directly into the lender controlled lockbox account. However, such escrows do not constitute collateral for the Mortgage Loan, and are not permitted or required to be held by the lender. To the extent such non-collateral escrows were established, the lender did not require reserves for the related items to be established under the Mortgage Loan.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Springing/Springing	20	$254,745,327	26.7%
Hard/Springing Cash Management	13	$492,323,345	51.5%
Hard/In-Place Cash Management	2	$98,000,000	10.3%
None	2	$35,312,898	3.7%
Soft/Springing Cash Management	5	$75,266,785	7.9%
Total:	42	$955,648,355	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/In-Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves

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and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/In-Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing/Springing. A springing lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards” and “—Morgan Stanley Bank, N.A.—Morgan Stanley Bank’s Underwriting Standards—Exceptions to Underwriting Standards”; “—CIBC Inc.—Exceptions to CIBC’s Disclosed Underwriting Guidelines” and “—Starwood Mortgage Funding III LLC—Exceptions to Starwood’s Disclosed Underwriting Guidelines”.

One (1) Mortgage Loan, identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center, representing approximately 5.2% of the Initial Pool Balance, was originated by Morgan Stanley Bank, N.A. with an exception to its underwriting guidelines and/or typical underwriting procedures. With respect to such Mortgage Loan, certain reserves were provided by the seller of the Mortgaged Property in connection with the borrower’s acquisition of the Mortgaged Property, including an aggregate amount of $1,142,622.57 for tenant improvements and leasing commissions and/or free rent owed under leases to certain tenants and $726,567.73 in respect of capital improvements required to be completed by certain seller parties. Such reserves do not constitute collateral for the Mortgage Loan, and are held by an outside escrow agent and not by the lender. The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable capital expenditure or tenant improvement work. Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, reserves for the foregoing items would be required under the loan agreement and held as collateral for the loan; accordingly permitting such outside escrows in lieu of loan reserve funds constitutes a variation from Morgan Stanley Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the escrow agreements, as well as the agreements obligating seller parties to perform capital improvement and tenant improvement work, have been collaterally assigned to the lender, that the funds in such outside reserves are required to be held in an eligible account, and that each escrow agent has been directed to deposit any funds payable to the borrower under such outside reserves directly into the lockbox account under the Mortgage Loan.

One (1) Mortgage Loan identified on Annex A-1 to this prospectus as Oak Creek Marketplace, representing approximately 1.5% of the Initial Pool Balance, was originated by CIBC Inc. with an exception to CIBC Inc.’s underwriting guidelines which generally require, without regard to any other debt, a debt service coverage ratio (calculated using a thirty (30)-year amortization term) of not less than 1.25x; however, with respect to the Oak Creek Marketplace Mortgage Loan, the debt service coverage ratio for such Mortgage Loan is 1.20x. CIBC Inc.’s decision to include the Oak Creek Marketplace Mortgage Loan in the transaction notwithstanding such exception was based on the following: (a) the recent development of the Mortgaged Property, (b) Whole Foods Market, the largest tenant and anchor, having a lease term that expires approximately 9.5 years beyond the maturity date of such Mortgage Loan, (c) the amount of the Mortgage Loan sponsor’s cash equity in the transaction and (d) the Mortgaged Property’s location in a highly developed retail corridor.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent

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reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan U/W NCF DSCR(2)	Cut-off Date Total Debt U/W NCF DSCR(1)
GLP Industrial Portfolio A	$70,000,000	7.3%	$330,000,000	$567,600,000	$1,296,500,000	4.4%	30.5%	62.0%	3.97x	1.84x
Princeton Pike Corporate Center	$50,000,000	5.2%	$17,000,000	$80,000,000	$147,000,000	5.52%	65.3%	73.9%	1.38x	1.07x
Princeton South Corporate Center	$48,000,000	5.0%	$12,000,000	$0	$60,000,000	4.84%	66.7%	83.3%	1.32x	0.92x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan).

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any

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payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio(1)	Combined Minimum DSCR(1)	Combined Minimum Debt Yield(1)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Landmark Gardens & Lofts Apartments	$30,487,500	N/A	75%	1.20x	7.50%	Yes	No
Castle Creek I & II	$ 8,250,000	N/A	85%	1.20x	N/A	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval (or will be on lender’s form with commercially reasonable modifications acceptable to lender). The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

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Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Penn Square Mall”, “Ellenton Premium Outlets”, “GLP Industrial Portfolio A”, “Princeton Pike Corporate Center”, “Le Meridien Cambridge MIT” and “University West Apartments” is part of a related Whole Loan consisting of the Mortgage Loan and a related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means, any NRSRO rating any serviced companion loan securities.

“CSMC 2015-GLPA Trust and Servicing Agreement” means the trust and servicing agreement relating to the securitization of the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loan.

“MSBAM 2015-C27 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the University West Apartments Non-Serviced Pari Passu Companion Loan.

“MSCI 2015-UBS8 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan.

“MSCI 2016-PSQ Trust and Servicing Agreement” means the trust and servicing agreement relating to the securitization of the Penn Square Mall Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Certificate Administrator” means (i) with respect to the Penn Square Mall Whole Loan, the certificate administrator under the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the certificate administrator under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A Whole Loan, the certificate administrator under the CSMC 2015-GLPA Trust and Servicing Agreement, and (iv) with respect to the University West Apartments Whole Loan, the certificate administrator under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means each Non-Serviced Pari Passu Companion Loan and each Non-Serviced Subordinate Companion Loan.

“Non-Serviced Controlling Holder” means (i) with respect to the Penn Square Mall Whole Loan, the controlling class certificateholder (or the equivalent) under the MSCI 2016-PSQ Trust and Servicing Agreement, if any, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the controlling class representative under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A Whole Loan, the controlling class certificateholder (or the equivalent) under the CSMC 2015-GLPA Trust and Servicing Agreement, if any, and (iv) with respect to the University West Apartments Whole Loan, the controlling class representative under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Custodian” means (i) with respect to the Penn Square Mall Whole Loan, the custodian under the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the custodian under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A Whole Loan, the custodian under the CSMC 2015-GLPA Trust and Servicing Agreement, and (iv) with respect to the University West Apartments Whole Loan, the custodian under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Master Servicer” means (i) with respect to the Penn Square Mall Whole Loan, the servicer under the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the master servicer under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect

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to the GLP Industrial Portfolio A Whole Loan, the servicer under the CSMC 2015-GLPA Trust and Servicing Agreement, and (iv) with respect to the University West Apartments Whole Loan, the master servicer under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Mortgage Loan” means each of the Penn Square Mall Mortgage Loan, the Ellenton Premium Outlets Mortgage Loan, the GLP Industrial Portfolio A Mortgage Loan and the University West Apartments Mortgage Loan, each as defined in “The Whole Loans—The Non-Serviced Pari Passu Whole Loans” or “—The Non-Serviced Pari Passu-AB Whole Loans”.

“Non-Serviced Pari Passu-AB Whole Loan” means each of the Penn Square Mall Whole Loan and the GLP Industrial Portfolio A Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Penn Square Mall Non-Serviced Pari Passu Companion Loan, the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Subordinate Companion Loan” means each of the Penn Square Mall Non-Serviced Subordinate Companion Loan and the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Ellenton Premium Outlets Whole Loan and the University West Apartments Whole Loan.

“Non-Serviced PSA” means (i) with respect to the Penn Square Mall Whole Loan, the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A Whole Loan, the CSMC 2015-GLPA Trust and Servicing Agreement and (iv) with respect to the University West Apartments Whole Loan, the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means (i) with respect to the Penn Square Mall Whole Loan, the special servicer under the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the special servicer under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A, the special servicer under the CSMC 2015-GLPA Trust and Servicing Agreement and(iv) with respect to the University West Apartments Whole Loan, the special servicer under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means (i) with respect to the Penn Square Mall Whole Loan, the trustee under the MSCI 2016-PSQ Trust and Servicing Agreement, (ii) with respect to the Ellenton Premium Outlets Whole Loan, the trustee under the MSCI 2015-UBS8 Pooling and Servicing Agreement, (iii) with respect to the GLP Industrial Portfolio A, the trustee under the CSMC 2015-GLPA Trust and Servicing Agreement and (iv) with respect to the University West Apartments Whole Loan, the trustee under the MSBAM 2015-C27 Pooling and Servicing Agreement.

“Non-Serviced Whole Loan” means each of the Penn Square Mall Whole Loan, the Ellenton Premium Outlets Whole Loan, the GLP Industrial Portfolio A Whole Loan and the University West Apartments Whole Loan.

“Other Master Servicer” means (A) with respect to the Princeton Pike Corporate Center Whole Loan, the master servicer that will be appointed under the pooling and servicing agreement that creates the trust whose assets include the Princeton Pike Corporate Center Serviced Pari Passu Companion Loan and (B) with respect to the Le Meridien Cambridge MIT Whole Loan, the master servicer that will be appointed under the pooling and servicing agreement that creates the trust whose assets include the Le Meridien Cambridge MIT Pari Passu Companion Loan.

“Other PSA” means (A) with respect to the Princeton Pike Corporate Center Whole Loan, the pooling and servicing agreement that creates the trust whose assets include the Princeton Pike Corporate Center Serviced Pari Passu Companion Loan and (B) with respect to the Le Meridien Cambridge MIT Whole Loan, the pooling and servicing agreement that creates the trust whose assets include the Le Meridien Cambridge MIT Pari Passu Companion Loan.

“Serviced AB Mortgage Loan” means, with respect to any Serviced AB Whole Loan, any note that is included in the Issuing Entity and that is senior in right of payment to the related Serviced Subordinate Companion Loan to

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the extent set forth in the related Intercreditor Agreement. There are no Serviced AB Mortgage Loans related to the Issuing entity as of the Closing Date.

“Serviced AB Whole Loan” means any Mortgage Loan serviced under the PSA that is divided into a senior mortgage note that is included in the Issuing Entity and one or more subordinated mortgage note(s) that are not included in the Issuing Entity. There are no Serviced AB Whole Loans related to the Issuing entity as of the Closing Date.

“Serviced Pari Passu Companion Loan” means (A) the Princeton Pike Corporate Center Pari Passu Companion Loan and (B) the Le Meridien Cambridge MIT Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means (A) the Princeton Pike Corporate Center Mortgage Loan and (B) the Le Meridien Cambridge MIT Mortgage Loan.

“Serviced Pari Passu Whole Loan” means (A) the Princeton Pike Corporate Center Whole Loan and (B) the Le Meridien Cambridge MIT Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any note that is not included in the Issuing Entity and that is subordinated in right of payment to the related Serviced AB Mortgage Loan to the extent set forth in the related Intercreditor Agreement. There are no Serviced Subordinate Companion Loans related to the issuing entity as of the Closing Date.

“Serviced Whole Loan” means each Serviced Pari Passu Whole Loan and each Serviced AB Whole Loan. The Princeton Pike Corporate Center Whole Loan and the Le Meridien Cambridge MIT Whole Loan are the only Serviced Whole Loans related to the issuing entity as of the Closing Date.

“Subordinate Companion Loan” means each of the Penn Square Mall Non-Serviced Subordinate Companion Loan and the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan, each as defined in “—The Non-Serviced Pari Passu-AB Whole Loans”.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan U/W NCF DSCR(1)		Whole Loan U/W NCF DSCR(2)
Penn Square Mall	$90,000,000	9.4%	$116,500,000	$103,500,000	31.3%	47.0%	4.10	x	2.73	x
Ellenton Premium Outlets	$71,200,000	7.5%	$106,800,000	$0	53.6%	53.6%	2.43	x	2.43	x
GLP Industrial Portfolio A	$70,000,000	7.3%	$567,600,000	$328,900,000	30.5%	46.2%	3.97	x	2.62	x
Princeton Pike Corporate Center	$50,000,000	5.2%	$80,000,000	$0	65.3%	65.3%	1.38	x	1.38	x
Le Meridien Cambridge MIT	$30,000,000	3.1%	$42,200,000	$0	68.1%	68.1%	1.55	x	1.55	x
University West Apartments	$18,000,000	1.9%	$27,000,000	$0	74.1%	74.1%	1.45	x	1.45	x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan.

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loan.

The Serviced Pari Passu Whole Loans

The Princeton Pike Corporate Center Whole Loan

The mortgaged property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center (the “Princeton Pike Corporate Center Mortgaged Property”) secures a Whole Loan evidenced by three (3) promissory notes (collectively, the “Princeton Pike Corporate Center Promissory Notes”), each dated as of December 23, 2015, as follows: (1) “Princeton Pike Corporate Center Promissory Note A-1” in the original principal amount of $50,000,000, (2) “Princeton Pike Corporate Center Promissory Note A-2” in the original principal amount of $45,000,000 and (3) “Princeton Pike Corporate Center Promissory Note A-3” in the original principal amount of $35,000,000. The Princeton Pike Corporate Center Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

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The Princeton Pike Corporate Center Promissory Note A-1 will be included in the Issuing Entity, will be a “Mortgage Loan” and is referred to herein as the “Princeton Pike Corporate Center Mortgage Loan”. The Princeton Pike Corporate Center Promissory Note A-2 and the Princeton Pike Corporate Center Promissory Note A-3 will not be included in the Issuing Entity, will be “Pari Passu Companion Loans” and are referred to herein as the “Princeton Pike Corporate Center Pari Passu Companion Loans”. The Princeton Pike Corporate Center Pari Passu Companion Loans are pari passu in right of payment with the Princeton Pike Corporate Center Mortgage Loan and are currently held by Morgan Stanley Bank, which may sell any Princeton Pike Corporate Center Pari Passu Companion Loan at any time, subject to compliance with the Princeton Pike Corporate Center Intercreditor Agreement (as defined below). The Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Pari Passu Companion Loans are collectively referred to herein as the “Princeton Pike Corporate Center Whole Loan”.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Princeton Pike Corporate Center Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Princeton Pike Corporate Center Pari Passu Companion Loans.

The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement. The terms of the Princeton Pike Corporate Center Intercreditor Agreement provide that, for so long as the Princeton Pike Corporate Center Mortgage Loan is included in a securitization, the applicable master servicer or special servicer will be obligated to administer the Princeton Pike Corporate Center Whole Loan consistently with the terms of such intercreditor agreement and the applicable pooling and servicing agreement. None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on the Princeton Pike Corporate Center Pari Passu Companion Loans, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances, and the special servicer may make certain Servicing Advances, on the Princeton Pike Corporate Center Whole Loan, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Princeton Pike Corporate Center Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Princeton Pike Corporate Center Promissory Notes (the “Princeton Pike Corporate Center Intercreditor Agreement”), the Princeton Pike Corporate Center Mortgage Loan is pari passu in right of payment with the Princeton Pike Corporate Center Pari Passu Companion Loans. The Princeton Pike Corporate Center Intercreditor Agreement provides, in general, that:

•	The Princeton Pike Corporate Center Promissory Notes are of equal priority with each other and none of such promissory notes will have priority or preference over any other such promissory note.

•	All payments, proceeds and other recoveries on the Princeton Pike Corporate Center Whole Loan will be applied to the Princeton Pike Corporate Center Promissory Notes on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the master servicer and the special servicer, in accordance with the terms of the Pooling and Servicing Agreement).

•	The Directing Certificateholder under the Pooling and Servicing Agreement will be entitled to exercise the rights of controlling holder with respect to the Princeton Pike Corporate Center Whole Loan prior to the occurrence of a Control Termination Event and will have all rights with respect to the Princeton Pike Corporate Center Whole Loan set forth in the Pooling and Servicing Agreement; provided, that if, prior to a Control Termination Event, the Directing Certificateholder is (or is an affiliate of) any related borrower, the Directing Certificateholder will not be entitled to exercise any such rights of the controlling holder and there will be deemed to be no controlling holder with respect to the Princeton Pike Corporate Center Whole Loan.

•	The transfer of up to 49% of the beneficial interest of a Princeton Pike Corporate Center Pari Passu Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of a Princeton Pike Corporate Center Pari Passu Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the Princeton Pike Corporate Center Whole Loan is held in a securitization, a rating agency communication is provided to each applicable

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rating agency. The foregoing restrictions do not apply to a sale of the Princeton Pike Corporate Center Mortgage Loan together with the Princeton Pike Corporate Center Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

Certain Rights of each Princeton Pike Corporate Center Non-Controlling Holder. The special servicer will be required (i) to provide to each Princeton Pike Corporate Center Non-Controlling Holder (as defined below) copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Princeton Pike Corporate Center Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to the Princeton Pike Corporate Center Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Princeton Pike Corporate Center Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of the Princeton Pike Corporate Center Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Princeton Pike Corporate Center Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Princeton Pike Corporate Center Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Princeton Pike Corporate Center Non-Controlling Holder (or its representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the Princeton Pike Corporate Center Promissory Notes, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to the Princeton Pike Corporate Center Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Princeton Pike Corporate Center Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Princeton Pike Corporate Center Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects the holder of a Princeton Pike Corporate Center Pari Passu Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the Princeton Pike Corporate Center Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

A “Princeton Pike Corporate Center Non-Controlling Holder” is any holder of a Princeton Pike Corporate Center Pari Passu Companion Loan, and from and after the date that a Princeton Pike Corporate Center Pari Passu Companion Loan is securitized, the “directing certificateholder” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the related securitization will be entitled to exercise the rights of such Princeton Pike Corporate Center Non-Controlling Holder; provided that for so long as 50% or more of a Princeton Pike Corporate Center Pari Passu Companion Loan is held by (or such “directing certificateholder” or other designated party under the related pooling and servicing agreement is) a related borrower or an affiliate thereof, the related Princeton Pike Corporate Center Non-Controlling Holder will not be entitled to exercise any of the rights described above, and as to such Princeton Pike Corporate Center Pari Passu Companion Loan, there will be deemed to be no Princeton Pike Corporate Center Non-Controlling Holder.

Sale of Defaulted Mortgage Loan. Under the Princeton Pike Corporate Center Intercreditor Agreement and the Pooling and Servicing Agreement, upon the Princeton Pike Corporate Center Whole Loan becoming a Defaulted Loan, and if the special servicer decides to sell the Princeton Pike Corporate Center Mortgage Loan, the special servicer will be required to sell the Princeton Pike Corporate Center Mortgage Loan and each

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Princeton Pike Corporate Center Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell the Princeton Pike Corporate Center Whole Loan without the consent of each Princeton Pike Corporate Center Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Princeton Pike Corporate Center Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Le Meridien Cambridge MIT Whole Loan

The mortgaged property identified on Annex A-1 to this prospectus as Le Meridien Cambridge MIT (the “Le Meridien Cambridge MIT Mortgaged Property”) secures a Whole Loan evidenced by three (3) replacement severed promissory notes (collectively, the “Le Meridien Cambridge MIT Promissory Notes”), each severed from the original $72,200,000 promissory note originally dated as of November 25, 2015 as follows: (1) “Le Meridien Cambridge MIT Promissory Note A-1” in the original principal amount of $30,000,000, (2) “Le Meridien Cambridge MIT Promissory Note A-2” in the original principal amount of $21,100,000 and (3) “Le Meridien Cambridge MIT Promissory Note A-3” in the original principal amount of $21,100,000. The Le Meridien Cambridge MIT Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

The Le Meridien Cambridge MIT Promissory Note A-1 will be included in the Issuing Entity, will be a “Mortgage Loan” and is referred to herein as the “Le Meridien Cambridge MIT Mortgage Loan”. The Le Meridien Cambridge MIT Promissory Note A-2 and the Le Meridien Cambridge MIT Promissory Note A-3 will not be included in the Issuing Entity, will be “Pari Passu Companion Loans” and are referred to herein as the “Le Meridien Cambridge MIT Pari Passu Companion Loans”. The Le Meridien Cambridge MIT Pari Passu Companion Loans are pari passu in right of payment with the Le Meridien Cambridge MIT Mortgage Loan and are currently held by Bank of America, National Association, which may sell any Le Meridien Cambridge MIT Pari Passu Companion Loan at any time, subject to compliance with the Le Meridien Cambridge MIT Intercreditor Agreement (as defined below). The Le Meridien Cambridge MIT Mortgage Loan and the Le Meridien Cambridge MIT Pari Passu Companion Loans are collectively referred to herein as the “Le Meridien Cambridge MIT Whole Loan”).

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Le Meridien Cambridge MIT Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Le Meridien Cambridge MIT Pari Passu Companion Loans.

The Le Meridien Cambridge MIT Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement. The terms of the Le Meridien Cambridge MIT Intercreditor Agreement provide that, for so long as the Le Meridien Cambridge MIT Mortgage Loan is included in a securitization, the applicable master servicer or special servicer will be obligated to administer the Le Meridien Cambridge MIT Whole Loan consistently with the terms of such intercreditor agreement and the applicable pooling and servicing agreement. None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on the Le Meridien Cambridge MIT Pari Passu Companion Loans, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances, and the special servicer may make certain Servicing Advances, on the Le Meridien Cambridge MIT Whole Loan, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Le Meridien Cambridge MIT Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Le Meridien Cambridge MIT Promissory Notes (the “Le Meridien Cambridge MIT Intercreditor Agreement”), the Le Meridien Cambridge MIT Mortgage Loan is pari passu in right of payment with the Le Meridien Cambridge MIT Pari Passu Companion Loans. The Le Meridien Cambridge MIT Intercreditor Agreement provides, in general, that:

•	The Le Meridien Cambridge MIT Promissory Notes are of equal priority with each other and none of such promissory notes will have priority or preference over any other such promissory note.

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•	All payments, proceeds and other recoveries on the Le Meridien Cambridge MIT Whole Loan will be applied to the Le Meridien Cambridge MIT Promissory Notes on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the master servicer and the special servicer, in accordance with the terms of the Pooling and Servicing Agreement).

•	The Directing Certificateholder under the Pooling and Servicing Agreement will be entitled to exercise the rights of controlling holder with respect to the Le Meridien Cambridge MIT Whole Loan prior to the occurrence of a Control Termination Event and will have all rights with respect to the Le Meridien Cambridge MIT Whole Loan set forth in the Pooling and Servicing Agreement; provided, that if, prior to a Control Termination Event, the Directing Certificateholder is (or is an affiliate of) any related borrower, the Directing Certificateholder will not be entitled to exercise any such rights of the controlling holder and there will be deemed to be no controlling holder with respect to the Le Meridien Cambridge MIT Whole Loan.

•	The transfer of up to 49% of the beneficial interest of a Le Meridien Cambridge MIT Pari Passu Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of a Le Meridien Cambridge MIT Pari Passu Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the Le Meridien Cambridge MIT Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency. The foregoing restrictions do not apply to a sale of the Le Meridien Cambridge MIT Mortgage Loan together with the Le Meridien Cambridge MIT Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

Certain Rights of each Le Meridien Cambridge MIT Non-Controlling Holder. The special servicer will be required (i) to provide to each Le Meridien Cambridge MIT Non-Controlling Holder (as defined below) copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Le Meridien Cambridge MIT Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to the Le Meridien Cambridge MIT Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Le Meridien Cambridge MIT Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of the Le Meridien Cambridge MIT Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Le Meridien Cambridge MIT Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Le Meridien Cambridge MIT Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Le Meridien Cambridge MIT Non-Controlling Holder (or its representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the Le Meridien Cambridge MIT Promissory Notes, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to the Le Meridien Cambridge MIT Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Le Meridien Cambridge MIT Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Le Meridien Cambridge MIT Whole Loan are discussed.

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If a Servicer Termination Event has occurred with respect to the special servicer that affects the holder of a Le Meridien Cambridge MIT Pari Passu Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the Pooling and Servicing Agreement solely with respect to the Le Meridien Cambridge MIT Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

A “Le Meridien Cambridge MIT Non-Controlling Holder” is any holder of a Le Meridien Cambridge MIT Pari Passu Companion Loan, and from and after the date that a Le Meridien Cambridge MIT Pari Passu Companion Loan is securitized, the “directing certificateholder” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the related securitization will be entitled to exercise the rights of such Le Meridien Cambridge MIT Non-Controlling Holder; provided that for so long as 50% or more of a Le Meridien Cambridge MIT Pari Passu Companion Loan is held by (or such “directing certificateholder” or other designated party under the related pooling and servicing agreement is) a related borrower or an affiliate thereof, the related Le Meridien Cambridge MIT Non-Controlling Holder will not be entitled to exercise any of the rights described above, and as to such Le Meridien Cambridge MIT Pari Passu Companion Loan, there will be deemed to be no Le Meridien Cambridge MIT Non-Controlling Holder.

Sale of Defaulted Mortgage Loan. Under the Le Meridien Cambridge MIT Intercreditor Agreement and the Pooling and Servicing Agreement, upon the Le Meridien Cambridge MIT Whole Loan becoming a Defaulted Loan, and if the special servicer decides to sell the Le Meridien Cambridge MIT Mortgage Loan, the special servicer will be required to sell the Le Meridien Cambridge MIT Mortgage Loan and each Le Meridien Cambridge MIT Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell the Le Meridien Cambridge MIT Whole Loan without the consent of each Le Meridien Cambridge MIT Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Le Meridien Cambridge MIT Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

The Ellenton Premium Outlets Whole Loan

The portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Ellenton Premium Outlets (the “Ellenton Premium Outlets Mortgaged Property”) secures a Mortgage Loan evidenced by four (4) promissory notes, each originally dated as of November 3, 2015 and bearing the same rate of interest, as follows: (1) promissory Note A-1 in the original principal amount of $58,000,000, (2) promissory Note A-2, in the original principal amount of $38,800,000, (3) promissory Note A-3 in the original principal amount of $10,000,000 and (4) promissory Note A-4 in the original principal amount of $71,200,000 (Note A-4 represents the “Ellenton Premium Outlets Mortgage Loan” and Note A-1, Note A-2 and Note A-3, collectively, represents the “Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan” and, together with the Ellenton Premium Outlets Mortgage Loan, the “Ellenton Premium Outlets Non-Serviced Whole Loan”, the “Ellenton Premium Outlets Non-Serviced Pari Passu Whole Loan” or the “Ellenton Premium Outlets Whole Loan” as the context requires). The Ellenton Premium Outlets Non-Serviced Whole Loan was originated by UBS Real Estate Securities Inc. and Note A-4 was thereafter purchased by Bank of America, National Association.

The Ellenton Premium Outlets Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $71,200,000, and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, with an outstanding principal balance as of the Cut-off Date of $106,800,000, are cross-defaulted and have the same borrowers, maturity date, amortization schedule and prepayment structure. The Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan is pari passu in right of payment with the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is included in the Issuing Entity. The Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan is not included in the Issuing Entity; a portion thereof (represented by promissory Note A-1 and Note A-3) is currently held by the MSCI 2015-UBS8 securitization trust, and a portion thereof (represented by promissory Note A-2) is currently held by UBS Real Estate Securities Inc., which may sell such portion at any time, subject to compliance with the Ellenton Premium Outlets Intercreditor Agreement (as defined below).

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Ellenton Premium Outlets Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan.

Servicing of the Ellenton Premium Outlets Non-Serviced Whole Loan. The Ellenton Premium Outlets Non-Serviced Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 securitization, dated as of December 1, 2015 (the “MSCI 2015-UBS8 PSA”), between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “MSCI 2015-UBS8 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (in such capacity, the “MSCI 2015-UBS8 Special Servicer”), Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian, and Situs Holdings, LLC, as trust advisor. The MSCI 2015-UBS8 PSA constitutes the “Non-Serviced PSA” with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan. The servicing terms of such Non-Serviced PSA are substantially similar to the servicing terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Ellenton Premium Outlets Mortgage Loan”.

The Ellenton Premium Outlets Intercreditor Agreement provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer will be obligated to administer the Ellenton Premium Outlets Non-Serviced Whole Loan consistently with the terms of such intercreditor agreement and the related Non-Serviced PSA. None of the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced PSA will be required to make P&I Advances on the Ellenton Premium Outlets Mortgage Loan, but the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the Ellenton Premium Outlets Non-Serviced Whole Loan unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced PSA (P&I Advances on the Ellenton Premium Outlets Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA; none of the master servicer, the special servicer or the trustee will be obligated to make Servicing Advances with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan).

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Any losses, liabilities, claims, costs and expenses incurred in connection with the Ellenton Premium Outlets Non-Serviced Whole Loan that are not otherwise paid out of collections on such Non-Serviced Whole Loan may, to the extent allocable to the Ellenton Premium Outlets Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The Ellenton Premium Outlets Intercreditor Agreement. Pursuant to the intercreditor agreement entered into between the holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan (the “Ellenton Premium Outlets Intercreditor Agreement”), the Ellenton Premium Outlets Mortgage Loan is pari passu in right of payment with the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan. The Ellenton Premium Outlets Intercreditor Agreement provides, in general, that:

•	The Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•	All payments, proceeds and other recoveries on the Ellenton Premium Outlets Non-Serviced Whole Loan will be applied to the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related Non-Serviced PSA);

•	The controlling class representative under the related Non-Serviced PSA (or such other designee specified thereunder) will act as the controlling note holder with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan and will have all rights with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan set forth in such Non-Serviced PSA (which rights are substantially similar to the rights that the Directing Certificateholder has with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) under the PSA); provided that for so long as such controlling class representative (or other designee) is the related Mortgage Loan borrower or an affiliate thereof, such controlling class representative (or other designee) will not be entitled to exercise such control rights; and

•	The transfer of up to 49% of the beneficial interest of the non-controlling portion of the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest therein is generally prohibited unless (i) the transferee is an institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or a securitization vehicle meeting certain rating and other requirements or (ii)(a) each non-transferring holder has consented to such transfer and (b) if a non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency. The foregoing restrictions do not apply to a sale of the Ellenton Premium Outlets Mortgage Loan together with the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan.

Certain Rights of each Ellenton Premium Outlets Non-Controlling Note Holder. The related Non-Serviced Mortgage Loan Special Servicer will be required (i) to provide to each Ellenton Premium Outlets Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the Ellenton Premium Outlets Non-Serviced Whole Loan or any proposed action to be taken in respect of a Ellenton Premium Outlets Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the “subordinate control period” or the “collective consultation period” under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Ellenton Premium Outlets Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Mortgage Loan Special Servicer or any proposed action to be taken by such Non-Serviced Mortgage Loan Special Servicer in respect of “major decisions” (as defined in the related Non-Serviced PSA, and which major decisions are substantially similar to “Major Decisions” as defined in the PSA) with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan (each, a “Ellenton Premium Outlets Major Decision”).

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Such consultation right will expire ten (10) business days after the delivery to the related Ellenton Premium Outlets Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Ellenton Premium Outlets Non-Controlling Note Holder has responded within such period (unless the related Non-Serviced Mortgage Loan Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by any Ellenton Premium Outlets Non-Controlling Note Holder (or its representative).

If the related Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, it may take, in accordance with the servicing standard, any action constituting a Ellenton Premium Outlets Major Decision with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Ellenton Premium Outlets Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, in which servicing issues related to the Ellenton Premium Outlets Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects any Ellenton Premium Outlets Non-Controlling Note Holder, such holder will have the right to direct the related Non-Serviced Mortgage Loan Trustee to terminate the related Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced PSA solely with respect to the Ellenton Premium Outlets Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Mortgage Loan Special Servicer may have as a certificateholder under the related Non-Serviced PSA, entitlements to amounts payable to the Non-Serviced Mortgage Loan Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Ellenton Premium Outlets Non-Controlling Note Holders” are the holders of the Ellenton Premium Outlets Mortgage Loan and the non-controlling portion of the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan; provided, that for so long as 50% or more of either such non-controlling note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such Ellenton Premium Outlets Non-Controlling Note Holder is) the related Mortgage Loan borrower or an affiliate thereof, such non-controlling note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such Ellenton Premium Outlets Non- Controlling Note Holder) will not be entitled to exercise any rights of such Ellenton Premium Outlets Non-Controlling Note Holder, and there will be deemed to be no Ellenton Premium Outlets Non- Controlling Note Holder with respect to such non-controlling note. UBS Real Estate Securities Inc., as holder of a non-controlling portion of the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, is expected to be a Ellenton Premium Outlets Non-Controlling Note Holder on the Closing Date. In addition, with respect to the Ellenton Premium Outlets Mortgage Loan, the rights of the related Ellenton Premium Outlets Non-Controlling Note Holder will initially be exercisable by the Directing Certificateholder under the PSA prior to the occurrence of a Control Termination Event or a Consultation Termination Event, as applicable.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the MSCI 2015-UBS8 PSA will be the initial custodian of the mortgage file related to the Ellenton Premium Outlets Non-Serviced Whole Loan (other than any Ellenton Premium Outlets promissory notes not contributed to the MSCI 2015-UBS8 securitization trust).

Sale of Defaulted Mortgage Loan. Under the Ellenton Premium Outlets Intercreditor Agreement and the related Non-Serviced PSA, upon the Ellenton Premium Outlets Non-Serviced Whole Loan becoming a defaulted Mortgage Loan, if the Non-Serviced Mortgage Loan Special Servicer decides to sell the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan together as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced PSA. Notwithstanding the foregoing, the related Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell the Ellenton Premium Outlets Non-Serviced Whole Loan without the consent of any Ellenton

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Premium Outlets Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Ellenton Premium Outlets Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Mortgage Loan Special Servicer and a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the controlling class representative under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale.

The University West Apartments Whole Loan

The portfolio of mortgaged properties identified on Annex A-1 to this prospectus as University West Apartments (the “University West Apartments Mortgaged Property”) secures a Mortgage Loan evidenced by two (2) promissory notes, each dated as of October 28, 2015 and bearing the same rate of interest, as follows: (1) promissory Note A-1, in the original principal amount of $27,000,000 and (2) promissory Note A-2, in the original principal amount of $18,000,000 (Note A-1 represents the “University West Apartments Non-Serviced Pari Passu Companion Loan” and Note A-2 represents the “University West Apartments Mortgage Loan” and, together with the University West Apartments Mortgage Loan, the “University West Apartments Non-Serviced Whole Loan”, the “University West Apartments Non-Serviced Pari Passu Whole Loan” or the “University West Apartment Whole Loan” as the context requires).

The University West Apartments Mortgage Loan, with an outstanding principal balance as of the Cut-off Date of $18,000,000, and the University West Apartments Non-Serviced Pari Passu Companion Loan, with an outstanding principal balance as of the Cut-off Date of $27,000,000, are cross-defaulted and have the same borrowers, maturity date, amortization schedule and prepayment structure. The University West Apartments Non-Serviced Pari Passu Companion Loan is pari passu in right of payment with the University West Apartments Mortgage Loan. The University West Apartments Mortgage Loan is included in the Issuing Entity. The University West Apartments Non-Serviced Pari Passu Companion Loan is not included in the Issuing Entity and is currently held by the MSBAM 2015-C27 securitization trust.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the University West Apartments Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the University West Apartments Non-Serviced Pari Passu Companion Loan.

Servicing of the University West Apartments Non-Serviced Whole Loan. The University West Apartments Non-Serviced Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C27 securitization, dated as of November 1, 2015 (the “MSBAM 2015-C27 PSA”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “MSBAM 2015-C27 Master Servicer”), CWCapital Asset Management LLC, as special servicer (in such capacity, the “MSBAM 2015-C27 Special Servicer”), Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, and Situs Holdings, LLC, as trust advisor. The MSBAM 2015-C27 PSA constitutes the “Non-Serviced PSA” with respect to the University West Apartments Non-Serviced Whole Loan. The servicing terms of such Non-Serviced PSA are substantially similar to the servicing terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the University West Apartments Mortgage Loan”.

The University West Apartments Intercreditor Agreement provides that the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer will be obligated to administer the University West Apartments Non-Serviced Whole Loan consistently with the terms of such intercreditor agreement and the related Non-Serviced PSA. None of the related Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, under the related Non-Serviced PSA will be required to make P&I Advances on the University West Apartments Mortgage Loan, but the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Trustee, as applicable, will be required to make servicing advances on the University West Apartments Non-Serviced Whole Loan unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced PSA (P&I Advances on the University West Apartments Mortgage Loan will be

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made by the master servicer or the trustee, as applicable, to the extent provided under the PSA; none of the master servicer, the special servicer or the trustee will be obligated to make Servicing Advances with respect to the University West Apartments Non-Serviced Whole Loan).

Any losses, liabilities, claims, costs and expenses incurred in connection with the University West Apartments Non-Serviced Whole Loan that are not otherwise paid out of collections on such Non-Serviced Whole Loan may, to the extent allocable to the University West Apartments Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The University West Apartments Intercreditor Agreement. Pursuant to the intercreditor agreement entered into between the holders of the University West Apartments Mortgage Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan (the “University West Apartments Intercreditor Agreement”), the University West Apartments Mortgage Loan is pari passu in right of payment with the University West Apartments Non-Serviced Pari Passu Companion Loan. The University West Apartments Intercreditor Agreement provides, in general, that:

•	The University West Apartments Mortgage Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan are of equal priority with each other and neither will have priority or preference over the other;

•	All payments, proceeds and other recoveries on the University West Apartments Non-Serviced Whole Loan will be applied to the University West Apartments Mortgage Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator and trust advisor, in accordance with the terms of the related Non-Serviced PSA);

•	The controlling class representative under the related Non-Serviced PSA (or such other designee specified thereunder) will act as the controlling note holder with respect to the University West Apartments Non-Serviced Whole Loan and will have all rights with respect to the University West Apartments Non-Serviced Whole Loan set forth in such Non-Serviced PSA (which rights are substantially similar to the rights that the Directing Certificateholder has with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) under the PSA); provided that for so long as such controlling class representative (or other designee) is the related Mortgage Loan borrower or an affiliate thereof, such controlling class representative (or other designee) will not be entitled to exercise such control rights; and

•	The transfer of up to 49% of the beneficial interest of the non-controlling portion of the University West Apartments Non-Serviced Pari Passu Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest therein is generally prohibited unless (i) the transferee is an institutional lender or investment fund (other than the related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or a securitization vehicle meeting certain rating and other requirements or (ii)(a) each non-transferring holder has consented to such transfer and (b) if a non-transferring holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency. The foregoing restrictions do not apply to a sale of the University West Apartments Mortgage Loan together with the University West Apartments Non-Serviced Pari Passu Companion Loan.

Certain Rights of the University West Apartments Non-Controlling Note Holder. The related Non-Serviced Mortgage Loan Special Servicer will be required (i) to provide to the University West Apartments Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the controlling class representative under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the University West Apartments Non-Serviced Whole Loan or any proposed action to be taken in respect of a University West Apartments Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the controlling class representative due to the expiration of the “subordinate control period” or the “collective consultation period” under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult the University West Apartments Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by

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such Non-Serviced Mortgage Loan Special Servicer or any proposed action to be taken by such Non-Serviced Mortgage Loan Special Servicer in respect of “major decisions” (as defined in the related Non-Serviced PSA, and which major decisions are substantially similar to “Major Decisions” as defined in the PSA) with respect to the University West Apartments Non-Serviced Whole Loan (each, a “University West Apartments Major Decision”).

Such consultation right will expire ten (10) business days after the delivery to the related University West Apartments Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such University West Apartments Non-Controlling Note Holder has responded within such period (unless the related Non-Serviced Mortgage Loan Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Mortgage Loan Special Servicer be obligated to follow or take any alternative actions recommended by any University West Apartments Non-Controlling Note Holder (or its representative).

If the related Non-Serviced Mortgage Loan Special Servicer determines that immediate action is necessary to protect the interests of the holders of the University West Apartments Mortgage Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan, it may take, in accordance with the servicing standard, any action constituting a University West Apartments Major Decision with respect to the University West Apartments Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the University West Apartments Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer, as applicable, in which servicing issues related to the University West Apartments Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects any University West Apartments Non-Controlling Note Holder, such holder will have the right to direct the related Non-Serviced Mortgage Loan Trustee to terminate the related Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced PSA solely with respect to the University West Apartments Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Mortgage Loan Special Servicer may have as a certificateholder under the related Non-Serviced PSA, entitlements to amounts payable to the Non-Serviced Mortgage Loan Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “University West Apartments Non-Controlling Note Holder” is the holder of the University West Apartments Mortgage Loan; provided, that for so long as 50% or more of such non-controlling note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the University West Apartments Non-Controlling Note Holder is) the related Mortgage Loan borrower or an affiliate thereof, such non-controlling note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of the University West Apartments Non-Controlling Note Holder) will not be entitled to exercise any rights of the University West Apartments Non-Controlling Note Holder, and there will be deemed to be no University West Apartments Non-Controlling Note Holder with respect to such non-controlling note. In addition, with respect to the University West Apartments Mortgage Loan, the rights of the related University West Apartments Non-Controlling Note Holder will initially be exercisable by the Directing Certificateholder under the PSA prior to the occurrence of a Control Termination Event or a Consultation Termination Event, as applicable.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the MSBAM 2015-C27 PSA will be the initial custodian of the mortgage file related to the University West Apartments Non-Serviced Whole Loan (other than the University West Apartments promissory note not contributed to the MSBAM 2015-C27 securitization trust).

Sale of Defaulted Mortgage Loan. Under the University West Apartments Intercreditor Agreement and the related Non-Serviced PSA, upon the University West Apartments Non-Serviced Whole Loan becoming a defaulted Mortgage Loan, if the Non-Serviced Mortgage Loan Special Servicer decides to sell the University West Apartments Non-Serviced Pari Passu Companion Loan, such Non-Serviced Mortgage Loan Special Servicer will be required to sell the University West Apartments Mortgage Loan and the University West Apartments Non-Serviced Pari Passu Companion Loan together as notes evidencing one whole loan in accordance with the terms

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of the related Non-Serviced PSA. Notwithstanding the foregoing, the related Non-Serviced Mortgage Loan Special Servicer will not be permitted to sell the University West Apartments Non-Serviced Whole Loan without the consent of any University West Apartments Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the University West Apartments Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Mortgage Loan Special Servicer and a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the controlling class representative under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan Special Servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu-AB Whole Loans

The Penn Square Mall Whole Loan

The mortgaged property identified on Annex A-1 to this prospectus as Penn Square Mall (the “Penn Square Mall Mortgaged Property”) secures a Whole Loan evidenced by four (4) promissory notes (collectively, the “Penn Square Mall Promissory Notes”), each originally dated as of December 22, 2015, as follows: (1) “Penn Square Mall Promissory Note A-1A” in the original principal amount of $69,900,000, (2) “Penn Square Mall Promissory Note A-1B” in the original principal amount of $90,000,000, (3) “Penn Square Mall Promissory Note A-1C” in the original principal amount of $46,600,000, and (4) “Penn Square Mall Promissory Note A-2” in the original principal amount of $103,500,000. The Penn Square Mall Promissory Notes are cross-defaulted and have the same borrower, interest rate, maturity date, amortization schedule and prepayment structure.

Penn Square Mall Promissory Note A-1B will be included in the Issuing Entity, will be a “Mortgage Loan” and is referred to herein as the “Penn Square Mall Mortgage Loan”. Penn Square Mall Promissory Note A-1A and Penn Square Mall Promissory Note A-1C will not be included in the Issuing Entity, will be “Non-Serviced Pari Passu Companion Loans” and are referred to herein as the “Penn Square Mall Non-Serviced Pari Passu Companion Loans” and, together with the Penn Square Mall Mortgage Loan, the “Penn Square Mall Senior Notes”. Penn Square Mall Promissory Note A-2 will not be included in the Issuing Entity, will be a “Non-Serviced Subordinate Companion Loan” and is referred to herein as the “Penn Square Mall Non-Serviced Subordinate Companion Loan”. The Penn Square Mall Mortgage Loan, the Penn Square Mall Non-Serviced Pari Passu Companion Loans and the Penn Square Mall Non-Serviced Subordinate Companion Loan are collectively referred to herein as the “Penn Square Mall Whole Loan”).

Penn Square Mall Promissory Note A-1A and Penn Square Mall Promissory Note A-2 are expected to be held as of the Closing Date by the MSCI 2016-PSQ securitization trust. Penn Square Mall Promissory Note A-1C is expected to be held as of the Closing Date by Morgan Stanley Bank, which may sell Penn Square Mall Promissory Note A-1C at any time, subject to compliance with the Penn Square Mall Intercreditor Agreement (as defined below).

The Penn Square Mall Mortgage Loan is pari passu in right of payment with the Penn Square Mall Non-Serviced Pari Passu Companion Loans, and the Penn Square Mall Mortgage Loan and the Penn Square Mall Non-Serviced Pari Passu Companion Loans are generally senior in right of payment to the Penn Square Mall Non-Serviced Subordinate Companion Loan. Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Penn Square Mall Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Penn Square Mall Non-Serviced Pari Passu Companion Loans and excludes the Penn Square Mall Non-Serviced Subordinate Companion Loan.

Servicing of the Penn Square Mall Whole Loan

The Penn Square Mall Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the MSCI 2016-PSQ securitization, dated as of February 1, 2016 (the “MSCI 2016-PSQ Trust and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as servicer, special servicer and certificate administrator, and Wilmington Trust, National Association, as trustee. The MSCI 2016-PSQ Trust and Servicing Agreement constitutes the “Non-Serviced PSA” with respect to the Penn Square Mall Whole Loan. The servicing terms of the MSCI 2016-PSQ Trust and Servicing Agreement are similar to the servicing terms of the PSA for this transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Penn Square Mall Mortgage Loan”.

The Penn Square Mall Intercreditor Agreement provides that the servicer or the special servicer under the related Non-Serviced PSA will be obligated to administer the Penn Square Mall Whole Loan in accordance with the accepted servicing practices and consistently with the terms of such Intercreditor Agreement and the related Non-Serviced PSA. None of the servicer, special servicer or trustee, as applicable, under the related Non-Serviced PSA will be required to make monthly payment advances or administrative advances on the Penn Square Mall Mortgage Loan, but such servicer or trustee, as applicable, will be required to make property protection advances on the Penn Square Mall Whole Loan in accordance with the related Non-Serviced PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee under the PSA for this transaction will be obligated to make servicing advances with respect to the Penn Square Mall Whole Loan. Each of the servicer and trustee under the related Non-Serviced PSA is entitled to reimbursement for a

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servicing advance, first, from amounts on deposit in the collection account established under the related Non-Serviced PSA that represent amounts received in respect of the Penn Square Mall Whole Loan, and then, if such servicing advance is a nonrecoverable advance, if funds on deposit in such collection account allocable to the Penn Square Mall Non-Serviced Subordinate Companion Loan are insufficient to reimburse such servicing advance, then any deficiency will be paid from general collections of each securitization of a Penn Square Mall Senior Note on a Pro Rata and Pari Passu Basis pursuant to the terms of the Penn Square Mall Intercreditor Agreement.

P&I Advances on the Penn Square Mall Mortgage Loan are required to be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA for this transaction, and each such party will be entitled to make its own nonrecoverability determination with respect to such P&I Advances. Similarly, monthly payment advances and administrative advances are required to be made on the promissory notes held in the MSCI 2016-PSQ securitization trust (Penn Square Mall Promissory Note A-1A and Penn Square Mall Promissory Note A-2) by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as applicable. Monthly payment advances and administrative advances made on any Penn Square Mall Promissory Note may be reimbursed from collections on the Penn Square Mall Whole Loan prior to distribution on any Penn Square Mall Promissory Note (and correspondingly, prior to distribution to certificateholders), provided that any such advances in respect of the Penn Square Mall Senior Notes will be reimbursed (on a Pro Rata and Pari Passu Basis (as defined below) as between such Penn Square Mall Senior Notes, based on their respective outstanding principal balances) prior to any such advances outstanding in respect of the Penn Square Mall Non-Serviced Subordinate Companion Loan. To the extent collections on the Penn Square Mall Whole Loan are allocated to the Penn Square Mall Mortgage Loan to reimburse monthly payment advances made with respect thereto, such advances will also be recoverable from general collections of the Issuing Entity, as and to the extent provided in the PSA.

In addition, each of the parties to the related Non-Serviced PSA will be entitled to indemnification out of proceeds of the Mortgage Loans in the Issuing Entity to the same extent to which such parties are entitled to indemnification out of proceeds on the mortgage loans held by the MSCI 2016-PSQ securitization trust, but only to the extent of the pro rata share of any such indemnification amounts allocable to the Penn Square Mall Mortgage Loan.

The obligation of the master servicer to provide information and collections to the certificate administrator and make P&I Advances for the benefit of the Certificateholders with respect to the Penn Square Mall Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable servicer or special servicer under the related Non-Serviced PSA.

The Penn Square Mall Intercreditor Agreement

The initial holders of the Penn Square Mall Promissory Notes have entered into an intercreditor agreement (the “Penn Square Mall Intercreditor Agreement”). Payments made in respect of the Penn Square Mall Whole Loan will be applied in accordance with the Penn Square Mall Intercreditor Agreement.

Distributions; Cost and Expense Allocations and Reimbursements. Generally, as long as no Penn Square Mall Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Penn Square Mall Whole Loan (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Penn Square Mall Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan documents, (ii) any amounts for required reserves or escrows required by the related Mortgage Loan documents, (iii) all amounts received as reimbursements on account of recoveries in respect of property protection advances then due and payable or reimbursable to the trustee, servicer or special servicer under the related Non-Serviced PSA, and (iv) certain fees and other amounts payable to the servicer or special servicer under the related Non-Serviced PSA), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Penn Square Mall Intercreditor Agreement, as follows:

•	first, to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Penn Square Mall Senior Note holders (or paid or advanced by the servicer, special servicer or trustee under the related Non-Serviced PSA, as applicable) with respect to the Penn Square Mall Whole Loan pursuant to the terms of the Penn Square Mall Intercreditor Agreement or the related Non-Serviced PSA;

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•	second, to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective promissory note at the related interest rate, net of any applicable primary servicing fees under the related Non-Serviced PSA;

•	third, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, in an amount equal to the accrued and unpaid interest on the principal balance of its related promissory note at the related interest rate, net of any applicable primary servicing fees under the related Non-Serviced PSA;

•	fourth, pro rata, based on the principal balances of their respective Penn Square Mall Senior Notes, to the Penn Square Mall Senior Note holders, in each case in an amount equal to its respective principal entitlement allocated pursuant to the related Mortgage Loan documents for the related Due Date, to be applied in reduction of the principal balance of each such promissory note;

•	fifth, if the proceeds of any foreclosure sale or any liquidation of the Penn Square Mall Whole Loan or the Penn Square Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the Penn Square Mall Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the related Non-Serviced PSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Penn Square Mall Non-Serviced Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction of the aggregate principal balance of the Penn Square Mall Senior Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the related interest rate for the Penn Square Mall Whole Loan;

•	sixth, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, up to the amount of any unreimbursed costs and expenses paid by the Penn Square Mall Non-Serviced Subordinate Companion Loan holder (or paid or advanced by the related servicer, special servicer or trustee, as applicable, under the related Non-Serviced PSA) with respect to the Penn Square Mall Whole Loan pursuant to the terms of the Penn Square Mall Intercreditor Agreement or the related Non-Serviced PSA;

•	seventh, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, in an amount equal to its principal entitlement allocated pursuant to the related Mortgage Loan documents with respect to the related Due Date, which amount will be applied in reduction of the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan;

•	eighth, if the proceeds of any foreclosure sale or any liquidation of the Penn Square Mall Whole Loan or the Penn Square Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan has been reduced, such excess amount will be paid to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder (x) first, in an amount up to the reduction of the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the related interest rate for the Penn Square Mall Whole Loan;

•	ninth, to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, pro rata, based on their respective percentage interests in the Penn Square Mall Whole Loan, any yield maintenance premium or other prepayment premium, to the extent paid by the related borrower;

•	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any yield maintenance premium or other prepayment premium) actually paid by the related borrower are not required to be otherwise applied under the related Non-Serviced PSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the applicable advance rate), to pay any additional servicing expenses or to compensate the servicer or special servicer, as applicable, under the related Non-Serviced PSA, as applicable (in each case provided that such reimbursements or

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payments relate to the Penn Square Mall Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, pro rata, based on their respective percentage interests in the Penn Square Mall Whole Loan; and

•	eleventh, if any excess amount is available to be distributed in respect of the Penn Square Mall Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder in accordance with their respective percentage interests in the Penn Square Mall Whole Loan, provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the Penn Square Mall Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Penn Square Mall Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Penn Square Mall Promissory Notes in the manner permitted by such REMIC provisions.

Generally, for so long as a Penn Square Mall Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Penn Square Mall Whole Loan (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the Penn Square Mall Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan documents, (ii) any amounts for required reserves or escrows required by the related Mortgage Loan documents, (iii) all amounts received as reimbursements on account of recoveries in respect of property protection advances then due and payable or reimbursable to the trustee, servicer or special servicer under the related Non-Serviced PSA, and (iv) certain fees and other amounts payable to the servicer or special servicer under the related Non-Serviced PSA), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Penn Square Mall Intercreditor Agreement, as follows:

•	first, to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Penn Square Mall Senior Note holders (or paid or advanced by the servicer, special servicer or trustee under the related Non-Serviced PSA, as applicable) with respect to the Penn Square Mall Whole Loan pursuant to the terms of the Penn Square Mall Intercreditor Agreement or the related Non-Serviced PSA;

•	second, to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective promissory note at the related interest rate, net of any applicable primary servicing fees under the related Non-Serviced PSA;

•	third, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, in an amount equal to the accrued and unpaid interest on the principal balance of its related promissory note at the related interest rate, net of any applicable primary servicing fees under the related Non-Serviced PSA;

•	fourth, to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis, until the principal balances of the Penn Square Mall Senior Notes have been reduced to zero;

•	fifth, if the proceeds of any foreclosure sale or any liquidation of the Penn Square Mall Whole Loan or the Penn Square Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the Penn Square Mall Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the related Non-Serviced PSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Penn Square Mall Non-Serviced Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the Penn Square Mall Senior Note holders on a Pro Rata and Pari Passu Basis (x) first, in an amount up to the reduction of the aggregate principal balance of the Penn Square Mall Senior Notes as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the related interest rate for the Penn Square Mall Whole Loan;

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•	sixth, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, up to the amount of any unreimbursed costs and expenses paid by the Penn Square Mall Non-Serviced Subordinate Companion Loan holder (or paid or advanced by the related servicer, special servicer or trustee, as applicable, under the related Non-Serviced PSA) with respect to the Penn Square Mall Whole Loan pursuant to the terms of the Penn Square Mall Intercreditor Agreement or the related Non-Serviced PSA;

•	seventh, to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, until the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan has been reduced to zero;

•	eighth, if the proceeds of any foreclosure sale or any liquidation of the Penn Square Mall Whole Loan or the Penn Square Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan has been reduced, such excess amount will be paid to the Penn Square Mall Non-Serviced Subordinate Companion Loan holder (x) first, in an amount up to the reduction of the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the related interest rate for the Penn Square Mall Whole Loan;

•	ninth, to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, pro rata, based on their respective percentage interests in the Penn Square Mall Whole Loan, any yield maintenance premium or other prepayment premium, to the extent paid by the related borrower;

•	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any yield maintenance premium or other prepayment premium) actually paid by the related borrower are not required to be otherwise applied under the related Non-Serviced PSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the applicable advance rate), to pay any additional servicing expenses or to compensate the servicer or special servicer, as applicable, under the related Non-Serviced PSA, as applicable (in each case provided that such reimbursements or payments relate to the Penn Square Mall Whole Loan), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder, pro rata, based on their respective percentage interests in the Penn Square Mall Whole Loan; and

•	eleventh, if any excess amount is available to be distributed in respect of the Penn Square Mall Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the Penn Square Mall Senior Note holders and the Penn Square Mall Non-Serviced Subordinate Companion Loan holder in accordance with their respective percentage interests in the Penn Square Mall Whole Loan, provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the Penn Square Mall Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Penn Square Mall Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Penn Square Mall Promissory Notes in the manner permitted by such REMIC provisions.

“Penn Square Mall Triggering Event of Default” means (i) any event of default under the related Mortgage Loan documents with respect to an obligation of the related borrower to pay money due under the Penn Square Mall Whole Loan or (ii) any non-monetary event of default under the related Mortgage Loan documents that causes the Penn Square Mall Whole Loan to become a specially serviced mortgage loan under the related Non-Serviced PSA (which, for clarification, will not include any imminent event of default).

“Pro Rata and Pari Passu Basis”, as used in this section, means, with respect to the Penn Square Mall Senior Notes and the related Penn Square Mall Senior Note holders, the allocation of any particular payment, reimbursement, collection, cost, expense or liability or other amount among such Penn Square Mall Senior Notes or such Penn Square Mall Senior Note holders, as the case may be, without any priority of any such Penn Square

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Mall Senior Note or any such Penn Square Mall Senior Note holder over another such Penn Square Mall Senior Note or Penn Square Mall Senior Note holder, as the case may be, and in any event such that each Penn Square Mall Senior Note or Penn Square Mall Senior Note holder, as the case may be, is allocated its respective pro rata share based on its respective Penn Square Mall Senior Note principal balance (or, in the case of the reimbursement of a cost, expense or loss, based on the respective reimbursable amounts) (as among the Penn Square Mall Senior Notes) of such particular payment, reimbursement, collection, cost, expense liability or other amount.

Penalty charges paid on each note will be applied: first, to pay the servicer, the trustee or the special servicer under the related Non-Serviced PSA for any interest accrued on any property protection advances and to reimburse the servicer, the trustee or the special servicer under the related Non-Serviced PSA for any property protection advances (to the extent any such advance is an additional trust fund expense under the related Non-Serviced PSA) in accordance with the terms of the related Non-Serviced PSA; second, to pay the master servicer, the trustee, or the servicer or trustee under the pooling and servicing agreement related to any securitization of a Penn Square Mall Non-Serviced Pari Passu Companion Loan, as applicable, for any interest accrued on any advance of a delinquent monthly debt service payment or any administrative advance made with respect to an Penn Square Mall promissory note by such party (as specified in the applicable pooling and servicing agreement; third, to pay any trust fund expenses under the related Non-Serviced PSA (other than special servicing fees, unpaid work-out fees and liquidation fees) incurred with respect to the Penn Square Mall Whole Loan; and finally, to pay, pro rata, the servicer and the special servicer under the related Non-Serviced PSA (in each case, as additional servicing compensation) and each Penn Square Mall Senior Note holder (or, following the securitization of any Penn Square Mall Senior Note, the master servicer and the special servicer under the related pooling and servicing agreement as additional servicing compensation).

All expenses and losses relating to the Penn Square Mall Whole Loan and the Penn Square Mall Mortgaged Property, including without limitation, losses of principal or interest, servicing advances, interest on any advance (calculated at the applicable advance rate), special servicing fees, liquidation fees, work-out fees and certain other trust expenses, as well as appraisal reduction amounts, will be allocated in Note Reverse Sequential Order.

“Note Reverse Sequential Order”, as used in this section, means, with respect to any reduction of the principal balance of any note(s) or with respect to the allocation of any expenses and losses relating to the Penn Square Mall Whole Loan and the Penn Square Mall Mortgaged Property, including, without limitation, losses of principal or interest, property protection advances (and any interest thereon), special servicing fees, liquidation fees and workout fees, and certain other trust expenses, as well as appraisal reduction amounts pursuant to the Non-Serviced PSA, (a) first, to the reduction of the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan, until the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan is reduced to zero; and (b) second, to the reduction of the principal balance of each of the Penn Square Mall Senior Notes, on a Pro Rata and Pari Passu Basis, until the principal balance of each such Penn Square Mall Senior Note is reduced to zero.

Workout. If the servicer or the special servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout of the Penn Square Mall Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate on the Penn Square Mall Whole Loan or scheduled amortization payments thereon are reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, or (iv) any other adjustment is made to any of the payment terms of the Penn Square Mall Whole Loan (other than an increase in the interest rate on the Penn Square Mall Whole Loan or increase in scheduled amortization payments on the Penn Square Mall Whole Loan), all payments to the Penn Square Mall Senior Note holders as described under “—Distributions; Cost and Expense Allocations and Reimbursements” above, will be made as though such workout did not occur, with the payment terms of the Penn Square Mall Senior Notes remaining the same as they were prior to any such workout, and the Penn Square Mall Non-Serviced Subordinate Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Penn Square Mall Whole Loan attributable to such workout (such economic effect to be borne by the Penn Square Mall Non-Serviced Subordinate Companion Loan up to the amount otherwise due on such note including in connection with the final liquidation or repayment of the Penn Square Mall Whole Loan). Prior to any allocation of collections in connection with a final liquidation or repayment of the Penn Square Mall Whole Loan, any loss or shortfall will be allocated first, to reduce the principal balance of the Penn Square Mall Non-Serviced Subordinate Companion Loan, and second, to reduce the principal balances of the Penn Square Mall Senior Notes on a Pro Rata and Pari Passu Basis, with such reduced principal balances to be used in calculating percentage interests in the Penn Square Mall Whole Loan and Pro Rata and Pari Passu Basis, in each case, for remittances of principal on the Penn Square Mall Promissory Notes. Subject to the terms of the MSCI

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2016-PSQ Trust and Servicing Agreement and the Penn Square Mall Intercreditor Agreement, in the case of any modification or amendment described above, the special servicer under the related Non-Serviced PSA (on behalf of the holders of the Penn Square Mall Promissory Notes) will have the sole authority and ability to revise the payment provisions described under “—Distributions; Cost and Expense Allocations and Reimbursements” above in a manner that reflects the subordination of the Penn Square Mall Non-Serviced Subordinate Companion Loan to the Penn Square Mall Senior Notes with respect to the loss that is the result of such amendment or modification including: (i) the ability to increase the percentage interest in the Penn Square Mall Whole Loan evidenced by any Penn Square Mall Senior Notes and to reduce the percentage interest in the Penn Square Mall Whole Loan evidenced by the Penn Square Mall Non-Serviced Subordinate Companion Loan in a manner that reflects a loss in principal as a result of such amendment or modification, and (ii) the ability to change the interest rate on the Penn Square Mall Whole Loan, but will not be permitted to change the payment priorities described in “—Distributions; Cost and Expense Allocations and Reimbursements” above.

Consultation Rights of the Penn Square Mall Non-Controlling Senior Note Holders. Pursuant to the Penn Square Mall Intercreditor Agreement and subject to certain conditions and limitations, the servicer or special servicer under the related Non-Serviced PSA, as applicable, will be required to consult, on a strictly non-binding basis, with each Penn Square Mall Non-Controlling Senior Note Holder (to the extent that such Penn Square Mall Non-Controlling Senior Note Holder requests consultation) with respect to (i) any recommended actions outlined in an asset status report related to the Penn Square Mall Whole Loan and (ii) the following actions to be taken with respect to the Penn Square Mall Whole Loan (collectively, the “Penn Square Mall Major Decisions”):

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property by deed in lieu of foreclosure) of the ownership of the Penn Square Mall Mortgaged Property if the Penn Square Mall Whole Loan comes into and continues in default;

•	any amendment or modification, consent to a modification or waiver of a monetary term (other than late fees and default interest, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the Penn Square Mall Whole Loan or any extension of the maturity date thereof;

•	following a default or an event of default with respect to the Penn Square Mall Whole Loan, any exercise of remedies, including any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents;

•	any sale of the Penn Square Mall Whole Loan if it is in default for less than the applicable repurchase price set forth in the related Non-Serviced PSA or any sale of any foreclosed property;

•	any determination to bring the Penn Square Mall Mortgaged Property or a related foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Penn Square Mall Mortgaged Property or at any foreclosed property;

•	any release of collateral or any acceptance of substitute or additional collateral for the Penn Square Mall Whole Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Penn Square Mall Whole Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Penn Square Mall Mortgaged Property or interests in the related borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan documents;

•	any incurrence of additional debt by the related borrower or of any mezzanine financing by any beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents (for purposes of the determination whether the lender has such consent rights pursuant to the related Mortgage Loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

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•	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Penn Square Mall Whole Loan or an action to enforce rights with respect thereto or decision not to enforce such rights;

•	any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

•	releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

•	any requests for the funding or disbursement of “performance”, “earn-out”, holdback or similar escrows and reserves (including those evidenced by letters of credit) for the Penn Square Mall Whole Loan if such escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of the Penn Square Mall Whole Loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the Penn Square Mall Whole Loan has a primary servicer other than the related servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

•	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower, guarantor or other obligor, or releasing the related borrower, guarantor or other obligor from liability under the Penn Square Mall Whole Loan, or modifying any of the related borrower, guarantor or other obligor’s monetary liability under the Penn Square Mall Whole Loan other than pursuant to the specific terms thereof and for which there is no lender discretion;

•	any determination of an acceptable insurance default under the related Non-Serviced PSA;

•	the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related Mortgage Loan documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of the leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise falls within the definition of “major lease” under the related Mortgage Loan documents, subject to any deemed approval expressly set forth in the related lease;

•	any adoption or implementation of a budget submitted by the related borrower with respect to the Penn Square Mall Whole Loan (to the extent lender approval is required under the related Mortgage Loan documents), if (a) the Penn Square Mall Whole Loan is on the CREFC® servicer watch list or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the related servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the Penn Square Mall Whole Loan), subject in each case to any deemed approval expressly set forth in the related Mortgage Loan documents;

•	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and

•	the exercise of the rights and powers granted under the Penn Square Mall Intercreditor Agreement or any related mezzanine loan intercreditor agreement to the holder of Penn Square Mall Promissory Note A-1A, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the holder of Penn Square Mall Promissory Note A-1A, the “Senior Lender” or such other similar term.

As used above, “material lender discretion” and “lender discretion” require mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

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Notwithstanding the foregoing, neither the servicer nor the special servicer under the related Non-Serviced PSA will be required to consult with any Penn Square Mall Non-Controlling Senior Note Holder if such Penn Square Mall Non-Controlling Senior Note Holder has failed to respond to any written notice of a pending Penn Square Mall Major Decision from such party within ten (10) business days of delivery of such notice. Furthermore, if the related servicer and special servicer under the related Non-Serviced PSA, as applicable, determines, in accordance with the servicing standard, that immediate action is necessary to protect the interests of the note holders (as a collective whole), the related servicer or special servicer under the related Non-Serviced PSA may take any such action without waiting for the expiration of the aforementioned ten (10) business day period.

In addition to the consultation rights provided above, each Penn Square Mall Non-Controlling Senior Note Holder will have the right to an annual meeting (which may be held telephonically) with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Penn Square Mall Whole Loan are discussed.

The “Penn Square Mall Non-Controlling Senior Note Holders” will be (i) the holder of the Penn Square Mall Mortgage Loan, whose rights will be exercised by the Directing Certificateholder (so long as a Consultation Termination Event has not occurred) as and to the extent set forth in the PSA, and (ii) the holder of Penn Square Mall Promissory Note A-1C.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the MSCI 2016-PSQ Trust and Servicing Agreement, is the current custodian of the mortgage file related to the Penn Square Mall Whole Loan (other than Penn Square Mall Promissory Note A-1B and Penn Square Mall Promissory Note A-1C).

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Penn Square Mall Intercreditor Agreement, if the Penn Square Mall Whole Loan becomes a defaulted loan, and if the related Non-Serviced Special Servicer has made the decision to sell the Penn Square Mall Whole Loan, the related Non-Serviced Special Servicer will be required to sell the Penn Square Mall Mortgage Loan, the Penn Square Mall Non-Serviced Pari Passu Companion Loans and the Penn Square Mall Non-Serviced Subordinate Companion Loan together as notes evidencing one whole loan in accordance with terms of the MSCI 2016-PSQ Trust and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Penn Square Mall Whole Loan without the written consent of each Penn Square Mall Non-Controlling Senior Note Holder unless the related Non-Serviced Special Servicer has delivered to each Penn Square Mall Non-Controlling Senior Note Holder (i) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Penn Square Mall Whole Loan, (ii) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale and a copy of the most recent appraisal and any documents in the servicer mortgage file requested by such Penn Square Mall Non-Controlling Senior Note Holder, and (iii) until the sale is completed, and a reasonable period of time prior to the proposed sale date, all information and documents being provided to offerors that are otherwise approved by the master servicer or the special servicer under the related Non-Serviced PSA in connection with the proposed sale. Each Penn Square Mall Non-Controlling Senior Note Holder (or its representative) will be permitted to submit an offer at any sale of the Penn Square Mall Whole Loan.

Removal and Replacement of the Special Servicer. Under the MSCI 2016-PSQ Trust and Servicing Agreement, (a) prior to any control termination event thereunder, the related Non-Serviced Special Servicer may be replaced with or without cause at the direction of the controlling class representative thereunder, and (b) after the occurrence of a control termination event thereunder, the related Non-Serviced Special Servicer may be replaced with or without cause upon the written direction of (i) holders of MSCI 2016-PSQ principal balance certificates evidencing at least 75% of a MSCI 2016-PSQ Certificateholder Quorum or (ii) holders evidencing more than 50% of the voting rights allocable to each class of MSCI 2016-PSQ principal balance certificates (but only those classes that have an outstanding certificate balance, as reduced by payments of principal and as reduced or notionally reduced by realized losses and appraisal reduction amounts allocated to the Penn Square Mall Promissory Notes included in the MSCI 2016-PSQ securitization trust, equal to or greater than 25% of the initial certificate balance of such class). An “MSCI 2016-PSQ Certificateholder Quorum” means the holders of MSCI 2016-PSQ principal balance certificates evidencing at least 66 2/3% of the aggregate voting rights (taking into account the application of any realized losses and any appraisal reduction amounts allocated to the Penn Square Mall Promissory Notes included in the MSCI 2016-PSQ securitization trust to notionally reduce the certificate balances of such certificates) of all MSCI 2016-PSQ principal balance certificates on an aggregate

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basis. Any successor special servicer in accordance with the prior sentence must satisfy the requirements, including certain ratings requirements, and makes the representations, warranties and covenants set forth in the MSCI 2016-PSQ Trust and Servicing Agreement.

In addition, if a servicer termination event under the MSCI 2016-PSQ Trust and Servicing Agreement with respect to the related Non-Serviced Special Servicer has occurred that affects any Penn Square Mall Non-Controlling Senior Note Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer pursuant to and in accordance with the terms of the MSCI 2016-PSQ Trust and Servicing Agreement. Any successor special servicer appointed to replace the Non-Serviced Special Servicer as described in the prior sentence cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of the terminating Penn Square Mall Non-Controlling Note Holder. Each Penn Square Mall Non-Controlling Note Holder will be solely responsible for reimbursing the Non-Serviced Trustee’s costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Non-Serviced Trustee, that would otherwise be reimbursed to it from amounts on deposit in the MSCI 2016-PSQ collection account.

The GLP Industrial Portfolio A Whole Loan

The portfolio of mortgaged properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio A (the “GLP Industrial Portfolio A Mortgaged Property”) secures a Whole Loan evidenced by seven (7) promissory notes (collectively, the “GLP Industrial Portfolio A Promissory Notes”),

Promissory Note	Note Date	Cut-off Date Balance
“GLP Industrial Portfolio A Promissory Note A-1”	November 4, 2015	$284,440,000
“GLP Industrial Portfolio A Promissory Note A-2”	November 4, 2015	$153,160,000
“GLP Industrial Portfolio A Promissory Note A-3-1”	January 6, 2016	$87,100,000
“GLP Industrial Portfolio A Promissory Note A-3-2”	January 6, 2016	$42,900,000
“GLP Industrial Portfolio A Promissory Note A-4”	November 4, 2015	$70,000,000
“GLP Industrial Portfolio A Promissory Note B-1”	November 4, 2015	$213,785,000
“GLP Industrial Portfolio A Promissory Note B-2”	November 4, 2015	$115,115,000

The GLP Industrial Portfolio A Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

GLP Industrial Portfolio A Promissory Note A-4 will be included in the Issuing Entity, will be a “Mortgage Loan” and is referred to herein as the “GLP Industrial Portfolio A Mortgage Loan”. GLP Industrial Portfolio A Promissory Note A-1, GLP Industrial Portfolio A Promissory Note A-2, GLP Industrial Portfolio A Promissory Note A-3-1 and GLP Industrial Portfolio A Promissory Note A-3-2 will not be included in the Issuing Entity, will be “Non-Serviced Pari Passu Companion Loans” and are referred to herein as the “GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans” and, together with the GLP Industrial Portfolio A Mortgage Loan, the “GLP Industrial Portfolio A Senior Notes”. GLP Industrial Portfolio A Promissory Note B-1 and GLP Industrial Portfolio A Promissory Note B-2 will not be included in the Issuing Entity, will be “Non-Serviced Subordinate Companion Loans” and are referred to herein as the “GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans”. The GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans and the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans are collectively referred to herein as the “GLP Industrial Portfolio A Whole Loan”).

GLP Industrial Portfolio A Promissory Note A-1, GLP Industrial Portfolio A Promissory Note A-2, GLP Industrial Portfolio A Promissory Note B-1 and GLP Industrial Portfolio A Promissory Note B-2 are expected to be held as of the Closing Date by the CSMC 2015-GLPA securitization trust. GLP Industrial Portfolio A Promissory Note A-3-1 is expected to be held as of the Closing Date by the CSAIL 2016-C5 securitization trust. GLP Industrial Portfolio A Promissory Note A-3-2 is expected to be held as of the Closing Date by Column Financial Inc. or an affiliate thereof, which may sell such promissory note at any time, subject to compliance with the GLP Industrial Portfolio A Intercreditor Agreement (as defined below).

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The GLP Industrial Portfolio A Mortgage Loan is pari passu in right of payment with the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans, the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans are pari passu in right of payment with each other, and the GLP Industrial Portfolio A Mortgage Loan and the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans are generally senior in right of payment to the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans. Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the GLP Industrial Portfolio A Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans and excludes the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans.

Servicing of the GLP Industrial Portfolio A Whole Loan

The GLP Industrial Portfolio A Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the CSMC 2015-GLPA securitization, dated as of December 15, 2015 (the “CSMC 2015-GLPA Trust and Servicing Agreement”), between Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyBank National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, and Wells Fargo Bank, National Association, as certificate administrator and trustee. The CSMC 2015-GLPA Trust and Servicing Agreement constitutes the “Non-Serviced PSA” with respect to the GLP Industrial Portfolio A Whole Loan. The servicing terms of the CSMC 2015-GLPA Trust and Servicing Agreement are similar to the servicing terms of the PSA for this transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the GLP Industrial Portfolio A Mortgage Loan”.

The GLP Industrial Portfolio A Intercreditor Agreement provides that the servicer or the special servicer under the related Non-Serviced PSA will be obligated to administer the GLP Industrial Portfolio A Whole Loan in accordance with the servicing standard and consistently with the terms of such Intercreditor Agreement and the related Non-Serviced PSA. None of the servicer, special servicer or trustee, as applicable, under the related Non-Serviced PSA will be required to make monthly payment advances or administrative advances on the GLP Industrial Portfolio A Mortgage Loan, but such servicer or trustee, as applicable, will be required to make property protection advances on the GLP Industrial Portfolio A Whole Loan in accordance with the related Non-Serviced PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee under the PSA for this transaction will be obligated to make servicing advances with respect to the GLP Industrial Portfolio A Whole Loan. Each of the servicer and trustee under the related Non-Serviced PSA is entitled to reimbursement for a servicing advance, first, from amounts on deposit in the collection account established under the related Non-Serviced PSA that represent amounts received in respect of the GLP Industrial Portfolio A Whole Loan, and then, if such servicing advance is a nonrecoverable advance, if funds on deposit in such collection account are insufficient to reimburse such servicing advance, then any deficiency will be paid from general collections of each securitization of a GLP Industrial Portfolio A Promissory Note, in each case to the extent of such promissory note’s allocable share of such deficiency (determined in Note Reverse Sequential Order (as defined below)).

P&I Advances on the GLP Industrial Portfolio A Mortgage Loan are required to be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA for this transaction, and each such party will be entitled to make its own nonrecoverability determination with respect to such P&I Advances. Similarly, monthly payment advances are required to be made on the promissory notes held in the CSMC 2015-GLPA securitization trust (GLP Industrial Portfolio A Promissory Note A-1, GLP Industrial Portfolio A Promissory Note A-2, GLP Industrial Portfolio A Promissory Note B-1 and GLP Industrial Portfolio A Promissory Note B-2) by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as applicable. Monthly payment advances with respect to any group of one or more GLP Industrial Portfolio A Promissory Notes may only be reimbursed out of amounts allocated to such group of GLP Industrial Portfolio A Promissory Notes pursuant to the GLP Industrial Portfolio A Intercreditor Agreement and may not be reimbursed out of amounts allocated to any other GLP Industrial Portfolio A Promissory Note.

In addition, the CSMC 2015-GLPA securitization trust will be entitled to indemnification out of proceeds of the Mortgage Loans in the Issuing Entity to the extent of certain losses and liabilities in connection with the servicing and administration of the GLP Industrial Portfolio A Whole Loan and the GLP Industrial Portfolio A Mortgaged Property, and each of the parties to the related Non-Serviced PSA will be entitled to indemnification for such losses and liabilities out of proceeds of the Mortgage Loans in the Issuing Entity to the same extent to which such parties are entitled to indemnification out of proceeds on the mortgage loans held by the CSMC 2015-GLPA securitization trust, in each case only to the extent of the pro rata share of any such indemnification amounts allocable to the GLP Industrial Portfolio A Mortgage Loan.

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The obligation of the master servicer to provide information and collections to the certificate administrator and make P&I Advances for the benefit of the Certificateholders with respect to the GLP Industrial Portfolio A Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable servicer or special servicer under the related Non-Serviced PSA.

The GLP Industrial Portfolio A Intercreditor Agreement

The initial holders of the GLP Industrial Portfolio A Promissory Notes have entered into an intercreditor agreement (the “GLP Industrial Portfolio A Intercreditor Agreement”). Payments made in respect of the GLP Industrial Portfolio A Whole Loan will be applied in accordance with the GLP Industrial Portfolio A Intercreditor Agreement.

Distributions; Cost and Expense Allocations and Reimbursements. Each GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan and the right of the related holder thereof to receive payments of interest, principal and other amounts with respect thereto will at all times be junior, subject and subordinate to each GLP Industrial Portfolio A Senior Note and the right of the related holder thereof to receive payments of interest, principal and other amounts with respect thereto as set forth in the related Intercreditor Agreement. Generally, all amounts available for payment on the GLP Industrial Portfolio A Whole Loan (other than (i) proceeds, awards or settlements to be applied to the restoration or repair of the GLP Industrial Portfolio A Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan documents, (ii) any amounts for required reserves or escrows required by the related Mortgage Loan documents, and (iii) certain fees and other amounts payable to the servicer or special servicer under the related Non-Serviced PSA), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the GLP Industrial Portfolio A Intercreditor Agreement, as follows:

•	first, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio A Senior Note in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio A Senior Note at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	second, on a Pro Rata and Pari Passu Basis based on the outstanding principal balances of each GLP Industrial Portfolio A Senior Note, to each holder of a GLP Industrial Portfolio A Senior Note in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio A Whole Loan, until the principal balance of such GLP Industrial Portfolio A Senior Note has been reduced to zero;

•	third, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio A Senior Note up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs (which include liquidation fees, workout fees, special servicing fees or interest on advances or similar amounts previously paid by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the related Non-Serviced PSA from the collection account thereunder to the extent reimbursed by or on behalf of the borrower pursuant to the related Mortgage Loan documents) not previously reimbursed to such holder (or paid or advanced by such party on its behalf and not previously paid or reimbursed) with respect to the GLP Industrial Portfolio A Whole Loan pursuant to the GLP Industrial Portfolio A Intercreditor Agreement or the CSMC 2015-GLPA Trust and Servicing Agreement;

•	fourth, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance thereof at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	fifth, on a Pro Rata and Pari Passu Basis based on the outstanding principal balances of each GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan, to each holder of a GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan in an amount equal to all remaining principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio A Whole Loan, until the aggregate principal balance of such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan has been reduced to zero;

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•	sixth, on a Pro Rata and Pari Passu Basis, any prepayment premium, to the extent paid by the related borrowers, to each holder of a GLP Industrial Portfolio A Senior Note in an amount up to its pro rata interest therein, based on the product of the related percentage interest in the GLP Industrial Portfolio A Whole Loan multiplied by its Relative Spread;

•	sixth, on a Pro Rata and Pari Passu Basis, any prepayment premium, to the extent paid by the related borrowers, to each holder of a GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the related percentage interest in the GLP Industrial Portfolio A Whole Loan multiplied by its Relative Spread;

•	eighth, if the proceeds of any foreclosure sale or any liquidation of the GLP Industrial Portfolio A Whole Loan or the GLP Industrial Portfolio A Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first to seventh and, as a result of a workout the aggregate principal balance of the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans have been reduced, such excess amount shall be paid to each holder of a GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the principal balance of the applicable GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CSMC 2015-GLPA Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances thereunder, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the GLP Industrial Portfolio A Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to each holder of a GLP Industrial Portfolio A Promissory Note, pro rata, based on their respective percentage interests in the GLP Industrial Portfolio A Whole Loan; and

•	tenth, if any excess amount is available to be distributed in respect of the GLP Industrial Portfolio A Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to ninth, any remaining amount shall be paid pro rata to each holder of a GLP Industrial Portfolio A Promissory Note in accordance with their respective percentage interests in the GLP Industrial Portfolio A Whole Loan.

“Pro Rata and Pari Passu Basis”, as used in this section, means, (i) with respect to the GLP Industrial Portfolio A Senior Notes and the related GLP Industrial Portfolio A Senior Note holders, the allocation of any particular payment, collection, cost, expense or liability or other amount among such GLP Industrial Portfolio A Senior Notes or such GLP Industrial Portfolio A Senior Note holders, as the case may be, without any priority of any such GLP Industrial Portfolio A Senior Note or any such GLP Industrial Portfolio A Senior Note holder over another such GLP Industrial Portfolio A Senior Note or GLP Industrial Portfolio A Senior Note holder, as the case may be, and in any event such that each GLP Industrial Portfolio A Senior Note or GLP Industrial Portfolio A Senior Note holder, as the case may be, is allocated its respective pro rata share of such particular payment, collection, cost, expense, liability or other amount, in each case based on the amounts due to teach such GLP Industrial Portfolio A Senior Note holder, and (ii) with respect to the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans and the related GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holders, the allocation of any particular payment, collection, cost, expense or liability or other amount among such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans or such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holders, as the case may be, without any priority of any such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan or any such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holder over another such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan or GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holder, as the case may be, and in any event such that each GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan or GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holder, as the case may be, is allocated its respective pro rata share of such particular payment, collection, cost, expense, liability or other amount, in each case based on the amounts due to teach such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan holder.

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“Relative Spread” means with respect to any GLP Industrial Portfolio A Promissory Note and any date of determination, the ratio of the interest rate on such note to the interest rate payable on the GLP Industrial Portfolio A Whole Loan as of such date of determination.

All expenses and losses relating to the GLP Industrial Portfolio A Whole Loan and the GLP Industrial Portfolio A Mortgaged Property, including without limitation, losses of principal or interest, servicing advances, interest on any advance (calculated at the applicable advance rate), special servicing fees, liquidation fees, work-out fees and certain other trust expenses, as well as appraisal reduction amounts, will be allocated in Note Reverse Sequential Order.

“Note Reverse Sequential Order”, as used in this section, means (a) first, to the reduction of the principal balance of each GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan is reduced to zero; and (b) second, to the reduction of the principal balance of each GLP Industrial Portfolio A Senior Note, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio A Senior Note is reduced to zero.

Workout. If the servicer or the special servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout or proposed workout of the GLP Industrial Portfolio A Whole Loan, modifies the terms thereof such that (i) the principal balance thereof is decreased, (ii) the interest rate on any GLP Industrial Portfolio A Promissory Note is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the GLP Industrial Portfolio A Whole Loan, such modification must not alter, and any modification of the related Mortgage Loan documents is required to be structured to preserve, the Sequential Order of payments of the GLP Industrial Portfolio A Promissory Notes as set forth in the related Mortgage Loan documents.

“Sequential Order”, as used in this section, means (a) first, to the reduction of the principal balance of each GLP Industrial Portfolio A Senior Note, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio A Senior Note is reduced to zero; and (b) second, to the reduction of the principal balance of each GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan is reduced to zero.

GLP Industrial Portfolio A Major Decisions. Pursuant to the GLP Industrial Portfolio A Intercreditor Agreement and subject to certain conditions and limitations, the servicer or special servicer under the related Non-Serviced PSA, as applicable, will be required to provide copies of any notice, information and report that it is required to provide to the controlling class representative under the CSMC 2015-GLPA Trust and Servicing Agreement with respect to any GLP Industrial Portfolio A Major Decision or the implementation of any recommended actions outlined in an asset status report relating to the GLP Industrial Portfolio A Whole Loan, to each GLP Industrial Portfolio A Non-Controlling Note Holder (or its representative), within the same time frame it is required to provide to the controlling class representative under the CSMC 2015-GLPA Trust and Servicing Agreement (for this purpose, without regard to whether a control termination event or consultation termination event has occurred thereunder).

As used herein, “GLP Industrial Portfolio A Major Decisions” means any of the following:

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of any of the mortgaged properties securing the GLP Industrial Portfolio A Whole Loan as come into and continue in default;

•	any modification, consent to a modification or waiver of a monetary term (other than any late fees, penalty charges and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of any late fees, penalty charges and default interest) of the GLP Industrial Portfolio A Whole Loan or any extension of the maturity date thereof;

•	any sale of the GLP Industrial Portfolio A Promissory Notes contributed to the CSMC 2015-GLPA securitization trust (other than in connection with the termination of such securitization trust) if it becomes a defaulted mortgage loan for less than the applicable repurchase price set forth in the related Non-Serviced PSA (without regard to any provision in the definition thereof relating to expenses

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reasonably incurred or expected to be incurred by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee arising out of the enforcement of a repurchase obligation);

•	any determination to bring the related mortgaged properties or a related foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any foreclosed property;

•	any release of collateral or any acceptance of substitute or additional collateral for the GLP Industrial Portfolio A Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the GLP Industrial Portfolio A Whole Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of a mortgaged property or interests in a related borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan agreement or related to an immaterial easement, right of way or similar agreement;

•	any property management company changes to the extent the lender is required to consent or approve under the related Mortgage Loan documents;

•	releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

•	any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a related borrower or guarantor releasing a related borrower or guarantor from liability under the GLP Industrial Portfolio A Whole Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

•	the determination of the related Non-Serviced Master Servicer that a servicing transfer event has occurred under the CSMC 2015-GLPA Trust and Servicing Agreement in connection with either (i) a reasonably foreseeable default or (ii) a default of which such Non-Serviced Master Servicer has notice (other than a failure by the related borrowers to pay principal or interest) and that materially and adversely affects the interests of the CSMC 2015-GLPA certificateholders has occurred and remains unremedied for the applicable grace period specified in the related Mortgage Loan documents (or, if no grace period is specified, sixty (60) days);

•	following a default or an event of default with respect to the GLP Industrial Portfolio A Whole Loan, any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to a related borrower or mortgaged property;

•	any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrowers;

•	any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of a mortgaged property;

•	any modification, waiver or amendment of the GLP Industrial Portfolio A Intercreditor Agreement or any other intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the GLP Industrial Portfolio A Whole Loan, or an action to enforce rights with respect thereto; and

•	the exercise of the rights and powers granted under the GLP Industrial Portfolio A Intercreditor Agreement (or any other intercreditor agreement referenced in the prior bullet) to the lender as may be

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set forth therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the GLP Industrial Portfolio A Whole Loan.

The “GLP Industrial Portfolio A Non-Controlling Note Holders” will be the holders of each GLP Industrial Portfolio A Promissory Note other than GLP Industrial Portfolio A Promissory Note A-1.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the CSMC 2015-GLPA Trust and Servicing Agreement is the current custodian of the mortgage file related to the GLP Industrial Portfolio A Whole Loan (other than GLP Industrial Portfolio A Promissory Note A-1, GLP Industrial Portfolio A Promissory Note A-2, GLP Industrial Portfolio A Promissory Note B-1 and GLP Industrial Portfolio A Promissory Note B-2).

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the GLP Industrial Portfolio A Intercreditor Agreement, if the GLP Industrial Portfolio A Whole Loan becomes a defaulted loan, and if the related Non-Serviced Special Servicer has made the decision to sell the GLP Industrial Portfolio A Whole Loan, the related Non-Serviced Special Servicer will be required to sell the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans and the GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loan together as notes evidencing one whole loan in accordance with terms of the CSMC 2015-GLPA Trust and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the GLP Industrial Portfolio A Whole Loan without the written consent of each GLP Industrial Portfolio A Non-Controlling Note Holder (provided that such consent is not required if the GLP Industrial Portfolio A Non-Controlling Note Holder is a GLP Industrial Portfolio A Borrower Related Party) unless the related Non-Serviced Special Servicer has delivered to each GLP Industrial Portfolio A Non-Controlling Note Holder (i) at least fifteen (15) business days prior written notice of any decision to attempt to sell the GLP Industrial Portfolio A Whole Loan, (ii) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale and a copy of the most recent appraisal and any documents in the mortgage file requested by such GLP Industrial Portfolio A Non-Controlling Note Holder that are material to the price of the GLP Industrial Portfolio A Whole Loan, and (iii) until the sale is completed, and a reasonable period of time prior to the proposed sale date, all information and documents being provided to offerors that are otherwise approved by the master servicer or the special servicer under the related Non-Serviced PSA in connection with the proposed sale. Each GLP Industrial Portfolio A Non-Controlling Note Holder will be permitted to bid at any sale of the GLP Industrial Portfolio A Whole Loan, unless such person is a related borrower or agent thereof.

“GLP Industrial Portfolio A Borrower Related Party” means (a) the related borrowers, the loan sponsor, the property manager or a GLP Industrial Portfolio A Restricted Holder, (b) any other person or entity controlling or controlled by or under common control with a related borrower, loan sponsor, property manager or GLP Industrial Portfolio A Restricted Holder, as applicable, or (c) any other person or entity owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in a related borrower, loan sponsor, property manager or GLP Industrial Portfolio A Restricted Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“GLP Industrial Portfolio A Restricted Holder” means any CSMC 2015-GLPA certificateholder, beneficial owner of a CSMC 2015-GLPA certificate or prospective purchaser thereof (whether legally, beneficially or otherwise) or any other person or entity that is also a related mezzanine lender (or any affiliate or agent thereof) or an owner in any interest in any mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a mezzanine loan, a holder of a participation interest in a mezzanine loan or a beneficial owner of any securities collateralized by any such mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated (and in respect of which, the related Non-Serviced Special Servicer has received notice thereof).

Removal and Replacement of the Special Servicer. The related Non-Serviced Special Servicer under the CSMC 2015-GLPA Trust and Servicing Agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows: (1) prior to the foreclosure on (or payment in full of) the related mezzanine A loan, the holders of at least 25% of the voting rights of the CSMC 2015-GLPA certificates

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may request a vote to replace the related special servicer, and such special servicer will be terminated if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the CSMC 2015-GLPA certificates or (b) more than 50% of the voting rights of each class of CSMC 2015-GLPA principal balance certificates (but only those classes that have an outstanding certificate balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate balance thereof, as reduced by payments of principal) vote affirmatively to so replace; (2) on or after the foreclosure on (or payment in full of) the related mezzanine A loan, but prior to the occurrence of a control termination event under the CSMC 2015-GLPA Trust and Servicing Agreement, the related special servicer may be replaced by the CSMC 2015-GLPA controlling class representative with or without cause at any time; and (3) after the occurrence of a control termination event under the CSMC 2015-GLPA Trust and Servicing Agreement, the holders of at least 25% of the voting rights of the CSMC 2015-GLPA certificates may request a vote to replace the related special servicer, in the same manner as described in clause (1) above.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest fifteen (15) Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, CIBC Inc. and Starwood Mortgage Funding III LLC on or about February 25, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2010	2011	2012	2013	2014	2015
Multifamily	$ 0	$ 9,700,000	$ 8,050,000	$ 411,310,000	$ 518,929,738	$ 1,104,590,000
Office	435,331,927	295,300,000	854,800,000	1,122,060,000	1,864,674,000	1,863,491,000
Retail	238,220,000	861,406,000	2,521,663,000	1,613,066,013	1,726,602,172	1,254,393,252
Industrial	20,000,000	270,870,000	110,780,000	46,200,000	31,185,000	1,342,375,000
Manufactured Housing	0	65,835,000	150,225,000	365,593,000	87,111,250	116,618,625
Self Storage	44,645,000	132,535,000	173,810,000	140,247,500	93,095,000	546,593,750
Lodging	137,850,000	581,550,000	1,180,501,000	2,205,861,250	2,631,502,433	2,241,228,600
Mixed Use	25,000,000	10,000,000	0	79,242,199	144,100,000	147,725,000
Other	0	0	0	0	69,930,000	0
Total	$ 901,046,927	$ 2,227,196,000	$ 4,999,829,000	$ 6,287,108,854	$ 7,167,129,593	$ 8,617,015,227

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting

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practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2 to this prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	rent roll;

•	existing mortgage verification;

•	credit references;

•	certified financial statements for mortgagor and borrower principals;

•	tenant/resident leases;

•	ground leases;

•	property operating statements;

•	real estate tax bills;

•	purchase contract (if applicable);

•	appraisal;

•	engineering report;

•	seismic report (if applicable);

•	environmental report;

•	site plan;

•	certificate of occupancy;

•	evidence of zoning compliance;

•	insurance policies;

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•	borrower structure/authority documents; and

•	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each

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individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12th) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

•	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated

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leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1 to this prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the

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results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

•	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

•	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

The Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan, representing approximately 7.5% of the Initial Pool Balance, was originated by UBS Real Estate Securities Inc. and one (1) of

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the four (4) related pari passu promissory notes (Note A-4 in the amount of $71,200,000) was subsequently purchased by Bank of America, however, the Ellenton Premium Outlets Mortgage Loan was fully re-underwritten by Bank of America in accordance with Bank of America’s underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated (or, with respect to the Ellenton Premium Outlets Mortgage Loan, representing approximately 7.5% of the Initial Pool Balance, was originated by a third party but re-underwritten by Bank of America) with any material exceptions from Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

•	certain information from the related mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. The depositor, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

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•	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

•	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1 to this prospectus, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated (or, with respect to the Ellenton Premium Outlets Mortgage Loan, representing approximately 7.5% of the Initial Pool Balance, was originated by a third party but re-underwritten by Bank of America) in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent

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described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2013, and ending December 31, 2015, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2015, through December 31, 2015, was set forth in a Form ABS-15G filed by Bank of America on February 4, 2016. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]		Assets Pending Repurchase or Replacement (within cure period)				Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	10,552,361	29.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	23,446,851	65.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	1,676,915	4.70	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	1,655,556,270	75.08	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	388,547,031	17.62	1	4,200,000	0.18	0	0	0.00	0	0	0.00	1	4,200,000	0.18	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	78,919,038	3.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	81,947,332	3.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	118	1,508,601,750	41.30	1	8,238,107	0.23	0	0	0.00	0	0	0.00	1	8,283,107	0.23	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,354,708,269	37.09	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	468,354,744	12.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	320,764,404	8.78	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	1,080,767,876	94.66	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	60,930,846	5.34	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	7,034,773,688		2	12,483,107		0	0		0	0		4	12,483,107		375	0		0	0

1.	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2013 to December 31, 2015. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2015, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2015, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

3.	Reflects assets that were repurchased or replaced during the period from January 1, 2013 to December 31, 2015. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of December 31, 2015:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2015;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2013 to December 31, 2015.

5.	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2015.

6.	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2015.

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7.	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2015, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 4, 2016. The Central Index Key Number of Bank of America is 0001102113.

9.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 4, 2016. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America or an affiliate will retain the Class R certificates representing de minimis economic interests in this securitization. However, Bank of America or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and is an affiliate of Morgan Stanley & Co. LLC, an underwriter, and Morgan Stanley Bank, N.A., an originator. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. The executive offices of MSMCH are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia. MSMCH originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations. MSMCH originated zero (0) of the mortgage loans it is selling to the depositor, representing approximately 0.0% of the Initial Pool Balance. MSMCH purchased from Morgan Stanley Bank, N.A. eighteen (18) of the mortgage loans that it is selling to the depositor, representing approximately 48.8% of the Initial Pool Balance.

MSMCH’s Commercial Mortgage Securitization Program

MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by MSMCH for the five (5) years ending on December 31, 2015.

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Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6
Year ending December 31, 2012	4.7	2.7	0.2	2.9
Year ending December 31, 2011	4.7	2.9	0.0	2.9
(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50,000,000, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMCH’s Underwriting Standards

Overview. Commercial mortgage loans originated by MSMCH are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by MSMCH. Therefore, this general description of MSMCH’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of a mortgage loan originated or purchased by MSMCH, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each MSMCH commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of MSMCH. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “— Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the MSMCH deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The MSMCH deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

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After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with MSMCH’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. MSMCH’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and MSMCH’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that MSMCH or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. MSMCH’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. MSMCH may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, MSMCH may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all MSMCH commercial mortgage loans.

Generally, MSMCH requires escrows as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

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•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12th) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

•	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1 to this prospectus.

Zoning and Land Use. With respect to each mortgage loan, MSMCH and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, MSMCH may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be

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acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and MSMCH or its counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. MSMCH requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, MSMCH generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

•	Appraisal. MSMCH generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by MSMCH to assess the value of the property. Each report is reviewed by MSMCH or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

•	Environmental Report. MSMCH generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by MSMCH. MSMCH or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when MSMCH or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or

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remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

•	Physical Condition Report. MSMCH generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by MSMCH to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. MSMCH, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, MSMCH often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. MSMCH also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

•	Seismic Report. MSMCH generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, MSMCH may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by MSMCH may vary from the specific MSMCH underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of MSMCH’s mortgage loans, MSMCH or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated by MSMCH.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

•	certain information from the mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

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•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

•	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

•	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates, if any, from a third party originator, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or

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groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—MSMCH’s Underwriting Standards” or below under “—Morgan Stanley Bank’s Underwriting Standards,” as applicable, as well as to identify any material deviations from those origination and underwriting standards. See “—MSMCH’s Underwriting Standards” above and “—Morgan Stanley Bank’s Underwriting Standards” below.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that (i) the MSMCH Mortgage Loans originated by MSMCH, if any, were originated in accordance with MSMCH’s origination procedures and underwriting standards, except to the extent described above under “—MSMCH’s Underwriting Standards—Exceptions to Underwriting Standards” and (ii) the MSMCH Mortgage Loans originated by Morgan Stanley Bank, N.A. were originated (or, with respect to the GLP Industrial Portfolio A Mortgage Loan, originated in conjunction with third parties) in accordance with Morgan Stanley Bank, N.A.’s origination procedures and underwriting standards, except to the extent described below under “—Morgan Stanley Bank’s Underwriting Standards—Exceptions to Underwriting Standards.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2013 and ending December 31, 2015, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2015 through December 31, 2015 was set forth in a Form ABS-15G filed by MSMCH on February 12, 2016, as amended by a Form ABS-15G/A filed by MSMCH on February 16, 2016. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)(11)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		3	92,164,462		0	-		0	-		1	81,000,000		1	-		0	11,164,462

1.	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities“), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

2.	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

3.	Reflects aggregate numbers for all demand activity shown in this table.

4.	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

5.	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2013 to December 31, 2015.

6.	Includes demands received during and prior to the reporting period from January 1, 2013 to December 31, 2015 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7.	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

8.	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within ninety (90) days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

9.	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2015 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds.

10.	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2015 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

11.	With respect to the Morgan Stanley Dean Witter Capital I Series 2001-TOP1 securitization, the demand made with respect to one of the underlying loans was subsequently withdrawn. In addition, the March 2014 distribution date report showed that the current balance of such loan is $0.

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Retained Interests in This Securitization

Neither MSMCH nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, MSMCH or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank”), originated (or, with respect to the GLP Industrial Portfolio A Mortgage Loan, originated in conjunction with a third party) eighteen (18) of the MSMCH Mortgage Loans, representing approximately 48.8% of the Initial Pool Balance, which MSMCH will acquire on or prior to the closing date and contribute to this securitization. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and is an affiliate of Morgan Stanley & Co. LLC, an underwriter, and MSMCH, a sponsor and a mortgage loan seller. The headquarters of Morgan Stanley Bank are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

Morgan Stanley Bank’s Commercial Mortgage Origination Program

Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization since at least 2011. For the period from January 1, 2011 to December 31, 2015, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $25,120,386,287.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50,000,000, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

Morgan Stanley Bank’s Underwriting Standards

Overview. Commercial mortgage loans originated by Morgan Stanley Bank are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Morgan Stanley Bank. Therefore, this general description of Morgan Stanley Bank’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of a mortgage loan originated or purchased by Morgan Stanley Bank, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each Morgan Stanley Bank commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of Morgan Stanley Bank. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title

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Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties) although forms of leases would typically be reviewed.

A member of the Morgan Stanley Bank deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Morgan Stanley Bank deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Morgan Stanley Bank’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Morgan Stanley Bank’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Morgan Stanley Bank’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Morgan Stanley Bank or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Morgan Stanley Bank’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

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Escrow Requirements. Morgan Stanley Bank may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, Morgan Stanley Bank may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all Morgan Stanley Bank commercial mortgage loans.

Generally, Morgan Stanley Bank requires escrows as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12th) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

•	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

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•	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1 to this prospectus.

Zoning and Land Use. With respect to each mortgage loan, Morgan Stanley Bank and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Morgan Stanley Bank may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and Morgan Stanley Bank or its counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. Morgan Stanley Bank requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, Morgan Stanley Bank generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

•	Appraisal. Morgan Stanley Bank generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by Morgan Stanley Bank to assess the value of the property. Each report is reviewed by Morgan Stanley Bank or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a

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distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

•	Environmental Report. Morgan Stanley Bank generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by Morgan Stanley Bank. Morgan Stanley Bank or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Morgan Stanley Bank or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

•	Physical Condition Report. Morgan Stanley Bank generally obtains a current physical condition report for each mortgaged property prepared by a structural engineering firm approved by Morgan Stanley Bank to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Morgan Stanley Bank, or an agent, typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Morgan Stanley Bank often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Morgan Stanley Bank also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

•	Seismic. Morgan Stanley Bank generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. Morgan Stanley Bank currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Morgan Stanley Bank may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Morgan Stanley Bank may vary from the specific Morgan Stanley Bank underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Morgan Stanley Bank, Morgan Stanley Bank may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans originated by Morgan Stanley Bank was

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originated with any material exceptions from Morgan Stanley Bank’s underwriting guidelines and procedures, other than the Princeton Pike Corporate Center Mortgage Loan, to the extent described below.

With respect to the Princeton Pike Corporate Center Mortgage Loan, representing approximately 5.2% of the Initial Pool Balance, certain reserves were provided by the seller of the Mortgaged Property in connection with the borrower’s acquisition of the Mortgaged Property, including an aggregate amount of $1,142,622.57 for tenant improvements and leasing commissions and/or free rent owed under leases to certain tenants and $726,567.73 in respect of capital improvements required to be completed by certain seller parties. Such reserves do not constitute collateral for the Mortgage Loan, and are held by an outside escrow agent and not by the lender. The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable capital expenditure or tenant improvement work. Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, reserves for the foregoing items would be required under the loan agreement and held as collateral for the loan; accordingly permitting such outside escrows in lieu of loan reserve funds constitutes a variation from Morgan Stanley Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the escrow agreements, as well as the agreements obligating seller parties to perform capital improvement and tenant improvement work, have been collaterally assigned to the lender, that the funds in such outside reserves are required to be held in an eligible account, and that each escrow agent has been directed to deposit any funds payable to the borrower under such outside reserves directly into the lockbox account under the Mortgage Loan.

CIBC Inc.

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates. CIBC is a majority owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. As of December 31, 2015, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $20,000,000,000. In the calendar year ended December 31, 2015, CIBC originated approximately $1,000,000,000 of commercial mortgage loans and securitized approximately $1,200,000,000 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

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Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest”.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below and Annex D-2 to this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than thirty (30) years but its debt service coverage ratio calculated using a 30-year

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amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five (5) years and not more than ten (10) years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to approximately one-twelfth (1/12th) of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

•	Insurance. An initial deposit and monthly escrow deposits equal to approximately one-twelfth (1/12th) of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

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•	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

•	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

•	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Annex A-1 to this prospectus.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

•	Environmental Assessment. In most cases, a Phase I environmental site assessment (“ESA”) will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an

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indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates” above.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve (12) months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as discussed in the next paragraph, none of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated using a thirty (30)-year amortization term) of not less than 1.25x; however, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Oak Creek Marketplace, representing approximately 1.5% of the initial pool balance, the debt service coverage ratio for such mortgage loan is 1.20x. CIBC’s decision to include the Oak Creek Marketplace mortgage loan in the transaction notwithstanding such exception was based on the following: (a) the recent development of the mortgaged property, (b) Whole Foods Market, the largest tenant and anchor, having a lease term that expires approximately 9.5 years beyond the maturity date of such Mortgage Loan, (c) the amount of the Mortgage Loan sponsor’s cash equity in the transaction and (d) the mortgaged property’s location in a highly developed retail corridor.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC

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mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated its internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. Morgan Stanley & Co. LLC, on behalf of CIBC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

•	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

•	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

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Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes,” as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above in this prospectus.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on February 4, 2016, which covers the period from and including October 1, 2015 to and including December 31, 2015. CIBC’s CIK number is 0001548567. With respect to the period from and including January 1, 2013 to and including December 31, 2015, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

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Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	0	0	0.00	0	0	0.00	1	10,718,582	4.47	0	0	0.00	0	0	0.00[2,4]
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8 (CIK # 0001283891)	X	CIBC Inc.	45	528,766,659	100	1	19,785,845	52.5	0	0	0.00	0	0	0.00	0	0	0.00	1	19,785,845	52.5	0	0	0.00[2]
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (CIK # 0001399797)	X	CIBC Inc.	116	1,464,514,801	100	1	9,414,421	0.97[3]	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	9,414,421	0.97[2,3]

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the jury returned a verdict in favor of CIBC Inc. and the United States District Court, Southern District of New York ordered the related complaint dismissed in the related Judgment dated May 31, 2012.

4.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition.

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Retained Interests in This Securitization

Neither CIBC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Funding III LLC

General

Starwood Mortgage Funding III LLC (“SMF III”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF III, “Starwood“). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF III is a sponsor of, and a seller of certain mortgage loans into this securitization. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, certificate administrator and custodian, the certificate registrar and the 17g-5 information provider, and SMF III, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF III.

Morgan Stanley Bank, an originator and an affiliate of an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, all of the SMF III Mortgage Loans, representing approximately 6.8% of the Initial Pool Balance, are subject to such master repurchase facility. SMF III is using the proceeds from its sale of the SMF III Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank free and clear of any liens.

U.S. Bank National Association, which is the trustee under the PSA, is also acting as the interim custodian of the loan files for all of the SMF III Mortgage Loans.

Starwood’s Securitization Program

This is the forty-seventh (47th) commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $6.05 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF III Mortgage Loans

Overview. SMF III has conducted a review of the SMF III Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF III Mortgage Loans was performed by

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a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team“). The review procedures described below were employed with respect to all of the SMF III Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF III Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF III Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF III Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF III Data Tape”) containing detailed information regarding each SMF III Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF III Data Tape was used to provide the numerical information regarding the SMF III Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Morgan Stanley & Co. LLC, on behalf of SMF III, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF III, relating to information in this prospectus regarding the SMF III Mortgage Loans.

These procedures included:

•	comparing the information in the SMF III Data Tape against various source documents provided by SMF III that are described above under “—Database”;

•	comparing numerical information regarding the SMF III Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF III Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF III Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF III Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF III Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF III Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF III Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF III Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF III Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF III Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF III Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

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The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF III Mortgage Loans to determine whether any SMF III Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF III Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF III Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF III attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF III Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

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Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

•	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed

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before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•	Taxes - typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact

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the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF III Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Disclosed Underwriting Guidelines

None of the SMF III Mortgage Loans were originated with any material exceptions from Starwood’s underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 5, 2016. SMC’s Central Index Key is 0001548405. SMF III is a wholly-owned

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subsidiary of SMC and does not have its own Central Index Key. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Starwood or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Originators

Bank of America, Morgan Stanley Bank (and, solely with respect to the GLP Industrial Portfolio A Mortgage Loan, Column Financial Inc.), CIBC and Starwood Mortgage Capital LLC are referred to in this prospectus as the “originators”.

Morgan Stanley Bank, an affiliate of MSMCH, originated (or, with respect to the GLP Industrial Portfolio A Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, originated in conjunction with a third party (Column Financial Inc.)) all of the mortgage loans with respect to which MSMCH is acting as the mortgage loan seller, representing approximately 48.8% of the Initial Pool Balance.

Starwood Mortgage Capital LLC, which wholly owns Starwood Mortgage Funding III LLC, originated all mortgage loans being sold by Starwood Mortgage Funding III LLC into this securitization.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Ellenton Premium Outlets, representing approximately 7.5% of the Initial Pool Balance, was originated by UBS Real Estate Securities Inc. and subsequently purchased by Bank of America, National Association. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—The Ellenton Premium Outlets Mortgage Loan”.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and

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reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor is responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee under the PSA. U.S. Bancorp, with total assets exceeding $416 billion as of September 30, 2015, is the parent company of U.S. Bank, the fifth (5th) largest commercial bank in the United States. As of September 30, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in twenty-five (25) states. A network of specialized U.S. Bancorp offices across the nation provides a

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comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in fifty-one (51) domestic and two (2) international cities. The PSA will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention: MSBAM 2016-C28.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2015, U.S. Bank was acting as trustee with respect to over 86,000 issuances of securities with an aggregate outstanding principal balance of over $3.3 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2015, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 612 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $412,427,100,000.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three (3) years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth above under this heading “—The Trustee” has been provided by U.S. Bank and we take no responsibility for this information and make no representation or warranty as to its accuracy or completeness.

The transaction parties may maintain banking and other commercial relationships with the Trustee and certificate administrator and its affiliates.

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The responsibilities of the trustee are set forth in the PSA. The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. See “Pooling and Servicing Agreement—Advances”. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1,700,000,000,000 in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400,000,000,000 of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is required to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are

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segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than twenty-five (25) years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two (2) years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one (1) of six (6) similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions. On January 19, 2016, an order was entered in which the federal court declined to exercise jurisdiction over 261 trusts and required all plaintiffs to file amended complaints.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth herein with respect to Wells Fargo Bank as master servicer, neither Wells Fargo Bank nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA

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regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank (MS)”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for the Serviced Pari Passu Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank (MS) is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank (MS) is also (i) the certificate administrator and custodian under the PSA, (ii) the master servicer, certificate administrator and custodian under the MSBAM 2015-C27 Pooling and Servicing Agreement, pursuant to which the University West Apartments Whole Loan is serviced, (iii) expected to be the servicer, special servicer, certificate administrator and custodian under the MSCI 2016-PSQ Trust and Servicing Agreement, pursuant to which the Penn Square Mall Whole Loan is expected to be serviced, (iv) the trustee, certificate administrator and custodian under the MSCI 2015-UBS8 Pooling and Servicing Agreement, pursuant to which the Ellenton Premium Outlets Whole Loan is serviced, and (v) the trustee, certificate administrator and custodian under the CSMC 2015-GLPA Trust and Servicing Agreement, pursuant to which the GLP Industrial Portfolio A Whole Loan is serviced.

On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia Bank”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank (MS). Like Wells Fargo Bank (MS), Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank (MS) and Wachovia Bank integrated their two (2) servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank (MS) managers and legacy Wachovia Bank managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank (MS) are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank (MS) are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank (MS) has been master servicing securitized commercial and multifamily mortgage loans in excess of ten (10) years. Wells Fargo Bank (MS)’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank (MS) reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank (MS)’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number:	35,189	33,354	33,590	32,701
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$501.54

Within this portfolio, as of December 31, 2015, are approximately 24,010 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $410,400,000,000 related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank (MS) also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank (MS)’s servicing portfolio, as of December 31, 2015, were located in all fifty (50) states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

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In its master servicing and primary servicing activities, Wells Fargo Bank (MS) utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank (MS) to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank (MS), as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank (MS)’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank (MS) is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo Bank (MS)’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank (MS) are rated “AA-” by S&P, “Aa1” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term deposits of Wells Fargo Bank (MS) are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank (MS) has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank (MS)’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three (3) years in all material respects. The only significant changes in Wells Fargo Bank (MS)’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank (MS) may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank (MS) may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank (MS) monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank (MS) has entered into contracts with third-party vendors for the following functions:

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•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank (MS);

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank (MS) may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Whole Loans. Wells Fargo Bank (MS) monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank (MS) on the Mortgage Loans and the Serviced Whole Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank (MS) and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank (MS), that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (MS) (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Whole Loans. On occasion, Wells Fargo Bank (MS) may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Whole Loans or otherwise. To the extent Wells Fargo Bank (MS) performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank (MS) proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank (MS) is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank (MS) and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank (MS), or to which any property of Wells Fargo Bank (MS) is subject, that are material to the Certificateholders, nor does Wells Fargo Bank (MS) have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank (MS) and Bank of America or certain of its affiliates, Wells Fargo Bank (MS) acts as interim servicer with respect to certain mortgage loans owned by Bank of America or those affiliates from time to time, which may include, prior

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to their inclusion in the issuing entity, some or all of the mortgage loans contributed by Bank of America to this securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank (MS) and MSMCH or certain of its affiliates, Wells Fargo Bank (MS) acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans contributed by MSMCH to this securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank (MS) and SMF III or certain of its affiliates, Wells Fargo Bank (MS) acts as interim servicer with respect to certain mortgage loans owned by SMF III or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans contributed by SMF III to this securitization.

Pursuant to the terms of the PSA, Wells Fargo Bank (MS) will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.005%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Whole Loan notwithstanding any termination or resignation of Wells Fargo Bank (MS) as master servicer. In addition, Wells Fargo Bank (MS) will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo Bank (MS) nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank (MS) or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The information set forth above under this heading “Transaction Parties—The Master Servicer” has been provided by Wells Fargo Bank (MS).

The Special Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III”), will initially be appointed to act as special servicer with respect to all of the Mortgage Loans (other than any Excluded Special

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Servicer Loan) in the Mortgage Pool (other than any Non-Serviced Mortgage Loan) and each Serviced Pari Passu Mortgage Loan and Serviced Subordinate Companion Loan, and in this capacity will initially be responsible for (i) the servicing and administration of such Mortgage Loans that become Specially Serviced Loans and any related REO properties pursuant to the PSA and (ii) with respect to non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and the master servicer’s written recommendation and analysis. C-III’s principal place of business is located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039.

C-III, a wholly owned subsidiary of C-III Capital Partners LLC, a Delaware limited liability company, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government agencies and C-III Capital Partners LLC and its affiliates. C-III is an established Collateralized Debt Obligation (CDO) Manager and Collateral Administrator. C-III has a special servicer rating of CSS1- from Fitch and a rating of MOR CS1 from Morningstar. C-III is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of December 31, 2015, C-III was the named special servicer in approximately 138 transactions representing approximately 8,231 first mortgage loans, with an aggregate stated principal balance of approximately $95,600,000,000. Of those 138 transactions, 130 are commercial mortgage-backed securities transactions representing approximately 8,152 first mortgage loans, with an aggregate stated principal balance of approximately $94,600,000,000. The remaining eight (8) transactions are made up of three (3) CDOs and five (5) business lines with affiliates of C-III and third-party noteholders. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 418 assets with a stated principal balance of approximately $6,600,000,000. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its inception in 2002 and through December 31, 2015, C-III has resolved 3,689 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $43,290,000,000.

C-III has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore C-III’s disaster recovery plan is reviewed annually.

C-III will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan. C-III may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, Serviced Pari Passu Companion Loans, Serviced Subordinate Companion Loans or otherwise. To the extent that C-III has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the Servicing Standard (as defined in “Pooling and Servicing Agreement—Servicing Standard”).

C-III has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which C-III was acting as special servicer as a result of any action or inaction of C-III as special servicer including as a result of C-III’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, C-III is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

C-III has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage

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loans and REO properties that were serviced by C-III as special servicer in CMBS transactions from 2012 to 2015.

	Calendar Year End December 31st (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014	2015
Total	$11.6	$7.3	$6.4	$6.3

C-III may enter into one or more arrangements with a Controlling Class Certificateholder, the Directing Certificateholder, a holder of a Companion Loan or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, C-III’s appointment as special servicer under the PSA and any related Intercreditor Agreement and limitations on such person’s right to replace the special servicer.

The special servicer will not have any material advancing rights or obligations. In certain instances, the special servicer may have the right to make property related servicing advances in emergency situations.

C-III occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

There are no legal proceedings pending against C-III, or to which any property of C-III is subject, that are material to the Certificateholders, and C-III has no actual knowledge of any such proceedings of this type contemplated by governmental authorities.

The special servicer does not intend to retain any certificates issued by the issuing entity or any other economic interest in this securitization, however, it is expected that on the closing date, funds and/or accounts managed by C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. or an affiliate thereof, which are affiliates of the special servicer, will purchase and retain a portion of the Class D certificates as well as the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates (and may purchase and retain certain other classes of certificates).

The foregoing information under this heading “Transaction Parties—The Special Servicer” has been provided by C-III.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans and Serviced Subordinate Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and

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obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan. Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $73,800,000,000 issued in sixty-eight (68) transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor”.

The Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan. Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

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Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any such proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

The asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For a description of any material affiliations, relationships and related transactions between the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

For further information regarding the duties, responsibilities, rights and obligations of the asset representations reviewer under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C28 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class B, Class C, Class D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2 and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-1 and Class E-2 certificates are collectively referred to in this prospectus as the “Class E Exchangeable Certificates”. The Class F-1 and Class F-2 certificates are collectively referred to in this prospectus as the “Class F Exchangeable Certificates”. The Class E-1, Class E-2, Class F-1 and Class F-2 certificates are collectively referred to in this prospectus as the “Class EF Exchangeable Certificates”. The Class G-1 and Class G-2 certificates are collectively referred to in this prospectus as the “Class G Exchangeable Certificates”. The Class H-1 and Class H-2 certificates are collectively referred to in this prospectus as the “Class H Exchangeable Certificates”. The Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates are collectively referred to in this prospectus as the “Class EFG Exchangeable Certificates”. The Class E Exchangeable Certificates, the Class F Exchangeable Certificates, the Class EF Exchangeable Certificates, the Class G Exchangeable Certificates, the Class EFG Exchangeable Certificates and the Class H Exchangeable Certificates are collectively referred to in this prospectus as the “Exchangeable Certificates”. The Class E certificates, Class F certificates, Class EF certificates, Class G certificates, Class EFG certificates and Class H certificates are collectively referred to in this prospectus as the “Exchangeable Combined Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$25,700,000
A-2	$43,800,000
A-SB	$59,300,000
A-3	$215,000,000
A-4	$325,154,000
X-A	$668,954,000
X-B	$97,954,000
A-S	$47,782,000
B	$50,172,000
C	$46,588,000
Non-Offered Certificates
X-D	$52,560,000
D	$52,560,000
E-1(1)	$14,335,000
E-2(1)	$14,335,000
E(1)(2)	$28,670,000
F-1(3)	$4,778,000
F-2(3)	$4,778,000
F(3)(4)	$9,556,000
EF(1)(3)(5)	$38,226,000
G-1(6)	$11,348,500
G-2(6)	$11,348,500
G (6)(7)	$22,697,000
EFG(1)(3)(6)(8)	$60,923,000
H-1(9)	$14,334,677
H-2(9)	$14,334,677
H(9)(10)	$28,669,354
V	NAP
R	NAP

(1)	On the closing date, the issuing entity will issue the Class E-1 and Class E-2 Trust Components (collectively, the “Class E Trust Components“), which will have outstanding principal balances on the closing date of $14,335,000 and $14,335,000, respectively. The Class E Exchangeable Certificates and the Class E, Class EF and Class EFG certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each class of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class E-1 and/or Class E-2 Trust Components. The initial Certificate Balance of each class of Class E Exchangeable Certificates shown in the table above represents the maximum Certificate Balance of such class without giving effect to any issuance of Class E, Class EF or Class EFG certificates. The actual Certificate Balance of any class of Class E Exchangeable Certificates issued on the closing date will be equal to such maximum amount, reduced, in the required proportions set forth on Annex G to this prospectus, to the extent any Class E, Class EF or Class EFG certificates are issued on the closing date.

(2)	The initial Certificate Balance of the Class E certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class E Exchangeable Certificates, assuming the entirety of the Class E Exchangeable Certificates is exchanged for Class E Certificates and without regard to any possible exchanges of the Class E Exchangeable Certificates for Exchangeable Combined Certificates other than Class E certificates.

(3)	On the closing date, the issuing entity will issue the Class F-1 and Class F-2 Trust Components (collectively, the “Class F Trust Components“), which will have outstanding principal balances on the closing date of $4,778,000 and $4,778,000, respectively. The Class F Exchangeable Certificates and the Class F, Class EF and Class EFG certificates will, at all times,

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represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each class of the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class F-1 and/or Class F-2 Trust Components. The initial Certificate Balance of each class of Class F Exchangeable Certificates shown in the table above represents the maximum Certificate Balance of such class without giving effect to any issuance of Class F, Class EF or Class EFG certificates. The actual Certificate Balance of any class of Class F Exchangeable Certificates issued on the closing date will be equal to such maximum amount, reduced, in the required proportions set forth on Annex G to this prospectus, to the extent any Class F, Class EF or Class EFG certificates are issued on the closing date.

(4)	The initial Certificate Balance of the Class F certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class F Exchangeable Certificates, assuming the entirety of the Class F Exchangeable Certificates is exchanged for Class F Certificates and without regard to any possible exchanges of the Class F Exchangeable Certificates for Exchangeable Combined Certificates other than Class F Certificates.

(5)	The initial Certificate Balance of the Class EF certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class E Exchangeable Certificates and the Class F Exchangeable Certificates, assuming the entirety of the Class E Exchangeable Certificates and Class F Exchangeable Certificates is exchanged for Class EF Certificates and without regard to any possible exchanges of the Class E Exchangeable Certificates or Class F Exchangeable Certificates for Exchangeable Combined Certificates other than Class EF Certificates.

(6)	On the closing date, the issuing entity will issue the Class G-1 and Class G-2 Trust Components (collectively, the “Class G Trust Components“), which will have outstanding principal balances on the closing date of $11,348,500 and $11,348,500, respectively. The Class G Exchangeable Certificates and the Class G and Class EFG certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each class of the Class G-1, Class G-2, Class G and Class EFG certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class G-1 and/or Class G-2 Trust Components. The initial Certificate Balance of each class of Class G Exchangeable Certificates shown in the table above represents the maximum Certificate Balance of such class without giving effect to any issuance of Class G or Class EFG certificates. The actual Certificate Balance of any class of Class G Exchangeable Certificates issued on the closing date will be equal to such maximum amount, reduced, in the required proportions set forth on Annex G to this prospectus, to the extent any Class G or Class EFG certificates are issued on the closing date.

(7)	The initial Certificate Balance of the Class G certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class G Exchangeable Certificates, assuming the entirety of the Class G Exchangeable Certificates is exchanged for Class G Certificates and without regard to any possible exchanges of the Class G Exchangeable Certificates for Exchangeable Combined Certificates other than the Class G Certificates.

(8)	The initial Certificate Balance of the Class EFG certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class E Exchangeable Certificates, Class F Exchangeable Certificates and the Class G Exchangeable Certificates, assuming the entirety of the Class E Exchangeable Certificates, Class F Exchangeable Certificates and Class G Exchangeable Certificates is exchanged for Class EFG Certificates and without regard to any possible exchanges of the Class E Exchangeable Certificates, Class F Exchangeable Certificates or Class G Exchangeable Certificates for Exchangeable Combined Certificates other than the Class EFG Certificates.

(9)	On the closing date, the issuing entity will issue the Class H-1 and Class H-2 Trust Components (collectively, the “Class H Trust Components“), which will have outstanding principal balances on the closing date of $14,334,677 and $14,334,677, respectively. The Class H Exchangeable Certificates and the Class H certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each class of the Class H-1 and Class H-2 certificates and Class H certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class H-1 and/or Class H-2 Trust Components. The initial Certificate Balance of each class of Class H Exchangeable Certificates shown in the table above represents the maximum Certificate Balance of such class without giving effect to any issuance of Class H certificates. The actual Certificate Balance of any class of Class H Exchangeable Certificates issued on the closing date will be equal to such maximum amount, reduced, in the required proportions set forth on Annex G to this prospectus, to the extent any Class H certificates are issued on the closing date.

(10)	The initial Certificate Balance of the Class H certificates shown in the table above is equal to the aggregate of the maximum initial Certificate Balances of the Class H Exchangeable Certificates, assuming the entirety of the Class H Exchangeable Certificates is exchanged for Class H Certificates.

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The initial Certificate Balances of the Exchangeable Certificates and Exchangeable Combination Certificates are anticipated to be as indicated in the following chart, although the applicable investor may request delivery of different amounts (subject to the maintenance of the required exchange percentages as described herein) on the Closing Date:

Class of Exchangeable Certificates or Exchangeable Combination Certificates	Approximate Initial Certificate Balance
Class E-1	$ 0
Class E-2	$ 0
Class E	$ 28,670,000
Class F-1	$ 0
Class F-2	$ 0
Class F	$ 9,556,000
Class EF	$ 0
Class G-1	$ 0
Class G-2	$ 0
Class G	$ 22,697,000
Class EFG	$ 0
Class H-1	$ 2,608,677
Class H-2	$ 2,608,677
Class H	$ 23,452,000

The “Certificate Balance” of any class of Principal Balance Certificates and any Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the related Exchangeable Certificates and Exchangeable Combined Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and Exchangeable Combined Certificates) or Trust Components in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

“Trust Component” means any of the Class E-1 Trust Component, Class E-2 Trust Component, the Class F-1 Trust Component, Class F-2 Trust Component, the Class G-1 Trust Component, the Class G-2 Trust Component, the Class H-1 Trust Component and the Class H-2 Trust Component.

“Class E Trust Component” means any of the Class E-1 Trust Component or the Class E-2 Trust Component.

“Class E-1 Percentage Interest” means, the quotient of the Certificate Balance of the Class E-1 certificates divided by the Certificate Balance of the Class E-1 Trust Component.

“Class E-1 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class E-1 certificates will represent beneficial ownership of the Class E-1 Percentage Interest of the Class E-1 Trust Component, the Class E certificates will represent beneficial ownership of the Class E-E-1 Exchange Percentage Interest of the Class E-1 Trust Component, the Class EF certificates will represent beneficial ownership of the Class EF-E-1 Exchange Percentage Interest of the Class E-1 Trust Component and the

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Class EFG certificates will represent beneficial ownership of the Class EFG-E-1 Exchange Percentage Interest of the Class E-1 Trust Component. The Class E-1 Trust Component will be held in the Grantor Trust.

“Class E-E-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class E-E-1 Required Proportion Percentage and the Certificate Balance of the Class E certificates, divided by (b) the Certificate Balance of the Class E-1 Trust Component.

“Class E-E-1 Required Proportion Percentage” means 50%.

“Class EF-E-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class EF-E-1 Required Proportion Percentage and the Certificate Balance of the Class EF certificates, divided by (b) the Certificate Balance of the Class E-1 Trust Component.

“Class EF-E-1 Required Proportion Percentage” means 37.5006540051274%.

“Class EFG-E-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-E-1 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class E-1 Trust Component.

“Class EFG-E-1 Required Proportion Percentage” means 23.5297014263907%.

“Class E-2 Percentage Interest” means, the quotient of the Certificate Balance of the Class E-2 certificates divided by the Certificate Balance of the Class E-2 Trust Component.

“Class E-2 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to a per annum rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class E-2 certificates will represent beneficial ownership of the Class E-2 Percentage Interest of the Class E-2 Trust Component, the Class E certificates will represent beneficial ownership of the Class E-E-2 Exchange Percentage Interest of the Class E-2 Trust Component, the Class EF certificates will represent beneficial ownership of the Class EF-E-2 Exchange Percentage Interest of the Class E-2 Trust Component and the Class EFG certificates will represent beneficial ownership of the Class EFG-E-2 Exchange Percentage Interest of the Class E-2 Trust Component. The Class E-2 Trust Component will be held in the Grantor Trust.

“Class E-E-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class E-E-2 Required Proportion Percentage and the Certificate Balance of the Class E certificates, divided by (b) the Certificate Balance of the Class E-2 Trust Component.

“Class E-E-2 Required Proportion Percentage” means 50%.

“Class EF-E-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class EF-E-2 Required Proportion Percentage and the Certificate Balance of the Class EF certificates, divided by (b) the Certificate Balance of the Class E-2 Trust Component.

“Class EF-E-2 Required Proportion Percentage” means 37.5006540051274%.

“Class EFG-E-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-E-2 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class E-2 Trust Component.

“Class EFG-E-2 Required Proportion Percentage” means 23.5297014263907%.

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“Class E Component” means any of the Class E Component E-1 or Class E Component E-2.

“Class E Component E-1” means the portion of the Class E-1 Trust Component equal to the Class E-E-1 Exchange Percentage Interest of the Class E-1 Trust Component.

“Class EF Component E-1” means the portion of the Class E-1 Trust Component equal to the Class EF-E-1 Exchange Percentage Interest of the Class E-1 Trust Component.

“Class EFG Component E-1” means the portion of the Class E-1 Trust Component equal to the Class EFG-E-1 Exchange Percentage Interest of the Class E-1 Trust Component.

“Class E Component E-2” means the portion of the Class E-2 Trust Component equal to the Class E-E-2 Exchange Percentage Interest of the Class E-2 Trust Component.

“Class EF Component E-2” means the portion of the Class E-2 Trust Component equal to the Class EF-E-2 Exchange Percentage Interest of the Class E-2 Trust Component.

“Class EFG Component E-2” means the portion of the Class E-2 Trust Component equal to the Class EFG-E-2 Exchange Percentage Interest of the Class E-2 Trust Component.

“Class F Trust Component” means any of the Class F-1 Trust Component or the Class F-2 Trust Component.

“Class F-1 Percentage Interest” means, the quotient of the Certificate Balance of the Class F-1 certificates divided by the Certificate Balance of the Class F-1 Trust Component.

“Class F-1 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class F-1 certificates will represent beneficial ownership of the Class F-1 Percentage Interest of the Class F-1 Trust Component, the Class F certificates will represent beneficial ownership of the Class F-F-1 Exchange Percentage Interest of the Class F-1 Trust Component, the Class EF certificates will represent beneficial ownership of the Class EF-F-1 Exchange Percentage Interest of the Class F-1 Trust Component and the Class EFG certificates will represent beneficial ownership of the Class EFG-F-1 Exchange Percentage Interest of the Class F-1 Trust Component. The Class F-1 Trust Component will be held in the Grantor Trust.

“Class F-F-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class F-F-1 Required Proportion Percentage and the Certificate Balance of the Class F certificates, divided by (b) the Certificate Balance of the Class F-1 Trust Component.

“Class F-F-1 Required Proportion Percentage” means 50%.

“Class EF-F-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class EF-F-1 Required Proportion Percentage and the Certificate Balance of the Class EF certificates, divided by (b) the Certificate Balance of the Class F-1 Trust Component.

“Class EF-F-1 Required Proportion Percentage” means 12.4993459948726%.

“Class EFG-F-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-F-1 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class F-1 Trust Component.

“Class EFG-F-1 Required Proportion Percentage” means 7.84268667005893%.

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“Class F-2 Percentage Interest” means, the quotient of the Certificate Balance of the Class F-2 certificates divided by the Certificate Balance of the Class F-2 Trust Component.

“Class F-2 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to a per annum rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class F-2 certificates will represent beneficial ownership of the Class F-2 Percentage Interest of the Class F-2 Trust Component, the Class F certificates will represent beneficial ownership of the Class F-F-2 Exchange Percentage Interest of the Class F-2 Trust Component, the Class EF certificates will represent beneficial ownership of the Class EF-F-2 Exchange Percentage Interest of the Class F-2 Trust Component and the Class EFG certificates will represent beneficial ownership of the Class EFG-F-2 Exchange Percentage Interest of the Class F-2 Trust Component. The Class F-2 Trust Component will be held in the Grantor Trust.

“Class F-F-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class F-F-2 Required Proportion Percentage and the Certificate Balance of the Class F certificates, divided by (b) the Certificate Balance of the Class F-2 Trust Component.

“Class F-F-2 Required Proportion Percentage” means 50%.

“Class EF-F-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class EF-F-2 Required Proportion Percentage and the Certificate Balance of the Class EF certificates, divided by (b) the Certificate Balance of the Class F-2 Trust Component.

“Class EF-F-2 Required Proportion Percentage” means 12.4993459948726%.

“Class EFG-F-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-F-2 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class F-2 Trust Component.

“Class EFG-F-2 Required Proportion Percentage” means 7.84268667005893%.

“Class F Component” means any of the Class F Component F-1 or Class F Component F-2.

“Class F Component F-1” means the portion of the Class F-1 Trust Component equal to the Class F-F-1 Exchange Percentage Interest of the Class F-1 Trust Component.

“Class EF Component F-1” means the portion of the Class F-1 Trust Component equal to the Class EF-F-1 Exchange Percentage Interest of the Class F-1 Trust Component.

“Class EFG Component F-1” means the portion of the Class F-1 Trust Component equal to the Class EFG-F-1 Exchange Percentage Interest of the Class F-1 Trust Component.

“Class F Component F-2” means the portion of the Class F-2 Trust Component equal to the Class F-F-2 Exchange Percentage Interest of the Class F-2 Trust Component.

“Class EF Component F-2” means the portion of the Class F-2 Trust Component equal to the Class EF-F-2 Exchange Percentage Interest of the Class F-2 Trust Component.

“Class EFG Component F-2” means the portion of the Class F-2 Trust Component equal to the Class EFG-F-2 Exchange Percentage Interest of the Class F-2 Trust Component.

“Class G Trust Component” means any of the Class G-1 Trust Component or the Class G-2 Trust Component.

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“Class G-1 Percentage Interest” means, the quotient of the Certificate Balance of the Class G-1 certificates divided by the Certificate Balance of the Class G-1 Trust Component.

“Class G-1 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class G-1 certificates will represent beneficial ownership of the Class G-1 Percentage Interest of the Class G-1 Trust Component, the Class G certificates will represent beneficial ownership of the Class G-G-1 Exchange Percentage Interest of the Class G-1 Trust Component and the Class EFG certificates will represent beneficial ownership of the Class EFG-G-1 Exchange Percentage Interest of the Class G-1 Trust Component. The Class G-1 Trust Component will be held in the Grantor Trust.

“Class G-G-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class G-G-1 Required Proportion Percentage and the Certificate Balance of the Class G certificates, divided by (b) the Certificate Balance of the Class G-1 Trust Component.

“Class G-G-1 Required Proportion Percentage” means 50%.

“Class EFG-G-1 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-G-1 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class G-1 Trust Component.

“Class EFG-G-1 Required Proportion Percentage” means 18.6276119035504%.

“Class G-2 Percentage Interest” means, the quotient of the Certificate Balance of the Class G-2 certificates divided by the Certificate Balance of the Class G-2 Trust Component.

“Class G-2 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to a per annum rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class G-2 certificates will represent beneficial ownership of the Class G-2 Percentage Interest of the Class G-2 Trust Component, the Class G certificates will represent beneficial ownership of the Class G-G-2 Exchange Percentage Interest of the Class G-2 Trust Component and the Class EFG certificates will represent beneficial ownership of the Class EFG-G-2 Exchange Percentage Interest of the Class G-2 Trust Component. The Class G-2 Trust Component will be held in the Grantor Trust.

“Class G-G-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class G-G-2 Required Proportion Percentage and the Certificate Balance of the Class G certificates, divided by (b) the Certificate Balance of the Class G-2 Trust Component.

“Class G-G-2 Required Proportion Percentage” means 50%.

“Class EFG-G-2 Exchange Percentage Interest” means the quotient of (a) the product of the Class EFG-G-2 Required Proportion Percentage and the Certificate Balance of the Class EFG certificates, divided by (b) the Certificate Balance of the Class G-2 Trust Component.

“Class EFG-G-2 Required Proportion Percentage” means 18.6276119035504%.

“Class G Component” means any of the Class G Component G-1 or Class G Component G-2.

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“Class G Component G-1” means the portion of the Class G-1 Trust Component equal to the Class G-G-1 Exchange Percentage Interest of the Class G-1 Trust Component.

“Class EFG Component G-1” means the portion of the Class G-1 Trust Component equal to the Class EFG-G-1 Exchange Percentage Interest of the Class G-1 Trust Component.

“Class G Component G-2” means the portion of the Class G-2 Trust Component equal to the Class G-G-2 Exchange Percentage Interest of the Class G-2 Trust Component.

“Class EFG Component G-2” means the portion of the Class G-2 Trust Component equal to the Class EFG-G-2 Exchange Percentage Interest of the Class G-2 Trust Component.

“Class EF Component” means any of the Class EF Component E-1, the Class EF Component E-2, the Class EF Component F-1 or the Class EF Component F-2.

“Class EFG Component” means any of the Class EFG Component E-1, the Class EFG Component E-2, the Class EFG Component F-1, the Class EFG Component F-2, the Class EFG Component G-1 or the Class EFG Component G-2.

“Class H Trust Component” means any of the Class H-1 Trust Component or the Class H-2 Trust Component.

“Class H-1 Percentage Interest” means, the quotient of the Certificate Balance of the Class H-1 certificates divided by the Certificate Balance of the Class H-1 Trust Component.

“Class H-1 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class H-1 certificates will represent beneficial ownership of the Class H-1 Percentage Interest of the Class H-1 Trust Component, and the Class H certificates will represent beneficial ownership of, among other things, the Class H-1-Exchange Percentage Interest of the Class H-1 Trust Component. The Class H-1 Trust Component will be held in the Grantor Trust.

“Class H-1-Exchange Percentage Interest” means 100.0% minus the Class H-1 Percentage Interest.

“Class H-2 Percentage Interest” means, the quotient of the Certificate Balance of the Class H-2 certificates divided by the Certificate Balance of the Class H-2 Trust Component.

“Class H-2 Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to a per annum rate equal to one of the following (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The Class H-2 certificates will represent beneficial ownership of the Class H-2 Percentage Interest of the Class H-2 Trust Component, and the Class H certificates will represent beneficial ownership of, among other things, the Class H-2-Exchange Percentage Interest of the Class H-2 Trust Component. The Class H-2 Trust Component will be held in the Grantor Trust.

“Class H-2-Exchange Percentage Interest” means 100.0% minus the Class H-2 Percentage Interest.

“Class H Component” means any of the Class H Component H-1 or Class H Component H-2.

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“Class H Component H-1” means the portion of the Class H-1 Trust Component equal to the Class H-1-Exchange Percentage Interest of the Class H-1 Trust Component.

“Class H Component H-2” means the portion of the Class H-2 Trust Component equal to the Class H-2-Exchange Percentage Interest of the Class H-2 Trust Component.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $668,954,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $97,954,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $52,560,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth (4th) business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day) commencing in March 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on

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any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class V certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. For these purposes on any date of determination, (i) the “initial denomination as of the closing date” of any Exchangeable Certificate or any Exchangeable Combined Certificate received in an exchange will be determined as if such certificate was part of the related class on the closing date, (ii) the “initial denomination as of the closing date” of any Exchangeable Certificate or any Exchangeable Combined Certificate surrendered in an exchange will be determined as if such certificate was not part of the related class on the closing date and (iii) the “initial Certificate Balance” of the related class of Exchangeable Certificates or Exchangeable Combined Certificates will be determined as if such class consisted only of the certificates composing the class on that date of determination and such certificates had been outstanding as of the closing date.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and any Trust Component on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

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•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

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Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, up to an amount equal to the unreimbursed Realized Losses previously allocated to each such Class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E-1 Trust Component and, thus, concurrently, to the Class E-1, Class E, Class EF and Class EFG certificates, in respect of interest, up to an amount equal to the Class E-1 Percentage Interest, the Class E-E-1 Exchange Percentage Interest, the Class EF-E-1 Exchange Percentage Interest and the Class EFG-E-1 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class E-1 Trust Component;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E-1 Trust Component and, thus, concurrently, to the Class E-1, Class E, Class EF and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class E-1 Percentage Interest, the Class E-E-1 Exchange Percentage Interest, the Class EF-E-1 Exchange Percentage Interest and the Class EFG-E-1 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class E-1 Trust Component is reduced to zero;

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Eighteenth, to the Class E-1 Trust Component and, thus, concurrently, to the Class E-1, Class E, Class EF and Class EFG certificates, first, up to an amount equal to the Class E-1 Percentage Interest, the Class E-E-1 Exchange Percentage Interest, the Class EF-E-1 Exchange Percentage Interest and the Class EFG-E-1 Exchange Percentage Interest, respectively, of the aggregate of unreimbursed Realized Losses previously allocated to the Class E-1 Trust Component, and second, up to an amount equal to the Class E-1 Percentage Interest, the Class E-E-1 Exchange Percentage Interest, the Class EF-E-1 Exchange Percentage Interest and the Class EFG-E-1 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Nineteenth, to the Class E-2 Trust Component and, thus, concurrently to the Class E-2, Class E, Class EF and Class EFG certificates, in respect of interest, up to an amount equal to the Class E-2 Percentage Interest, the Class E-E-2 Exchange Percentage Interest, the Class EF-E-2 Exchange Percentage Interest and the Class EFG-E-2 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class E-2 Trust Component;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1 Trust Component have been reduced to zero, to the Class E-2 Trust Component and, thus, concurrently, to the Class E-2, Class E, Class EF and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class E-2 Percentage Interest, the Class E-E-2 Exchange Percentage Interest, the Class EF-E-2 Exchange Percentage Interest and the Class EFG-E-2 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class E-2 Trust Component is reduced to zero;

Twenty-first, to the Class E-2 Trust Component and, thus, concurrently, to the Class E-2, Class E, Class EF and Class EFG certificates, first, up to an amount equal to the Class E-2 Percentage Interest, the Class E-E-2 Exchange Percentage Interest, the Class EF-E-2 Exchange Percentage Interest and the Class EFG-E-2 Exchange Percentage Interest, respectively, of the aggregate of unreimbursed Realized Losses previously allocated to the Class E-2 Trust Component, and second, up to an amount equal to the Class E-2 Percentage Interest, the Class E-E-2 Exchange Percentage Interest, the Class EF-E-2 Exchange Percentage Interest and the Class EFG-E-2 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Twenty-second, to the Class F-1 Trust Component and, thus, concurrently to the Class F-1, Class F, Class EF and Class EFG certificates, in respect of interest, up to an amount equal to the Class F-1 Percentage Interest, the Class F-F-1 Exchange Percentage Interest, the Class EF-F-1 Exchange Percentage Interest and the Class EFG-F-1 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class F-1 Trust Component;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1 and Class E-2 Trust Components have been reduced to zero, to the Class F-1 Trust Component and, thus, concurrently, to the Class F-1, Class F, Class EF and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class F-1 Percentage Interest, the Class F-F-1 Exchange Percentage Interest, the Class EF-F-1 Exchange Percentage Interest and the Class EFG-F-1 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class F-1 Trust Component is reduced to zero;

Twenty-fourth, to the Class F-1 Trust Component and, thus, concurrently, to the Class F-1, Class F, Class EF and Class EFG certificates, first, up to an amount equal to the Class F-1 Percentage Interest, the Class F-F-1 Exchange Percentage Interest, the Class EF-F-1 Exchange Percentage Interest and the Class EFG-F-1 Exchange Percentage Interest, respectively, of the aggregate of

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unreimbursed Realized Losses previously allocated to the Class F-1 Trust Component, and second, up to an amount equal to the Class F-1 Percentage Interest, the Class F-F-1 Exchange Percentage Interest, the Class EF-F-1 Exchange Percentage Interest and the Class EFG-F-1 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Twenty-fifth, to the Class F-2 Trust Component and, thus, concurrently to the Class F-2, Class F, Class EF and Class EFG certificates, in respect of interest, up to an amount equal to the Class F-2 Percentage Interest, the Class F-F-2 Exchange Percentage Interest, the Class EF-F-2 Exchange Percentage Interest and the Class EFG-F-2 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class F-2 Trust Component;

Twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1, Class E-2 and Class F-1 Trust Components have been reduced to zero, to the Class F-2 Trust Component and, thus, concurrently, to the Class F-2, Class F, Class EF and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class F-2 Percentage Interest, the Class F-F-2 Exchange Percentage Interest, the Class EF-F-2 Exchange Percentage Interest and the Class EFG-F-2 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class F-2 Trust Component is reduced to zero;

Twenty-seventh, to the Class F-2 Trust Component and, thus, concurrently, to the Class F-2, Class F, Class EF and Class EFG certificates, first, up to an amount equal to the Class F-2 Percentage Interest, the Class F-F-2 Exchange Percentage Interest, the Class EF-F-2 Exchange Percentage Interest and the Class EFG-F-2 Exchange Percentage Interest, respectively, of the aggregate of unreimbursed Realized Losses previously allocated to the Class F-2 Trust Component, and second, up to an amount equal to the Class F-2 Percentage Interest, the Class F-F-2 Exchange Percentage Interest, the Class EF-F-2 Exchange Percentage Interest and the Class EFG-F-2 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Twenty-eighth, to the Class G-1 Trust Component and, thus, concurrently to the Class G-1, Class G and Class EFG certificates, in respect of interest, up to an amount equal to the Class G-1 Percentage Interest, the Class G-G-1 Exchange Percentage Interest and the Class EFG-G-1 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class G-1 Trust Component;

Twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1, Class E-2, Class F-1 and Class F-2 Trust Components have been reduced to zero, to the Class G-1 Trust Component and, thus, concurrently, to the Class G-1, Class G and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class G-1 Percentage Interest, the Class G-G-1 Exchange Percentage Interest and the Class EFG-G-1 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class G-1 Trust Component is reduced to zero;

Thirtieth, to the Class G-1 Trust Component and, thus, concurrently, to the Class G-1, Class G and Class EFG certificates, first, up to an amount equal to the Class G-1 Percentage Interest, the Class G-G-1 Exchange Percentage Interest and the Class EFG-G-1 Exchange Percentage Interest, respectively, of the aggregate of unreimbursed Realized Losses previously allocated to the Class G-1 Trust Component, and second, up to an amount equal to the Class G-1 Percentage Interest, the Class G-G-1 Exchange Percentage Interest and the Class EFG-G-1 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such

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Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Thirty-first, to the Class G-2 Trust Component and, thus, concurrently to the Class G-2, Class G and Class EFG certificates, in respect of interest, up to an amount equal to the Class G-2 Percentage Interest, the Class G-G-2 Exchange Percentage Interest and the Class EFG-G-2 Exchange Percentage Interest, respectively, of the aggregate Interest Distribution Amount with respect to the Class G-2 Trust Component;

Thirty-second, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1, Class E-2, Class F-1, Class F-2 and Class G-1 Trust Components have been reduced to zero, to the Class G-2 Trust Component and, thus, concurrently, to the Class G-2, Class G and Class EFG certificates, in reduction of their Certificate Balances, up to an amount equal to the Class G-2 Percentage Interest, the Class G-G-2 Exchange Percentage Interest and the Class EFG-G-2 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class G-2 Trust Component is reduced to zero;

Thirty-third, to the Class G-2 Trust Component and, thus, concurrently, to the Class G-2, Class G and Class EFG certificates, first, up to an amount equal to the Class G-2 Percentage Interest, the Class G-G-2 Exchange Percentage Interest and the Class EFG-G-2 Exchange Percentage Interest, respectively, of the aggregate of unreimbursed Realized Losses previously allocated to the Class G-2 Trust Component, and second, up to an amount equal to the Class G-2 Percentage Interest, the Class G-G-2 Exchange Percentage Interest and the Class EFG-G-2 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through-Rate for such Trust Component compounded monthly from the date the Realized Loss was allocated to such Trust Component;

Thirty-fourth, to the Class H-1 Trust Component and, thus, concurrently, to the Class H-1 and Class H certificates, in respect of interest, up to an amount equal to the Class H-1 Percentage Interest and the Class H-1 Exchange Percentage Interest, respectively, multiplied by the aggregate Interest Distribution Amount with respect to the Class H-1 Trust Component;

Thirty-fifth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 Trust Components have been reduced to zero, to the Class H-1 Trust Component and, thus, concurrently, to the Class H-1 and Class H certificates, in reduction of their Certificate Balances, up to an amount equal to the Class H-1 Percentage Interest and the Class H-1 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class H-1 Trust Component is reduced to zero;

Thirty-sixth, to the Class H-1 Trust Component and, thus, concurrently, to the Class H-1 and Class H certificates, first, up to an amount equal to the Class H-1 Percentage Interest and Class H-1 Exchange Percentage Interest, respectively, multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class H-1 Trust Component, and second, up to an amount equal to the Class H-1 Percentage Interest and Class H-1 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirty-seventh, to the Class H-2 Trust Component and, thus, concurrently, to the Class H-2 and Class H certificates, in respect of interest, up to an amount equal to the Class H-2 Percentage Interest and Class H-2 Exchange Percentage Interest, respectively, multiplied by the aggregate Interest Distribution Amount with respect to the Class H-2 Trust Component;

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Thirty-eighth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates and Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2 and Class H-1 Trust Components have been reduced to zero, to the Class H-2 Trust Component and, thus, concurrently, to the Class H-2 and Class H certificates, in reduction of their Certificate Balances, up to an amount equal to the Class H-2 Percentage Interest and the Class H-2 Exchange Percentage Interest, respectively, of the remaining Principal Distribution Amount for such Distribution Date after distributions of the Principal Distribution Amount pursuant to all prior clauses until the Certificate Balance of the Class H-2 Trust Component is reduced to zero;

Thirty-ninth, to the Class H-2 Trust Component and, thus, concurrently, to the Class H-2 and Class H certificates, first, up to an amount equal to the Class H-2 Percentage Interest and Class H-2 Exchange Percentage Interest, respectively, multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class H-2 Trust Component, and second, up to an amount equal to the Class H-2 Percentage Interest and Class H-2 Exchange Percentage Interest, respectively, of interest on such unreimbursed Realized Losses at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component; and

Fortieth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the exchange of any class of Exchangeable Certificates for any class or classes of Exchangeable Combined Certificates) all previously have been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates or Trust Component (other than the Exchangeable Combined Certificates and the Class R and Class V certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S certificates will at all times be fixed at their respective initial Pass-Through Rates set forth on the cover page of this prospectus.

The Pass-Through Rates for the Class D certificates will at all times be fixed at the initial Pass-Through Rate set forth with respect to such class in the “SUMMARY OF THE CERTIFICATES” chart in this prospectus.

The Pass-Through Rate for each class of the Class B, Class C, Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates will at all times be a per annum rate equal to the WAC Rate that corresponds to the related certificate interest accrual period.

The Pass-Through Rate with respect to each class of Exchangeable Certificates will, at all times, equal the Pass-Through Rate of the underlying Trust Component with the same alphanumeric designation.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

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The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class E certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class E-1 and Class E-2 Trust Components represented by the Class E certificates. The Pass-Through Rates on the Class E-1 and Class E-2 Trust Components will at all times be the same as the Pass-Through Rate of the Class E-1 and Class E-2 certificates, respectively.

The Class F certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class F-1 and Class F-2 Trust Components represented by the Class F certificates. The Pass-Through Rates on the Class F-1 and Class F-2 Trust Components will at all times be the same as the Pass-Through Rate of the Class F-1 and Class F-2 certificates, respectively.

The Class EF certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class E-1, Class E-2, Class F-1 and Class F-2 Trust Components represented by the Class EF certificates. The pass-through rates on the Class E-1, Class E-2, Class F-1 and Class F-2 Trust Components will at all times be the same as the pass-through rates of the Class E-1, Class E-2, Class F-1 and Class F-2 certificates, respectively.

The Class G certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class G-1 and Class G-2 Trust Components represented by the Class G certificates. The Pass-Through Rates on the Class G-1 and Class G-2 Trust Components will at all times be the same as the Pass-Through Rate of the Class G-1 and Class G-2 certificates, respectively.

The Class EFG certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 Trust Components represented by the Class EFG certificates, respectively. The pass-through rates on the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 Trust Components will at all times be the same as the pass-through rates of the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1 and Class G-2 certificates, respectively.

The Class H certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class H-1 and Class H-2 Trust Components represented by the Class H certificates. The Pass-Through Rates on the Class H-1 and Class H-2 Trust Components will at all times be the same as the Pass-Through Rate of the Class H-1 and Class H-2 certificates, respectively.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first (1st) day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first (1st) day of such Collection Period (after giving effect to any payments received during any applicable grace period).

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The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and Trust Components, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve (12) 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum (without duplication) of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan. The Pari Passu Loan Primary Servicing Fee Rate for the Penn Square Mall Mortgage Loan is 0.00250%; the Pari Passu Loan Primary Servicing Fee Rate for the Ellenton Premium Outlets Mortgage Loan is 0.00250%; the Pari Passu Loan Primary Servicing Fee Rate for the GLP Industrial Portfolio A Mortgage Loan is 0.00125%; and the Pari Passu Loan Primary Servicing Fee Rate for the University West Apartments Mortgage Loan is 0.00500%.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through

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Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one (1) month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class or Trust Component for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage

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Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount. If Exchangeable Certificates are exchanged for Exchangeable Combined Certificates, then all Principal Shortfalls that would otherwise be distributable to such exchanged Exchangeable Certificates will be deemed allocable to such Exchangeable Combined Certificates, without duplication. Similarly, if Exchangeable Combined Certificates are exchanged for Exchangeable Certificates, then all Principal Shortfalls that would otherwise be distributable to such Exchangeable Combined Certificates will be deemed allocable to such Exchangeable Certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

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Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, reduced, to not less than zero, on each subsequent Distribution Date by:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first (1st) Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

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For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to a Serviced AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to the Subordinate Companion Loan will be available for amounts due to the holders of the certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to a Serviced AB Whole Loan incurred with respect to a Serviced AB Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal

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collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required

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to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below and clause Fifth above on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

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Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any Yield Maintenance Charge or Prepayment Premium that is collected during any particular collection period with respect to any Mortgage Loan and remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Class(es) of Principal Balance Certificates whose Certificate Balances comprise the Notional Amount of the applicable Class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

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For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V or Class R certificates (or on any of the Trust Components).

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2020
Class A-2	February 2021
Class A-SB	April 2025
Class A-3	November 2025
Class A-4	January 2026
Class X-A	N/A
Class X-B	N/A
Class A-S	January 2026
Class B	January 2026
Class C	January 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the

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Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)  the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.005% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

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If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amounts, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and the Trust Components, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

The Class E-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E, Class EF and Class EFG certificates) will likewise be protected by the subordination of the Class E-2 Trust Component. The Class F-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) will likewise be protected by the subordination of the Class F-2 Trust Component. The Class H-1 Trust Component (and, correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) will likewise be protected by the subordination of the Class H-2 Trust Component.

In particular, the rights of the holders of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E, Class EF and Class EFG certificates), the Class E-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-2 Trust Component, the Class E-2, Class E, Class EF and Class EFG certificates), the Class F-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) and the Class F-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-2 Trust Component, the Class F-2, Class F, Class EF and Class EFG certificates), the Class G-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-1 Trust Component, the Class G-1, Class G and Class EFG certificates) and the Class G-2 Trust Component (and

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correspondingly, to the extent evidencing an interest in the Class G-2 Trust Component, the Class G-2, Class G and Class EFG certificates), the Class H-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) and the Class H-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-2 Trust Component, the Class H-2 and Class H certificates), to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

The Class A-S certificates will likewise be protected by the subordination of the Class B certificates, the Class C certificates, the Class D certificates, the Class E-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E, Class EF and Class EFG certificates), the Class E-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-2 Trust Component, the Class E-2, Class E, Class EF and Class EFG certificates), the Class F-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) and the Class F-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-2 Trust Component, the Class F-2, Class F, Class EF and Class EFG certificates), the Class G-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-1 Trust Component, the Class G-1, Class G and Class EFG certificates) and the Class G-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-2 Trust Component, the Class G-2, Class G and Class EFG certificates), the Class H-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) and the Class H-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-2 Trust Component, the Class H-2 and Class H certificates), to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

The Class B certificates will likewise be protected by the subordination of the Class C certificates, the Class D certificates, the Class E-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E and Class EF and Class EFG certificates), the Class E-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-2 Trust Component, the Class E-2, Class E, Class EF and Class EFG certificates), the Class F-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) and the Class F-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-2 Trust Component, the Class F-2, Class F, Class EF and Class EFG certificates), the Class G-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-1 Trust Component, the Class G-1, Class G and Class EFG certificates) and the Class G-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-2 Trust Component, the Class G-2, Class G and Class EFG certificates), the Class H-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) and the Class H-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-2 Trust Component, the Class H-2 and Class H certificates), to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

The Class C certificates will likewise be protected by the subordination of the Class D certificates, the Class E-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E, Class EF and Class EFG certificates), the Class E-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-2 Trust Component, the Class E-2, Class E, Class EF and Class EFG certificates), the Class F-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) and the Class F-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-2 Trust Component, the Class F-2, Class F, Class EF and Class EFG certificates), the Class G-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-1 Trust Component, the Class G-1, Class G and Class EFG certificates) and the Class G-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-2 Trust Component, the Class G-2, Class G and Class EFG certificates), the Class

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H-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) and the Class H-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-2 Trust Component, the Class H-2 and Class H certificates), to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

The Class D certificates will likewise be protected by the subordination of the Class E-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-1 Trust Component, the Class E-1, Class E, Class EF and Class EFG certificates), the Class E-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class E-2 Trust Component, the Class E-2, Class E, Class EF and Class EFG certificates), the Class F-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-1 Trust Component, the Class F-1, Class F, Class EF and Class EFG certificates) and the Class F-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class F-2 Trust Component, the Class F-2, Class F, Class EF and Class EFG certificates), the Class G-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-1 Trust Component, the Class G-1, Class G and Class EFG certificates) and the Class G-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class G-2 Trust Component, the Class G-2, Class G and Class EFG certificates), the Class H-1 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-1 Trust Component, the Class H-1 and Class H certificates) and the Class H-2 Trust Component (and correspondingly, to the extent evidencing an interest in the Class H-2 Trust Component, the Class H-2 and Class H certificates), to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two (2) ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

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Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E-1 Trust Component (and correspondingly, to the Class E-1, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 Trust Component), Class E-2 Trust Component (and correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 Trust Component), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates or trust components (other than to the Class E-2 Trust Component (or correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, to the extent of their respective percentage interests in the Class E-2 Trust Component), the Class F-1 Trust Component (and correspondingly, to the Class F-1, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 Trust Component), Class F-2 Trust Component (and correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 Trust Component), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates or trust components (other than to the Class F-2 Trust Component (or correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, to the extent of their respective percentage interests in the Class F-2 Trust Component), the Class G-1 Trust Component (and correspondingly, to the Class G-1, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 Trust Component), and Class G-2 Trust Component (and correspondingly, to the Class G-2, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 Trust Component), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates or trust components (other than to the Class G-2 Trust Component (or correspondingly, to the Class G-2, Class G and Class EFG certificates, to the extent of their respective percentage interests in the Class G-2 Trust Component), the Class H-1 Trust Component (and correspondingly, to the Class H-1 certificates and Class H certificates, pro rata based on their respective percentage interests in the Class H-1 Trust Component), and Class H-2 Trust Component (and correspondingly, to the Class H-2 certificates and Class H certificates, pro rata based on their respective percentage interests in the Class H-2 Trust Component), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates or trust components (other than to the Class H-2 Trust Component (or correspondingly, to the Class H-2 certificates and Class H certificates, to the extent of their respective percentage interests in the Class H-2 Trust Component) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the Exchangeable Certificates and the Exchangeable Combined Certificates) and the Trust Components after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the Exchangeable Certificates and Exchangeable Combined Certificates) and the Trust Components (and thus, the Exchangeable Certificates and Exchangeable Combined Certificates) in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-2 Trust Component (and correspondingly, to the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 Trust Component);

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second, to the Class H-1 Trust Component (and correspondingly, to the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 Trust Component);

third, to the Class G-2 Trust Component (and correspondingly, to the Class G-2, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 Trust Component);

fourth, to the Class G-1 Trust Component (and correspondingly, to the Class G-1, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 Trust Component);

fifth, to the Class F-2 Trust Component (and correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 Trust Component);

sixth, to the Class F-1 Trust Component (and correspondingly, to the Class F-1, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 Trust Component);

seventh, to the Class E-2 Trust Component (and correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 Trust Component);

eighth, to the Class E-1 Trust Component (and correspondingly, to the Class E-1, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 Trust Component);

ninth, to the Class D certificates;

tenth, to the Class C certificates;

eleventh, to the Class B certificates; and

twelfth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

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A class of Regular Certificates or Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero (without regard to (1) the exchange and conversion of the Class E Exchangeable Certificates for Class E certificates, (2) the exchange and conversion of the Class F Exchangeable Certificates for Class F certificates, (3) the exchange and conversion of the Class EF Exchangeable Certificates for Class EF certificates, (4) the exchange and conversion of the Class G Exchangeable Certificates for Class G certificates, (5) the exchange and conversion of the Class EFG Exchangeable Certificates for Class EFG certificates or (6) the exchange and conversion of the Class H Exchangeable Certificates for Class H certificates ). However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

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(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within forty-five (45) days after receipt of a quarterly operating statement, if any, commencing within forty-five (45) days of receipt of such quarterly operating statement for the quarter ending June 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first (1st) calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first (1st) calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing twelve (12) month basis, or if

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the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within forty-five (45) days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within forty-five (45) days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

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In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means borrower, a Mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Accelerated Mezzanine Loan Lender” A mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party Affiliate” means, with respect to a borrower, a Mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

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A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, with respect to any Subordinate Companion Loan, the master servicer or the special servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to a Serviced AB Whole Loan to the extent required under the related Intercreditor Agreement. In addition, under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Asset Reviewers, LLC, BlackRock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC, CMBS.com, Inc., Interactive Data Corp., Intex Solutions, Inc., Markit Group Limited and Thomson Reuters Corporation, pursuant to the terms of the PSA.

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Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

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•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

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•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable,

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will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the

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reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

For purposes of such allocations, (i) the Class E-1 certificates, the Class E Component E-1 of the Class E certificates, the Class EF Component E-1 of the Class EF certificates and the Class EFG Component E-1 of the Class EFG certificates will be considered as if they together constituted a single “class”; (ii) the Class E-2 certificates, the Class E Component E-2 of the Class E certificates, the Class EF Component E-2 of the Class EF certificates and the Class EFG Component E-2 of the Class EFG certificates will be considered as if they together constituted a single “class”; (iii) the Class F-1 certificates, the Class F Component F-1 of the Class F certificates, the Class EF Component F-1 of the Class EF certificates and the Class EFG Component F-1 of the Class EFG certificates will be considered as if they together constituted a single “class”; (ii) the Class F-2 certificates, the Class F Component F-2 of the Class F certificates, the Class EF Component F-2 of the Class EF certificates and the Class EFG Component F-2 of the Class EFG certificates will be considered as if they together constituted a single “class”; (v) the Class G-1 certificates, the Class G Component G-1 of the Class G certificates and the Class EFG Component G-1 of the Class EFG certificates will be considered as if they together constituted a single “class”; (vi) the Class G-2 certificates, the Class G Component G-2 of the Class G certificates and the Class EFG Component G-2 of the Class EFG certificates will be considered as if they together constituted a single “class”; (vii) the Class H-1 certificates and the Class H Component H-1 of the Class H certificates will be considered as if they together constituted a single “class”; and (viii) the Class H-2 certificates and the Class H Component H-2 of the Class H certificates will be considered as if they together constituted a single “class”. Voting Rights will be allocated to each of the Class E, Class F, Class G, Class H, Class EF and Class EFG certificates only with respect to each Trust Component that is part of such class of certificates, as described in the preceding sentence.

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The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for

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the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within ninety (90) days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSBAM 2016-C28

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial

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ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within ten (10) business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)     the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

(ii)    the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)   the originals of all agreements modifying the stated maturity date, Mortgage Rate, principal balance, amortization term or payment frequency or any provision of such Mortgage Loan or Serviced Whole Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)   an original assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of the trustee;

(v)    originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon;

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(vi)   if the related assignment of leases is separate from the Mortgage, the original of such assignment of leases with evidence of recording thereon;

(vii)   the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)  an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

(ix)   any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)    copies of the related ground lease(s), space lease(s) or air rights lease(s), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)   copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to any Mortgage Loan;

(xii)   the original of each letter of credit, if any, constituting additional collateral for the related Mortgage Loan;

(xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)  third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)   copies of any environmental insurance policy;

(xvi)  copies of any affidavit and indemnification agreement;

(xvii) if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and requesting a replacement comfort letter in favor of the Trust; and

(xviii) with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within sixty (60) days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to a secure data room.

“Diligence File” means with respect to each Mortgage Loan collectively the following documents in electronic format:

(a)     A copy of each of the following documents:

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(i)     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)    the Mortgage, together with any intervening Assignments of Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related Assignment of Leases and of any intervening Assignments (if any such item is a document separate from the Mortgage), in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)     the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)   any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)   any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)    any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)   any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)  any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) all related environmental reports; and

(xiv)  all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

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(c)    other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)    for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)   a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)    a copy of all Uniform Commercial Code searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

(r)     a copy of the insurance summary report;

(s)    a copy of the organizational documents of the related mortgagor and any guarantor;

(t)     unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)    unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence

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File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than ninety (90) days (or eighty-five (85) days in the case of clause (v) below) following:

(x)   such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)   in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)   cure such Material Defect in all material respects, at its own expense,

(B)   repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) at the Purchase Price, or

(C)   substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second (2nd) anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional (90)-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan, if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial ninety (90)-day period. Notwithstanding the foregoing, there will be no such (90)-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to

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deliver copies of the Uniform Commercial Code financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to this prospectus and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to this prospectus plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the related remaining Crossed Underlying Loans(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any

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Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or any successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan), at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Review Asset Review Fee related to such Mortgage Loan and all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial ninety (90)-day period).

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Distribution Date in January 2049), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted Mortgage Loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan, (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed and (viii) a REMIC opinion has been delivered to the trustee and certificate administrator) and otherwise satisfying the conditions set forth in the PSA; provided that no Mortgage Loan may have a maturity date after the date three (3) years prior to the Rated

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Final Distribution Date, and provided, further, that no such Mortgage Loan may be substituted for a removed Mortgage Loan unless a Rating Agency Confirmation has been provided to each Rating Agency, and provided, further, that, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, no such Mortgage Loan may be substituted for a removed Mortgage Loan unless the Directing Certificateholder has approved of such substitution (provided, that such approval of the Directing Certificateholder may not be unreasonably withheld), and provided, further, that, no Mortgage Loan may be replaced by more than one substituted mortgage loan.

When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay such Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured Material Defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within sixty (60) days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated IntraLinks website within sixty (60) days following the Closing Date, and the depositor will

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deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the master servicer to make advances;

(D)     the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)     any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

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(G)     any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)     any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Sub-Servicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing

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Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)     in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. No Servicing Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the issuing entity. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

For the avoidance of doubt, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan under the related Intercreditor Agreement or the PSA.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below, and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable

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Advance”). In addition, the special servicer may, at its option (with respect to any specially-serviced Mortgage Loan, in consultation with (with respect to any Mortgage Loan other than an Excluded Loan), prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and regardless of any determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but will not be binding upon the master servicer and trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form

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of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to twelve (12) months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding six (6) months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one (1) month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one (1) month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider fifteen (15) days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting fifteen (15) days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to defer such reimbursement or right to obtain reimbursement.

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Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date (accounting for any applicable grace period) or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the second (2nd) business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such

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Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, a “Class E Distribution Account”, a “Class F Distribution Account”, a “Class G Distribution Account” and a “Class H Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or (i) with respect to the Class E Distribution Account, for the benefit of the Class E-1, Class E-2, Class E, Class EF and Class EFG Certificateholders; (ii) with respect to the Class F Distribution Account, for the benefit of the Class F-1, Class F-2, Class F, Class EF and Class EFG Certificateholders; (iii) with respect to the Class G Distribution Account, for the benefit of the Class G-1, Class G-2, Class G and Class EFG Certificateholders; and (iv) with respect to the Class H Distribution Account, for the benefit of the Class H-1, Class H-2 and Class H Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class V certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Trust Components, without duplication, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one (1) day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

With respect to the Distribution Date in March 2016, for each Mortgage Loan that accrues interest based on an actual/360 basis, the related mortgage loan seller will remit to the depositor an amount equal to one (1) day of interest at the related Net Mortgage Rate, on the Interest Reserve Account on the Closing Date (the “Interest Deposit Amount”). Such amount will be included in the Withheld Amounts available for the Distribution Date in March 2016. The deposit is intended to compensate for the fact that the first (1st) Distribution Date will be in March 2016 and therefore a deposit into the Interest Reserve Account of Withheld Amounts will not be made in January 2016 or February 2016.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of

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Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and the Trust Components, without duplication (including to reimburse for Realized Losses previously allocated to such certificates and/or Trust Components), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date;

(ii)   to pay or reimburse the trustee, the master servicer and the special servicer, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

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(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one (1) month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in the Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the trustee, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

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(xix) to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)  to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and the related Serviced Pari Passu Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan or REO Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Pari Passu Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan) and each REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each REO Loan.	Out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	(4)	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within ninety (90) days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans

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in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan, Serviced Subordinate Companion Loan or REO Loan, equal to (i) with respect to each Mortgage Loan, a per annum rate ranging from 0.00625% to 0.06500% set forth on Annex A-1 to this prospectus, and (ii) with respect to each Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan, a per annum rate equal to 0.005%. The Servicing Fee payable to the master servicer with respect to each Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees and other similar fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees;

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion or Serviced Subordinate Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Pari Passu Companion Loan have been paid;

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•	100% of charges collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on the Mortgage Loans and any Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by the borrowers (that were accrued and collected while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Pari Passu Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and the Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior twelve (12) months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such

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modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve (12) 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of Wells Fargo Bank as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to the Penn Square Mall Mortgage Loan, (ii) 0.0025% per annum with respect to the Ellenton Premium Outlets Mortgage Loan, (iii) 0.00125% per annum with respect to the GLP Industrial Portfolio A Mortgage Loan, and (iv) 0.005% per annum with respect to the University West Apartments Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan;

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provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is a Specially Serviced Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan or Serviced Subordinate Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior twelve (12) months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan or Reo Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve (12) months,

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but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)     the purchase of (A) any Specially Serviced Loan that is a Serviced AB Whole Loan or related REO Property by the holders of the Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within ninety (90) days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within ninety (90) days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)     if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within ninety (90) days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still charge, collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans and “—The Non-Serviced Pari Passu-AB Whole Loans”.

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The special servicer will also be entitled to additional servicing compensation in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and similar fees, as further described in the PSA, received with respect to the Specially Serviced Loans,

(iii)    100% of assumption, waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees (other than assumption application fees and defeasance fees) paid by the related borrower, and

(iv)    50% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments, and 50% of assumption fees, waiver fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Pari Passu Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) and Serviced Subordinate Companion Loan that are not Specially Serviced Loans and for which the special servicer’s consent or approval is required.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued and collected while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) and Subordinate Companion Loan were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) and Subordinate Companion Loan since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a

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result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00628% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to (i) 0.0020% per annum with respect to each Mortgage Loan and successor REO Loan (other than the Le Meridien Cambridge MIT Mortgage Loan and Princeton Pike Corporate Center Mortgage Loan), (ii) 0.0070% per annum with respect to the Le Meridien Cambridge MIT Mortgage Loan, and (iii) 0.0050% per annum with respect to the Princeton Pike Corporate Center Mortgage Loan. (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially

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reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00026% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within ninety (90) days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan, a related Companion Loan;

(2)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)     thirty (30) days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)     thirty (30) days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)     sixty (60) days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)     ninety (90) days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or if a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan, 120 days after such uncured delinquency); and

(7)     immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the thirty (30)-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

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The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first (1st) Determination Date that is at least ten (10) business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)     the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)     the excess of

1.   the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated,

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first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, to the related Mortgage Loan. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first (1st) Determination Date occurring on or after the tenth (10th) business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within sixty (60) days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or ninety (90) or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until (x) an MAI appraisal or (y) the information reasonably requested from the master servicer necessary to calculate the Appraisal Reduction Amount is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first (1st) Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal or information, as applicable. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four (4) business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four (4) business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within thirty (30) days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the

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master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates or Trust Components then-outstanding (i.e., first, to the Class H-2 Trust Component (and correspondingly, to the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 Trust Component), second, to the Class H-1 Trust Component (and correspondingly, to the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 Trust Component), third, to the Class G-2 Trust Component (and correspondingly, to the Class G-2, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 Trust Component), fourth, to the Class G-1 Trust Component (and correspondingly, to the Class G-1, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 Trust Component), fifth, to the Class F-2 Trust Component (and correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 Trust Component), sixth, to the Class F-1 Trust Component (and correspondingly, to the Class F-1, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 Trust Component), seventh, to the Class E-2 Trust Component (and correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 Trust Component), eighth, to the Class E-1 Trust Component (and correspondingly, to the Class E-1, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in

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the Class E-1 Trust Component), ninth, to the Class D certificates, tenth, to the Class C certificates, eleventh, to the Class B certificates, twelfth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates and each Trust Component in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-2 Trust Component (and correspondingly, to the Class H-2 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-2 Trust Component), second, to the Class H-1 Trust Component (and correspondingly, to the Class H-1 certificates and the Class H certificates, pro rata based on their respective percentage interests in the Class H-1 Trust Component), third, to the Class G-2 Trust Component (and correspondingly, to the Class G-2, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-2 Trust Component), fourth, to the Class G-1 Trust Component (and correspondingly, to the Class G-1, Class G and Class EFG certificates, pro rata based on their respective percentage interests in the Class G-1 Trust Component), fifth, to the Class F-2 Trust Component (and correspondingly, to the Class F-2, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-2 Trust Component), sixth, to the Class F-1 Trust Component (and correspondingly, to the Class F-1, Class F, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class F-1 Trust Component), seventh, to the Class E-2 Trust Component (and correspondingly, to the Class E-2, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-2 Trust Component), eighth, to the Class E-1 Trust Component (and correspondingly, to the Class E-1, Class E, Class EF and Class EFG certificates, pro rata based on their respective percentage interests in the Class E-1 Trust Component), ninth, to the Class D certificates, tenth, to the Class C certificates, eleventh, to the Class B certificates, twelfth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any grouping of Control Eligible Certificates as to which the aggregate Certificate Balances of the related Trust Components (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) have been reduced to less than 25% of the initial aggregate Certificate Balances of such Trust Components, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance evidencing a majority interest (by certificate balance) in the Trust Components sought to be reinstated as the Controlling Trust Components) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second (2nd) appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within thirty (30) days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate grouping of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

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With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Controlling Holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the

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Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one (1) of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

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The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than any Mortgaged Property or REO Property with respect to a Non-Serviced Mortgage Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan) due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer (with respect to Specially Serviced Loans) or the master servicer (with respect to Mortgage Loans that are not Specially Serviced Loans or Non-Serviced Mortgage Loans) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or

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otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the special servicer (which consent will be deemed given (unless earlier objected to by the special servicer) within fifteen (15) business days after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent) except as permitted under the Mortgage Loan documents.

The master servicer’s and special servicer’s power to amend a Mortgage Loan is subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling Agreement and any applicable Intercreditor Agreement or co-lender agreement (including, with respect to the special servicer, the consent rights of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event, the consultation rights of the Directing Certificateholder during the occurrence and continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the rights of the Operating Advisor during the occurrence and continuance of a Control Termination Event or following the occurrence of a Consultation Termination Event and the rights of the holder of any Companion Loan, as applicable).

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

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(1)     extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five (5) years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten (10) years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the Mortgage Loan at the related Mortgage Rate.

If the special servicer processes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various classes of Certificates in the manner described under “Description of the Offered Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

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Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights: (i) (A) the master servicer or the special servicer, as the case may be, must obtain the prior written consent of (x) in the case of the master servicer and any Non-Specially Serviced Mortgage Loan, the special servicer, provided that such consent will be deemed given (unless earlier objected to by the special servicer) fifteen (15) business days (or five (5) business days after the time period provided for in any related Intercreditor Agreement) after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent, and, provided, further, that, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given or which consultation will be deemed made (unless earlier objected to by the Directing Certificateholder) five (5) Business Days after the Directing Certificateholder’s receipt from the special servicer of the written analysis prepared by the master servicer and the special servicer’s recommendation with respect to such waiver, together with all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent, and (y) in the case of the special servicer and any Specially Serviced Mortgage Loan, if such mortgage loan is not an Excluded Loan and no Control Termination Event has occurred and is continuing, the Directing Certificateholder, which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) ten (10) Business Days after the Directing Certificateholder’s receipt of the written analysis prepared by the special servicer and the special servicer’s recommendation with respect to such waiver), together with such other information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent, (B) if such Mortgage Loan is part of a Serviced AB Whole Loan and no related Serviced AB Control Appraisal Period has occurred and is continuing, the special servicer must obtain the prior written consent of the holder of the related Serviced Subordinate Companion Loan, to the extent required under the applicable Intercreditor Agreement, and such holder’s consent will be deemed given (unless earlier objected to by such holder) five (5) Business Days after receipt by such holder of the special servicer’s written analysis and recommendation with respect to such waiver (or, with respect to any Non-Specially Serviced Loan, ten (10) Business Days (or such other period of time specified under the applicable Intercreditor Agreement) after the Subordinate Companion Loan holder’s receipt of the written analysis prepared by the master servicer and the special servicer’s recommendation with respect to such waiver), together with such other information reasonably requested by such holder, and reasonably available to the special servicer, in order to grant or withhold such consent, (C) if such Mortgage Loan is not an Excluded Loan, a Control Termination Event has occurred and is continuing, and no Consultation Termination Event has occurred and is continuing, the special servicer must consult with the Directing Certificateholder, (ii) with respect to any Mortgage Loan (x) with an unpaid principal balance greater than or equal to $35,000,000, (y) with an unpaid principal balance greater than or equal to 5% of the aggregated unpaid principal balance of the Mortgage Loans then outstanding or (z) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one (1) of the ten (10) largest Mortgage Loans outstanding (by unpaid principal balance), the master servicer or the special servicer, as the case may be, prior to consenting to any action, must obtain a Rating Agency Confirmation from each Rating Agency and, to the extent required under the PSA, any Companion Loan Rating Agency (provided that no such Rating

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Agency Confirmation will be required to be obtained if the applicable Mortgage Loan has an unpaid principal balance of less than $5,000,000).

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan containing a “due on encumbrance” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights: (i) (A) the master servicer or the special servicer, as the case may be, must obtain the prior written consent of (x) in the case of the master servicer and any Non-Specially Serviced Mortgage Loan, the special servicer, provided that such consent will be deemed given (unless earlier objected to by the special servicer) fifteen (15) business days (or five (5) business days after the time period provided for in any related Intercreditor Agreement) after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent, and, provided, further, that, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given or which consultation will be deemed made (unless earlier objected to by the Directing Certificateholder) five (5) Business Days after the Directing Certificateholder’s receipt from the special servicer of the written analysis prepared by the master servicer and the special servicer’s recommendation with respect to such waiver, together with all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent, and (y) in the case of the special servicer and any Specially Serviced Mortgage Loan, if such mortgage loan is not an Excluded Loan and no Control Termination Event has occurred and is continuing, the Directing Certificateholder, which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) ten (10) Business Days after the Directing Certificateholder’s receipt of the written analysis prepared by the special servicer and the special servicer’s recommendation with respect to such waiver), together with such other information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent, (B) if such Mortgage Loan is part of a Serviced AB Whole Loan and no related Serviced AB Control Appraisal Period has occurred and is continuing, the special servicer must obtain the prior written consent of the holder of the related Serviced Subordinate Companion Loan, to the extent required under the applicable Intercreditor Agreement, and such holder’s consent will be deemed given (unless earlier objected to by such holder) five (5) Business Days after receipt by such holder of the special servicer’s written analysis and recommendation with respect to such waiver (or, with respect to any Non-Specially Serviced Loan, ten (10) Business Days (or such other period of time specified under the applicable Intercreditor Agreement) after the Subordinate Companion Loan holder’s receipt of the written analysis prepared by the master servicer and the special servicer’s recommendation with respect to such waiver), together with such other information reasonably requested by such holder, and reasonably available to the special servicer, in order to grant or withhold such consent, (C) if such Mortgage Loan is not an Excluded Loan, a Control Termination Event has occurred and is continuing, and no Consultation Termination Event has occurred and is continuing, the special servicer must consult with the Directing Certificateholder, (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer, as the case may be, prior to consenting to any action, must obtain a Rating Agency Confirmation from each Rating Agency and, to the extent required under the PSA, any Companion Loan Rating Agency.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every twelve (12) months and (B) less than $2,000,000 at least once every twenty-four (24) months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the special servicer within the previous twelve (12) months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially

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Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)      as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the special servicer, as of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the special servicer is required to promptly forward such commitment to the master servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing, or fails to satisfy any condition of such refinancing or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing, (ii) if such refinancing does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing is scheduled to occur pursuant to the related refinancing commitment), or (iii) the related refinancing commitment is terminated before the refinancing is scheduled to occur;

(2)      as to which any Periodic Payment (other than a balloon payment) is more than sixty (60) days delinquent (unless, prior to such Periodic Payment becoming more than sixty (60) days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)      as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within sixty (60) days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)      as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)      as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within sixty (60) days;

(6)      as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for sixty (60) days); or

(7)      as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has

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occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days (provided that such sixty (60)-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three (3) consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than sixty (60) days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

○	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

○	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu

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Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

○	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

○	the master servicer; and

○	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

○	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

○	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

○	the most current rent roll and income or operating statement available for the related Mortgaged Property;

○	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

○	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

○	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

○	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

○	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

○	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

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○	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within ten (10) business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within ten (10) business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within ten (10) business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the ten (10) business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than thirty (30) days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of sixty (60) business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)), but the special servicer will be under no obligation to revise such Asset Status Report based on the input or comments of the operating advisor or Directing Certificateholder.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or the Directing Certificateholder or a recommendation of the operating advisor or the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report as described above. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status

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Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Controlling Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six (6) months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third (3rd) calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier

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REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that

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amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder ten (10) business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the first or highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior nine (9) months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the first or highest offeror is an Interested Person (provided that the trustee or its affiliates may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price

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unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two (2) other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related

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Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise: (1) the special servicer with respect to all Specially Serviced Loans other than any Excluded Loan and all non-Specially Serviced Loans other than Excluded Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and (2) the special servicer with respect to all Mortgage Loans other than Excluded Loans, as to any extension of maturity is being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

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The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) if such Holder elects or has elected to not be the Directing Certificateholder, the Holder of the next largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

“Controlling Trust Component” means, collectively, the most subordinate pair of Trust Components having the same alphabetical designation with an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts allocable to such Trust Components in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” above, at least equal to 25% of the aggregate initial Certificate Balance of such Trust Components; provided, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Trust Components will be the most subordinate pair of Trust Components having the same alphabetical designation that have an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Trust Components as of the closing date will be the Class H Trust Components.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. (“C-III Fund IV”) or an affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, all classes of Certificates, collectively, within the grouping of Control Eligible Certificates that relates to the Controlling Trust Components (and the aggregate Certificate Balance of such grouping of certificates will only take into account the portion of the Certificate Balance of each such class representing an interest in the related Controlling Trust Components). The Controlling Class as of the Closing Date will be, collectively, the Class H-1 certificates and the Class H-2 certificates and, to the extent any Class H-1 certificates and Class H-2 certificates have been exchanged for Class H certificates, the Class H certificates.

The “Control Eligible Certificates” will be all classes of certificates, collectively, within each of the following four groupings of certificates:  (i) the classes of certificates related to the Class E Trust

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Components, being the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class E Trust Components (and the aggregate Certificate Balance of this grouping of certificates will only take into account the portion of the Certificate Balance of each such class representing an interest in the Class E Trust Components); (ii) the classes of certificates related to the Class F Trust Components, being the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class F Trust Components (and the aggregate Certificate Balance of this grouping of certificates will only take into account the portion of the Certificate Balance of each such class representing an interest in the Class F Trust Components); (iii) the classes of certificates related to the Class G Trust Components, being the Class G-1, Class G-2, Class G and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in the Class G Trust Components (and the aggregate Certificate Balance of this grouping of certificates will only take into account the portion of the Certificate Balance of each such class representing an interest in the Class G Trust Components) and (iv) the classes of certificates related to the Class H Trust Components, being the Class H-1, Class H-2 and Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

During such time as the Class E-1 and Class E-2 certificates and, to the extent any Class E-1 and Class E-2 certificates have been exchanged for Class E, Class EF or Class EFG certificates, the Class E, Class EF or Class EFG certificates would be the Controlling Class, the holders of such certificates will have the right to irrevocably waive their right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder, as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (other than a Specially Serviced Loan or a Non-Serviced Mortgage Loan), the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) fifteen (15) business days after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent, and (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master

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servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (A) with respect to Specially Serviced Loans, within ten (10) business days (or thirty (30) days with respect to clause (x) below) after receipt from the special servicer of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent or (B) with respect to non-Specially Serviced Loans, within five (5) business days (or thirty (30) days with respect to clause (x) below) after receipt from the special servicer of the master servicer’s written analysis of and special servicer’s recommendation with respect thereto, and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within such five (5) or ten (10) -business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any requests for release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (A) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (B) releases of non-material parcels of a Mortgaged Property, (C) releases which the related Mortgage Loan documents expressly require the mortgagee thereunder to make upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents, (D) releases that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property, or (E) releases of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

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(vii)  any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(viii)  releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(ix)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)   any determination of an Acceptable Insurance Default;

(xi)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xii)  any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; and

(xiii) any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the

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consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within ten (10) business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within ten (10) business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E-1 Trust Component and the Class E-2 Trust Component have an aggregate Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Trust Components) of less than 25% of the initial aggregate Certificate Balance of such Trust Components or (ii) the holder of a majority of the aggregate Certificate Balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the Certificate Balance of each such class evidencing an interest in the Class E Trust Components) has irrevocably waived its right, in

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writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no grouping of Control Eligible Certificates as to which the related Trust Components, collectively, have a then-outstanding Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Trust Components, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) the holder of a majority of the aggregate Certificate Balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the Certificate Balance of each such Class evidencing an interest in the Class E Trust Components) has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of any such class of certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E-1 certificates and Class E-2 certificates and, to the extent any Class E-1 and Class E-2 certificates have been exchanged for Class E, Class EF and Class EFG Certificates, the Class E, Class EF and Class EFG certificates, and such grouping of certificates constitutes the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates, the successor holder of Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor majority holder of Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E-1, Class E-2, Class E, Class EF and/or Class EFG certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Controlling Holder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and —Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Controlling Holder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that each operating advisor under the MSCI 2015-UBS8 Pooling and Servicing Agreement and the MSBAM 2015-C27 Pooling and Servicing Agreement will have certain obligations and consultation rights with respect to the related Whole Loan and each Non-Serviced Whole Loan thereunder, which are substantially similar to those of the operating advisor under the PSA for this transaction. There is no operating advisor with respect to the MSCI 2016-PSQ Trust and Servicing Agreement or the CSMC 2015-GLPA Trust and Servicing Agreement.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)      promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

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Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”;

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer, and

(e)   the operating advisor may meet with representatives of the special servicer to discuss any Final Asset Status Reports delivered by the special servicer, as described below under “—Meetings with Special Servicer”.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator of such disagreement and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply. In making such determination, the certificate administrator may hire an independent third party to assist with any such calculation at the expense of the issuing entity.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and,

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with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event the operating advisor is required to review any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, and based on such review and any meeting with the special servicer, if any, the operating advisor will be required (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) to prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31st in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the special servicer if during the prior calendar year no Asset Status Report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from

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performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Meetings with the Special Servicer.

After the occurrence and during the continuance of a Control Termination Event, after the end of each calendar year for which an operating advisor annual report is required to be provided and prior to the issuance by the operating advisor of such report, upon at least thirty (30) days prior written notice the special servicer or the operating advisor may request that the non-requesting person make available, and the non-requesting person must make available, a responsible party for an in-person or telephone meeting at a time acceptable to the non-requesting party to discuss or answer questions relating to any Final Asset Status Report delivered to the operating advisor and any other information provided by the special servicer to the operating advisor during the immediately preceding calendar year. Neither the operating advisor nor the special servicer will, in any event, be required to meet for more than four (4) hours in any one calendar year. Any person requesting an in-person meeting will be required to travel to the other person’s primary office and pay its own expenses related to such in-person meeting.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)      that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, and (y) has at least five (5) years of experience in

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commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person

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acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such thirty (30) day period, the operating advisor will have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial thirty (30) day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of sixty (60) days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account

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the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. A replacement operating advisor may, or at the direction of 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), will, be selected by the trustee. However, if no replacement operating advisor that is an Eligible Operating Advisor is appointed within thirty (30) days of the termination of the operating advisor, the depositor will be permitted, but not obligated, to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be subject to a certificateholder vote for removal upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to

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such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon thirty (30) days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within thirty (30) days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder thirty (30) days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating

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advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was sponsor in a public offering of CMBS, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2011 and December 31, 2015 was approximately 36.4%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the pool represent 24.2% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

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“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty (60) days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within ninety (90) days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) below for non-Specially Serviced Loans), the master servicer (with respect to clause (vii) below for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) below for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than ten (10) business days (except with respect to clause (vii)), provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by the certificate administrator to the secure data room or the certificate administrator’s website, as applicable, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

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(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan to the extent previously prepared by the special servicer; and

(vii)  any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and are necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than ten (10) business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than ten (10) business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any such missing documents are not provided by the master servicer or special servicer, as applicable, within such ten (10)-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Review Materials with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

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No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within forty-five (45) business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or from the related mortgage loan seller within ten (10) business days following the asset representations reviewer’s request to the master servicer or special servicer, as applicable, as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), who will be required to promptly, but in no event later than within ten (10) business days, provide such results to the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have ninety (90) days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test will be sent to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the master servicer and the special servicer, as applicable, will be required to promptly, but in no event later than ten (10) business days after receipt from the related mortgage loan seller, deliver to the asset representations reviewer any information and documents received from the mortgage loan seller or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or the mortgage loan seller’s claim that any missing information and documents in the Review Materials are not required to complete a Test.

The asset representations reviewer will be required, within sixty (60) days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within ten (10) days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional thirty (30) days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any

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information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two (2) business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset

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representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA or to the asset representations

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reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then outstanding Certificates, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such thirty (30) day period will be extended an additional thirty (30) days;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of thirty (30) days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of thirty (30) days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and

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replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within thirty (30) days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable

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fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” means a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers contained in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under the PSA, and (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), (viii) is currently acting as a special servicer in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by rated by DBRS), and (ix) is not a special servicer that has been cited by Moody’s or DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the

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applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

Qualified Replacement Special Servicer

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination, and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

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No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Controlling Holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one (1) business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one (1) business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for thirty (30) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five (5) business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) fifteen (15) days in the case of the master servicer’s failure to make a Servicing Advance or (iii) fifteen (15) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of thirty (30) days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by

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such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional thirty (30) days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    either of Moody’s or DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within sixty (60) days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within sixty (60) days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the

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special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. Such a replacement special servicer will be selected in a similar manner to that described in the preceding paragraph for the case where the trustee is unwilling or unable to act as the replacement special servicer; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to the extent provided under the related Intercreditor Agreement to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have forty-five (45) days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within forty-five (45) days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the reasonable costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by

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Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the

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PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a

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Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate

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administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The special servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the special servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within thirty (30) days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the

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special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur two (2) business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action for the reasons described in the next sentence, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to

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refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within thirty (30) days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within ten (10) business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than ten (10) business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than five (5) business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within thirty (30) days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner

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will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Party or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Penn Square Mall Mortgage Loan

The Penn Square Mall Whole Loan is expected to be initially serviced pursuant to the MSCI 2016-PSQ Trust and Servicing Agreement. The servicing terms of the MSCI 2016-PSQ Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are similar in all material respects to the servicing terms of the PSA; however, the servicing arrangements under such agreements differ in certain respects. For example:

•	The MSCI 2016-PSQ Trust and Servicing Agreement reflects that the Penn Square Mall Mortgage Loan must be serviced in accordance with the Penn Square Mall Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan”.

•	The Directing Certificateholder (prior to any Consultation Termination Event) will have consultation rights with respect to Penn Square Mall Major Decisions.

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•	There is no operating advisor or asset representations reviewer (and therefore no monthly operating advisor fee or monthly asset representations reviewer fee) with respect to the MSCI 2016-PSQ securitization.

•	The primary servicing fee rate payable to the related Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the MSCI 2016-PSQ Trust and Servicing Agreement is 0.0025% per annum (which is paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for the Penn Square Mall Mortgage Loan).

•	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the MSCI 2016-PSQ Trust and Servicing Agreement with respect to the Penn Square Mall Whole Loan are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the special servicing fee rate is 0.25% per annum and is not subject to a monthly floor, and (ii) the work-out and liquidation fees are calculated a rate equal to 0.50%, are not subject to a minimum fee payable in connection with each loan resolution or workout, as applicable, and are subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the Non-Serviced Special Servicer.

•	Any party to the MSCI 2016-PSQ Trust and Servicing Agreement that makes a property protection advance with respect to the Penn Square Mall Whole Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner similar to the reimbursement of Servicing Advances under the PSA. However, the extent to which modification fees or other fee items with respect to the Penn Square Mall Whole Loan may be applied to offset servicing compensation, interest on advances and/or other servicer expenses will, in certain circumstances, be less than is the case under the PSA.

•	Items with respect to the Penn Square Mall Whole Loan that are the equivalent of assumption application fees, assumption, waiver, consent and earnout fees and/or Excess Modification Fees and that constitute additional servicing compensation under the MSCI 2016-PSQ Trust and Servicing Agreement will not be payable to the servicer or special servicer under the PSA and will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the MSCI 2016-PSQ Trust and Servicing Agreement in proportions that are different than the allocation of similar fees under the PSA between the servicer and special servicer for this transaction.

•	The related Non-Serviced Master Servicer will not be obligated to cover prepayment interest shortfalls with respect to the Penn Square Mall Mortgage Loan.

•	The parties to the MSCI 2016-PSQ Trust and Servicing Agreement (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the MSCI 2016-PSQ Trust and Servicing Agreement to the same extent that parties to the PSA (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the PSA. The Trust, as holder of the Penn Square Mall Mortgage Loan, will be responsible for its pro rata share of any such amounts allocable to the Penn Square Mall Senior Notes (including out of general collections on the MSBAM 2016-C28 mortgage pool, if necessary, and notwithstanding that the MSCI 2016-PSQ securitization trust will only be liable for such amounts to the extent of the principal balance of the Penn Square Mall promissory notes included in such trust).

•	The related Non-Serviced Special Servicer will be required to take actions with respect to the Penn Square Mall Mortgage Loan if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”.

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•	The Non-Serviced Special Servicer under the MSCI 2016-PSQ Trust and Servicing Agreement may be removed and replaced at any time without cause as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan—Removal and Replacement of the Special Servicer”.

•	Prior to a control termination event under the MSCI 2016-PSQ Trust and Servicing Agreement, the MSCI 2016-PSQ controlling class representative will have rights similar to the Directing Certificateholder hereunder with respect to the servicing and administration of the Penn Square Mall Whole Loan, including consenting to Penn Square Mall Major Decisions proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the Penn Square Mall Whole Loan.

•	While the special servicer under the PSA and the Non-Serviced Special Servicer under the MSCI 2016-PSQ must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the MSCI 2016-PSQ Trust and Servicing Agreement.

•	The matters as to which notice or consent with respect to the rating agencies under the MSCI 2016-PSQ Trust and Servicing Agreement are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or consent that is required). In particular, such Non-Serviced PSA does not include the term “Rating Agency Communication” and it is possible that the equivalent of a Rating Agency Confirmation may be required for more or fewer actions than might be the case under the PSA.

•	The servicing transfer events of the MSCI 2016-PSQ Trust and Servicing Agreement that would cause the Penn Square Mall Whole Loan to become specially serviced are similar to, but not identical to, the corresponding provisions under the PSA.

•	The conditions of the MSCI 2016-PSQ Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The provisions of the MSCI 2016-PSQ Trust and Servicing Agreement also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan”.

Prospective investors are encouraged to review the full provisions of the MSCI 2016-PSQ Trust and Servicing Agreement, which is available by requesting a copy from the underwriters.

Servicing of the Ellenton Premium Outlets Mortgage Loan

The Ellenton Premium Outlets Mortgage Loan and any related REO property is expected to be serviced under the MSCI 2015-UBS8 Pooling and Servicing Agreement.

The servicing arrangements under the MSCI 2015-UBS8 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that

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regard, in the case of the MSCI 2015-UBS8 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the MSCI 2015-UBS8 Pooling and Servicing Agreement and the PSA:

•	The MSCI 2015-UBS8 Pooling and Servicing Agreement reflects that the Ellenton Premium Outlets Whole Loan must be serviced in accordance with the Ellenton Premium Outlets Intercreditor Agreement.

•	The MSCI 2015-UBS8 Master Servicer will earn a primary servicing fee with respect to the Ellenton Premium Outlets Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The MSCI 2015-UBS8 Special Servicer will earn a special servicing fee payable monthly with respect to the Ellenton Premium Outlets Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum or such rate as would result in a special servicing fee of $2,000 for the related month.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to a workout fee in respect of any workout of the Ellenton Premium Outlets Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such workout fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to a liquidation fee in respect of any liquidation or other resolution of the Ellenton Premium Outlets Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such liquidation fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Ellenton Premium Outlets Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such Advance would not be recoverable from collections on such Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination may be conclusively relied upon, but will not be binding upon, the master servicer and the trustee.

•	The MSCI 2015-UBS8 Master Servicer is obligated to make property protection advances with respect to the Ellenton Premium Outlets Mortgage Loan (and any related Companion Loans). Property protection advances will be reimbursable, first, from collections on, and proceeds of, the Ellenton Premium Outlets Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and, to the extent the property protection advances are determined to be nonrecoverable, then from general collections on all the Mortgage Loans and from general collections of the MSCI 2015-UBS8 issuing entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Amounts payable with respect to the Ellenton Premium Outlets Mortgage Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSCI 2015-UBS8 Pooling and Servicing Agreement may be allocated between the MSCI 2015-UBS8 Master Servicer and the MSCI 2015-UBS8 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The MSCI 2015-UBS8 Special Servicer will be required to take actions with respect to the Ellenton Premium Outlets Mortgage Loan if such Mortgage Loan becomes a defaulted loan,

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which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties”.

•	With respect to the Ellenton Premium Outlets Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are similar to those of the PSA.

•	The requirement of the MSCI 2015-UBS8 Master Servicer to make compensating interest payments in respect of the Ellenton Premium Outlets Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The MSCI 2015-UBS8 Master Servicer and the MSCI 2015-UBS8 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar to those in the PSA.

•	Penalty charges with respect to the Ellenton Premium Outlets Whole Loan will be allocated in accordance with the related Intercreditor Agreement.

•	The servicing transfer events of the MSCI 2015-UBS8 Pooling and Servicing Agreement that would cause the Ellenton Premium Outlets Mortgage Loan to become specially serviced are similar in all material respects to, but not identical to, the corresponding provisions under the PSA.

•	The specific types of actions constituting major decisions under the MSCI 2015-UBS8 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Controlling Holder will be permitted to consent will correspondingly differ.

•	The MSCI 2015-UBS8 Special Servicer has the power and authority under the MSCI 2015-UBS8 Pooling and Servicing Agreement to direct, manage, prosecute and/or defend any action, suit or proceeding brought by a borrower, guarantor, other obligor under the related mortgage loan documents or any affiliates thereof against the trust and represent the interests of the trust in any litigation relating to the rights and obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing a mortgage loan, or of the trust or the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, which litigation control rights are similar, but not necessarily identical, to the rights of the special servicer under the PSA.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to consent to certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral, (iii) approval of material easements and (iv) requests for the funding or disbursement of amounts from escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves (other than certain routine and/or customary fundings or disbursements).

•	The liability of the parties to the MSCI 2015-UBS8 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Ellenton Premium Outlets Mortgage Loans will be maintained under the MSCI 2015-UBS8 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Mortgage Loans serviced under the PSA, provided that rating

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requirements for accounts and permitted investments may vary under those two (2) pooling and servicing agreements.

•	The MSCI 2015-UBS8 Pooling and Servicing Agreement does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “—The Asset Representations Reviewer”.

•	The MSCI 2015-UBS8 Pooling and Servicing Agreement does not provide for dispute resolution mechanisms similar to those described under “—Dispute Resolution Provisions”.

•	The MSCI 2015-UBS8 Pooling and Servicing Agreement does not require deliver of a Diligence File as described under “—Assignment of the Mortgage Loans”.

•	The MSCI 2015-UBS8 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The applicable Non-Serviced Controlling Holder under the MSCI 2015-UBS8 Pooling and Servicing Agreement will, under certain circumstances, be entitled to continue to exercise consultation rights despite the existence of appraisal reduction amounts that result in a related control termination event.

•	The MSCI 2015-UBS8 Special Servicer may be removed by the applicable Non-Serviced Controlling Holder under the MSCI 2015-UBS8 Pooling and Servicing Agreement during any “Subordinate Control Period” thereunder.

The MSCI 2015-UBS8 depositor, the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer, the MSCI 2015-UBS8 certificate administrator, the MSCI 2015-UBS8 trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement and the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan”.

Prospective investors are encouraged to review the full provisions of the MSCI 2015-UBS8 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the GLP Industrial Portfolio A Mortgage Loan

The GLP Industrial Portfolio A Mortgage Loan will be initially serviced pursuant to the CSMC 2015-GLPA Trust and Servicing Agreement. The servicing terms of the CSMC 2015-GLPA Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are similar in all material respects to the servicing terms of the PSA; however, the servicing arrangements under such agreements differ in certain respects. For example:

•	The CSMC 2015-GLPA Trust and Servicing Agreement reflects that the GLP Industrial Portfolio A Mortgage Loan must be serviced in accordance with the GLP Industrial Portfolio A Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan”.

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•	There is no operating advisor or asset representations reviewer (and therefore no monthly operating advisor fee or monthly asset representations reviewer fee) with respect to the CSMC 2015-GLPA securitization.

•	The primary servicing fee rate payable to the related Non-Serviced Master Servicer (KeyBank National Association) under the CSMC 2015-GLPA Trust and Servicing Agreement is 0.00125% per annum (which is paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for the GLP Industrial Portfolio A Mortgage Loan).

•	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the CSMC 2015-GLPA Trust and Servicing Agreement with respect to the GLP Industrial Portfolio A Whole Loan are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the special servicing fee rate is 0.125% per annum and is not subject to a monthly floor, and (ii) the work-out and liquidation fees are calculated a rate equal to 0.50%, are not subject to a minimum fee payable in connection with each loan resolution or workout, as applicable, and are subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the Non-Serviced Special Servicer.

•	Any party to the CSMC 2015-GLPA Trust and Servicing Agreement that makes a property protection advance or an administrative advance with respect to the GLP Industrial Portfolio A Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner similar to the reimbursement of Servicing Advances under the PSA. However, the extent to which modification fees or other fee items with respect to the GLP Industrial Portfolio A Whole Loan may be applied to offset servicing compensation, interest on advances and/or other servicer expenses will, in certain circumstances, be less than is the case under the PSA.

•	Items with respect to the GLP Industrial Portfolio A Whole Loan that are the equivalent of assumption application fees, assumption, waiver, consent and earnout fees and/or Excess Modification Fees and that constitute additional servicing compensation under the CSMC 2015-GLPA Trust and Servicing Agreement will not be payable to the servicer or special servicer under the PSA and will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the CSMC 2015-GLPA Trust and Servicing Agreement in proportions that are different than the allocation of similar fees under the PSA between the servicer and special servicer for this transaction.

•	The related Non-Serviced Master Servicer will not be obligated to cover prepayment interest shortfalls with respect to the GLP Industrial Portfolio A Mortgage Loan.

•	The parties to the CSMC 2015-GLPA Trust and Servicing Agreement (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the CSMC 2015-GLPA Trust and Servicing Agreement to the same extent that parties to the PSA (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the PSA. The Trust, as holder of the GLP Industrial Portfolio A Mortgage Loan, will be responsible for its pro rata share of any such amounts allocable to the GLP Industrial Portfolio A Senior Notes (including out of general collections on the MSBAM 2016-C28 mortgage pool, if necessary, and notwithstanding that the CSMC 2015-GLPA securitization trust will only be liable for such amounts to the extent of the principal balance of the GLP Industrial Portfolio A promissory notes included in such trust).

•	The related Non-Serviced Special Servicer will be required to take actions with respect to the GLP Industrial Portfolio A Mortgage Loan if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”.

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•	The Non-Serviced Special Servicer under the CSMC 2015-GLPA Trust and Servicing Agreement may be removed and replaced at any time without cause as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan—Removal and Replacement of the Special Servicer”.

•	On or after the foreclosure on (or payment in full of) the related mezzanine A loan, but prior to a control termination event under the CSMC 2015-GLPA Trust and Servicing Agreement, the CSMC 2015-GLPA controlling class representative will have rights similar to the Directing Certificateholder hereunder with respect to the servicing and administration of the GLP Industrial Portfolio A Whole Loan, including consenting to GLP Industrial Portfolio A Major Decisions proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the GLP Industrial Portfolio A Whole Loan.

•	While the special servicer under the PSA and the Non-Serviced Special Servicer under CSMC 2015-GLPA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the CSMC 2015-GLPA Trust and Servicing Agreement.

•	The matters as to which notice or consent with respect to the rating agencies under the CSMC 2015-GLPA Trust and Servicing Agreement are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or consent that is required). In particular, such Non-Serviced PSA does not include the term “Rating Agency Communication” and it is possible that the equivalent of a Rating Agency Confirmation may be required for more or fewer actions than might be the case under the PSA.

•	The servicing transfer events of the CSMC 2015-GLPA Trust and Servicing Agreement that would cause the GLP Industrial Portfolio A Whole Loan to become specially serviced are similar to, but not identical to, the corresponding provisions under the PSA.

•	The conditions of the CSMC 2015-GLPA Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The provisions of the CSMC 2015-GLPA Trust and Servicing Agreement also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan”.

Prospective investors are encouraged to review the full provisions of the CSMC 2015-GLPA Trust and Servicing Agreement, which is available by requesting a copy from the underwriters.

Servicing of the University West Apartments Mortgage Loan

The University West Apartments Mortgage Loan and any related REO property will be serviced under the MSBAM 2015-C27.

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The servicing arrangements under the MSBAM 2015-C27 are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, in the case of the MSBAM 2015-C27, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the MSBAM 2015-C27 and the PSA:

•	The MSBAM 2015-C27 Pooling and Servicing Agreement reflects that the University West Apartments Whole Loan must be serviced in accordance with the University West Apartments Intercreditor Agreement.

•	The MSBAM 2015-C27 Master Servicer will earn a primary servicing fee with respect to the University West Apartments Mortgage Loan that is to be calculated at 0.0050% per annum.

•	The MSBAM 2015-C27 Special Servicer will earn a special servicing fee accruing at a rate equal to 0.25% per annum.

•	The MSBAM 2015-C27 Special Servicer will not be entitled to a minimum monthly special servicing fee in respect of specially serviced mortgage loans.

•	he MSBAM 2015-C27 Special Servicer will be entitled to a workout fee in respect of any workout of the University West Apartments Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such workout fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000.

•	The MSBAM 2015-C27 Special Servicer will be entitled to a liquidation fee in respect of any liquidation or other resolution of the University West Apartments Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, except that such liquidation fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the University West Apartments Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such Advance would not be recoverable from collections on such Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination may be conclusively relied upon, but will not be binding upon, the master servicer and the trustee.

•	The MSBAM 2015-C27 Master Servicer is obligated to make property protection advances with respect to the University West Apartments Mortgage Loan (and any related Companion Loans). Property protection advances will be reimbursable, first, from collections on, and proceeds of, the University West Apartments Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and, to the extent the property protection advances are determined to be nonrecoverable, then from general collections on all the Mortgage Loans and from general collections of the MSBAM 2015-C27 issuing entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Amounts payable with respect to the University West Apartments Mortgage Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSBAM 2015-C27 Pooling and Servicing Agreement may be allocated between the MSBAM 2015-C27 Master Servicer and the MSBAM 2015-C27 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The servicing transfer events of the MSBAM 2015-C27 Pooling and Servicing Agreement that would cause the University West Apartments Mortgage Loan to become specially serviced are

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similar in all material respects to, but not identical to, the corresponding provisions under the PSA.

•	The MSBAM 2015-C27 Special Servicer will be required to take actions with respect to the University West Apartments Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties”.

•	The servicing provisions relating to performing inspections and collecting operating information are similar to those of the PSA.

•	The requirement of the MSBAM 2015-C27 Master Servicer to make compensating interest payments in respect of the University West Apartments Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Mortgage Loans under the PSA.

•	The MSBAM 2015-C27 Master Servicer and MSBAM 2015-C27 Special Servicer (a) have rights related to resignation similar, but not necessarily identical, to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar to those in the PSA, as well as the rights related thereto.

•	Penalty charges with respect to the University West Apartments Whole Loan will be allocated in accordance with the related Intercreditor Agreement.

•	The specific types of actions constituting major decisions under the MSBAM 2015-C27 differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Controlling Holder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the MSBAM 2015-C27 will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the University West Apartments Whole Loan will be maintained under the MSBAM 2015-C27 in a manner similar, but not necessarily identical, to collections on the Serviced Pari Passu Mortgage Loans and the Serviced Whole Loans under the PSA, except that rating requirements for accounts and permitted investments may vary under those two (2) pooling and servicing agreements.

•	The MSBAM 2015-C27 does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “—The Asset Representations Reviewer”.

•	The MSBAM 2015-C27 does not provide for resolution mechanisms similar to those described under “—Dispute Resolution Provisions”.

•	The MSBAM 2015-C27 differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The applicable Non-Serviced Controlling Holder under the MSBAM 2015-C27 Pooling and Servicing Agreement will, under certain circumstances, be entitled to continue to exercise consultation rights despite the existence of appraisal reduction amounts that result in a related control termination event.

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•	The MSBAM 2015-C27 Special Servicer may be removed by the applicable Non-Serviced Controlling Holder under the MSBAM 2015-C27 Pooling and Servicing Agreement during any “Subordinate Control Period” thereunder.

The MSBAM 2015-C27 depositor, the MSBAM 2015-C27 Master Servicer, the MSBAM 2015-C27 Special Servicer, the MSBAM 2015-C27 certificate administrator, the MSBAM 2015-C27 trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The University West Apartments Whole Loan”.

Prospective investors are encouraged to review the full provisions of the MSBAM 2015-C27, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within five (5) business days of such second (2nd) request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) as certified in writing by the applicable replacement, the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) as certified in writing by the applicable replacement, DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the

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sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release (provided such press release has been posted to the 17g-5 Information Provider’s website) or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event described in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by such Rating Agency which Rating Agency Confirmation may be obtained or deemed not to apply as described In this prospectus; provided, that a written waiver or acknowledgment from a Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter and the master servicer, the special servicer, the certificate administrator or the trustee, as applicable, may proceed with the contemplated action(s) as if it had received the Rating Agency Confirmation. At any time during which no Certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the Certificates.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5

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Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which must be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the Pooling and Servicing Agreement).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans as to which the furnishing of evidence of compliance is required pursuant to the PSA, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement (with respect to an additional servicer) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

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•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for sixty (60) days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then-outstanding certificates, provided, that the then aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans (excluding from the Initial Pool Balance of the Mortgage Loans, solely for the purposes of this calculation, the Mortgage Loan identified on Annex A-1 to this prospectus as 40 West Plaza). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(1)     to cure any ambiguity or to correct any error;

(2)     to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)     to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4)     to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)     to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R Certificates;

(6)    to amend any provision of the PSA to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators if necessary to effectuate such listing of the Certificates and the requirement that certain information be delivered to such sub-certificate administrators;

(7)    to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)    to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the Operating Advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)    to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time; or

(10)any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder,

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(2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by DBRS (or in the case of the trustee, a long-term unsecured debt rating of “A(low)” by DBRS if the master servicer maintains a rating of at least “A” by DBRS); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two (2) other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

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The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within thirty (30) days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon thirty (30) days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

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Florida. Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the thirty-five (35) day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until ten (10) days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that ten (10)-day period. Issuance of a certificate of title is sometimes delayed beyond the ten (10)-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation”, and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Oklahoma. Mortgage loans in Oklahoma are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Oklahoma may be accomplished by a non-judicial sale in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act (so long as it is permitted under a specific provision in the mortgage) or by judicial foreclosure in accordance with the Oklahoma Code of Civil Procedure. Public notice of either the lender’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the lender, if foreclosed

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pursuant to the power of sale, or by court-appointed sheriff under a judicial foreclosure. If foreclosed by judicial sale by the sheriff, the lender must obtain confirmation of the judicial sale by the court. Depending on the amount of matters pending on the court’s docket, a court generally confirms a foreclosure sale within thirty (30) days after a judicial foreclosure sale by the sheriff. Following a judicial foreclosure sale, the borrower or its successor in interest may redeem the property up until the time the court confirms the foreclosure sale. However, there is no redemption following a sale by the lender under a power of sale once the deed is recorded with the applicable county recorder. Oklahoma statutory provisions limit any deficiency judgment (if otherwise permitted) against the borrower to the amount by which the indebtedness exceeds the fair and reasonable market value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Although a lender may pursue an action on a promissory note against a borrower without foreclosing on the mortgage, lenders and practitioners almost never pursue such a course of action because (i) borrowers have a right of setoff for the fair and reasonable market value of the property securing the mortgage, and (ii) lenders run the risk of being deemed to have “split a cause of action” and thus be precluded from subsequently foreclosing the mortgage. Once a property has been sold pursuant to a power of sale clause contained in a mortgage, the lender may from seek a deficiency judgment from the borrower or, under certain circumstances, guarantors. Under certain circumstances, separate actions may be maintained against a guarantor and a borrower. A deficiency judgment against a borrower is determined after taking into account the fair and reasonable market value of the property at the time of the sale. When a separate action is available against a guarantor, in certain circumstances the guarantor is entitled to a setoff in the amount of the proceeds of a judicial or non-judicial sale instead of the fair and reasonable market value of the property at the time of the sale. Oklahoma statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

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Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two (2) parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two (2) parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is

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held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five (5) years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code (“UCC”). Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary from State to State

Two (2) primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of

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default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one (1) year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be

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responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to

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its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy

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lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to ninety (90) days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a

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lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one (1) year, or 15%, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to sixty (60) days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the

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bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

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A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often sixty (60) days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general

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partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second (2nd) group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily

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achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized

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and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor and the initial holder of the Le Meridien Cambridge MIT serviced companion loan, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. MSMCH, a mortgage loan seller, a sponsor and an originator, is an affiliate of Morgan Stanley Bank, N.A., an originator and the initial holder of the Princeton Pike serviced companion loan and a portion of the Penn Square Mall non-serviced pari passu companion loan, and Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator and the initial holder of the Princeton Pike Corporate Center Pari Passu Companion Loans and a Penn Square Mall Non-Serviced Pari Passu Companion Loan.

CIBC, a mortgage loan seller, an originator and a sponsor, is an affiliate of CIBC World Markets Corp., one of the underwriters.

SMF III, a mortgage loan seller and sponsor, is an affiliate of SMC, an originator and the guarantor with respect to the repurchase obligations of SMF III.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator and custodian under the PSA. Wells Fargo Bank, National Association is also (i) the master servicer, certificate administrator and custodian under the MSBAM 2015-C27 Pooling and Servicing Agreement, pursuant to which the University West Apartments Whole Loan is serviced, (ii) expected to be the servicer, special servicer, certificate administrator and custodian under the MSCI 2016-PSQ Trust and Servicing Agreement, pursuant to which the Penn Square Mall Whole Loan is expected to be serviced, (iii) the trustee, certificate administrator and custodian under the MSCI 2015-UBS8 Pooling and Servicing Agreement, pursuant to which the Ellenton Premium Outlets Whole Loan is serviced, and (iv) the trustee, certificate administrator and custodian under the CSMC 2015-GLPA Trust and Servicing Agreement, pursuant to which the GLP Industrial Portfolio A Whole Loan is serviced.

Pursuant to an interim servicing agreement between Bank of America and Wells Fargo Bank, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Bank of America, including, prior to their inclusion in the issuing entity, all of the Bank of America Mortgage Loans, representing approximately 34.8% of the Initial Pool Balance. Bank of America is also a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as

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interim custodian with respect to the mortgage loan files for certain of the Bank of America Mortgage Loans.

Pursuant to an interim servicing agreement between MSMCH and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by MSMCH and those affiliates thereof, including, prior to their inclusion in the issuing entity, ten (10) of the mortgage loans to be contributed by MSMCH to this securitization, representing approximately 30.2% of the initial pool balance. MSMCH is also a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as interim custodian with respect to the mortgage loan files for the MSMCH Mortgage Loans (other than any Non-Serviced Mortgage Loans).

CIBC is a party to a custodial agreement with Wells Fargo Bank, National Association, pursuant to which Wells Fargo Bank, National Association acts as interim custodian with respect to the mortgage loan files for all of the CIBC Mortgage Loans, representing approximately 9.6% of the Initial Pool Balance.

Pursuant to an interim servicing agreement between SMF III and Wells Fargo Bank, National Association, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMF III Mortgage Loans, representing approximately 6.8% of the Initial Pool Balance.

The special servicer is an affiliate of the entity that is expected to purchase a portion of the Class D certificates as well as the Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H and Class V certificates (and may purchase certain other classes of certificates) and the entity to be appointed as the initial Directing Certificateholder.

Morgan Stanley Bank, N.A. provides short-term warehousing of mortgage loans originated by Starwood Mortgage Capital LLC, an originator, through a master repurchase facility. All of the mortgage loans with respect to which Starwood Mortgage Funding III LLC is acting as the mortgage loan seller, representing approximately 6.8% of the initial pool balance, are subject to such master repurchase facility. Starwood Mortgage Funding III LLC is using the proceeds from its sale of such mortgage loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, N.A. free and clear of any liens.

U.S. Bank National Association, which is the trustee under the PSA, is also acting as the interim custodian of the loan files for all of the SMF III Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD

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Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates and the Trust Components. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$ 668,954,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 97,954,000	Class A-S and Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any Serviced AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall).

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the

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Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least fifteen (15) days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$ 668,954,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 97,954,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans (or, with respect to a Serviced AB Whole Loan, the related Mortgage Loan). The “CPY”

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model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made (or, with respect to a Serviced AB Whole Loan, principal is allocated to the related Mortgage Loan) at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, the related Mortgage Loan) will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

o	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

o	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

o	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

o	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

o	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

o	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

o	each of the Mortgage Loans provides for monthly debt service payments to be due on the first (1st) day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

o	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

o	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

o	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

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o	except as described in the next two (2) succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

o	except as otherwise assumed in the immediately preceding two (2) bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

o	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

o	no Yield Maintenance Charges or Prepayment Premiums are collected;

o	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

o	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

o	distributions on the Offered Certificates are made on the fifteenth (15th) day of each month, commencing in March 2016; and

o	the Offered Certificates are settled with investors on February 25, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	89%	89%	89%	89%	89%
February 2018	74%	74%	74%	74%	74%
February 2019	53%	53%	53%	53%	53%
February 2020	25%	25%	25%	25%	25%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.90	2.89	2.89	2.89	2.89

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.85	4.84	4.83	4.81	4.61

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	63%	63%	63%	63%	63%
February 2023	44%	44%	44%	44%	44%
February 2024	24%	24%	24%	24%	24%
February 2025	4%	4%	4%	4%	4%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.93	6.93	6.92	6.92	6.88

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	99%	98%	96%	79%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.59	9.54	9.48	9.40	9.19

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.79	9.77	9.74	9.48

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.88	9.81	9.56

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.88	9.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.64

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the

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related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

97.50000%	2.4216%	2.4241%	2.4250%	2.4254%	2.4254%
98.00000%	2.2376%	2.2396%	2.2403%	2.2406%	2.2406%
98.50000%	2.0549%	2.0564%	2.0570%	2.0572%	2.0572%
99.00000%	1.8736%	1.8745%	1.8749%	1.8750%	1.8750%
99.50000%	1.6935%	1.6939%	1.6941%	1.6942%	1.6942%
100.00000%	1.5147%	1.5146%	1.5146%	1.5146%	1.5146%
100.50000%	1.3371%	1.3365%	1.3363%	1.3362%	1.3362%
101.00000%	1.1607%	1.1596%	1.1593%	1.1591%	1.1591%
101.50000%	0.9856%	0.9840%	0.9834%	0.9832%	0.9832%
102.00000%	0.8117%	0.8096%	0.8088%	0.8085%	0.8085%
102.50000%	0.6389%	0.6363%	0.6354%	0.6350%	0.6350%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

98.00000%	3.0813%	3.0818%	3.0829%	3.0847%	3.1015%
99.00000%	2.8552%	2.8554%	2.8559%	2.8568%	2.8647%
100.00000%	2.6317%	2.6317%	2.6316%	2.6315%	2.6306%
101.00000%	2.4108%	2.4105%	2.4099%	2.4089%	2.3992%
102.00000%	2.1924%	2.1919%	2.1907%	2.1887%	2.1705%
103.00000%	1.9765%	1.9757%	1.9739%	1.9710%	1.9443%
104.00000%	1.7629%	1.7618%	1.7596%	1.7557%	1.7206%
105.00000%	1.5517%	1.5504%	1.5476%	1.5428%	1.4994%
106.00000%	1.3428%	1.3412%	1.3379%	1.3322%	1.2806%
107.00000%	1.1361%	1.1343%	1.1304%	1.1239%	1.0641%
108.00000%	0.9316%	0.9296%	0.9252%	0.9178%	0.8500%

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Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

98.00000%	3.6216%	3.6217%	3.6218%	3.6220%	3.6236%
99.00000%	3.4546%	3.4547%	3.4547%	3.4548%	3.4555%
100.00000%	3.2896%	3.2896%	3.2896%	3.2896%	3.2895%
101.00000%	3.1265%	3.1265%	3.1264%	3.1263%	3.1254%
102.00000%	2.9653%	2.9652%	2.9651%	2.9649%	2.9632%
103.00000%	2.8060%	2.8059%	2.8057%	2.8054%	2.8029%
104.00000%	2.6485%	2.6483%	2.6481%	2.6477%	2.6444%
105.00000%	2.4928%	2.4925%	2.4922%	2.4917%	2.4877%
106.00000%	2.3388%	2.3385%	2.3381%	2.3376%	2.3327%
107.00000%	2.1865%	2.1862%	2.1857%	2.1851%	2.1795%
108.00000%	2.0359%	2.0355%	2.0350%	2.0343%	2.0280%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

96.00000%	3.7831%	3.7852%	3.7880%	3.7914%	3.8010%
97.00000%	3.6547%	3.6563%	3.6584%	3.6609%	3.6680%
98.00000%	3.5279%	3.5289%	3.5302%	3.5319%	3.5365%
99.00000%	3.4026%	3.4030%	3.4037%	3.4044%	3.4065%
100.00000%	3.2787%	3.2786%	3.2785%	3.2784%	3.2781%
101.00000%	3.1563%	3.1556%	3.1549%	3.1539%	3.1512%
102.00000%	3.0352%	3.0341%	3.0326%	3.0308%	3.0257%
103.00000%	2.9155%	2.9139%	2.9117%	2.9091%	2.9016%
104.00000%	2.7972%	2.7950%	2.7922%	2.7887%	2.7789%
105.00000%	2.6802%	2.6775%	2.6740%	2.6697%	2.6576%
106.00000%	2.5645%	2.5613%	2.5571%	2.5519%	2.5376%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

98.00000%	3.8011%	3.8015%	3.8019%	3.8025%	3.8079%
99.00000%	3.6765%	3.6767%	3.6769%	3.6771%	3.6796%
100.00000%	3.5534%	3.5533%	3.5533%	3.5533%	3.5529%
101.00000%	3.4317%	3.4315%	3.4312%	3.4309%	3.4276%
102.00000%	3.3114%	3.3110%	3.3105%	3.3099%	3.3038%
103.00000%	3.1925%	3.1919%	3.1912%	3.1902%	3.1814%
104.00000%	3.0749%	3.0741%	3.0733%	3.0720%	3.0604%
105.00000%	2.9586%	2.9577%	2.9566%	2.9550%	2.9407%
106.00000%	2.8437%	2.8425%	2.8413%	2.8394%	2.8223%
107.00000%	2.7299%	2.7287%	2.7272%	2.7250%	2.7053%
108.00000%	2.6174%	2.6160%	2.6143%	2.6118%	2.5895%

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

8.00000%	8.2320%	8.1846%	8.1245%	8.0445%	7.6091%
8.10000%	7.9071%	7.8593%	7.7987%	7.7179%	7.2789%
8.20000%	7.5885%	7.5402%	7.4791%	7.3976%	6.9551%
8.30000%	7.2760%	7.2273%	7.1656%	7.0834%	6.6375%
8.40000%	6.9693%	6.9202%	6.8580%	6.7751%	6.3257%
8.50000%	6.6683%	6.6187%	6.5560%	6.4725%	6.0197%
8.60000%	6.3728%	6.3228%	6.2596%	6.1754%	5.7193%
8.70000%	6.0825%	6.0322%	5.9684%	5.8836%	5.4242%
8.80000%	5.7975%	5.7467%	5.6825%	5.5969%	5.1343%
8.90000%	5.5174%	5.4663%	5.4015%	5.3153%	4.8495%
9.00000%	5.2421%	5.1906%	5.1253%	5.0385%	4.5695%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

2.00000%	11.7890%	11.8033%	11.8087%	11.7263%	11.4205%
2.10000%	10.5331%	10.5480%	10.5536%	10.4678%	10.1499%
2.20000%	9.3675%	9.3829%	9.3888%	9.2997%	8.9704%
2.30000%	8.2813%	8.2973%	8.3034%	8.2112%	7.8710%
2.40000%	7.2654%	7.2819%	7.2882%	7.1930%	6.8425%
2.50000%	6.3120%	6.3290%	6.3355%	6.2375%	5.8770%
2.60000%	5.4146%	5.4320%	5.4387%	5.3380%	4.9679%
2.70000%	4.5674%	4.5853%	4.5922%	4.4888%	4.1097%
2.80000%	3.7657%	3.7841%	3.7911%	3.6852%	3.2973%
2.90000%	3.0052%	3.0240%	3.0312%	2.9229%	2.5266%
3.00000%	2.2823%	2.3015%	2.3088%	2.1982%	1.7938%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

98.00000%	4.2158%	4.2158%	4.2160%	4.2174%	4.2224%
99.00000%	4.0894%	4.0894%	4.0895%	4.0902%	4.0924%
100.00000%	3.9646%	3.9646%	3.9645%	3.9644%	3.9640%
101.00000%	3.8412%	3.8412%	3.8410%	3.8402%	3.8371%
102.00000%	3.7192%	3.7192%	3.7190%	3.7174%	3.7117%
103.00000%	3.5987%	3.5987%	3.5983%	3.5960%	3.5877%
104.00000%	3.4795%	3.4795%	3.4791%	3.4760%	3.4651%
105.00000%	3.3617%	3.3617%	3.3612%	3.3573%	3.3439%
106.00000%	3.2452%	3.2452%	3.2446%	3.2400%	3.2240%
107.00000%	3.1300%	3.1300%	3.1292%	3.1240%	3.1055%
108.00000%	3.0160%	3.0160%	3.0152%	3.0093%	2.9883%

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Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

98.00000%	4.9320%	4.9326%	4.9334%	4.9348%	4.9438%
99.00000%	4.8011%	4.8016%	4.8024%	4.8038%	4.8096%
100.00000%	4.6717%	4.6723%	4.6731%	4.6743%	4.6770%
101.00000%	4.5439%	4.5445%	4.5453%	4.5464%	4.5460%
102.00000%	4.4177%	4.4182%	4.4190%	4.4201%	4.4166%
103.00000%	4.2929%	4.2934%	4.2942%	4.2952%	4.2887%
104.00000%	4.1696%	4.1701%	4.1709%	4.1718%	4.1623%
105.00000%	4.0476%	4.0482%	4.0490%	4.0497%	4.0374%
106.00000%	3.9271%	3.9277%	3.9285%	3.9291%	3.9138%
107.00000%	3.8080%	3.8085%	3.8093%	3.8099%	3.7917%
108.00000%	3.6901%	3.6907%	3.6915%	3.6920%	3.6709%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

86.00000%	6.6428%	6.6434%	6.6442%	6.6455%	6.6894%
87.00000%	6.4894%	6.4900%	6.4907%	6.4920%	6.5329%
88.00000%	6.3381%	6.3387%	6.3394%	6.3407%	6.3785%
89.00000%	6.1889%	6.1895%	6.1902%	6.1915%	6.2263%
90.00000%	6.0417%	6.0423%	6.0431%	6.0444%	6.0762%
91.00000%	5.8966%	5.8971%	5.8979%	5.8992%	5.9281%
92.00000%	5.7533%	5.7539%	5.7547%	5.7560%	5.7820%
93.00000%	5.6120%	5.6125%	5.6133%	5.6146%	5.6378%
94.00000%	5.4725%	5.4730%	5.4738%	5.4751%	5.4955%
95.00000%	5.3348%	5.3353%	5.3361%	5.3374%	5.3550%
96.00000%	5.1988%	5.1994%	5.2002%	5.2015%	5.2162%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1 certificates, Class A-2 certificates, Class A-SB certificates, Class A-3 certificates, Class A-4 certificates, Class X-A certificates, Class X-B certificates, Class X-D certificates, Class A-S certificates, Class B certificates, Class C certificates, Class D certificates, Class E-1 Trust Component, Class E-2 Trust Component, Class F-1 Trust Component, Class F-2 Trust Component, Class G-1 Trust Component, Class G-2 Trust Component, Class H-1 Trust Component and Class H-2 Trust Component (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the portions of the trust consisting of (a) the Class E-1 and Class E-2 Trust Components (and the related amounts in the Class E Distribution Account), (b) the Class F-1 and Class F-2 Trust Components (and the related amounts in the Class F Distribution Account), (c) the Class G-1 and Class G-2 Trust Components (and the related amounts in the Class G Distribution Account) and (d) the Class H-1 and Class H-2 Trust Components (and the related amounts in the Class H Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, (iii) the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates will represent

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undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above, (iv) the Class G-1, Class G-2, Class G and Class EFG certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(c) above, and (v) the Class H-1, Class H-2 and Class H certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(d) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third (3rd) calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within ninety (90) days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen (13) months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third (3rd) calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

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A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two (2) years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two (2) or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of

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principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, four (4) of the Mortgaged Properties securing four (4) Mortgage Loans representing 8.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly through (i) the Class E-1, Class E-2, Class E, Class EF or Class EFG certificates, (ii) the Class F-1, Class F-2, Class F, Class EF or Class EFG certificates, (iii) the Class G-1, Class G-2, Class G or Class EFG certificates or (iv) the Class H-1, Class H-2 or Class H certificates, as applicable) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers

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and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one (1) year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first (1st) Distribution Date for the number of days that exceed the interval between the Closing Date and the first (1st) Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the

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Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of

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the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Offered Certificates (other than the Class X-A, Class X-B and Class C certificates) will be issued at a premium for federal income tax purposes.

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Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first (1st) day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own

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tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one (1) year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one (1) year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two (2) years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third (3rd) calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

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Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary”

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means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to

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disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed

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in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,700,000	$41,800,000	$59,300,000	$215,000,000
Morgan Stanley & Co. LLC.	$0	$2,000,000	$0	$0
CIBC World Markets Corp.	$0	$0	$0	$0
Drexel Hamilton, LLC.	$0	$0	$0	$0
Total	$25,700,000	$43,800,000	$59,300,000	$215,000,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$305,154,000	$668,954,000	$97,954,000	$46,282,000
Morgan Stanley & Co. LLC.	$20,000,000	$0	$0	$1,500,000
CIBC World Markets Corp.	$0	$0	$0	$0
Drexel Hamilton, LLC.	$0	$0	$0	$0
Total	$325,154,000	$668,954,000	$97,954,000	$47,782,000

Underwriter	Class B	Class C
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$49,172,000	$46,588,000
Morgan Stanley & Co. LLC.	$1,000,000	$0
CIBC World Markets Corp.	$0	$0
Drexel Hamilton, LLC.	$0	$0
Total	$50,172,000	$46,588,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.34% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2016, before deducting expenses payable by the depositor. The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts,

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concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at $4,833,917, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Each underwriter has represented and agreed, that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the Offered Certificates above shall require the Issuing Entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus to the public” in relation to any Offered Certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

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Each underwriter has agreed that it will not offer or sell any Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

MLPF&S, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor, the parent of the depositor and the initial holder of the Le Meridien Cambridge MIT serviced companion loan. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator and the initial holder of the Princeton Pike Corporate Center Pari Passu Companion Loans and a Penn Square Mall Non-Serviced Pari Passu Companion Loan. CIBC World Markets Corp., an underwriter, is an affiliate of CIBC Inc., a mortgage loan seller, an originator and a sponsor.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, one of the underwriters and one of the co-lead managers and co-bookrunners for this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and one of the co-lead managers and co-bookrunners for this offering, and CIBC World Markets Corp., one of the underwriters and a co-manager for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to Bank of America, National Association (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans; (ii) the payment by the depositor to Morgan Stanley Mortgage Capital Holdings LLC (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans; and (iii) the payment by the depositor to CIBC Inc. (an affiliate of CIBC World Markets Corp.), in its capacity as a mortgage loan seller, of the purchase price for the CIBC Mortgage Loans. In addition, proceeds received by Starwood Mortgage Funding III LLC in connection with the contribution of the SMF III Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, Morgan Stanley Bank, N.A. (an affiliate of Morgan Stanley & Co. LLC), as the related repurchase agreement counterparty.

As a result of the circumstances described above, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206847) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets

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for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of Mortgage Loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five (5) general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one (1) of the four (4) highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

464

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one (1) of the four (4) highest categories by at least one of the Exemption Rating Agencies for at least one (1) year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one (1) year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If

465

these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four (4) rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. In addition, the fact that the Class H-1, Class H-2 and Class H Certificates are not being rated by a Rating Agency or another NRSRO (unless an NRSRO issues an unsolicited rating) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those Classes. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their

466

own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

467

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on final feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two (2) NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

468

Index of Defined Terms

1
17g-5 Information Provider	300
1986 Act	448
1996 Act	427
3
30/360 Basis	332
4
401(c) Regulations	466
A
Accelerated Mezzanine Loan Lender	295
Acceptable Insurance Default	344
Acting General Counsel’s Letter	118
Actual/360 Basis	158
Actual/360 Loans	322
ADA	429
Additional Exclusions	344
Administrative Cost Rate	277
ADR	121
Advances	318
Affirmative Asset Review Vote	377
Annual Debt Service	121
Anticipated Repayment Date	158
Appraisal Reduction Amount	339
Appraisal Reduction Event	338
Appraised Value	121
Appraised-Out Class	342
Assessment of Compliance	408
Asset Representations Reviewer	256
Asset Representations Reviewer Asset Review Fee	337
Asset Representations Reviewer Fee	337
Asset Representations Reviewer Fee Rate	337
Asset Representations Reviewer Termination Event	381
Asset Representations Reviewer Upfront Fee	337
Asset Review	378
Asset Review Notice	377
Asset Review Quorum	377
Asset Review Report	379
Asset Review Report Summary	379
Asset Review Standard	378
Asset Review Trigger	376
Asset Review Vote Election	377
Asset Status Report	352
Assumed Final Distribution Date	285
Assumed Scheduled Payment	279
Attestation Report	409
Available Funds	268
B
Balloon Balance	122
Balloon LTV	124
BAMLCM	215
Bank of America	204
Bank of America Data File	210
Bank of America Guidelines	205
Bank of America Securitization Database	210
Bankruptcy Code	421
Base Interest Fraction	284
Beds	130
Borrower Party	295
Borrower Party Affiliate	295
Breach Notice	310
BSSF	230
C
C(WUMP)O	20
Cash Flow Analysis	122
CERCLA	427
Certificate Administrator/Trustee Fee	336
Certificate Administrator/Trustee Fee Rate	336
Certificate Balance	261
Certificate Owners	303
Certificateholder	296
Certificateholder Quorum	384
Certificateholder Repurchase Request	392
Certifying Certificateholder	305
CIBC	230
CIBC Data File	236
CIBC Deal Team	235
CIBX	230
C-III	253
C-III Fund IV	26, 360
Circuit Court	238
Class A Certificates	258
Class A-SB Planned Principal Balance	279
Class E Component	263
Class E Component E-1	263
Class E Component E-2	263
Class E Distribution Account	322

469

Class E Exchangeable Certificates	258
Class E Trust Component	261
Class E Trust Components	259
Class E-1 Percentage Interest	261
Class E-1 Trust Component	261
Class E-2 Percentage Interest	262
Class E-2 Trust Component	262
Class E-E-1 Exchange Percentage Interest	262
Class E-E-1 Required Proportion Percentage	262
Class E-E-2 Exchange Percentage Interest	262
Class E-E-2 Required Proportion Percentage	262
Class EF Component	266
Class EF Component E-1	263
Class EF Component E-2	263
Class EF Component F-1	264
Class EF Component F-2	264
Class EF Exchangeable Certificates	258
Class EF-E-1 Exchange Percentage Interest	262
Class EF-E-1 Required Proportion Percentage	262
Class EF-E-2 Exchange Percentage Interest	262
Class EF-E-2 Required Proportion Percentage	262
Class EF-F-1 Exchange Percentage Interest	263
Class EF-F-1 Required Proportion Percentage	263
Class EF-F-2 Exchange Percentage Interest	264
Class EF-F-2 Required Proportion Percentage	264
Class EFG Component	266
Class EFG Component E-1	263
Class EFG Component E-2	263
Class EFG Component F-1	264
Class EFG Component F-2	264
Class EFG Component G-1	266
Class EFG Component G-2	266
Class EFG Exchangeable Certificates	258
Class EFG-E-1 Exchange Percentage Interest	262
Class EFG-E-1 Required Proportion Percentage	262
Class EFG-E-2 Exchange Percentage Interest	262
Class EFG-E-2 Required Proportion Percentage	262
Class EFG-F-1 Exchange Percentage Interest	263
Class EFG-F-1 Required Proportion Percentage	263
Class EFG-F-2 Exchange Percentage Interest	264
Class EFG-F-2 Required Proportion Percentage	264
Class EFG-G-1 Exchange Percentage Interest	265
Class EFG-G-1 Required Proportion Percentage	265
Class EFG-G-2 Exchange Percentage Interest	265
Class EFG-G-2 Required Proportion Percentage	265
Class F Component	264
Class F Component F-1	264
Class F Component F-2	264
Class F Distribution Account	322
Class F Exchangeable Certificates	258
Class F Trust Component	263
Class F Trust Components	259
Class F-1 Percentage Interest	263
Class F-1 Trust Component	263
Class F-2 Percentage Interest	264
Class F-2 Trust Component	264
Class F-F-1 Exchange Percentage Interest	263
Class F-F-1 Required Proportion Percentage	263
Class F-F-2 Exchange Percentage Interest	264
Class F-F-2 Required Proportion Percentage	264
Class G Component	265
Class G Component G-1	266
Class G Component G-2	266
Class G Distribution Account	322
Class G Exchangeable Certificates	258
Class G Trust Component	264
Class G Trust Components	260
Class G-1 Percentage Interest	265
Class G-1 Trust Component	265
Class G-2 Percentage Interest	265
Class G-2 Trust Component	265
Class G-G-1 Exchange Percentage Interest	265
Class G-G-1 Required Proportion Percentage	265
Class G-G-2 Exchange Percentage Interest	265
Class G-G-2 Required Proportion Percentage	265
Class H Component	266
Class H Component H-1	267
Class H Component H-2	267
Class H Distribution Account	322

470

Class H Exchangeable Certificates	258
Class H Trust Component	266
Class H Trust Components	260
Class H-1 Percentage Interest	266
Class H-1 Trust Component	266
Class H-1-Exchange Percentage Interest	266
Class H-2 Percentage Interest	266
Class H-2 Trust Component	266
Class H-2-Exchange Percentage Interest	266
Class X Certificates	258
Class X YM Distribution Amount	284
Clearstream	302
Clearstream Participants	304
Closing Date	121, 204
CMBS	55
Code	446
Collection Account	321
Collection Period	269
Communication Request	305
Companion Distribution Account	321
Companion Holder	171
Companion Loan Rating Agency	171
Companion Loans	120
Compensating Interest Payment	286
Complaint	249
Constant Prepayment Rate	436
Consultation Termination Event	365
Control Eligible Certificates	360
Control Termination Event	364
Controlling Class	360
Controlling Class Certificateholder	360
Controlling Trust Component	360
Corrected Loan	352
CPP	437
CPR	436
CPY	436
CRE Loans	223
CREFC®	292
CREFC® Intellectual Property Royalty License Fee	338
CREFC® Intellectual Property Royalty License Fee Rate	338
CREFC® Reports	292
Crossed Mortgage Loan Group	311
Crossed Underlying Loan	311
Crossed Underlying Loan Repurchase Criteria	311
Cross-Over Date	275
CRR	104
CSMC 2015-GLPA Trust and Servicing Agreement	171, 196
Cure/Contest Period	379
Current LTV	123
Custodian	248

Cut-off Date	120
Cut-off Date Balance	123
Cut-off Date Loan-to-Value Ratio	123
Cut-off Date LTV	123
Cut-off Date LTV Ratio	123
D
Debt Service Coverage Ratio	128
DEF / @%(#)	126
DEF / YM(#)	126
DEF / YM@(#)	126
DEF(#)	126
Defaulted Loan	357
Defeasance Deposit	161
Defeasance Loans	161
Defeasance Lock-Out Period	161
Defeasance Option	161
Definitive Certificate	302
Delinquent Loan	377
Demand Entities	214, 224
Depositaries	302
Determination Date	267
Diligence File	307
Directing Certificateholder	360
Disclosable Special Servicer Fees	335
Discount Rate	284
Dispute Resolution Consultation	394
Dispute Resolution Cut-off Date	394
Distribution Accounts	322
Distribution Date	267
Distribution Date Statement	292
Dodd-Frank Act	105
DOL	463
DSCR	128
DTC	302
DTC Participants	302
DTC Rules	303
Due Date	157, 269
Due Diligence Requirement	104
E
EDGAR	462
EEA	104
Effective Gross Income	122
Eligible Asset Representations Reviewer	380
Eligible Operating Advisor	371
Ellenton Premium Outlets Intercreditor Agreement	180
Ellenton Premium Outlets Major Decision	180
Ellenton Premium Outlets Mortgage Loan	179

471

Ellenton Premium Outlets Mortgaged Property	179
Ellenton Premium Outlets Non-Controlling Note Holders	181
Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan	179
Ellenton Premium Outlets Non-Serviced Pari Passu Whole Loan	179
Ellenton Premium Outlets Non-Serviced Whole Loan	179
Ellenton Premium Outlets Whole Loan	179
Enforcing Party	393
Enforcing Servicer	393
ESA	143, 234
Escrow/Reserve Mitigating Circumstances	233
Euroclear	302
Euroclear Operator	304
Euroclear Participants	304
Excess Interest	267
Excess Interest Distribution Account	322
Excess Modification Fee Amount	333
Excess Modification Fees	331
Excess Prepayment Interest Shortfall	287
Exchange Act	203, 245
Exchangeable Certificates	258
Exchangeable Combined Certificates	258
Excluded Controlling Class Holder	294
Excluded Controlling Class Loan	295
Excluded Information	295
Excluded Loan	295
Excluded Plan	465
Excluded Special Servicer	384
Excluded Special Servicer Loan	384
Exemption	464
Exemption Rating Agency	464
F
FATCA	457
FDIA	117
FDIC	117
FETL	22
FIEL	22
Final Asset Status Report	368
Final Dispute Resolution Election Notice	394
Financial Promotion Order	19
FIRREA	118
Fitch	251
FPO Persons	19
FSCMA	22
FSMA	460

G
Garn Act	428
GLA	123
GLP Industrial Portfolio A Borrower Related Party	201
GLP Industrial Portfolio A Intercreditor Agreement	197
GLP Industrial Portfolio A Major Decisions	199
GLP Industrial Portfolio A Mortgage Loan	195
GLP Industrial Portfolio A Mortgaged Property	195
GLP Industrial Portfolio A Non-Controlling Note Holders	201
GLP Industrial Portfolio A Non-Serviced Pari Passu Companion Loans	195
GLP Industrial Portfolio A Non-Serviced Subordinate Companion Loans	195
GLP Industrial Portfolio A Promissory Note A-1	195
GLP Industrial Portfolio A Promissory Note A-2	195
GLP Industrial Portfolio A Promissory Note A-3-1	195
GLP Industrial Portfolio A Promissory Note A-3-2	195
GLP Industrial Portfolio A Promissory Note A-4	195
GLP Industrial Portfolio A Promissory Note B-1	195
GLP Industrial Portfolio A Promissory Note B-2	195
GLP Industrial Portfolio A Promissory Notes	195
GLP Industrial Portfolio A Restricted Holder	201
GLP Industrial Portfolio A Senior Notes	195
GLP Industrial Portfolio A Whole Loan	195
Government Securities	159
Grace Period	123
Grantor Trust	267, 446
H
Hard Lockbox	123
I
Indirect Participants	302
Initial Pool Balance	120
Initial Rate	158
Initial Requesting Certificateholder	392

472

In-Place Cash Management	123
Insurance and Condemnation Proceeds	321
Intercreditor Agreement	171
Interest Accrual Amount	277
Interest Accrual Period	278
Interest Distribution Amount	277
Interest Reserve Account	322
Interest Shortfall	278
Interested Person	358
Investor Certification	295
IO	123
IO Period U/W NCF DSCR	123
L
Largest Tenant	123
Largest Tenant Lease Expiration	123
Le Meridien Cambridge MIT Intercreditor Agreement	176
Le Meridien Cambridge MIT Mortgage Loan	176
Le Meridien Cambridge MIT Mortgaged Property	176
Le Meridien Cambridge MIT Non-Controlling Holder	178
Le Meridien Cambridge MIT Pari Passu Companion Loans	176
Le Meridien Cambridge MIT Promissory Note A-1	176
Le Meridien Cambridge MIT Promissory Note A-2	176
Le Meridien Cambridge MIT Promissory Note A-3	176
Le Meridien Cambridge MIT Promissory Notes	176
Le Meridien Cambridge MIT Whole Loan	176
Liquidation Fee	333
Liquidation Proceeds	321
LO(#)	126
Loan Per Unit	123
Loan-to-Value Ratio	123
Loan-to-Value Ratio at Maturity or ARD	124
Lock-out Period	159
Loss of Value Payment	312
Lower-Tier Regular Interests	446
Lower-Tier REMIC	267, 446
LTV Ratio	123
LTV Ratio at Maturity or ARD	124
M
Major Decision	362
MAS	21
Master Servicer Remittance Date	317
Material Defect	310
Maturity Date LTV	124
Maturity Date LTV Ratio	124
MLPA	306
Modification Fees	331
Moody’s	251
Morgan Stanley Bank	225
Morningstar	251
Mortgage	120
Mortgage File	306
Mortgage Loans	120
Mortgage Note	120
Mortgage Pool	120
Mortgage Rate	124, 277
Mortgaged Property	120
Most Recent NOI	124
MSA	125
MSBAM 2015-C27 Master Servicer	182
MSBAM 2015-C27 Pooling and Servicing Agreement	171
MSBAM 2015-C27 PSA	182
MSBAM 2015-C27 Special Servicer	182
MSCI 2015-UBS8 Master Servicer	179
MSCI 2015-UBS8 Pooling and Servicing Agreement	171
MSCI 2015-UBS8 PSA	179
MSCI 2015-UBS8 Special Servicer	179
MSCI 2016-PSQ Certificateholder Quorum	194
MSCI 2016-PSQ Trust and Servicing Agreement	171, 186
MSMCH	216
MSMCH Data File	222
MSMCH Securitization Database	221
N
Net Mortgage Rate	277
Net Operating Income	125
NOI	125
NOI Date	125
Nonrecoverable Advance	319
Non-Serviced Certificate Administrator	171
Non-Serviced Companion Loan	171
Non-Serviced Controlling Holder	171
Non-Serviced Custodian	171
Non-Serviced Master Servicer	171
Non-Serviced Mortgage Loan	172
Non-Serviced Pari Passu Companion Loan	172
Non-Serviced Pari Passu Whole Loan	172
Non-Serviced Pari Passu-AB Whole Loan	172
Non-Serviced PSA	172
Non-Serviced Special Servicer	172

473

Non-Serviced Subordinate Companion Loan	172
Non-Serviced Trustee	172
Non-Serviced Whole Loan	172
Non-U.S. Person	457
Note Reverse Sequential Order	191, 199
Notional Amount	267
NRA	125
NRSRO	294
NRSRO Certification	296
O
O(#)	126
Occupancy Date	126
Occupancy Rate	125
Occupancy Rate As-of Date	125
Offered Certificates	258
OID Regulations	449
OLA	118
Operating Advisor Consulting Fee	336
Operating Advisor Expenses	337
Operating Advisor Fee	336
Operating Advisor Fee Rate	336
Operating Advisor Standard	369
Operating Advisor Termination Event	373
Original Balance	126
Other Master Servicer	172
Other PSA	172
P
P&I Advance	317
Pads	130
Par Purchase Price	357
Pari Passu Companion Loans	120
Pari Passu Loan Primary Servicing Fee Rate	277
Park Bridge Financial	256
Park Bridge Lender Services	256
Participants	302
Parties in Interest	463
Pass-Through Rate	275
Patriot Act	430
PCIS Persons	19
Penn Square Mall Intercreditor Agreement	187
Penn Square Mall Major Decisions	192
Penn Square Mall Mortgage Loan	186
Penn Square Mall Mortgaged Property	186
Penn Square Mall Non-Controlling Senior Note Holders	194
Penn Square Mall Non-Serviced Pari Passu Companion Loans	186
Penn Square Mall Non-Serviced Subordinate Companion Loan	186

Penn Square Mall Promissory Note A-1A	186
Penn Square Mall Promissory Note A-1B	186
Penn Square Mall Promissory Note A-1C	186
Penn Square Mall Promissory Note A-2	186
Penn Square Mall Promissory Notes	186
Penn Square Mall Senior Notes	186
Penn Square Mall Triggering Event of Default	190
Penn Square Mall Whole Loan	186
Percentage Interest	268
Periodic Payments	268
Permitted Investments	268, 323
Permitted Special Servicer/Affiliate Fees	336
PIPs	75, 145
Plans	463
PRC	20
Preliminary Dispute Resolution Election Notice	394
Prepayment Assumption	450
Prepayment Interest Excess	286
Prepayment Interest Shortfall	286
Prepayment Premium	285
Prepayment Provisions	126
Prime Rate	321
Princeton Pike Corporate Center Intercreditor Agreement	174
Princeton Pike Corporate Center Mortgage Loan	174
Princeton Pike Corporate Center Mortgaged Property	173
Princeton Pike Corporate Center Non-Controlling Holder	175
Princeton Pike Corporate Center Pari Passu Companion Loans	174
Princeton Pike Corporate Center Promissory Note A-1	173
Princeton Pike Corporate Center Promissory Note A-2	173
Princeton Pike Corporate Center Promissory Note A-3	173
Princeton Pike Corporate Center Promissory Notes	173
Princeton Pike Corporate Center Whole Loan	174
Principal Balance Certificates	258
Principal Distribution Amount	278
Principal Shortfall	279
Privileged Information	372
Privileged Information Exception	372
Privileged Person	294
Professional Investors	20
Prohibited Prepayment	287

474

PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	19
Proposed Course of Action Notice	393
Prospectus Directive	19
PSA	258
PSA Party Repurchase Request	393
PTCE	465
Purchase Price	312
Q
Qualified Replacement Special Servicer	384
Qualified Substitute Mortgage Loan	312
R
RAC No-Response Scenario	406
Rated Final Distribution Date	286
Rating Agencies	407
Rating Agency Communication	408
Rating Agency Confirmation	407
REA	61
Realized Loss	290
REC	143
Record Date	267
Registration Statement	462
Regular Certificates	258
Regular Interestholder	449
Regular Interests	446
Regulation AB	409
Reimbursement Rate	321
Related Proceeds	320
Relative Spread	199
Release Date	161
Relevant Member State	18, 460
Relevant Persons	19
Relief Act	430
REMIC	446
REMIC Regulations	446
REO Account	323
REO Loan	281
REO Property	352
Repurchase Request	393
Requesting Certificateholder	394
Requesting Holders	342
Requesting Investor	305
Requesting Party	406
Requirements	430
Residual Certificates	258
Resolution Failure	393
Resolved	393
Restricted Group	464
Restricted Party	372
Retention Requirement	104

Review Materials	377
Revised Rate	158
RevPAR	126
RMBS	249
Rooms	130
Rule 17g-5	296
S
S&P	251
Scheduled Principal Distribution Amount	278
SEC	203
Securities Act	408
Securitization Accounts	258, 323
Senior Certificates	258
Sequential Order	199
Serviced AB Mortgage Loan	172
Serviced AB Whole Loan	173
Serviced Pari Passu Companion Loan	173
Serviced Pari Passu Companion Loan Securities	387
Serviced Pari Passu Mortgage Loan	173
Serviced Pari Passu Whole Loan	173
Serviced Subordinate Companion Loan	173
Serviced Whole Loan	173
Servicer Termination Event	386
Servicing Advances	318
Servicing Fee	330
Servicing Fee Rate	330
Servicing Standard	316
SF	127
SFA	21
SFO	20
Similar Law	463
Similar Requirements	105
SMC	239
SMF III	239
SMF III Data Tape	240
SMMEA	466
Soft Lockbox	126
Soft Springing Lockbox	127
Special Servicing Fee	332
Special Servicing Fee Rate	332
Specially Serviced Loans	351
Springing Cash Management	127
Springing Lockbox	127
Sq. Ft.	127
Square Feet	127
Startup Day	447
Starwood	239
Starwood Review Team	240
Stated Principal Balance	280
Structured Product	20
Structuring Assumptions	437
Subordinate Certificates	258

475

Subordinate Companion Loan	120, 173
Sub-Servicing Agreement	316
T
T-12	127
Term to Maturity	127
Terms and Conditions	304
Tests	378
Title V	429
Total Expenses	122
Trailing 12 NOI	124
TRIPRA	80
Trust	246
Trust Component	261
Trust REMICs	267, 446
TTM	127
U
U.S. Bank	246
U.S. Person	457
U/W DSCR	128
U/W EGI	129
U/W Expenses	127
U/W NCF	128
U/W NCF Debt Yield	129
U/W NCF DSCR	128
U/W NOI	128
U/W NOI Debt Yield	129
U/W NOI DSCR	130
U/W Revenue	130
UCC	252, 417
Underwriter Entities	97
Underwriting Agreement	459
Underwritten Debt Service Coverage Ratio	128
Underwritten EGI	129
Underwritten Expenses	127
Underwritten NCF	128
Underwritten NCF DSCR	128
Underwritten Net Cash Flow	128
Underwritten Net Cash Flow DSCR	128
Underwritten Net Operating Income	128
Underwritten NOI Debt Yield	129
Underwritten Revenue	130
Units	130

University West Apartment Whole Loan	182
University West Apartments Intercreditor Agreement	183
University West Apartments Major Decision	184
University West Apartments Mortgage Loan	182
University West Apartments Mortgaged Property	182
University West Apartments Non-Controlling Note Holder	184
University West Apartments Non-Serviced Pari Passu Companion Loan	182
University West Apartments Non-Serviced Pari Passu Whole Loan	182
University West Apartments Non-Serviced Whole Loan	182
Unscheduled Principal Distribution Amount	279
Unsolicited Information	378
Upper-Tier REMIC	267, 446
V
Volcker Rule	105
Voting Rights	301
W
WAC Rate	276
Weighted Average Mortgage Rate	130
Wells Fargo Bank (MS)	250
Whole Loan	120
Withheld Amounts	322
Workout Fee	332
Workout Fee Rate	332
Workout-Delayed Reimbursement Amount	321
Y
Yield Maintenance Charge	285
YM(#)	126
YM@(#)	126

476

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan	3	1	Penn Square Mall	9.4%	MSBNA	MSMCH	$90,000,000	$90,000,000	$90,000,000	$194.39	Refinance	Simon Property Group, L.P.
Loan	4	2	Ellenton Premium Outlets	7.5%	BANA/UBSRES	BANA	$71,200,000	$71,200,000	$71,200,000	$373.57	Refinance	Simon Property Group, L.P.
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	7.3%	MSBNA	MSMCH	$70,000,000	$70,000,000	$70,000,000	$23.72	Acquisition	Global Logistic Properties Limited
Property		3.001	Inland Empire Indian Ave DC		MSBNA	MSMCH	$4,173,765	$4,173,765	$4,173,765
Property		3.002	Centerpointe 4		MSBNA	MSMCH	$3,616,094	$3,616,094	$3,616,094
Property		3.003	Hofer Ranch IC Bldg 1		MSBNA	MSMCH	$2,055,316	$2,055,316	$2,055,316
Property		3.004	Denver DC		MSBNA	MSMCH	$1,806,293	$1,806,293	$1,806,293
Property		3.005	Freeport DC Bldg 4		MSBNA	MSMCH	$1,802,786	$1,802,786	$1,802,786
Property		3.006	Ontario Mills DC		MSBNA	MSMCH	$1,701,072	$1,701,072	$1,701,072
Property		3.007	Hagerstown Distribution Center		MSBNA	MSMCH	$1,613,388	$1,613,388	$1,613,388
Property		3.008	Beckwith Farms DC		MSBNA	MSMCH	$1,578,315	$1,578,315	$1,578,315
Property		3.009	Crossroads DC I		MSBNA	MSMCH	$1,539,733	$1,539,733	$1,539,733
Property		3.010	Centerpointe 6		MSBNA	MSMCH	$1,518,689	$1,518,689	$1,518,689
Property		3.011	I-95 DC		MSBNA	MSMCH	$1,416,976	$1,416,976	$1,416,976
Property		3.012	Chino Spec Forward		MSBNA	MSMCH	$1,388,917	$1,388,917	$1,388,917
Property		3.013	Bedford Park II		MSBNA	MSMCH	$1,350,336	$1,350,336	$1,350,336
Property		3.014	Landover DC		MSBNA	MSMCH	$1,174,967	$1,174,967	$1,174,967
Property		3.015	North Plainfield 8		MSBNA	MSMCH	$1,027,658	$1,027,658	$1,027,658
Property		3.016	Sterling DC		MSBNA	MSMCH	$1,010,121	$1,010,121	$1,010,121
Property		3.017	Clifton DC		MSBNA	MSMCH	$975,048	$975,048	$975,048
Property		3.018	Beckwith Farms 3		MSBNA	MSMCH	$975,048	$975,048	$975,048
Property		3.019	Collington Commerce Center		MSBNA	MSMCH	$908,408	$908,408	$908,408
Property		3.020	Bedford Park IB		MSBNA	MSMCH	$897,886	$897,886	$897,886
Property		3.021	Elam Farms DC		MSBNA	MSMCH	$859,305	$859,305	$859,305
Property		3.022	Champagne DC		MSBNA	MSMCH	$817,216	$817,216	$817,216
Property		3.023	Bridge Point 1		MSBNA	MSMCH	$789,157	$789,157	$789,157
Property		3.024	Center Square DC		MSBNA	MSMCH	$771,620	$771,620	$771,620
Property		3.025	Park 355		MSBNA	MSMCH	$768,113	$768,113	$768,113
Property		3.026	Commerce Farms DC 3		MSBNA	MSMCH	$740,054	$740,054	$740,054
Property		3.027	Brandon Woods DC		MSBNA	MSMCH	$719,010	$719,010	$719,010
Property		3.028	Chantilly DC		MSBNA	MSMCH	$708,488	$708,488	$708,488
Property		3.029	Bolingbrook CC Bldg 3		MSBNA	MSMCH	$683,936	$683,936	$683,936
Property		3.030	Northpoint CC		MSBNA	MSMCH	$683,936	$683,936	$683,936
Property		3.031	Franklin Square IC I		MSBNA	MSMCH	$676,922	$676,922	$676,922
Property		3.032	Rock Quarry Building #1		MSBNA	MSMCH	$669,907	$669,907	$669,907
Property		3.033	Aurora DC III		MSBNA	MSMCH	$666,399	$666,399	$666,399
Property		3.034	Washington (DC) Corporate Center		MSBNA	MSMCH	$645,355	$645,355	$645,355
Property		3.035	Aurora DC 1		MSBNA	MSMCH	$634,833	$634,833	$634,833
Property		3.036	Waterfront DC		MSBNA	MSMCH	$627,818	$627,818	$627,818
Property		3.037	Pureland DC I		MSBNA	MSMCH	$624,311	$624,311	$624,311
Property		3.038	Bedford Park IA		MSBNA	MSMCH	$624,311	$624,311	$624,311
Property		3.039	Prairie Point Bldg 3		MSBNA	MSMCH	$599,759	$599,759	$599,759
Property		3.040	Greenwood DC		MSBNA	MSMCH	$582,223	$582,223	$582,223
Property		3.041	Austin DC III		MSBNA	MSMCH	$543,642	$543,642	$543,642
Property		3.042	Franklin Square II		MSBNA	MSMCH	$543,642	$543,642	$543,642
Property		3.043	Pureland DC II		MSBNA	MSMCH	$529,612	$529,612	$529,612
Property		3.044	Somerset IC		MSBNA	MSMCH	$526,105	$526,105	$526,105
Property		3.045	Rock Quarry Building #2		MSBNA	MSMCH	$522,597	$522,597	$522,597
Property		3.046	Brandon Woods DC II		MSBNA	MSMCH	$522,597	$522,597	$522,597
Property		3.047	Centerpointe 5		MSBNA	MSMCH	$522,597	$522,597	$522,597
Property		3.048	Industrial Parkway (CA) DC		MSBNA	MSMCH	$519,090	$519,090	$519,090
Property		3.049	Beckwith Farms 2		MSBNA	MSMCH	$515,583	$515,583	$515,583
Property		3.050	North Plainfield 2		MSBNA	MSMCH	$508,568	$508,568	$508,568
Property		3.051	North Plainfield 4		MSBNA	MSMCH	$494,539	$494,539	$494,539
Property		3.052	North Plainfield 5		MSBNA	MSMCH	$494,539	$494,539	$494,539
Property		3.053	Somerset IC II Building I		MSBNA	MSMCH	$491,031	$491,031	$491,031
Property		3.054	BWI Commerce Center II		MSBNA	MSMCH	$487,524	$487,524	$487,524
Property		3.055	Commerce Farms DC 4		MSBNA	MSMCH	$473,494	$473,494	$473,494
Property		3.056	Rock Run Bldg 6		MSBNA	MSMCH	$466,480	$466,480	$466,480
Property		3.057	Bolingbrook CC Bldg 4		MSBNA	MSMCH	$438,421	$438,421	$438,421
Property		3.058	Bridge Point 2		MSBNA	MSMCH	$427,899	$427,899	$427,899
Property		3.059	Burleson BP Bldg 3 (Austin DC I)		MSBNA	MSMCH	$424,391	$424,391	$424,391
Property		3.060	10th Street Business Park 2		MSBNA	MSMCH	$413,869	$413,869	$413,869
Property		3.061	Park 55		MSBNA	MSMCH	$410,362	$410,362	$410,362
Property		3.062	Valwood West Industrial A		MSBNA	MSMCH	$403,347	$403,347	$403,347
Property		3.063	Baltimore IC		MSBNA	MSMCH	$392,825	$392,825	$392,825
Property		3.064	Englewood DC		MSBNA	MSMCH	$364,766	$364,766	$364,766
Property		3.065	Centerpointe 9		MSBNA	MSMCH	$364,766	$364,766	$364,766
Property		3.066	Aurora DC 2		MSBNA	MSMCH	$361,259	$361,259	$361,259
Property		3.067	Redlands Industrial Center IB		MSBNA	MSMCH	$350,737	$350,737	$350,737
Property		3.068	Somerset IC II Building II		MSBNA	MSMCH	$347,229	$347,229	$347,229
Property		3.069	Hofer Ranch TRS Building 3		MSBNA	MSMCH	$340,214	$340,214	$340,214
Property		3.070	BWI Commerce Center I		MSBNA	MSMCH	$333,200	$333,200	$333,200
Property		3.071	Burleson BP Bldg 1 (Austin DC I)		MSBNA	MSMCH	$333,200	$333,200	$333,200
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)		MSBNA	MSMCH	$333,200	$333,200	$333,200
Property		3.073	Freeport DC Bldg 2		MSBNA	MSMCH	$333,200	$333,200	$333,200
Property		3.074	Concours DC		MSBNA	MSMCH	$329,692	$329,692	$329,692
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)		MSBNA	MSMCH	$326,185	$326,185	$326,185
Property		3.076	Hagerstown - Industrial Lane DC		MSBNA	MSMCH	$322,678	$322,678	$322,678
Property		3.077	Maple Point 1		MSBNA	MSMCH	$322,678	$322,678	$322,678
Property		3.078	Freeport DC Bldg 1		MSBNA	MSMCH	$319,170	$319,170	$319,170
Property		3.079	Capital Beltway CC		MSBNA	MSMCH	$315,663	$315,663	$315,663
Property		3.080	Centerpointe Trailer Lot		MSBNA	MSMCH	$308,648	$308,648	$308,648
Property		3.081	Randall Crossing DC		MSBNA	MSMCH	$305,141	$305,141	$305,141
Property		3.082	Burleson BP Bldg 2 (Austin DC I)		MSBNA	MSMCH	$298,126	$298,126	$298,126
Property		3.083	Maple Point 2		MSBNA	MSMCH	$287,604	$287,604	$287,604
Property		3.084	Hollins End 6		MSBNA	MSMCH	$287,604	$287,604	$287,604
Property		3.085	Freeport DC Bldg 3		MSBNA	MSMCH	$280,589	$280,589	$280,589
Property		3.086	Redlands Industrial Center II		MSBNA	MSMCH	$277,082	$277,082	$277,082
Property		3.087	Hollins End 1		MSBNA	MSMCH	$270,067	$270,067	$270,067
Property		3.088	Hollins End 2		MSBNA	MSMCH	$270,067	$270,067	$270,067
Property		3.089	Valwood West Industrial D		MSBNA	MSMCH	$266,560	$266,560	$266,560
Property		3.090	Redlands Industrial Center IA		MSBNA	MSMCH	$266,560	$266,560	$266,560
Property		3.091	Valwood West Industrial C		MSBNA	MSMCH	$263,052	$263,052	$263,052
Property		3.092	10th Street Business Park 1		MSBNA	MSMCH	$263,052	$263,052	$263,052
Property		3.093	Columbia Park IC		MSBNA	MSMCH	$234,994	$234,994	$234,994
Property		3.094	Valley View BC Bldg 2		MSBNA	MSMCH	$234,994	$234,994	$234,994
Property		3.095	Valley View BC Bldg 1		MSBNA	MSMCH	$224,471	$224,471	$224,471
Property		3.096	Crossroads DC III		MSBNA	MSMCH	$217,457	$217,457	$217,457
Property		3.097	Northpointe DC Bldg 1		MSBNA	MSMCH	$206,935	$206,935	$206,935
Property		3.098	Park 88		MSBNA	MSMCH	$196,412	$196,412	$196,412

A-1-1

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Property		3.099	Ameriplex		MSBNA	MSMCH	$196,412	$196,412	$196,412
Property		3.100	Vista Point South 5		MSBNA	MSMCH	$192,905	$192,905	$192,905
Property		3.101	Hollins End 5		MSBNA	MSMCH	$182,383	$182,383	$182,383
Property		3.102	Northpointe DC Bldg 2		MSBNA	MSMCH	$178,876	$178,876	$178,876
Property		3.103	Vista Point South 6		MSBNA	MSMCH	$168,354	$168,354	$168,354
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)		MSBNA	MSMCH	$168,354	$168,354	$168,354
Property		3.105	Vista Point South 4		MSBNA	MSMCH	$157,831	$157,831	$157,831
Property		3.106	Vista Point South 3		MSBNA	MSMCH	$154,324	$154,324	$154,324
Property		3.107	North Plainfield 3		MSBNA	MSMCH	$140,295	$140,295	$140,295
Property		3.108	Vista Point South 1		MSBNA	MSMCH	$129,773	$129,773	$129,773
Property		3.109	Bolingbrook VMF		MSBNA	MSMCH	$122,758	$122,758	$122,758
Property		3.110	Vista Point South 2		MSBNA	MSMCH	$108,728	$108,728	$108,728
Property		3.111	Hollins End 3		MSBNA	MSMCH	$101,714	$101,714	$101,714
Property		3.112	Hollins End 4		MSBNA	MSMCH	$77,162	$77,162	$77,162
Property		3.113	Freeport DC Bldg 6		MSBNA	MSMCH	$35,074	$35,074	$35,074
Property		3.114	Freeport DC Bldg 5		MSBNA	MSMCH	$31,566	$31,566	$31,566
Loan		4	Navy League Building	6.3%	BANA	BANA	$60,000,000	$60,000,000	$55,373,055	$314.26	Refinance	Navy League of the United States
Loan	10, 11	5	Princeton Pike Corporate Center	5.2%	MSBNA	MSMCH	$50,000,000	$50,000,000	$46,524,838	$160.60	Acquisition	David Werner
Loan	11	6	Princeton South Corporate Center	5.0%	MSBNA	MSMCH	$48,000,000	$48,000,000	$44,228,427	$179.49	Acquisition	Joseph Friedland; Menashe Frankel; Yeheskel Frankel
Loan	12	7	Greenville Mall	4.7%	BANA	BANA	$45,500,000	$45,329,539	$36,825,506	$111.52	Refinance	Rouse Properties, LP
Loan		8	Waterford Place Apartments	4.2%	BANA	BANA	$40,000,000	$40,000,000	$36,834,621	$104,166.67	Acquisition	Stephen M. Chapman; Louise Kwan
Loan		9	Marriott - Albuquerque, NM	3.9%	CIBC	CIBC	$37,200,000	$37,072,435	$30,534,088	$90,200.57	Refinance	Columbia Sussex Corporation; CSC Holdings LLC
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	3.5%	SMC	SMF III	$33,105,000	$33,105,000	$27,859,265	$58.08	Acquisition	BSREP II Simply Storage JV LLC
Property		10.01	US 301		SMC	SMF III	$11,360,000	$11,360,000	$9,559,923
Property		10.02	Olive Road		SMC	SMF III	$6,525,000	$6,525,000	$5,491,065
Property		10.03	Northwest Grand Boulevard		SMC	SMF III	$4,820,000	$4,820,000	$4,056,235
Property		10.04	South Shields Boulevard		SMC	SMF III	$3,625,000	$3,625,000	$3,050,592
Property		10.05	South Commerce Street		SMC	SMF III	$3,625,000	$3,625,000	$3,050,592
Property		10.06	North Western Avenue		SMC	SMF III	$3,150,000	$3,150,000	$2,650,859
Loan	14	11	Landmark Gardens & Lofts Apartments	3.2%	MSBNA	MSMCH	$30,487,500	$30,487,500	$28,030,584	$105,129.31	Acquisition	T4 Housing Interests Management, LLC
Loan	15	12	Le Meridien Cambridge MIT	3.1%	BANA	BANA	$30,000,000	$30,000,000	$28,697,831	$343,809.52	Acquisition	Kui Cai
Loan		13	DoubleTree by Hilton - Cleveland, OH	3.0%	MSBNA	MSMCH	$29,000,000	$29,000,000	$24,108,425	$76,517.15	Refinance	Hotel Group Opportunity Fund III, LLC
Loan		14	40 West Plaza	3.0%	MSBNA	MSMCH	$28,500,000	$28,500,000	$24,297,136	$140.11	Refinance	Ronald Haft
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	2.9%	MSBNA	MSMCH	$27,950,000	$27,950,000	$23,997,202	$144.87	Acquisition	Nasch Properties
Property		15.01	Sunbelt Professional Centre		MSBNA	MSMCH	$15,550,000	$15,550,000	$13,350,858
Property		15.02	Solar Plaza		MSBNA	MSMCH	$12,400,000	$12,400,000	$10,646,343
Loan		16	Fountaingrove Center	2.7%	BANA	BANA	$25,777,500	$25,777,500	$22,637,225	$159.87	Refinance	Matthew T. White
Loan		17	H-Mart Town Center	1.9%	MSBNA	MSMCH	$18,400,000	$18,400,000	$16,251,224	$86.91	Refinance	Retail Plazas, Inc.
Loan	16	18	University West Apartments	1.9%	BANA	BANA	$18,000,000	$18,000,000	$16,511,769	$93,167.70	Refinance	Corridor Ventures, Inc.
Loan		19	16055 Space Center	1.8%	MSBNA	MSMCH	$17,081,250	$17,081,250	$15,031,346	$114.53	Acquisition	Menashe Frankel; Yeheskel Frankel
Loan		20	Stoneleigh on the Lake Apartments	1.7%	MSBNA	MSMCH	$16,000,000	$16,000,000	$16,000,000	$70,175.44	Acquisition	Hayden Properties
Loan		21	Oak Creek Marketplace	1.5%	CIBC	CIBC	$14,100,000	$14,100,000	$13,037,865	$227.90	Refinance	John E. Young
Loan		22	Grant at One	1.3%	CIBC	CIBC	$12,880,000	$12,880,000	$11,147,353	$162.58	Refinance	Steven D. Brand; Jeffery C. Camp; Richard S. Powell; Patrick R. Walborn
Loan		23	Holiday Inn - La Mesa, CA	1.3%	BANA	BANA	$12,615,000	$12,431,371	$11,143,753	$88,165.75	Refinance	Balvant K. Ganatra; Vikesh Ganatra
Loan		24	Canyon Lakes Plaza	1.2%	BANA	BANA	$11,625,000	$11,625,000	$10,019,624	$176.22	Acquisition	Kamran Farhadi
Loan		25	Ivy Bridge Townhomes	1.2%	CIBC	CIBC	$11,200,000	$11,200,000	$10,015,266	$123,076.92	Refinance	Margaret Van Epps
Loan	14	26	Castle Creek I & II	0.9%	SMC	SMF III	$8,250,000	$8,250,000	$6,993,259	$63.71	Acquisition	William Corry
Loan		27	Asian Village	0.9%	BANA	BANA	$8,200,000	$8,181,577	$6,707,557	$185.75	Refinance	Frank Jao ; Danh Nhut Quach
Loan		28	Courtyard - Conyers, GA	0.8%	SMC	SMF III	$8,100,000	$8,100,000	$6,725,265	$103,846.15	Refinance	Dhansukh Patel; Dipan Patel
Loan		29	Park Lee Shopping Center	0.8%	SMC	SMF III	$8,000,000	$8,000,000	$7,490,820	$105.88	Acquisition	Binyamin Beitel
Loan	17	30	Holiday Inn Express - Orlando, FL	0.8%	SMC	SMF III	$8,000,000	$7,991,578	$6,600,580	$74,687.65	Acquisition	Driftwood Acquisition & Development L.P.
Loan		31	Devon Self Storage - Ann Arbor, MI	0.8%	BANA	BANA	$7,893,750	$7,893,750	$6,826,944	$69.32	Refinance	Devon Self Storage Holdings (US) LLC
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	0.7%	CIBC	CIBC	$7,040,000	$7,008,278	$4,492,057	$96,003.81	Refinance	Champaklal M. Patel; Kishor P. Patel
Loan		33	Macy’s Furniture - San Mateo, CA	0.7%	MSBNA	MSMCH	$7,000,000	$7,000,000	$7,000,000	$192.52	Refinance	Tracy Corn
Loan		34	Mendelsohn Staples Center	0.7%	MSBNA	MSMCH	$6,800,000	$6,800,000	$6,253,420	$154.75	Refinance	MFE, LLC
Loan		35	24 Hour Fitness - Mesquite, TX	0.7%	MSBNA	MSMCH	$6,670,000	$6,670,000	$5,004,221	$138.96	Refinance	Victor Wang, Connie Wang, Frederick Wang, Lawrence Wang
Loan		36	Regency Plaza	0.7%	MSBNA	MSMCH	$6,600,000	$6,600,000	$6,044,308	$32.09	Refinance	Adam Ifshin
Loan		37	Lindale Crossing	0.6%	CIBC	CIBC	$6,060,000	$6,060,000	$5,267,067	$139.17	Refinance	James M. Ticus; Jessica E. Ticus
Loan		38	La Quinta - Norfolk, VA	0.6%	MSBNA	MSMCH	$5,390,000	$5,390,000	$4,476,617	$74,861.11	Refinance	DDP Enterprises
Loan		39	Walgreens - Sedro Woolley, WA	0.4%	MSBNA	MSMCH	$4,250,000	$4,250,000	$4,250,000	$288.37	Acquisition	Howard Cohen
Loan		40	Walgreens - Southbury, CT	0.4%	MSBNA	MSMCH	$3,920,000	$3,920,000	$3,484,449	$287.18	Acquisition	Ann McPherson
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	0.3%	CIBC	CIBC	$3,200,000	$3,185,678	$2,045,920	$57,921.42	Refinance	Champaklal M. Patel; Kishor P. Patel
Loan		42	Fish Haven Lodge MHC	0.2%	BANA	BANA	$2,215,000	$2,207,898	$1,836,351	$25,378.14	Refinance	Hugh Reid, Jr.; Margaret Reid

A-1-2

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Loan	3	1	Penn Square Mall	Simon Property Group, L.P.	1	Retail	Anchored	Leasehold	9/30/2060
Loan	4	2	Ellenton Premium Outlets	Simon Property Group, L.P.	1	Retail	Outlet Center	Fee	N/A
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	Western A Midwest, LLC; Western A South, LLC; Western A West, LLC; Western A East, LLC; Western B West, LLC; Western B South, LLC; Western B Northwest, LLC; Western B Southeast, LLC; Western B East, LLC; Western C REIT, LLC; Western C NR, LLC	114
Property		3.001	Inland Empire Indian Ave DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.002	Centerpointe 4			Industrial	Distribution Warehouse	Fee	N/A
Property		3.003	Hofer Ranch IC Bldg 1			Industrial	Distribution Warehouse	Fee	N/A
Property		3.004	Denver DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.005	Freeport DC Bldg 4			Industrial	Warehouse	Fee	N/A
Property		3.006	Ontario Mills DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.007	Hagerstown Distribution Center			Industrial	Warehouse	Fee	N/A
Property		3.008	Beckwith Farms DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.009	Crossroads DC I			Industrial	Warehouse	Fee	N/A
Property		3.010	Centerpointe 6			Industrial	Distribution Warehouse	Fee	N/A
Property		3.011	I-95 DC			Industrial	Warehouse	Fee	N/A
Property		3.012	Chino Spec Forward			Industrial	Distribution Warehouse	Fee	N/A
Property		3.013	Bedford Park II			Industrial	Distribution Warehouse	Fee	N/A
Property		3.014	Landover DC			Industrial	Warehouse	Fee	N/A
Property		3.015	North Plainfield 8			Industrial	Distribution Warehouse	Fee	N/A
Property		3.016	Sterling DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.017	Clifton DC			Industrial	Warehouse	Fee	N/A
Property		3.018	Beckwith Farms 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.019	Collington Commerce Center			Industrial	Warehouse	Fee	N/A
Property		3.020	Bedford Park IB			Industrial	Distribution Warehouse	Fee	N/A
Property		3.021	Elam Farms DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.022	Champagne DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.023	Bridge Point 1			Industrial	Distribution Warehouse	Fee	N/A
Property		3.024	Center Square DC			Industrial	Warehouse	Fee	N/A
Property		3.025	Park 355			Industrial	Distribution Warehouse	Fee	N/A
Property		3.026	Commerce Farms DC 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.027	Brandon Woods DC			Industrial	Warehouse	Fee	N/A
Property		3.028	Chantilly DC			Industrial	Warehouse	Fee	N/A
Property		3.029	Bolingbrook CC Bldg 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.030	Northpoint CC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.031	Franklin Square IC I			Industrial	Warehouse	Fee	N/A
Property		3.032	Rock Quarry Building #1			Industrial	Distribution Warehouse	Fee	N/A
Property		3.033	Aurora DC III			Industrial	Distribution Warehouse	Fee	N/A
Property		3.034	Washington (DC) Corporate Center			Industrial	Warehouse	Fee	N/A
Property		3.035	Aurora DC 1			Industrial	Distribution Warehouse	Fee	N/A
Property		3.036	Waterfront DC			Industrial	Warehouse	Fee	N/A
Property		3.037	Pureland DC I			Industrial	Warehouse	Fee	N/A
Property		3.038	Bedford Park IA			Industrial	Distribution Warehouse	Fee	N/A
Property		3.039	Prairie Point Bldg 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.040	Greenwood DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.041	Austin DC III			Industrial	Distribution Warehouse	Fee	N/A
Property		3.042	Franklin Square II			Industrial	Warehouse	Fee	N/A
Property		3.043	Pureland DC II			Industrial	Warehouse	Fee	N/A
Property		3.044	Somerset IC			Industrial	Warehouse	Fee	N/A
Property		3.045	Rock Quarry Building #2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.046	Brandon Woods DC II			Industrial	Warehouse	Fee	N/A
Property		3.047	Centerpointe 5			Industrial	Distribution Warehouse	Fee	N/A
Property		3.048	Industrial Parkway (CA) DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.049	Beckwith Farms 2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.050	North Plainfield 2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.051	North Plainfield 4			Industrial	Distribution Warehouse	Fee	N/A
Property		3.052	North Plainfield 5			Industrial	Distribution Warehouse	Fee	N/A
Property		3.053	Somerset IC II Building I			Industrial	Warehouse	Fee	N/A
Property		3.054	BWI Commerce Center II			Industrial	Warehouse	Fee	N/A
Property		3.055	Commerce Farms DC 4			Industrial	Distribution Warehouse	Fee	N/A
Property		3.056	Rock Run Bldg 6			Industrial	Distribution Warehouse	Fee	N/A
Property		3.057	Bolingbrook CC Bldg 4			Industrial	Distribution Warehouse	Fee	N/A
Property		3.058	Bridge Point 2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.059	Burleson BP Bldg 3 (Austin DC I)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.060	10th Street Business Park 2			Industrial	Warehouse	Fee	N/A
Property		3.061	Park 55			Industrial	Distribution Warehouse	Fee	N/A
Property		3.062	Valwood West Industrial A			Industrial	Warehouse	Fee	N/A
Property		3.063	Baltimore IC			Industrial	Warehouse	Fee	N/A
Property		3.064	Englewood DC			Industrial	Warehouse	Fee	N/A
Property		3.065	Centerpointe 9			Industrial	Distribution Warehouse	Fee	N/A
Property		3.066	Aurora DC 2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.067	Redlands Industrial Center IB			Industrial	Distribution Warehouse	Fee	N/A
Property		3.068	Somerset IC II Building II			Industrial	Warehouse	Fee	N/A
Property		3.069	Hofer Ranch TRS Building 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.070	BWI Commerce Center I			Industrial	Warehouse	Fee	N/A
Property		3.071	Burleson BP Bldg 1 (Austin DC I)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.073	Freeport DC Bldg 2			Industrial	Warehouse	Fee	N/A
Property		3.074	Concours DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.076	Hagerstown - Industrial Lane DC			Industrial	Warehouse	Fee	N/A
Property		3.077	Maple Point 1			Industrial	Distribution Warehouse	Fee	N/A
Property		3.078	Freeport DC Bldg 1			Industrial	Warehouse	Fee	N/A
Property		3.079	Capital Beltway CC			Industrial	Warehouse	Fee	N/A
Property		3.080	Centerpointe Trailer Lot			Industrial	Distribution Warehouse	Fee	N/A
Property		3.081	Randall Crossing DC			Industrial	Distribution Warehouse	Fee	N/A
Property		3.082	Burleson BP Bldg 2 (Austin DC I)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.083	Maple Point 2			Industrial	Distribution Warehouse	Fee	N/A
Property		3.084	Hollins End 6			Industrial	Warehouse	Fee	N/A
Property		3.085	Freeport DC Bldg 3			Industrial	Warehouse	Fee	N/A
Property		3.086	Redlands Industrial Center II			Industrial	Distribution Warehouse	Fee	N/A
Property		3.087	Hollins End 1			Industrial	Warehouse	Fee	N/A
Property		3.088	Hollins End 2			Industrial	Warehouse	Fee	N/A
Property		3.089	Valwood West Industrial D			Industrial	Warehouse	Fee	N/A
Property		3.090	Redlands Industrial Center IA			Industrial	Distribution Warehouse	Fee	N/A
Property		3.091	Valwood West Industrial C			Industrial	Warehouse	Fee	N/A
Property		3.092	10th Street Business Park 1			Industrial	Warehouse	Fee	N/A
Property		3.093	Columbia Park IC			Industrial	Warehouse	Fee	N/A
Property		3.094	Valley View BC Bldg 2			Industrial	Warehouse	Fee	N/A
Property		3.095	Valley View BC Bldg 1			Industrial	Warehouse	Fee	N/A
Property		3.096	Crossroads DC III			Industrial	Warehouse	Fee	N/A
Property		3.097	Northpointe DC Bldg 1			Industrial	Flex	Fee	N/A
Property		3.098	Park 88			Industrial	Distribution Warehouse	Fee	N/A

A-1-3

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Property		3.099	Ameriplex			Industrial	Flex	Fee	N/A
Property		3.100	Vista Point South 5			Industrial	Flex	Fee	N/A
Property		3.101	Hollins End 5			Industrial	Warehouse	Fee	N/A
Property		3.102	Northpointe DC Bldg 2			Industrial	Flex	Fee	N/A
Property		3.103	Vista Point South 6			Industrial	Flex	Fee	N/A
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)			Industrial	Distribution Warehouse	Fee	N/A
Property		3.105	Vista Point South 4			Industrial	Flex	Fee	N/A
Property		3.106	Vista Point South 3			Industrial	Flex	Fee	N/A
Property		3.107	North Plainfield 3			Industrial	Distribution Warehouse	Fee	N/A
Property		3.108	Vista Point South 1			Industrial	Flex	Fee	N/A
Property		3.109	Bolingbrook VMF			Industrial	Distribution Warehouse	Fee	N/A
Property		3.110	Vista Point South 2			Industrial	Flex	Fee	N/A
Property		3.111	Hollins End 3			Industrial	Warehouse	Fee	N/A
Property		3.112	Hollins End 4			Industrial	Warehouse	Fee	N/A
Property		3.113	Freeport DC Bldg 6			Industrial	Warehouse	Fee	N/A
Property		3.114	Freeport DC Bldg 5			Industrial	Warehouse	Fee	N/A
Loan		4	Navy League Building	Navy League of the United States	1	Office	CBD	Fee	N/A
Loan	10, 11	5	Princeton Pike Corporate Center	David Werner	1	Office	Suburban	Fee	N/A
Loan	11	6	Princeton South Corporate Center	Joseph Friedland; Menashe Frankel; Yeheskel Frankel	1	Office	Suburban	Fee	N/A
Loan	12	7	Greenville Mall	Rouse Properties, LP	1	Retail	Regional Mall	Fee	N/A
Loan		8	Waterford Place Apartments	Stephen M. Chapman; Louise Kwan	1	Multifamily	Garden	Fee	N/A
Loan		9	Marriott - Albuquerque, NM	Columbia Sussex Corporation; CSC Holdings LLC	1	Hospitality	Full Service	Fee	N/A
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	BSREP II Simply Storage JV LLC	6
Property		10.01	US 301			Self Storage	Self Storage	Fee	N/A
Property		10.02	Olive Road			Self Storage	Self Storage	Fee	N/A
Property		10.03	Northwest Grand Boulevard			Self Storage	Self Storage	Fee	N/A
Property		10.04	South Shields Boulevard			Self Storage	Self Storage	Fee	N/A
Property		10.05	South Commerce Street			Self Storage	Self Storage	Fee	N/A
Property		10.06	North Western Avenue			Self Storage	Self Storage	Fee	N/A
Loan	14	11	Landmark Gardens & Lofts Apartments	Jerry W.Turner, Jr.	1	Mixed Use	Multifamily/Retail	Fee	N/A
Loan	15	12	Le Meridien Cambridge MIT	Apollo Bright LLC	1	Hospitality	Full Service	Leasehold	2/13/2072
Loan		13	DoubleTree by Hilton - Cleveland, OH	Hotel Opportunity Fund III, LLC; Hotel Group Holdings, LLC	1	Hospitality	Full Service	Fee	N/A
Loan		14	40 West Plaza	Combined Holding Company LLC	1	Retail	Anchored	Fee	N/A
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	Helen Zeff	2
Property		15.01	Sunbelt Professional Centre			Office	Suburban	Fee	N/A
Property		15.02	Solar Plaza			Office	Suburban	Fee	N/A
Loan		16	Fountaingrove Center	Matthew T. White	1	Office	Suburban	Fee	N/A
Loan		17	H-Mart Town Center	Jeffrey L. Olyan	1	Retail	Anchored	Fee	N/A
Loan	16	18	University West Apartments	Daniel Joseph; Hagan Brown	1	Multifamily	Student Housing	Fee	N/A
Loan		19	16055 Space Center	Menashe Frankel; Yeheskel Frankel	1	Office	Suburban	Fee	N/A
Loan		20	Stoneleigh on the Lake Apartments	Ashley Hayden	1	Multifamily	Garden	Fee	N/A
Loan		21	Oak Creek Marketplace	John E. Young	1	Retail	Anchored	Fee/Leasehold	8/30/2043
Loan		22	Grant at One	Steven D. Brand; Jeffery C. Camp; Richard S. Powell; Patrick R. Walborn	1	Retail	Unanchored	Fee	N/A
Loan		23	Holiday Inn - La Mesa, CA	Balvant K. Ganatra; Vikesh Ganatra	1	Hospitality	Limited Service	Fee	N/A
Loan		24	Canyon Lakes Plaza	Kamran Farhadi	1	Retail	Shadow Anchored	Fee	N/A
Loan		25	Ivy Bridge Townhomes	Margaret Van Epps	1	Multifamily	Garden	Fee	N/A
Loan	14	26	Castle Creek I & II	William Corry	1	Office	Suburban	Fee	N/A
Loan		27	Asian Village	Frank Jao ; Danh Nhut Quach	1	Retail	Shadow Anchored	Fee	N/A
Loan		28	Courtyard - Conyers, GA	Dhansukh Patel; Dipan Patel	1	Hospitality	Limited Service	Fee	N/A
Loan		29	Park Lee Shopping Center	Binyamin Beitel	1	Retail	Anchored	Fee	N/A
Loan	17	30	Holiday Inn Express - Orlando, FL	Driftwood Acquisition & Development L.P.	1	Hospitality	Limited Service	Fee	N/A
Loan		31	Devon Self Storage - Ann Arbor, MI	Duncan Goldie-Morrison	1	Self Storage	Self Storage	Fee	N/A
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	Champaklal M. Patel; Kishor P. Patel	1	Hospitality	Limited Service	Fee	N/A
Loan		33	Macy’s Furniture - San Mateo, CA	Tracy Corn; Yona Marnin Corn	1	Retail	Free-Standing	Fee	N/A
Loan		34	Mendelsohn Staples Center	MFE, LLC	1	Retail	Shadow Anchored	Fee	N/A
Loan		35	24 Hour Fitness - Mesquite, TX	Victor Wang; Connie Wang	1	Retail	Free-Standing	Fee	N/A
Loan		36	Regency Plaza	DLC Management Corporation; Delphi Commercial Properties, Inc.	1	Retail	Anchored	Fee	N/A
Loan		37	Lindale Crossing	James M. Ticus; Jessica E. Ticus	1	Retail	Anchored	Fee	N/A
Loan		38	La Quinta - Norfolk, VA	Darshak Patel, Atul Patel, Dilip Amin, Ashok Patel	1	Hospitality	Limited Service	Fee	N/A
Loan		39	Walgreens - Sedro Woolley, WA	Howard Cohen	1	Retail	Free-Standing	Fee	N/A
Loan		40	Walgreens - Southbury, CT	Ann McPherson	1	Retail	Free-Standing	Fee	N/A
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	Champaklal M. Patel; Kishor P. Patel	1	Hospitality	Limited Service	Fee	N/A
Loan		42	Fish Haven Lodge MHC	Hugh Reid, Jr.; Margaret Reid	1	Manufactured Housing	Manufactured Housing	Fee	N/A

A-1-4

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date
Loan	3	1	Penn Square Mall	1901 Northwest Expressway	Oklahoma City	Oklahoma	OK	73118	1960	1982; 2013	1,062,281	SF	98.8%	12/7/2015	$660,000,000	11/17/2015
Loan	4	2	Ellenton Premium Outlets	5461 Factory Shops Boulevard	Ellenton	Manatee	FL	34222	1991	N/A	476,487	SF	99.9%	1/4/2016	$332,000,000	10/1/2015
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A								26,878,777	SF	94.4%		$2,090,000,000
Property		3.001	Inland Empire Indian Ave DC	3700 Indian Avenue	Perris	Riverside	CA	92571	2009	N/A	1,309,754	SF	100.0%	10/1/2015	$119,000,000	9/14/2015
Property		3.002	Centerpointe 4	23400 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2007	N/A	1,280,446	SF	100.0%	10/1/2015	$103,100,000	9/14/2015
Property		3.003	Hofer Ranch IC Bldg 1	2825 East Jurupa Street	Ontario	San Bernardino	CA	91761	2012	N/A	612,104	SF	100.0%	10/1/2015	$58,600,000	9/15/2015
Property		3.004	Denver DC	17901 East 40th Avenue	Aurora	Adams	CO	80011	2013	N/A	553,757	SF	100.0%	10/1/2015	$51,500,000	8/21/2015
Property		3.005	Freeport DC Bldg 4	777 Freeport Parkway	Coppell	Dallas	TX	75019	1980	N/A	727,508	SF	100.0%	10/1/2015	$51,400,000	8/17/2015
Property		3.006	Ontario Mills DC	5125 Ontario Mills Parkway	Ontario	San Bernardino	CA	91764	2013	N/A	520,161	SF	100.0%	10/1/2015	$48,500,000	9/14/2015
Property		3.007	Hagerstown Distribution Center	16500 Hunters Green Parkway	Hagerstown	Washington	MD	21740	1998	N/A	824,298	SF	100.0%	10/1/2015	$46,000,000	8/27/2015
Property		3.008	Beckwith Farms DC	12008 Eastgate Boulevard	Mount Juliet	Wilson	TN	37090	2013	N/A	706,500	SF	100.0%	10/1/2015	$45,000,000	8/28/2015
Property		3.009	Crossroads DC I	7481 Coca Cola Drive	Baltimore	Baltimore	MD	21075	2007	N/A	456,500	SF	100.0%	10/1/2015	$43,900,000	8/25/2015
Property		3.010	Centerpointe 6	23700 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2007	N/A	532,926	SF	100.0%	10/1/2015	$43,300,000	9/14/2015
Property		3.011	I-95 DC	1413 Tangier Drive	White Marsh	Baltimore	MD	21220	2014	N/A	449,299	SF	100.0%	10/1/2015	$40,400,000	8/25/2015
Property		3.012	Chino Spec Forward	13880 Monte Vista Avenue	Chino	San Bernardino	CA	91710	2014	N/A	409,930	SF	100.0%	10/1/2015	$39,600,000	9/15/2015
Property		3.013	Bedford Park II	5445 West 73rd Street	Bedford Park	Cook	IL	60638	2006	N/A	470,160	SF	100.0%	10/1/2015	$38,500,000	8/22/2015
Property		3.014	Landover DC	6304 Sheriff Road	Landover	Prince George’s	MD	20785	1963	2013	507,072	SF	100.0%	10/1/2015	$33,500,000	8/25/2015
Property		3.015	North Plainfield 8	558 Airtech Parkway	Plainfield	Hendricks	IN	46168	1997	N/A	798,096	SF	100.0%	10/1/2015	$29,300,000	8/19/2015
Property		3.016	Sterling DC	1950 Sterling Avenue	Ontario	San Bernardino	CA	91761	1990	N/A	300,172	SF	100.0%	10/1/2015	$28,800,000	9/15/2015
Property		3.017	Clifton DC	261 River Road	Clifton	Passaic	NJ	7014	2004	N/A	230,953	SF	100.0%	10/1/2015	$27,800,000	9/24/2015
Property		3.018	Beckwith Farms 3	12014 Eastgate Boulevard	Mt. Juliet	Wilson	TN	37090	2009	N/A	480,000	SF	100.0%	10/1/2015	$27,800,000	8/28/2015
Property		3.019	Collington Commerce Center	1049 Prince Georges Boulevard	Upper Marlboro	Prince George’s	MD	20774	1990	N/A	239,742	SF	100.0%	10/1/2015	$25,900,000	8/25/2015
Property		3.020	Bedford Park IB	5151 West 73rd Street	Bedford Park	Cook	IL	60638	2006	N/A	272,446	SF	100.0%	10/1/2015	$25,600,000	8/22/2015
Property		3.021	Elam Farms DC	3209 Elam Farms Parkway	Murfreesboro	Rutherford	TN	37127	2009	N/A	363,500	SF	100.0%	10/1/2015	$24,500,000	8/28/2015
Property		3.022	Champagne DC	1670 Champagne Avenue	Ontario	San Bernardino	CA	91761	2000	N/A	263,670	SF	100.0%	10/1/2015	$23,300,000	9/15/2015
Property		3.023	Bridge Point 1	1000 Davey Road	Woodridge	DuPage	IL	60517	2009	N/A	264,183	SF	100.0%	10/1/2015	$22,500,000	8/19/2015
Property		3.024	Center Square DC	2359 Center Square Road	Logan Township	Gloucester	NJ	8085	1992	N/A	299,520	SF	100.0%	10/1/2015	$22,000,000	9/15/2015
Property		3.025	Park 355	2145 Internationale Parkway	Woodridge	DuPage	IL	60517	2008	N/A	254,385	SF	100.0%	10/1/2015	$21,900,000	8/19/2015
Property		3.026	Commerce Farms DC 3	488 Bridgestone Parkway	Lebanon	Wilson	TN	37090	2005	N/A	456,500	SF	100.0%	10/1/2015	$21,100,000	8/28/2015
Property		3.027	Brandon Woods DC	7603 Energy Parkway	Baltimore	Baltimore	MD	21226	1995	N/A	274,152	SF	100.0%	10/1/2015	$20,500,000	8/25/2015
Property		3.028	Chantilly DC	3920 Stonecroft Boulevard	Chantilly	Fairfax	VA	20151	1998	N/A	160,111	SF	100.0%	10/1/2015	$20,200,000	8/24/2015
Property		3.029	Bolingbrook CC Bldg 3	115 East Crossroads Parkway	Bolingbrook	Will	IL	60440	2003	N/A	284,747	SF	100.0%	10/1/2015	$19,500,000	8/19/2015
Property		3.030	Northpoint CC	350 South Northpoint Drive	Coppell	Dallas	TX	75019	2013	N/A	300,800	SF	100.0%	10/1/2015	$19,500,000	8/20/2015
Property		3.031	Franklin Square IC I	10001 Franklin Square Drive	Rossville	Baltimore	MD	21236	1996	N/A	218,532	SF	100.0%	10/1/2015	$19,300,000	8/25/2015
Property		3.032	Rock Quarry Building #1	4024 Rock Quarry	Dallas	Dallas	TX	75211	2007	N/A	324,000	SF	100.0%	10/1/2015	$19,100,000	8/27/2015
Property		3.033	Aurora DC III	2380 Diehl Road	Aurora	DuPage	IL	60502	1996	N/A	304,482	SF	100.0%	10/1/2015	$19,000,000	8/18/2015
Property		3.034	Washington (DC) Corporate Center	2850 New York Avenue North East	Washington	District of Columbia	DC	20002	1965	N/A	122,708	SF	100.0%	10/1/2015	$18,400,000	8/25/2015
Property		3.035	Aurora DC 1	1203 Bilter Road	Aurora	Kane	IL	60502	2007	N/A	294,740	SF	100.0%	10/1/2015	$18,100,000	8/18/2015
Property		3.036	Waterfront DC	100 Burma Road	Jersey City	Hudson	NJ	7305	1963	N/A	167,000	SF	100.0%	10/1/2015	$17,900,000	9/24/2015
Property		3.037	Pureland DC I	2239 High Hill Road	Logan Township	Gloucester	NJ	8085	1986	N/A	273,333	SF	100.0%	10/1/2015	$17,800,000	9/15/2015
Property		3.038	Bedford Park IA	5139 West 73rd Street	Bedford Park	Cook	IL	60638	2006	N/A	270,789	SF	100.0%	10/1/2015	$17,800,000	8/22/2015
Property		3.039	Prairie Point Bldg 3	2043 Corporate Drive	Naperville	DuPage	IL	60563	1999	N/A	303,800	SF	100.0%	10/1/2015	$17,100,000	8/18/2015
Property		3.040	Greenwood DC	700 Commerce Parkway	Greenwood	Johnson	IN	46143	1999	N/A	450,000	SF	100.0%	10/1/2015	$16,600,000	8/19/2015
Property		3.041	Austin DC III	2120 Grand Avenue Parkway	Austin	Travis	TX	78728	2008	N/A	171,586	SF	100.0%	10/1/2015	$15,500,000	8/10/2015
Property		3.042	Franklin Square II	9951 Franklin Square Drive	Rossville	Baltimore	MD	21236	2014	N/A	192,000	SF	50.0%	10/1/2015	$15,500,000	8/25/2015
Property		3.043	Pureland DC II	2255 High Hill Road	Logan Township	Gloucester	NJ	8085	1989	N/A	217,047	SF	100.0%	10/1/2015	$15,100,000	9/15/2015
Property		3.044	Somerset IC	1600 Cottontail Lane	Frankin Township	Somerset	NJ	8873	1988	N/A	180,402	SF	100.0%	10/1/2015	$15,000,000	9/22/2015
Property		3.045	Rock Quarry Building #2	3737 Rock Quarry	Dallas	Dallas	TX	75211	2007	N/A	251,100	SF	100.0%	10/1/2015	$14,900,000	8/27/2015
Property		3.046	Brandon Woods DC II	7621 Energy Parkway	Baltimore	Baltimore	MD	21226	1997	N/A	222,636	SF	0.0%	10/1/2015	$14,900,000	8/25/2015
Property		3.047	Centerpointe 5	14300 Graham Street	Moreno Valley	Riverside	CA	92553	2007	N/A	180,043	SF	100.0%	10/1/2015	$14,900,000	9/14/2015
Property		3.048	Industrial Parkway (CA) DC	5404 Industrial Parkway	San Bernardino	San Bernardino	CA	92407	2008	N/A	191,216	SF	100.0%	10/1/2015	$14,800,000	9/14/2015
Property		3.049	Beckwith Farms 2	12002 Eastgate Boulevard	Mt. Juliet	Wilson	TN	37090	2009	N/A	247,500	SF	100.0%	10/1/2015	$14,700,000	8/28/2015
Property		3.050	North Plainfield 2	595 Perry Road	Plainfield	Hendricks	IN	46168	2000	N/A	444,580	SF	28.9%	10/1/2015	$14,500,000	8/19/2015
Property		3.051	North Plainfield 4	909 Whitaker Road	Plainfield	Hendricks	IN	46168	1998	N/A	381,493	SF	75.0%	10/1/2015	$14,100,000	8/19/2015
Property		3.052	North Plainfield 5	849 Whitaker Road	Plainfield	Hendricks	IN	46168	1999	N/A	381,472	SF	100.0%	10/1/2015	$14,100,000	8/19/2015
Property		3.053	Somerset IC II Building I	400 Pierce Street	Somerset	Somerset	NJ	8873	1986	N/A	157,244	SF	100.0%	10/1/2015	$14,000,000	9/22/2015
Property		3.054	BWI Commerce Center II	7463 New Ridge Road	Hanover	Baltimore	MD	21076	1981	N/A	198,369	SF	100.0%	10/1/2015	$13,900,000	8/25/2015
Property		3.055	Commerce Farms DC 4	610 Bridgestone Parkway	Lebanon	Wilson	TN	37090	2007	N/A	277,500	SF	100.0%	10/1/2015	$13,500,000	8/28/2015
Property		3.056	Rock Run Bldg 6	4001 Olympic Boulevard	Joliet	Will	IL	60431	2003	N/A	277,776	SF	100.0%	10/1/2015	$13,300,000	8/19/2015
Property		3.057	Bolingbrook CC Bldg 4	365 Marquette Drive	Bolingbrook	Will	IL	60440	2005	N/A	228,480	SF	0.0%	10/1/2015	$12,500,000	8/19/2015
Property		3.058	Bridge Point 2	1020 Davey Road	Woodridge	DuPage	IL	60517	2009	N/A	119,122	SF	100.0%	10/1/2015	$12,200,000	8/19/2015
Property		3.059	Burleson BP Bldg 3 (Austin DC I)	4101 Smith School Road	Austin	Travis	TX	78744	2008	N/A	108,800	SF	82.4%	10/1/2015	$12,100,000	8/10/2015
Property		3.060	10th Street Business Park 2	1809 10th Street	Plano	Collin	TX	75074	1999	N/A	151,232	SF	100.0%	10/1/2015	$11,800,000	8/26/2015
Property		3.061	Park 55	575 West Crossroads Parkway	Bolingbrook	Will	IL	60440	2003	N/A	145,000	SF	31.0%	10/1/2015	$11,700,000	8/19/2015
Property		3.062	Valwood West Industrial A	2025 West Beltline Road	Carrollton	Dallas	TX	75006	1997	N/A	201,354	SF	81.9%	10/1/2015	$11,500,000	8/27/2015
Property		3.063	Baltimore IC	8801 Citation Road	Baltimore	Baltimore	MD	21221	1969	N/A	156,797	SF	100.0%	10/1/2015	$11,200,000	8/25/2015
Property		3.064	Englewood DC	330 South Van Brunt Street	Englewood	Bergen	NJ	7631	1978	N/A	103,000	SF	100.0%	10/1/2015	$10,400,000	9/17/2015
Property		3.065	Centerpointe 9	23650 Brodiaea Avenue	Moreno Valley	Riverside	CA	92553	2007	N/A	130,002	SF	100.0%	10/1/2015	$10,400,000	9/14/2015
Property		3.066	Aurora DC 2	1207 Bilter Road	Aurora	Kane	IL	60502	2007	N/A	124,897	SF	100.0%	10/1/2015	$10,300,000	8/18/2015
Property		3.067	Redlands Industrial Center IB	2456 Lugonia Avenue	Redlands	San Bernardino	CA	92374	2008	N/A	128,141	SF	100.0%	10/1/2015	$10,000,000	9/14/2015
Property		3.068	Somerset IC II Building II	625 Pierce Street	Somerset	Somerset	NJ	8873	1988	N/A	117,651	SF	100.0%	10/1/2015	$9,900,000	9/22/2015
Property		3.069	Hofer Ranch TRS Building 3	2880 East Jurupa Street	Ontario	San Bernardino	CA	91761	2012	N/A	103,646	SF	100.0%	10/1/2015	$9,700,000	9/15/2015
Property		3.070	BWI Commerce Center I	7453 Candlewood Road	Hanover	Baltimore	MD	21076	1986	N/A	128,800	SF	100.0%	10/1/2015	$9,500,000	8/25/2015
Property		3.071	Burleson BP Bldg 1 (Austin DC I)	4101 Smith School Road	Austin	Travis	TX	78744	2008	N/A	108,800	SF	76.5%	10/1/2015	$9,500,000	8/10/2015
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)	16310 Bratton Lane	Austin	Travis	TX	78728	2008	N/A	99,200	SF	100.0%	10/1/2015	$9,500,000	8/10/2015
Property		3.073	Freeport DC Bldg 2	921 West Bethel Road Bldg 200	Coppell	Dallas	TX	75019	2009	N/A	144,000	SF	100.0%	10/1/2015	$9,500,000	8/17/2015
Property		3.074	Concours DC	5505 Concours Street	Ontario	San Bernardino	CA	91764	2001	N/A	102,878	SF	0.0%	10/1/2015	$9,400,000	9/14/2015
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)	16310 Bratton Lane	Austin	Travis	TX	78728	2008	N/A	99,200	SF	100.0%	10/1/2015	$9,300,000	8/10/2015
Property		3.076	Hagerstown - Industrial Lane DC	16604 Industrial Lane	Williamsport	Washington	MD	21795	1986	N/A	170,858	SF	94.8%	10/1/2015	$9,200,000	8/27/2015
Property		3.077	Maple Point 1	10335 Argonne Woods Drive	Woodridge	DuPage	IL	60517	2002	N/A	84,960	SF	100.0%	10/1/2015	$9,200,000	8/19/2015
Property		3.078	Freeport DC Bldg 1	921 West Bethel Road Bldg 100	Coppell	Dallas	TX	75019	2009	N/A	140,000	SF	100.0%	10/1/2015	$9,100,000	8/17/2015
Property		3.079	Capital Beltway CC	4501 Auth Place	Suitland	Prince George’s	MD	20746	1986	N/A	113,512	SF	100.0%	10/1/2015	$9,000,000	8/25/2015
Property		3.080	Centerpointe Trailer Lot	23400 Cactus Avenue	Moreno Valley	Riverside	CA	92553	2014	N/A	0	SF	100.0%	10/1/2015	$8,800,000	9/14/2015
Property		3.081	Randall Crossing DC	2755 Alft Lane	Elgin	Kane	IL	60124	2007	N/A	100,294	SF	100.0%	10/1/2015	$8,700,000	8/18/2015
Property		3.082	Burleson BP Bldg 2 (Austin DC I)	4101 Smith School Road	Austin	Travis	TX	78744	2008	N/A	108,800	SF	35.3%	10/1/2015	$8,500,000	8/10/2015
Property		3.083	Maple Point 2	10330 Argonne Woods Drive	Woodridge	DuPage	IL	60517	2002	N/A	81,583	SF	100.0%	10/1/2015	$8,200,000	8/19/2015
Property		3.084	Hollins End 6	4733 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	120,000	SF	100.0%	10/1/2015	$8,200,000	8/25/2015
Property		3.085	Freeport DC Bldg 3	921 West Bethel Road Bldg 300	Coppell	Dallas	TX	75019	2009	N/A	130,250	SF	100.0%	10/1/2015	$8,000,000	8/17/2015
Property		3.086	Redlands Industrial Center II	2466 Lugonia Avenue	Redlands	San Bernardino	CA	92374	2008	N/A	99,363	SF	100.0%	10/1/2015	$7,900,000	9/14/2015
Property		3.087	Hollins End 1	4734-4756 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	120,796	SF	100.0%	10/1/2015	$7,700,000	8/25/2015
Property		3.088	Hollins End 2	4710-4732 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	120,312	SF	66.8%	10/1/2015	$7,700,000	8/25/2015
Property		3.089	Valwood West Industrial D	2029 Westgate Drive	Carrollton	Dallas	TX	75006	1998	N/A	127,620	SF	100.0%	10/1/2015	$7,600,000	8/27/2015
Property		3.090	Redlands Industrial Center IA	1450 Mountain View	Redlands	San Bernardino	CA	92374	2008	N/A	99,580	SF	100.0%	10/1/2015	$7,600,000	9/14/2015
Property		3.091	Valwood West Industrial C	2045 Westgate Drive	Carrollton	Dallas	TX	75006	1999	N/A	134,266	SF	100.0%	10/1/2015	$7,500,000	8/27/2015
Property		3.092	10th Street Business Park 1	1801 10th Street	Plano	Collin	TX	75074	1999	N/A	100,000	SF	100.0%	10/1/2015	$7,500,000	8/26/2015
Property		3.093	Columbia Park IC	2109 Columbia Park Drive	Edgewood	Harford	MD	21040	1997	N/A	107,070	SF	100.0%	10/1/2015	$6,700,000	8/25/2015
Property		3.094	Valley View BC Bldg 2	5375 FAA Boulevard	Irving	Dallas	TX	75061	2006	N/A	117,000	SF	100.0%	10/1/2015	$6,700,000	8/17/2015
Property		3.095	Valley View BC Bldg 1	5325 FAA Boulevard	Irving	Dallas	TX	75061	2006	N/A	91,674	SF	100.0%	10/1/2015	$6,400,000	8/17/2015
Property		3.096	Crossroads DC III	7451 Coca Cola Drive	Baltimore	Baltimore	MD	21075	2007	N/A	50,850	SF	100.0%	10/1/2015	$6,200,000	8/25/2015
Property		3.097	Northpointe DC Bldg 1	44901 Falcon Place	Dulles	Loudoun	VA	20166	1989	N/A	46,432	SF	84.0%	10/1/2015	$5,900,000	8/24/2015
Property		3.098	Park 88	2580 Diehl Road	Aurora	DuPage	IL	60502	2003	N/A	65,477	SF	77.8%	10/1/2015	$5,600,000	8/18/2015

A-1-5

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date
Property		3.099	Ameriplex	5252 Decatur Boulevard	Indianapolis	Marion	IN	46241	1997	N/A	119,000	SF	100.0%	10/1/2015	$5,600,000	8/19/2015
Property		3.100	Vista Point South 5	633 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007	N/A	41,223	SF	100.0%	10/1/2015	$5,500,000	8/20/2015
Property		3.101	Hollins End 5	4715 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	80,618	SF	100.0%	10/1/2015	$5,200,000	8/25/2015
Property		3.102	Northpointe DC Bldg 2	44931 Falcon Place	Dulles	Loudoun	VA	20166	1988	N/A	36,654	SF	100.0%	10/1/2015	$5,100,000	8/24/2015
Property		3.103	Vista Point South 6	645 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007	N/A	36,080	SF	100.0%	10/1/2015	$4,800,000	8/20/2015
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)	16310 Bratton Lane	Austin	Travis	TX	78728	2008	N/A	51,200	SF	100.0%	10/1/2015	$4,800,000	8/10/2015
Property		3.105	Vista Point South 4	621 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2007	N/A	37,100	SF	31.6%	10/1/2015	$4,500,000	8/20/2015
Property		3.106	Vista Point South 3	615 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005	N/A	35,580	SF	100.0%	10/1/2015	$4,400,000	8/20/2015
Property		3.107	North Plainfield 3	923 Whitaker Road	Plainfield	Hendricks	IN	46168	1997	N/A	123,200	SF	42.9%	10/1/2015	$4,000,000	8/19/2015
Property		3.108	Vista Point South 1	609 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005	N/A	27,770	SF	100.0%	10/1/2015	$3,700,000	8/20/2015
Property		3.109	Bolingbrook VMF	273 Marquette Drive	Bolingbrook	Will	IL	60440	2004	N/A	19,314	SF	100.0%	10/1/2015	$3,500,000	8/19/2015
Property		3.110	Vista Point South 2	611 East State Highway 121 Bypass	Coppell	Dallas	TX	75019	2005	N/A	30,200	SF	42.3%	10/1/2015	$3,100,000	8/20/2015
Property		3.111	Hollins End 3	4700 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	44,374	SF	100.0%	10/1/2015	$2,900,000	8/25/2015
Property		3.112	Hollins End 4	4701 Trident Court	Halethorpe	Baltimore	MD	21227	1972	N/A	33,600	SF	100.0%	10/1/2015	$2,200,000	8/25/2015
Property		3.113	Freeport DC Bldg 6	777 Freeport Parkway	Coppell	Dallas	TX	75019	1996	N/A	12,500	SF	100.0%	10/1/2015	$1,000,000	8/17/2015
Property		3.114	Freeport DC Bldg 5	777 Freeport Parkway	Coppell	Dallas	TX	75019	1980	N/A	13,927	SF	100.0%	10/1/2015	$900,000	8/17/2015
Loan		4	Navy League Building	2300 Wilson Boulevard	Arlington	Arlington	VA	22201	2005	N/A	190,926	SF	99.6%	2/1/2016	$97,700,000	9/9/2015
Loan	10, 11	5	Princeton Pike Corporate Center	100, 989, 993, 997, 1000, 1009, 1200, and 2000 Lenox Drive	Lawrence Township	Mercer	NJ	08648	1978-2007	2007	809,458	SF	87.5%	12/15/2015	$199,000,000	11/5/2015
Loan	11	6	Princeton South Corporate Center	100 and 200 Charles Ewing Boulevard	Trenton	Mercer	NJ	08628	2008	N/A	267,426	SF	82.1%	12/31/2015	$72,000,000	1/12/2016
Loan	12	7	Greenville Mall	726 Southeast Greenville Boulevard	Greenville	Pitt	NC	27858	1965	2003	406,464	SF	95.5%	11/30/2015	$72,700,000	8/28/2015
Loan		8	Waterford Place Apartments	One Waterford Way	Manchester	Hillsborough	NH	03102	2004	N/A	384	Units	94.3%	1/7/2016	$55,600,000	9/21/2015
Loan		9	Marriott - Albuquerque, NM	2101 Louisiana Boulevard Northeast	Albuquerque	Bernalillo	NM	87110	1982	2004; 2007; 2012	411	Rooms	61.2%	12/31/2015	$53,600,000	7/18/2015
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio								569,991	SF	81.8%		$46,270,000
Property		10.01	US 301	2100 US 301 North	Palmetto	Manatee	FL	34221	2009	N/A	113,365	SF	92.5%	12/17/2015	$16,200,000	11/19/2015
Property		10.02	Olive Road	1835 East Olive Road	Pensacola	Escambia	FL	32514	2008	N/A	116,950	SF	87.6%	12/17/2015	$9,200,000	11/13/2015
Property		10.03	Northwest Grand Boulevard	2900 Northwest Grand Boulevard	Oklahoma City	Oklahoma	OK	73116	2005	N/A	59,250	SF	86.7%	12/17/2015	$6,400,000	11/12/2015
Property		10.04	South Shields Boulevard	8706 South Shields Boulevard	Oklahoma City	Oklahoma	OK	73149	1960	2007	101,875	SF	66.9%	12/17/2015	$5,000,000	11/12/2015
Property		10.05	South Commerce Street	1324, 1812, & 1914 South Commerce Street	Ardmore	Carter	OK	73401	1970	N/A	123,171	SF	70.3%	12/17/2015	$5,030,000	11/12/2015
Property		10.06	North Western Avenue	8200 North Western Avenue	Oklahoma City	Oklahoma	OK	73114	2006	N/A	55,380	SF	95.7%	12/17/2015	$4,440,000	11/12/2015
Loan	14	11	Landmark Gardens & Lofts Apartments	144 & 176 Landa Street	New Braunfels	Comal	TX	78130	1926; 2005	2007	290	Units	92.4%	10/15/2015	$40,900,000	10/14/2015
Loan	15	12	Le Meridien Cambridge MIT	20 Sidney Street	Cambridge	Middlesex	MA	02139	1998	2009	210	Rooms	90.8%	10/31/2015	$106,000,000	10/1/2015
Loan		13	DoubleTree by Hilton - Cleveland, OH	1111 Lakeside Avenue	Cleveland	Cuyahoga	OH	44114	1974	2008	379	Rooms	66.9%	11/30/2015	$40,000,000	1/1/2016
Loan		14	40 West Plaza	6447-6505 Baltimore National Pike	Catonsville	Baltimore	MD	21228	1964	1989, 1996, 2013	203,406	SF	99.3%	1/20/2016	$39,100,000	10/16/2015
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre								192,926	SF	85.2%		$43,000,000
Property		15.01	Sunbelt Professional Centre	1901 North Rice Avenue & 2401 East Gonzales Road	Oxnard	Ventura	CA	93030	2008	N/A	100,706	SF	90.5%	10/6/2015	$23,000,000	11/3/2015
Property		15.02	Solar Plaza	1701 & 1801 Solar Drive	Oxnard	Ventura	CA	93030	2001; 2002	N/A	92,220	SF	79.3%	10/1/2015	$20,000,000	11/3/2015
Loan		16	Fountaingrove Center	3550, 3554 & 3558 Round Barn Boulevard	Santa Rosa	Sonoma	CA	95403	1987	2013	161,240	SF	89.6%	9/23/2015	$34,370,000	9/10/2015
Loan		17	H-Mart Town Center	3200 K Avenue	Plano	Collin	TX	75074	1986	N/A	211,718	SF	91.6%	11/17/2015	$24,500,000	11/11/2015
Loan	16	18	University West Apartments	800-1106 Pinon Drive; 1300 & 1400 Coconino Road; 4305-4345 Maricopa Drive; 1405, 1415, 1425 Coconino Road; 4501, 4502, 4509, 4510, 4518, 4533, 4541 Steinbeck Street	Ames	Story	IA	50014	1988-2005	N/A	483	Units	99.2%	8/18/2015	$60,700,000	5/20/2015
Loan		19	16055 Space Center	16055 Space Center Boulevard	Houston	Harris	TX	77062	1984	N/A	149,144	SF	96.2%	11/30/2015	$22,775,000	10/21/2015
Loan		20	Stoneleigh on the Lake Apartments	7303 Spring Cypress Road	Spring	Harris	TX	77379	2007	2014	228	Units	93.0%	10/7/2015	$24,600,000	10/7/2015
Loan		21	Oak Creek Marketplace	1020-1050 Miamisburg Centerville Road	Washington Township	Montgomery	OH	45459	2015	N/A	61,868	SF	100.0%	9/30/2015	$19,900,000	10/1/2015
Loan		22	Grant at One	9475 Roosevelt Boulevard	Philadelphia	Philadelphia	PA	19114	1984	2000	79,222	SF	84.8%	9/30/2015	$17,175,000	8/4/2015
Loan		23	Holiday Inn - La Mesa, CA	8000 Parkway Drive	La Mesa	San Diego	CA	91942	1987	2007	141	Rooms	78.9%	12/31/2015	$23,500,000	11/18/2015
Loan		24	Canyon Lakes Plaza	9002 & 9232 West Sahara Avenue	Las Vegas	Clark	NV	89117	1991	N/A	65,967	SF	94.5%	9/8/2015	$15,700,000	8/4/2015
Loan		25	Ivy Bridge Townhomes	10 Westview Commons Boulevard	Gates	Monroe	NY	14624	2013-2015	N/A	91	Units	96.7%	1/15/2016	$15,800,000	1/1/2016
Loan	14	26	Castle Creek I & II	8604 and 8606 Allisonville Road	Indianapolis	Marion	IN	46250	1981	1998	129,484	SF	89.4%	12/1/2015	$11,000,000	9/1/2015
Loan		27	Asian Village	9191 Bolsa Avenue	Westminster	Orange	CA	92683	1986	1992	44,046	SF	100.0%	10/12/2015	$14,400,000	9/1/2015
Loan		28	Courtyard - Conyers, GA	1337 Old Covington Highway Southeast	Conyers	Rockdale	GA	30013	2014	N/A	78	Rooms	74.0%	12/31/2015	$11,600,000	12/1/2015
Loan		29	Park Lee Shopping Center	1615 West Camelback Road	Phoenix	Maricopa	AZ	85015	1985	N/A	75,559	SF	83.3%	12/1/2015	$10,700,000	8/31/2015
Loan	17	30	Holiday Inn Express - Orlando, FL	7900 South Conway Road	Orlando	Orange	FL	32812	1999	2012	107	Rooms	88.9%	10/31/2015	$11,500,000	11/1/2015
Loan		31	Devon Self Storage - Ann Arbor, MI	4750 South State Road	Pittsfield Township	Washtenaw	MI	48108	2004	N/A	113,881	SF	80.3%	1/8/2016	$10,525,000	7/23/2015
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	307 North New Warrington Road	Pensacola	Escambia	FL	32506	2009	N/A	73	Rooms	84.5%	7/31/2015	$10,200,000	7/15/2015
Loan		33	Macy’s Furniture - San Mateo, CA	2838 South El Camino Real	San Mateo	San Mateo	CA	94403	1958	1975	36,360	SF	100.0%	2/1/2016	$19,700,000	8/26/2015
Loan		34	Mendelsohn Staples Center	905, 925 & 945 East Hospitality Lane	San Bernardino	San Bernardino	CA	92408	2000	N/A	43,942	SF	100.0%	11/30/2015	$11,350,000	11/15/2015
Loan		35	24 Hour Fitness - Mesquite, TX	3600 West Emporium Circle	Mesquite	Dallas	TX	75150	1995	2012	48,000	SF	100.0%	10/31/2015	$10,260,000	11/3/2015
Loan		36	Regency Plaza	9756 Atlantic Boulevard	Jacksonville	Duval	FL	32225	1973	1997	205,696	SF	96.6%	1/8/2016	$11,900,000	10/29/2015
Loan		37	Lindale Crossing	4824 First Avenue Northeast	Cedar Rapids	Linn	IA	52402	2000	N/A	43,544	SF	93.5%	12/15/2015	$8,400,000	11/3/2015
Loan		38	La Quinta - Norfolk, VA	1387 North Military Highway	Norfolk	Norfolk City	VA	23502	2008	2015	72	Rooms	73.8%	10/31/2015	$7,700,000	10/12/2015
Loan		39	Walgreens - Sedro Woolley, WA	320 Harrison Avenue	Sedro Woolley	Skagit	WA	98284	2007	N/A	14,738	SF	100.0%	2/1/2016	$6,500,000	9/26/2015
Loan		40	Walgreens - Southbury, CT	370 Main Street South	Southbury	New Haven	CT	06488	2004	N/A	13,650	SF	100.0%	2/1/2016	$5,900,000	10/2/2015
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	2390 West Detroit Boulevard	Pensacola	Escambia	FL	32534	2006	2014	55	Rooms	75.1%	7/31/2015	$6,300,000	7/15/2015
Loan		42	Fish Haven Lodge MHC	201 Fish Haven Road	Auburndale	Polk	FL	33823	1982	N/A	87	Pads	95.4%	10/21/2015	$3,100,000	9/25/2015

A-1-6

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Mortgage Rate	Administrative Cost Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Certificate Administrator / Trustee Fee Rate	Operating Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan	3	1	Penn Square Mall	3.842%	0.01454%	0.00500%	0.00000%	0.00250%	0.00628%	0.00000%	0.00026%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	4	2	Ellenton Premium Outlets	4.299%	0.01454%	0.00500%	0.00000%	0.00250%	0.00628%	0.00000%	0.00026%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	4.144%	0.01329%	0.00500%	0.00000%	0.00125%	0.00628%	0.00000%	0.00026%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Property		3.001	Inland Empire Indian Ave DC
Property		3.002	Centerpointe 4
Property		3.003	Hofer Ranch IC Bldg 1
Property		3.004	Denver DC
Property		3.005	Freeport DC Bldg 4
Property		3.006	Ontario Mills DC
Property		3.007	Hagerstown Distribution Center
Property		3.008	Beckwith Farms DC
Property		3.009	Crossroads DC I
Property		3.010	Centerpointe 6
Property		3.011	I-95 DC
Property		3.012	Chino Spec Forward
Property		3.013	Bedford Park II
Property		3.014	Landover DC
Property		3.015	North Plainfield 8
Property		3.016	Sterling DC
Property		3.017	Clifton DC
Property		3.018	Beckwith Farms 3
Property		3.019	Collington Commerce Center
Property		3.020	Bedford Park IB
Property		3.021	Elam Farms DC
Property		3.022	Champagne DC
Property		3.023	Bridge Point 1
Property		3.024	Center Square DC
Property		3.025	Park 355
Property		3.026	Commerce Farms DC 3
Property		3.027	Brandon Woods DC
Property		3.028	Chantilly DC
Property		3.029	Bolingbrook CC Bldg 3
Property		3.030	Northpoint CC
Property		3.031	Franklin Square IC I
Property		3.032	Rock Quarry Building #1
Property		3.033	Aurora DC III
Property		3.034	Washington (DC) Corporate Center
Property		3.035	Aurora DC 1
Property		3.036	Waterfront DC
Property		3.037	Pureland DC I
Property		3.038	Bedford Park IA
Property		3.039	Prairie Point Bldg 3
Property		3.040	Greenwood DC
Property		3.041	Austin DC III
Property		3.042	Franklin Square II
Property		3.043	Pureland DC II
Property		3.044	Somerset IC
Property		3.045	Rock Quarry Building #2
Property		3.046	Brandon Woods DC II
Property		3.047	Centerpointe 5
Property		3.048	Industrial Parkway (CA) DC
Property		3.049	Beckwith Farms 2
Property		3.050	North Plainfield 2
Property		3.051	North Plainfield 4
Property		3.052	North Plainfield 5
Property		3.053	Somerset IC II Building I
Property		3.054	BWI Commerce Center II
Property		3.055	Commerce Farms DC 4
Property		3.056	Rock Run Bldg 6
Property		3.057	Bolingbrook CC Bldg 4
Property		3.058	Bridge Point 2
Property		3.059	Burleson BP Bldg 3 (Austin DC I)
Property		3.060	10th Street Business Park 2
Property		3.061	Park 55
Property		3.062	Valwood West Industrial A
Property		3.063	Baltimore IC
Property		3.064	Englewood DC
Property		3.065	Centerpointe 9
Property		3.066	Aurora DC 2
Property		3.067	Redlands Industrial Center IB
Property		3.068	Somerset IC II Building II
Property		3.069	Hofer Ranch TRS Building 3
Property		3.070	BWI Commerce Center I
Property		3.071	Burleson BP Bldg 1 (Austin DC I)
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)
Property		3.073	Freeport DC Bldg 2
Property		3.074	Concours DC
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)
Property		3.076	Hagerstown - Industrial Lane DC
Property		3.077	Maple Point 1
Property		3.078	Freeport DC Bldg 1
Property		3.079	Capital Beltway CC
Property		3.080	Centerpointe Trailer Lot
Property		3.081	Randall Crossing DC
Property		3.082	Burleson BP Bldg 2 (Austin DC I)
Property		3.083	Maple Point 2
Property		3.084	Hollins End 6
Property		3.085	Freeport DC Bldg 3
Property		3.086	Redlands Industrial Center II
Property		3.087	Hollins End 1
Property		3.088	Hollins End 2
Property		3.089	Valwood West Industrial D
Property		3.090	Redlands Industrial Center IA
Property		3.091	Valwood West Industrial C
Property		3.092	10th Street Business Park 1
Property		3.093	Columbia Park IC
Property		3.094	Valley View BC Bldg 2
Property		3.095	Valley View BC Bldg 1
Property		3.096	Crossroads DC III
Property		3.097	Northpointe DC Bldg 1
Property		3.098	Park 88

A-1-7

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Mortgage Rate	Administrative Cost Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Certificate Administrator / Trustee Fee Rate	Operating Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Property		3.099	Ameriplex
Property		3.100	Vista Point South 5
Property		3.101	Hollins End 5
Property		3.102	Northpointe DC Bldg 2
Property		3.103	Vista Point South 6
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)
Property		3.105	Vista Point South 4
Property		3.106	Vista Point South 3
Property		3.107	North Plainfield 3
Property		3.108	Vista Point South 1
Property		3.109	Bolingbrook VMF
Property		3.110	Vista Point South 2
Property		3.111	Hollins End 3
Property		3.112	Hollins End 4
Property		3.113	Freeport DC Bldg 6
Property		3.114	Freeport DC Bldg 5
Loan		4	Navy League Building	4.938%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	60	58	360	360
Loan	10, 11	5	Princeton Pike Corporate Center	4.673%	0.02204%	0.00500%	0.00500%	0.00000%	0.00628%	0.00500%	0.00026%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan	11	6	Princeton South Corporate Center	4.050%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	10	No	120	110	60	50	360	360
Loan	12	7	Greenville Mall	4.460%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan		8	Waterford Place Apartments	4.793%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	60	58	360	360
Loan		9	Marriott - Albuquerque, NM	4.880%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	4.823%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	12	11	360	360
Property		10.01	US 301
Property		10.02	Olive Road
Property		10.03	Northwest Grand Boulevard
Property		10.04	South Shields Boulevard
Property		10.05	South Commerce Street
Property		10.06	North Western Avenue
Loan	14	11	Landmark Gardens & Lofts Apartments	4.690%	0.03404%	0.00500%	0.02000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	60	58	360	360
Loan	15	12	Le Meridien Cambridge MIT	4.933%	0.02404%	0.00500%	0.00500%	0.00000%	0.00628%	0.00700%	0.00026%	0.00050%	Actual/360	2	No	60	58	24	22	360	360
Loan		13	DoubleTree by Hilton - Cleveland, OH	5.280%	0.02904%	0.00500%	0.01500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		14	40 West Plaza	5.280%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	144	144	36	36	360	360
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	4.625%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	24	23	360	360
Property		15.01	Sunbelt Professional Centre
Property		15.02	Solar Plaza
Loan		16	Fountaingrove Center	4.558%	0.03904%	0.00500%	0.02500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	3	No	120	117	36	33	360	360
Loan		17	H-Mart Town Center	4.815%	0.04404%	0.00500%	0.03000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan	16	18	University West Apartments	4.553%	0.01704%	0.00500%	0.00000%	0.00500%	0.00628%	0.00000%	0.00026%	0.00050%	Actual/360	3	No	120	117	60	57	360	360
Loan		19	16055 Space Center	4.650%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Loan		20	Stoneleigh on the Lake Apartments	4.750%	0.04904%	0.00500%	0.03500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		21	Oak Creek Marketplace	5.080%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan		22	Grant at One	4.930%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan		23	Holiday Inn - La Mesa, CA	4.825%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	12	No	84	72	0	0	360	348
Loan		24	Canyon Lakes Plaza	4.767%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	4	No	120	116	24	20	360	360
Loan		25	Ivy Bridge Townhomes	5.400%	0.07404%	0.00500%	0.06000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	36	36	360	360
Loan	14	26	Castle Creek I & II	5.068%	0.05904%	0.00500%	0.04500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	12	10	360	360
Loan		27	Asian Village	4.770%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		28	Courtyard - Conyers, GA	5.240%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		29	Park Lee Shopping Center	5.316%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	60	59	6	5	360	360
Loan	17	30	Holiday Inn Express - Orlando, FL	5.040%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		31	Devon Self Storage - Ann Arbor, MI	4.901%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	4	No	120	116	24	20	360	360
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	5.150%	0.06904%	0.00500%	0.05500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	0	0	240	238
Loan		33	Macy’s Furniture - San Mateo, CA	4.550%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Loan		34	Mendelsohn Staples Center	4.715%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan		35	24 Hour Fitness - Mesquite, TX	5.000%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0	300	300
Loan		36	Regency Plaza	4.440%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	60	60	0	0	360	360
Loan		37	Lindale Crossing	5.110%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	24	24	360	360
Loan		38	La Quinta - Norfolk, VA	5.250%	0.07404%	0.00500%	0.06000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		39	Walgreens - Sedro Woolley, WA	4.845%	0.05404%	0.00500%	0.04000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Loan		40	Walgreens - Southbury, CT	4.805%	0.05404%	0.00500%	0.04000%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	60	58	300	300
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	5.200%	0.06904%	0.00500%	0.05500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	2	No	120	118	0	0	240	238
Loan		42	Fish Haven Lodge MHC	5.190%	0.01904%	0.00500%	0.00500%	0.00000%	0.00628%	0.00200%	0.00026%	0.00050%	Actual/360	3	No	120	117	0	0	360	357

A-1-8

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio
Loan	3	1	Penn Square Mall	12/22/2015	2/1/2016	N/A	1/1/2026	N/A	$0.00	$292,152.08	$0	$3,505,825	Hard	Springing	No	Group 1	N/A	4.22x	N/A	4.10x	31.3%	31.3%
Loan	4	2	Ellenton Premium Outlets	11/3/2015	1/1/2016	N/A	12/1/2025	N/A	$0.00	$258,586.62	$0.00	$3,103,039	Hard	Springing	No	Group 1	N/A	2.51x	N/A	2.43x	53.6%	53.6%
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	11/4/2015	12/6/2015	N/A	11/6/2025	N/A	$0.00	$245,086.09	$0	$2,941,033	Hard	Springing	No	N/A	N/A	4.33x	N/A	3.97x	30.5%	30.5%
Property		3.001	Inland Empire Indian Ave DC
Property		3.002	Centerpointe 4
Property		3.003	Hofer Ranch IC Bldg 1
Property		3.004	Denver DC
Property		3.005	Freeport DC Bldg 4
Property		3.006	Ontario Mills DC
Property		3.007	Hagerstown Distribution Center
Property		3.008	Beckwith Farms DC
Property		3.009	Crossroads DC I
Property		3.010	Centerpointe 6
Property		3.011	I-95 DC
Property		3.012	Chino Spec Forward
Property		3.013	Bedford Park II
Property		3.014	Landover DC
Property		3.015	North Plainfield 8
Property		3.016	Sterling DC
Property		3.017	Clifton DC
Property		3.018	Beckwith Farms 3
Property		3.019	Collington Commerce Center
Property		3.020	Bedford Park IB
Property		3.021	Elam Farms DC
Property		3.022	Champagne DC
Property		3.023	Bridge Point 1
Property		3.024	Center Square DC
Property		3.025	Park 355
Property		3.026	Commerce Farms DC 3
Property		3.027	Brandon Woods DC
Property		3.028	Chantilly DC
Property		3.029	Bolingbrook CC Bldg 3
Property		3.030	Northpoint CC
Property		3.031	Franklin Square IC I
Property		3.032	Rock Quarry Building #1
Property		3.033	Aurora DC III
Property		3.034	Washington (DC) Corporate Center
Property		3.035	Aurora DC 1
Property		3.036	Waterfront DC
Property		3.037	Pureland DC I
Property		3.038	Bedford Park IA
Property		3.039	Prairie Point Bldg 3
Property		3.040	Greenwood DC
Property		3.041	Austin DC III
Property		3.042	Franklin Square II
Property		3.043	Pureland DC II
Property		3.044	Somerset IC
Property		3.045	Rock Quarry Building #2
Property		3.046	Brandon Woods DC II
Property		3.047	Centerpointe 5
Property		3.048	Industrial Parkway (CA) DC
Property		3.049	Beckwith Farms 2
Property		3.050	North Plainfield 2
Property		3.051	North Plainfield 4
Property		3.052	North Plainfield 5
Property		3.053	Somerset IC II Building I
Property		3.054	BWI Commerce Center II
Property		3.055	Commerce Farms DC 4
Property		3.056	Rock Run Bldg 6
Property		3.057	Bolingbrook CC Bldg 4
Property		3.058	Bridge Point 2
Property		3.059	Burleson BP Bldg 3 (Austin DC I)
Property		3.060	10th Street Business Park 2
Property		3.061	Park 55
Property		3.062	Valwood West Industrial A
Property		3.063	Baltimore IC
Property		3.064	Englewood DC
Property		3.065	Centerpointe 9
Property		3.066	Aurora DC 2
Property		3.067	Redlands Industrial Center IB
Property		3.068	Somerset IC II Building II
Property		3.069	Hofer Ranch TRS Building 3
Property		3.070	BWI Commerce Center I
Property		3.071	Burleson BP Bldg 1 (Austin DC I)
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)
Property		3.073	Freeport DC Bldg 2
Property		3.074	Concours DC
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)
Property		3.076	Hagerstown - Industrial Lane DC
Property		3.077	Maple Point 1
Property		3.078	Freeport DC Bldg 1
Property		3.079	Capital Beltway CC
Property		3.080	Centerpointe Trailer Lot
Property		3.081	Randall Crossing DC
Property		3.082	Burleson BP Bldg 2 (Austin DC I)
Property		3.083	Maple Point 2
Property		3.084	Hollins End 6
Property		3.085	Freeport DC Bldg 3
Property		3.086	Redlands Industrial Center II
Property		3.087	Hollins End 1
Property		3.088	Hollins End 2
Property		3.089	Valwood West Industrial D
Property		3.090	Redlands Industrial Center IA
Property		3.091	Valwood West Industrial C
Property		3.092	10th Street Business Park 1
Property		3.093	Columbia Park IC
Property		3.094	Valley View BC Bldg 2
Property		3.095	Valley View BC Bldg 1
Property		3.096	Crossroads DC III
Property		3.097	Northpointe DC Bldg 1
Property		3.098	Park 88

A-1-9

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio
Property		3.099	Ameriplex
Property		3.100	Vista Point South 5
Property		3.101	Hollins End 5
Property		3.102	Northpointe DC Bldg 2
Property		3.103	Vista Point South 6
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)
Property		3.105	Vista Point South 4
Property		3.106	Vista Point South 3
Property		3.107	North Plainfield 3
Property		3.108	Vista Point South 1
Property		3.109	Bolingbrook VMF
Property		3.110	Vista Point South 2
Property		3.111	Hollins End 3
Property		3.112	Hollins End 4
Property		3.113	Freeport DC Bldg 6
Property		3.114	Freeport DC Bldg 5
Loan		4	Navy League Building	12/1/2015	1/1/2016	1/1/2021	12/1/2025	N/A	$319,823.31	$250,329.17	$3,837,880	$3,003,950	Hard	Springing	No	N/A	1.53x	1.96x	1.45x	1.85x	61.4%	56.7%
Loan	10, 11	5	Princeton Pike Corporate Center	12/23/2015	2/1/2016	2/1/2021	1/1/2026	N/A	$248,934.96	$197,396.37	$2,987,220	$2,368,756	Hard	In Place	No	Group 2	1.61x	2.03x	1.38x	1.75x	65.3%	60.8%
Loan	11	6	Princeton South Corporate Center	3/26/2015	5/1/2015	5/1/2020	4/1/2025	N/A	$221,170.86	$164,250.00	$2,654,050	$1,971,000	Hard	In Place	No	Group 2, Group 3	1.46x	1.96x	1.32x	1.78x	66.7%	61.4%
Loan	12	7	Greenville Mall	10/8/2015	12/6/2015	N/A	11/6/2025	N/A	$229,461.68	$0.00	$2,753,540	$0.00	Hard	Springing	No	N/A	1.82x	N/A	1.64x	N/A	62.4%	50.7%
Loan		8	Waterford Place Apartments	11/23/2015	1/1/2016	1/1/2021	12/1/2025	N/A	$209,696.93	$161,985.65	$2,516,363	$1,943,828	Soft	Springing	No	N/A	1.25x	1.62x	1.21x	1.57x	71.9%	66.2%
Loan		9	Marriott - Albuquerque, NM	10/7/2015	12/1/2015	N/A	11/1/2025	N/A	$196,978.37	$0.00	$2,363,740	$0	Hard	Springing	No	N/A	1.80x	N/A	1.58x	N/A	69.2%	57.0%
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	12/17/2015	2/6/2016	2/6/2017	1/6/2026	N/A	$174,151.00	$134,902.49	$2,089,812	$1,618,830	N/A	N/A	No	N/A	1.33x	1.71x	1.33x	1.71x	71.5%	60.2%
Property		10.01	US 301
Property		10.02	Olive Road
Property		10.03	Northwest Grand Boulevard
Property		10.04	South Shields Boulevard
Property		10.05	South Commerce Street
Property		10.06	North Western Avenue
Loan	14	11	Landmark Gardens & Lofts Apartments	11/16/2015	1/1/2016	1/1/2021	12/1/2025	N/A	$157,936.51	$120,810.25	$1,895,238	$1,449,723	Springing	Springing	No	N/A	1.35x	1.76x	1.31x	1.71x	74.5%	68.5%
Loan	15	12	Le Meridien Cambridge MIT	11/25/2015	1/1/2016	1/1/2018	12/1/2020	N/A	$159,820.30	$125,037.85	$1,917,844	$1,500,454	Hard	Springing	No	N/A	1.74x	2.23x	1.55x	1.98x	68.1%	65.2%
Loan		13	DoubleTree by Hilton - Cleveland, OH	1/26/2016	3/1/2016	N/A	2/1/2026	N/A	$160,678.36	$0.00	$1,928,140	$0	Hard	Springing	No	N/A	1.89x	N/A	1.60x	N/A	72.5%	60.3%
Loan		14	40 West Plaza	1/26/2016	3/1/2016	3/1/2019	2/1/2028	N/A	$157,908.04	$127,141.67	$1,894,896	$1,525,700	Hard	Springing	No	N/A	1.36x	1.69x	1.28x	1.58x	72.9%	62.1%
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	12/10/2015	2/1/2016	2/1/2018	1/1/2026	N/A	$143,701.99	$109,220.12	$1,724,424	$1,310,641	Springing	Springing	No	N/A	1.79x	2.36x	1.53x	2.01x	65.0%	55.8%
Property		15.01	Sunbelt Professional Centre
Property		15.02	Solar Plaza
Loan		16	Fountaingrove Center	10/23/2015	12/1/2015	12/1/2018	11/1/2025	N/A	$131,500.66	$99,271.42	$1,578,008	$1,191,257	Springing	Springing	No	N/A	1.64x	2.17x	1.48x	1.96x	75.0%	65.9%
Loan		17	H-Mart Town Center	12/16/2015	2/1/2016	2/1/2019	1/1/2026	N/A	$96,705.32	$74,855.42	$1,160,464	$898,265	Springing	Springing	No	N/A	1.47x	1.90x	1.34x	1.73x	75.1%	66.3%
Loan	16	18	University West Apartments	10/28/2015	12/1/2015	12/1/2020	11/1/2025	N/A	$91,771.08	$69,243.54	$1,101,253	$830,922	Springing	Springing	No	N/A	1.50x	1.99x	1.45x	1.93x	74.1%	68.0%
Loan		19	16055 Space Center	12/3/2015	2/1/2016	2/1/2019	1/1/2026	N/A	$88,077.21	$67,109.15	$1,056,927	$805,310	Soft	Springing	No	Group 3	1.74x	2.28x	1.52x	2.00x	75.0%	66.0%
Loan		20	Stoneleigh on the Lake Apartments	12/2/2015	2/1/2016	N/A	1/1/2026	N/A	$0.00	$64,212.96	$0	$770,556	Springing	Springing	No	N/A	N/A	1.82x	N/A	1.75x	65.0%	65.0%
Loan		21	Oak Creek Marketplace	12/31/2015	2/1/2016	2/1/2021	1/1/2026	N/A	$76,382.73	$60,519.03	$916,593	$726,228	Springing	Springing	No	N/A	1.23x	1.55x	1.20x	1.52x	70.9%	65.5%
Loan		22	Grant at One	11/6/2015	1/1/2016	1/1/2018	12/1/2025	N/A	$68,592.66	$53,650.27	$823,112	$643,803	Springing	Springing	No	N/A	1.61x	2.05x	1.52x	1.95x	75.0%	64.9%
Loan		23	Holiday Inn - La Mesa, CA	1/30/2015	3/1/2015	N/A	2/1/2022	N/A	$66,377.30	$0.00	$796,528	$0.00	Hard	Springing	No	N/A	2.32x	N/A	2.08x	N/A	52.9%	47.4%
Loan		24	Canyon Lakes Plaza	9/17/2015	11/1/2015	11/1/2017	10/1/2025	N/A	$60,760.68	$46,821.71	$729,128	$561,861	Springing	Springing	No	N/A	1.58x	2.05x	1.46x	1.90x	74.0%	63.8%
Loan		25	Ivy Bridge Townhomes	1/26/2016	3/1/2016	3/1/2019	2/1/2026	N/A	$62,891.45	$51,100.00	$754,697	$613,200	Springing	Springing	No	N/A	1.27x	1.57x	1.24x	1.53x	70.9%	63.4%
Loan	14	26	Castle Creek I & II	12/3/2015	1/6/2016	1/6/2017	12/6/2025	N/A	$44,631.28	$35,326.42	$535,575	$423,917	Springing	Springing	No	N/A	1.96x	2.48x	1.65x	2.08x	75.0%	63.6%
Loan		27	Asian Village	11/3/2015	1/1/2016	N/A	12/1/2025	N/A	$42,873.99	$0.00	$514,488	$0.00	Springing	Springing	No	N/A	1.55x	N/A	1.42x	N/A	56.8%	46.6%
Loan		28	Courtyard - Conyers, GA	1/11/2016	3/6/2016	N/A	2/6/2026	N/A	$44,678.34	N/A	$536,140	N/A	Springing	Springing	No	N/A	1.83x	N/A	1.65x	N/A	69.8%	58.0%
Loan		29	Park Lee Shopping Center	12/23/2015	2/6/2016	8/6/2016	1/6/2021	N/A	$44,503.89	$35,932.22	$534,047	$431,187	Springing	Springing	No	N/A	1.48x	1.84x	1.38x	1.71x	74.8%	70.0%
Loan	17	30	Holiday Inn Express - Orlando, FL	12/11/2015	2/6/2016	N/A	1/6/2026	N/A	$43,141.51	N/A	$517,698	N/A	Soft	Springing	No	N/A	2.07x	N/A	1.80x	N/A	69.5%	57.4%
Loan		31	Devon Self Storage - Ann Arbor, MI	9/18/2015	11/1/2015	11/1/2017	10/1/2025	N/A	$41,899.04	$32,687.16	$502,788	$392,246	Springing	Springing	No	N/A	1.36x	1.74x	1.33x	1.70x	75.0%	64.9%
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	11/10/2015	1/1/2016	N/A	12/1/2025	N/A	$47,046.22	$0.00	$564,555	$0	Soft	Springing	No	Group 4	1.91x	N/A	1.69x	N/A	68.7%	44.0%
Loan		33	Macy’s Furniture - San Mateo, CA	11/25/2015	1/1/2016	N/A	12/1/2025	N/A	$0.00	$26,910.30	$0	$322,924	Springing	Springing	No	N/A	N/A	3.07x	N/A	2.98x	35.5%	35.5%
Loan		34	Mendelsohn Staples Center	12/21/2015	2/1/2016	2/1/2021	1/1/2026	N/A	$35,328.70	$27,089.42	$423,944	$325,073	Hard	Springing	No	N/A	1.68x	2.19x	1.59x	2.07x	59.9%	55.1%
Loan		35	24 Hour Fitness - Mesquite, TX	1/7/2016	3/1/2016	N/A	2/1/2026	N/A	$38,992.16	$0.00	$467,906	$0	Springing	Springing	No	N/A	1.47x	N/A	1.39x	N/A	65.0%	48.8%
Loan		36	Regency Plaza	1/22/2016	3/1/2016	N/A	2/1/2021	N/A	$33,206.35	$0.00	$398,476	$0	Hard	Springing	No	N/A	2.72x	N/A	2.27x	N/A	55.5%	50.8%
Loan		37	Lindale Crossing	1/5/2016	3/1/2016	3/1/2018	2/1/2026	N/A	$32,940.00	$26,163.91	$395,280	$313,967	Springing	Springing	No	N/A	1.43x	1.79x	1.27x	1.60x	72.1%	62.7%
Loan		38	La Quinta - Norfolk, VA	1/28/2016	3/1/2016	N/A	2/1/2026	N/A	$29,763.78	$0.00	$357,165	$0	Hard	Springing	No	N/A	1.92x	N/A	1.72x	N/A	70.0%	58.1%
Loan		39	Walgreens - Sedro Woolley, WA	11/24/2015	1/1/2016	N/A	12/1/2025	N/A	$0.00	$17,397.70	$0	$208,772	Springing	Springing	No	N/A	N/A	1.74x	N/A	1.73x	65.4%	65.4%
Loan		40	Walgreens - Southbury, CT	12/1/2015	1/1/2016	1/1/2021	12/1/2025	N/A	$22,472.79	$15,914.34	$269,673	$190,972	Springing	Springing	No	N/A	1.17x	1.65x	1.16x	1.64x	66.4%	59.1%
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	11/10/2015	1/1/2016	N/A	12/1/2025	N/A	$21,473.73	$0.00	$257,685	$0	Soft	Springing	No	Group 4	2.44x	N/A	2.17x	N/A	50.6%	32.5%
Loan		42	Fish Haven Lodge MHC	10/29/2015	12/1/2015	N/A	11/1/2025	N/A	$12,149.13	$0.00	$145,790	$0.00	N/A	N/A	No	N/A	1.40x	N/A	1.37x	N/A	71.2%	59.2%

A-1-10

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS

Property Flag	Footnotes	Loan ID	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Loan	3	1	Penn Square Mall	5	4	First	LO(25);DEF(88);O(7)		$34,025,720	$8,437,485	$25,588,235	12/31/2012	12.4%	$36,763,377	$8,912,503	$27,850,874	12/31/2013	13.5%
Loan	4	2	Ellenton Premium Outlets	0	4	First	LO(26);DEF(87);O(7)		$23,503,245	$5,917,654	$17,585,591	12/31/2013	9.9%	$25,225,880	$6,055,800	$19,170,080	12/31/2014	10.8%
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	0	0	Sixth	YM1(113);O(7)	A	$96,739,036	$26,174,307	$70,564,730	12/31/2013	11.1%	$135,777,869	$37,156,412	$98,621,458	12/31/2014	15.5%
Property		3.001	Inland Empire Indian Ave DC						$7,209,798	$1,435,042	$5,774,756	12/31/2013		$7,524,604	$1,401,622	$6,122,981	12/31/2014
Property		3.002	Centerpointe 4						$904,707	$146,996	$757,711	12/31/2013		$4,022,713	$981,386	$3,041,327	12/31/2014
Property		3.003	Hofer Ranch IC Bldg 1						$849,487	$199,938	$649,549	12/31/2013		$3,336,310	$725,684	$2,610,627	12/31/2014
Property		3.004	Denver DC						$706,865	$139,831	$567,034	12/31/2013		$4,658,874	$1,315,899	$3,342,975	12/31/2014
Property		3.005	Freeport DC Bldg 4						$3,713,161	$1,190,677	$2,522,484	12/31/2013		$4,896,603	$1,004,340	$3,892,263	12/31/2014
Property		3.006	Ontario Mills DC						$0	$3,133	-$3,133	12/31/2013		$3,234	$554,861	-$551,627	12/31/2014
Property		3.007	Hagerstown Distribution Center						$3,725,860	$509,624	$3,216,237	12/31/2013		$3,843,540	$551,917	$3,291,623	12/31/2014
Property		3.008	Beckwith Farms DC						$986,768	$80,227	$906,541	12/31/2013		$3,700,708	$750,277	$2,950,431	12/31/2014
Property		3.009	Crossroads DC I						$2,003,072	$539,340	$1,463,732	12/31/2013		$2,202,301	$585,884	$1,616,417	12/31/2014
Property		3.010	Centerpointe 6						$713,918	$106,549	$607,369	12/31/2013		$1,349,287	$703,241	$646,046	12/31/2014
Property		3.011	I-95 DC						$0	$0	$0	12/31/2013		$1,050,627	$86,355	$964,272	12/31/2014
Property		3.012	Chino Spec Forward						$0	$0	$0	12/31/2013		$70,926	$352,059	-$281,133	12/31/2014
Property		3.013	Bedford Park II						$515,529	$208,276	$307,253	12/31/2013		$2,662,458	$731,985	$1,930,473	12/31/2014
Property		3.014	Landover DC						$816,018	$138,600	$677,418	12/31/2013		$2,754,896	$525,971	$2,228,925	12/31/2014
Property		3.015	North Plainfield 8						$2,673,622	$751,189	$1,922,432	12/31/2013		$2,693,574	$785,115	$1,908,459	12/31/2014
Property		3.016	Sterling DC						$2,006,361	$301,136	$1,705,225	12/31/2013		$2,072,760	$309,726	$1,763,034	12/31/2014
Property		3.017	Clifton DC						$1,624,997	$423,144	$1,201,853	12/31/2013		$1,855,170	$497,924	$1,357,246	12/31/2014
Property		3.018	Beckwith Farms 3						$531,763	$117,468	$414,295	12/31/2013		$1,561,605	$289,178	$1,272,428	12/31/2014
Property		3.019	Collington Commerce Center						$2,119,297	$253,710	$1,865,587	12/31/2013		$2,166,592	$281,370	$1,885,223	12/31/2014
Property		3.020	Bedford Park IB						$524,103	$164,270	$359,833	12/31/2013		$2,026,651	$607,837	$1,418,814	12/31/2014
Property		3.021	Elam Farms DC						$969,042	$199,237	$769,806	12/31/2013		$2,136,211	$800,957	$1,335,253	12/31/2014
Property		3.022	Champagne DC						$449,216	$382,739	$66,478	12/31/2013		$893,242	$298,048	$595,195	12/31/2014
Property		3.023	Bridge Point 1						$1,149,748	$500,082	$649,666	12/31/2013		$1,387,358	$459,560	$927,798	12/31/2014
Property		3.024	Center Square DC						$1,924,906	$342,173	$1,582,733	12/31/2013		$1,946,863	$339,932	$1,606,931	12/31/2014
Property		3.025	Park 355						$1,712,446	$554,418	$1,158,027	12/31/2013		$1,821,796	$599,601	$1,222,194	12/31/2014
Property		3.026	Commerce Farms DC 3						$826,010	$264,811	$561,199	12/31/2013		$1,729,300	$574,093	$1,155,207	12/31/2014
Property		3.027	Brandon Woods DC						$668,070	$249,943	$418,126	12/31/2013		$1,017,523	$245,385	$772,138	12/31/2014
Property		3.028	Chantilly DC						$1,504,187	$334,684	$1,169,503	12/31/2013		$1,453,540	$354,763	$1,098,777	12/31/2014
Property		3.029	Bolingbrook CC Bldg 3						$1,604,876	$472,456	$1,132,420	12/31/2013		$1,645,546	$457,826	$1,187,719	12/31/2014
Property		3.030	Northpoint CC						$0	$0	$0	12/31/2013		$543,503	$473,441	$70,062	12/31/2014
Property		3.031	Franklin Square IC I						$367,486	$84,419	$283,067	12/31/2013		$1,339,846	$300,981	$1,038,865	12/31/2014
Property		3.032	Rock Quarry Building #1						$1,331,197	$256,436	$1,074,761	12/31/2013		$1,352,459	$314,909	$1,037,550	12/31/2014
Property		3.033	Aurora DC III						$1,327,089	$234,552	$1,092,538	12/31/2013		$1,349,729	$237,414	$1,112,315	12/31/2014
Property		3.034	Washington (DC) Corporate Center						$1,441,311	$465,203	$976,108	12/31/2013		$1,712,365	$628,889	$1,083,476	12/31/2014
Property		3.035	Aurora DC 1						$298,886	$471,222	-$172,336	12/31/2013		$151,174	$552,614	-$401,440	12/31/2014
Property		3.036	Waterfront DC						$634,859	$187,081	$447,777	12/31/2013		$1,450,872	$335,097	$1,115,774	12/31/2014
Property		3.037	Pureland DC I						$1,369,973	$344,975	$1,024,999	12/31/2013		$1,115,406	$294,121	$821,285	12/31/2014
Property		3.038	Bedford Park IA						$39,824	$136,228	-$96,404	12/31/2013		$648,255	$223,539	$424,716	12/31/2014
Property		3.039	Prairie Point Bldg 3						$1,098,044	$250,086	$847,958	12/31/2013		$1,107,754	$236,223	$871,531	12/31/2014
Property		3.040	Greenwood DC						$823,979	$274,430	$549,549	12/31/2013		$1,670,257	$540,799	$1,129,458	12/31/2014
Property		3.041	Austin DC III						$1,153,795	$310,681	$843,114	12/31/2013		$1,162,049	$317,868	$844,181	12/31/2014
Property		3.042	Franklin Square II						$0	$6,418	-$6,418	12/31/2013		$0	$15	-$15	12/31/2014
Property		3.043	Pureland DC II						$1,345,409	$292,989	$1,052,420	12/31/2013		$1,378,028	$289,167	$1,088,861	12/31/2014
Property		3.044	Somerset IC						$1,479,689	$501,009	$978,680	12/31/2013		$1,509,817	$492,704	$1,017,114	12/31/2014
Property		3.045	Rock Quarry Building #2						$1,087,402	$309,760	$777,642	12/31/2013		$739,827	$477,809	$262,018	12/31/2014
Property		3.046	Brandon Woods DC II						$1,057,156	$125,740	$931,417	12/31/2013		$1,490,817	$144,726	$1,346,092	12/31/2014
Property		3.047	Centerpointe 5						$248,726	$63,429	$185,296	12/31/2013		$918,357	$220,759	$697,598	12/31/2014
Property		3.048	Industrial Parkway (CA) DC						$828,342	$240,295	$588,047	12/31/2013		$826,312	$226,981	$599,331	12/31/2014
Property		3.049	Beckwith Farms 2						$313,943	$64,540	$249,403	12/31/2013		$955,748	$191,505	$764,242	12/31/2014
Property		3.050	North Plainfield 2						$1,391,746	$685,454	$706,293	12/31/2013		$1,665,896	$570,800	$1,095,095	12/31/2014
Property		3.051	North Plainfield 4						$1,294,360	$454,720	$839,641	12/31/2013		$820,233	$479,907	$340,327	12/31/2014
Property		3.052	North Plainfield 5						$1,458,122	$446,659	$1,011,463	12/31/2013		$1,483,147	$476,050	$1,007,097	12/31/2014
Property		3.053	Somerset IC II Building I						$1,258,571	$321,022	$937,549	12/31/2013		$1,045,604	$306,900	$738,704	12/31/2014
Property		3.054	BWI Commerce Center II						$932,761	$135,483	$797,278	12/31/2013		$984,743	$170,138	$814,605	12/31/2014
Property		3.055	Commerce Farms DC 4						$484,222	$127,335	$356,887	12/31/2013		$1,051,097	$273,846	$777,252	12/31/2014
Property		3.056	Rock Run Bldg 6						$1,187,422	$430,733	$756,689	12/31/2013		$1,209,384	$374,149	$835,235	12/31/2014
Property		3.057	Bolingbrook CC Bldg 4						$1,265,377	$351,060	$914,316	12/31/2013		$1,269,362	$360,647	$908,715	12/31/2014
Property		3.058	Bridge Point 2						$1,092,400	$256,627	$835,773	12/31/2013		$1,199,293	$299,338	$899,956	12/31/2014
Property		3.059	Burleson BP Bldg 3 (Austin DC I)						$1,100,755	$233,350	$867,404	12/31/2013		$1,200,494	$225,345	$975,150	12/31/2014
Property		3.060	10th Street Business Park 2						$986,625	$330,198	$656,428	12/31/2013		$1,024,773	$327,675	$697,099	12/31/2014
Property		3.061	Park 55						$1,049,345	$310,030	$739,315	12/31/2013		$1,077,659	$328,758	$748,901	12/31/2014
Property		3.062	Valwood West Industrial A						$1,033,096	$345,889	$687,207	12/31/2013		$1,065,184	$353,795	$711,389	12/31/2014
Property		3.063	Baltimore IC						$935,161	$186,147	$749,014	12/31/2013		$959,378	$200,342	$759,036	12/31/2014
Property		3.064	Englewood DC						$828,621	$172,248	$656,374	12/31/2013		$847,141	$184,595	$662,546	12/31/2014
Property		3.065	Centerpointe 9						$163,158	$44,387	$118,771	12/31/2013		$541,198	$154,175	$387,023	12/31/2014
Property		3.066	Aurora DC 2						$654,283	$250,988	$403,295	12/31/2013		$681,034	$256,665	$424,369	12/31/2014
Property		3.067	Redlands Industrial Center IB						$220,127	$56,372	$163,756	12/31/2013		$769,054	$181,567	$587,487	12/31/2014
Property		3.068	Somerset IC II Building II						$658,220	$247,201	$411,019	12/31/2013		$787,391	$236,290	$551,101	12/31/2014
Property		3.069	Hofer Ranch TRS Building 3						$5,745	$42,546	-$36,800	12/31/2013		$501,607	$179,752	$321,856	12/31/2014
Property		3.070	BWI Commerce Center I						$610,861	$119,432	$491,429	12/31/2013		$684,783	$133,476	$551,307	12/31/2014
Property		3.071	Burleson BP Bldg 1 (Austin DC I)						$673,062	$182,381	$490,681	12/31/2013		$623,292	$198,038	$425,254	12/31/2014
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)						$664,996	$181,615	$483,380	12/31/2013		$795,694	$217,405	$578,289	12/31/2014
Property		3.073	Freeport DC Bldg 2						$767,389	$266,589	$500,800	12/31/2013		$781,710	$208,262	$573,448	12/31/2014
Property		3.074	Concours DC						$269,342	$45,223	$224,119	12/31/2013		$597,026	$141,937	$455,090	12/31/2014
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)						$660,297	$178,235	$482,061	12/31/2013		$744,632	$203,827	$540,805	12/31/2014
Property		3.076	Hagerstown - Industrial Lane DC						$916,190	$142,704	$773,487	12/31/2013		$934,592	$143,314	$791,278	12/31/2014
Property		3.077	Maple Point 1						$829,937	$211,183	$618,754	12/31/2013		$803,438	$223,057	$580,381	12/31/2014
Property		3.078	Freeport DC Bldg 1						$808,100	$262,805	$545,295	12/31/2013		$789,572	$210,028	$579,544	12/31/2014
Property		3.079	Capital Beltway CC						$151,348	$36,036	$115,312	12/31/2013		$769,770	$155,794	$613,976	12/31/2014
Property		3.080	Centerpointe Trailer Lot						$0	$0	$0	12/31/2013		$0	$0	$0	12/31/2014
Property		3.081	Randall Crossing DC						$277,255	$64,008	$213,247	12/31/2013		$664,917	$136,393	$528,523	12/31/2014
Property		3.082	Burleson BP Bldg 2 (Austin DC I)						$694,362	$179,025	$515,337	12/31/2013		$817,208	$204,330	$612,878	12/31/2014
Property		3.083	Maple Point 2						$752,026	$199,145	$552,880	12/31/2013		$789,623	$207,399	$582,224	12/31/2014
Property		3.084	Hollins End 6						$755,300	$104,009	$651,291	12/31/2013		$797,279	$122,138	$675,141	12/31/2014
Property		3.085	Freeport DC Bldg 3						$675,568	$239,582	$435,986	12/31/2013		$683,395	$189,580	$493,816	12/31/2014
Property		3.086	Redlands Industrial Center II						$100,046	$47,849	$52,197	12/31/2013		$365,032	$158,244	$206,787	12/31/2014
Property		3.087	Hollins End 1						$278,722	$116,277	$162,445	12/31/2013		$479,501	$132,371	$347,130	12/31/2014
Property		3.088	Hollins End 2						$640,108	$113,458	$526,650	12/31/2013		$735,298	$124,848	$610,450	12/31/2014
Property		3.089	Valwood West Industrial D						$46,534	$354,299	-$307,765	12/31/2013		$815,827	$459,754	$356,073	12/31/2014
Property		3.090	Redlands Industrial Center IA						$153,501	$55,798	$97,703	12/31/2013		$571,042	$185,236	$385,806	12/31/2014
Property		3.091	Valwood West Industrial C						$704,726	$223,844	$480,882	12/31/2013		$761,388	$234,276	$527,112	12/31/2014
Property		3.092	10th Street Business Park 1						$619,868	$196,074	$423,794	12/31/2013		$634,088	$193,333	$440,755	12/31/2014
Property		3.093	Columbia Park IC						$561,410	$103,415	$457,995	12/31/2013		$607,727	$127,812	$479,915	12/31/2014
Property		3.094	Valley View BC Bldg 2						$398,100	$180,792	$217,308	12/31/2013		$582,258	$236,813	$345,446	12/31/2014
Property		3.095	Valley View BC Bldg 1						$486,774	$150,785	$335,989	12/31/2013		$672,395	$203,765	$468,631	12/31/2014
Property		3.096	Crossroads DC III						$519,530	$103,985	$415,545	12/31/2013		$571,387	$128,561	$442,826	12/31/2014
Property		3.097	Northpointe DC Bldg 1						$280,806	$78,334	$202,472	12/31/2013		$434,023	$146,191	$287,832	12/31/2014
Property		3.098	Park 88						$425,130	$148,603	$276,527	12/31/2013		$414,123	$177,298	$236,825	12/31/2014

A-1-11

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN CHARACTERISTICS					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS

Property Flag	Footnotes	Loan ID	Property Name	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Property		3.099	Ameriplex						$440,863	$276,612	$164,250	12/31/2013		$635,118	$300,786	$334,332	12/31/2014
Property		3.100	Vista Point South 5						$608,413	$162,263	$446,150	12/31/2013		$631,335	$177,493	$453,842	12/31/2014
Property		3.101	Hollins End 5						$401,562	$128,037	$273,526	12/31/2013		$387,036	$74,113	$312,923	12/31/2014
Property		3.102	Northpointe DC Bldg 2						$300,237	$65,792	$234,445	12/31/2013		$486,401	$116,744	$369,657	12/31/2014
Property		3.103	Vista Point South 6						$431,705	$138,046	$293,659	12/31/2013		$827,480	$442,561	$384,919	12/31/2014
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)						$135,288	$91,647	$43,641	12/31/2013		$431,999	$113,955	$318,044	12/31/2014
Property		3.105	Vista Point South 4						$419,523	$166,044	$253,479	12/31/2013		$617,831	$197,771	$420,060	12/31/2014
Property		3.106	Vista Point South 3						$138,868	$140,204	-$1,336	12/31/2013		$382,785	$152,612	$230,173	12/31/2014
Property		3.107	North Plainfield 3						$508,861	$192,049	$316,812	12/31/2013		$578,402	$224,585	$353,817	12/31/2014
Property		3.108	Vista Point South 1						$437,762	$114,009	$323,753	12/31/2013		$441,447	$126,948	$314,499	12/31/2014
Property		3.109	Bolingbrook VMF						$441,286	$76,147	$365,139	12/31/2013		$453,570	$93,773	$359,797	12/31/2014
Property		3.110	Vista Point South 2						$452,853	$122,269	$330,584	12/31/2013		$195,394	$149,321	$46,073	12/31/2014
Property		3.111	Hollins End 3						$219,697	$44,137	$175,560	12/31/2013		$226,387	$46,478	$179,909	12/31/2014
Property		3.112	Hollins End 4						$220,626	$62,759	$157,867	12/31/2013		$222,644	$50,843	$171,801	12/31/2014
Property		3.113	Freeport DC Bldg 6						$76,640	$23,950	$52,691	12/31/2013		$142,375	$47,145	$95,230	12/31/2014
Property		3.114	Freeport DC Bldg 5						$102,510	$27,222	$75,288	12/31/2013		$105,585	$24,714	$80,871	12/31/2014
Loan		4	Navy League Building	0	4	First	LO(26);DEF(90);O(4)		$8,099,367	$2,996,436	$5,102,931	12/31/2013	8.5%	$6,698,840	$2,797,207	$3,901,633	12/31/2014	6.5%
Loan	10, 11	5	Princeton Pike Corporate Center	5	5	First	LO(25);DEF(90);O(5)		$16,624,756	$6,860,074	$9,764,682	12/31/2013	7.5%	$18,618,962	$8,728,532	$9,890,430	12/31/2014	7.6%
Loan	11	6	Princeton South Corporate Center	0	5	First	LO(34);DEF(82);O(4)		$5,046,261	$2,703,620	$2,342,641	12/31/2012	4.9%	$6,107,832	$4,112,640	$1,995,192	12/31/2013	4.2%
Loan	12	7	Greenville Mall	0	0	Sixth	LO(27);DEF(89);O(4)		N/A	N/A	N/A	N/A	N/A	$6,758,304	$2,225,097	$4,533,207	12/31/2014	10.0%
Loan		8	Waterford Place Apartments	0	0	First	LO(26);DEF(90);O(4)		$5,489,016	$2,939,514	$2,549,502	12/31/2013	6.4%	$5,714,104	$3,009,560	$2,704,544	12/31/2014	6.8%
Loan		9	Marriott - Albuquerque, NM	7	7	First	LO(27);DEF(90);O(3)		$12,140,686	$8,312,261	$3,828,425	12/31/2013	10.3%	$13,588,326	$8,963,511	$4,624,815	12/31/2014	12.5%
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	0	0	Sixth	LO(25);DEF(91);O(4)		$2,179,298	$1,015,957	$1,163,340	12/31/2013	3.5%	$4,058,684	$1,571,268	$2,487,416	12/31/2014	7.5%
Property		10.01	US 301						$1,043,651	$500,672	$542,979	12/31/2013		$1,210,452	$568,335	$642,117	12/31/2014
Property		10.02	Olive Road						$519,291	$292,379	$226,912	12/31/2013		$744,350	$320,527	$423,823	12/31/2014
Property		10.03	Northwest Grand Boulevard						N/A	N/A	N/A	N/A		$529,087	$178,082	$351,005	12/31/2014
Property		10.04	South Shields Boulevard						N/A	N/A	N/A	N/A		$583,276	$194,861	$388,415	12/31/2014
Property		10.05	South Commerce Street						$616,356	$222,907	$393,449	12/31/2013		$605,479	$180,134	$425,344	12/31/2014
Property		10.06	North Western Avenue						N/A	N/A	N/A	N/A		$386,040	$129,329	$256,711	12/31/2014
Loan	14	11	Landmark Gardens & Lofts Apartments	0	5	First	LO(26);DEF(90);O(4)		$4,193,604	$1,934,035	$2,259,569	12/31/2013	7.4%	$4,331,994	$1,998,799	$2,333,195	12/31/2014	7.7%
Loan	15	12	Le Meridien Cambridge MIT	0	0	First	LO(26);DEF(30);O(4)		$19,423,519	$12,804,407	$6,619,112	12/31/2013	9.2%	$21,388,359	$13,465,441	$7,922,918	12/31/2014	11.0%
Loan		13	DoubleTree by Hilton - Cleveland, OH	0	5	First	LO(24);DEF(92);O(4)		$13,542,025	$9,993,638	$3,548,387	12/31/2013	12.2%	$13,583,811	$9,936,153	$3,647,658	12/31/2014	12.6%
Loan		14	40 West Plaza	0	5	First	LO(24);DEF(95);O(25)		$2,366,480	$708,112	$1,658,368	12/31/2013	5.8%	$2,539,262	$817,197	$1,722,065	12/31/2014	6.0%
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	0	5	First	LO(25);DEF(91);O(4)		$4,631,973	$1,371,691	$3,260,282	12/31/2013	11.7%	$4,660,477	$1,410,587	$3,249,890	12/31/2014	11.6%
Property		15.01	Sunbelt Professional Centre						$3,015,873	$726,781	$2,289,092	12/31/2013		$2,989,815	$773,172	$2,216,643	12/31/2014
Property		15.02	Solar Plaza						$1,616,100	$644,910	$971,190	12/31/2013		$1,670,662	$637,415	$1,033,247	12/31/2014
Loan		16	Fountaingrove Center	5	4	First	LO(27);DEF(88);O(5)		$3,472,052	$1,412,609	$2,059,443	12/31/2013	8.0%	$3,593,765	$1,450,357	$2,143,408	12/31/2014	8.3%
Loan		17	H-Mart Town Center	0	5	First	LO(25);DEF(91);O(4)		$1,659,218	$581,510	$1,077,708	12/31/2013	5.9%	$1,816,285	$585,772	$1,230,513	12/31/2014	6.7%
Loan	16	18	University West Apartments	0	0	First	LO(27);DEF(88);O(5)		$5,736,152	$2,214,578	$3,521,574	12/31/2013	7.8%	$5,978,561	$2,226,735	$3,751,826	12/31/2014	8.3%
Loan		19	16055 Space Center	0	5	First	LO(25);DEF(91);O(4)		$2,450,736	$1,368,556	$1,082,181	12/31/2013	6.3%	$2,318,131	$1,481,464	$836,667	12/31/2014	4.9%
Loan		20	Stoneleigh on the Lake Apartments	0	5	First	LO(25);DEF(91);O(4)		$2,375,100	$1,135,022	$1,240,078	12/31/2013	7.8%	$2,601,800	$1,283,445	$1,318,355	12/31/2014	8.2%
Loan		21	Oak Creek Marketplace	7	7	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		22	Grant at One	7	7	First	LO(26);DEF(90);O(4)		$1,582,997	$614,828	$968,169	12/31/2013	7.5%	$1,656,679	$570,145	$1,086,534	12/31/2014	8.4%
Loan		23	Holiday Inn - La Mesa, CA	5	4	First	LO(36);YM1(44);O(4)	B	$3,678,196	$2,542,713	$1,135,483	12/31/2013	9.1%	$4,365,546	$2,760,822	$1,604,724	12/31/2014	12.9%
Loan		24	Canyon Lakes Plaza	5	4	First	LO(28);DEF(85);O(7)		$1,331,675	$411,505	$920,170	12/31/2013	7.9%	$1,332,925	$383,683	$949,242	12/31/2014	8.2%
Loan		25	Ivy Bridge Townhomes	7	7	First	LO(24);DEF(93);O(3)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	14	26	Castle Creek I & II	0	0	Sixth	LO(26);DEF(89);O(5)		$1,541,803	$864,858	$676,945	12/31/2013	8.2%	$1,663,359	$918,926	$744,433	12/31/2014	9.0%
Loan		27	Asian Village	0	0	First	LO(26);DEF(89);O(5)		$1,055,317	$388,124	$667,193	12/31/2013	8.2%	$1,108,416	$386,115	$722,301	12/31/2014	8.8%
Loan		28	Courtyard - Conyers, GA	0	0	Sixth	LO(24);DEF(92);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Park Lee Shopping Center	0	0	Sixth	LO(25);DEF(31);O(4)		N/A	N/A	N/A	N/A	N/A	$929,495	$173,805	$755,690	12/31/2014	9.4%
Loan	17	30	Holiday Inn Express - Orlando, FL	0	0	Sixth	LO(25);DEF(90);O(5)		$2,810,875	$2,069,308	$741,568	12/31/2013	9.3%	$3,170,614	$2,222,647	$947,967	12/31/2014	11.9%
Loan		31	Devon Self Storage - Ann Arbor, MI	5	4	First	LO(28);DEF(88);O(4)		$1,003,306	$449,281	$554,025	12/31/2013	7.0%	$1,113,330	$489,099	$624,231	12/31/2014	7.9%
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	7	7	First	LO(26);DEF(91);O(3)		$2,100,620	$1,180,345	$920,275	12/31/2013	13.1%	$2,358,155	$1,248,461	$1,109,694	12/31/2014	15.8%
Loan		33	Macy’s Furniture - San Mateo, CA	5	5	First	LO(26);DEF(90);O(4)		$1,334,292	$0	$1,334,292	12/31/2012	19.1%	$1,380,668	$0	$1,380,668	12/31/2013	19.7%
Loan		34	Mendelsohn Staples Center	5	5	First	LO(25);DEF(91);O(4)		$896,411	$161,873	$734,538	12/31/2013	10.8%	$875,475	$174,016	$701,459	12/31/2014	10.3%
Loan		35	24 Hour Fitness - Mesquite, TX	5	5	First	LO(24);DEF(92);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36	Regency Plaza	5	5	First	LO(24);DEF(32);O(4)		$1,178,285	$516,467	$661,818	12/31/2013	10.0%	$1,284,196	$440,220	$843,977	12/31/2014	12.8%
Loan		37	Lindale Crossing	7	7	First	LO(24);DEF(92);O(4)		$882,726	$304,986	$577,740	12/31/2013	9.5%	$922,970	$308,588	$614,382	12/31/2014	10.1%
Loan		38	La Quinta - Norfolk, VA	5	5	First	LO(24);DEF(92);O(4)		$1,628,616	$935,949	$692,667	12/31/2013	12.9%	$1,628,527	$936,813	$691,714	12/31/2014	12.8%
Loan		39	Walgreens - Sedro Woolley, WA	5	5	First	LO(26);DEF(90);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	Walgreens - Southbury, CT	5	5	First	LO(26);DEF(90);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	7	7	First	LO(26);DEF(91);O(3)		$1,314,523	$723,384	$591,139	12/31/2013	18.6%	$1,364,645	$724,593	$640,052	12/31/2014	20.1%
Loan		42	Fish Haven Lodge MHC	5	4	First	LO(27);DEF(89);O(4)		N/A	N/A	N/A	N/A	N/A	$331,206	$165,269	$165,937	12/31/2014	7.5%

A-1-12

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS														LARGEST TENANT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Loan	3	1	Penn Square Mall	$40,673,942	$9,003,635	$31,670,307	12/31/2014	15.3%	98.8%	$43,364,578	$9,447,378	$33,917,200	16.4%	$77,728	$821,568	$33,017,904	16.0%	Dillard’s	1/31/2017	303,137	28.5%
Loan	4	2	Ellenton Premium Outlets	$25,825,651	$5,896,708	$19,928,943	11/30/2015 TTM	11.2%	95.0%	$25,742,525	$6,260,229	$19,482,297	10.9%	$138,181	$507,114	$18,837,001	10.6%	V.F. Factory Outlet	12/31/2018	23,272	4.9%
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	$140,397,120	$37,710,832	$102,686,288	6/30/2015 TTM	16.1%	94.4%	$156,891,953	$41,005,138	$115,886,815	18.2%	$2,687,878	$6,719,694	$106,479,243	16.7%
Property		3.001	Inland Empire Indian Ave DC	$7,596,737	$1,421,545	$6,175,192	6/30/2015 TTM		100.0%	$8,181,277	$1,639,687	$6,541,590		$130,975	$327,439	$6,083,176		HanesBrands, Inc.	10/31/2018	1,309,754	100.0%
Property		3.002	Centerpointe 4	$5,245,757	$1,097,894	$4,147,863	6/30/2015 TTM		100.0%	$6,270,014	$1,479,483	$4,790,530		$128,045	$320,112	$4,342,374		Harbor Freight Tools	9/30/2034	1,280,446	100.0%
Property		3.003	Hofer Ranch IC Bldg 1	$3,565,748	$734,843	$2,830,905	6/30/2015 TTM		100.0%	$3,923,083	$763,148	$3,159,936		$61,210	$153,026	$2,945,699		Samsung Electronics	9/30/2019	612,104	100.0%
Property		3.004	Denver DC	$4,688,973	$1,332,571	$3,356,401	6/30/2015 TTM		100.0%	$4,731,199	$1,449,037	$3,282,162		$55,376	$138,439	$3,088,347		United Natural Foods, Inc.	10/31/2028	553,757	100.0%
Property		3.005	Freeport DC Bldg 4	$5,095,550	$1,272,633	$3,822,918	6/30/2015 TTM		100.0%	$5,367,667	$1,310,711	$4,056,956		$72,751	$181,877	$3,802,328		Lineage Logistics ICM, LLC	7/31/2017	355,577	48.9%
Property		3.006	Ontario Mills DC	$271,049	$533,930	-$262,881	6/30/2015 TTM		100.0%	$3,392,164	$642,283	$2,749,881		$52,016	$130,040	$2,567,824		Owens & Minor Distribution, Inc	12/31/2024	520,161	100.0%
Property		3.007	Hagerstown Distribution Center	$3,909,974	$569,466	$3,340,508	6/30/2015 TTM		100.0%	$4,116,297	$717,450	$3,398,847		$82,430	$206,075	$3,110,343		Home Depot USA Inc	9/30/2016	824,298	100.0%
Property		3.008	Beckwith Farms DC	$3,705,457	$725,579	$2,979,879	6/30/2015 TTM		100.0%	$3,998,993	$709,731	$3,289,262		$70,650	$176,625	$3,041,987		CEVA	9/30/2020	706,500	100.0%
Property		3.009	Crossroads DC I	$2,462,804	$672,606	$1,790,198	6/30/2015 TTM		100.0%	$3,620,413	$724,218	$2,896,195		$45,650	$114,125	$2,736,420		Carrier Enterprise	1/31/2022	180,299	39.5%
Property		3.010	Centerpointe 6	$58,282	$650,393	-$592,111	6/30/2015 TTM		100.0%	$2,979,799	$665,037	$2,314,762		$53,293	$133,232	$2,128,238		Serta	3/31/2026	532,926	100.0%
Property		3.011	I-95 DC	$2,449,354	$246,592	$2,202,762	6/30/2015 TTM		100.0%	$2,744,400	$446,957	$2,297,443		$44,930	$112,325	$2,140,188		Reliable Churchill	8/31/2029	449,299	100.0%
Property		3.012	Chino Spec Forward	$622,646	$564,163	$58,483	6/30/2015 TTM		100.0%	$2,594,340	$544,140	$2,050,199		$40,993	$102,483	$1,906,724		AFC Cable Systems	4/30/2025	265,975	64.9%
Property		3.013	Bedford Park II	$2,665,928	$722,566	$1,943,362	6/30/2015 TTM		100.0%	$3,060,568	$787,392	$2,273,176		$47,016	$117,540	$2,108,620		Packaging Corp of America	9/30/2025	470,160	100.0%
Property		3.014	Landover DC	$2,821,518	$568,375	$2,253,143	6/30/2015 TTM		100.0%	$3,040,263	$771,685	$2,268,578		$50,707	$126,768	$2,091,103		MDV SpartanNash	1/31/2028	368,088	72.6%
Property		3.015	North Plainfield 8	$2,753,431	$716,568	$2,036,863	6/30/2015 TTM		100.0%	$2,815,225	$827,303	$1,987,922		$79,810	$199,524	$1,708,589		Belkin Corporation	11/30/2019	798,096	100.0%
Property		3.016	Sterling DC	$2,105,390	$318,118	$1,787,272	6/30/2015 TTM		100.0%	$2,177,857	$373,225	$1,804,632		$30,017	$75,043	$1,699,572		Bodega Latina	4/30/2020	300,172	100.0%
Property		3.017	Clifton DC	$1,842,920	$482,120	$1,360,800	6/30/2015 TTM		100.0%	$1,975,475	$527,830	$1,447,645		$23,095	$57,738	$1,366,812		International Paper Company	10/31/2019	230,953	100.0%
Property		3.018	Beckwith Farms 3	$1,552,182	$214,282	$1,337,900	6/30/2015 TTM		100.0%	$1,736,204	$339,554	$1,396,650		$48,000	$120,000	$1,228,650		CEVA	7/31/2018	480,000	100.0%
Property		3.019	Collington Commerce Center	$1,893,954	$312,883	$1,581,071	6/30/2015 TTM		100.0%	$2,176,548	$443,988	$1,732,560		$23,974	$59,936	$1,648,650		Nordstrom	6/30/2025	239,742	100.0%
Property		3.020	Bedford Park IB	$1,885,310	$567,467	$1,317,844	6/30/2015 TTM		100.0%	$1,922,313	$599,822	$1,322,491		$27,245	$68,112	$1,227,134		Federal Express Corp	9/30/2021	272,446	100.0%
Property		3.021	Elam Farms DC	$2,254,196	$874,658	$1,379,537	6/30/2015 TTM		100.0%	$2,282,508	$727,195	$1,555,313		$36,350	$90,875	$1,428,088		Intermetro Industries Corporation	6/30/2019	275,000	75.7%
Property		3.022	Champagne DC	$1,237,742	$297,196	$940,546	6/30/2015 TTM		100.0%	$1,484,489	$328,172	$1,156,318		$26,367	$65,918	$1,064,033		Genco	2/28/2018	263,670	100.0%
Property		3.023	Bridge Point 1	$1,676,347	$450,416	$1,225,931	6/30/2015 TTM		100.0%	$2,135,121	$459,388	$1,675,733		$26,418	$66,046	$1,583,269		Paramont	4/30/2019	79,102	29.9%
Property		3.024	Center Square DC	$1,967,972	$343,510	$1,624,461	6/30/2015 TTM		100.0%	$2,036,238	$389,544	$1,646,694		$29,952	$74,880	$1,541,862		Home Depot USA Inc	8/31/2017	299,520	100.0%
Property		3.025	Park 355	$1,905,301	$556,692	$1,348,609	6/30/2015 TTM		100.0%	$2,011,738	$585,036	$1,426,702		$25,439	$63,596	$1,337,667		AceHardware Corporation	11/30/2024	72,217	28.4%
Property		3.026	Commerce Farms DC 3	$1,825,170	$629,320	$1,195,850	6/30/2015 TTM		100.0%	$1,733,746	$492,428	$1,241,317		$45,650	$114,125	$1,081,542		Bridgestone Americas Tire	5/31/2018	332,000	72.7%
Property		3.027	Brandon Woods DC	$1,289,392	$253,749	$1,035,643	6/30/2015 TTM		100.0%	$1,565,015	$301,575	$1,263,440		$27,415	$68,538	$1,167,487		Barrett Distribution	10/31/2018	274,152	100.0%
Property		3.028	Chantilly DC	$1,514,534	$338,124	$1,176,410	6/30/2015 TTM		100.0%	$1,594,875	$375,445	$1,219,430		$16,011	$40,028	$1,163,391		East West Marble Company, LLC	10/31/2019	72,569	45.3%
Property		3.029	Bolingbrook CC Bldg 3	$1,652,607	$490,680	$1,161,927	6/30/2015 TTM		100.0%	$1,736,678	$544,655	$1,192,023		$28,475	$71,187	$1,092,361		Vistar Corporation	12/31/2021	198,100	69.6%
Property		3.030	Northpoint CC	$1,179,452	$526,031	$653,420	6/30/2015 TTM		100.0%	$1,691,731	$580,738	$1,110,993		$30,080	$75,200	$1,005,713		American Building Supply	10/31/2024	300,800	100.0%
Property		3.031	Franklin Square IC I	$1,371,496	$318,233	$1,053,263	6/30/2015 TTM		100.0%	$1,543,613	$332,117	$1,211,496		$21,853	$54,633	$1,135,010		TKO Installations, LLC	3/31/2020	87,109	39.9%
Property		3.032	Rock Quarry Building #1	$1,368,528	$333,268	$1,035,259	6/30/2015 TTM		100.0%	$1,407,033	$372,681	$1,034,352		$32,400	$81,000	$920,952		Tree of Life	2/28/2018	324,000	100.0%
Property		3.033	Aurora DC III	$1,346,127	$222,493	$1,123,634	6/30/2015 TTM		100.0%	$1,508,190	$350,178	$1,158,012		$30,448	$76,121	$1,051,443		Jel Sert	10/31/2022	304,482	100.0%
Property		3.034	Washington (DC) Corporate Center	$1,762,451	$644,273	$1,118,178	6/30/2015 TTM		100.0%	$1,624,959	$443,534	$1,181,425		$12,271	$30,677	$1,138,477		DC MPD	3/31/2026	98,286	80.1%
Property		3.035	Aurora DC 1	$665,132	$476,141	$188,991	6/30/2015 TTM		100.0%	$1,405,268	$360,764	$1,044,504		$29,474	$73,685	$941,345		Casio America	4/30/2022	147,625	50.1%
Property		3.036	Waterfront DC	$1,450,529	$336,952	$1,113,577	6/30/2015 TTM		100.0%	$1,471,032	$382,746	$1,088,286		$16,700	$41,750	$1,029,836		DG3 Group	3/31/2016	167,000	100.0%
Property		3.037	Pureland DC I	$1,080,211	$256,626	$823,585	6/30/2015 TTM		100.0%	$1,401,792	$326,876	$1,074,916		$27,333	$68,333	$979,250		Engineering Arresting Systems	12/31/2018	273,333	100.0%
Property		3.038	Bedford Park IA	$1,114,598	$100,179	$1,014,420	6/30/2015 TTM		100.0%	$1,376,297	$496,928	$879,369		$27,079	$67,697	$784,593		Assemblers, Inc.	5/31/2019	270,789	100.0%
Property		3.039	Prairie Point Bldg 3	$1,118,488	$235,149	$883,339	6/30/2015 TTM		100.0%	$1,179,012	$272,633	$906,379		$30,380	$75,950	$800,049		JBS Logistics, Inc.	4/30/2022	303,800	100.0%
Property		3.040	Greenwood DC	$1,757,538	$586,830	$1,170,708	6/30/2015 TTM		100.0%	$1,816,278	$679,834	$1,136,444		$45,000	$112,500	$978,944		Genco	1/31/2017	292,500	65.0%
Property		3.041	Austin DC III	$1,200,186	$357,035	$843,150	6/30/2015 TTM		100.0%	$1,206,677	$346,190	$860,487		$17,159	$42,897	$800,432		Owens & Minor Distribution, Inc	11/30/2016	84,000	49.0%
Property		3.042	Franklin Square II	$4,167	$48,935	-$44,768	6/30/2015 TTM		50.0%	$666,464	$300,425	$366,039		$19,200	$48,000	$298,839		Pall Corp	10/31/2020	96,000	50.0%
Property		3.043	Pureland DC II	$1,395,222	$290,144	$1,105,078	6/30/2015 TTM		100.0%	$1,473,184	$328,578	$1,144,606		$21,705	$54,262	$1,068,640		U.S. Foodservice, Inc.	6/30/2021	217,047	100.0%
Property		3.044	Somerset IC	$1,573,521	$559,015	$1,014,506	6/30/2015 TTM		100.0%	$1,562,527	$474,165	$1,088,362		$18,040	$45,101	$1,025,221		PIM Brands LLC	5/31/2019	90,091	49.9%
Property		3.045	Rock Quarry Building #2	$578,169	$343,441	$234,728	6/30/2015 TTM		100.0%	$1,285,709	$358,031	$927,677		$25,110	$62,775	$839,792		Menlo Logistics	4/30/2020	150,660	60.0%
Property		3.046	Brandon Woods DC II	$399,540	$205,158	$194,382	6/30/2015 TTM		0.0%	-$7,455	$237,810	-$245,266		$22,264	$55,659	-$323,188		N/A	N/A	N/A	N/A
Property		3.047	Centerpointe 5	$945,573	$225,973	$719,599	6/30/2015 TTM		100.0%	$980,131	$249,629	$730,502		$18,004	$45,011	$667,487		Frazee Industries, Inc	4/30/2020	180,043	100.0%
Property		3.048	Industrial Parkway (CA) DC	$823,408	$223,711	$599,696	6/30/2015 TTM		100.0%	$1,051,507	$227,078	$824,429		$19,122	$47,804	$757,503		FTDI West, Inc	2/28/2019	191,216	100.0%
Property		3.049	Beckwith Farms 2	$1,020,703	$197,779	$822,924	6/30/2015 TTM		100.0%	$1,077,885	$208,313	$869,572		$24,750	$61,875	$782,947		CEVA	8/31/2019	247,500	100.0%
Property		3.050	North Plainfield 2	$998,374	$516,689	$481,684	6/30/2015 TTM		28.9%	$504,393	$515,543	-$11,150		$44,458	$111,145	-$166,753		Westcon Group North Ameri	11/30/2020	128,350	28.9%
Property		3.051	North Plainfield 4	$982,065	$425,312	$556,753	6/30/2015 TTM		75.0%	$1,108,869	$442,646	$666,223		$38,149	$95,373	$532,701		Smart Warehousing	1/31/2019	190,440	49.9%
Property		3.052	North Plainfield 5	$1,469,683	$428,250	$1,041,433	6/30/2015 TTM		100.0%	$1,471,885	$470,862	$1,001,024		$38,147	$95,368	$867,509		Meritor Heavy Vehicle Systems	12/31/2018	275,327	72.2%
Property		3.053	Somerset IC II Building I	$1,105,132	$349,965	$755,167	6/30/2015 TTM		100.0%	$1,247,077	$320,941	$926,136		$15,724	$39,311	$871,100		Pacon Manufacturing	9/30/2020	157,244	100.0%
Property		3.054	BWI Commerce Center II	$999,706	$174,761	$824,946	6/30/2015 TTM		100.0%	$1,038,334	$187,273	$851,061		$19,837	$49,592	$781,632		Fabrication Design Inc	12/31/2021	146,104	73.7%
Property		3.055	Commerce Farms DC 4	$1,171,542	$276,247	$895,295	6/30/2015 TTM		100.0%	$1,262,826	$267,241	$995,585		$27,750	$69,375	$898,460		Communications Test Desig	11/30/2018	142,500	51.4%
Property		3.056	Rock Run Bldg 6	$1,201,529	$418,366	$783,163	6/30/2015 TTM		100.0%	$1,227,411	$435,192	$792,218		$27,778	$69,444	$694,997		Petco Animal Supplies Store, I	12/31/2017	156,326	56.3%
Property		3.057	Bolingbrook CC Bldg 4	$1,264,536	$356,403	$908,133	6/30/2015 TTM		0.0%	-$6,206	$384,004	-$390,209		$22,848	$57,120	-$470,177		N/A	N/A	N/A	N/A
Property		3.058	Bridge Point 2	$1,189,829	$275,941	$913,888	6/30/2015 TTM		100.0%	$1,219,032	$288,559	$930,473		$11,912	$29,781	$888,780		Flowserve US Inc.	5/31/2021	32,886	27.6%
Property		3.059	Burleson BP Bldg 3 (Austin DC I)	$1,251,796	$299,439	$952,357	6/30/2015 TTM		82.4%	$1,298,424	$336,748	$961,676		$10,880	$27,200	$923,596		Ultra Electronics	1/31/2021	76,800	70.6%
Property		3.060	10th Street Business Park 2	$1,049,229	$339,784	$709,445	6/30/2015 TTM		100.0%	$1,059,388	$345,069	$714,319		$15,123	$37,808	$661,388		Intertek	9/30/2024	94,600	62.6%
Property		3.061	Park 55	$1,085,531	$329,427	$756,103	6/30/2015 TTM		31.0%	$367,130	$329,839	$37,291		$14,500	$36,250	-$13,459		Walgreens Company	2/28/2022	45,000	31.0%
Property		3.062	Valwood West Industrial A	$1,082,843	$387,454	$695,389	6/30/2015 TTM		81.9%	$900,140	$358,575	$541,565		$20,135	$50,339	$471,091		Tidel Engineering, LP	12/31/2016	74,917	37.2%
Property		3.063	Baltimore IC	$971,016	$203,043	$767,973	6/30/2015 TTM		100.0%	$1,025,001	$215,710	$809,291		$15,680	$39,199	$754,412		Crown Beverage Packaging, LLC	9/30/2017	156,797	100.0%
Property		3.064	Englewood DC	$846,585	$178,966	$667,619	6/30/2015 TTM		100.0%	$848,966	$189,103	$659,863		$10,300	$25,750	$623,813		Sultan Healthcare	10/31/2016	103,000	100.0%
Property		3.065	Centerpointe 9	$591,354	$162,481	$428,874	6/30/2015 TTM		100.0%	$674,260	$177,616	$496,644		$13,000	$32,501	$451,143		ResMed Corporation	10/31/2017	130,002	100.0%
Property		3.066	Aurora DC 2	$759,702	$249,115	$510,587	6/30/2015 TTM		100.0%	$887,467	$244,285	$643,182		$12,490	$31,224	$599,468		Victaulic Company	4/30/2019	61,897	49.6%
Property		3.067	Redlands Industrial Center IB	$772,681	$179,135	$593,547	6/30/2015 TTM		100.0%	$780,781	$178,309	$602,472		$12,814	$32,035	$557,622		Iron Mountain	1/31/2019	128,141	100.0%
Property		3.068	Somerset IC II Building II	$856,243	$294,871	$561,372	6/30/2015 TTM		100.0%	$829,174	$236,941	$592,233		$11,765	$29,413	$551,055		Ivoclar Vivadent	3/31/2023	64,225	54.6%
Property		3.069	Hofer Ranch TRS Building 3	$625,423	$142,706	$482,717	6/30/2015 TTM		100.0%	$665,458	$161,877	$503,582		$10,365	$25,912	$467,306		New Flyer	9/30/2019	103,646	100.0%
Property		3.070	BWI Commerce Center I	$688,788	$134,823	$553,965	6/30/2015 TTM		100.0%	$763,991	$151,138	$612,853		$12,880	$32,200	$567,773		Berry Plastics	10/31/2023	128,800	100.0%
Property		3.071	Burleson BP Bldg 1 (Austin DC I)	$726,311	$215,186	$511,126	6/30/2015 TTM		76.5%	$642,691	$242,750	$399,941		$10,880	$27,200	$361,861		Stone Systems	10/31/2024	51,200	47.1%
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)	$811,241	$221,975	$589,266	6/30/2015 TTM		100.0%	$843,358	$236,841	$606,517		$9,920	$24,800	$571,797		Flare	8/31/2021	84,649	85.3%
Property		3.073	Freeport DC Bldg 2	$797,364	$244,259	$553,104	6/30/2015 TTM		100.0%	$838,045	$257,603	$580,441		$14,400	$36,000	$530,041		Omni Logistics Inc.	10/31/2020	84,000	58.3%
Property		3.074	Concours DC	$382,861	$148,799	$234,062	6/30/2015 TTM		0.0%	-$3,358	$142,071	-$145,429		$10,288	$25,720	-$181,437		N/A	N/A	N/A	N/A
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)	$779,881	$214,219	$565,663	6/30/2015 TTM		100.0%	$826,204	$233,637	$592,567		$9,920	$24,800	$557,847		Waste & Recycling Plastic Cont	9/30/2020	65,600	66.1%
Property		3.076	Hagerstown - Industrial Lane DC	$919,867	$139,652	$780,215	6/30/2015 TTM		94.8%	$935,713	$160,120	$775,592		$17,086	$42,715	$715,792		Rust-Oleum Corporatio	9/30/2016	100,000	58.5%
Property		3.077	Maple Point 1	$802,238	$213,936	$588,302	6/30/2015 TTM		100.0%	$813,444	$212,640	$600,804		$8,496	$21,240	$571,068		Nestle Waters North America In	9/30/2018	69,424	81.7%
Property		3.078	Freeport DC Bldg 1	$810,143	$249,010	$561,133	6/30/2015 TTM		100.0%	$860,718	$252,940	$607,778		$14,000	$35,000	$558,778		Jason Pharmaceuticals, Inc.	5/31/2018	70,000	50.0%
Property		3.079	Capital Beltway CC	$778,495	$158,769	$619,726	6/30/2015 TTM		100.0%	$775,241	$146,561	$628,680		$11,351	$28,378	$588,951		B.K. Miller	10/31/2018	79,062	69.7%
Property		3.080	Centerpointe Trailer Lot	$0	$0	$0	6/30/2015 TTM		100.0%	$586,707	$196,204	$390,503		$0	$0	$390,503		Harbor Freight Tools	9/30/2034	0	100.0%
Property		3.081	Randall Crossing DC	$659,479	$126,312	$533,166	6/30/2015 TTM		100.0%	$695,828	$155,663	$540,165		$10,029	$25,074	$505,063		Iron Mountain	5/31/2019	100,294	100.0%
Property		3.082	Burleson BP Bldg 2 (Austin DC I)	$813,324	$217,387	$595,937	6/30/2015 TTM		35.3%	$228,897	$226,041	$2,856		$10,880	$27,200	-$35,224		Move Solutions	12/31/2022	38,400	35.3%
Property		3.083	Maple Point 2	$763,884	$201,192	$562,693	6/30/2015 TTM		100.0%	$758,547	$196,676	$561,870		$8,158	$20,396	$533,316		Components Express	11/30/2022	23,838	29.2%
Property		3.084	Hollins End 6	$807,692	$121,754	$685,939	6/30/2015 TTM		100.0%	$832,902	$146,883	$686,019		$12,000	$30,000	$644,019		Northrop Grumman	MTM	120,000	100.0%
Property		3.085	Freeport DC Bldg 3	$713,566	$223,733	$489,833	6/30/2015 TTM		100.0%	$744,216	$234,887	$509,328		$13,025	$32,563	$463,741		Beavex Incorporated	4/30/2017	60,380	46.4%
Property		3.086	Redlands Industrial Center II	$395,293	$164,513	$230,780	6/30/2015 TTM		100.0%	$563,569	$156,874	$406,695		$9,936	$24,841	$371,917		Polaris	6/30/2020	99,363	100.0%
Property		3.087	Hollins End 1	$587,766	$115,176	$472,590	6/30/2015 TTM		100.0%	$617,100	$117,391	$499,709		$12,080	$30,199	$457,430		Free State Books, LLC	9/30/2016	64,233	53.2%
Property		3.088	Hollins End 2	$625,322	$126,461	$498,861	6/30/2015 TTM		66.8%	$493,744	$148,900	$344,844		$12,031	$30,078	$302,735		Shepard Exposition Services, I	MTM	56,182	46.7%
Property		3.089	Valwood West Industrial D	$699,314	$257,135	$442,179	6/30/2015 TTM		100.0%	$764,380	$244,107	$520,273		$12,762	$31,905	$475,606		Hugh M. Cunningham, Inc.	7/31/2024	76,610	60.0%
Property		3.090	Redlands Industrial Center IA	$579,181	$202,566	$376,615	6/30/2015 TTM		100.0%	$518,780	$154,621	$364,158		$9,958	$24,895	$329,305		Stater Brothers	1/31/2019	65,520	65.8%
Property		3.091	Valwood West Industrial C	$755,287	$241,958	$513,329	6/30/2015 TTM		100.0%	$796,896	$246,632	$550,264		$13,427	$33,567	$503,271		Snap Drape International	1/31/2018	57,439	42.8%
Property		3.092	10th Street Business Park 1	$660,600	$208,594	$452,007	6/30/2015 TTM		100.0%	$682,697	$214,698	$467,999		$10,000	$25,000	$432,999		Telect, Inc.	11/30/2020	100,000	100.0%
Property		3.093	Columbia Park IC	$620,184	$130,761	$489,423	6/30/2015 TTM		100.0%	$649,395	$154,260	$495,135		$10,707	$26,768	$457,660		Natural Animal Nutrition	3/31/2016	69,100	64.5%
Property		3.094	Valley View BC Bldg 2	$608,345	$223,168	$385,177	6/30/2015 TTM		100.0%	$625,017	$261,845	$363,173		$11,700	$29,250	$322,223		Continental Concession Supplie	6/30/2017	63,000	53.8%
Property		3.095	Valley View BC Bldg 1	$703,197	$197,454	$505,743	6/30/2015 TTM		100.0%	$781,232	$222,576	$558,656		$9,167	$22,919	$526,570		ANEW Business Solutions, Inc.	1/31/2020	42,954	46.9%
Property		3.096	Crossroads DC III	$560,409	$129,787	$430,622	6/30/2015 TTM		100.0%	$601,610	$151,727	$449,883		$5,085	$12,713	$432,086		Eaton Corporation	5/31/2017	50,850	100.0%
Property		3.097	Northpointe DC Bldg 1	$456,720	$157,707	$299,014	6/30/2015 TTM		84.0%	$495,495	$143,321	$352,174		$4,643	$11,608	$335,923		Home Design Outlet Center Virg	7/31/2017	13,003	28.0%
Property		3.098	Park 88	$397,503	$170,876	$226,627	6/30/2015 TTM		77.8%	$425,754	$165,632	$260,122		$6,548	$16,369	$237,205		Dupage County Election Commiss	1/31/2020	28,414	43.4%

A-1-13

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS														LARGEST TENANT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Property		3.099	Ameriplex	$632,856	$273,770	$359,086	6/30/2015 TTM		100.0%	$737,385	$265,386	$471,999		$11,900	$29,750	$430,349		LH Express, LLC	8/31/2018	68,800	57.8%
Property		3.100	Vista Point South 5	$642,948	$191,739	$451,209	6/30/2015 TTM		100.0%	$651,412	$191,977	$459,435		$4,122	$10,306	$445,007		Paragon Global Resources, Inc	11/30/2018	22,313	54.1%
Property		3.101	Hollins End 5	$390,630	$70,685	$319,945	6/30/2015 TTM		100.0%	$406,499	$83,582	$322,917		$8,062	$20,155	$294,700		National Delivery Systems	7/31/2016	80,618	100.0%
Property		3.102	Northpointe DC Bldg 2	$480,438	$110,168	$370,269	6/30/2015 TTM		100.0%	$526,778	$141,738	$385,040		$3,665	$9,164	$372,211		The Richards Corporation	10/31/2022	36,654	100.0%
Property		3.103	Vista Point South 6	$589,015	$170,586	$418,429	6/30/2015 TTM		100.0%	$571,377	$169,356	$402,020		$3,608	$9,020	$389,392		Primary Health, Inc.	12/31/2018	36,080	100.0%
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)	$442,980	$119,942	$323,038	6/30/2015 TTM		100.0%	$476,287	$133,607	$342,680		$5,120	$12,800	$324,760		Control Panels USA Inc	6/30/2019	25,600	50.0%
Property		3.105	Vista Point South 4	$503,697	$219,078	$284,620	6/30/2015 TTM		31.6%	$191,492	$164,277	$27,215		$3,710	$9,275	$14,230		RL National Roofing Partners	4/30/2024	11,731	31.6%
Property		3.106	Vista Point South 3	$517,499	$164,116	$353,383	6/30/2015 TTM		100.0%	$529,757	$167,645	$362,113		$3,558	$8,895	$349,660		Coriant USA, Inc.	6/30/2024	24,986	70.2%
Property		3.107	North Plainfield 3	$510,903	$223,257	$287,646	6/30/2015 TTM		42.9%	$258,525	$190,300	$68,225		$12,320	$30,800	$25,105		Inter-Continental Gear &	5/31/2018	17,600	14.3%
Property		3.108	Vista Point South 1	$444,355	$131,749	$312,606	6/30/2015 TTM		100.0%	$445,135	$135,056	$310,079		$2,777	$6,943	$300,360		Gulf States Toyota, Inc.	12/31/2016	27,770	100.0%
Property		3.109	Bolingbrook VMF	$455,724	$89,941	$365,784	6/30/2015 TTM		100.0%	$481,489	$95,101	$386,389		$1,931	$4,829	$379,629		Navistar, Inc	4/30/2019	19,314	100.0%
Property		3.110	Vista Point South 2	$204,753	$170,305	$34,447	6/30/2015 TTM		42.3%	$193,159	$140,587	$52,572		$3,020	$7,550	$42,002		Toyota Motor Sales, USA, Inc.	11/30/2016	12,765	42.3%
Property		3.111	Hollins End 3	$233,291	$46,720	$186,571	6/30/2015 TTM		100.0%	$240,155	$56,811	$183,344		$4,437	$11,094	$167,813		Carroll’s LLC	12/31/2020	44,374	100.0%
Property		3.112	Hollins End 4	$246,174	$60,166	$186,008	6/30/2015 TTM		100.0%	$245,272	$48,879	$196,393		$3,360	$8,400	$184,633		Star Sales-Baltimore, Inc	5/31/2017	16,880	50.2%
Property		3.113	Freeport DC Bldg 6	$144,375	$48,598	$95,777	6/30/2015 TTM		100.0%	$128,083	$30,332	$97,752		$1,250	$3,125	$93,377		Glazier Food Company	5/31/2025	12,500	100.0%
Property		3.114	Freeport DC Bldg 5	$107,161	$28,190	$78,971	6/30/2015 TTM		100.0%	$114,185	$33,564	$80,621		$1,393	$3,482	$75,747		Pat Salmon & Sons, Inc.	10/31/2017	13,927	100.0%
Loan		4	Navy League Building	$6,449,336	$2,830,027	$3,619,309	10/31/2015 T-10 Ann.	6.0%	94.0%	$8,758,706	$2,867,739	$5,890,967	9.8%	$42,004	$292,265	$5,556,698	9.3%	Arch Properties	5/7/2027	49,104	25.7%
Loan	10, 11	5	Princeton Pike Corporate Center	$19,936,472	$9,093,613	$10,842,859	10/31/2015 TTM	8.3%	86.3%	$21,220,131	$8,718,377	$12,501,754	9.6%	$226,737	$1,521,779	$10,753,238	8.3%	Stark & Stark	12/31/2022	93,961	11.6%
Loan	11	6	Princeton South Corporate Center	$5,794,811	$3,108,671	$2,686,139	12/31/2014	5.6%	81.8%	$7,452,833	$3,588,215	$3,864,618	8.1%	$53,449	$306,541	$3,504,628	7.3%	CA, Inc.	4/30/2022	42,600	15.9%
Loan	12	7	Greenville Mall	$6,995,477	$2,140,209	$4,855,267	11/30/2015 TTM	10.7%	91.1%	$7,242,247	$2,231,314	$5,010,933	11.1%	$101,616	$406,464	$4,502,853	9.9%	Belk Ladies	1/31/2020	89,720	22.1%
Loan		8	Waterford Place Apartments	$6,102,386	$3,127,635	$2,974,751	9/30/2015 TTM	7.4%	94.1%	$6,164,015	$3,011,220	$3,152,795	7.9%	$96,000	$0	$3,056,795	7.6%	N/A	N/A	N/A	N/A
Loan		9	Marriott - Albuquerque, NM	$13,140,275	$8,866,647	$4,273,628	12/31/2015	11.5%	61.2%	$13,140,244	$8,883,282	$4,256,962	11.5%	$525,610	$0	$3,731,352	10.1%	N/A	N/A	N/A	N/A
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	$4,447,418	$1,688,253	$2,759,166	10/31/2015 TTM	8.3%	76.0%	$4,447,419	$1,672,474	$2,774,944	8.4%	$0	$0	$2,774,944	8.4%
Property		10.01	US 301	$1,442,563	$585,746	$856,817	10/31/2015 TTM		75.0%	$1,442,563	$579,780	$862,783		$0	$0	$862,783		N/A	N/A	N/A	N/A
Property		10.02	Olive Road	$847,890	$368,408	$479,482	10/31/2015 TTM		80.2%	$847,890	$360,220	$487,670		$0	$0	$487,670		N/A	N/A	N/A	N/A
Property		10.03	Northwest Grand Boulevard	$582,527	$188,345	$394,183	10/31/2015 TTM		86.2%	$582,528	$187,933	$394,595		$0	$0	$394,595		N/A	N/A	N/A	N/A
Property		10.04	South Shields Boulevard	$571,028	$203,113	$367,915	10/31/2015 TTM		65.8%	$571,028	$205,952	$365,076		$0	$0	$365,076		N/A	N/A	N/A	N/A
Property		10.05	South Commerce Street	$586,488	$200,786	$385,702	10/31/2015 TTM		68.5%	$586,488	$197,323	$389,165		$0	$0	$389,165		N/A	N/A	N/A	N/A
Property		10.06	North Western Avenue	$416,922	$141,855	$275,067	10/31/2015 TTM		88.9%	$416,922	$141,266	$275,656		$0	$0	$275,656		N/A	N/A	N/A	N/A
Loan	14	11	Landmark Gardens & Lofts Apartments	$4,570,156	$2,027,489	$2,542,667	9/30/2015 TTM	8.3%	94.0%	$4,678,293	$2,125,354	$2,552,939	8.4%	$72,500	$0	$2,480,439	8.1%	N/A	N/A	N/A	N/A
Loan	15	12	Le Meridien Cambridge MIT	$22,211,882	$14,184,185	$8,027,697	10/31/2015 TTM	11.1%	90.8%	$22,211,882	$14,174,989	$8,036,893	11.1%	$888,475	$0	$7,148,418	9.9%	N/A	N/A	N/A	N/A
Loan		13	DoubleTree by Hilton - Cleveland, OH	$13,945,949	$10,236,657	$3,709,292	11/30/2015 TTM	12.8%	66.9%	$13,945,949	$10,297,595	$3,648,354	12.6%	$557,838	$0	$3,090,516	10.7%	N/A	N/A	N/A	N/A
Loan		14	40 West Plaza	$2,729,395	$830,652	$1,898,743	9/30/2015 TTM	6.7%	94.0%	$3,325,977	$749,937	$2,576,041	9.0%	$42,477	$116,812	$2,416,751	8.5%	Regency Furniture	3/1/2027	38,817	19.1%
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	$4,795,924	$1,317,145	$3,478,779	10/31/2015 T-10 Ann.	12.4%	86.1%	$4,871,168	$1,781,936	$3,089,232	11.1%	$38,585	$412,105	$2,638,543	9.4%
Property		15.01	Sunbelt Professional Centre	$3,108,763	$711,619	$2,397,144	10/31/2015 T-10 Ann.		91.2%	$2,881,227	$953,834	$1,927,393		$20,141	$231,960	$1,675,293		Tri-Counties Regional Center	6/30/2018	29,876	29.7%
Property		15.02	Solar Plaza	$1,687,161	$605,526	$1,081,635	10/31/2015 T-10 Ann.		80.1%	$1,989,941	$828,102	$1,161,839		$18,444	$180,145	$963,250		The Fred Kavli Living Trust	11/30/2020	10,478	11.4%
Loan		16	Fountaingrove Center	$3,553,605	$1,527,778	$2,025,827	7/31/2015 TTM	7.9%	90.9%	$4,207,230	$1,624,392	$2,582,838	10.0%	$46,760	$204,721	$2,331,357	9.0%	Kaiser Foundation Hospitals	6/30/2026	54,160	33.6%
Loan		17	H-Mart Town Center	$1,961,381	$391,412	$1,569,969	10/31/2015 T-10 Ann.	8.5%	89.6%	$2,496,187	$786,448	$1,709,739	9.3%	$21,172	$136,671	$1,551,896	8.4%	H-Mart	2/28/2032	72,267	34.1%
Loan	16	18	University West Apartments	$6,336,519	$2,302,403	$4,034,116	11/30/2015 TTM	9.0%	96.9%	$6,387,188	$2,258,060	$4,129,128	9.2%	$125,000	$0	$4,004,128	8.9%	N/A	N/A	N/A	N/A
Loan		19	16055 Space Center	$2,460,729	$1,537,418	$923,311	9/30/2015 TTM	5.4%	95.0%	$3,404,140	$1,568,783	$1,835,357	10.7%	$29,829	$194,767	$1,610,761	9.4%	MasTec North America, Inc.	8/31/2025	33,159	22.2%
Loan		20	Stoneleigh on the Lake Apartments	$2,773,196	$1,282,389	$1,490,807	9/30/2015 TTM	9.3%	94.0%	$2,778,460	$1,374,753	$1,403,707	8.8%	$57,000	$0	$1,346,707	8.4%	N/A	N/A	N/A	N/A
Loan		21	Oak Creek Marketplace	N/A	N/A	N/A	N/A	N/A	97.8%	$1,736,919	$609,248	$1,127,671	8.0%	$9,268	$17,876	$1,100,527	7.8%	Whole Foods Market	6/30/2035	42,780	69.1%
Loan		22	Grant at One	$1,801,940	$582,849	$1,219,091	9/30/2015 TTM	9.5%	88.1%	$1,900,347	$578,052	$1,322,295	10.3%	$11,883	$56,699	$1,253,713	9.7%	Miller’s Philly Ale House	4/30/2021	9,682	12.2%
Loan		23	Holiday Inn - La Mesa, CA	$4,745,658	$2,900,808	$1,844,850	10/31/2015 TTM	14.8%	79.8%	$4,745,727	$2,900,808	$1,844,919	14.8%	$189,829	$0	$1,655,090	13.3%	N/A	N/A	N/A	N/A
Loan		24	Canyon Lakes Plaza	$1,405,047	$390,521	$1,014,526	6/30/2015 TTM	8.7%	92.5%	$1,517,056	$367,352	$1,149,704	9.9%	$23,474	$59,351	$1,066,879	9.2%	CVS	8/31/2020	22,278	33.8%
Loan		25	Ivy Bridge Townhomes	$1,162,966	$295,682	$867,284	12/31/2015	7.7%	94.9%	$1,475,488	$515,215	$960,273	8.6%	$22,750	$0	$937,523	8.4%	N/A	N/A	N/A	N/A
Loan	14	26	Castle Creek I & II	$1,908,665	$917,674	$990,991	9/30/2015 TTM	12.0%	90.0%	$1,993,028	$941,385	$1,051,642	12.7%	$25,728	$142,679	$883,235	10.7%	Department of Child Services	7/14/2018	7,128	5.5%
Loan		27	Asian Village	$1,200,134	$411,712	$788,422	6/30/2015 T-6 Ann.	9.6%	93.0%	$1,181,234	$382,085	$799,149	9.8%	$14,682	$53,747	$730,720	8.9%	VGTV	12/31/2019	11,060	25.1%
Loan		28	Courtyard - Conyers, GA	$2,445,509	$1,486,532	$958,977	12/31/2015 TTM	11.8%	74.0%	$2,445,509	$1,464,157	$981,352	12.1%	$97,820	$0	$883,532	10.9%	N/A	N/A	N/A	N/A
Loan		29	Park Lee Shopping Center	$983,859	$185,325	$798,534	9/30/2015 TTM	10.0%	84.1%	$988,240	$196,582	$791,658	9.9%	$11,334	$43,469	$736,855	9.2%	Goodwill Industries	8/16/2025	29,919	39.6%
Loan	17	30	Holiday Inn Express - Orlando, FL	$3,478,238	$2,347,337	$1,130,901	10/31/2015 TTM	14.2%	86.4%	$3,478,238	$2,406,015	$1,072,223	13.4%	$139,130	$0	$933,093	11.7%	N/A	N/A	N/A	N/A
Loan		31	Devon Self Storage - Ann Arbor, MI	$1,185,959	$495,436	$690,523	9/30/2015 TTM	8.7%	68.7%	$1,166,976	$483,639	$683,337	8.7%	$17,082	$0	$666,255	8.4%	N/A	N/A	N/A	N/A
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	$2,512,210	$1,269,890	$1,242,320	7/31/2015 TTM	17.7%	84.5%	$2,512,211	$1,434,000	$1,078,211	15.4%	$125,611	$0	$952,600	13.6%	N/A	N/A	N/A	N/A
Loan		33	Macy’s Furniture - San Mateo, CA	$1,389,948	$0	$1,389,948	12/31/2014	19.9%	95.0%	$1,209,373	$216,888	$992,485	14.2%	$5,454	$25,452	$961,579	13.7%	Macy’s Furniture Gallery	2/28/2025	36,360	100.0%
Loan		34	Mendelsohn Staples Center	$890,418	$163,684	$726,734	10/31/2015 TTM	10.7%	95.6%	$921,091	$210,305	$710,785	10.5%	$6,591	$32,078	$672,117	9.9%	Staples	7/31/2020	23,942	54.5%
Loan		35	24 Hour Fitness - Mesquite, TX	N/A	N/A	N/A	N/A	N/A	95.0%	$706,800	$21,204	$685,596	10.3%	$9,600	$27,840	$648,156	9.7%	24 Hour Fitness USA, Inc.	12/31/2025	48,000	100.0%
Loan		36	Regency Plaza	$1,478,312	$411,543	$1,066,770	12/31/2015	16.2%	91.0%	$1,537,109	$454,812	$1,082,297	16.4%	$69,937	$109,019	$903,342	13.7%	Burlington Coat Factory	6/30/2018	77,421	37.6%
Loan		37	Lindale Crossing	$879,946	$276,782	$603,164	9/30/2015 TTM	10.0%	91.2%	$838,863	$275,581	$563,282	9.3%	$6,532	$54,430	$502,320	8.3%	Bed Bath & Beyond	7/31/2020	25,056	57.5%
Loan		38	La Quinta - Norfolk, VA	$1,746,258	$972,312	$773,945	10/31/2015 TTM	14.4%	73.8%	$1,746,258	$1,061,135	$685,123	12.7%	$69,850	$0	$615,273	11.4%	N/A	N/A	N/A	N/A
Loan		39	Walgreens - Sedro Woolley, WA	N/A	N/A	N/A	N/A	N/A	100.0%	$375,000	$11,250	$363,750	8.6%	$2,948	$0	$360,802	8.5%	Walgreens	4/30/2032	14,738	100.0%
Loan		40	Walgreens - Southbury, CT	N/A	N/A	N/A	N/A	N/A	100.0%	$324,780	$9,743	$315,037	8.0%	$2,730	$0	$312,307	8.0%	Walgreen Eastern Co, Inc	9/5/2030	13,650	100.0%
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	$1,422,878	$755,738	$667,140	7/31/2015 TTM	20.9%	75.1%	$1,422,878	$793,358	$629,520	19.8%	$71,144	$0	$558,376	17.5%	N/A	N/A	N/A	N/A
Loan		42	Fish Haven Lodge MHC	$342,945	$186,069	$156,876	8/31/2015 TTM	7.1%	90.9%	$387,695	$184,284	$203,411	9.2%	$4,350	$0	$199,061	9.0%	N/A	N/A	N/A	N/A

A-1-14

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	3	1	Penn Square Mall	Macy’s	9/30/2060	160,000	15.1%	J.C. Penney	12/31/2025	125,000	11.8%	AMC Theatres	1/31/2028	37,657	3.5%
Loan	4	2	Ellenton Premium Outlets	Saks Fifth Avenue Off 5th	10/31/2016	19,804	4.2%	Nike Factory Store	1/31/2020	15,076	3.2%	Gap Outlet	11/30/2016	11,429	2.4%
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A
Property		3.001	Inland Empire Indian Ave DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.002	Centerpointe 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.003	Hofer Ranch IC Bldg 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.004	Denver DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.005	Freeport DC Bldg 4	Glazier Food Company	5/31/2025	281,813	38.7%	Schneider Resources	12/31/2016	90,118	12.4%	N/A	N/A	N/A	N/A
Property		3.006	Ontario Mills DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.007	Hagerstown Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.008	Beckwith Farms DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.009	Crossroads DC I	Bunzl Distribution	12/31/2018	164,841	36.1%	Lagasse, Inc	10/31/2016	111,360	24.4%	N/A	N/A	N/A	N/A
Property		3.010	Centerpointe 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.011	I-95 DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.012	Chino Spec Forward	KeHe Distributors, Inc.	2/28/2020	143,955	35.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.013	Bedford Park II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.014	Landover DC	AAA Mid Atlantic	3/31/2019	55,933	11.0%	Zip Mailing Services	6/30/2018	48,511	9.6%	SMK, Inc	6/30/2022	34,540	6.8%
Property		3.015	North Plainfield 8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.016	Sterling DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.017	Clifton DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.018	Beckwith Farms 3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.019	Collington Commerce Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.020	Bedford Park IB	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.021	Elam Farms DC	United States of America	7/31/2032	88,500	24.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.022	Champagne DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.023	Bridge Point 1	Navistar, Inc	4/30/2022	65,531	24.8%	Consolidated Distribution Corp	MTM	47,456	18.0%	Christie Lites	11/30/2021	46,413	17.6%
Property		3.024	Center Square DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.025	Park 355	Clark Distribution Systems	5/31/2016	57,525	22.6%	TricorBraun	4/30/2017	48,005	18.9%	American Furniture Rentals, In	6/30/2018	38,543	15.2%
Property		3.026	Commerce Farms DC 3	PrimeSource Building Prod	2/28/2022	124,500	27.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.027	Brandon Woods DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.028	Chantilly DC	NB Handy Company	6/30/2018	55,322	34.6%	Total Filtration Services, Inc	6/30/2016	21,454	13.4%	Next Day Cabinets, LLC	10/31/2016	10,766	6.7%
Property		3.029	Bolingbrook CC Bldg 3	The Lincoln Electric Company	10/31/2016	86,647	30.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.030	Northpoint CC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.031	Franklin Square IC I	BP Packaging, Inc.	11/30/2019	63,417	29.0%	C&J Graphics, Inc.	4/30/2021	40,806	18.7%	Creative Touch Interiors, Inc.	10/30/2019	27,200	12.4%
Property		3.032	Rock Quarry Building #1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.033	Aurora DC III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.034	Washington (DC) Corporate Center	DC DPW	MTM	24,422	19.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.035	Aurora DC 1	UTI Integrated Logistics	11/30/2017	147,115	49.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.036	Waterfront DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.037	Pureland DC I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.038	Bedford Park IA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.039	Prairie Point Bldg 3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.040	Greenwood DC	Celadon	2/28/2018	157,500	35.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.041	Austin DC III	The American Bottling Company	9/30/2020	42,411	24.7%	Teksavers, Inc.	7/31/2017	24,000	14.0%	X-Press Micro, Inc.	12/31/2017	21,175	12.3%
Property		3.042	Franklin Square II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.043	Pureland DC II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.044	Somerset IC	Via Data & Marketing Se	5/31/2020	37,234	20.6%	Energy Sciences, Inc.	9/30/2016	35,843	19.9%	Advantech International	MTM	17,234	9.6%
Property		3.045	Rock Quarry Building #2	Berlin Packaging	2/28/2019	100,440	40.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.046	Brandon Woods DC II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.047	Centerpointe 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.048	Industrial Parkway (CA) DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.049	Beckwith Farms 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.050	North Plainfield 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.051	North Plainfield 4	DSG Indiana	10/31/2019	95,526	25.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.052	North Plainfield 5	Keystone Automotive Indus	8/31/2019	106,145	27.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.053	Somerset IC II Building I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.054	BWI Commerce Center II	Stag Parkway	2/1/2017	52,265	26.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.055	Commerce Farms DC 4	Jacobson Warehouse Compan	6/30/2019	135,000	48.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.056	Rock Run Bldg 6	A&R Logistics, Inc.	3/31/2017	121,450	43.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.057	Bolingbrook CC Bldg 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.058	Bridge Point 2	McDavid, Inc.	3/31/2016	20,373	17.1%	Rite Rug Company, Inc.	11/30/2017	18,380	15.4%	Harrington Industrial Plastic	9/30/2019	17,193	14.4%
Property		3.059	Burleson BP Bldg 3 (Austin DC I)	Lanvera Ltd	12/31/2018	12,845	11.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.060	10th Street Business Park 2	True Brew Enterprises, LLC	5/31/2017	56,632	37.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.061	Park 55	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.062	Valwood West Industrial A	Global Industries, Inc.	9/30/2019	63,010	31.3%	Jack Black, LLC	2/28/2019	27,000	13.4%	N/A	N/A	N/A	N/A
Property		3.063	Baltimore IC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.064	Englewood DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.065	Centerpointe 9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.066	Aurora DC 2	Thermamax Inc.	11/30/2019	26,490	21.2%	Planes Moving & Storage of Chi	1/31/2017	23,975	19.2%	Natural Direct LLC	8/31/2021	12,535	10.0%
Property		3.067	Redlands Industrial Center IB	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.068	Somerset IC II Building II	Nissan North America	2/28/2022	31,587	26.8%	Ralph Libonati Co.	11/30/2020	21,839	18.6%	N/A	N/A	N/A	N/A
Property		3.069	Hofer Ranch TRS Building 3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.070	BWI Commerce Center I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.071	Burleson BP Bldg 1 (Austin DC I)	Southwest Installation Service	1/31/2018	32,000	29.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)	Used Equipment Sales	9/30/2017	14,551	14.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.073	Freeport DC Bldg 2	Dyncorp International LLC	6/30/2016	60,000	41.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.074	Concours DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)	Abrams and Company Publishers	9/30/2016	33,600	33.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.076	Hagerstown - Industrial Lane DC	Rust-Oleum Corporatio	8/31/2017	62,058	36.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.077	Maple Point 1	Roush Industries, Inc.	MTM	15,536	18.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.078	Freeport DC Bldg 1	Kuehne & Nagel, Inc.	10/31/2017	70,000	50.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.079	Capital Beltway CC	Compass Group	4/30/2017	34,450	30.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.080	Centerpointe Trailer Lot	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.081	Randall Crossing DC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.082	Burleson BP Bldg 2 (Austin DC I)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.083	Maple Point 2	The Goodyear Tire & Rubber Co	6/30/2017	18,735	23.0%	Midwest Office Interiors	8/31/2020	15,548	19.1%	AH Tensor International, LLC	10/31/2019	12,029	14.7%
Property		3.084	Hollins End 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.085	Freeport DC Bldg 3	KW (TX), Inc.	MTM	36,870	28.3%	Omni Logistics Inc.	2/29/2016	33,000	25.3%	N/A	N/A	N/A	N/A
Property		3.086	Redlands Industrial Center II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.087	Hollins End 1	Action Pak	1/31/2017	56,563	46.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.088	Hollins End 2	Jason Pharmaceuticals, Inc.	5/31/2018	24,130	20.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.089	Valwood West Industrial D	Group O	11/30/2016	51,010	40.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.090	Redlands Industrial Center IA	Design It	MTM	34,060	34.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.091	Valwood West Industrial C	Exel, Inc.	9/30/2016	34,899	26.0%	Valmont Industries, Inc.	10/31/2019	21,238	15.8%	GLC	11/30/2018	20,690	15.4%
Property		3.092	10th Street Business Park 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.093	Columbia Park IC	Goodman Distribution, Inc	11/30/2017	23,605	22.0%	MD Stone Source, Inc	10/31/2016	14,365	13.4%	N/A	N/A	N/A	N/A
Property		3.094	Valley View BC Bldg 2	Karndean International, LLC	1/31/2018	54,000	46.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.095	Valley View BC Bldg 1	Panini America, Inc.	3/31/2021	34,883	38.1%	The Chamberlain Group, Inc.	9/30/2017	13,837	15.1%	N/A	N/A	N/A	N/A
Property		3.096	Crossroads DC III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.097	Northpointe DC Bldg 1	Nest Technologies Corp.	6/30/2016	9,111	19.6%	Euro USA VA, Inc.	2/28/2018	7,955	17.1%	E-Cell Technologies, Inc.	6/30/2016	5,546	11.9%
Property		3.098	Park 88	Spraying Systems Co.	8/31/2016	11,622	17.7%	Fuel Tech	12/31/2020	10,930	16.7%	N/A	N/A	N/A	N/A

A-1-15

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Property		3.099	Ameriplex	GTECH Corporation	7/31/2023	50,200	42.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.100	Vista Point South 5	Palm Beach Tan, Inc.	9/30/2017	18,910	45.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.101	Hollins End 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.102	Northpointe DC Bldg 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.103	Vista Point South 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)	Austin Wearhouse	12/31/2018	25,600	50.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.105	Vista Point South 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.106	Vista Point South 3	Southwest Sales, LP	9/30/2016	10,594	29.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.107	North Plainfield 3	Panalpina, Inc.	1/31/2017	17,600	14.3%	United Suppliers, Inc.	9/30/2016	17,600	14.3%	N/A	N/A	N/A	N/A
Property		3.108	Vista Point South 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.109	Bolingbrook VMF	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.110	Vista Point South 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.111	Hollins End 3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.112	Hollins End 4	Lamberts Cable	3/31/2019	16,720	49.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.113	Freeport DC Bldg 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.114	Freeport DC Bldg 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		4	Navy League Building	Bean Kinney & Korman, P.C.	11/30/2018	36,055	18.9%	Navy League of the US	11/30/2030	20,738	10.9%	Associated General Contrators of America	12/31/2025	17,607	9.2%
Loan	10, 11	5	Princeton Pike Corporate Center	Fox Rothschild LLP	4/30/2024	57,048	7.0%	GS1 US	11/30/2018	47,215	5.8%	Albridge/BNY Mellon	12/31/2019	45,035	5.6%
Loan	11	6	Princeton South Corporate Center	Philadelphia Insurance Company	8/31/2025	29,556	11.1%	Berkely Life Sciences	1/31/2023	22,856	8.5%	American Institute of CPAs	5/31/2026	19,454	7.3%
Loan	12	7	Greenville Mall	JC Penney	2/28/2019	88,790	21.8%	Dunham’s Sports	1/31/2024	54,000	13.3%	Rack Room Shoes	12/31/2019	10,656	2.6%
Loan		8	Waterford Place Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		9	Marriott - Albuquerque, NM	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio
Property		10.01	US 301	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		10.02	Olive Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		10.03	Northwest Grand Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		10.04	South Shields Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		10.05	South Commerce Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		10.06	North Western Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	14	11	Landmark Gardens & Lofts Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	15	12	Le Meridien Cambridge MIT	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		13	DoubleTree by Hilton - Cleveland, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		14	40 West Plaza	Seton Medical	4/30/2025	38,124	18.7%	PetSmart	1/31/2023	30,000	14.7%	Office Depot	4/30/2022	19,576	9.6%
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre
Property		15.01	Sunbelt Professional Centre	Department of Industrial Relations	2/28/2018	17,049	16.9%	CA Unemployment Insurance Appeals	3/31/2018	14,272	14.2%	Radnet Management, Inc.	5/31/2021	13,904	13.8%
Property		15.02	Solar Plaza	Cardiology Association Medical Group	9/30/2018	5,111	5.5%	Neumeister, D.D.S., Inc.	5/31/2021	5,064	5.5%	Encephalogic Medical Group	10/31/2020	4,064	4.4%
Loan		16	Fountaingrove Center	Moss Adams, LLP	10/31/2022	17,061	10.6%	RGN - Santa Rosa I, LLC	2/28/2026	12,880	8.0%	Wells Fargo Bank, NA	3/31/2020	8,412	5.2%
Loan		17	H-Mart Town Center	Prime Overstock	3/31/2026	31,344	14.8%	Jam Station	12/31/2024	17,856	8.4%	Fresenius Medical Care Collin County Dialysis	12/31/2020	15,239	7.2%
Loan	16	18	University West Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		19	16055 Space Center	Plant Automation Services, Inc.	6/30/2018	22,241	14.9%	Lyondell Chemical Company	7/31/2027	22,154	14.9%	Automation Solutions, Inc.	7/31/2017	13,234	8.9%
Loan		20	Stoneleigh on the Lake Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	Oak Creek Marketplace	PetPeople	5/31/2020	4,560	7.4%	El Rancho Grande	5/31/2020	4,196	6.8%	Zoup!	5/31/2025	2,102	3.4%
Loan		22	Grant at One	Total Renal Care, Inc.	7/31/2022	7,300	9.2%	ATI Physical Therapy	5/31/2019	6,790	8.6%	AAA Travel Agency	10/31/2017	6,550	8.3%
Loan		23	Holiday Inn - La Mesa, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Canyon Lakes Plaza	Body Heat Pilates and Yoga	6/30/2021	5,332	8.1%	Dotty’s	3/31/2019	4,252	6.4%	Cafe Rio	5/31/2017	3,470	5.3%
Loan		25	Ivy Bridge Townhomes	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	14	26	Castle Creek I & II	Comer Nowling & Associates	1/31/2021	6,876	5.3%	Formstack	4/30/2019	6,401	4.9%	Gentiva Certified Healthcare	10/31/2018	5,203	4.0%
Loan		27	Asian Village	Little Saigon TV Network	2/28/2019	4,596	10.4%	Cutie Lounge	MTM	2,660	6.0%	Drs. of Optometry	9/30/2016	1,632	3.7%
Loan		28	Courtyard - Conyers, GA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Park Lee Shopping Center	Blast! Fitness	11/30/2022	20,750	27.5%	Cricket Wireless	5/31/2019	2,600	3.4%	99 Cent Store	MTM	2,210	2.9%
Loan	17	30	Holiday Inn Express - Orlando, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Devon Self Storage - Ann Arbor, MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		33	Macy’s Furniture - San Mateo, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Mendelsohn Staples Center	Guitar Center	10/31/2020	15,000	34.1%	Tasty Goody	4/30/2017	2,500	5.7%	Springleaf Financial	5/31/2019	2,500	5.7%
Loan		35	24 Hour Fitness - Mesquite, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36	Regency Plaza	Coco Beauty Supply	12/31/2023	30,000	14.6%	Office Max	5/31/2017	30,000	14.6%	DD’s Discounts	1/31/2023	22,080	10.7%
Loan		37	Lindale Crossing	Mississippi Valley regional Blood Center	1/10/2017	2,738	6.3%	Bruegger’s Bagels	7/21/2020	2,264	5.2%	Orange Leaf Yogurt	1/14/2017	2,250	5.2%
Loan		38	La Quinta - Norfolk, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Walgreens - Sedro Woolley, WA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	Walgreens - Southbury, CT	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		42	Fish Haven Lodge MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-16

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves
Loan	3	1	Penn Square Mall	Forever 21	1/31/2023	31,255	2.9%	$0	$0	$0	$0	$0	$0	$0	$0
Loan	4	2	Ellenton Premium Outlets	Adidas	1/31/2018	10,500	2.2%	$0	$0	$285,892	$0	$0	$1,429,461	$0	$0
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A					$0	$0	$0	$0	$0	$0	$0	$0
Property		3.001	Inland Empire Indian Ave DC	N/A	N/A	N/A	N/A
Property		3.002	Centerpointe 4	N/A	N/A	N/A	N/A
Property		3.003	Hofer Ranch IC Bldg 1	N/A	N/A	N/A	N/A
Property		3.004	Denver DC	N/A	N/A	N/A	N/A
Property		3.005	Freeport DC Bldg 4	N/A	N/A	N/A	N/A
Property		3.006	Ontario Mills DC	N/A	N/A	N/A	N/A
Property		3.007	Hagerstown Distribution Center	N/A	N/A	N/A	N/A
Property		3.008	Beckwith Farms DC	N/A	N/A	N/A	N/A
Property		3.009	Crossroads DC I	N/A	N/A	N/A	N/A
Property		3.010	Centerpointe 6	N/A	N/A	N/A	N/A
Property		3.011	I-95 DC	N/A	N/A	N/A	N/A
Property		3.012	Chino Spec Forward	N/A	N/A	N/A	N/A
Property		3.013	Bedford Park II	N/A	N/A	N/A	N/A
Property		3.014	Landover DC	N/A	N/A	N/A	N/A
Property		3.015	North Plainfield 8	N/A	N/A	N/A	N/A
Property		3.016	Sterling DC	N/A	N/A	N/A	N/A
Property		3.017	Clifton DC	N/A	N/A	N/A	N/A
Property		3.018	Beckwith Farms 3	N/A	N/A	N/A	N/A
Property		3.019	Collington Commerce Center	N/A	N/A	N/A	N/A
Property		3.020	Bedford Park IB	N/A	N/A	N/A	N/A
Property		3.021	Elam Farms DC	N/A	N/A	N/A	N/A
Property		3.022	Champagne DC	N/A	N/A	N/A	N/A
Property		3.023	Bridge Point 1	SVBC, Inc.	6/30/2016	25,681	9.7%
Property		3.024	Center Square DC	N/A	N/A	N/A	N/A
Property		3.025	Park 355	Vynera Transportation	10/31/2016	28,436	11.2%
Property		3.026	Commerce Farms DC 3	N/A	N/A	N/A	N/A
Property		3.027	Brandon Woods DC	N/A	N/A	N/A	N/A
Property		3.028	Chantilly DC	N/A	N/A	N/A	N/A
Property		3.029	Bolingbrook CC Bldg 3	N/A	N/A	N/A	N/A
Property		3.030	Northpoint CC	N/A	N/A	N/A	N/A
Property		3.031	Franklin Square IC I	N/A	N/A	N/A	N/A
Property		3.032	Rock Quarry Building #1	N/A	N/A	N/A	N/A
Property		3.033	Aurora DC III	N/A	N/A	N/A	N/A
Property		3.034	Washington (DC) Corporate Center	N/A	N/A	N/A	N/A
Property		3.035	Aurora DC 1	N/A	N/A	N/A	N/A
Property		3.036	Waterfront DC	N/A	N/A	N/A	N/A
Property		3.037	Pureland DC I	N/A	N/A	N/A	N/A
Property		3.038	Bedford Park IA	N/A	N/A	N/A	N/A
Property		3.039	Prairie Point Bldg 3	N/A	N/A	N/A	N/A
Property		3.040	Greenwood DC	N/A	N/A	N/A	N/A
Property		3.041	Austin DC III	N/A	N/A	N/A	N/A
Property		3.042	Franklin Square II	N/A	N/A	N/A	N/A
Property		3.043	Pureland DC II	N/A	N/A	N/A	N/A
Property		3.044	Somerset IC	N/A	N/A	N/A	N/A
Property		3.045	Rock Quarry Building #2	N/A	N/A	N/A	N/A
Property		3.046	Brandon Woods DC II	N/A	N/A	N/A	N/A
Property		3.047	Centerpointe 5	N/A	N/A	N/A	N/A
Property		3.048	Industrial Parkway (CA) DC	N/A	N/A	N/A	N/A
Property		3.049	Beckwith Farms 2	N/A	N/A	N/A	N/A
Property		3.050	North Plainfield 2	N/A	N/A	N/A	N/A
Property		3.051	North Plainfield 4	N/A	N/A	N/A	N/A
Property		3.052	North Plainfield 5	N/A	N/A	N/A	N/A
Property		3.053	Somerset IC II Building I	N/A	N/A	N/A	N/A
Property		3.054	BWI Commerce Center II	N/A	N/A	N/A	N/A
Property		3.055	Commerce Farms DC 4	N/A	N/A	N/A	N/A
Property		3.056	Rock Run Bldg 6	N/A	N/A	N/A	N/A
Property		3.057	Bolingbrook CC Bldg 4	N/A	N/A	N/A	N/A
Property		3.058	Bridge Point 2	BEST Transportation Services	9/30/2021	16,892	14.2%
Property		3.059	Burleson BP Bldg 3 (Austin DC I)	N/A	N/A	N/A	N/A
Property		3.060	10th Street Business Park 2	N/A	N/A	N/A	N/A
Property		3.061	Park 55	N/A	N/A	N/A	N/A
Property		3.062	Valwood West Industrial A	N/A	N/A	N/A	N/A
Property		3.063	Baltimore IC	N/A	N/A	N/A	N/A
Property		3.064	Englewood DC	N/A	N/A	N/A	N/A
Property		3.065	Centerpointe 9	N/A	N/A	N/A	N/A
Property		3.066	Aurora DC 2	N/A	N/A	N/A	N/A
Property		3.067	Redlands Industrial Center IB	N/A	N/A	N/A	N/A
Property		3.068	Somerset IC II Building II	N/A	N/A	N/A	N/A
Property		3.069	Hofer Ranch TRS Building 3	N/A	N/A	N/A	N/A
Property		3.070	BWI Commerce Center I	N/A	N/A	N/A	N/A
Property		3.071	Burleson BP Bldg 1 (Austin DC I)	N/A	N/A	N/A	N/A
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)	N/A	N/A	N/A	N/A
Property		3.073	Freeport DC Bldg 2	N/A	N/A	N/A	N/A
Property		3.074	Concours DC	N/A	N/A	N/A	N/A
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)	N/A	N/A	N/A	N/A
Property		3.076	Hagerstown - Industrial Lane DC	N/A	N/A	N/A	N/A
Property		3.077	Maple Point 1	N/A	N/A	N/A	N/A
Property		3.078	Freeport DC Bldg 1	N/A	N/A	N/A	N/A
Property		3.079	Capital Beltway CC	N/A	N/A	N/A	N/A
Property		3.080	Centerpointe Trailer Lot	N/A	N/A	N/A	N/A
Property		3.081	Randall Crossing DC	N/A	N/A	N/A	N/A
Property		3.082	Burleson BP Bldg 2 (Austin DC I)	N/A	N/A	N/A	N/A
Property		3.083	Maple Point 2	ForTec Medical	8/31/2016	11,433	14.0%
Property		3.084	Hollins End 6	N/A	N/A	N/A	N/A
Property		3.085	Freeport DC Bldg 3	N/A	N/A	N/A	N/A
Property		3.086	Redlands Industrial Center II	N/A	N/A	N/A	N/A
Property		3.087	Hollins End 1	N/A	N/A	N/A	N/A
Property		3.088	Hollins End 2	N/A	N/A	N/A	N/A
Property		3.089	Valwood West Industrial D	N/A	N/A	N/A	N/A
Property		3.090	Redlands Industrial Center IA	N/A	N/A	N/A	N/A
Property		3.091	Valwood West Industrial C	N/A	N/A	N/A	N/A
Property		3.092	10th Street Business Park 1	N/A	N/A	N/A	N/A
Property		3.093	Columbia Park IC	N/A	N/A	N/A	N/A
Property		3.094	Valley View BC Bldg 2	N/A	N/A	N/A	N/A
Property		3.095	Valley View BC Bldg 1	N/A	N/A	N/A	N/A
Property		3.096	Crossroads DC III	N/A	N/A	N/A	N/A
Property		3.097	Northpointe DC Bldg 1	Controlled Technology	12/31/2020	3,395	7.3%
Property		3.098	Park 88	N/A	N/A	N/A	N/A

A-1-17

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves
Property		3.099	Ameriplex	N/A	N/A	N/A	N/A
Property		3.100	Vista Point South 5	N/A	N/A	N/A	N/A
Property		3.101	Hollins End 5	N/A	N/A	N/A	N/A
Property		3.102	Northpointe DC Bldg 2	N/A	N/A	N/A	N/A
Property		3.103	Vista Point South 6	N/A	N/A	N/A	N/A
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)	N/A	N/A	N/A	N/A
Property		3.105	Vista Point South 4	N/A	N/A	N/A	N/A
Property		3.106	Vista Point South 3	N/A	N/A	N/A	N/A
Property		3.107	North Plainfield 3	N/A	N/A	N/A	N/A
Property		3.108	Vista Point South 1	N/A	N/A	N/A	N/A
Property		3.109	Bolingbrook VMF	N/A	N/A	N/A	N/A
Property		3.110	Vista Point South 2	N/A	N/A	N/A	N/A
Property		3.111	Hollins End 3	N/A	N/A	N/A	N/A
Property		3.112	Hollins End 4	N/A	N/A	N/A	N/A
Property		3.113	Freeport DC Bldg 6	N/A	N/A	N/A	N/A
Property		3.114	Freeport DC Bldg 5	N/A	N/A	N/A	N/A
Loan		4	Navy League Building	Excella Consulting, Inc.	9/30/2025	17,057	8.9%	$0	$3,500	$0	$3,449,320	$19,673	$0	$174,776	$87,388
Loan	10, 11	5	Princeton Pike Corporate Center	Parsons Brinkerhoff	7/31/2021	43,509	5.4%	$0	$18,895	$3,000,000	$11,500,000	$0	$0	$0	$227,566
Loan	11	6	Princeton South Corporate Center	Trip Advisor	11/30/2021	16,502	6.2%	$100,000	$0	$0	$3,400,000	$0	$0	$0	$92,603
Loan	12	7	Greenville Mall	Shoe Dept Encore	9/30/2024	10,042	2.5%	$1,000,000	$8,468	$304,848	$0	$33,872	$1,000,000	$167,624	$41,906
Loan		8	Waterford Place Apartments	N/A	N/A	N/A	N/A	$0	$8,000	$0	$0	$0	$0	$100,086	$100,086
Loan		9	Marriott - Albuquerque, NM	N/A	N/A	N/A	N/A	$0	$44,270	$0	$0	$0	$0	$250,607	$35,801
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio					$607,534	$0	$0	$0	$0	$0	$92,738	$32,563
Property		10.01	US 301	N/A	N/A	N/A	N/A
Property		10.02	Olive Road	N/A	N/A	N/A	N/A
Property		10.03	Northwest Grand Boulevard	N/A	N/A	N/A	N/A
Property		10.04	South Shields Boulevard	N/A	N/A	N/A	N/A
Property		10.05	South Commerce Street	N/A	N/A	N/A	N/A
Property		10.06	North Western Avenue	N/A	N/A	N/A	N/A
Loan	14	11	Landmark Gardens & Lofts Apartments	N/A	N/A	N/A	N/A	$0	$7,250	$0	$0	$0	$0	$0	$51,809
Loan	15	12	Le Meridien Cambridge MIT	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$177,680	$88,840
Loan		13	DoubleTree by Hilton - Cleveland, OH	N/A	N/A	N/A	N/A	$0	$46,486	$0	$0	$0	$0	$29,707	$29,707
Loan		14	40 West Plaza	Aldi	2/28/2023	18,486	9.1%	$0	$0	$0	$0	$8,849	$530,940	$107,884	$26,971
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre					$0	$0	$0	$225,000	$24,112	$868,032	$131,652	$32,913
Property		15.01	Sunbelt Professional Centre	Wells Fargo Bank	5/31/2017	4,232	4.2%
Property		15.02	Solar Plaza	Anacapa Oral Surgery and Dental Implant Center	9/30/2018	3,193	3.5%
Loan		16	Fountaingrove Center	Sotheby’s International Realty	6/30/2017	5,774	3.6%	$0	$4,031	$0	$0	$16,667	$0	$116,834	$20,251
Loan		17	H-Mart Town Center	Jin Korean BBQ	2/28/2018	8,477	4.0%	$172,500	$0	$0	$200,000	$0	$200,000	$0	$26,563
Loan	16	18	University West Apartments	N/A	N/A	N/A	N/A	$0	$14,117	$0	$0	$0	$0	$165,879	$55,293
Loan		19	16055 Space Center	Parsons Services Company	5/31/2020	11,373	7.6%	$0	$2,486	$0	$200,000	$8,333	$400,000	$44,304	$44,304
Loan		20	Stoneleigh on the Lake Apartments	N/A	N/A	N/A	N/A	$0	$4,750	$0	$0	$0	$0	$0	$43,079
Loan		21	Oak Creek Marketplace	Elements Massage	5/31/2020	2,001	3.2%	$0	$772	$27,804	$0	$792	$75,000	$108,122	$15,446
Loan		22	Grant at One	Men’s Wearhouse	5/31/2019	6,003	7.6%	$0	$990	$0	$100,000	$4,167	$300,000	$127,935	$11,630
Loan		23	Holiday Inn - La Mesa, CA	N/A	N/A	N/A	N/A	$0	$14,312	$0	$0	$0	$0	$14,730	$12,718
Loan		24	Canyon Lakes Plaza	Credit Union 1	8/31/2017	3,300	5.0%	$0	$5,798	$0	$0	$5,000	$300,000	$6,571	$6,571
Loan		25	Ivy Bridge Townhomes	N/A	N/A	N/A	N/A	$0	$1,896	$0	$0	$0	$0	$66,972	$23,275
Loan	14	26	Castle Creek I & II	Prometric	5/31/2020	4,574	3.5%	$0	$2,144	$128,640	$0	$8,093	$275,000	$23,522	$11,761
Loan		27	Asian Village	Hu Tieu Thanh Xuan	11/30/2018	1,440	3.3%	$100,000	$734	$0	$100,000	$0	$0	$20,231	$10,115
Loan		28	Courtyard - Conyers, GA	N/A	N/A	N/A	N/A	$0	$3,989	$0	$0	$0	$0	$41,314	$10,944
Loan		29	Park Lee Shopping Center	Bein Nails by Salina	11/30/2019	1,820	2.4%	$0	$945	$34,020	$300,000	$6,297	$0	$0	$7,096
Loan	17	30	Holiday Inn Express - Orlando, FL	N/A	N/A	N/A	N/A	$0	$11,594	$0	$0	$0	$0	$20,681	$10,341
Loan		31	Devon Self Storage - Ann Arbor, MI	N/A	N/A	N/A	N/A	$0	$1,827	$0	$0	$0	$0	$29,513	$9,838
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	N/A	N/A	N/A	N/A	$0	$10,468	$0	$0	$0	$0	$4,969	$2,485
Loan		33	Macy’s Furniture - San Mateo, CA	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$3,480	$1,160
Loan		34	Mendelsohn Staples Center	N/A	N/A	N/A	N/A	$0	$549	$0	$0	$2,746	$131,826 (If each major tenants extend its lease at least two (2) years beyond the loan maturity date, TI/LC cap reduced to $43,942)	$18,992	$4,748
Loan		35	24 Hour Fitness - Mesquite, TX	N/A	N/A	N/A	N/A	$0	$600	$21,600	$0	$0	$0	$34,362	$17,181
Loan		36	Regency Plaza	Chuck E Cheese	3/31/2020	12,160	5.9%	$0	$5,828	$123,418	$0	$34,283	$822,784	$11,854	$11,854
Loan		37	Lindale Crossing	Hot Harry’s Fresh Burritos	10/31/2017	2,250	5.2%	$0	$544	$0	$0	$4,536	$272,150	$76,703	$12,784
Loan		38	La Quinta - Norfolk, VA	N/A	N/A	N/A	N/A	$0	$5,821	$0	$0	$0	$0	$52,500	$7,500
Loan		39	Walgreens - Sedro Woolley, WA	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
Loan		40	Walgreens - Southbury, CT	N/A	N/A	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	N/A	N/A	N/A	N/A	$0	$5,929	$0	$0	$0	$0	$3,420	$1,710
Loan		42	Fish Haven Lodge MHC	N/A	N/A	N/A	N/A	$0	$367	$0	$0	$0	$0	$2,978	$2,978

A-1-18

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION						THIRD PARTY REPORTS

Property Flag	Footnotes	Loan ID	Property Name	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone	PML %
Loan	3	1	Penn Square Mall	$0	$0	$0	$0	$0	N/A	12/7/2015	11/24/2015	N/A	11/24/2015	N/A	No	N/A
Loan	4	2	Ellenton Premium Outlets	$0	$0	$0	$0	$0	N/A	10/27/2015	10/5/2015	N/A	10/5/2015	N/A	No	N/A
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	$0	$0	$1,177,541	$0	$0	N/A
Property		3.001	Inland Empire Indian Ave DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	10.00%
Property		3.002	Centerpointe 4							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	9.00%
Property		3.003	Hofer Ranch IC Bldg 1							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	10.00%
Property		3.004	Denver DC							10/16/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.005	Freeport DC Bldg 4							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.006	Ontario Mills DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	11.00%
Property		3.007	Hagerstown Distribution Center							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.008	Beckwith Farms DC							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.009	Crossroads DC I							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.010	Centerpointe 6							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	9.00%
Property		3.011	I-95 DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.012	Chino Spec Forward							10/15/2015	6/22/2015	N/A	6/22/2015	7/8/2015	Yes - 4	10.00%
Property		3.013	Bedford Park II							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.014	Landover DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.015	North Plainfield 8							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.016	Sterling DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	18.00%
Property		3.017	Clifton DC							10/26/2015	5/29/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.018	Beckwith Farms 3							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.019	Collington Commerce Center							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.020	Bedford Park IB							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.021	Elam Farms DC							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.022	Champagne DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	13.00%
Property		3.023	Bridge Point 1							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.024	Center Square DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.025	Park 355							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.026	Commerce Farms DC 3							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.027	Brandon Woods DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.028	Chantilly DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.029	Bolingbrook CC Bldg 3							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.030	Northpoint CC							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.031	Franklin Square IC I							9/18/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.032	Rock Quarry Building #1							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.033	Aurora DC III							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.034	Washington (DC) Corporate Center							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.035	Aurora DC 1							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.036	Waterfront DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.037	Pureland DC I							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.038	Bedford Park IA							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.039	Prairie Point Bldg 3							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.040	Greenwood DC							10/20/2015	6/26/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.041	Austin DC III							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.042	Franklin Square II							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.043	Pureland DC II							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.044	Somerset IC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.045	Rock Quarry Building #2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.046	Brandon Woods DC II							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.047	Centerpointe 5							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	9.00%
Property		3.048	Industrial Parkway (CA) DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	12.00%
Property		3.049	Beckwith Farms 2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.050	North Plainfield 2							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.051	North Plainfield 4							10/26/2015	6/28/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.052	North Plainfield 5							10/26/2015	6/28/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.053	Somerset IC II Building I							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.054	BWI Commerce Center II							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.055	Commerce Farms DC 4							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.056	Rock Run Bldg 6							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.057	Bolingbrook CC Bldg 4							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.058	Bridge Point 2							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.059	Burleson BP Bldg 3 (Austin DC I)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.060	10th Street Business Park 2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.061	Park 55							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.062	Valwood West Industrial A							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.063	Baltimore IC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.064	Englewood DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.065	Centerpointe 9							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	9.00%
Property		3.066	Aurora DC 2							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.067	Redlands Industrial Center IB							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	11.00%
Property		3.068	Somerset IC II Building II							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.069	Hofer Ranch TRS Building 3							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	10.00%
Property		3.070	BWI Commerce Center I							11/4/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.071	Burleson BP Bldg 1 (Austin DC I)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.073	Freeport DC Bldg 2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.074	Concours DC							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	11.00%
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.076	Hagerstown - Industrial Lane DC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.077	Maple Point 1							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.078	Freeport DC Bldg 1							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.079	Capital Beltway CC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.080	Centerpointe Trailer Lot							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	9.00%
Property		3.081	Randall Crossing DC							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.082	Burleson BP Bldg 2 (Austin DC I)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.083	Maple Point 2							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.084	Hollins End 6							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.085	Freeport DC Bldg 3							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.086	Redlands Industrial Center II							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	11.00%
Property		3.087	Hollins End 1							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.088	Hollins End 2							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.089	Valwood West Industrial D							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.090	Redlands Industrial Center IA							10/15/2015	6/22/2015	N/A	6/22/2015	7/9/2015	Yes - 4	11.00%
Property		3.091	Valwood West Industrial C							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.092	10th Street Business Park 1							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.093	Columbia Park IC							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.094	Valley View BC Bldg 2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.095	Valley View BC Bldg 1							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.096	Crossroads DC III							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.097	Northpointe DC Bldg 1							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.098	Park 88							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A

A-1-19

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				MORTGAGE LOAN RESERVE INFORMATION						THIRD PARTY REPORTS

Property Flag	Footnotes	Loan ID	Property Name	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone	PML %
Property		3.099	Ameriplex							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.100	Vista Point South 5							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.101	Hollins End 5							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.102	Northpointe DC Bldg 2							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.103	Vista Point South 6							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)							10/21/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.105	Vista Point South 4							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.106	Vista Point South 3							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.107	North Plainfield 3							10/26/2015	6/28/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.108	Vista Point South 1							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.109	Bolingbrook VMF							10/20/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.110	Vista Point South 2							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.111	Hollins End 3							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.112	Hollins End 4							10/26/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.113	Freeport DC Bldg 6							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Property		3.114	Freeport DC Bldg 5							10/19/2015	6/22/2015	N/A	6/22/2015	N/A	No	N/A
Loan		4	Navy League Building	$42,458	$8,492	$0	$3,252,682	$0	Rent Abatement Reserve	9/16/2015	9/15/2015	N/A	9/15/2015	N/A	No	N/A
Loan	10, 11	5	Princeton Pike Corporate Center	$30,882	$15,441	$0	$6,828,740	$23,036	WFB Reserve Funds; Rent Concession Funds; Condominium Reserve; BNY Reserve Funds	1/7/2016	12/17/2015	N/A	12/17/2015	N/A	No	N/A
Loan	11	6	Princeton South Corporate Center	$0	$5,520	$0	$3,492,715	$13,090	Outstanding Free Rent; Outstanding TI/LC; Master Lease Reserve; Condo Association Reserve	1/25/2016	1/27/2016	N/A	1/27/2016	N/A	No	N/A
Loan	12	7	Greenville Mall	$0	$0	$0	$520,000	$0	JC Penney Reserve; Unfunded Tenant Allowances	9/30/2015	8/14/2015	N/A	8/13/2015	N/A	No	N/A
Loan		8	Waterford Place Apartments	$0	$0	$0	$75,000	$0	Environmental Reserve	10/14/2015	8/19/2015	N/A	8/19/2015	N/A	No	N/A
Loan		9	Marriott - Albuquerque, NM	$122,423	$11,161	$77,500	$3,000,000	$0	PIP Reserve	8/20/2015	8/6/2015	N/A	8/6/2015	N/A	No	N/A
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio	$99,379	$9,034	$266,509	$0	$0	N/A
Property		10.01	US 301							12/13/2015	9/16/2015	N/A	9/17/2015	N/A	No	N/A
Property		10.02	Olive Road							12/8/2015	9/16/2015	N/A	9/16/2015	N/A	No	N/A
Property		10.03	Northwest Grand Boulevard							12/9/2015	9/16/2015	N/A	9/16/2015	N/A	No	N/A
Property		10.04	South Shields Boulevard							12/7/2015	9/16/2015	N/A	9/16/2015	N/A	No	N/A
Property		10.05	South Commerce Street							12/4/2015	9/16/2015	N/A	9/16/2015	N/A	No	N/A
Property		10.06	North Western Avenue							12/7/2015	9/16/2015	N/A	9/16/2015	N/A	No	N/A
Loan	14	11	Landmark Gardens & Lofts Apartments	$10,769	$10,769	$227,488	$210,500	$0	Termite Remediation Funds; Renovation Funds	10/28/2015	10/27/2015	N/A	10/21/2015	N/A	No	N/A
Loan	15	12	Le Meridien Cambridge MIT	$0	$0	$0	$3,607,284	$0	PIP Reserve; Seasonality Reserve; Ground Rent Reserve	11/17/2015	10/6/2015	N/A	10/6/2015	N/A	No	N/A
Loan		13	DoubleTree by Hilton - Cleveland, OH	$0	$0	$0	$0	$0	N/A	1/19/2016	8/14/2015	N/A	8/14/2015	N/A	No	N/A
Loan		14	40 West Plaza	$0	$0	$0	$3,210,172	$0	Occupancy Reserve Funds; Regency Furniture Reserve Funds; Outstanding TI/LC Reserve Funds	12/1/2015	10/27/2015	N/A	10/27/2015	N/A	No	N/A
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre	$6,712	$3,356	$0	$0	$0	N/A
Property		15.01	Sunbelt Professional Centre							11/19/2015	11/10/2015	N/A	11/12/2015	11/11/2015	Yes - 4	15.00%
Property		15.02	Solar Plaza							11/30/2015	11/10/2015	N/A	11/12/2015	11/11/2015	Yes - 4	14.00%
Loan		16	Fountaingrove Center	$0	$0	$0	$375,950	$0	Kaiser Reserve Funds; Free Rent Reserve; Enlow TI Obligations	10/15/2015	9/22/2015	N/A	9/22/2015	9/22/2015	Yes - 4	14.00%
Loan		17	H-Mart Town Center	$0	$0	$9,000	$180,290	$0	La Super Free Rent Reserve; Prime Overstock Free Rent Reserve; Fresenius Free Rent Reserve; Outstanding TI Escrow	11/30/2015	11/11/2015	N/A	11/11/2015	N/A	No	N/A
Loan	16	18	University West Apartments	$0	$0	$19,843	$0	$0	N/A	8/19/2015	5/27/2015	N/A	5/27/2015	N/A	No	N/A
Loan		19	16055 Space Center	$4,790	$4,790	$12,125	$391,052	$0	Lyondell Chemical Free Rent; One Source Rent Reserve	11/12/2015	10/29/2015	N/A	10/29/2015	N/A	No	N/A
Loan		20	Stoneleigh on the Lake Apartments	$0	$0	$0	$0	$0	N/A	11/10/2015	10/13/2015	N/A	10/13/2015	N/A	No	N/A
Loan		21	Oak Creek Marketplace	$2,631	$1,315	$0	$0	$0	N/A	12/18/2015	10/12/2015	N/A	10/12/2015	N/A	No	N/A
Loan		22	Grant at One	$25,501	$3,643	$65,166	$160,000	$0	Pearle Lease Reserve	11/1/2015	10/2/2015	N/A	11/5/2015	N/A	No	N/A
Loan		23	Holiday Inn - La Mesa, CA	$13,761	$3,440	$0	$798,053	$0	PIP Reserve	12/11/2015	12/23/2014	N/A	12/23/2014	12/23/2014	Yes - 4	9.00%
Loan		24	Canyon Lakes Plaza	$3,839	$1,919	$0	$66,752	$0	Free Rent Reserve	8/26/2015	8/11/2015	N/A	8/11/2015	N/A	No	N/A
Loan		25	Ivy Bridge Townhomes	$25,856	$3,131	$0	$100,000	$0	Achievement Reserve	1/8/2016	12/8/2015	N/A	12/8/2015	N/A	No	N/A
Loan	14	26	Castle Creek I & II	$2,158	$2,158	$0	$136,000	$0	Roof Escrow	11/20/2015	9/10/2015	N/A	9/11/2015	N/A	No	N/A
Loan		27	Asian Village	$10,591	$1,513	$0	$0	$0	N/A	9/16/2015	9/1/2015	N/A	9/1/2015	9/1/2015	Yes - 4	11.00%
Loan		28	Courtyard - Conyers, GA	$12,683	$2,114	$0	$0	$0	N/A	1/9/2016	12/10/2015	N/A	12/11/2015	N/A	No	N/A
Loan		29	Park Lee Shopping Center	$3,043	$1,521	$0	$62,004	$0	Environmental Reserve	12/18/2015	12/17/2015	8/24/2015	12/17/2015	N/A	No	N/A
Loan	17	30	Holiday Inn Express - Orlando, FL	$43,874	$3,656	$0	$2,003,462	$0	PIP Reserve	11/25/2015	11/17/2015	N/A	11/13/2015	N/A	No	N/A
Loan		31	Devon Self Storage - Ann Arbor, MI	$0	$0	$14,000	$0	$0	N/A	8/21/2015	8/7/2015	N/A	8/7/2015	N/A	No	N/A
Loan		32	Holiday Inn Express & Suites - Pensacola, FL	$24,977	$4,163	$0	$500,000	$0	Upfront PIP Reserve	10/2/2015	7/27/2015	N/A	7/27/2015	N/A	No	N/A
Loan		33	Macy’s Furniture - San Mateo, CA	$0	$0	$0	$0	$0	N/A	9/8/2015	9/2/2015	N/A	9/2/2015	9/2/2015	Yes - 4	19.00%
Loan		34	Mendelsohn Staples Center	$0	$0	$5,775	$0	$0	N/A	12/2/2015	11/30/2015	N/A	11/30/2015	11/30/2015	Yes - 4	14.00%
Loan		35	24 Hour Fitness - Mesquite, TX	$0	$0	$137,063	$0	$0	N/A	11/13/2015	11/10/2015	N/A	11/10/2015	N/A	No	N/A
Loan		36	Regency Plaza	$0	$0	$11,250	$8,711	$0	Existing TI/LC Reserve Fund	12/14/2015	10/29/2015	N/A	10/28/2015	N/A	No	N/A
Loan		37	Lindale Crossing	$14,372	$1,106	$32,657	$0	$0	N/A	12/10/2015	11/12/2015	N/A	11/11/2015	N/A	No	N/A
Loan		38	La Quinta - Norfolk, VA	$9,655	$966	$0	$540,000	$0	PIP Reserve	12/16/2015	10/29/2015	N/A	10/28/2015	N/A	No	N/A
Loan		39	Walgreens - Sedro Woolley, WA	$0	$0	$0	$0	$0	N/A	10/21/2015	10/8/2015	N/A	10/8/2015	10/8/2015	Yes - 3	11.00%
Loan		40	Walgreens - Southbury, CT	$0	$0	$0	$0	$0	N/A	10/30/2015	10/22/2015	N/A	10/22/2015	N/A	No	N/A
Loan		41	Best Western Blue Angel Inn - Pensacola, FL	$22,337	$1,861	$0	$0	$0	N/A	10/2/2015	7/27/2015	N/A	7/27/2015	N/A	No	N/A
Loan		42	Fish Haven Lodge MHC	$6,757	$1,411	$36,250	$35,000	$0	Debt Service Reserve	10/20/2015	10/2/2015	N/A	10/2/2015	N/A	No	N/A

A-1-20

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	3	1	Penn Square Mall	$116,500,000	$103,500,000	47.0%	2.73x	10.9%
Loan	4	2	Ellenton Premium Outlets	$106,800,000		53.6%	2.43x	10.9%
Loan	5, 6, 7, 8, 9	3	GLP Industrial Portfolio A	$567,600,000	$328,900,000	46.2%	2.62x	12.0%	$330,000,000	62.0%	1.84x	8.9%
Property		3.001	Inland Empire Indian Ave DC
Property		3.002	Centerpointe 4
Property		3.003	Hofer Ranch IC Bldg 1
Property		3.004	Denver DC
Property		3.005	Freeport DC Bldg 4
Property		3.006	Ontario Mills DC
Property		3.007	Hagerstown Distribution Center
Property		3.008	Beckwith Farms DC
Property		3.009	Crossroads DC I
Property		3.010	Centerpointe 6
Property		3.011	I-95 DC
Property		3.012	Chino Spec Forward
Property		3.013	Bedford Park II
Property		3.014	Landover DC
Property		3.015	North Plainfield 8
Property		3.016	Sterling DC
Property		3.017	Clifton DC
Property		3.018	Beckwith Farms 3
Property		3.019	Collington Commerce Center
Property		3.020	Bedford Park IB
Property		3.021	Elam Farms DC
Property		3.022	Champagne DC
Property		3.023	Bridge Point 1
Property		3.024	Center Square DC
Property		3.025	Park 355
Property		3.026	Commerce Farms DC 3
Property		3.027	Brandon Woods DC
Property		3.028	Chantilly DC
Property		3.029	Bolingbrook CC Bldg 3
Property		3.030	Northpoint CC
Property		3.031	Franklin Square IC I
Property		3.032	Rock Quarry Building #1
Property		3.033	Aurora DC III
Property		3.034	Washington (DC) Corporate Center
Property		3.035	Aurora DC 1
Property		3.036	Waterfront DC
Property		3.037	Pureland DC I
Property		3.038	Bedford Park IA
Property		3.039	Prairie Point Bldg 3
Property		3.040	Greenwood DC
Property		3.041	Austin DC III
Property		3.042	Franklin Square II
Property		3.043	Pureland DC II
Property		3.044	Somerset IC
Property		3.045	Rock Quarry Building #2
Property		3.046	Brandon Woods DC II
Property		3.047	Centerpointe 5
Property		3.048	Industrial Parkway (CA) DC
Property		3.049	Beckwith Farms 2
Property		3.050	North Plainfield 2
Property		3.051	North Plainfield 4
Property		3.052	North Plainfield 5
Property		3.053	Somerset IC II Building I
Property		3.054	BWI Commerce Center II
Property		3.055	Commerce Farms DC 4
Property		3.056	Rock Run Bldg 6
Property		3.057	Bolingbrook CC Bldg 4
Property		3.058	Bridge Point 2
Property		3.059	Burleson BP Bldg 3 (Austin DC I)
Property		3.060	10th Street Business Park 2
Property		3.061	Park 55
Property		3.062	Valwood West Industrial A
Property		3.063	Baltimore IC
Property		3.064	Englewood DC
Property		3.065	Centerpointe 9
Property		3.066	Aurora DC 2
Property		3.067	Redlands Industrial Center IB
Property		3.068	Somerset IC II Building II
Property		3.069	Hofer Ranch TRS Building 3
Property		3.070	BWI Commerce Center I
Property		3.071	Burleson BP Bldg 1 (Austin DC I)
Property		3.072	Raceway Crossings IC Bldg 3 (Austin DC II)
Property		3.073	Freeport DC Bldg 2
Property		3.074	Concours DC
Property		3.075	Raceway Crossings IC Bldg 2 (Austin DC II)
Property		3.076	Hagerstown - Industrial Lane DC
Property		3.077	Maple Point 1
Property		3.078	Freeport DC Bldg 1
Property		3.079	Capital Beltway CC
Property		3.080	Centerpointe Trailer Lot
Property		3.081	Randall Crossing DC
Property		3.082	Burleson BP Bldg 2 (Austin DC I)
Property		3.083	Maple Point 2
Property		3.084	Hollins End 6
Property		3.085	Freeport DC Bldg 3
Property		3.086	Redlands Industrial Center II
Property		3.087	Hollins End 1
Property		3.088	Hollins End 2
Property		3.089	Valwood West Industrial D
Property		3.090	Redlands Industrial Center IA
Property		3.091	Valwood West Industrial C
Property		3.092	10th Street Business Park 1
Property		3.093	Columbia Park IC
Property		3.094	Valley View BC Bldg 2
Property		3.095	Valley View BC Bldg 1
Property		3.096	Crossroads DC III
Property		3.097	Northpointe DC Bldg 1
Property		3.098	Park 88

A-1-21

Annex A-I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

				TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Property		3.099	Ameriplex
Property		3.100	Vista Point South 5
Property		3.101	Hollins End 5
Property		3.102	Northpointe DC Bldg 2
Property		3.103	Vista Point South 6
Property		3.104	Raceway Crossings IC Bldg 1 (Austin DC II)
Property		3.105	Vista Point South 4
Property		3.106	Vista Point South 3
Property		3.107	North Plainfield 3
Property		3.108	Vista Point South 1
Property		3.109	Bolingbrook VMF
Property		3.110	Vista Point South 2
Property		3.111	Hollins End 3
Property		3.112	Hollins End 4
Property		3.113	Freeport DC Bldg 6
Property		3.114	Freeport DC Bldg 5
Loan		4	Navy League Building
Loan	10, 11	5	Princeton Pike Corporate Center	$80,000,000		65.3%	1.38x	9.6%	$17,000,000	73.9%	1.07x	8.5%
Loan	11	6	Princeton South Corporate Center						$12,000,000	83.3%	0.92x	6.4%
Loan	12	7	Greenville Mall
Loan		8	Waterford Place Apartments
Loan		9	Marriott - Albuquerque, NM
Loan	8, 9, 13	10	Simply Self Storage OK & FL Portfolio
Property		10.01	US 301
Property		10.02	Olive Road
Property		10.03	Northwest Grand Boulevard
Property		10.04	South Shields Boulevard
Property		10.05	South Commerce Street
Property		10.06	North Western Avenue
Loan	14	11	Landmark Gardens & Lofts Apartments
Loan	15	12	Le Meridien Cambridge MIT	$42,200,000		68.1%	1.55x	11.1%
Loan		13	DoubleTree by Hilton - Cleveland, OH
Loan		14	40 West Plaza
Loan	8, 9	15	Solar Plaza & Sunbelt Professional Centre
Property		15.01	Sunbelt Professional Centre
Property		15.02	Solar Plaza
Loan		16	Fountaingrove Center
Loan		17	H-Mart Town Center
Loan	16	18	University West Apartments	$27,000,000		74.1%	1.45x	9.2%
Loan		19	16055 Space Center
Loan		20	Stoneleigh on the Lake Apartments
Loan		21	Oak Creek Marketplace
Loan		22	Grant at One
Loan		23	Holiday Inn - La Mesa, CA
Loan		24	Canyon Lakes Plaza
Loan		25	Ivy Bridge Townhomes
Loan	14	26	Castle Creek I & II
Loan		27	Asian Village
Loan		28	Courtyard - Conyers, GA
Loan		29	Park Lee Shopping Center
Loan	17	30	Holiday Inn Express - Orlando, FL
Loan		31	Devon Self Storage - Ann Arbor, MI
Loan		32	Holiday Inn Express & Suites - Pensacola, FL
Loan		33	Macy’s Furniture - San Mateo, CA
Loan		34	Mendelsohn Staples Center
Loan		35	24 Hour Fitness - Mesquite, TX
Loan		36	Regency Plaza
Loan		37	Lindale Crossing
Loan		38	La Quinta - Norfolk, VA
Loan		39	Walgreens - Sedro Woolley, WA
Loan		40	Walgreens - Southbury, CT
Loan		41	Best Western Blue Angel Inn - Pensacola, FL
Loan		42	Fish Haven Lodge MHC

A-1-22

MSBAM 2016-C28

(1)	BANA—Bank of America, National Association; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; CIBC—CIBC Inc.; SMC—Starwood Mortgage Capital LLC; SMF III—Starwood Mortgage Funding III LLC.; UBSRES—UBS Real Estate Securities Inc.

(2)	The Administrative Cost Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(3)	Mortgage Loan No. 1, Penn Square Mall, is part of a whole loan that is evidenced by three (3) pari passu promissory notes with an aggregate Cut-off Date principal balance of $206,500,000, and a subordinate promissory note with an aggregate outstanding principal balance as of the Cut-off Date of $103,500,000. The Penn Square Mall mortgage loan is evidenced by one such pari passu promissory note (Note A-1B) with an outstanding principal balance as of the Cut-off Date of $90,000,000. The pari passu promissory notes (Notes A-1A and A-1C), with an outstanding principal balance as of the Cut-off Date of $116,500,000, and the subordinate promissory note (Note A-2), with an outstanding principal balance as of the Cut-off Date of $103,500,000, are not included in the Issuing Entity and evidence the related non-serviced companion loans, which are expected to be held by the MSCI 2016-PSQ securitization trust as of the closing date. The Penn Square Mall whole loan will be serviced pursuant to the pooling and servicing agreement for the MSCI 2016-PSQ transaction. Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last promissory note evidencing a portion of the Penn Square Mall whole loan to be securitized and (b) June 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan but exclude the related subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan” in this prospectus.

(4)	Mortgage Loan No. 2, Ellenton Premium Outlets, is part of a whole loan that is evidenced by four (4) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $178,000,000. The Ellenton Premium Outlets mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-4) with an aggregate outstanding principal balance as of the Cut-off Date of $71,200,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1, A-2 and A-3) evidence the related non-serviced companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $106,800,000. Notes A-1 and A-3, with an aggregate outstanding principal balance as of the Cut-Off Date of $68,000,000, were contributed to the MSCI 2015-UBS8 securitization trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $38,800,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. The Ellenton Premium Outlets whole loan will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” in this prospectus.

(5)	Mortgage Loan No. 3, GLP Industrial Portfolio A, is part of a whole loan that is evidenced by five (5) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date

A-1-23

of $637,600,000, and two (2) subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $328,900,000. The GLP Industrial Portfolio A mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-4) with an outstanding principal balance as of the Cut-off Date of $70,000,000. The pari passu promissory notes (Notes A-1, A-2, A-3-1 and A-3-2), with an outstanding principal balance as of the Cut-off Date of $567,600,000, and the subordinate promissory notes (Notes B-1 and B-2) are not included in the Issuing Entity and evidence the related non-serviced companion loans. The pari passu companion loans evidenced by Note A-1 and Note A-2 and the two (2) subordinate companion loans are being held by the CSMC 2015-GLPA securitization trust as of the closing date. The pari passu companion loans evidenced by Note A-3-1 and Note A-3-2 are expected to be held by Column Financial, Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization trusts or otherwise transferred at any time. The pari passu companion loan evidenced by Note A-4 is expected to be held by Morgan Stanley Mortgage Capital Holdings LLC or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization trusts or otherwise transferred at any time. The GLP Industrial Portfolio A whole loan will be serviced pursuant to the pooling and servicing agreement for the CSMC 2015-GLPA transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loans but exclude the related subordinate companion loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan” in this prospectus.

(6)	With respect to Mortgage Loan No. 3, GLP Industrial Portfolio A, the appraiser determined a value of $2,090.0 million for the portfolio if sold in its entirety to a single buyer. The appraiser determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million. The Cut-Off Date LTV Ratio and Maturity Date LTV Ratio are based on the $2,090.0 million value. See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

(7)	With respect to Mortgage Loan No. 3, GLP Industrial Portfolio A, the related loan documents permit collateral substitution subject to LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(8)	With respect to Mortgage Loan Nos. 3, 10 and 15, GLP Industrial Portfolio A, Simply Self Storage OK & FL Portfolio and Solar Plaza & Sunbelt Professional Center, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(9)	With respect to Mortgage Loan Nos. 3, 10 and 15, GLP Industrial Portfolio A, Simply Self Storage OK & FL Portfolio and Solar Plaza & Sunbelt Professional Center, each such mortgage loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(10)	Mortgage Loan No. 5, Princeton Pike Corporate Center, is part of a whole loan that is evidenced by three (3) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000. The Princeton Pike Corporate Center mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-2 and A-3) evidence the related serviced companion loans, with an aggregate

A-1-24

outstanding principal balance as of the Cut-off Date of $80,000,000, which are expected to be held by Morgan Stanley Bank, N.A. or an affiliate as of the Cut-off Date, and each such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. The Princeton Pike Corporate Center whole loan will be serviced pursuant to the pooling and servicing agreement for this transaction. Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Princeton Pike Corporate Center promissory note to be securitized and (b) July 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans —The Serviced Pari Passu Whole Loan—The Princeton Pike Corporate Center Whole Loan” in this prospectus.

(11)	With respect to Mortgage Loan Nos. 5 and 6, Princeton Pike Corporate Center and Princeton South Corporate Center, the Princeton Pike Corporate Center borrower and Princeton South Corporate Center borrower are affiliated in that (i) David Werner, who is the non-recourse carve-out guarantor on the Princeton Pike Corporate Center mortgage loan, owns an equity interest in the Princeton South Corporate Center borrower, and (ii) Joseph Friedland, who is a non-recourse carve-out guarantor on the Princeton South Corporate Center mortgage loan, owns an equity interest in the Princeton Pike Corporate Center borrower.

(12)	With respect to Mortgage Loan No. 7, Greenville Mall, the current occupancy as of November 30, 2015 includes temporary tenants. Current occupancy excluding temporary tenants is 91.9%.

(13)	With respect to Mortgage Loan No. 10, Simply Self Storage OK & FL Portfolio, the seller of the mortgaged properties acquired the properties at different times from 2012 through 2014. As a result, Third Most Recent Revenues, Third Most Recent Expenses, Third Most Recent NOI and Third Most Recent NOI Debt Yield is calculated based on three of the six properties that make up the portfolio.

(14)	With respect to Mortgage Loan Nos. 11 and 26, Landmark Gardens & Lofts and Castle Creek I & II, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

(15)	Mortgage Loan No. 12, Le Meridien Cambridge MIT, is part of a loan pair evidenced by three (3) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $72,200,000. The Le Meridien Cambridge MIT mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $30,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-2 and A-3) evidence the related non-serviced companion loans, with an outstanding principal balance as of the Cut-off Date of $42,200,000, which are expected to be held by Bank of America, National Association or an affiliate as of the Cut-off Date, and each such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. The Le Meridien Cambridge MIT whole loan is going to be serviced according to the pooling and servicing agreement for this transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Le Meridien Cambridge MIT Whole Loan” in this prospectus.

(16)	Mortgage Loan No. 18, University West Apartments, is part of a loan pair evidenced by two (2) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000. The University West Apartments mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $18,000,000. The pari passu promissory note not included in the Issuing Entity (Note A-1)

A-1-25

evidences the related non-serviced companion loan, with an outstanding principal balance as of the Cut-off Date of $27,000,000, which was contributed to the MSBAM 2015-C27 securitization trust. The University West Apartments whole loan is going to be serviced according to the pooling and servicing agreement for the MSBAM 2015-C27 transaction. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The University West Apartments Whole Loan” in this prospectus.

(17)	With respect to Mortgage Loan No. 30, Holiday Inn Express - Orlando, FL, the Appraised Value represents the “as-is market value based on a hypothetical condition” value of $11,500,000 that assumes a property improvement plan costing $2,003,462 was completed at the mortgaged property as of November 1, 2015. The related appraisal also reported an “as-is” value of $9,200,000 (corresponding to a Cut-off Date LTV Ratio of 86.9% and a Maturity Date LTV Ratio of 71.7%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $2,003,462. The franchisor has required the property improvement plan at the mortgaged property in connection with extending the franchise agreement through December 2030. At origination of the mortgage loan, the borrower deposited $2,003,462 for property improvements.

A.	“Yield Maintenance Premium” means, with respect to any payment of principal on a Note or Note Component prior to the Par Prepayment Period, the greater of (i) one percent (1%) of the principal being so paid and (ii) the product of: (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times (B) the excess of (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled payments of principal and interest with respect to the Note or Note Component (including the balloon payment, assuming prepayment of the balloon payment on the first day in the Par Prepayment Period), determined by discounting such payments to the date on which such payment of principal is made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such payment.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to this Agreement is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the commencement of the Par Prepayment Period.

If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities (one before and one after the commencement of the Par Prepayment Period) shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).”

B.	“Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (defined below) of a series of monthly payments over the remaining term of the Loan each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment

A-1-26

Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of the Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

A-1-27

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	18	$466,048,750	48.8%	4.459%	118	2.36x	12.4%	55.3%	50.6%
Bank of America, National Association	12	$332,646,635	34.8%	4.654%	110	1.69x	10.2%	63.9%	58.3%
CIBC Inc.	7	$91,506,391	9.6%	5.029%	118	1.48x	10.9%	70.0%	58.7%
Starwood Mortgage Funding III LLC	5	$65,446,578	6.8%	4.992%	112	1.47x	10.2%	71.9%	61.2%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1 - 5,000,000	4	$13,563,576	1.4%	4.973%	118	1.61x	11.2%	63.2%	54.8%
5,000,001 - 10,000,000	13	$93,945,184	9.8%	4.968%	109	1.70x	11.9%	65.4%	55.3%
10,000,001 - 15,000,000	5	$62,236,371	6.5%	4.997%	109	1.50x	10.3%	68.7%	61.1%
15,000,001 - 25,000,000	4	$69,481,250	7.3%	4.692%	118	1.51x	9.5%	72.5%	66.4%
25,000,001 - 50,000,000	12	$425,221,974	44.5%	4.712%	115	1.43x	9.8%	69.0%	60.8%
50,000,001 - 75,000,000	3	$201,200,000	21.1%	4.435%	118	2.67x	13.1%	47.9%	46.5%
75,000,001 - 90,000,000	1	$90,000,000	9.4%	3.842%	119	4.10x	16.4%	31.3%	31.3%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: $2,207,898
Maximum: $90,000,000
Average: $22,753,532

A-2-1

Annex A-2
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Florida	8	$116,078,433	12.1%	4.532%	115	2.14x	11.5%	58.7%	53.7%
California	24	$107,701,025	11.3%	4.556%	113	2.11x	12.6%	56.9%	50.6%
Oklahoma	5	$105,220,000	11.0%	3.984%	119	3.70x	15.2%	37.1%	35.5%
New Jersey	11	$103,257,541	10.8%	4.356%	115	1.48x	9.3%	64.2%	59.5%
Texas	34	$98,725,933	10.3%	4.681%	119	1.70x	10.2%	68.0%	61.9%
Virginia	5	$66,484,298	7.0%	4.950%	118	1.51x	10.2%	61.6%	56.4%
North Carolina	1	$45,329,539	4.7%	4.460%	117	1.64x	11.1%	62.4%	50.7%
Ohio	2	$43,100,000	4.5%	5.215%	120	1.47x	11.1%	72.0%	62.0%
Maryland	23	$41,108,979	4.3%	4.932%	136	2.11x	11.8%	59.9%	52.4%
New Hampshire	1	$40,000,000	4.2%	4.793%	118	1.21x	7.9%	71.9%	66.2%
New Mexico	1	$37,072,435	3.9%	4.880%	117	1.58x	11.5%	69.2%	57.0%
Massachusetts	1	$30,000,000	3.1%	4.933%	58	1.55x	11.1%	68.1%	65.2%
Iowa	2	$24,060,000	2.5%	4.693%	118	1.40x	9.2%	73.6%	66.7%
Pennsylvania	1	$12,880,000	1.3%	4.930%	118	1.52x	10.3%	75.0%	64.9%
Indiana	8	$11,694,233	1.2%	4.796%	118	2.33x	14.3%	61.9%	53.9%
Nevada	1	$11,625,000	1.2%	4.767%	116	1.46x	9.9%	74.0%	63.8%
New York	1	$11,200,000	1.2%	5.400%	120	1.24x	8.6%	70.9%	63.4%
Illinois	19	$10,353,743	1.1%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Georgia	1	$8,100,000	0.8%	5.240%	120	1.65x	12.1%	69.8%	58.0%
Arizona	1	$8,000,000	0.8%	5.316%	59	1.38x	9.9%	74.8%	70.0%
Michigan	1	$7,893,750	0.8%	4.901%	116	1.33x	8.7%	75.0%	64.9%
Tennessee	6	$5,141,798	0.5%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Washington	1	$4,250,000	0.4%	4.845%	118	1.73x	8.6%	65.4%	65.4%
Connecticut	1	$3,920,000	0.4%	4.805%	118	1.16x	8.0%	66.4%	59.1%
Colorado	1	$1,806,293	0.2%	4.144%	117	3.97x	18.2%	30.5%	30.5%
District of Columbia	1	$645,355	0.1%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Total:	161	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

A-2-2

Annex A-2
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	7	$171,660,000	18.0%	4.423%	118	2.80x	13.2%	50.6%	46.6%
Outlet Center	1	$71,200,000	7.5%	4.299%	118	2.43x	10.9%	53.6%	53.6%
Regional Mall	1	$45,329,539	4.7%	4.460%	117	1.64x	11.1%	62.4%	50.7%
Shadow Anchored	3	$26,606,577	2.8%	4.755%	117	1.48x	10.0%	65.1%	56.3%
Free-Standing	4	$21,840,000	2.3%	4.791%	119	1.92x	10.8%	55.9%	49.6%
Unanchored	1	$12,880,000	1.3%	4.930%	118	1.52x	10.3%	75.0%	64.9%
Subtotal:	17	$349,516,117	36.6%	4.469%	118	2.37x	11.9%	55.1%	50.2%
Office
Suburban	7	$177,058,750	18.5%	4.496%	116	1.43x	9.7%	68.4%	61.5%
CBD	1	$60,000,000	6.3%	4.938%	118	1.45x	9.8%	61.4%	56.7%
Subtotal:	8	$237,058,750	24.8%	4.608%	117	1.43x	9.8%	66.7%	60.3%
Hospitality
Full Service	3	$96,072,435	10.1%	5.017%	99	1.58x	11.7%	69.9%	60.6%
Limited Service	6	$44,106,906	4.6%	5.071%	106	1.85x	14.3%	63.4%	50.8%
Subtotal:	9	$140,179,340	14.7%	5.034%	101	1.66x	12.5%	67.8%	57.5%
Multifamily
Garden	3	$67,200,000	7.0%	4.884%	119	1.34x	8.2%	70.1%	65.4%
Student Housing	1	$18,000,000	1.9%	4.553%	117	1.45x	9.2%	74.1%	68.0%
Subtotal:	4	$85,200,000	8.9%	4.814%	118	1.37x	8.4%	70.9%	66.0%
Industrial
Distribution Warehouse	59	$44,413,769	4.6%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Warehouse	46	$24,092,093	2.5%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Flex	9	$1,494,138	0.2%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Subtotal:	114	$70,000,000	7.3%	4.144%	117	3.97x	18.2%	30.5%	30.5%
Self Storage
Self Storage	7	$40,998,750	4.3%	4.838%	118	1.33x	8.5%	72.2%	61.1%
Subtotal:	7	$40,998,750	4.3%	4.838%	118	1.33x	8.5%	72.2%	61.1%
Mixed Use
Multifamily/Retail	1	$30,487,500	3.2%	4.690%	118	1.31x	8.4%	74.5%	68.5%
Subtotal:	1	$30,487,500	3.2%	4.690%	118	1.31x	8.4%	74.5%	68.5%
Manufactured Housing
Manufactured Housing	1	$2,207,898	0.2%	5.190%	117	1.37x	9.2%	71.2%	59.2%
Subtotal:	1	$2,207,898	0.2%	5.190%	117	1.37x	9.2%	71.2%	59.2%

Total:	161	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

A-2-3

Annex A-2
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.842 - 4.000	1	$90,000,000	9.4%	3.842%	119	4.10x	16.4%	31.3%	31.3%
4.001 - 4.500	5	$241,129,539	25.2%	4.238%	114	2.50x	12.6%	51.2%	47.8%
4.501 - 5.000	23	$485,525,383	50.8%	4.777%	113	1.48x	9.9%	68.0%	61.0%
5.001 - 5.400	13	$138,993,433	14.5%	5.224%	121	1.47x	11.1%	71.4%	60.4%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 3.842%
Maximum: 5.400%
Weighted Average: 4.618%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
	No. of	Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
Original Term to Maturity (mos.)	Mtg. Loans	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
60	3	$44,600,000	4.7%	4.929%	58	1.63x	11.7%	67.4%	63.9%
84	1	$12,431,371	1.3%	4.825%	72	2.08x	14.8%	52.9%	47.4%
120	37	$870,116,984	91.0%	4.577%	118	2.02x	11.4%	60.2%	54.2%
144	1	$28,500,000	3.0%	5.280%	144	1.28x	9.0%	72.9%	62.1%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 60 mos.
Maximum: 144 mos.
Weighted Average: 117 mos.

A-2-4

Annex A-2
Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
58 - 60	3	$44,600,000	4.7%	4.929%	58	1.63x	11.7%	67.4%	63.9%
72 - 84	1	$12,431,371	1.3%	4.825%	72	2.08x	14.8%	52.9%	47.4%
110 - 120	37	$870,116,984	91.0%	4.577%	118	2.02x	11.4%	60.2%	54.2%
144 - 144	1	$28,500,000	3.0%	5.280%	144	1.28x	9.0%	72.9%	62.1%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 58 mos.
Maximum: 144 mos.
Weighted Average: 115 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$258,450,000	27.0%	4.141%	118	3.39x	14.7%	40.0%	40.0%
240	2	$10,193,957	1.1%	5.166%	118	1.84x	16.8%	63.0%	40.4%
300	2	$10,590,000	1.1%	4.928%	119	1.30x	9.4%	65.5%	52.6%
360	32	$676,414,398	70.8%	4.787%	114	1.46x	10.0%	68.7%	60.7%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.

A-2-5

Annex A-2
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$258,450,000	27.0%	4.141%	118	3.39x	14.7%	40.0%	40.0%
238 - 240	2	$10,193,957	1.1%	5.166%	118	1.84x	16.8%	63.0%	40.4%
300 - 300	2	$10,590,000	1.1%	4.928%	119	1.30x	9.4%	65.5%	52.6%
348 - 360	32	$676,414,398	70.8%	4.787%	114	1.46x	10.0%	68.7%	60.7%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 238 mos.
Maximum: 360 mos.
Weighted Average: 357 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.16 - 1.30	6	$103,780,000	10.9%	5.050%	126	1.23x	8.4%	71.7%	64.2%
1.31 - 1.40	9	$204,764,148	21.4%	4.617%	114	1.34x	8.8%	69.7%	62.6%
1.41 - 1.50	5	$123,584,077	12.9%	4.775%	117	1.46x	9.8%	67.0%	60.3%
1.51 - 1.60	7	$160,783,685	16.8%	4.890%	107	1.56x	11.3%	69.5%	60.4%
1.61 - 1.70	4	$68,687,818	7.2%	4.695%	118	1.65x	11.8%	65.4%	52.4%
1.71 - 1.80	4	$33,631,578	3.5%	4.911%	119	1.75x	10.5%	66.9%	62.1%
1.81 - 2.50	4	$93,417,049	9.8%	4.409%	108	2.36x	12.1%	53.5%	51.9%
2.51 - 3.00	1	$7,000,000	0.7%	4.550%	118	2.98x	14.2%	35.5%	35.5%
3.01 - 4.10	2	$160,000,000	16.7%	3.974%	118	4.04x	17.2%	31.0%	31.0%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 1.16x
Maximum: 4.10x
Weighted Average: 1.98x

A-2-6

Annex A-2
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.5 - 40.0	3	$167,000,000	17.5%	3.998%	118	4.00x	17.1%	31.1%	31.1%
40.1 - 60.0	6	$108,398,626	11.3%	4.456%	109	2.24x	11.8%	54.2%	51.7%
60.1 - 65.0	5	$155,949,539	16.3%	4.726%	118	1.55x	10.3%	62.9%	55.3%
65.1 - 70.0	10	$201,732,291	21.1%	4.677%	107	1.48x	10.3%	67.4%	60.1%
70.1 - 75.0	17	$304,167,898	31.8%	4.910%	119	1.38x	9.4%	73.2%	64.5%
75.1 - 75.1	1	$18,400,000	1.9%	4.815%	119	1.34x	9.3%	75.1%	66.3%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 30.5%
Maximum: 75.1%
Weighted Average: 60.8%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.5 - 40.0	4	$170,185,678	17.8%	4.021%	118	3.96x	17.1%	31.5%	31.2%
40.1 - 50.0	4	$34,291,226	3.6%	4.912%	102	1.71x	12.9%	59.4%	46.8%
50.1 - 60.0	12	$282,561,450	29.6%	4.662%	117	1.79x	11.0%	61.6%	54.9%
60.1 - 65.0	12	$262,513,750	27.5%	4.793%	120	1.41x	9.5%	69.8%	61.9%
65.1 - 70.0	10	$206,096,250	21.6%	4.779%	107	1.38x	9.3%	72.8%	66.6%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 30.5%
Maximum: 70.0%
Weighted Average: 54.8%

A-2-7

Annex A-2
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Partial Interest Only	23	$518,030,000	54.2%	4.768%	115	1.39x	9.4%	69.6%	62.7%
Interest Only	6	$258,450,000	27.0%	4.141%	118	3.39x	14.7%	40.0%	40.0%
Amortizing Balloon	13	$179,168,355	18.7%	4.873%	113	1.67x	12.3%	65.4%	53.4%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
7.9 - 8.0	3	$58,020,000	6.1%	4.864%	118	1.20x	7.9%	71.3%	65.6%
8.0 - 8.5	3	$111,592,500	11.7%	4.454%	115	1.32x	8.3%	70.3%	63.0%
8.5 - 9.0	5	$67,843,750	7.1%	5.103%	129	1.42x	8.8%	70.5%	63.5%
9.0 - 9.5	4	$44,667,898	4.7%	4.768%	118	1.38x	9.3%	74.1%	66.1%
9.5 - 10.0	6	$163,584,077	17.1%	4.795%	115	1.43x	9.8%	66.1%	60.1%
10.0 - 11.0	5	$114,631,250	12.0%	4.487%	118	2.08x	10.7%	60.2%	56.5%
11.0 - 12.0	4	$140,351,974	14.7%	4.705%	105	1.58x	11.2%	65.9%	56.5%
12.0 - 13.0	4	$50,740,000	5.3%	5.236%	120	1.63x	12.5%	72.2%	60.2%
13.0 - 14.0	1	$7,991,578	0.8%	5.040%	119	1.80x	13.4%	69.5%	57.4%
14.0 - 15.0	2	$19,431,371	2.0%	4.726%	89	2.40x	14.6%	46.6%	43.1%
15.0 - 16.0	1	$7,008,278	0.7%	5.150%	118	1.69x	15.4%	68.7%	44.0%
16.0 - 19.8	4	$169,785,678	17.8%	4.015%	116	3.94x	17.2%	32.3%	31.8%
Total:	42	$955,648,355	100.0%	4.618%	115	1.98x	11.4%	60.8%	54.8%

Minimum: 7.9%
Maximum: 19.8%
Weighted Average: 11.4%

A-2-8

Annex A-2
Mortgage Pool Information

Prepayment of Collateral by Prepayment Restriction (%)(1)(2)

Prepayment Restrictions	February 2016	February 2017	February 2018	February 2019	February 2020
Locked Out	92.7%	92.7%	91.4%	91.3%	91.3%
Yield Maintenance Total	7.3%	7.3%	8.6%	8.7%	8.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$955,648,355	$952,745,500	$948,865,656	$943,467,536	$936,486,745
% Initial Pool Balance	100.0%	99.7%	99.3%	98.7%	98.0%

Prepayment Restrictions	February 2021	February 2022	February 2023	February 2024	February 2025
Locked Out	90.8%	91.9%	91.8%	91.7%	86.2%
Yield Maintenance Total	9.2%	8.1%	8.2%	8.3%	8.4%
Open	0.0%	0.0%	0.0%	0.0%	5.3%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$886,123,857	$864,134,149	$852,974,568	$841,247,997	$829,008,800
% Initial Pool Balance	92.7%	90.4%	89.3%	88.0%	86.7%

Prepayment Restrictions	February 2026	February 2027
Locked Out	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%
Open	100.0%	100.0%
TOTAL	100.0%	100.0%
Pool Balance Outstanding	$25,379,833	$24,829,853
% Initial Pool Balance	2.7%	2.6%

(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus.

(2) See description of Yield Maintenance under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Prospectus.

A-2-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

A-3-2

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

macy's
WILLIAMS-SONOMA
THE LIMITED
GAP
VACANT
FOREVER 21
J.Jill
VICTORIA'S SECRET
POTTERY BARN
LOFT
ANN TAYLOR
Brighton
J.CREW
Microsoft
ZALES
jcpenney
Dillard's
MEN
Dillard's
WOMEN
Lower Level / Basement

A-3-3

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

macy's
AMC THEATRES
jcpenney
Dillard's
MEN
Dillard's
WOMEN
FOREVER 21
EXPRESS
HOLLISTER
PACSUN
ALDO
SEPHORA
KAY
wet seal
GARAGE
Finish Line
HOT TOPIC
Justice
CHAMPS
VANS
Buckle
Foot Locker
Lids
Upper Level

A-3-4

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

A-3-5

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

Edmond
E. 33rd St.
E. Memorial Rd.
John Kilpatrick Turnpike
Quail Springs Mall
The Shops at Quail Springs
Quail Springs Marketplace
N. Pennsylvania Ave.
N. Western Ave.
NW 122nd St.
AMTRAK
Silverhorn Golf Club
E. Hefner Rd.
N. Eastern Ave.
N. Bryant Ave.
The Village
E. Britton Rd.
OKLAHOMA COUNTY
Walter M. Harrison Park
Broadway Extension
Penn Square Mall
1901 Northwest Expressway
Oklahoma City, OK 73118
Lake Hefner
Lake Hefner Golf Club
Stars And Stripes Park
Northwest Expwy.
W. Wilshire Blvd.
NW Grand Blvd.
Nichols Hills
OKC Golf and Country Club
N. May Ave.
Wiley Post Airport
NW 63rd St.
Natl. Cowboy & Western Heritage Museum
NE 63rd St.
Deaconess Hospital
Integris Baptist Medical Center
Dolese Youth Park
Remington Park
NW 50th St.
NE 50th St.
Science Museum Oklahoma
OKC Zoo
Lincoln Park Golf Course
Twin Hills Golf and Country Club
N. Coltrane Rd.
SW Coll. of Christian Ministry
Southern Nazarene University
NW 39th Expwy.
NW 36th St.
N. Classen Blvd.
N. Walker Ave.
N. Santa Fe Ave.
N. Lincoln Blvd.
N. Kelley Ave.
N. MLK Ave.
NE 36th St.
Oklahoma Railway Museum
Bethany
OKLAHOMA CITY
NE 30th St.
Oklahoma City University
State Capitol
NW 23rd St.
NE 23rd St.
Columbia Bethany Hospital
N. Rockwell Ave.
N. MacArthur Blvd.
N. Meridian Ave.
N. Portland Ave.
NW 16th St.
Oklahoma Heritage Museum
OU Medical Center
NE 16th St.
NW 10th St.
NE 10th St.
St. Anthony Hospital
OKC National Memorial
NE 8th St.
NE 4th St.
Douglass Park
State Fair Park
Downtown
Devon Tower
Bricktown
Oklahoma River
The Outlet Shoppes at Oklahoma City
W. Reno Ave.
Myriad Botanical Gardens/Cox Conv. Center
Chesapeake Energy Arena
Bricktown Ballpark
E. Reno Ave.
E. Grand Blvd.
OKC Downtown Airpark
Sertoma Park
S. May Ave.
S. Pennsylvania Ave.
S. Western Ave.
Wiley Post Park
SE 15th St.
Del City
S. MacArthur Blvd.
S. Meridian Ave.
S. Portland Ave.
SW 25th St.
Trosper Park Golf Course
SW 29th St.
SE 29th St.
Woodson Park
SW Grand Blvd.
SE Grand Blvd.
Trosper Park
Newcastle Rd.
Integris Southwest Medical Ctr.
SW 44th St.
SE 44th St.
Will Rogers World Airport
S. Santa Fe Ave.
S. Shields Blvd.
S. Eastern Ave.
S. Bryant Ave.
S. Sunnylane Rd.
Piedmont
Edmond
Jones
Yukon
Bethany
Spencer
OKLAHOMA CITY
Choctaw
Midwest City
Del City
Mustang
Moore
Tuttle
Newcastle
Norman
Lake Thunderbird
Turner Tpke

A-3-6

MSBAM 2016-C28	Penn Square Mall

Mortgage Loan No. 1 – Penn Square Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$90,000,000			Location:	Oklahoma City, OK 73118
Cut-off Date Balance(1):	$90,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1960/1982;2013
Mortgage Rate:	3.842%			Size(4):	1,062,281 SF
Note Date:	12/22/2015			Cut-off Date Balance per Unit(1):	$194
First Payment Date:	2/1/2016			Maturity Date Balance per Unit(1):	$194
Maturity Date:	1/1/2026			Property Manager:	Simon Management Associates, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	None			Underwriting and Financial Information
IO Period:	120 Months			UW NOI:	$33,917,200
Seasoning:	1 month			UW NOI Debt Yield(1):	16.4%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.10x
Additional Debt Type:	Pari passu/B Note			Most Recent NOI:	$31,670,307 (12/31/2014)
Additional Debt Balance:	$116,500,000/$103,500,000			2nd Most Recent NOI:	$27,850,874 (12/31/2013)
Future Debt Permitted (Type):	None			3rd Most Recent NOI:	$25,588,235 (12/31/2012)
Reserves(3)				Most Recent Occupancy:	98.8% (12/7/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$660,000,000 (11/17/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	31.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	31.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$310,000,000	100.0%	Loan Payoff:	$93,238,354	30.1%
			Closing Costs:	$1,083,949	0.3%
			Return of Equity:	$215,677,697	69.6%
Total Sources:	$310,000,000	100.0%	Total Uses:	$310,000,000	100.0%

(1)	The Penn Square Mall Mortgage Loan is part of the Penn Square Mall Whole Loan, which is comprised of three pari passu senior notes and one subordinate note with an aggregate original principal balance of $310,000,000. The three Penn Square Mall pari passu senior notes have a combined original principal balance of $206,500,000 and the subordinate note has an original principal balance of $103,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the three senior notes totaling $206,500,000 without regard to the subordinate note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Penn Square Mall Whole Loan (including the subordinate note) are $291.82, $291.82, 2.73x, 10.9% 10.9%, 47.0% and 47.0%, respectively.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Penn Square Mall promissory note to be securitized and (b) June 1, 2019. This assumes that the Penn Square Mall Mortgage Loan is the last Penn Square Mall promissory note to be securitized.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Penn Square Mall Property size includes two anchor tenants, J.C. Penney (125,000 SF) and Macy’s (160,000 SF), which stores were constructed, and are owned, by the anchors themselves upon land sub-ground leased from the Borrower.

The Mortgage Loan. The largest mortgage loan (the “Penn Square Mall Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “Penn Square Mall Whole Loan”) evidenced by (i) three pari passu senior notes in the aggregate original principal amount of $206,500,000 and (ii) one subordinate note in the original principal amount of $103,500,000, all of which are secured by the same leasehold mortgage encumbering the super-regional mall known as Penn Square Mall in Oklahoma City, Oklahoma (the “Penn Square Mall Property”). The Penn Square Mall Mortgage Loan is evidenced by one pari passu note (Note A-1B) with an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-1A in the original principal amount of $69,900,000 and Note A-1C in the original principal amount of $46,600,000 represent a non-serviced pari passu companion loan (the “Penn Square Mall Non-Serviced Pari passu Companion Loan”), and is pari passu with the Penn Square Mall Mortgage Loan. Note A-2 in the original principal amount of $103,500,000 (the “Penn Square Mall Subordinate Companion Loan”) is generally subordinate to the Penn Square Mall Mortgage Loan and the Penn Square Mall Non-Serviced Pari passu Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Pari passu-AB Whole Loans—The Penn Square Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The Penn Square Mall Mortgage Loan will be included in the MSBAM 2016-C28 securitization trust. The Penn Square Mall Non-Serviced Pari passu Companion Loan represented by promissory Note A-1A and the Penn Square Mall Subordinate Companion Loan were contributed to the MSCI 2016-PSQ securitization trust. The Penn Square Mall Non-Serviced Pari passu Companion Loan represented by Note A-1C in the original principal amount of $46,600,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or

A-3-7

MSBAM 2016-C28	Penn Square Mall

more future securitization transactions. The Penn Square Mall Whole Loan will be serviced pursuant to the terms of the MSCI 2016-PSQ pooling and servicing agreement.

The proceeds of the Penn Square Mall Whole Loan were used to refinance a previous loan of approximately $93,238,354, secured by the Penn Square Mall Property, pay closing costs and return equity to the Penn Square Mall Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Penn Square Mall, LLC (the “Penn Square Mall Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The Penn Square Mall Borrower is owned indirectly by Simon Property Group, L.P. (the “Penn Square Mall Sponsor”), which is the operating partnership of Simon Property Group, Inc. (“Simon”). The Penn Square Mall Property is managed by Simon Management Associates, LLC, an affiliate of the Penn Square Mall Borrower and the Penn Square Mall Sponsor. Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, thirteen mills, three community centers, and fourteen other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF.

The Penn Square Mall Whole Loan will be recourse to the Penn Square Mall Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Penn Square Mall Sponsor’s recourse liability under the non-recourse carve-out guaranty and environmental indemnity may not exceed $62,000,000 in the aggregate.

The Penn Square Mall Borrower is affiliated with the borrower of another mortgage loan through partial or complete direct or indirect ownership, identified as Ellenton Premium Outlets in Annex A-1 to the Prospectus.

The Property. The Penn Square Mall Property is an enclosed, two-level super regional mall, comprised of approximately 1,062,281 total SF. The mall was originally developed in 1960 as an outdoor retail center, converted to an indoor mall in 1982 and renovated in 1995, 2000, 2007 and most recently in 2013, which included updates to the food court and building entrances as well as new landscaping, pylon and monument signs and updates to mall finishes. Penn Square Mall is located approximately five miles north of the Oklahoma City central business district, at the intersection of North Pennsylvania Avenue and Northwest Expressway and is located just west of Interstate 44. Interstate 44 connects to Interstates 235 and 35, approximately two miles and five miles, respectively, to the east of the Penn Square Mall Property.

Penn Square Mall features four anchor tenants – J.C. Penney and Macy’s, which stores were constructed, and are owned, by the anchors themselves upon land sub-ground leased from the Penn Square Mall Borrower and do not contribute underwritten base rent, as well as Dillard’s Women and Dillard’s Men. Three out of four anchors have been at Penn Square Mall for at least 20 years. The total anchor space comprises approximately 55.4% of the total SF at Penn Square Mall. In addition to the anchors, the Penn Square Mall Property is leased to over 120 additional tenants including a 10-screen AMC Theatres, Apple, Forever 21, Pottery Barn, Victoria’s Secret and The Gap, as well as thirteen food court tenants. As of December 7, 2015, the Penn Square Mall Property had an occupancy rate of 98.8%. Since 2006, total occupancy excluding anchors, outparcels and office space and including temporary tenants at Penn Square Mall has ranged from 96.0% to 100.0%, with an average occupancy rate of 98.5%. Over the same time period, total occupancy excluding temporary tenants ranged from 94.0% to 99.0%, with an average occupancy rate of 97.0%.

The Penn Square Mall Property consists of a ground leasehold interest (the “Penn Square Mall Ground Lease”). The Penn Square Mall Ground Lease means that certain Lease Agreement dated as of September 29, 1958 with an expiration date of September 30, 2060, with no extension options. Ground rent due during the loan term under the terms of the ground lease is equal to the greater of (i) $500,000 (increased every five years, commencing January 1, 1996, based on the consumer price index) or (ii) the sum of (a) 0.375% of the gross annual sales made during each lease year by all retail tenants and (b) 4.625% of the gross annual rents of all tenants not included in clause (a) and who occupy their respective premises on a monthly “flat rate” or annual rental basis. An additional $25,000, subject to increase (based on the consumer price index) every five (5) years commencing January 1, 1991, is due with respect to an additional parcel that was added to the initial ground leased property, which is also included in the percentage rent calculation described above.

Comparable tenants produced TTM August 2015 sales of approximately $753 PSF. Without the Apple tenant, comparable sales were approximately $618 PSF. The average TTM August 2015 comparable tenant occupancy cost was 12.5% (15.3% excluding Apple). Since 2012, the Penn Square Mall Borrower has pushed occupancy costs higher, from 10.4% as of 2012 to 12.5% as of TTM August 2015, by increasing rents. Despite increasing occupancy costs, the Penn Square Mall Property has remained nearly 100.0% occupied.

The following table presents a summary of historical in-line sales, occupancy costs and total mall sales.

Historical Sales Summary
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(1)		Total Comparable In-line Sales	Total Mall Sales(2)
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2011	$780	$623	10.7%	13.5%	$167,532,000	$279,057,000
2012	$799	$626	10.4%	13.4%	$180,188,000	$316,247,000
2013	$753	$619	10.9%	13.3%	$181,715,000	$334,893,000
2014	$759	$634	11.1%	13.3%	$193,013,000	$353,690,000
8/31/2015 TTM(3)	$753	$618	12.5%	15.3%	$191,488,000	$352,463,000

(1)	Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by sales from the respective year.

(2)	Total Mall Sales include borrower provided estimates for anchor tenants.

(3)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

Major Tenants.

AMC Theatres (37,657 SF, 4% of NRA, 3% of underwritten base rent). American Multi-Cinema, Inc. leases 37,657 SF at the Penn Square Mall Property and operates the space as a 10-screen movie theater. The lease began on January 28, 2013 and has a current expiration date of January 31, 2028, with two five-year lease renewal options. American Multi-Cinema, Inc. is owned by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC). As of September 30, 2015, AMC operates 348 locations with 4,937 screens in the United States.

A-3-8

MSBAM 2016-C28	Penn Square Mall

Forever 21 (31,255 SF, 3% of NRA, 5% of underwritten base rent). Forever 21 Retail, Inc. (“Forever 21”) leases 31,255 SF at the Penn Square Mall Property. The lease began on November 12, 2012 and has a current expiration date of January 31, 2023. Forever 21 is a privately held fashion retailer with over 480 stores under the Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference brands.

The Gap (12,827 SF, 1% of NRA, 4% of underwritten base rent). The Gap (“Gap”) leases 12,827 SF at the Penn Square Mall Property. The lease began on September 3, 2013 and has a current expiration date of January 31, 2024. Founded in 1969, Gap (NYSE: GPS) is a fashion retailer with over 3,300 stores, almost 400 franchise stores and e-commerce sites.

The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Penn Square Mall Property. The operating covenants of the anchor tenants have expired.

		Tenant Summary
	Credit Rating	Tenant	% of Collateral	Annual UW	Annual UW Rent	Sales (TTM 8/31/2015)(4)		Occ.	Lease
Tenant Name	(Moody’s/S&P/Fitch)(1)	SF	SF	Rent(2)	PSF(3)	$	PSF(3)	Cost %(5)	Expiration
Anchors
Dillard’s Women	Baa3/BBB-/BBB-	170,609	16%	$871,800	$5.11	$40,728,000	$239	2.4%	1/31/2017
Macy’s (Ground Lease)	Baa2/BBB+/BBB+	160,000	15%	N/A	N/A	26,300,000	$164	0.3%	9/30/2060
Dillard’s Men	Baa3/BBB-/BBB-	132,528	12%	$157,483	$1.19	21,594,000	$163	3.4%	1/31/2017
J.C. Penney (Ground Lease)	Caa1/CCC+/B-	125,000	12%	N/A	N/A	12,938,000	$104	1.1%	12/31/2025
Subtotal/Wtd. Avg.		588,137	55%			$101,560,000	$173	1.9%

Major > 10,000 SF
AMC Theatres(6)	NR/NR/NR	37,657	4%	$658,998	$17.50	$9,526,000	$952,600	10.4%	1/31/2028
Forever 21	NR/NR/NR	31,255	3%	$1,181,784	$37.81	5,665,000	$181	21.1%	1/31/2023
The Gap	Baa2/BBB-/BBB-	12,827	1%	$954,073	$74.38	4,663,000	$364	29.2%	1/31/2024
Victoria’s Secret	NR/NR/NR	11,136	1%	$551,232	$49.50	7,301,000	$656	11.5%	1/31/2024
Cheesecake Factory	NR/NR/NR	10,481	1%	$419,240	$40.00	9,125,000	$871	6.4%	1/31/2027
Pottery Barn	NR/NR/NR	10,340	1%	$281,145	$27.19	4,375,000	$423	13.6%	1/31/2023
Subtotal/Wtd. Avg.		113,696	11%	$4,046,472	$35.59	$40,655,000	$358	13.7%

Top 10 In-Line(7)
Microsoft(8)	Aaa / AAA / AA+	6,526	1%	$735,611	$112.72	$8,826,000	$1,352	10.9%	1/31/2024
Zales Jewelers	NR / NR / NR	1,317	0%	$646,980	$491.25	$3,812,000	$2,894	17.1%	2/28/2023
Champs Sports	NR / NR / NR	6,322	1%	$568,980	$90.00	N/A	N/A	N/A	6/30/2025
Helzberg Diamonds	NR / NR / NR	1,737	0%	$492,449	$283.51	$4,507,000	$2,595	12.2%	1/31/2023
Williams-Sonoma	NR / NR / NR	7,952	1%	$415,731	$52.28	$3,876,000	$487	16.6%	1/31/2024
Buckle	NR / NR / NR	6,390	1%	$408,002	$63.85	$5,661,000	$886	10.7%	1/31/2021
Bath & Body Works	NR / NR / NR	5,454	1%	$370,872	$68.00	N/A	N/A	N/A	2/28/2027
American Eagle Outfitters	NR / NR / NR	6,879	1%	$371,397	$53.99	$3,112,000	$452	18.8%	1/31/2020
Express	NR / NR / NR	9,000	1%	$371,160	$41.24	$3,940,000	$438	16.8%	1/31/2024
Apple	NR / Aa1 / AA+	4,600	0%	$336,076	$73.06	$37,139,000	$8,074	0.9%	1/31/2016

All other Tenants < 10,000 SF		347,712	33%	$21,111,085	$60.71	$210,249,000
Vacant		12,736	1%	$0	$0.00
Total Property SF		1,062,281	100%	$26,186,840	$34.25	$352,464,000

Comparable In-Line		254,280				$191,488,000	$753	12.5%
Comparable In-Line Without Apple(9)		249,680				$154,348,000	$618	15.3%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent steps equal to $592,858 through December 2016, as well as a total of $661,758 of rent for three tenants (Texas de Brazil, Bath & Body Works and Great Wraps Grill) which have executed leases but have not yet taken occupancy of their space or commenced paying rent, and an additional $85,118 for The Finish Line which is in negotiations to renew its lease at $46.26 per SF. Annual UW Rent PSF excludes Macy’s (Ground Lease) and J.C. Penney (Ground Lease), as well as vacant space. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis for additional detail.

(3)	PSF figures exclude vacant space.

(4)	Tenant sales for TTM ended August 31, 2015, except for J.C. Penney which sales information is as of year-end 2014.

(5)	Occupancy Cost % calculations are based on UW Total Rent (UW base rent, recoveries, % rent in lieu and overage rent) including utilities/HVAC recoveries, divided by 8/31/15 TTM Sales.

(6)	Sales PSF for AMC Theatres are based on 10 screens.

(7)	Top 10 In-Line tenants based on UW base rent.

(8)	Tenant may terminate the lease with 150-day notice if annual sales during the 3rd lease year (November 2016) are less than $15,000,000.

(9)	Apple leases approximately 4,600 SF (0.4% of NRA) of in-line space at the Penn Square Mall Property.

A-3-9

MSBAM 2016-C28	Penn Square Mall

The following table presents certain information relating to the lease rollover schedule at the Penn Square Mall Property:

Lease Rollover Schedule

Year	# of Leases Rolling	SF Rolling(1)	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(2)	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0%	1%	$0	$0.00	0%	0%
2016	14	29,376	3%	4%	$1,718,570	$58.50	7%	7%
2017	14	343,278	32%	36%	$3,074,590	$8.96	12%	18%
2018	8	17,616	2%	38%	$905,956	$51.43	3%	22%
2019	13	32,382	3%	41%	$1,717,056	$53.03	7%	28%
2020	10	28,388	3%	44%	$1,536,394	$54.12	6%	34%
2021	9	41,488	4%	48%	$1,771,300	$42.69	7%	41%
2022	15	28,488	3%	50%	$2,498,532	$87.70	10%	50%
2023	12	53,975	5%	55%	$3,427,895	$63.51	13%	64%
2024	18	77,915	7%	63%	$4,884,786	$62.69	19%	82%
2025	12	169,118	16%	79%	$2,555,105	$57.92	10%	92%
2026	4	13,928	1%	80%	$647,545	$46.49	2%	94%
2027 and Beyond	5	213,593	20%	100%	$1,449,110	$27.04	6%	100%
Vacant	0	12,736	0%	100%	$0	$0.00	0%	100%
Total/Wtd. Avg.	134	1,062,281	100%		$26,186,840	$34.25	100%

(1)	Based on Borrower’s owned space and excludes storage space.

(2)	Total UW Rent Rolling includes contractual rent steps equal to $592,858 through December 2016, as well as a total of $661,758 of rent for three tenants (Texas de Brazil, Bath & Body Works and Great Wraps Grill) which have executed leases but have not yet taken occupancy of their space or commenced paying rent, and an additional $85,118 for The Finish Line which is in negotiations to renew its lease at $46.26 per SF.

(3)	UW Rent PSF Rolling excludes Macy’s (Ground Lease) and J.C. Penney (Ground Lease), as well as vacant space.

The Market. The Penn Square Mall Property is located in Oklahoma City, Oklahoma in Oklahoma County, within the central portion of the Oklahoma City central business statistical area (the “Oklahoma City CBSA”), which is part of the larger Oklahoma City Metropolitan Statistical Area (the “Oklahoma City MSA”). The Penn Square Mall Property is situated in the northeast corner of the Northwest Expressway and North Pennsylvania Avenue intersection in the City of Oklahoma City. This location is approximately five miles north of the Oklahoma City central business district and approximately eight miles northeast of the Will Rogers International Airport. The Penn Square Mall Property is located just west of the Interstate 44 and Northwest Expressway exchange. Interstate 44 runs in an east-west direction through the north portion of the Oklahoma City CBSA and connects to Interstates 235 and 35 approximately two miles and five miles, respectively, to the east. Interstates 235 and 35 are north-south thoroughfares connecting the Oklahoma City CBSA to the Dallas/Fort Worth Metroplex. The Penn Square Mall Property acts as a commercial/retail hub for the area, with additional retail development in the area consisting of power and strip centers. Average household income in the Penn Square Mall primary trade area was $62,478 for 2015.

A-3-10

MSBAM 2016-C28	Penn Square Mall

The appraiser concluded a primary trade area of a 10-mile radius around the Penn Square Mall Property and a secondary trade area of a 15-mile radius around the Penn Square Mall Property. A summary of demographics in the primary and secondary trade areas compared to the Oklahoma City CBSA, Oklahoma and the United States is presented below.

Demographic Summary
Statistic	10-mile Radius	15-mile Radius	Oklahoma City CBSA	Oklahoma	United States
Population
2000	553,072	766,021	1,095,420	3,450,691	281,422,025
2015	629,512	935,893	1,347,294	3,897,660	319,507,044
2020 (projected)	643,166	976,022	1,410,727	4,019,455	332,559,851
% Increase 2000-2015	13.8%	22.2%	23.0%	13.0%	13.5%
% Increase 2015-2020	2.2%	4.3%	4.7%	3.1%	4.1%

Average Household Income
2000	$45,638	$48,857	$48,339	$44,478	$56,675
2015	$62,478	$69,247	$69,143	$63,093	$76,502
2020 (projected)	$71,894	$79,978	$80,109	$73,331	$87,705
% Increase 2000-2015	36.9%	41.7%	43.0%	41.9%	35.0%
% Increase 2015-2020	15.1%	15.5%	15.9%	16.2%	14.6%

Household Statistics
2000	226,874	305,761	429,743	1,342,311	105,480,443
2015	255,541	372,011	527,775	1,520,138	120,853,189
2020 (projected)	262,812	390,190	555,686	1,576,576	126,398,391
% Increase 2000-2014	12.6%	21.7%	22.8%	13.2%	14.6%
% Increase 2014-2019	2.8%	4.9%	5.3%	3.7%	4.6%

As provided by a third party research provider, the Penn Square Mall Property is located in the North Central submarket of the Oklahoma City retail market, encompassing approximately 23.3% of the region’s retail inventory. As of Q3 2015, the Oklahoma City retail market had a vacancy rate of 13.3% and the North Central submarket had a vacancy rate of 11.7%. In the same period, asking rents in the Oklahoma City retail market were $11.75 PSF and the asking rents in the North Central submarket were $12.39 PSF.

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF(1)
Penn Square Mall	Super Regional	N/A	1,062,281	1960	1982, 1995, 2000, 2007, 2013	Dillard’s Women J.C. Penney, Macy’s Dillard’s Men	99%	$753
Primary Competition
Quail Springs Mall	Super Regional	6 miles N	1,114,927	1980	1998	Dillard’s J.C. Penney Macy’s Von Maur AMC Theatres	88%	$350
Sooner Mall	Regional	21 miles S	487,774	1975	2000	Dillard’s J.C. Penney Sears	99%	$410
Secondary Competition
Outlet Shoppes at Oklahoma City	Outlet	7 miles SW	406,951	2011	2014	Forever 21 Nike Polo Ralph Lauren Hanesbrand	100%	NAP
Shawnee Mall	Super Regional	36 miles W	719,326	1989	2011	Dillard’s J.C. Penney Kohl’s Jones Theatre Vacant	80%	NAP

Source: Appraisal

(1)	In-line Sales PSF for the Penn Square Mall Property is as of August 31, 2015.

A-3-11

MSBAM 2016-C28	Penn Square Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Penn Square Mall Property:

Cash Flow Analysis
	2012	2013	2014	T-11 11/30/2015(1)	2015 Reforecast(2)	UW	UW PSF(3)
Base Rental Revenue	$19,702,651	$21,824,466	$24,056,721	$22,775,678	$24,946,421	$26,186,839(4)	$33.69
Temp Tenant Rent	$1,731,051	$2,002,734	$2,000,430	$1,672,091	$2,055,188	$2,000,430	$2.57
Overage Rent	$986,243	$819,084	$965,740	$1,010,224	$1,044,554	$1,044,554	$1.34
Other Rent	$241,473	$217,856	$218,615	$218,594	$238,796	$218,615	$0.28
Total Minimum Rent	$22,661,418	$24,864,140	$27,241,506	$25,676,587	$28,284,959	$29,450,438	$37.89
Expense Reimbursements	10,917,474	$11,583,612	$12,996,061	$12,251,574	$13,515,171	$13,435,697	$17.29
Other Income	$446,828	$315,625	$436,375	$358,364	$478,442	$478,442(5)	$0.62
Total Gross Income	$34,025,720	$36,763,377	$40,673,942	$38,286,525	$42,278,572	$43,364,577	$55.79
Vacancy and Credit Loss	$0	$0	$0	$0	$0	$0	$0
Effective Gross Income	$34,025,720	$36,763,377	$40,673,942	$38,286,525	$42,278,572	$43,364,577	$55.79
Recoverable Expenses
Repairs & Maintenance	$633,488	$792,953	$450,178	$502,479	$585,693	$585,693	$0.75
Security	$739,103	$786,142	$753,142	$702,977	$780,876	$780,876	$1.00
Cleaning Expense	$584,890	$590,722	$595,082	$539,008	$570,599	$570,599	$0.73
Utilities	$1,566,083	$1,416,376	$1,628,541	$1,397,920	$1,529,457	$1,529,457	$1.97
Real Estate Taxes	$1,168,192	$1,342,888	$1,429,091	$1,382,620	$1,538,157	$1,461,824	$1.88
Insurance	$506,813	$528,534	$490,016	$431,111	$470,255	$450,737	$0.58
Administrative	$456,320	$488,638	$525,204	$445,744	$489,694	$489,694	$0.63
Marketing	$558,950	$750,171	$823,816	$862,752	$982,915	$982,915	$1.26
Management Fees	$676,328	$729,913	$807,021	$766,980	$839,831	$1,000,000	$1.29
Ground Lease	$1,409,217	$1,418,963	$1,481,410	$1,330,604	$1,391,166	$1,496,037	$1.92
Other Expenses	$138,101	$67,203	$20,134	$73,196	$99,546	$99,546	$0.13
Total Expenses	$8,437,485	$8,912,503	$9,003,635	$8,435,391	$9,278,189	$9,447,378	$12.15
Net Operating Income	$25,588,235	$27,850,874	$31,670,307	$29,851,134	$33,000,383	$33,917,199	$43.64
Capital Reserves	$0	$0	$0	$0	$0	$77,728	$0.10
Tenant Improvements	$0	$0	$0	$0	$0	$135,083	$0.17
Leasing Commissions	$0	$0	$0	$0	$0	$686,485	$0.88
Net Cash Flow	$25,588,235	$27,850,874	$31,670,307	$29,851,134	$33,000,383	$33,017,904	$42.48

Occupancy%	99.0%	99.0%	99.0%	N/A	N/A	98.8%(6)
NOI DSCR(7)	3.18x	3.46x	3.94x	3.71x	4.10x	4.22x
NCF DSCR(7)	3.18x	3.46x	3.94x	3.71x	4.10x	4.10x
NOI Debt Yield(8)	12.4%	13.5%	15.3%	14.5%	16.0%	16.4%
NCF Debt Yield(8)	12.4%	13.5%	15.3%	14.5%	16.0%	16.0%

(1)	T-11 November 2015 consists of only eleven months of operating history from January 2015 through November 2015.

(2)	2015 Reforecast consists of the actual operating history for the eight months from January 2015 through August 2015 and the Penn Square Mall Borrower’s budget for September 2015 through December 2015.

(3)	UW PSF excludes 285,000 SF attributed to Macy’s (Ground Lease) and J.C. Penney (Ground Lease).

(4)	UW Base Rental Revenue is based on the rent roll as of December 7, 2015 and includes rent steps taken through December 2016.

(5)	UW Other Income includes media, valet, storage and other miscellaneous income.

(6)	UW Occupancy is based on square footage of 1,062,281 (based on December 7, 2015 rent roll) and reflects in place occupancy, including Texas de Brazil, Bath & Body Works and Great Wraps Grill (in aggregate representing 1.2% of square footage), which have executed leases but have not yet taken occupancy.

(7)	NOI DSCR and NCF DSCR are based on the three senior notes totaling $206,500,000 without regard to the subordinate note and are calculated based on the sum of the debt service payments for such senior notes. NOI DSCR and NCF DSCR for T-11 November 30, 2015 are based on eleven months of operating data; on an annualized basis, the NOI DSCR and NCF DSCR are 4.05x.

(8)	NOI Debt Yield and NCF Debt Yield are based on the three senior notes totaling $206,500,000 without regard to the subordinate note. NOI Debt Yield and NCF Debt Yield for T-11 November 30, 2015 are based on eleven months of operating data; on an annualized basis, the NOI Debt Yield and NCF Debt Yield are 15.8%.

Escrows and Reserves. During the continuance of a Trigger Period (defined below), the Penn Square Mall Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Penn Square Mall Borrower maintains an acceptable blanket policy). During the continuance of a Trigger Period, the Penn Square Mall Borrower is required to make monthly deposits equal to $16,217 into an escrow for replacements and repairs on each monthly payment date on which the balance in such escrow is less than $389,208. During the continuance of a Trigger Period, the Penn Square Mall Borrower is required to make monthly deposits equal to $64,868 into an escrow for tenant improvements and leasing commissions on each monthly payment date on which the balance in such escrow is less than $1,556,832.

A-3-12

MSBAM 2016-C28	Penn Square Mall

Lockbox and Cash Management. A hard lockbox is in place with respect to the Penn Square Mall Whole Loan. The Penn Square Mall Whole Loan has springing cash management. Provided no Trigger Period or Cash Sweep Period (defined below) is continuing, funds in the lockbox account are swept weekly to an account designated by the Penn Square Mall Borrower. During the continuance of a Trigger Period or Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account to be established by lender. During the continuance of a Trigger Period, such funds are required to be applied on each monthly payment date to pay debt service on the Penn Square Mall Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Period, other than a Cash Sweep Period which is due to an event of default under the Penn Square Mall Whole Loan, the monthly operating expenses referenced in the annual budget (which, during a Cash Sweep Period, is required to be approved by the lender to the extent there is more than a 5% deviation from the annual budget for the prior fiscal year) and extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder (i) if a Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Penn Square Mall Whole Loan during the continuance of such Cash Sweep Period and (ii) otherwise, to the Penn Square Mall Borrower.

A “Trigger Period” will commence on the date upon which the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters is less than 1.75x for two consecutive calendar quarters, and end on the date the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.75x for two consecutive calendar quarters.

A “Cash Sweep Period” means the period:

(i) during the continuance of the event of default, or

(ii) commencing on the date upon which the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters is less than 1.25x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Penn Square Mall Mortgage Loan, the Penn Square Mall Property also secures the Penn Square Mall Non-Serviced Pari passu Companion Loan and the Penn Square Mall Non-Serviced Subordinate Companion Loan. The Penn Square Mall Mortgage Loan, the Penn Square Mall Non-Serviced Pari passu Companion Loan, and the Penn Square Mall Non-Serviced Subordinate Companion Loan all accrue interest at 3.8420% per annum. Payments under the Penn Square Mall Whole Loan are generally applied (A) prior to a triggering event of default (generally, a monetary event of default or one that results in the Penn Square Mall Whole Loan being specially serviced) (i) first, to interest on the Penn Square Mall Mortgage Loan and Penn Square Mall Non-Serviced Pari passu Companion Loan (together, the “Penn Square Mall Senior Notes”), pro rata and pari passu, (ii) second, to interest on the Penn Square Mall Non-Serviced Subordinate Companion Loan, (iii) third, to principal on the Penn Square Mall Senior Notes, pro rata and pari passu, in amounts equal to their principal entitlements (if any) for the related payment date, and (iv) fourth, to principal on the Penn Square Mall Non-Serviced Subordinate Companion Loan in an amount equal to its principal entitlement (if any) for the related payment date and (B) during the continuance of a triggering event of default, (i) first, to accrued and unpaid interest on the Penn Square Mall Senior Notes on a pro rata and pari passu basis, (ii) second, to accrued and unpaid interest on the Penn Square Mall Subordinate Companion Loan; (iii) third, to principal on the Penn Square Mall Senior Notes on a pro rata and pari passu basis until their principal balances have been reduced to zero and then (iv) fourth, to principal on the Penn Square Mall Non-Serviced Subordinate Companion Loan until its principal balance has been reduced to zero. Such priorities and the allocation of collections on the Penn Square Mall Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the Penn Square Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari passu-AB Whole Loans—The Penn Square Mall Whole Loan” in the Prospectus.

The following table presents certain information relating to the Penn Square Mall Whole Loan:

Full Debt Summary
		Cumulative Balance	Cumulative Loan PSF(1)	Cumulative LTV(2)	Cumulative NOI DY(2)(3)	Cumulative NCF DSCR(2)(3)
Penn Square Mall Non-Serviced Pari passu Companion Loan $116,500,000 Note A-1A and Note A-1C	Penn Square Mall Mortgage Loan $90,000,000 Note A-1B	$206,500,000	$194	31.3%	16.4%	4.10x
Penn Square Mall Non-Serviced Subordinate Companion Loan $103,500,000 Note A-2		$310,000,000	$292	47.0%	10.9%	2.73x
Implied Equity(4)		$350,000,000

(1)	Based on square footage of 1,062,281, which includes Macy’s (160,000 SF, ground leased) and J.C. Penney (125,000 SF, ground leased).

(2)	With respect to the Penn Square Mall Mortgage Loan, Cumulative LTV, Cumulative NOI DY and Cumulative NCF DSCR take into account the Penn Square Mall Non-Serviced Companion Loan.

(3)	Based on UW NOI of $33,917,200 and UW NCF of $33,017,904 and actual debt service.

(4)	Based on $660,000,000 appraised value as of November 17, 2015.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Penn Square Mall Borrower is required to obtain insurance against acts of terrorism to the extent such insurance is available; provided, that (A) the Penn Square Mall Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below) and (B) any such policy may have a deductible that is reasonable with respect to properties similar to the Penn Square Mall Property and for the geographic region where the Penn Square Mall Property is located, so long as such deductible does not exceed $5,000,000. “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Penn Square Mall Borrower for the policies insuring only the Penn Square Mall Property (excluding the wind and flood components of such insurance premiums).

A-3-13

MSBAM 2016-C28	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

A-3-14

MSBAM 2016-C28	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

A-3-15

MSBAM 2016-C28	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

St. Pete.-Clearwater Intl. Airport 3 miles
TAMPA
Tampa Intl. Airport 20 miles
Bloomingdale
Hillsborough Bay
MacDill Air Force Base
Pinellas Park
Harbor Isle
PINELLAS COUNTY
ST. PETERSBURG
Gibsonton
Boyette
Boyette Rd
Tamiami Trail
Summerfield Xing Golf Club
Big Bend Rd
Tampa Bay
Al Lang Field
The Pier
Tropicana Field
Albert Whitted Airport
Univ. of South Florida-St. Petersburg
Apollo Beach
Apollo Beach Golf Club
Balm Rd
HILLSBOROUGH COUNTY
Coquina Key
Eckerd College
Ruskin
19th Ave
Sun City Center
Sun City Center Blvd
Kings Inn Golf Course
Wimauma
Little Manatee State Park
Tamiami Trail
Sunshine Skyway Bridge
Manatee Airport
Lake Parrish
Saffold Rd
Terra Ceia
Imperial Lakewoods Golf Club
Buffalo Creek Golf Course
Wauchula Rd
Ellenton Premium Outlets
5461 Factory Shops Boulevard
Ellenton, FL 34222
Ellenton
Memphis
Snead Island
Palmetto
Bradenton Area Convention Center
Manatee River
River Wilderness Golf and CC
MANATEE COUNTY
Rutland Rd
South Florida Museum
Manatee Memorial Hospital
Bradenton
McKechnie Field
Links at Greenfield Plantation
Blake Medical Center
DeSoto Square Mall
South Bradenton
Creekwood Crossing
Longboat Key
Manatee Community College
Bayshore Gardens Shopping Ctr.
Bayshore Gardens
Sarasota/Bradenton Intl. Airport
Sarasota Bay
New College of Florida
John & Mable Ringling Museum of Art
Asolo Repertory Theatre
University Walk
Main Street at Lakewood Ranch
Lakewood Ranch Med. Center
North Sarasota
SARASOTA COUNTY
Gulf of Mexico
Sarasota
Fruitville
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Leesburg
ORLANDO
Spring Hill
Kissimmee
Melbourne
Lakeland
Clearwater
TAMPA
Brandon
Winter Haven
Palm Bay
ST. PETERSBURG
Vero Beach
Bradenton
Ellenton
Wauchula
Sebring
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

A-3-16

MSBAM 2016-C28	Ellenton Premium Outlets

Mortgage Loan No. 2 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$71,200,000			Location:	Ellenton, FL 34222
Cut-off Date Balance(1):	$71,200,000			General Property Type:	Retail
% of Initial Pool Balance:	7.5%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1991/N/A
Mortgage Rate:	4.2985%			Size:	476,487 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$374
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$374
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,482,297
Seasoning:	2 months			UW NOI Debt Yield(1):	10.9%
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	10.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.43x
Additional Debt Type:	Pari passu			Most Recent NOI:	$19,928,943 (11/30/2015 TTM)
Additional Debt Balance:	$106,800,000			2nd Most Recent NOI:	$19,170,080 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,585,591 (12/31/2013)
Reserves(3)				Most Recent Occupancy(4):	99.9% (1/4/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.7% (11/30/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$332,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	$285,892	Cut-off Date LTV Ratio(1):	53.6%
TI/LC:	$0	Springing	$1,429,461	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$178,000,000	100.0%	Loan Payoff:	$98,694,610	55.4%
			Closing Costs:	$790,233	0.4%
			Return of Equity:	$78,515,157	44.1%
Total Sources:	$178,000,000	100.0%	Total Uses:	$178,000,000	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan is part of the Ellenton Premium Outlets Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $178,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Ellenton Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Includes approximately 3,000 SF recently leased to BCBG Max Azria and approximately 2,400 SF recently leased to Billabong as occupied space. BCBG Max Azria and Billabong are not yet in occupancy, but are expected to begin paying rent as of February 1, 2016.

The Mortgage Loan. The second largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a non-serviced whole loan (the “Ellenton Premium Outlets Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $178,000,000, all of which are secured by a first priority fee mortgage encumbering a 476,487 SF outlet center known as Ellenton Premium Outlets in Ellenton, Florida (the “Ellenton Premium Outlets Property”). Promissory Note A-4 represents the Ellenton Premium Outlets Mortgage Loan. Promissory Note A-1 in the original principal amount of $58,000,000 and Promissory Note A-3 in the original principal amount of $10,000,000, are currently held by the MSCI 2015-UBS8 securitization trust, and Promissory Note A-2 in the original principal amount of $38,800,000 is currently held by UBS Real Estate Securities Inc. or an affiliate thereof and is expected to be contributed to a future securitization trust (collectively, the “Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan”). The Ellenton Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans---The Non-Serviced Pari passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The proceeds of the Ellenton Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Ellenton Premium Outlets Property in the original principal amount of approximately $98.7 million, to pay closing costs, and to return equity to the Ellenton Premium Outlets Borrower. The previous mortgage loan secured by the Ellenton Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

A-3-17

MSBAM 2016-C28	Ellenton Premium Outlets

The Borrower and the Sponsor. The borrower is Gulf Coast Factory Shops Limited Partnership (the “Ellenton Premium Outlets Borrower”), a single-purpose Illinois limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Ellenton Premium Outlets Borrower is Simon Property Group, L.P. (the “Ellenton Premium Outlets Sponsor”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Ellenton Premium Outlets Whole Loan will be recourse to the Ellenton Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Ellenton Premium Outlets Sponsor’s liability may not exceed $35.6 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Ellenton Premium Outlets Borrower is affiliated with the borrower of another mortgage loan through partial or complete direct or indirect ownership, identified as Penn Square Mall in Annex A-1 to the Prospectus.

The Property. The Ellenton Premium Outlets Property is a single level 476,487 SF open-air outlet center situated on a 61.83-acre site located in Ellenton, Florida with approximately 2,400 surface parking spaces (5.04 per 1,000 SF). The Ellenton Premium Outlets Property is located approximately 19.7 miles north of Sarasota, Florida and 41.6 miles south of Tampa, Florida. Access to the Ellenton Premium Outlets Property is provided by Interstate 75 and U.S. Route 301. Interstate 75, located adjacent to the Ellenton Premium Outlets Property and accessible 0.5 miles to the south, is a major north/south interstate. U.S. Route 301 is a major north/south highway, traveling in an east/west manner in the neighborhood. Traffic counts adjacent to the Ellenton Premium Outlets Property on I-75 and U.S. Route 301 are approximately 86,000 vehicles per day and approximately 30,000 vehicles per day, respectively, according to a third party market research report.

The Ellenton Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 122 tenants, with no tenant contributing more than 4.9% of net rentable area or 3.2% of underwritten base rent. Major tenants at the Ellenton Premium Outlets Property include V.F. Factory Outlet, Saks Fifth Avenue OFF 5TH, Nike Factory Store, Gap Outlet, Adidas and Brooks Brothers. In-line tenants include vendors such as American Eagle Outfitter, Banana Republic Factory, Calvin Klein, Coach, Columbia Sportswear Company, Dress Barn, Guess?, Loft Outlet, Michael Kors and Polo Ralph Lauren. There are also six food court tenants.

As of January 4, 2016, the Ellenton Premium Outlets Property was 99.9% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending November 30, 2015 were approximately $470 PSF with 113 tenants reporting comparable sales. The trailing 12-month average occupancy cost for these tenants was 11.8%. Historical occupancy at the Ellenton Premium Outlets Property has averaged 99.1% from 2011 to the trailing twelve month period ending November 30, 2015.

A-3-18

MSBAM 2016-C28	Ellenton Premium Outlets

The following table presents certain information relating to the leases at the Ellenton Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 11/30/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	23,272	5%	$576,240	$24.76	$5,176,000	$222	13.3%	12/31/2018
Saks Fifth Avenue OFF 5TH	NR/NR/NR	19,804	4%	$222,795	$11.25	$6,938,000	$350	5.3%	10/31/2016
Nike Factory Store	NR/A1/AA-	15,076	3%	$376,900	$25.00	$13,772,000	$914	4.5%	1/31/2020
Gap Outlet	BBB-/Baa2/BBB-	11,429	2%	$245,900	$21.52	$5,591,000	$489	7.4%	11/30/2016
Adidas	NR/NR/NR	10,500	2%	$315,000	$30.00	$3,801,000	$362	12.1%	1/31/2018
Brooks Brothers	NR/NR/NR	10,033	2%	$230,759	$23.00	$2,707,000	$270	9.9%	12/31/2017
Subtotal/Wtd. Avg.		90,114	19%	$1,967,594	$21.83	$37,985,000	$422	7.4%

Top 10 In-Line Tenants(5)
Columbia Sportswear Company	NR/NR/NR	8,889	2%	$450,406	$50.67	$5,642,000	$635	10.9%	1/31/2019
Coach	BBB/Baa2/BBB-	5,864	1%	$381,160	$65.00	$7,656,000	$1,306	6.3%	1/31/2023
Michael Kors	NR/NR/NR	5,000	1%	$360,500	$72.10	$5,458,000	$1,092	8.3%	11/30/2025
Rack Room Shoes	NR/NR/NR	7,137	1%	$343,504	$48.13	$3,739,000	$524	12.9%	8/31/2018
The Children’s Place	NR/NR/NR	5,872	1%	$332,649	$56.65	$1,889,000	$322	23.9%	1/31/2020
Charlotte Russe	NR/NR/NR	6,587	1%	$310,841	$47.19	$1,870,000	$284	23.1%	1/31/2019
Bass Shoes	NR/NR/NR	7,069	1%	$293,505	$41.52	$2,200,000	$311	20.3%	11/30/2018
Dress Barn	NR/NR/NR	8,105	2%	$257,982	$31.83	$1,876,000	$231	22.8%	6/30/2024
Calvin Klein	NR/Ba1/BB+	6,638	1%	$251,912	$37.95	$2,636,000	$397	10.5%	9/30/2016
Sunglass Hut	NR/NR/NR	4,770	1%	$250,158	$52.44	$2,481,000	$520	13.7%	Various(6)
Subtotal/Wtd. Avg.		65,931	14%	$3,232,616	$49.03	$35,447,000	$538	12.5%

Other Tenants		319,750	67%	$12,798,155	$40.03	$142,936,000
Vacant Space		692	0%	$0	$0.00
Total/Wtd. Avg.		476,487	100%	$17,998,365	$37.83	$216,368,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending November 30, 2015 as provided by the sponsor and only include tenants reporting comparable sales.

(5)	Top in-line tenants are ordered by Annual UW Rent.

(6)	Sunglass Hut’s space is leased pursuant to three leases. One lease totaling 1,905 SF and $62,789 of underwritten base rent expires on February 28, 2025, one lease totaling 1,794 SF and $80,730 of underwritten base rent expires on May 31, 2017, and one lease totaling 1,071 SF and $106,639 of underwritten base rent expires on August 31, 2022.

A-3-19

MSBAM 2016-C28	Ellenton Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	10,716	$38.71	2%	2%	$414,799	2%	2%
2016	11	56,577	$27.14	12%	14%	$1,535,518	9%	11%
2017	17	50,879	$39.14	11%	25%	$1,991,536	11%	22%
2018	18	92,175	$35.10	19%	44%	$3,235,472	18%	40%
2019	14	55,056	$40.99	12%	56%	$2,256,608	13%	52%
2020(4)	9	39,086	$37.71	8%	64%	$1,474,003	8%	61%
2021	12	35,723	$36.50	7%	71%	$1,303,997	7%	68%
2022(5)	11	39,122	$38.99	8%	80%	$1,525,454	8%	76%
2023	9	30,746	$46.96	6%	86%	$1,443,915	8%	84%
2024	4	16,071	$36.35	3%	89%	$584,174	3%	88%
2025	8	31,979	$41.94	7%	96%	$1,341,087	7%	95%
2026(6)	6	17,665	$50.48	4%	100%	$891,802	5%	100%
2027	0	0	$0.00	0%	100%	$0	0%	100%
2028	0	0	$0.00	0%	100%	$0	0%	100%
2029 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	692	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	122	476,487	$37.83	100%		$17,998,365	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Perfumania (1,498 SF) that has a lease out for renewal with a current expiration date of August 2015. Perfumania has a lease renewal expiration date of August 2020. However, the proposed renewal lease has not been signed.

(5)	Includes Easy Spirit (1,985 SF) that has a lease out for renewal with a current expiration date of February 2015. Easy Spirit has a lease renewal expiration date of February 2022. However, the proposed renewal lease has not been signed.

(6)	Includes Guess? (6,125 SF) which has a lease out for renewal with a current expiration date of January 2016. Guess? has a lease renewal expiration date of January 2026, however, the proposed renewal lease has not been signed.

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Florida adjacent to Interstate 75 and U.S. Route 301. Tourism serves a major role in the economy of the neighborhood, and some of the local attractions include the Siesta Key and Lido Key beaches. Siesta Key was named the best beach in the U.S. by TripAdvisor in 2015 and features six miles of beaches, white sands and clear green waters. Lido Key features tours for deep sea fishing, dolphin watching and sailing. Other leisure attractions in the area include the Ellenton Ice and Sports Complex, the DaySpring Episcopal Conference Center and the Manatee River. The Ellenton Ice and Sports Complex, located directly north of the Ellenton Premium Outlets Property, is comprised of two ice rinks, indoor soccer fields and a fitness center.

The Ellenton Premium Outlets Property is the only comparable outlet center within a 57-mile radius. A Tampa Premium Outlets recently opened in October 2015 and is also owned by the sponsor. Intercept studies conducted by the sponsor have revealed that the Ellenton Premium Outlets Property mainly draws its shoppers from vacationers visiting the Siesta Key and Lido Key beaches.

The estimated 2015 population within a three-, five- and ten-mile radius around the Ellenton Premium Outlets Property was 31,571, 98,003 and 312,888, respectively. The estimated 2015 average household income within a three-, five- and ten-mile radius was $60,961, $62,050 and $65,668, respectively.

The Ellenton Premium Outlets Property is located within the Manatee retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 8.0% and an average asking annual lease rate of $13.08 PSF. According to a third party market research report, the submarket contains 1,545 buildings accounting for approximately 18.2 million SF of retail space.

A-3-20

MSBAM 2016-C28	Ellenton Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Ellenton Premium Outlets Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Ellenton Premium Outlets Property	Outlet Center	1991/N/A	476,487(2)	99.9%(2)	V.F. Factory Outlet, Saks Fifth Avenue OFF 5TH	N/A
DeSoto Square	Regional Center	1973/N/A	696,000	74.0%	JC Penney, Sears, Hudson’s Furniture	8.5
Mall at University Town Center	Super Regional Center/Mall	2014/N/A	880,000	96.0%	Dillard’s, Macy’s, Saks Fifth Avenue	13.0
Tyrone Square	Super Regional Center/Mall	1972/1998	1,124,600	94.0%	Dillard’s, JC Penney, Macy’s, Sears	30.0
Brandon Town Center	Super Regional Center/Mall	1995/2007	1,151,258	96.0%	Dillard’s, JC Penney, Macy’s, Sears, Dick’s Sporting Goods	34.0
International Plaza	Super Regional Center/Mall	2001/2015	1,295,548	90.0%	Dillard’s, Neiman Marcus, Nordstrom, Forever XXI	88.0
Orlando Premium Outlets	Outlet Center	2000/N/A	550,000	99.0%	Polo/Ralph Lauren, Nike, Saks Fifth Avenue OFF 5TH	98.0
Gulf Coast Town Center	Regional Center	2005/N/A	1,651,000	94.0%	Bass Pro Outdoor World, Belk, Dick’s Sporting Goods, Costco, Target	99.0
Miromar Outlets	Outlet Center	1998/2015	954,900	99.0%	Bloomingdale’s Outlet, Neiman Marcus Last Call, Saks Off Fifth, Polo/Ralph Lauren, Nike	104.0
Orlando Premium Outlets - Int’l Dr.	Outlet Center	1989/2007	775,000	98.0%	Neiman Marcus Last Call, Nike, Saks Fifth Avenue OFF 5TH, Reebok	105.0
Sanibel Outlet Center	Outlet Center	1993/N/A	177,349	89.0%	Nike, Polo/Ralph Lauren	108.0
Total/Wtd. Avg. (3)			9,255,655	94.0%

Source: Appraisal

(1)	Tampa Premium Outlets recently opened in October 2015, after the appraisal was completed, and therefore is not included as a competitive property for the Ellenton Premium Outlets Property.

(2)	Information is based on the underwritten rent roll. Includes approximately 3,000 SF recently leased to BCBG Max Azria and approximately 2,400 SF recently leased to Billabong as occupied space. BCBG Max Azria and Billabong are not yet in occupancy, but are scheduled to begin paying rent as of February 1, 2016.

(3)	Total/Wtd. Avg. excludes the Ellenton Premium Outlets Property.

A-3-21

MSBAM 2016-C28	Ellenton Premium Outlets

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis

	2012	2013	2014	11/30/2015 TTM	UW	UW PSF
Base Rent	$15,792,937	$16,660,394	$17,590,662	$17,987,333	$18,779,609	$39.41
Total Recoveries	$5,762,640	$6,362,733	$7,068,590	$7,220,183	$7,686,207	$16.13
Other Income(1)	$489,955	$495,302	$599,560	$639,618	$600,000	$1.26
Less Vacancy	$79,744	($15,184)	($32,932)	($21,483)	($1,323,291)	($2.78)
Effective Gross Income	$22,125,276	$23,503,245	$25,225,880	$25,825,651	$25,742,525	$54.03
Total Operating Expenses	$5,603,067	$5,917,654	$6,055,800	$5,896,708	$6,260,229	$13.14
Net Operating Income	$16,522,209	$17,585,591	$19,170,080	$19,928,943	$19,482,297	$40.89
Capital Expenditures	$0	$0	$0	$0	$138,181	$0.29
TI/LC	$0	$0	$0	$0	$507,114	$1.06
Net Cash Flow	$16,522,209	$17,585,591	$19,170,080	$19,928,943	$18,837,001	$39.53

Occupancy %	99.0%	99.2%	98.8%	98.7%	99.9%(2)
NOI DSCR	2.13x	2.27x	2.47x	2.57x	2.51x
NCF DSCR	2.13x	2.27x	2.47x	2.57x	2.43x
NOI Debt Yield	9.3%	9.9%	10.8%	11.2%	10.9%
NCF Debt Yield	9.3%	9.9%	10.8%	11.2%	10.6%

(1)	Other income includes income from temporary tenants, SBV rents, stroller/kidkruz, directories, local media advertising, sponsorships and other miscellaneous income,

(2)	Occupancy as of January 4, 2016.

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Ellenton Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $7,941 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $285,892 and (iv) $59,561 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,429,461.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Ellenton Premium Outlets guarantors or property manager, or (iii) the DSCR based on the preceding four calendar quarters falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the filing is discharged, stayed, or dismissed and lender’s determination that such filing does not materially affect the Ellenton Premium Outlets Borrower’s, guarantor’s, or property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the preceding four calendar quarters is greater than or equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ellenton Premium Outlets Whole Loan. The Ellenton Premium Outlets Whole Loan has springing cash management (i.e., the Ellenton Premium Outlets Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Ellenton Premium Outlets Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ellenton Premium Outlets Whole Loan, to fund the required reserves deposits as described above under ”—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Ellenton Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ellenton Premium Outlets Borrower in connection with the operation and maintenance of the Ellenton Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Ellenton Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Ellenton Premium Outlets Whole Loan).

Additional Secured Indebtedness (not including trade debts). The Ellenton Premium Outlets Property also secures the Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan, which has a Cut-off Date principal balance of $106,800,000. The promissory notes evidencing the Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan include Promissory Note A-1 in the original principal amount of $58,000,000 and Promissory Note A-3 in the original principal amount of $10,000,000, both currently held by the MSCI 2015-UBS8 securitization trust, and Promissory Note A-2 in the original principal amount of $38,800,000 which is expected to be contributed to a future securitization trust. The Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan accrues interest at the same rate as the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan. The holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ellenton Premium Outlets Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

A-3-22

MSBAM 2016-C28	Ellenton Premium Outlets

Terrorism Insurance. The Ellenton Premium Outlets Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Ellenton Premium Outlets Mortgage Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for the “All Risk” or “Special Perils” property insurance and business income or rental income insurance required under the related the Ellenton Premium Outlets Property loan documents, but excluding the wind and flood components of such premium.

A-3-23

MSBAM 2016-C28	GLP Industrial Portfolio A

Mortgage Loan No. 3 – GLP Industrial Portfolio A

A-3-24

MSBAM 2016-C28	GLP Industrial Portfolio A

Mortgage Loan No. 3 – GLP Industrial Portfolio A

A-3-25

MSBAM 2016-C28	GLP Industrial Portfolio A

Mortgage Loan No. 3 – GLP Industrial Portfolio A

Mortgage Loan Information				Mortgaged Property Information(4)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$70,000,000			Location:	Various
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	7.3%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor(2):	Global Logistic Properties Limited			Year Built/Renovated:	Various
Mortgage Rate:	4.1439%			Size:	26,878,777 SF
Note Date:	11/4/2015			Cut-off Date Balance per Unit(1):	$24
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$24
Maturity Date:	11/6/2025			Property Manager:	GLP US Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	120 months			UW NOI(5):	$115,886,815
Seasoning:	3 months			UW NOI Debt Yield(1):	18.2%
Prepayment Provisions:	YM1 (113); O (7)			UW NOI Debt Yield at Maturity(1):	18.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.97x
Additional Debt Type:	Pari passu/B Note/Mezzanine			Most Recent NOI(5):	$102,686,288 (6/30/2015 TTM)
Additional Debt Balance(1):	$567,600,000/$328,900,000/$330,000,000			2nd Most Recent NOI:	$98,621,458 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$70,564,730 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	94.4% (10/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(6):	$2,090,000,000 (8/10/2015-9/24/2015)
Replacements:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(6):	30.5%
TI/LC	$0	Springing	(3)	Maturity Date LTV Ratio(1):	30.5%
Deferred Maintenance:	$1,177,541	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes)	$637,600,000	29.6%	Purchase Price	$2,026,347,948	94.0%
Mortgage Loan (B Notes)	$328,900,000	15.3%	Closing Costs:	$127,911,757	5.9%
Mezzanine Loans	$330,000,000	15.3%	Upfront Reserves	$1,177,541	0.1%
Sponsor Equity	$858,937,246	39.8%
Total Sources:	$2,155,437,246	100.0%	Total Uses:	$2,155,437,246	100.0%

(1)	The GLP Industrial Portfolio A Mortgage Loan is part of the GLP Industrial Portfolio A Whole Loan, which is comprised of five pari passu Senior Notes and two Junior Notes (as defined below), with an aggregate original principal balance of $966,500,000. The five Senior Notes have an aggregate original principal balance of $637,600,000, and the two Junior Notes have an aggregate original principal balance of $328,900,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the total principal balance of the five Senior Notes without regard to the Junior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the GLP Industrial Portfolio A Whole Loan (including the Junior Notes) are $36, $36, 12.0%, 2.62x, 46.2% and 46.2%, respectively.

(2)	The GLP Industrial Portfolio A loan’s sponsor and non-recourse carveout guarantors are eleven subsidiaries of Global Logistic Properties Limited.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all 114 industrial properties that comprise the GLP Industrial Portfolio A Property.

(5)	UW NOI exceeds TTM NOI due to increases in rents on the October 2015 rent roll and the inclusion of approximately $4.5 million for rent steps and $1.0 million for straight line rents.

(6)	The appraised value of $2,090.0 million is reflective of the value of the portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million, which would result in a Cut-off Date LTV Ratio of 31.9% and a Maturity Date LTV Ratio of 31.9%. The dates of the appraised values ranged from August 10, 2015 to September 24, 2015.

The Mortgage Loan. The third largest mortgage loan (the “GLP Industrial Portfolio A Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “GLP Industrial Portfolio A Whole Loan”) evidenced by five pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $637,600,000, and two junior notes (the “Junior Notes”) with an aggregate original principal balance of $328,900,000, all of which are secured by first priority fee mortgages encumbering 114 industrial properties comprising approximately 26.9 million SF located across nine states and the District of Columbia and 11 different markets (collectively, the “GLP Industrial Portfolio A Property”, or the “Portfolio”): (i) Promissory Note A-4 (one of the Senior Notes), in the original principal amount of $70,000,000, which represents the GLP Industrial Portfolio A Mortgage Loan, (ii) Promissory Notes A-1 and A-2 (two of the Senior Notes) and Promissory Notes B-1 and B-2 (the two Junior Notes), in the aggregate original principal amount of $766,500,000, which were contributed to the CSMC 2015-GLPA securitization trust (collectively, the “CSMC 2015-GLPA Notes”), (iii) Promissory Note A-3-1 (one of the Senior Notes), in the original principal amount of $87,100,000, which was contributed to the CSAIL 2016-C5 securitization trust and (iv) Promissory Note A-3-2 (one of the Senior Notes), in the original principal amount of $42,900,000, which is currently held by Column Financial, Inc. (or an affiliate) and is expected to be contributed to a future securitization trust. The four Senior Notes that do not comprise the GLP Industrial Portfolio A Mortgage Loan are collectively referred to as the “GLP Industrial Portfolio A Non-Serviced Pari passu Companion Loan.” The GLP Industrial Portfolio A Whole Loan is

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MSBAM 2016-C28	GLP Industrial Portfolio A

serviced according to the CSMC 2015-GLPA trust and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Pari passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Proceeds of the GLP Industrial Portfolio A Whole Loan were used to acquire the GLP Industrial Portfolio A Property, pay closing costs and fund reserves.

The Borrower and the Sponsor. The borrowers are 33 special-purpose Delaware limited liability companies, each with two independent directors (collectively, the “GLP Industrial Portfolio A Borrower”). The GLP Industrial Portfolio A Borrower is 100% owned by four subsidiaries of Global Logistic Properties Limited (“GLP”): Western A West, LLC, Western A Midwest, LLC, Western A South, LLC and Western A East, LLC, and the nonrecourse carve-out guarantors are eleven subsidiaries of GLP. GLP (SGX: MC0.SI; rated BBB+/Baa2 by Fitch/Moody’s) is a public, Singapore-based investment holding company that owns, leases, manages and develops logistics facilities. GLP began operations in 2003 and is one of the largest logistics operators by square footage globally with total assets under management valued at approximately $33 billion. GLP’s portfolio comprises approximately 2,300 properties and 521 million SF and 4,000 customers globally. GLP had a market capitalization of approximately $7 billion as of January 1, 2016.

The GLP Industrial Portfolio A Whole Loan is part of a larger $2.85 billion financing completed in November 2015 to facilitate the sponsor’s $4.8 billion acquisition (the “Acquisition”) of Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT. The sponsor acquired IIT for a total cost of $4.8 billion (which includes closing costs and working capital) and invested approximately $2.0 billion of cash equity to facilitate the transaction. The financing consisted of financing three separate non-crossed pools. On a pro rata basis, approximately $858.9 million of invested equity was contributed for the acquisition of the Portfolio.

The recourse liability of the guarantor under the non-recourse carve-out guaranty for voluntary or collusive bankruptcy is limited to fifteen percent of the then-current principal amount of the GLP Industrial Portfolio A Whole Loan. In addition, the sponsor has no liability under the environmental indemnity so long as an environmental insurance policy meeting the requirements of the loan documents is in place. An environmental insurance policy meeting such requirements is currently in place.

The Property. The GLP Industrial Portfolio A Property is comprised of 114 cross-collateralized industrial properties located across nine states and the District of Columbia and 11 different markets with a total of approximately 26.9 million SF. The top three markets in the Portfolio, by allocated loan amount, are Inland Empire (27.9%), Chicago (14.8%) and Baltimore (11.8%). The top 10 properties in the Portfolio account for 28.0% of gross leaseable area and 31.5% of UW NOI. The top 10 tenants in the Portfolio account for 32.1% of gross leaseable area and 32.4% of Annual UW Rent. The top 3 tenants in the Portfolio by Annual UW Rent are HanesBrands, Inc. (5.4%), CEVA (4.4%) and Harbor Freight Tools (4.3%). The properties comprising the Portfolio have a weighted average age of 14 years (2001), weighted average clear heights of 29.5 feet and primary truck court depth of 155.5 feet, with weighted averages of 67 dock high doors, 4 grade level doors, 67 trailer spaces and 7.1% (GLA) office space. As of October 1, 2015, the Portfolio was 94.4% occupied by 193 tenants with a weighted average base rent of $4.86 per SF and weighted average remaining lease term of 5.1 years.

The following tables present certain information relating to the GLP Industrial Portfolio A Property:

Top Twenty Properties(1)
Property	Market	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Inland Empire Indian Ave DC	Inland Empire	1,309,754	2009	100.0%	$6,541,590	5.6%	$57,627,769	6.0%	$119,000,000
Centerpointe 4	Inland Empire	1,280,446	2007	100.0%	$4,790,530	4.1%	$49,927,924	5.2%	$103,100,000
Hofer Ranch IC Bldg 1	Inland Empire	612,104	2012	100.0%	$3,159,936	2.7%	$28,378,044	2.9%	$58,600,000
Denver DC	Denver	553,757	2013	100.0%	$3,282,162	2.8%	$24,939,749	2.6%	$51,500,000
Freeport DC Bldg 4	Dallas/Fort Worth	727,508	1980	100.0%	$4,056,956	3.5%	$24,891,322	2.6%	$51,400,000
Ontario Mills DC	Inland Empire	520,161	2013	100.0%	$2,749,881	2.4%	$23,486,944	2.4%	$48,500,000
Hagerstown Distribution Center	Washington, DC	824,298	1998	100.0%	$3,398,847	2.9%	$22,276,280	2.3%	$46,000,000
Beckwith Farms DC	Nashville	706,500	2013	100.0%	$3,289,262	2.8%	$21,792,014	2.3%	$45,000,000
Crossroads DC I	Baltimore	456,500	2007	100.0%	$2,896,195	2.5%	$21,259,320	2.2%	$43,900,000
Centerpointe 6	Inland Empire	532,926	2007	100.0%	$2,314,762	2.0%	$20,968,759	2.2%	$43,300,000
I-95 DC	Baltimore	449,299	2014	100.0%	$2,297,443	2.0%	$19,564,385	2.0%	$40,400,000
Chino Spec Forward	Inland Empire	409,930	2014	100.0%	$2,050,199	1.8%	$19,176,972	2.0%	$39,600,000
Bedford Park II	Chicago	470,160	2006	100.0%	$2,273,176	2.0%	$18,644,278	1.9%	$38,500,000
Landover DC	Washington, DC	507,072	1963	100.0%	$2,268,578	2.0%	$16,222,943	1.7%	$33,500,000
North Plainfield 8	Indianapolis	798,096	1997	100.0%	$1,987,922	1.7%	$14,189,022	1.5%	$29,300,000
Sterling DC	Inland Empire	300,172	1990	100.0%	$1,804,632	1.6%	$13,946,889	1.4%	$28,800,000
Clifton DC	Northern NJ	230,953	2004	100.0%	$1,447,645	1.2%	$13,462,621	1.4%	$27,800,000
Beckwith Farms 3	Nashville	480,000	2009	100.0%	$1,396,650	1.2%	$13,462,621	1.4%	$27,800,000
Collington Commerce Center	Washington, DC	239,742	1990	100.0%	$1,732,560	1.5%	$12,542,515	1.3%	$25,900,000
Bedford Park IB	Chicago	272,446	2006	100.0%	$1,322,491	1.1%	$12,397,234	1.3%	$25,600,000
Subtotal – Top Twenty Properties		11,681,824	2003	100.0%	$55,061,417	47.5%	$449,157,605	46.5%	$927,500,000
Total/Wtd. Avg.		26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio A Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

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MSBAM 2016-C28	GLP Industrial Portfolio A

Market Concentration(1)
Market	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Inland Empire	17	6,264,032	2008	98.4%	$28,741,404	24.8%	$270,075,682	27.9%	$557,700,000
Chicago	19	3,966,635	2004	91.4%	16,240,694	14.0%	142,955,608	14.8%	$295,200,000
Baltimore	17	2,974,705	1995	87.9%	13,240,795	11.4%	114,238,574	11.8%	$235,900,000
Dallas/Fort Worth	22	3,175,184	1999	97.5%	14,335,584	12.4%	105,763,903	10.9%	$218,400,000
Washington, DC	9	2,221,387	1985	99.3%	11,942,326	10.3%	83,875,038	8.7%	$173,200,000
Nashville	6	2,531,500	2009	100.0%	9,347,699	8.1%	70,993,538	7.3%	$146,600,000
Indianapolis	7	2,697,841	1998	82.1%	5,320,687	4.6%	47,555,016	4.9%	$98,200,000
Northern New Jersey	6	956,250	1986	100.0%	5,802,524	5.0%	46,005,363	4.8%	$95,000,000
Austin	7	747,586	2008	84.6%	3,766,724	3.3%	33,511,273	3.5%	$69,200,000
Philadelphia	3	789,900	1989	100.0%	3,866,216	3.3%	26,586,256	2.8%	$54,900,000
Denver	1	553,757	2013	100.0%	3,282,162	2.8%	24,939,749	2.6%	$51,500,000
Total/Wtd. Avg.	114	26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio A Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

Property Sub-Type(1)
Property Sub-Type	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Distribution Warehouse	59	17,518,251	2006	94.0%	$69,300,394	59.8%	$613,227,253	63.4%	$1,266,300,000
Warehouse	46	8,950,487	1991	95.5%	$43,763,774	37.8%	$332,642,976	34.4%	$686,900,000
Flex	9	410,039	2000	87.7%	2,822,647	2.4%	$20,629,771	2.1%	$42,600,000
Total/Wtd. Avg.	114	26,878,777	2001	94.4%	$115,886,815	100.0%	$966,500,000	100.0%	$1,995,800,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio A Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,090.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,995.8 million.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Property Count	GLA	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Original Lease Start	Lease Expiration
HanesBrands, Inc.	NR/Ba2/BB	1	1,309,754	$6,638,881	5.4%	$5.07	1/1/2011	10/31/2018
CEVA	NR/NR/NR	3	1,434,000	$5,459,745	4.4%	$3.81	Various	Various
Harbor Freight Tools	NR/Ba3/BB-	2	1,280,446	$5,321,841	4.3%	$4.16	Various	Various
Home Depot USA Inc.	A/A2/A	2	1,123,818	$5,173,796	4.2%	$4.60	Various	Various
United Natural Foods, Inc.	NR/NR/NR	1	553,757	$3,433,293	2.8%	$6.20	5/1/2013	10/31/2028
Owens & Minor Distribution, Inc.	BBB-/Ba1/BBB	2	604,161	$3,236,710	2.6%	$5.36	Various	Various
Samsung Electronics	A+/A1/A+	1	612,104	$3,202,528	2.6%	$5.23	6/1/2013	9/30/2019
Belkin Corporation	NR/NR/NR	1	798,096	$2,793,336	2.3%	$3.50	4/1/2001	11/30/2019
Reliable Churchill	NR/NR/NR	1	449,299	$2,407,371	2.0%	$5.36	8/1/2014	8/31/2029
Packaging Corp of America	NR/Baa3/BBB	1	470,160	$2,320,080	1.9%	$4.93	2/1/2013	9/30/2025
Ten Largest Tenants			8,635,595	$39,987,581	32.4%	$4.63
Remaining Tenants			16,745,912	$83,402,096	67.6%	$4.98
Vacant			1,497,270	$0	0.0%	$0.00
Total/Wtd. Avg.			26,878,777	$123,389,677	100.0%	$4.86

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

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MSBAM 2016-C28	GLP Industrial Portfolio A

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	5	179,354	$8.60	1%	1%	$1,542,654	1%	1%
2016	37	2,574,488	$5.14	10%	10%	$13,237,578	11%	12%
2017	32	2,461,727	$4.64	9%	19%	$11,426,667	9%	21%
2018	35	4,737,391	$4.50	18%	37%	$21,311,824	17%	39%
2019	34	4,329,613	$4.57	16%	53%	$19,805,396	16%	55%
2020	27	2,546,095	$5.01	9%	63%	$12,743,662	10%	65%
2021	12	1,179,561	$5.62	4%	67%	$6,624,473	5%	70%
2022	13	1,336,256	$4.46	5%	72%	$5,955,616	5%	75%
2023	3	243,225	$5.24	1%	73%	$1,275,260	1%	76%
2024	8	1,152,305	$5.08	4%	77%	$5,854,352	5%	81%
2025	5	1,270,190	$5.84	5%	82%	$7,418,711	6%	87%
2026 & Thereafter	9	3,371,302	$4.80	13%	94%	$16,193,483	13%	100%
Vacant	0	1,497,270	$0.00	6%	100%	$0	0%	100%
Total/Wtd. Avg.	220	26,878,777	$4.86	100%		$123,389,677	100%

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the GLP Industrial Portfolio A Property:

Cash Flow Analysis(1)

	2013	2014	6/30/2015 TTM	Year 1 Budget	UW(2)	UW PSF
Base Rent	$79,931,143	$107,113,582	$112,598,033	$126,908,982	$123,389,677	$4.59
Total Recoveries	$20,337,584	$30,188,389	$31,444,105	$35,562,338	$35,361,718	$1.32
Other Income	$363,625	$1,683,391	$1,365,188	$725,759	$725,759	$0.03
Discounts Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	($3,893,316)	($3,207,494)	($5,010,206)	($9,239,767)	($2,585,201)	($0.10)
Effective Gross Income	$96,739,036	$135,777,869	$140,397,120	$153,957,312	$156,891,953	$5.84
Total Operating Expenses	$26,174,307	$37,156,412	$37,710,832	$40,905,654	$41,005,138	$1.53
Net Operating Income	$70,564,730	$98,621,458	$102,686,288	$113,051,658	$115,886,815	$4.31
Capital Expenditures	$0	$0	$0	10,265,392	$9,407,572	$0.35
Net Cash Flow	$70,564,730	$98,621,458	$102,686,288	$102,786,266	$106,479,243	$3.96

Total GLA	25,827,548	26,686,777	26,878,777	26,878,777	26,878,777
Number of Assets	110	113	114	114	114
Occupancy %	88.7%	91.5%	92.4%	97.0%	94.4%
NOI DSCR	2.63x	3.68x	3.83x	4.22x	4.33x
NCF DSCR	2.63x	3.68x	3.83x	3.84x	3.97x
NOI Debt Yield	11.1%	15.5%	16.1%	17.7%	18.2%
NCF Debt Yield	11.1%	15.5%	16.1%	16.1%	16.7%

(1)	Not all of the properties in the Portfolio were the same in each of the historical periods. “Same Store” analysis, representing 91 properties, of net operating income and occupancy for 2013, 2014, 6/30/2015 TTM and Year 1 Budget was approximately $62.6 million, $78.4 million, $79.5 million and $84.8 million, respectively, and 91.2%, 94.0%, 93.2% and 97.2%, respectively.

(2)	Underwritten Base Rent is based on the October 2015 rent roll and includes approximately $4.5 million for rent steps and approximately $1.0 million for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through December 1, 2016. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through December 1, 2016 and credit tenants’ average rent from October 1, 2015 through the maturity date.

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MSBAM 2016-C28	GLP Industrial Portfolio A

Escrows and Reserves. The GLP Industrial Portfolio A Borrower deposited $1,177,541 in escrow at loan origination for deferred maintenance items identified in the loan documents. During the continuance of a Trigger Period (defined below), the GLP Industrial Portfolio A Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the annual estimated insurance premiums (unless the GLP Industrial Portfolio A Borrower maintains an acceptable blanket policy). During the continuance of a Trigger Period, the GLP Industrial Portfolio A Borrower is required to make monthly deposits equal to 1/12th of $0.10 per square foot of the GLP Industrial Portfolio A Property into an escrow for capital expenditures on each monthly payment date on which the balance in such escrow is less than an amount equal to $0.10 per square foot of the GLP Industrial Portfolio A Property. During the continuance of a Trigger Period, the GLP Industrial Portfolio A Borrower is required to make monthly deposits equal to 1/12th of $0.25 per square foot of the GLP Industrial Portfolio A Property into an escrow for tenant improvements and leasing commissions (the “TI/LC Escrow”) on each monthly payment date on which the balance in such TI/LC Escrow is less than an amount equal to $0.25 per square foot of the GLP Industrial Portfolio A Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the GLP Industrial Portfolio A Whole Loan. The GLP Industrial Portfolio A Whole Loan has springing cash management. Funds in the lockbox account are required to be swept to a cash management account; however, provided no event of default or Trigger Period under the GLP Industrial Portfolio A Whole Loan is continuing, funds in the cash management account are required to be swept daily to an account designated by the GLP Industrial Portfolio A Borrower, to the extent such funds exceed the aggregate amount payable to the lenders on the next monthly payment date. Funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the GLP Industrial Portfolio A Whole Loan, to disburse, during the continuance of a Trigger Period, the monthly operating expenses referenced in the annual budget (which, during a Trigger Period, is required to be approved by the lender) or otherwise approved by the lender, to fund, during the continuance of a Trigger Period, the amount, if any, requested by the GLP Industrial Portfolio A Borrower in respect of leasing commissions and tenant improvement costs approved by the lender and incurred by the GLP Industrial Portfolio A Borrower in connection with a new lease (or lease extension), if and to the extent the amount contained in the TI/LC Escrow is insufficient after giving effect to the deposit required to be made therein on such monthly payment date, to fund, during the continuance of a Trigger Period, the required reserves deposits as described above under “Escrows and Reserves”, to pay, provided no event of default is continuing under the GLP Industrial Portfolio A Whole Loan, monthly debt service due under the GLP Industrial Portfolio A Senior Mezzanine Loan (defined below) and to pay, provided no event of default is continuing under either the GLP Industrial Portfolio A Whole Loan or the GLP Industrial Portfolio A Senior Mezzanine Loan, monthly debt service due under the GLP Industrial Portfolio A Junior Mezzanine Loan (defined below), and to disburse the remainder (i) if a Trigger Period is continuing, into an account to be held by the lender as additional security for the GLP Industrial Portfolio A Whole Loan during the continuance of such Trigger Period and (ii) otherwise, provided no event of default is continuing under the GLP Industrial Portfolio A Whole Loan, to the GLP Industrial Portfolio A Borrower.

A “Trigger Period” means the period:

(i) commencing as of the conclusion of the second consecutive fiscal quarter for which the combined net operating income debt yield on the GLP Industrial Portfolio A Whole Loan and GLP Industrial Portfolio A Mezzanine Loans (defined below) for the trailing twelve-month period falls below 6.75%, and ending at the conclusion of the second consecutive fiscal quarter for which such combined net operating income debt yield for the trailing twelve-month period is equal to or greater than 6.75%, or

(ii) commencing upon the GLP Industrial Portfolio A Borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are so delivered, or

(iii) during the continuance of an event of default under either of the GLP Industrial Portfolio A Mezzanine Loans.

The GLP Industrial Portfolio A Borrower may avoid a Trigger Period by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio A Whole Loan were reduced by such amount, no Trigger Period would be continuing.

Additional Secured Indebtedness (not including trade debts). In addition to the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio A Property also secures the GLP Industrial Portfolio A Non-Serviced Pari passu Companion Loan (a portion of which was included in the CSMC 2015-GLPA securitization trust, a portion of which was included in the CSAIL 2016-C5 securitization trust, and the remaining portion of which is expected to be contributed to future securitization trusts) and the Junior Notes (which were included in the CSMC 2015-GLPA securitization trust). The GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio A Non-Serviced Pari passu Companion Loan and the Junior Notes all accrue interest at 4.1439213% per annum. Payments of interest on the GLP Industrial Portfolio Whole Loan are first applied, pro rata and pari passu, to interest on the GLP Industrial Portfolio A Mortgage Loan and GLP Industrial Portfolio A Non-Serviced Pari passu Companion Loan, and then to interest on the Junior Notes, and payments of principal on the GLP Industrial Portfolio A Whole Loan are first applied, pro rata and pari passu, to pay principal on the GLP Industrial Portfolio A Mortgage Loan and GLP Industrial Portfolio A Non-Serviced Pari passu Companion Loan, until their principal balances are reduced to zero and then to pay principal on the Junior Notes until their principal balances are reduced to zero.. Such priorities and the allocation of collections on the GLP Industrial Portfolio A Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the GLP Industrial Portfolio A Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. The “GLP Industrial Portfolio A Mezzanine Loans” refers to (i) a senior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio A Borrower (the “GLP Industrial Portfolio A Senior Mezzanine Borrowers”) by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio A Borrower (the “GLP Industrial Portfolio A Senior Mezzanine Loan”) and (ii) a junior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio A Senior Mezzanine Borrowers by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio A Senior Mezzanine Borrowers (the “GLP Industrial Portfolio A Junior Mezzanine Loan”). The GLP Industrial Portfolio A Mezzanine Loans and the GLP Industrial Portfolio A Whole Loan are subject to an intercreditor agreement between the GLP Industrial Portfolio A Whole Loan lender and the related mezzanine lenders. The GLP Industrial Portfolio A Senior Mezzanine Loan and GLP Industrial Portfolio A Junior Mezzanine Loan were transferred to Teachers Insurance and Annuity Association of America on November 20, 2015.

A-3-30

MSBAM 2016-C28	GLP Industrial Portfolio A

The following table presents certain information relating to the GLP Industrial Portfolio A Whole Loan and the GLP Industrial Portfolio A Mezzanine Loans:

Full Debt Summary
Notes	Original Principal Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$70,000,000	4.1439213%	3.97x	18.2%	30.5%
Non-Serviced Companion Loan	$567,600,000	4.1439213%	3.97x	18.2%	30.5%
Junior Notes	$328,900,000	4.1439213%	2.62x	12.0%	46.2%
Senior Mezzanine Loan	$165,000,000	4.8500000%	2.19x	10.2%	54.1%
Junior Mezzanine Loan	$165,000,000	5.4500000%	1.84x	8.9%	62.0%
Total/Wtd. Avg.	$1,296,500,000		1.84x	8.9%	62.0%

Release of Property. The GLP Industrial Portfolio A Borrower may obtain the release of any of the individual GLP Industrial Portfolio A Property (each an “Individual GLP Industrial Portfolio A Property”) from the mortgage relating to the GLP Industrial Portfolio A Whole Loan by prepaying a portion of the GLP Industrial Portfolio A Whole Loan equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio A Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio A Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio A Whole Loan prior to the open prepayment date are subject to payment of yield maintenance, provided that if the lender applies loss proceeds from a casualty or condemnation at any Individual GLP Industrial Portfolio A Property toward prepayment of the GLP Industrial Portfolio A Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the GLP Industrial Portfolio A Borrower of the remainder of the release price for such Individual GLP Industrial Portfolio A Property will be subject to payment of yield maintenance.

In addition, releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation) are further subject to a combined debt yield test under the GLP Industrial Portfolio A Whole Loan and GLP Industrial Portfolio A Mezzanine Loans, such that such combined debt yield after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%. The GLP Industrial Portfolio A Borrower may satisfy the foregoing debt yield test by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio A Whole Loan were reduced by such amount, such debt yield test would be satisfied; provided that the aggregate notional amount of all letters of credit delivered under the loan documents may not exceed 10% of the principal balance of the GLP Industrial Portfolio A Whole Loan. Release is also subject to certain additional conditions, including, among others, delivery of a REMIC opinion.

In addition, the GLP Industrial Portfolio A Borrower may obtain a release of certain excess parcels from the lien of the applicable mortgage without the lender’s consent or any requirement to prepay any portion of the GLP Industrial Portfolio A Whole Loan upon the satisfaction of certain conditions as described in the Prospectus.

The GLP Industrial Portfolio A Borrower has the limited right, from and after the six-month anniversary of the origination date, to replace one of more individual properties included in the GLP Industrial Portfolio A Property (a “GLP Industrial Portfolio A Replaced Property”) with a qualified substitute property (a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation, (ii) the substitute property is located in one of the following states: Arizona, California, Colorado, Illinois, Indiana, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Tennessee, Texas, Utah, Virginia, Washington or Washington D.C.; and the aggregate allocated loan amount of substitute properties located in states in which none of the Mortgaged Properties are located as of the origination date may not exceed 30% of the GLP Industrial Portfolio A Whole Loan amount, , (iii) total substitutions (by allocated loan amount) may not exceed 10% of the original principal balance of the GLP Industrial Portfolio A Whole Loan, (iv) after giving effect to the Property Substitution, the combined debt yield on the GLP Industrial Portfolio A Whole Loan and GLP Industrial Portfolio A Mezzanine Loans, recalculated to include only income and expense attributable to the remaining GLP Industrial Portfolio A Property (including the related substitute property) may not be less than such combined debt yield immediately prior to such Property Substitution; and, if such recalculated combined debt yield is less than the combined debt yield as of the origination date, then the property-specific combined debt yield of the substitute property as of the date of the related Property Substitution may not be less than the property-specific combined debt yield of the GLP Industrial Portfolio A Replaced Property as of the origination date, (v) based on current appraisals, the as-is market value of the related substitute property must be equal to or greater than the greater of (x) the as-is market value of the related GLP Industrial Portfolio A Replaced Property at the time and (y) the appraised value of the related GLP Industrial Portfolio A Replaced Property at origination, (vi) the substitute property must primarily consist of warehouse/distribution or light industrial space, unless the related GLP Industrial Portfolio A Replaced Property is a flex office space, in which case it may also be a flex office space, (vii) after giving effect to the Property Substitution, no applicable metropolitan statistical area may have a geographic concentration greater than 30%, and such Property Substitution may not increase the geographic concentration of any such metropolitan statistical area by more than 30%; (viii) the GLP Industrial Portfolio A Borrower certifies to the lender in an officer’s certificate that the Property Substitution will not have a material adverse effect, (ix) the lender receives reasonably satisfactory environmental reports and engineering reports regarding the substitute properties showing no structural, environmental or other issues that are not reasonably acceptable to the lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (x) delivery of a REMIC opinion (xi) the borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each substitute property and (xii) satisfying the conditions to substitution under the related mezzanine loans.

Terrorism Insurance. The GLP Industrial Portfolio A Borrower is required to obtain terrorism insurance for foreign and domestic acts (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any extension thereof or other federal government program with substantially similar protection); provided that if such statute or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the GLP Industrial Portfolio A Borrower is required to carry terrorism insurance, but in such event the GLP Industrial Portfolio A Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below), and if the cost of terrorism insurance exceeds the Terrorism Cap, the GLP Industrial Portfolio A Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap. “Terrorism Cap” means two times the amount of the annual insurance premiums payable at such time in respect of the property and business interruption insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such insurance).

A-3-31

MSBAM 2016-C28	Navy League Building

Mortgage Loan No. 4 – Navy League Building

A-3-32

MSBAM 2016-C28	Navy League Building

Mortgage Loan No. 4 – Navy League Building

A-3-33

MSBAM 2016-C28	Navy League Building

Mortgage Loan No. 4 – Navy League Building

Navy League Building
2300 Wilson Boulevard
Arlington, VA 22201
MD
McLean
FAIRFAX COUNTY
VIRGINIA
ARLINGTON COUNTY
ARLINGTON
Rosslyn
Shirlington
ALEXANDRIA
Crystal City
WASHINGTON D.C.
Georgetown
Foggy Bottom
Foxhall Crescent
Woodley Park
THE NATL. MALL
Potomac River
Clara Barton Pkwy
George Washington Mem. Pkwy
G.W. Mem. Pkwy
Custis Mem. Pkwy
Lee Hwy
Wilson Blvd
Washington Blvd
Arlington Blvd
Columbia Pike
Chesterbrook Rd
N Glebe Rd
Old Dominion Rd
Military Rd
N Harrison St
N George Mason Dr
Lorcom Ln
10th St
Arlington Blvd
2nd St S
S Glebe Rd
Walter Reed Rd
S Four Mile Run Dr
Arlington Ridge Rd
Jefferson Davis Hwy
Mt. Vernon Ave
W Glebe Rd
King St
Quaker Ln
Braddock Rd
Loughboro Rd
Arizona Ave
Canal Rd NW
Wisconsin Ave
Massachusetts Ave NW
Macomb St NW
Tunlaw Rd NW
Columbia Rd NW
M St NW
K St NW
U St NW
16th St NW
14th St NW
15th St NW
RED LINE METRO
DC METRO
BLUE/YELLOW
Dulles Intl. Airport 19 miles
Glebe Road Park
Potomac Overlook Regional Park
Washington Golf & Country Club
Marymount University
Windy Run Park
Virginia Center Hospital
CLARENDON
COURT HOUSE
VIRGINIA SQUARE
BALLSTON
ROSSLYN
Ballston Common Mall
Fort Myer
ARLINGTON CEMETERY
ARLINGTON NATIONAL CEMETERY
The Pentagon
PENTAGON
Fashion Centre at Pentagon City
PENTAGON CITY
CRYSTAL CITY
Crystal City Shops
REAGAN NATIONAL
Reagan National Airport
Army Navy Country Club
Fort Scott Park
Bluemont Junction Park
Glencarlyn Park
Arlington Hall Station
Village at Shirlington
Potomac Yard Center
Bradlee Shopping Center
Dalecarlia Reservoir Grounds
American University
Chesapeake & Ohio Canal Natl. Historic Park
Battery Kemble Park
Glover Archbold Park
GW University
Washington National Cathedral
Naval Observatory
Corcoran College of Art and Design
Montrose Park
Georgetown University
The Shops at Georgetown Park
Howard Univ. School of Law
Melvin C. Hazen Park
Pine Branch Park
CLEVELAND PARK
Klingle Valley Park
National Zoological Park
WOODLEY PARK-ZOO ADAMS MORGAN
COLUMBIA HEIGHTS
DU PONT CIRCLE
St. Matthew's Cathedral
FARRAGUT NORTH
FARRAGUT WEST
G. Washington University Hospital
Watergate Complex
FOGGY BOTTOM/ GWU
G.W. Univ.
MC PHERSON SQUARE
White House
Roosevelt Island
JFK Mem. Ctr. for the Perf. Arts
Vietnam Veterans Memorial
Washington Monument
Lincoln Memorial
Korean War Memorial
World War II Memorial
FDR Memorial
Tidal Basin
Jefferson Memorial
US Holocaust Museum
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
Springfield
Franconia
Mount Vernon
Landover
Greenbelt
Clinton

A-3-34

MSBAM 2016-C28	Navy League Building

Mortgage Loan No. 4 – Navy League Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$60,000,000			Location:	Arlington, VA 22201
Cut-off Date Balance:	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Navy League of the United States			Year Built/Renovated:	2005/N/A
Mortgage Rate:	4.938%			Size:	190,926 SF
Note Date:	12/1/2015			Cut-off Date Balance per Unit:	$314
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$290
Maturity Date:	12/1/2025			Property Manager:	Cassidy Turley Commercial Real Estate Services, Inc. d/b/a Cushman & Wakefield
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,890,967
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.85x (IO) 1.45x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,619,309 (10/31/2015 T-10 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,901,633 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,102,931 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	99.6% (2/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	68.3% (12/31/2014)
RE Tax:	$174,776	$87,388	N/A	3rd Most Recent Occupancy:	75.0% (12/31/2013)
Insurance:	$42,458	$8,492	N/A	Appraised Value (as of):	$97,700,000 (9/9/2015)
Recurring Replacements:	$0	$3,500	N/A	Cut-off Date LTV Ratio:	61.4%
TI/LC:	$3,449,320	$19,673	N/A	Maturity Date LTV Ratio:	56.7%
Other:	$3,252,682	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	100.0%	Loan Payoff:	$48,171,425	80.3%
			Reserves:	$6,919,236	11.5%
			Closing Costs:	$526,228	0.9%
			Return of Equity:	$4,383,110	7.3%
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Navy League Building Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $60,000,000, secured by a first priority fee mortgage encumbering the condominium interests owned by the Navy League Building Borrower (as defined below) in a seven-story office building known as the Navy League Building (the “Navy League Building Property”) located in Arlington, Virginia. Proceeds from the Navy League Building Mortgage Loan were used to pay off the previous loan which was held by the BACM 2006-4 securitization trust, fund reserves, pay closing costs, and return $4,383,110 of equity to the sponsor.

The Borrower and the Sponsor. The borrower is The Navy League Building, LLC, a Delaware limited liability company and Navy League Development Corporation, a Virginia corporation (together, the “Navy League Building Borrower”), with one independent director. Equity ownership in the Navy League Building Borrower is held by Navy League of the United States (“The Navy League”), a 501(c)(3) non-profit organization, which is the sponsor and non-recourse carve-out guarantor for the Navy League Building Mortgage Loan. The Navy League was founded in 1902 as a citizens’ organization to serve and support the members and families of the U.S. Navy, U.S. Marine Corps, U.S. Coast Guard and U.S.-flag Merchant Marine. The Navy League is comprised of 40,000 civilians and over 240 councils and as of December 2014 had approximately $54,474,643 in total assets. The Navy League built the Navy League Building Property in 2005 and has a total cost basis of approximately $51,616,400.

The Property. The Navy League Building is located at 2300 Wilson Boulevard, Arlington, VA, with additional frontage on Clarendon Boulevard, and consists of a seven-story, LEED Silver-certified office building built in 2005 that features a fitness center, 3,815 SF conference center, terraces on multiple floors and 344 parking spaces. The building is structured as a condominium comprised of Unit A, Unit B (Suite 350) and Unit C (parking garage). The Navy League Building Property includes Unit A and Unit C, which total 190,926 SF (170,896 SF of collateral office space and 18,762 SF of ground floor retail space), and which represent approximately 95.9% of the condominium interests. Unit B (16,120 SF) is not a part of the collateral for the Navy Building Mortgage Loan.

As of February 1, 2016, the Navy League Building Property was 99.6% occupied by eight office and five retail tenants. The retail tenants include three restaurants: Ray’s the Steaks, Five Guys and MeJana, and two retail banks: Bank of Georgetown and John Marshall Bank. Historical occupancy at the Navy League Building Property in December 2014, December 2013, December 2012 and December 2011 was 68.3%, 75.0%, 98.1% and 97.9%, respectively. The lower occupancies in 2013 and 2014 were the result of the US Coast Guard Recruiting Command vacating 30,835 SF, which space has been released to Arch Properties Company.

A-3-35

MSBAM 2016-C28	Navy League Building

Property Management. The Navy League Building Property is subject to a management agreement with Cassidy Turley Commercial Real Estate Services, Inc. d/b/a Cushman & Wakefield. In January 2015, Cassidy Turley merged with DTZ and as a combined commercial real estate services company has more than 28,000 employees and manages 3.3 billion SF globally.

Major Tenants.

Arch Properties Company (49,104 SF, 26% of NRA, 24% of underwritten base rent). Arch Properties Company (“Arch”) occupies 49,104 SF under a lease commencing December 7, 2015, expiring May 7, 2027, with two five-year renewal options. The lease requires an annual base rent of $1,951,884 with 2.5% annual increases beginning June 2018. Rental payments do not commence until September 2016 and from October 2016 through January 2018 rental payments are abated by 50%. Arch is entitled to a tenant allowance of up to $3,012,030 (see “—Escrows and Reserves” below for details on reserved amounts under the Navy League Building Mortgage Loan) and has an option to terminate all or a portion of its space on the 4th floor (18,269 SF) in December 2021 or December 2023. Arch manages lease agreements for Koch Industries, Inc. Koch Industries, Inc. is a diversified holding company conducting business in polymers and fibers, minerals, ranching, fertilizers, refining and chemicals and consumer products, with more than 100,000 employees in 60 countries. The Arch lease is guaranteed by Koch Resources, LLC which is rated “Aa3” and “AA-” by Moody’s and S&P, respectively.

Bean Kinney & Korman (36,055 SF, 19% of NRA, 20% of underwritten base rent). Bean, Kinney & Korman (“Bean Kinney”) occupies 36,055 SF under a lease dated May 4, 2006, expiring November 30, 2018, with two five-year renewal options. The lease requires an annual base rent of $1,559,379 with annual increases of 2.5%. Bean Kinney is a metropolitan Washington, D.C.-area law firm founded in 1959 with practice areas in business and finance, litigation, personal legal services and real estate. In 2016, Bean Kinney was named a “Best Law Firm”, marking its fifth consecutive year being ranked nationally by the publication.

Navy League of the US (20,738 SF, 11% of NRA, 11% of underwritten base rent). Navy League of the US (“Navy League”) occupies 20,738 SF under a lease expiring November 30, 2030, with one five-year renewal option. The lease requires an annual base rent of $883,231 with 2% annual increases and provides for rent abatement for the month of September each year through and including September, 2023. Beginning September, 2023 with notice of its intent to extend its lease, Navy League may renegotiate its base rent to the then current market rent. The Navy League is the Navy League Building Mortgage Loan sponsor, built the Navy League Building Property in 2005 and since construction, continues to use its space as the company headquarters.

The following table presents certain information relating to the leases at the Navy League Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF(3)	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration
Arch Properties Company(5)	NR/Aa3/AA-	49,104	26%	$2,000,681	24%	$40.74	5/7/2027
Bean Kinney & Korman	NR/NR/NR	36,055	19%	$1,598,318	20%	$44.33	11/30/2018
Navy League of the US(6)	NR/NR/NR	20,738	11%	$900,859	11%	$43.44	11/30/2030
Associated General Contractors(7)	NR/NR/NR	17,607	9%	$772,239	9%	$43.86	12/31/2025
Excella Consulting, Inc.(8)	NR/NR/NR	17,057	9%	$621,484	8%	$36.44	Various
Segue Technologies, Inc.(9)	NR/NR/NR	13,425	7%	$574,644	7%	$42.80	2/28/2026
Health Central Network	NR/NR/NR	12,752	7%	$568,580	7%	$44.59	12/31/2018
NOVA Transportation	NR/NR/NR	4,158	2%	$195,250	2%	$46.96	5/31/2021
Retail Tenants		18,762	10%	$953,653	12%	$50.83	Various
Vacant		846	0%	$0	0%	$0.00
Total/Wtd. Avg.		190,926	100%	$8,185,708	100%	$43.16

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Tenant SF includes building services space of 422 SF.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and building services space of 422 SF.

(5)	Arch Properties Company’s rental payments do not commence until September 2016 and from October 2016 through January 2018, rental payments are abated by 50%. Arch Properties Company has a termination option on all or a portion of its space on the 4th floor (18,269SF) in December 2021 or December 2023. See “—Escrows and Reserves” below for details on reserved amounts under the Navy League Building Mortgage Loan.

(6)	Navy League of the US’ rental payments are abated for the month of September each year through and including September 2023.

(7)	Associated General Contractors’ rental payments are abated from January 1, 2016 to February 29, 2016. Associated General Contractors has a termination option with respect to approximately 1,350 SF in December 31, 2018 or December 31, 2020.

(8)	Excella Consulting, Inc. occupies 4,719 SF under a lease expiring July, 2016 and an additional 12,338 SF under a lease expiring September, 2025. Rent due on the 12,338 SF space is abated by 50% from January 2016 to April 2016. See “—Escrows and Reserves” below for details on reserved amounts under the Navy League Building Mortgage Loan.

(9)	Segue Technologies, Inc.’s rental payments are reduced to $23,936 from February 2016 to November 2016. Segue Technologies, Inc. has a termination option in February 2022. See “—Escrows and Reserves” below for details on reserved amounts under the Navy League Building Mortgage Loan.

A-3-36

MSBAM 2016-C28	Navy League Building

The following table presents certain information relating to the lease rollover schedule at the Navy League Building Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(4)	UW Rent PSF Rolling(5)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	6,237	$47.87	3%	3%	$298,540	4%	4%
2016	1	4,719	$25.43	2%	6%	$120,000	1%	5%
2017	2	9,933	$54.19	5%	11%	$538,240	7%	12%
2018	2	48,807	$44.40	26%	37%	$2,166,898	26%	38%
2019	0	0	$0.00	0%	37%	$0	0%	38%
2020	0	0	$0.00	0%	37%	$0	0%	38%
2021	1	4,158	$46.96	2%	39%	$195,250	2%	41%
2022	0	0	$0.00	0%	39%	$0	0%	41%
2023	0	0	$0.00	0%	39%	$0	0%	41%
2024	1	2,592	$45.09	1%	40%	$116,873	1%	42%
2025	3	29,945	$42.54	16%	56%	$1,273,723	16%	58%
2026 and Beyond	3	83,267	$41.75	44%	100%	$3,476,184	42%	100%
Total/Wtd. Avg.	15	190,926	$43.16	100%		$8,185,708	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are individually represented in the lease rollover schedule.

(4)	Total SF Rolling includes building services space of 422 SF and vacant space of 846 SF.

(5)	Wtd. Avg. UW Rent PSF Rolling excludes building services space of 422 SF and vacant space of 846 SF.

The Market. The Navy League Building Property is located in Arlington, VA within the Court House submarket in Arlington County. Within Court House, there is approximately 3.7 million SF of office space, 6,260 housing units, 552 hotel rooms and over 200,000 SF of retail space. As of the second quarter of 2015, asking rent in the Court House neighborhood was $44.04 PSF, the third highest asking rent among all Northern Virginia office markets, driven by a predominance of Class “A” buildings and amenities including metro access, and proximity to Washington, D.C., The Pentagon and Reagan National Airport. As of year-end 2015, the Class “A” and Class “B” office inventory in the Court House submarket contained 29 buildings (5,664,414 SF) with a vacancy rate of 12.6% and average asking rent of $42.98 PSF. Court House is home to several of Arlington’s largest employers including the Arlington government, Verizon, Strayer University and large industry and trade organizations including Electronic Industries Alliance, the National Science Teachers Association and the Association of the U.S. Army.

The Navy League Building is located approximately four miles southwest of Washington, D.C. Access to Court House is provided by Clarendon and Wilson Boulevards, Arlington Boulevard (Route 50), Lee Highway (Route 29), Interstate 66, and by the Court House Metro Rail Station (Orange & Silver Lines) approximately two blocks from the Navy League Building Property.

The 2015 population within a one-, three- and five-mile radius of the Navy League Building Property was 45,550, 266,016 and 724,913, respectively, with an average household income of $146,085; $144,161 and $135,029, respectively.

The following table presents competitive office rental properties in Arlington, VA to the Navy League Building Property:

Competitive Office Lease Summary

Property Name/Location	Year Built	Occ.	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Base Rent PSF	TI Allowance ($/SF)
Arlington Gateway 901 N. Glebe Road	2005	96%	334,000	1.9 miles	Capterra, Inc. Nixon Vanderhye	Jun-15/ 7.3 Yrs Apr-15/ 10.6 Yrs	5,873 46,000	$43.26 $44.75	$0 $70
Cooperative Plaza 4301 Wilson Blvd	1995	88%	278,130	1.8 miles	Oak Ridge Assoc. Univ.	Jun-15/ 9.0 Yrs	14,835	$42.00	$0
4100 N. Fairfax Drive 4100 N. Fairfax Drive	2002	78%	255,824	1.7 miles	George Mason Mortgage	Apr-15/ 3.3 Yrs	6,358	$41.25	$5
The Hartford 3101 Wilson Blvd	2004	83%	218,646	0.5 miles	Inspire Health	Jul-15/ 7.5 Yrs	6,022	$46.00	$60
Courthouse Tower 1515 N. Courthouse Road	2000	100%	249,709	0.4 miles	NACR	Jul-15/ 11.0 Yrs	15,500	$38.50	$80
Total/Wtd. Average	2001	89.5%	1,336,309					$43.05	$51.31
Navy League Building(1)	2005		170,896			5-10 Yrs		$45.00	$65-70

Source: Appraisal

(1)	Represents available office SF and quoted rent and lease terms

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MSBAM 2016-C28	Navy League Building

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Navy League Building Property:

Cash Flow Analysis

	2012	2013	2014	10/31/15 TTM	UW	UW PSF
Base Rent	$7,665,774	$6,891,203	$5,501,553	$5,352,418	$8,185,707	$42.87
Total Recoveries	$764,074	$688,045	$691,754	$535,666	$594,831	$3.12
Parking Income	$560,479	$520,119	$505,533	$549,643	$505,000	$2.65
Other Income	$0	$0	$0	$11,609	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$(526,832)	-6.4%
Effective Gross Income	$8,990,327	$8,099,367	$6,698,840	$6,449,336	$8,758,706	$45.87
Total Operating Expenses	$2,848,175	$2,996,436	$2,797,207	$2,830,027	$2,867,739	$15.02
Net Operating Income	$6,142,152	$5,102,931	$3,901,633	$3,619,309	$5,890,967	$30.85
Capital Expenditures	$83,920	$0	$7,660	$0	$42,004	$0.22
TI/LC	$0	$37,115	$19,621	$0	$292,265	$1.53
Net Cash Flow	$6,058,232	$5,065,816	$3,874,352	$3,619,309	$5,556,698	$29.10

Occupancy %	98.1%	75.0%	68.3%	99.6%(1)	94.0%
NOI DSCR	1.60x	1.33x	1.02x	0.94x	1.53x
NCF DSCR	1.58x	1.32x	1.01x	0.94x	1.45x
NOI Debt Yield	10.2%	8.5%	6.5%	6.0%	9.8%
NCF Debt Yield	10.1%	8.4%	6.5%	6.0%	9.3%

(1)	Occupancy as of February 1, 2016.

Escrows and Reserves. The Navy League Building Borrower deposited $174,776 in escrow for annual real estate taxes and $42,458 in escrow for property and liability insurance, and is required to escrow monthly 1/12 of the annual estimated tax and insurance payments and premiums. The Navy League Building Borrower is required to make monthly deposits of $3,500 for replacement reserves. The Navy League Building Borrower deposited $3,449,320 in escrow and is required to monthly deposits of $19,673 for tenant improvements and leasing commissions. The Navy League Building Borrower deposited $3,252,682 in escrow for rent abatements attributable to the tenants Arch Properties Company, Segue Technologies, Inc., and Excella Consulting, Inc., to be released monthly through December, 2017 provided no event of default is continuing. The funds in escrow for rent abatements are held as additional security for the Navy League Building Mortgage Loan and upon the occurrence and continuance of any event of default may be applied in Lender’s sole discretion.

Lockbox and Cash Management. The Navy League Building Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period, the Navy League Building Borrower will be required to deposit all excess cash with respect to the Navy League Building Mortgage Loan to an account to be held by the lender as additional security for the Navy League Building Mortgage Loan.

A “Cash Sweep Period” will commence upon the DSCR being less than 1.10x for two consecutive calendar quarters and will end upon the DSCR being equal to or greater than 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Navy League Building Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Navy League Building Mortgage Loan documents provide for an annual terrorism premium cap of two times of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Navy League Building Property on a stand-alone basis.

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MSBAM 2016-C28	Princeton Pike Corporate Center

Mortgage Loan No. 5 – Princeton Pike Corporate Center

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MSBAM 2016-C28	Princeton Pike Corporate Center

Mortgage Loan No. 5 – Princeton Pike Corporate Center

Princeton Pike Corporate Center
100, 989, 993, 997, 1000, 1009, 1200, and 2000 Lenox Drive
Lawrence Township, NJ 08648
Princeton
Lawrence Township
Hopewell Township
Plainsboro Township
West Windsor Township
Hamilton Township
TRENTON
Ewing
Slackwood
Pennington
Princeton Junction
Rocky Hill
Mercerville
Robbinsville
Edgebrook
White Horse
Bordentown Township
East Windsor Township
Morrisville
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
NEW JERSEY
PA
Princeton University
Institute for Advanced Study
Bristol-Myers Squibb Research & Development
HDR Inc.
Morgan Stanley
Sirius XM Radio
Albridge Solutions
Nassau Park Pavilion
Mercer Mall
Quakerbridge Mall
The Lawrenceville School
Rider University
College of New Jersey
Mercer Co. Community College
Trenton Mercer Airport
Princeton Airport
Capital Health Center for Digestive Health
Princeton South Corporate Center
St. Lawrence Rehab Center
Lawrence Shopping Center
Princeton Shopping Center
Princeton North Shopping Center
Chauncey Conference Center
University Medical Center of Princeton
James Forrestal Campus of Princeton Univ.
Princeton Forrestal Village
Mercer County Park
Mercer Lake
Carnegie Lake
Rosedale Park
Northwest County Park
Autumn Hill Reserve
Princeton Battlefield State Park
Hamilton Park
John A. Roebling Park
Hamilton Marketplace
NJ State Museum
NJ State House
NJ State Senate
Trenton Transit Ctr.
Trenton Thunder Baseball Stadium
NJ TRANSIT NORTHEAST CORRIDOR
New Jersey Tpke
Delaware River
NY City 45 miles
Newark Intl. Airport 40 miles
Philadelphia 25 miles
NEW YORK
NEWARK
JERSEY CITY
PENNSYLVANIA
PHILADELPHIA
CAMDEN
Atlantic Ocean

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MSBAM 2016-C28	Princeton Pike Corporate Center

Mortgage Loan No. 5 – Princeton Pike Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Lawrence Township, NJ 08648
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.2%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David Werner			Year Built/Renovated:	1978-2007/2007
Mortgage Rate:	4.6726%			Size:	809,458 SF
Note Date:	12/23/2015			Cut-off Date Balance per Unit(1):	$161
First Payment Date:	2/1/2016			Maturity Date Balance per Unit(1):	$149
Maturity Date:	1/1/2026			Property Manager:	Vision Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$12,501,754
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(3):	Pari passu/Mezzanine			UW NCF DSCR(1):	1.75x (IO) 1.38x (P&I)(5)
Additional Debt Balance(3):	$80,000,000/$17,000,000			Most Recent NOI:	$10,842,859 (10/31/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$9,890,430 (12/31/2014)
Reserves(4)				3rd Most Recent NOI:	$9,764,682 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	87.5% (12/15/2015)
RE Tax:	$0	$227,566	N/A	2nd Most Recent Occupancy:	83.1% (12/31/2014)
Insurance:	$30,882	$15,441	N/A	3rd Most Recent Occupancy:	80.2% (12/31/2013)
Recurring Replacements:	$0	$18,895	$3,000,000	Appraised Value (as of):	$199,000,000 (11/5/2015)
TI/LC:	$11,500,000	Springing	N/A	Cut-off Date LTV Ratio(1):	65.3%
Other:	$6,828,740	$23,036	N/A	Maturity Date LTV Ratio(1)(7):	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$130,000,000	60.8%	Net Purchase Price(8):	$186,000,000	87.0%
Mezzanine	$17,000,000	7.9%	Reserves:	$18,359,622	8.6%
Borrower Equity:	$66,881,276	31.3%	Closing Costs:	$9,521,655	4.5%
Total Sources:	$213,881,276	100.0%	Total Uses:	$213,881,276	100.0%

(1)	The Princeton Pike Corporate Center Mortgage Loan is part of the Princeton Pike Corporate Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Princeton Pike Corporate Center Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Princeton Pike Corporate Center promissory note to be securitized and (b) July 1, 2019. This assumes that the Princeton Pike Corporate Center Mortgage Loan is the last Princeton Pike Corporate Center promissory note to be securitized.

(3)	See “—The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debt)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The UW NCF DSCR (P&I) is based on the first twelve amortizing debt service payments pursuant to the loan agreement.

(6)	Includes 45,035 SF that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant. See “—Escrows and Reserves” below for further discussion. Also includes 11,599 SF recently leased to ADARE Pharmaceuticals, 2,606 SF recently leased to JMT Engineering and 1,898 SF recently leased to Navigant Consulting as occupied space. JMT Engineering and Navigant Consulting spaces are for expansions of their existing space. ADARE Pharmaceuticals, JMT Engineering and Navigant Consulting are not yet in occupancy, but are expected to begin paying rent between January 2016 and April 2016. The Princeton Pike Corporate Center Borrower is currently in discussions with Wells Fargo Advisors LLC to extend the term of its lease, which expires July 31, 2016, for 5 years and 4 months at a rent of $30.00/SF. It is anticipated that Wells Fargo Advisors LLC will give back 1,976 SF and the new suite under any extension lease (if entered into) would therefore be 10,575 SF. Occupancy includes the 1,976 SF that is expected to be given back; however, the space was underwritten as vacant.

(7)	The appraisal includes an extraordinary assumption. See “Description of the Mortgage Pool—Appraised Value” in the Prospectus.

(8)	Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower (as defined below) for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Mortgage Loan. The fifth largest mortgage loan (the “Princeton Pike Corporate Center Mortgage Loan”) is part of a Whole Loan (the “Princeton Pike Corporate Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $130,000,000, all of which are secured by a first priority fee mortgage encumbering a 809,458 SF office park known as Princeton Pike Corporate Center in Lawrence Township, New Jersey (the “Princeton Pike Corporate Center Property”). Promissory Note A-1, in the original principal amount of $50,000,000, represents the Princeton Pike Corporate Center Mortgage Loan. Promissory Notes A-2 and A-3, in the aggregate original principal amount of

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MSBAM 2016-C28	Princeton Pike Corporate Center

$80,000,000 (collectively, the “Princeton Pike Corporate Center Serviced Companion Loan”), are expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari passu Whole Loans—The Princeton Pike Corporate Center Whole Loan” and “The Pooling and Servicing Agreement” in the Prospectus.

The proceeds of the Princeton Pike Corporate Center Whole Loan and mezzanine debt (See “Mezzanine Loan and Preferred Equity” below for further discussion) were primarily used to acquire the Princeton Pike Corporate Center Property, fund upfront reserves and pay closing costs. Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Borrower and the Sponsor. The borrower is Lenox Drive Office Park LLC (the “Princeton Pike Corporate Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Princeton Pike Corporate Center Borrower is 100% owned by Lenox Mezz LLC, which is in turn 100% owned by Lenox JV LLC. Lenox JV LLC is equally owned by F-W Princeton Pike LLC, as manager, and Princent Pike Realty Group LLC. F-W Princeton Pike LLC is further owned by a group of Class A membership interests and a group of Class B membership interest. FW Lenox Manager LLC is 40% of the Class B membership interest and is owned 50% each by David Werner and Joseph Friedland. The Princeton Pike Corporate Center Mortgage Loan sponsor and non-recourse carveout guarantor is David Werner. David Werner has been involved in commercial real estate for more than 30 years including ownership in the following properties: 5 Times Square, 150 East 42nd Street, Parkmerced, 100 West 57th Street (leased fee) and Milford Plaza (leased fee).

The Princeton Pike Corporate Center Borrower and the Princeton South Corporate Center Borrower (as defined in this term sheet) are affiliated in that (i) David Werner, who is the non-recourse carve-out guarantor on the Princeton Pike Corporate Center Whole Loan, owns an equity interest in the Princeton South Corporate Center Borrower, and (ii) Joseph Friedland, who is a non-recourse carve-out guarantor on the Princeton South Corporate Center Mortgage Loan (as defined in this Term Sheet), owns an equity interest in the Princeton Pike Corporate Center Borrower.

The Property. The Princeton Pike Corporate Center Property consists of eight low-rise multi-tenant office buildings comprised of 809,458 SF situated on an 89.9 acre site located off Princeton Pike in Lawrence Township, New Jersey and contains 3,394 surface parking spaces for an overall parking ratio of 4.19 spaces per 1,000 SF of net rentable area. The Princeton Pike Corporate Center Property is located just north of the Exit 8 interchange (Princeton Pike) for Interstate 295/95. The Princeton Pike Corporate Center Property is also located near the primary artery connecting two major employment hubs in the MSA: Trenton to the south, and Princeton and the Route One corridor to the north.

Trenton is in general characterized as urban, with lower to moderate level demographics. The area has a favorable population growth trend partly driven by a relatively lower cost of living than in surrounding areas. Its base of educational institutions is another reason for growth in the population base. According to the appraisal for the Princeton Pike Corporate Center Property, in the last ten years, the Trenton MSA’s population growth rate has doubled to almost twice that of the rest of New Jersey. The metropolitan area further benefits from its location between Philadelphia and New York.

Princeton is home to one of the most prestigious universities in the United States, and is an area of upper income households and high wage employment. The Princeton Route 1 Corridor is identified as including Princeton (Borough and Township), West Windsor and Lawrence Townships in Mercer County and Plainsboro and South Brunswick in Middlesex County. The Princeton Corridor has developed along Route One in immediate proximity to Princeton University. The initial growth of this corridor dates back to the 1950’s as large scale corporate projects with an emphasis on research and development were constructed in conjunction with the university. Speculative office development was also prevalent during the most recent 15 years, and today research indicates there is more than 18 million square feet of existing owner occupied and office inventory in the Princeton Corridor.

The Princeton Pike Corporate Center Property is subject to three condominium regimes and one roadway covenant. The 100 Lenox Drive Condominium Regime is comprised of the building known as 100 Lenox Drive and is a 91,450 SF office building that is divided into two condominium units that share a structural wall. The Princeton Pike Corporate Center Borrower owns 50,942 SF, which is part of the collateral for the Princeton Pike Corporate Center Whole Loan, and Joseph Jingoli & Son, Inc. (“Jingoli”) owns 40,508 SF. The pro-rata share of the Princeton Pike Corporate Center Borrower is 55.7% and Jingoli is 44.3% of the building. Each respective unit owner is responsible for the services within their unit and the condominium association is responsible for performing all services for the common elements and billing back the respective unit owners for their pro-rata share of the expenses. The Princeton Pike Corporate Center Borrower, as majority unit owner, will be required to perform these common area services (i.e. snow removal, landscaping, fire alarm monitoring, parking lot maintenance, etc.) and bill back Jingoli for their pro-rata share. The real estate taxes are sent directly to each unit owner by the town. Within the condominium documents there is a listing defining which owner is responsible for common and limited common elements. The condominium is governed by a board of three directors with the Princeton Pike Corporate Center Borrower controlling the board.

The 1000 Lenox Condominium Regime is made up of four units, 1000 Lenox Drive, 1100 Lenox Drive, 1200 Lenox Drive and 1300 Lenox Drive. 1000 Lenox Drive and 1200 Lenox Drive are owned by the Princeton Pike Corporate Center Borrower and are part of the collateral for the Princeton Pike Corporate Center Whole Loan. The maintenance costs are directly billed to the unit owners who have improvements since this work is easily defined and there are no real shared elements at this time. Since 1100 Lenox Drive and 1300 Lenox Drive currently consist of unimproved land with no improvements and the related development rights, the condominium documents do not assess maintenance obligations for such units until improvements are put in place. The condominium is governed by a board of directors, as to which each unit owner is permitted to appoint one member; accordingly the Princeton Pike Corporate Center Borrower has the right to appoint only two of the four directors, and does not control the board.

The 2000 Lenox Condominium Regime is made up of three condominium units. 2000 Lenox Drive is the only developed lot out of those three condominium units and is the only condominium unit owned by the Princeton Pike Corporate Center Borrower and is included as collateral for the Princeton Pike Corporate Center Whole Loan. The other two condominium units are development lots (i.e. 2100 Lenox Drive and 2200 Lenox Drive). The condominium agreement defines how real estate taxes are to be handled. It also defines how maintenance responsibilities for common and limited common elements will be handled if and when the lots are developed. Since 2100 Lenox Drive and 2200 Lenox Drive have no improvements, the condominium documents do not assess maintenance obligations until improvements are put in place. The condominium association is governed by a

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MSBAM 2016-C28	Princeton Pike Corporate Center

board of three trustees, each of which is elected by majority vote. Each unit has one vote with a value equal to its interest in the common elements. The Princeton Pike Corporate Center Borrower has a 33.33% interest in the common elements, and accordingly does not control the board.

The roadway covenant is for Lenox Drive North, and established cross access easements between 2000 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 100 Lenox Drive. This covenant binds each building with the maintenance responsibility for Lenox Drive North.

Over the past three years, the former owner invested $5.7 million ($6.99 PSF) to renovate the Princeton Pike Corporate Center Property. The renovations included atrium renovation, elevator modernization, full bathroom gut renovations and roof replacements.

Property Management. The Princeton Pike Corporate Center Property is subject to a management agreement with Vision Management LLC. Vision Management LLC is a real estate investment, development and asset management company that focuses mainly on the greater New Jersey/New York metropolitan area.

Major Tenants.

Stark & Stark (93,961 SF, 12% of NRA, 14% of underwritten rent). Founded in 1933, Stark & Stark has over 105 attorneys and offers legal solutions in 27 practice areas. They have six offices located in New Jersey, New York and Pennsylvania. Stark & Stark has been a tenant at the Princeton Pike Corporate Center Property since 1995.

Fox Rothschild LLP (57,048 SF, 7% of NRA, 8% of underwritten rent). Fox Rothschild LLP is a national law firm with more than 750 attorneys practicing law in 22 offices located on both the east and west coast of the United States. They provide a full range of legal services to public and private companies, as well as represent charitable, medical and education institutions both in United States and in more than 50 countries worldwide.

GS1 US (47,215 SF, 6% of NRA, 7% of underwritten rent). GS1 US, a member of GS1, is an information standards organization that brings industry communities together to solve supply-chain problems through the adoption and implementation of GS1 Standards. More than 300,000 businesses in 25 industries rely on GS1 US for trading-partner collaboration and for maximizing the cost effectiveness, speed, visibility, security and sustainability of their business processes. They achieve these benefits through solutions based on GS1 global unique numbering and identification systems, barcodes, Electronic Product Code (EPC)-enabled Radio Frequency Identification (RFID), data synchronization, and electronic information exchange. GS1 US also manages the United Nations Standard Products and Services Code® (UNSPSC)

Albridge/BNY Mellon (“Albridge”) (45,035 SF, 6% of NRA, 7% of underwritten rent). Albridge, an affiliate of Pershing LLC, a BNY Mellon company, provides enterprise data management solutions for financial services companies. Albridge consolidates and reconciles client data and transaction data from different sources to develop downstream technology solutions. These solutions include performance reporting, sales practice monitoring, data warehousing, business intelligence, imaging and workflow. BNY Mellon (Fitch/Moody’s/S&P: AA-/A1/A), acquired Albridge in July 2010 and is the Guarantor of their lease. Albridge has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent. See “—Escrows and Reserves” below for further discussion.

Parsons Brinkerhoff (43,509 SF, 5% of NRA, 7% of underwritten rent). Parsons Brinckerhoff Group Inc. (the parent company of Parsons Brinckerhoff, Inc.) merged with WSP Global Inc. in October 2014 to create the firm that is known today as WSP/Parsons Brinckerhoff. WSP/Parsons Brinckerhoff is an engineering professional services consultant. They provide a comprehensive set of capabilities involving designing, engineering and managing property and buildings, transport and infrastructure, industry, environment, mining, oil and gas, and power and engineering projects. The firm has over 32,000 employees based in more than 500 offices, across 39 countries. For 2014, the firm reported revenues of $2.9 billion, an increase of 44% compared to 2013 due to the acquisition of Parsons Brinckerhoff. WSP Global, Inc. is listed on the Toronto Stock Exchange under the symbol WSP. Based on a letter dated 10/21/2014 from Parsons Brinckerhoff to the previous landlord, the tenant is not being merged into or consolidated with any entity, nor is any of its stock being transferred as part of the transaction. The lease was not assigned to any entity. The tenant will continue to maintain its own separate financial statements. Parsons Brinkerhoff has a one-time option to terminate its lease at the end of the seventh lease year following the rent commencement date, upon 12 months of notice. The termination option is effective November 2018 with notice given by November 2017. Upon exercising its termination option, Parsons Brinkerhoff is required to pay (i) the unamortized portion of tenant allowance, brokerage commissions and free rent, amortized over the initial term at 9.5% interest, and (ii) 3 months of fixed rent.

The following table presents certain information relating to the leases at the Princeton Pike Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Stark & Stark	NR/NR/NR	93,961	12%	$2,630,908	14%	$28.00	12/31/2022
Fox Rothschild LLP	NR/NR/NR	57,048	7%	$1,634,996	8%	$28.66	4/30/2024
GS1 US	NR/NR/NR	47,215	6%	$1,402,286	7%	$29.70	11/30/2018
Albridge/BNY Mellon	AA-/A1/A	45,035	6%	$1,339,791	7%	$29.75	1/1/2017(4)
Parsons Brinkerhoff	NR/NR/NR	43,509	5%	$1,316,147	7%	$30.25	7/31/2021(5)
Subtotal/Wtd. Avg.		286,768	35%	$8,324,127	43%	$29.03
Other Tenants		419,536	52%	$11,097,593	57%	$26.45
Vacant Space		103,154	13%	$0	0%	$0.00
Total/Wtd. Avg.		809,458	100%	$19,421,720	100%	$27.50

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Albridge/BNY Mellon has exercised its termination option effective January 1, 2017.

(5)	Parsons Brinkerhoff has a one-time termination option effective November 30, 2018.

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MSBAM 2016-C28	Princeton Pike Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Princeton Pike Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	9	17,015	$0.00	2%	2%	$0	0%	0%
2016	3	17,825	$28.48	2%	4%	$507,625	3%	3%
2017	9	103,878	$28.80	13%	17%	$2,991,459	15%	18%
2018	4	77,971	$30.24	10%	27%	$2,357,888	12%	30%
2019	5	58,959	$24.02	7%	34%	$1,416,253	7%	37%
2020	6	72,514	$30.73	9%	43%	$2,228,444	11%	49%
2021	7	90,595	$28.03	11%	54%	$2,539,610	13%	62%
2022	2	111,124	$27.77	14%	68%	$3,085,728	16%	78%
2023	3	14,427	$29.25	2%	70%	$421,989	2%	80%
2024	2	91,677	$27.84	11%	81%	$2,552,664	13%	93%
2025	2	38,181	$26.29	5%	86%	$1,003,758	5%	98%
2026	2	12,138	$26.06	1%	87%	$316,303	2%	100%
2027 & Beyond	0	0	$0.00	0%	87%	$0	0%	100%
Vacant	0	103,154	$0.00	13%	100%	$0	0%	100%
Total/Wtd. Avg.	54	809,458	$27.50	100%		$19,421,720	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	MTM space is for Cafés, conference centers, fitness centers and conference room storage.

The Market. The Princeton Pike Corporate Center Property is located in the Central New Jersey Office Market within Mercer County between Trenton and Princeton, New Jersey. Access to the Princeton Pike Corporate Center Property is provided by Princeton Pike, which intersects Interstate 295/95. According to the appraisal, Interstate 295/95 - The I-295/95 beltway ties together all of the major roadways at the southern end of the Route 1 corridor in Mercer County and acts as a primary conduit to labor pools in Pennsylvania and Southern New Jersey. The Interstate 295/95 beltway also facilitates east/west traffic via Interstate 195 and connects the New Jersey Turnpike and Garden State Parkway. A mix of office and industrial uses predominate the local arterials. Residential development in the area comprises mostly single-family subdivisions, mostly located to the south and west of the neighborhood. Directly across the road from the Princeton Pike Corporate Center Property on the east side of Princeton Pike is the site for the new Bristol Myers Squibb (BMS) corporate campus. Upon completion, the campus will include about 650,000 square feet of office campus space and will house upwards of 2,500 employees, most of whom will be transferred from the Plainsboro campus as BMS consolidates their operations. The new campus is scheduled for completion in late 2016. Also, the Green Acres Country Club & Golf Course is located less than ½ mile west of the subject, and the Quaker Bridge Mall is less than one mile to the northeast along US Route 1.

According to the appraisal for the Princeton Pike Corporate Center Property, as of 2Q 2015, the Central New Jersey office market was comprised of 78,718,146 SF with an overall vacancy rate of 17.6%, a direct vacancy rate of 16.1%, an overall asking rent of $24.55 PSF and direct Class A rent of $29.17 PSF. Year to date leasing volume achieved in 2015 surpassed the total volume achieved in 2014. The highest rental rates in the Central New Jersey market were achieved in the Mercer County Submarket, the submarket in which the Princeton Pike Corporate Center Property is located. As of 2Q 2015, the Mercer County Submarket was comprised of 16,467,540 SF with an overall vacancy rate of 14.4%, a direct vacancy of 12.7%, an overall asking rent of $26.72 PSF and a direct Class A rent of $32.48 PSF.

The estimated 2015 population within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is 2,830, 39,159 and 152,437, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is $110,473, $126,201 and $110,842, respectively. The respective 2015 average household incomes compare favorably to the average household income for the Mercer County and State of New Jersey of $104,567 and $101,779, respectively.

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MSBAM 2016-C28	Princeton Pike Corporate Center

The following table presents recent occupancy and leasing data at competitive office buildings with respect to the Princeton Pike Corporate Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps
Carnegie Center 212 Carnegie Center West Windsor, NJ	1986	A	149,398	WIRB	15,289	May 2015	5.0	$33.00	$0.50/SF annual increases
University Square 1 University Square West Windsor, NJ	2007	A	466,000	Opthotech	35,206	May 2015	7.0	$32.00	$0.50/SF annual Increases
Princeton South Corporate Center 200 Charles Ewing Blvd Ewing, NJ	2008	A	267,244	Berkely Insurance	22,856	Feb 2015	8.0	$29.50	$0.50/SF annual Increases
Crossroads Corporate Center 3150 Brunswick Pike Lawrence Township, NJ	1991	A	102,000	RAMCO System Corporation	2,650	Aug 2014	5.0	$23.50	$0.50/SF annual Increases
Carnegie Center 300 Carnegie Center Drive West Windsor, NJ	2013	A	88,000	VMS Fund Administration, LLC	5,106	Jun 2014	7.3	$36.00	$0.50/SF annual increases
Metro Office Center 821 Alexander Road West Windsor, NJ	2000	A	44,000	DE Shaw	3,621	Feb 2014	5.0	$27.25	Bump to $28.75 in year 3

Source: Appraisal

(1)	Princeton South Corporate Center is owned by an affiliate of the Princeton Pike Corporate Center Borrower and secures another mortgage loan included in the MSBAM 2016-C28 securitization.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton Pike Corporate Center Property:

Cash Flow Analysis
	2013	2014	10/31/2015 TTM	UW(1)	UW PSF
Base Rent (2)	$15,413,260	$17,137,937	$17,765,256	$22,501,514	$27.80
Total Recoveries	$1,111,602	$1,439,338	$2,092,693	$1,719,888	$2.12
Total Other Income(3)	$99,894	$41,687	$78,523	$78,523	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	($3,079,794)	($3.80)
Effective Gross Income	$16,624,756	$18,618,962	$19,936,472	$21,220,131	$26.22
Total Operating Expenses	$6,860,074	$8,728,532	$9,093,613	$8,718,377	$10.77
Net Operating Income	$9,764,682	$9,890,430	$10,842,859	$12,501,754	$15.44
Capital Expenditures	$0	$0	$0	$226,737	$0.28
TI/LC	$0	$0	$0	$1,521,779	$1.88
Net Cash Flow	$9,764,682	$9,890,430	$10,842,859	$10,753,238	$13.28

Occupancy %	80.2%	83.1%	N/A	86.3%
NOI DSCR	1.26x	1.27x	1.40x	1.61x
NCF DSCR	1.26x	1.27x	1.40x	1.38x
NOI Debt Yield	7.5%	7.6%	8.3%	9.6%
NCF Debt Yield	7.5%	7.6%	8.3%	8.3%

(1)	Increase in Net Operating Income is due to lease-up of 50,728 SF since October 2015 that increases base rent by $1,447,399.

(2)	Base Rent includes $1,339,791 in base rent that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant.

(3)	Historical Total Other Income included overtime HVAC, tenant work orders and other miscellaneous income.

Escrows and Reserves. The Princeton Pike Corporate Center Borrower deposited $30,882 in escrow for insurance reserves at loan origination and is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Princeton Pike Corporate Center Borrower maintains an acceptable blanket policy). The Princeton Pike Corporate Center Borrower is required to make monthly deposits equal to the lesser of (A) $18,894.76 or (B) an amount equal to the positive difference of (x) $3,000,000 less (y) the amount then on deposit for such purpose, for certain capital expenditures identified in the loan documents and other capital expenditures approved by lender. The Princeton Pike Corporate Center Borrower deposited $4,000,000 in escrow at loan origination (“Vacancy Funds”), for (i) $133,448 of existing tenant improvement obligations with respect to leases to Navigant Consulting and JMT Engineering and (ii) tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant as of the loan origination date. In addition, on each monthly payment date on which the amount then on deposit and held as Vacancy Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Vacancy Funds then remaining on deposit, for tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant on the loan origination date. Up to $300,000 of the Vacancy Funds may be used for reasonable and market costs in preparing or building out three specified suites (totaling 39,428 square feet) of vacant space identified in the loan documents, at a cost of not more than $25 per

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MSBAM 2016-C28	Princeton Pike Corporate Center

square foot, prior to any lease being executed, where the Princeton Pike Corporate Center Borrower reasonably believes such work will attract an acceptable tenant for such space. The Princeton Pike Corporate Center Borrower deposited $7,500,000 in escrow at loan origination (“Future Roll Funds”), and on each monthly payment date on which the amount then on deposit and held as Future Roll Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Future Roll Funds then remaining on deposit, in each case for tenant improvements and leasing commissions for space that is occupied as of the loan origination date but may become vacant thereafter. The Princeton Pike Corporate Center Borrower deposited $276,435 in escrow at loan origination for condominium assessments related to four buildings (100 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 2000 Lenox Drive) included in the Princeton Pike Corporate Center Property that are subject to condominium regimes and is required to escrow monthly 1/12th of the annual estimated condominium assessments. The Princeton Pike Corporate Center Borrower deposited $578,044.60 in escrow at loan origination with respect to free rent for various tenants, of which $333,692.35 is required to be applied on each monthly payment date in lieu of the abated rent for the related tenants (Navigant Consulting, JMT Engineering, J. Knipper & Company, Segal & Company, Eckert Seamens and Bayada Nurses), and the remaining $244,352.15 is required to be released to the Princeton Pike Corporate Center Borrower upon delivery of estoppel certificates from JMT Engineering, Adare Pharmaceuticals and Consulting Services of Princetown LLC stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, all free rent periods have expired and all tenant improvements and similar tenant inducements have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $1,668,645 in escrow at loan origination in connection with the renewal and extension of the lease to Wells Fargo Advisors LLC (“WFB”) with respect to 10,575 square feet of space which funds are required (i) if such lease is not extended in accordance with the terms of the loan documents on or before July 31, 2016, to be deposited on each monthly payment date into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $27,810.75, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from WFB or from a replacement tenant reasonably acceptable to lender which, in either case, is leasing such WFB space pursuant to a lease or renewal lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $4,305,615 in escrow at loan origination in connection with the termination of the lease to Albridge, which funds are required (i) to be deposited on each monthly payment date following such termination into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $119,600.42, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from a replacement tenant reasonably acceptable to lender which is leasing the space demised to Allbridge at loan origination pursuant to a lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed.

Seller Non-Collateral Escrows. In connection with the acquisition of the Princeton Pike Corporate Center Property, reserves were established with Fidelity National Title Insurance Company as escrow agent by various third-party seller parties as of the origination date, including $312,336.41, for tenant improvement and leasing commissions associated with the lease to Adare Pharmaceuticals, $378,286.38, for tenant improvement and leasing commissions associated with the lease to JMT Engineering, $220,944.11, for tenant improvement and leasing commissions associated with any future lease of a 4,229 square foot space at 100 Lenox Drive known as the Advantest Space, $53,645.38, for scheduled rent abatements associated with the lease to Adare Pharmaceuticals, $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering, $159,116.13, for 15 months of rent abatements associated with the vacancy of the Advantest Space, and $726,567.73 for ongoing capital expenditure work. Such reserves are not collateral for the Princeton Pike Corporate Center Whole Loan and are not held by the lender. The applicable seller party has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable pending capital expenditure work or tenant improvement work. Funds in the rent abatement escrow accounts are required to be disbursed as rent would otherwise become due under the applicable lease. To the extent such non-collateral escrows were established, reserves for the related items were not established under the Princeton Pike Corporate Center Whole Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Princeton Pike Corporate Center Whole Loan. The Princeton Pike Corporate Center Whole Loan has in place cash management. Funds in the lockbox account are required to be transferred to a cash management account and applied on each monthly payment date to pay debt service on the Princeton Pike Corporate Center Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Period (other than a Cash Sweep Period which is due to an event of default under the Princeton Pike Corporate Center Whole Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and pay extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, to pay, provided no event of default is continuing under the Princeton Pike Corporate Center Whole Loan, monthly debt service due under the Princeton Pike Corporate Center Mezzanine Loan (as defined below), and to disburse the remainder (i) provided no event of default or Cash Sweep Period is continuing under the Princeton Pike Corporate Center Whole Loan, if lender has received notice that an event of default under the Princeton Pike Corporate Center Mezzanine Loan is continuing, to pay any other amount then due and payable under the Princeton Pike Corporate Center Mezzanine Loan (excluding accelerated principal), (ii) if a Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Princeton Pike Corporate Center Whole Loan during the continuance of such Cash Sweep Period and (iii) otherwise, to the Princeton Pike Corporate Center Borrower.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default under the Princeton Pike Corporate Center Whole Loan and continue until the cure (if applicable) of the event of default, or

(ii)	commence upon the date the combined debt service coverage ratio on the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan is less than (x) from the loan origination date through and including December 31, 2020, 1.20x and (y) thereafter, 1.10x, in each case for two consecutive calendar quarters and continue until the date such combined debt service coverage ratio has been equal to or greater than greater than (x) from the loan origination date through and including December 31, 2020, 1.25x and (y) thereafter, 1.15x, in each case for two consecutive calendar quarters. During the period ending on January 31, 2021, such debt service coverage ratio is calculated based on the interest only payments due under the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan, and thereafter such debt service coverage ratio is calculated based on the principal and interest payments due under such loans.

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MSBAM 2016-C28	Princeton Pike Corporate Center

Additional Secured Indebtedness (not including trade debts). The Princeton Pike Corporate Center Property also secures the Princeton Pike Corporate Center Serviced Companion Loan, with a Cut-off Date Balance of $80,000,000. The Princeton Pike Corporate Center Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions. The promissory notes evidencing the Princeton Pike Corporate Center Serviced Companion Loan accrue interest at the same rate as the Princeton Pike Corporate Center Mortgage Loan. The Princeton Pike Corporate Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Princeton Pike Corporate Center Serviced Companion Loan. The holders of the Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Princeton Pike Corporate Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari passu Whole Loans—The Princeton Pike Corporate Center Whole Loan,” and “Pooling and Servicing Agreement” in the Prospectus.

Mezzanine Loan and Preferred Equity. The “Princeton Pike Corporate Center Mezzanine Loan” refers to a loan in the principal amount of $17,000,000 made to Lenox Mezz LLC, a Delaware limited liability company, by MSMCH, secured by 100% of the direct or indirect equity interest in the Princeton Pike Corporate Center Borrower. The Princeton Pike Corporate Center Mezzanine Loan and the Princeton Pike Corporate Center Whole Loan are subject to an intercreditor agreement between the Princeton Pike Corporate Center Whole Loan lender and related mezzanine lender. As of the cut-off date, the Princeton Pike Corporate Center Mezzanine Loan is expected to be held by MSMCH or an affiliate.

The following table presents certain information relating to the Princeton Pike Corporate Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$17,000,000	12.00%	120	360	60	1.07x	8.5%	73.9%

Release of Property. Not permitted.

Terrorism Insurance. The Princeton Pike Corporate Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The Princeton Pike Corporate Center Borrower is not required to pay insurance premiums solely with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Princeton Pike Corporate Center Borrower paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess. “Terrorism Premium Cap” means the greater of (A) the product of the rate of $0.15 per $100 and 100% of the full replacement cost and the required amount of business interruption insurance or (B) two times the amount of annual insurance premium that is payable at such time for the casualty and business interruption insurance coverage required under the loan documents (without giving effect to the cost of terrorism coverage).

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A-3-49

MSBAM 2016-C28	Princeton South Corporate Center

Mortgage Loan No. 6 – Princeton South Corporate Center

A-3-50

MSBAM 2016-C28	Princeton South Corporate Center

Mortgage Loan No. 6 – Princeton South Corporate Center

Princeton South Corporate Center
100 and 200 Charles Ewing Boulevard
Trenton, NJ 08628
Hopewell
SOMERSET COUNTY
Cherry Valley Country Club
Stony Brook Golf Course
Hopewell Valley Golf Club
Bristol-Myers Squibb
Princeton
Chauncey Conference Center
Rosedale Park
Pennington
TPC at Jasna Polana
Princeton University
Princeton Battlefield State Park
Bristol-Myers Squibb Research & Development
Northwest County Park
Washington Crossing State Park
Hopewell Township
MERCER COUNTY
Lawrence Township
Village Park
The Lawrenceville School GC
The Lawrenceville School
Princeton Country Club
Nassau Park Pavilion
Princeton Pike Corporate Center
Quakerbridge Mall
Capital Health Center for Digestive Health
St. Lawrence Rehabilitation Ctr.
Rider University
Green Acres Country Club
Central Park Recreation Area
Mountain View Golf Course
Trenton Mercer Airport
John S. Watson Park
College of New Jersey
Slackwood
Ewing
WEST TRENTON
Katzenbach School for the Deaf
Moody Park
HAMILTON
Mercerville
BUCKS COUNTY
Yardley
Yardley Golf and Country Club
Trenton Country Club
Cadwalader Park
Capital Health System - Fuld Campus
Capital Health System-Mercer
YARDLEY
Delaware River
TRENTON
NJ TRANSIT NORTHEAST CORRIDOR
SEPTA WEST TRENTON LINE
Hamilton Township
NJ State Museum
NJ State House
NJ State Senate
TRENTON TRANSIT CTR.
Patriots Theatre at the War Memorial
NJ Superior Court
Sun National Bank Center
Kuser Park
Hamilton Park
Morrisville
Woodbourne
Morrisville Golf Farm
Trenton Thunder Baseball Stadium
N.Y. City 52 miles
Fallsington County Park
Fairless Hills
The Court at Oxford Valley
Sesame Place
Oxford Valley Mall
Oxford Valley Park
Philadelphia 24 miles
John A. Roebling Park
White Horse
Bordentown Township
RIVER LINE LIGHT RAIL
SEPTA TRENTON LINE
NEW JERSEY
PENNSYLVANIA
JERSEY CITY
NEWARK
NEW YORK
Bayonne
Elizabeth
Plainfield
Somerville
New Brunswick
Edison
East Brunswick
Sayreville
Princeton
Lawrence Twp.
Plainsboro
Hopewell
Doylestown
TRENTON
Hamilton Twp.
Freehold
Marlboro
Old Bridge
Long Branch
Tinton Falls
Asbury Park
Levittown
Burlington
PHILADELPHIA
CAMDEN
Moorestown
Cherry Hill
Toms River
Atlantic Ocean
Easton
Phillipsburg
Morristown
Horsham
Langhorne

A-3-51

MSBAM 2016-C28	Princeton South Corporate Center

Mortgage Loan No. 6 – Princeton South Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$48,000,000			Location:	Trenton, NJ 08628
Cut-off Date Balance:	$48,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor(1):	Various			Year Built/Renovated:	2008 / N/A
Mortgage Rate:	4.050%			Size:	267,426 SF
Note Date:	3/26/2015			Cut-off Date Balance per Unit:	$179
First Payment Date:	5/1/2015			Maturity Date Balance per Unit:	$165
Maturity Date:	4/1/2025			Property Manager:	Vision Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	10 months			UW NOI:	$3,864,618
Prepayment Provisions:	LO (34); DEF (82); O (4)			UW NOI Debt Yield:	8.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity:	8.7%
Additional Debt Type:	Mezzanine			UW NCF DSCR:	1.78x (IO) 1.32x (P&I)(3)
Additional Debt Balance:	$12,000,000			Most Recent NOI:	$2,686,139 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,995,192 (12/31/2013)
Reserves(2)				3rd Most Recent NOI:	$2,342,641 (12/31/2012)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	82.1% (12/31/2015)
RE Tax:	$0	$92,603	N/A	2nd Most Recent Occupancy:	83.6% (12/31/2014)
Insurance:	$0	$5,520	N/A	3rd Most Recent Occupancy:	77.5% (12/31/2013)
Recurring Replacements:	$100,000	Springing	N/A	Appraised Value (as of):	$72,000,000 (1/12/2016)
TI/LC:	$3,400,000	Springing	N/A	Cut-off Date LTV Ratio:	66.7%
Other:	$3,492,715	$13,090	N/A	Maturity Date LTV Ratio:	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$48,000,000	63.4%	Net Purchase Price(5):	$66,628,159	87.9%
Mezzanine Loan:	$12,000,000	15.8%	Reserves:	$6,992,715	9.2%
Borrower Equity:	$15,763,625	20.8%	Closing Costs:	$2,142,751	2.8%
Total Sources:	$75,763,625	100.0%	Total Uses:	$75,763,625	100.0%

(1)	Sponsors are Joseph Friedland, Menashe Frankel and Yeheskel Frankel.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The UW NCF DSCR (P&I) is based on the first twelve amortizing debt service payments pursuant to the loan agreement.

(4)	Includes 1,297 SF of expansion space leased to Emgenex, which has not been delivered and rent has not yet commenced. Emgenex is expected to take occupancy and commence rent for the expansion space on February 1, 2016. Also includes 6,675 SF that is leased to F-Squared, which had recently filed for bankruptcy. For underwriting purposes, the 6,675 SF leased to F-Squared was considered vacant.

(5)	Concurrently with the origination of the Princeton South Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $58,000,000 paid to the third party seller by the Princeton South Corporate Center Borrower (as defined below) for the Princeton South Corporate Center Property. Simultaneously with the acquisition of the Princeton South Corporate Center Property, 83.33% of the indirect equity interests in the Princeton South Corporate Center Borrower were syndicated by the initial owners of the Princeton South Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $70,000,000 for the Princeton South Corporate Center Property. The net purchase price of $66,628,159 is based on such $70,000,000 purchase price less certain adjustments, including prepaid rents/credits, security deposits, escrows and tenant leasing costs, among other items. Total cash equity consideration remaining in the transaction is $7,135,466.

The Mortgage Loan. The sixth largest mortgage loan (the “Princeton South Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000 secured by a first priority fee mortgage encumbering two office buildings, comprising two units in a five unit condominium and containing 267,426 SF located in Trenton, New Jersey (the “Princeton South Corporate Center Property”). The proceeds of the Princeton South Corporate Center Mortgage Loan, together with a mezzanine loan in the amount of $12,000,000 (the Princeton South Corporate Center Mezzanine Loan”), were primarily used to acquire the Princeton South Corporate Center Property, fund reserves, and pay closing costs. Concurrently with the origination of the Princeton South Corporate Center Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $58,000,000 paid to the third party seller by the Princeton South Corporate Center Borrower for the Princeton South Corporate Center Property. Simultaneously with the acquisition of the Princeton South Corporate Center Property, 83.33% of the indirect equity interests in the Princeton South Corporate Center Borrower were syndicated by the initial owners of the Princeton South Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $70,000,000 ($66,628,159 net of adjustments) for the Princeton South Corporate Center Property. Total cash equity consideration remaining in the transaction is $7,135,466.

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MSBAM 2016-C28	Princeton South Corporate Center

The Borrower and the Sponsor. The borrower is Princeton Office Center LLC (the “Princeton South Corporate Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Princeton South Corporate Center Borrower is 100% owned by Princeton Mezz LLC, which is in turn 100% owned by Princeton Property Holdings LLC. Princeton Property Holdings LLC is equally owned by JFR/DW Princeton LLC and Princeton South Acquisition LLC. The Princeton South Corporate Center Mortgage Loan sponsors and non-recourse carveout guarantors are Joseph Friedland, Menashe Frankel and Yeheskel Frankel.

JFR/DW Princeton LLC is owned by J&D Princeton LLC (33.33%, managing member) and three other entities, none of which owns more than 33.33% of JFR/DW Princeton LLC. J&D Princeton LLC is owned equally by David Werner (50%) and Joseph Friedland (50%, managing member).

Princeton South Acquisition LLC is owned by Princeton Manager LLC (0%, managing member), Princeton Member LLC (32%), Princeton Associate LLC (32%) and Princeton Investor LLC (36%). Princeton Manager LLC is the managing member of Princeton Member LLC, Princeton Associate LLC and Princeton Investor LLC with 40% profit interest in each of the three entities. Princeton Manager LLC is owned equally by Menashe Frankel (50%) and Yeheskel Frankel (50%).

Menashe and Yeheskel Frankel are the principals of Lakestar Properties and have been involved with real estate investing for many years. Lakestar Properties has completed transactions in excess of $500 million with total SF of 6 million, across multiple asset types including office buildings, retail centers, apartments and land.

The Princeton South Corporate Center Borrower and the Princeton Pike Corporate Center Borrower (as defined in this Term Sheet) are affiliated in that (i) Joseph Friedland, who is a non-recourse carve-out guarantor on the Princeton South Corporate Center Mortgage Loan, owns an equity interest in the Princeton Pike Corporate Center Borrower and (ii) David Werner, who is the non-recourse carve-out guarantor on the Princeton Pike Corporate Center Whole Loan (as defined in this Term Sheet), owns an equity interest in the Princeton South Corporate Center Borrower. In addition, the Princeton South Corporate Center Borrower is affiliated with the borrower under the mortgage loan identified on Annex A-1 to the Prospectus as 16055 Space Center, in that Menashe Frankel and Yeheskel Frankel are the non-recourse carve-out guarantors under both mortgage loans and own interests in both such borrowers.

The Property. The Princeton South Corporate Center Property consists of two 4-story office buildings comprised of 267,426 SF situated on a 12.2 acre site located in Trenton, New Jersey and contains 984 parking spaces for an overall parking ratio of 3.68 spaces per 1,000 SF of net rentable area. The Princeton South Corporate Center Property is located west of Route 31, south of Interstate Highway 95 and east of the Mercer County Airport in Trenton Township, Mercer County, New Jersey.

The Princeton South Corporate Center Property is part of the Princeton South Corporate Center, a 62.74 acre parcel of land, situated at the southwest quadrant of the Route 31 (Pennington Road) and Interstate Highway 95 intersection. This tract is approved for the development of 740,000 SF of office space, a 144-room hotel, a 10,000 SF branch bank, and two, 10,000 SF restaurants. The construction of Building 200 (153,514 SF) commenced in October 2006 and was completed in late 2007 followed by Building 100 (113,912 SF) in 2008. The most recent development is the 259,812 square foot single tenant building that is leased to Church & Dwight. This building was completed in December 2012. The Princeton South Corporate Center Property is subject to the Princeton South Corporate Center Condominium Association, Inc., which is comprised of five condominium units situated on 62.74 acres referenced above. The collateral for the Princeton South Corporate Center Mortgage loan includes condominium units 1 and 2 (Building 100 and Building 200). Condominium units 1 and 2, collectively, represent approximately 37.9% of the common area interests. Condominium units 3, 4 and 5 are not included as part of the collateral. Condominium units 3 and 4 are two undeveloped parcels located adjacent and contiguous to the collateral that are approved for 97,405 SF and 102,632 SF of office development, respectively. Condominium unit 5 is improved with the 259,812 SF single tenant build-to-suit office building that is fully leased to Church & Dwight for 20 years. The Princeton South Corporate Center Borrower has the right to appoint two members of the five unit condominium board, and accordingly does not control the board.

Property Management. The Princeton South Corporate Center Property is subject to a management agreement with Vision Management LLC. Vision Management LLC is a real estate investment, development and asset management company that focuses mainly on the greater New Jersey/New York metropolitan area.

Major Tenants.

CA, Inc. (“CA Technologies”) (42,600 SF, 15.9% of NRA, 20.2% of underwritten rent). CA Technologies provides software solutions to help its customers and partners deliver innovation by managing and securing their evolving IT environments. CA Technologies provides software solutions to a variety of customers including the majority of the Global Fortune 500 as well as government organizations, educational institutions and thousands of other companies worldwide. Founded in 1976, CA Technologies has over 13,000 employees in 45 countries. CA Technologies invests more than $660 million each year in software development. In 2015, CA Technology generated approximately $4.3 billion in revenues and $1.0 billion in cash flow from operations. CA Technologies has a one-time contraction option to reduce its leased premises by up to 25%, effective as of April 30, 2018, by providing notice not later than April 30, 2017 and payment of a contraction fee.

Philadelphia Insurance Company (29,556 SF, 11.1% of NRA, 12.7% of underwritten rent). James J. Maguire, Sr. is the Founder and Chairman Emeritus of Philadelphia Consolidated Holding Corporation. In 1980, Mr. Maguire formed the Company, which today owns several subsidiaries including Maguire Insurance Agency, Inc., an insurance marketing company licensed in all states; Tokio Marine Specialty Insurance Company, approved to write surplus lines insurance in all states; and Philadelphia Indemnity Insurance Company, its flagship company, licensed to write property and casualty insurance in all 50 states. The lease is guaranteed by its parent company, Philadelphia Consolidated Holding Corp.

Philadelphia Insurance Company has a one-time termination option as of the last day of the 102nd full calendar month of the term of the lease, December, 31 2024. Philadelphia Insurance Company must give 12 months’ notice and pay a cancellation fee equal to the unamortized portion of the (i) aggregate abatement amount, (ii) tenant improvement costs and (iii) leasing commissions paid by landlord. Within 10 days after landlord receives notice, Philadelphia Insurance Company must pay 50% of the cancelation fee with the remainder due by December 1, 2024. Philadelphia Insurance Company is in a free rent period through July 1, 2016.

Berkley Life Sciences (22,856 SF, 8.5% of NRA, 10.2% of underwritten rent). Berkley Life Science is a domestic business unit of W. R. Berkley Corporation, an insurance holding company that is among the largest commercial lines writers in the United States. Berkley Life Sciences offers a comprehensive spectrum of property casualty products to the life sciences industry on a global basis, including primary and excess liability coverage and commercial insurance. It serves pharmaceutical and biologic/ biotech companies, medical device companies, dietary supplement manufacturers,

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MSBAM 2016-C28	Princeton South Corporate Center

medical and research software developers, contract service organizations, research institutions and organizations, and other related businesses. The lease is guaranteed by the tenant’s parent company, Berkley Insurance Company.

American Institute of CPAs (19,454 SF, 7.3% of NRA, 8.7% of underwritten rent). American Institute of CPAs is the world’s largest member association representing the accounting profession, with more than 400,000 members in 145 countries, and a history of serving the public interest since 1887. AICPA members represent many areas of practice, including business and industry, public practice, government, education and consulting. The AICPA sets ethical standards for the profession and U.S. auditing standards for private companies, nonprofit organizations, federal, state and local governments. It develops and grades the Uniform CPA Examination, and offers specialty credentials for CPAs who concentrate on personal financial planning; forensic accounting; business valuation; and information management and technology assurance.

TripAdvisor (16,502 SF, 6.2% of NRA, 7.6% of underwritten rent). TripAdvisor is the world’s largest travel site, enabling travelers to plan and book the perfect trip. TripAdvisor offers advice from millions of travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 350 million monthly visitors, and featuring more than 290 million reviews and opinions covering more than 5.3 million accommodations, restaurants and attractions. The sites operate in 47 countries worldwide. TripAdvisor has a one-time termination option as of the last day of the 60th full calendar month after the rent commencement date, November 30, 2019, by giving written notice no later than the last day of the 48th month after the rent commencement date, November 30, 2018 and payment of $310,868, no later than 30 days after the tenant’s exercise of the termination option.

The following table presents certain information relating to the leases at the Princeton South Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
CA, Inc. (4)	BBB+/Baa2/BBB+	42,600	16%	$1,339,772	20%	$31.45	4/30/2022
Philadelphia Insurance Company(5)	NR/NR/NR	29,556	11%	$842,346	13%	$28.50	8/31/2025
Berkley Life Sciences	A+/A2/A+	22,856	9%	$674,252	10%	$29.50	1/31/2023
American Institute of CPAs	NR/NR/NR	19,454	7%	$573,893	9%	$29.50	5/31/2026
TripAdvisor(6)	NR/NR/NR	16,502	6%	$503,311	8%	$30.50	11/30/2021
Subtotal/Wtd. Avg.		130,968	49%	$3,933,574	59%	$30.03

Other Tenants		88,657	33%	$2,699,346	41%	$30.45
Vacant Space		47,801	18%	$0	0%	$0.00
Total/Wtd. Avg.		267,426	100%	$6,632,920	100%	$30.20

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	CA Technologies has a one-time contraction option to reduce its leased premises by up to 25%, effective as of April 30, 2018, by providing notice not later than April 30, 2017 and payment of a contraction fee.

(5)	Philadelphia Insurance Company has a one-time termination option as of the last day of the 102nd full calendar month of the term of the lease, December, 31 2024. Philadelphia Insurance Company must give 12 months’ notice and pay a cancellation fee equal to the unamortized portion of the (i) aggregate abatement amount, (ii) tenant improvement costs and (iii) leasing commissions paid by landlord. Within 10 days after landlord receives notice, Philadelphia Insurance Company must pay 50% of the cancelation fee with the remainder due by December 1, 2024. Philadelphia Insurance Company is in a free rent period through July 1, 2016.

(6)	TripAdvisor has a one-time termination option as of the last day of the 60th full calendar month after the rent commencement date, November 30, 2019, by giving written notice no later than the last day of the 48th month after the rent commencement date, November 30, 2018 and payment of $310,868, no later than 30 days after the tenant’s exercise of the termination option. The termination option is void upon tenant’s exercise of any expansion option, right of first refusal or other option pursuant to which tenant leases additional space in the Property.

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MSBAM 2016-C28	Princeton South Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Princeton South Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	1	272	$32.00	0%	0%	$8,704	0%	0%
2016	1	9,322	$28.25	3%	4%	$263,347	4%	4%
2017	4	19,898	$30.57	7%	11%	$608,344	9%	13%
2018	3	14,738	$31.65	6%	17%	$466,504	7%	20%
2019	4	22,573	$29.59	8%	25%	$667,886	10%	30%
2020	0	0	$0.00	0%	25%	$0	0%	30%
2021	1	16,502	$30.50	6%	31%	$503,311	8%	38%
2022	1	42,600	$31.45	16%	47%	$1,339,772	20%	58%
2023	2	26,065	$29.91	10%	57%	$779,601	12%	70%
2024	3	18,645	$31.07	7%	64%	$579,213	9%	79%
2025	1	29,556	$28.50	11%	75%	$842,346	13%	91%
2026	1	19,454	$29.50	7%	82%	$573,893	9%	100%
2027 & Beyond	0	0	$0.00	0%	82%	$0	0%	100%
Vacant(4)	0	47,801	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	22	267,426	$30.20	100%		$6,632,920	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	MTM space is for the Management Office.

(4)	F-Squared occupies 6,675 SF that was underwritten as vacant. F-Squared recently filed for bankruptcy.

The Market. The Princeton South Corporate Center Property is located in the community of Ewing which is situated in the Central New Jersey Office Market within Mercer County between Trenton and Princeton, New Jersey. Access to the Princeton South Corporate Center Property is provided by Pennington Road (a/k/a State Highway Route 31), which is located to the east of the subject. According to the appraisal, Princeton South Corporate Center Property also can be reached through Interstate 95/295, which is approximately 1.4 miles north of the subject via Bear Tavern Road and US Route 206, which is approximately four miles east of the subject. Ewing Township is home to many State of New Jersey offices, the nationally recognized College of New Jersey, businesses, industry, township owned parkland and two golf courses. Philadelphia and New York City provide cultural and economic centers, which are easily accessible via the interstates, and a commuter rail station is located within the township’s borders. Air travel is available at the Trenton Mercer Airport, also located within the township’s border. Ewing Township is a suburban community, which has a variety of existing land uses; however, the predominant uses are residential and commercial.

According to the appraisal, as of the third quarter of 2015, the Central New Jersey office market was comprised of 79,567,548 SF with an overall vacancy rate of 16.9%, a direct vacancy of 15.5%, an overall asking rent of $24.30 PSF and direct Class “A” rent of $28.37 PSF. Year to date leasing volume as of the third quarter 2015 surpassed the total volume achieved in 2014. The highest rental rates in the Central New Jersey market were achieved in the Mercer County submarket, the submarket in which the Princeton South Corporate Center Property is located. As of the third quarter of 2015, the Mercer County submarket was comprised of 16,467,540 SF with an overall vacancy rate of 14.8%, a direct vacancy of 13.2%, an overall asking rent of $26.76 PSF and a direct Class “A” rent of $32.23 PSF.

Central New Jersey’s demographic traits are characteristic of an affluent metropolitan area, highlighted by education attainment levels that are higher than the national average. Per the appraisal, the 2014 estimated median household income was $78,734 and population grew 0.4% to 2.8 million.

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MSBAM 2016-C28	Princeton South Corporate Center

The following table presents recent occupancy and leasing data at competitive office buildings with respect to the Princeton South Corporate Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps
Princeton Pike Corporate Center IV(1) 1009 Lenox Drive Lawrence Township, NJ	1989	A	179,585	J Knipper & Company	27,923	Sept 2014	6.0	$22.50	$0.50/SF annual increases
Advance at Metro III 821 Alexander Road West Windsor, NJ	2000	B	40,000	DE Shaw	3,621	Feb 2014	5.0	$27.25	Bump to $28.75 in Year 3
Carnegie Center 300 Carnegie Center Princeton, NJ	2013	A	88,000	VMS Fund Admiration, LLC	5,106	June 2014	7.3	$36.00	$0.50/SF annual Increases
Carnegie Center 212 Carnegie Center Princeton, NJ	1986	A	149,398	WIRB	15,289	May 2015	5.0	$33.00	$0.50/SF annual Increases
University Square 1 University Square West Windsor, NJ	2007	A	466,000	Opthotech	35,206	May 2015	7.0	$32.00	$0.50/SF annual increases

Source: Appraisal

(1)	The Princeton Pike Corporate Center is owned by an affiliate of the Princeton Pike Corporate Center Borrower and secures another mortgage loan included in the MSBAM C28 securitization.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton South Corporate Center Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	$2,051,270	$4,507,319	$5,504,279	$5,562,681	$8,108,076	$30.32
Total Recoveries	$146,785	$745,042	$679,187	$526,721	$819,913	$3.07
Other Income	$0	$0	$0	$0	$0	$0.00
Less Discount Concessions	$0	$206,100	$75,634	$294,591	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$1,475,156	$5.52
Effective Gross Income(1)	$2,198,055	$5,046,261	$6,107,832	$5,794,811	$7,452,833	$27.87
Total Operating Expenses	$1,052,774	$2,703,620	$4,112,640	$3,108,671	$3,588,215	$13.42
Net Operating Income	$1,145,281	$2,342,641	$1,995,192	$2,686,139	$3,864,618	$14.45
Capital Expenditures	$0	$0	$0	$0	$53,449	$0.20
TI/LC	$0	$0	$0	$0	$306,541	$1.15
Net Cash Flow	$1,145,281	$2,342,641	$1,995,192	$2,686,139	$3,504,628	$13.11

Occupancy %	54.4%	69.8%	77.5%	83.6%	81.8%
NOI DSCR	0.43x	0.88x	0.75x	1.01x	1.46x
NOI DSCR (IO)	0.58x	1.19x	1.01x	1.36x	1.96x
NCF DSCR	0.43x	0.88x	0.75x	1.01x	1.32x
NCF DSCR (IO)	0.58x	1.19x	1.01x	1.36x	1.78x
NOI Debt Yield	2.4%	4.9%	4.2%	5.6%	8.1%
NCF Debt Yield	2.4%	4.9%	4.2%	5.6%	7.3%

(1)	Effective Gross Income at the subject has increased over the past several years due to recent leasing. Occupancy was 54.4%, 69.8%, 77.5% and 83.6% as of 2011, 2012, 2013 and 2014, respectively. Part of the increase in Effective Gross Income from 2014 to UW is due to the signing of Philadelphia Insurance, which lease commenced on July 1, 2015 and contributes $842,346 base rent. Rent bumps through December 31, 2016 were underwritten totaling $74,556, along with $121,580 of underwritten straight line rents for investment grade tenants.

Escrows and Reserves. The Princeton South Corporate Center Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Princeton South Corporate Center Borrower maintains an acceptable blanket policy). The Princeton South Corporate Center Borrower deposited $100,000 in escrow at loan origination for certain required repairs and capital expenditures identified in the loan documents and other capital expenditures approved by lender, and from and after the occurrence of the date the total amount then on deposit with lender for capital expenditures and Rollover Funds (defined below) is less than $250,000 (the “Reserve Trigger Date”) is required to make monthly deposits equal to $4,454.07, for such repairs and capital expenditures. The Princeton South Corporate Center Borrower deposited $3,400,000 in escrow at loan origination for tenant improvements and leasing commissions, and from and after the occurrence of the Reserve Trigger Date, is required to make monthly deposits of $22,270.33 for such purpose (collectively, “Rollover Funds”). Up to $200,216.75 of the Rollover Funds may be used for reasonable and market costs in preparing or building out three specified suites (totaling 7,645 square feet) of vacant space identified in the loan documents, at a cost of not more than $35 per square foot (with respect to 2,362 square feet constituting raw space), or $22.25 per square foot (with respect to the remaining square feet, constituting second generation space), prior to any lease being executed, where the Princeton South Corporate Center Borrower reasonably believes such work will attract an acceptable tenant for such space. The Princeton South Corporate Center Borrower deposited $684,617 in escrow at loan origination in respect of a one-year master lease executed by the guarantor for 21,858 square feet, which is required to be deposited on each monthly payment date commencing May 1, 2015 into the cash management account for the

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Princeton South Corporate Center Mortgage Loan in the amount of $57,051.42, until such funds are reduced to zero. The Princeton South Corporate Center Borrower is required to escrow monthly 1/12th of the annual estimated condominium assessments for the condominium which includes the Princeton South Corporate Center Property. The Princeton South Corporate Center Borrower deposited $1,047,467 in escrow at loan origination with respect to free rent under the lease with Philadelphia Insurance Company (the “Philadelphia Insurance Lease”), which is required to be deposited, on each monthly payment date on which base rent would have been payable absent a free rent period under the Philadelphia Insurance Lease, into the cash management account for the Princeton South Corporate Center Mortgage Loan in the amount of $68,964, until such funds are reduced to zero. The Princeton South Corporate Center Borrower deposited the sums of $250,000 (the “Retained TI/LC Funds”) and $1,510,631.42 in escrow at loan origination for tenant improvements and leasing commissions with respect to the Philadelphia Insurance Lease; provided that the Retained TI/LC Funds are required to be disbursed to the Princeton South Corporate Center Borrower only upon receipt by lender of an estoppel certificate from the tenant certifying, among other things, that the Philadelphia Insurance Lease is in full force and effect, and that all tenant improvement work has been completed and all tenant improvement allowances and leasing commissions have been paid in full.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Princeton South Corporate Center Mortgage Loan. The Princeton South Corporate Center Mortgage Loan has in place cash management. Funds in the lockbox account are required to be transferred to a cash management account, and applied on each monthly payment date to pay debt service on the Princeton South Corporate Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Event Period (other than a Cash Sweep Event Period which is due to an event of default under the Princeton South Corporate Center Mortgage Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, to pay, provided no event of default is continuing under the Princeton South Corporate Center Mortgage Loan, monthly debt service and other amounts due (other than accelerated or matured principal) under the Princeton South Corporate Center Mezzanine Loan (as defined below), and to disburse the remainder (i) provided no Cash Sweep Event Period is continuing under the Princeton South Corporate Center Mortgage Loan, if the lender has received notice that an event of default under the Princeton South Corporate Center Mezzanine Loan is continuing, to the lender under the Princeton South Corporate Center Mezzanine Loan, (ii) if a Cash Sweep Event Period is continuing, into an account to be held by the lender as additional security for the Princeton South Corporate Center Mortgage Loan during the continuance of such Cash Sweep Event Period and (iii) otherwise, to the Princeton South Corporate Center Borrower.

A “Cash Sweep Event Period” will:

(i) commence upon the occurrence of an event of default under the Princeton South Corporate Center Mortgage Loan and continue until the cure (if applicable) of the event of default, or

(ii) commence upon the date the combined debt service coverage ratio on the Princeton South Corporate Center Mortgage Loan and Princeton South Corporate Center Mezzanine Loan is less than 1.05x for two consecutive calendar quarters and continue until the date such combined debt service coverage ratio has been equal to or greater than 1.10x for two consecutive calendar quarters. During the period ending on April 30, 2020, such debt service coverage ratio is calculated based on the interest only payments due under the Princeton South Corporate Center Mortgage Loan and Princeton South Corporate Center Mezzanine Loan, and thereafter such debt service coverage ratio is calculated based on the principal and interest payments due under such loans.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Princeton South Corporate Center Mezzanine Loan” refers to a loan in the principal amount of $12,000,000 made to Princeton Mezz LLC, a Delaware limited liability company, by MSMCH, secured by 100% of the direct or indirect equity interest in the Princeton South Corporate Center Borrower. The Princeton South Corporate Center Mezzanine Loan and the Princeton South Corporate Center Mortgage Loan are subject to an intercreditor agreement between the Princeton South Corporate Center Mortgage Loan lender and the related mezzanine lender. The Princeton South Corporate Center Mezzanine Loan is expected to be held by MSMCH or an affiliate as of the cut-off date.

The following table presents certain information relating to the Princeton South Corporate Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$12,000,000	8.00%	120	360	60	0.92x	6.4%	83.3%

Release of Property. Not permitted.

Terrorism Insurance. The Princeton South Corporate Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The Princeton South Corporate Center Borrower is not required to pay insurance premiums solely with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Princeton South Corporate Center Borrower paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess. “Terrorism Premium Cap” means the greater of (A) the product of the rate of $0.15 per $100 and 100% of the full replacement cost and the required amount of business interruption insurance or (B) two times the amount of annual insurance premium that is payable at such time for the casualty and business interruption insurance coverage required under the loan documents (without giving effect to the cost of terrorism coverage).

A-3-57

MSBAM 2016-C28	Greenville Mall

Mortgage Loan No. 7 – Greenville Mall

A-3-58

MSBAM 2016-C28	Greenville Mall

Mortgage Loan No. 7 – Greenville Mall

jcpenney
belk
LADIES
CLOSET FASHION
TRAFIX
VACANT
VACANT
K.A.Y.
ATLANTA JEWELRY REPAIR
claire's
AÉROPOSTALE
EXPRESS
Justice
VICTORIA'S SECRET
SILVERADO
GEORGE HAIR DESIGN
PLACE
GOLDEN NAILS
HIBBETT SPORTS
belk
REEDS
GYMBOREE
PACSUN
rue21
Buckle
crazy 8
Foot Locker
zumiez
VACANT
JIMMY JAZZ
SHOE SHOW
SHOE DEPT.
ENCORE
HOT TOPIC
GNC
AMERICAN EAGLE OUTFITTERS
charlotte russe
US CELLULAR
Shimmer BOUTIQUE
KEEP HEALTHY
Dunham's SPORTS
NEW YORK COMPANY
ITALIAN VILLAGE PIZZA
TOKYO CAFE
OMARS
ATLAS BURGER
VACANT
CHINA MAX
VACANT
Pier 1 imports
RACK ROOM SHOES
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

A-3-59

MSBAM 2016-C28	Greenville Mall

Mortgage Loan No. 7 – Greenville Mall

GREENVILLE
Greenville Mall
726 Southeast Greenville Boulevard
Greenville, NC 27858
Tar River
Pitt-Greenville Airport
Patheon
Practicon
Eastern Carolina Vocational Center
Industrial Blvd
Old Creek Rd
Greenville Blvd NE
Pitt County Govt. Public Health Center
Pitt County Fairgrounds
ECU North Recreational Complex
Pactolus Hwy
Airport Rd
Belvoir Hwy
Ironwood Golf and Country Club
East Carolina University West Research Campus
MacGregor
Downs Rd
W. 5th St
Brody School of Medicine
East Carolina School of Dental Medicine
Pitt County Government
East Carolina University Health Sciences Campus
Vidant Health Medical Center
Medical District
Raleigh 77 miles
Statonsburg Rd
Dickinson Ave
Pitt County Courthouse
Uptown Greenville
Hendrix Theatre
East Carolina University
E. 5th St
E. 10th St
E. 14th St
Williams Arena
Dowdy-Ficklen Stadium
Clark-LeClair Stadium
Greenville Blvd SE
E. 10th St
Arlington Blvd
Allen Rd
Evans St
Greenville Blvd SW
NC Biotechnology Center - East Carolina
Brook Valley Country Club
Greenville Country Club
University Commons-Greenville
The Shoppes at Greenville Grande
Greenville-Pitt Convention Center
PITT COUNTY
Proposed SW Bypass
Dickinson Ave
Bells Fork Square Shopping Ctr.
Portertown Rd
Fire Tower Rd
Country Home Rd
Charles Blvd
Winterville
Worthington Rd
13
33
903
264
43
264A
11
VIRGINIA
Martinsville
Danville
Roanoke Rapids
Reidsville
Winston-Salem
Greensboro
Henderson
Burlington
Durham
Wake Forest
Rocky Mount
High Point
Chapel Hill
Cary
RALEIGH
Statesville
Wilson
Smithfield
Greenville
Kannapolis
Sanford
Goldsboro
NORTH CAROLINA
Concord
CHARLOTTE
Pinehurst
Southern Pines
New Bern
Mint Hill
Matthews
Fayetteville
Rock Hill
Rockingham
Laurinburg
Cheraw
Jacksonville
SOUTH CAROLINA
Atlantic Ocean
Wilmington
Florence
Columbia

A-3-60

MSBAM 2016-C28	Greenville Mall

Mortgage Loan No. 7 – Greenville Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,500,000			Location:	Greenville, NC 27858
Cut-off Date Balance:	$45,329,539			General Property Type:	Retail
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Rouse Properties, LP			Year Built/Renovated:	1965/2003
Mortgage Rate:	4.460%			Size:	406,464 SF
Note Date:	10/8/2015			Cut-off Date Balance per Unit:	$112
First Payment Date:	12/6/2015			Maturity Date Balance per Unit:	$91
Maturity Date:	11/6/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,010,933
Seasoning:	3 months			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	13.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.64x
Additional Debt Type:	N/A			Most Recent NOI:	$4,855,267 (11/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,533,207 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves(1)				Most Recent Occupancy(2):	95.5% (11/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.0% (12/31/2014)
RE Tax:	$167,624	$41,906	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$72,700,000 (8/28/2015)
Recurring Replacements:	$1,000,000	$8,468	$304,848	Cut-off Date LTV Ratio:	62.4%
TI/LC:	$0	$33,872	$1,000,000	Maturity Date LTV Ratio:	50.7%
Other:	$520,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,500,000	100.0%	Loan Payoff(3):	$40,171,352	88.3%
			Reserves:	$1,687,624	3.7%
			Closing Costs:	$395,299	0.9%
			Return of Equity:	$3,245,726	7.1%
Total Sources:	$45,500,000	100.0%	Total Uses:	$45,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent Occupancy exclusive of temporary tenants was 91.9% as of 11/30/2015.

(3)	In July 2013, the Greenville Mall Mortgage Loan sponsor acquired the Greenville Mall Property and assumed the prior loan of $41,700,000 which was securitized in the MLMT 2005-LC1 transaction.

The Mortgage Loan. The seventh largest mortgage loan (the “Greenville Mall Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $45,500,000, secured by a first priority fee mortgage encumbering a 406,464 SF regional mall known as Greenville Mall, in Greenville, NC (the “Greenville Mall Property”).

The Borrower and the Sponsor. The borrower is RPI Greenville Mall, LP (the “Greenville Mall Borrower”), a single-purpose Delaware limited partnership with at least one independent director. Equity ownership in the Greenville Mall Borrower is held by Rouse Properties, LP, the Greenville Mall Mortgage Loan sponsor and non-recourse guarantor, which is owned by Rouse Properties, Inc. (“Rouse”). Rouse (NYSE: RSE) is a publicly traded real estate investment trust and among the largest mall owners in the United States with ownership in 36 malls, containing over 25 million SF located across 21 states. In July 2013, Rouse purchased the Greenville Mall Property for $50,250,000 and invested approximately $2,126,500 in tenant improvements and approximately $459,400 in capital expenditures resulting in a total cost basis of approximately $52,835,900.

The Greenville Mall Mortgage Loan will be recourse to the Greenville Mall Mortgage Loan sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Greenville Mall Sponsor’s liability may not exceed $22,750,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

A-3-61

MSBAM 2016-C28	Greenville Mall

The Property. The Greenville Mall Property was built on a 42.61 acre site and consists of 406,464 SF of total retail space in a one-story building and two restaurant-occupied outparcels, with 2,109 surface parking spaces available. As of November 30, 2015, the Greenville Mall Property was 95.5% occupied by a mix of 56 various retailers (including specialty tenants). The Greenville Mall Property is anchored by JCPenney, Belk Ladies and Dunham’s Sports. There is also a tenant-owned Belk (Mens) store (46,051 SF), which is not a part of the collateral, that serves as an additional anchor. No other tenant occupies more than 2.6% of total SF or represents more than 3.5% of base rent. Since acquisition in 2013, the Greenville Mall Mortgage Loan sponsor has signed permanent leases on 107,990 SF at the Greenville Mall Property, including new leases with national tenants including Dunham’s Sports, Shoe Dept. Encore, Justice, Jimmy Jazz, The Children’s Place and Journeys. The November 2015 trailing twelve month inline store sales at the Greenville Mall Property were $404 PSF resulting in an occupancy cost of 10.8%. Historical inline store sales were $359 PSF and $368 PSF in 2014 and 2013, respectively.

Major Tenants

Belk Ladies (89,720 SF, 22% NRA,7% of underwritten base rent). Belk Ladies occupies 89,720 SF under a lease dated May 7, 1997, which was recently renewed through January 31, 2020, with four remaining five-year extension options. The lease requires a current annual base rental payment of $350,564 plus percentage rent of 2.0% of gross sales in excess of $17,528,200. At the Greenville Mall Property, Belk Ladies achieved November 2015 trailing twelve months, 2014 and 2013 sales of $179 PSF, $182 PSF and $181 PSF, respectively, resulting in an occupancy cost of 2.2% for all three periods. Belk, Inc. is the largest privately owned department store company in the United States with 297 department stores (approximately 22.65 million SF) in 16 southern states. In its 2015 fiscal year, Belk, Inc. reported a 1.5% increase in same store sales to a total of sales of $4.11 billion.

JCPenney (88,790 SF, 22% NRA, 7% of underwritten base rent). JCPenney occupies 88,790 SF under a lease dated February 9, 1965, which was recently renewed through February 28, 2019, with four remaining five-year extension options. The lease requires a current annual base rental payment of $315,289 plus percentage rent of 1.5% of net retail sales in excess of $17,099,290. At the Greenville Mall Property, JCPenney achieved fiscal year 2014, 2013 and 2012 sales of $109 PSF, $100 PSF and $108 PSF, respectively, resulting in an occupancy cost of 3.4%, 4.0% and 3.7%, respectively. JCPenney features a Sephora store-within-store concept at the Greenville Mall Property. JC Penney (NYSE: JCP) is one of the largest department stores and e-commerce retailers in the United States. As of January 31, 2015, JC Penney operated 1,062 stores in 49 states and Puerto Rico selling apparel, footwear, accessories, jewelry, beauty products and home furnishings, including items sold under its 24 trademarked brands and its store-within-store concepts. In Q3 2015, JC Penney reported a 6.4% increase in same store sales to a total of $2.90 billion. JC Penney is rated “Caa1”, “CCC+” and “B-” by Moody’s, S&P and Fitch, respectively.

Dunham’s Sports (54,000 SF,13% NRA,8% of underwritten base rent). Dunham’s Sports occupies 54,000 SF under a lease dated May 13, 2013, expiring January 31, 2024, with three five-year extension options. The lease requires a current annual base rental payment of $391,500 plus percentage rent of 6.0% of gross sales in excess of $6,525,000. At the Greenville Mall Property, Dunham’s Sports achieved November 2015 trailing twelve months and 2014 sales of $62 PSF and $64 PSF, respectively, resulting in an occupancy cost of 11.6% and 11.4%, respectively. Dunham’s Sports is the largest sporting goods chain in the Midwest with over 200 stores across 19 states.

The following table presents a summary regarding major tenants at the Greenville Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Sales PSF(3)
Anchor/Major Tenants
Belk Ladies	NR / NR / NR	89,720	22%	$350,564	7%	$3.91	1/31/2020	$179
JCPenney	B- / Caa1 / CCC+	88,790	22%	$315,289	7%	$3.55	2/28/2019	$109
Dunham’s Sports	NR / NR / NR	54,000	13%	$391,500	8%	$7.25	1/31/2024	$62
Subtotal/Wtd. Avg.		232,510	57%	$1,057,353	23%	$4.55

Other Tenants		141,021	35%	$3,631,288	77%	$25.75
Vacant Space		32,933	8%	$0	0%	$0.00
Total/Wtd. Avg.		406,464	100%	$4,688,641	100%	$12.55

(1)	Information is based on the underwritten rent roll. Tenant Summary does not include the non-collateral Belk (Mens) anchor.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Sales PSF for Belk Ladies and Dunham’s Sports as shown are as of November 2015 TTM. Sales for JCPenney as shown are as of their 2014 fiscal year-end.

A-3-62

MSBAM 2016-C28	Greenville Mall

The following table presents certain information relating to the lease rollover schedule at the Greenville Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	6	3,528	$71.25	1%	1%	$251,376	5%	5%
2017	9	16,469	$34.84	4%	5%	$573,752	12%	18%
2018	5	26,551	$14.97	7%	11%	$397,593	8%	26%
2019	6	107,853	$6.81	27%	38%	$734,917	16%	42%
2020	4	92,411	$4.91	23%	61%	$454,119	10%	51%
2021	6	18,780	$26.16	5%	65%	$491,329	10%	62%
2022	4	19,046	$21.74	5%	70%	$414,038	9%	71%
2023	2	6,809	$25.17	2%	72%	$171,413	4%	74%
2024	2	64,042	$8.61	16%	87%	$551,500	12%	86%
2025	4	10,501	$35.47	3%	90%	$372,422	8%	94%
2026 & Beyond	2	7,522	$36.72	2%	92%	$276,182	6%	100%
Vacant	0	32,933	$0.00	8%	100%	$0	0%	100%
Total/Wtd. Avg.	50	406,445	$12.55	100%		$4,688,641	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total SF Rolling excludes a 19 SF ATM Kiosk

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Greenville Mall Property is located in the city of Greenville, on Greenville Boulevard with additional frontage on Charles Boulevard and East Arlington Boulevard. Greenville Boulevard is a major east/west route through Greenville with significant retail development. Immediately northeast is the shopping center known as Pirates Pointe and across the street is a shopping center known as Greenville Square and the start of the East Carolina University main campus.

Greenville is the tenth largest city in North Carolina and is the county seat for Pitt County for which government represents 32.2% of the MSA’s employment. Greenville has become a growing higher education and medical community, with education and health sectors now representing 12.6% of the MSA’s employment, driven by the presence of East Carolina University (“ECU”), Pitt Community College and Vidant Medical Center. ECU has more than 27,500 students and 5,800 faculty and staff and is the third largest and fastest-growing campus in the University of North Carolina system. Pitt Community College has enrollment of approximately 12,100 with an additional approximately 9,900 continuing education and community development students. Vidant Medical Center is the teaching hospital for the Brody School of Medicine at ECU and is the flagship hospital for Vidant Health, treating 44,500 inpatients and 171,000 outpatients on average per year and providing the only children’s hospital and only Level I trauma center in eastern North Carolina. Vidant Medical Center is currently under construction to open a $170 million cancer center in 2018. Additionally, Greenville is an accommodating event and leisure destination with the expanding Greenville Convention Center Campus and the Uptown Greenville District featuring locally-owned businesses, galleries, shops, and restaurants, for which leisure and hospitality represent 11.2% of the MSA’s employment.

The primary trade area for the Greenville Mall Property is estimated to be a 20-mile radius, which had an estimated 2014 population of 227,848, average household income of $55,219, and aggregate retail sales of approximately $3.7 billion ($41,111 sales/household). Population and average household income in the primary trade area have shown stable increases, growing at a compound annual rate of 1.61% and 1.66%, respectively, since 2000.

A-3-63

MSBAM 2016-C28	Greenville Mall

The following table presents primary and secondary competitive shopping centers to the Greenville Mall Property:

Competitive Property Summary
Property Name/Location	Type	Year Built/ Renov.	Occ.	Total GLA (SF)	Anchor GLA (SF)	Anchors	Sales PSF	Distance to Subject
Greenville Mall(1) Greenville, NC	Regional Center	1965/2003	95.5%	452,515	278,561	JC Penney, Belk Ladies, Dunham’s Sports, Belk	$404
Primary Competition
Berkeley Mall Goldsboro, NC	Regional Center	1976/1997	92%	457,325	300,000	Belk, Belk Home & Kids, JC Penney, Sears	$250	33.0 miles SW
11 Galleria (fka Carolina East Mall) Greenville, NC	Lifestyle Center	1979/1997	100%	329,599	253,469	Dick’s, Sears, Fresh Market	N/A	3.7 miles SW
Secondary Competition
Carolina Premium Outlets Smithfield, NC	Outlet Center	1990/N/A	100%	486,954	0	N/A	$375	65.0 miles SW
Greenville Square Greenville, NC	Community Center	1977/1993	93%	165,511	133,311	K-Mart, Office Depot, Hancock Fabrics	N/A	0.1 miles N
Golden East Crossing Rocky Mt., NC	Regional Center	1986/2000	87%	584,176	299,000	Belk, JC Penney, Dunham’s Sports, Bed Bath & Beyond, Ross	$290	47.0 miles NW
New Bern Mall (fka Twin Rivers Mall) New Bern, NC	Regional Center	1979/1996	94%	361,000	307,373	Belk, JC Penney, Sears, TJ Maxx	$245	40.3 miles SE
Total/Average			92%	2,837,080			$307

Source: Appraisal

(1)	As presented in this Competitive Property Summary, the information for Greenville Mall includes its non-collateral Belk (Men) anchor tenant (46,051 SF). Occupancy and Sales PSF as shown are as of November 30, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Greenville Mall Property:

Cash Flow Analysis
	2014	11/30/2015 TTM	UW	UW PSF
Base Rent(1)	$4,432,280	$4,307,886	$5,684,256	$13.98
Percentage Rent	$118,345	$358,900	$284,344	$0.70
Total Recoveries	$1,410,402	$1,280,657	$1,289,036	$3.17
Specialty Leasing(2)	$626,209	$817,848	$750,000	$1.85
Other Income(3)	$245,516	$230,226	$230,226	$0.57
Less Vacancy & Credit Loss	($74,447)	($40)	($995,615)	(13.7%)
Effective Gross Income	$6,758,304	$6,995,477	$7,242,247	$17.82
Total Operating Expenses	$2,225,097	$2,140,209	$2,231,314	$5.49
Net Operating Income	$4,533,207	$4,855,267	$5,010,933	$12.33
Capital Expenditures	$0	$0	$101,616	$0.25
TI/LC	$0	$0	$406,464	$1.00
Net Cash Flow	$4,533,207	$4,855,267	$4,502,853	$11.08

Occupancy %	96.0%	95.5%(4)	91.1%
NOI DSCR	1.65x	1.76x	1.82x
NCF DSCR	1.65x	1.76x	1.64x
NOI Debt Yield	10.0%	10.7%	11.1%
NCF Debt Yield	10.0%	10.7%	9.9%

(1)	Based on in-place rent roll as of November 2015 with contractual rent steps through December 2016.

(2)	Specialty Leasing includes income from temporary rental of available in-line spaces, kiosks and carts.

(3)	Other Income includes income from advertising on mall inventory, vending income, photo income, recycling income and other miscellaneous income.

(4)	Occupancy as of November 30, 2015.

Escrows and Reserves. The Greenville Mall Borrower deposited $167,624 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Greenville Mall Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Greenville Mall Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). For replacement reserves, the Greenville Mall Borrower deposited $1,000,000 as an initial deposit and is required to escrow monthly the lesser of (x) $8,468 and (y) the amount by which the funds reserved for replacement reserves is less than $304,848. The Greenville Mall Borrower deposited $20,000 as an initial deposit for landlord obligations relating to the Golden Nails lease, and is required to deposit monthly the lesser of (x) $33,872 and (y) the amount by which the funds reserved for tenant improvements and leasing commissions is less than $1,000,000. The Greenville Mall Borrower deposited $500,000 as an initial deposit relating to the JCPenney lease, and is required to deposit all excess cash upon a Lease Sweep Period (as defined below).

A-3-64

MSBAM 2016-C28	Greenville Mall

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	any of JCPenney, Belk Ladies or Dunham’s Sports (a “Major Tenant”) not exercising its renewal when required;

(ii)	any lease to any Major Tenant (a “Major Lease) (or material portion thereof) being terminated prior to its expiration date;

(iii)	a Major Tenant going dark, unless such Major Tenant continues to pay rent and such go dark does not trigger any right for any other tenant to reduce its rent payable or terminate its lease;

(iv)	a material monetary default under any Major Lease or an event of default under any Major Lease that gives the Greenville Mall Borrower the right to terminate such lease; or

(v)	any Major Tenant being subject to any bankruptcy or insolvency proceeding.

A Lease Sweep Period will end upon the earlier of:

(i)	the date on which $30.00 PSF of the space covered by the subject Major Lease has been accumulated in the special rollover reserve subaccount held by lender in the cash management account; or

(ii)	(a) with respect to any Lease Sweep Period caused by items (i), (ii) or (ii) above, the earlier of (x) the Major Tenant renewing or extending its space and sufficient funds having been accumulated in the special rollover reserve subaccount to pay for all anticipated leasing expenses and (y) the Major Tenant space having been re-leased and all related leasing expense having been paid in full; (b) with respect to any Lease Sweep Period caused by item (iv) above, the cure of the default; or (c) with respect to any Lease Sweep Period caused by item (v) above, either withdrawal or resolution of the bankruptcy or insolvency of the Major Tenant and the affirmation of the Major Lease or the assignment of the Major Lease to a replacement tenant satisfactory to Lender.

Lockbox and Cash Management. The Greenville Mall Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Management Period. A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	an Event of Default;

(ii)	the DSCR being less than 1.15x; or

(iii)	a Lease Sweep Period.

A Cash Management Period will end upon, as applicable:

(i)	such Event of Default being cured and no other Event of Default continuing;

(ii)	the DSCR being greater than or equal to 1.15x for two consecutive fiscal quarters; or

(iii)	any Lease Sweep Period ending.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Greenville Mall Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Greenville Mall Mortgage Loan documents provide for an annual terrorism premium cap equal to 200% of the then-current amount of the insurance premiums the Greenville Mall Borrower paid for the property and casualty insurance with respect to the Greenville Mall Property.

A-3-65

MSBAM 2016-C28	Waterford Place Apartments

Mortgage Loan No. 8 – Waterford Place Apartments

A-3-66

MSBAM 2016-C28	Waterford Place Apartments

Mortgage Loan No. 8 – Waterford Place Apartments

Waterford Place Apartments
One Waterford Way
Manchester, NH 03102
MANCHESTER
Hooksett
South Hooksett
Bow
Goffstown
Pinardville
Bedford
Auburn
Merrimack
Londonderry
Concord 10 miles
Nashua 11 miles
Boston 43 miles
MERRIMACK COUNTY
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
UNH-Manchester (Hackett Hill)
Southern New Hampshire University
VA Medical Center Manchester
Currier Museum of Art
Univ of New Hampshire-Manchester
Catholic Medical Center
Verizon Wireless Arena
Elliot Hospital
Northeast Delta Dental Stadium
St. Anselms College
The Mall of New Hampshire
Manchester-Boston Regional Airport
Black Brook Park
Rock Rimmon Park
Piscataquog River Park
Brown-Mitchell Park
Manchester Country Club
Massabesic Lake
Tower Hill Pond
Merrimack River
F.E. Everett Tpke
Woodhill Hooksett Rd
Rogers Rd.
Bow Rd.
Twist Hill Rd.
Montalona Rd.
Dunbarton Rd.
Hackett Hill Rd.
Hooksett Rd.
Union St.
River Rd.
Mast Rd.
Wellington Rd.
New Boston Rd.
Boynton St.
Wallace Rd.
Liberty Hill Rd.
Gage Girls Rd.
Harvey Rd.
Bodwell Rd.
Londonderry Tpke.
NEW HAMPSHIRE
MAINE
MASSACHUSETTS
CONN.
RHODE ISLAND
Atlantic Ocean
Massachusetts Bay
Cape Cod Bay
Claremont
Concord
Rochester
Portsmouth
Keene
Manchester
Merrimack
Hampton
Newburyport
Nashua
Haverhill
Lawrence
Lowell
Fitchburg
Gloucester
Leominster
Woburn
Peabody
Salem
Lynn
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
Brockton
Provincetown
Woonsocket
Plymouth
Providence
Taunton
Pawtucket
Cranston
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

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MSBAM 2016-C28	Waterford Place Apartments

Mortgage Loan No. 8 – Waterford Place Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$40,000,000			Location:	Manchester, NH 03102
Cut-off Date Balance:	$40,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Stephen M. Chapman; Louise Kwan			Year Built/Renovated:	2004/N/A
Mortgage Rate:	4.793%			Size:	384 Units
Note Date:	11/23/2015			Cut-off Date Balance per Unit:	$104,167
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$95,923
Maturity Date:	12/1/2025			Property Manager:	CP Management, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$3,152,795
IO Period:	60 months			UW NOI Debt Yield:	7.9%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	8.6%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	1.57x (IO) 1.21x (P&I)
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$2,974,751 (9/30/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,704,544 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,549,502(12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	94.3% (1/7/2016)
Reserves(1)				2nd Most Recent Occupancy:	90.6% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	86.7% (12/31/2013)
RE Tax:	$100,086	$100,086	N/A	Appraised Value (as of):	$55,600,000 (9/21/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	71.9%
Recurring Replacements:	$0	$8,000	N/A	Maturity Date LTV Ratio:	66.2%
Other:	$75,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$40,000,000	73.4%	Purchase Price:	$53,000,000	97.2%
Borrower Equity	$14,515,101	26.6%	Reserves:	$175,086	0.3%
			Closing Costs:	$1,340,015	2.5%
Total Sources:	$54,515,101	100.0%	Total Uses:	$54,515,101	100.0%

(1)	See“—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Waterford Place Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 secured by a first priority fee mortgage encumbering a 384-unit garden-style apartment community in Manchester, NH known as Waterford Place Apartments (the “Waterford Place Apartments Property”). The Waterford Place Apartments Mortgage Loan together with $14,515,101 of cash equity were used to purchase the Waterford Place Apartments Property and pay reserves and closing costs.

The Borrower and Sponsor. The borrower is SMC Waterford Place Apartments Limited Partnership, a single purpose New Hampshire limited partnership (the “Waterford Place Apartments Borrower”). Equity ownership in the Waterford Place Apartments Borrower is held indirectly by Stephen Chapman (50%) and other limited partners, with no other partner owning more than 10%. Stephen M. Chapman with Louise Kwan are the Waterford Place Apartments Mortgage Loan sponsors and non-recourse carveout guarantors.

Stephen M. Chapman has over thirty years of property management experience as the co-founder of Heritage Associates, a Massachusetts commercial realty development company which owned and operated 1,300 residential apartments and 500,000 SF of commercial space, and the founder of SMC Management Corporation (“SMC”), a Boston-based real estate management and development firm established to acquire and manage commercial and residential properties in New England and other selected markets. Included in its portfolio, SMC currently owns and manages 1,020 apartment units in five residential developments across New Hampshire, Massachusetts and Rhode Island.

The Property. The Waterford Place Apartments Property is a 384-unit Class “A” garden-style apartment community built on 66.51 acres in 2004 that as of January 7, 2016 was 94.3% occupied. The units are allocated across eight three-story buildings. Each unit features high-speed internet and cable TV and contains a fully equipped kitchen with dishwasher, full size washer/dryer, walk-in closets, balconies or patios, and vaulted ceilings and gas-fired fireplaces in select units. Common amenities include tenant storage, an indoor swimming pool and spa, movie theater, fitness center, media room, business center, clubhouse and playground. The Waterford Place Apartments Property includes 834 garage and surface parking spaces (2.17 spaces/unit). There is an on-site manager 24-hours. Since 2010, approximately $1,943,500 ($5,061/unit) has been spent at the Waterford Place Apartments Property in capital improvements including unit and common amenity refurnishing and upgrades.

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MSBAM 2016-C28	Waterford Place Apartments

The table below shows the apartment unit mix at the Waterford Place Apartments Property:

Waterford Place Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent	Total SF
1 Bedroom/1 Bath	104	27%	805	$1,184	83,688
2 Bedroom/2 Bath	280	73%	1,071	$1,486	299,800
Total/Avg.	384	100.0%	999	$1,404	383,488

Source: Appraisal

Property Management. The Waterford Place Apartments Property is subject to a management agreement with CP Management, Inc. (“CP”). CP is a real estate management company providing services including property and facilities management, construction management, development, in-house asset management, maintenance and residential management and leasing. CP is headquartered in Exeter, NH with offices throughout New England, and manages approximately five million SF of commercial real estate and several thousand residential units, including sixteen residential communities in New Hampshire.

The Market. The Waterford Place Apartments Property is located at One Waterford Way, Manchester, NH, along the residential street of Countryside Boulevard, three miles northwest of the downtown area and approximately five miles northwest of the Manchester Airport.

Manchester is the business capital of and largest city in New Hampshire with a population of approximately 110,000. Manchester is approximately 35 miles north of Boston via Interstate 93, approximately 20 miles north of Nashua via Route 3, and approximately 44 miles west of Portsmouth via Route 101. The 2014 multifamily vacancy rate for Manchester was 3.5%.

Manchester is in the Southern New Hampshire region, with an April 2015 unemployment rate of 4.0% (1.5% below the national rate) and a high concentration of jobs in professional and business services, manufacturing, and education and health services that require an educated job force commanding above average salaries. Share of employment in high-tech services and manufacturing is more than twice the national average. Estimated 2015 median household income was $68,148 (30.2% higher than the national average). Major employers in Southern New Hampshire include DeMoulas Super Markets Inc. (9,000), Hannaford Brothers (4,900), BAE Systems Electronic Solutions (4,500) and Elliot Hospital (4,000).

The Waterford Place Apartments Property’s primary market is a three-mile radius, containing 9,804 units (45% renter-occupied) with a median year built of 1980. The Waterford Place Apartments Property’s multifamily secondary market extends to a five-mile radius, containing 41,591 units (52% renter-occupied) with a median year built of 1966. 2015 estimated population within a three- and five-mile radius was 21,997 and 94,590, respectively. 2015 estimated average household income within a three- and five-mile radius was $83,844 and $72,003, respectively.

Comparable rental properties to the Waterford Place Apartments Property are shown in the table below:

Waterford Place Apartments Competitive Rental Property Summary
Property City, State	Year Built	Occ.	Total Units	Avg Unit Size (SF)	Beds/Bath	Unit Size (SF) Min Max Avg	Quoted Rent/Mo ($) Min Max Avg	Concessions	Distance
Waterford Place Apartments	2004	97.9%	384	999	1BR/1BA 2BR/2BA	805 805 805 1,071 1,071 1,071	1,184 1,184 1,184 1,486 1,486 1,486	None
Heritage on the Merrimack Bedford, NH	1999	96.0%	240	881	1BR/1BA 2BR/2BA	739 739 739 950 1,100 1,023	1,300 1,625 1,463 1,400 1,905 1,653	None	9.7 miles
Kennsington Apartments Bedford, NH	2000	96.0%	100	1,058	1BR/1BA 2BR/2BA	919 919 919 980 1,412 1,196	1,250 1,275 1,263 1,325 1,850 1,588	None	11.8 miles
Hampshire Green Bedford, NH	1998	98.0%	204	1,020	1BR/1BA 2BR/2BA	813 843 830 983 1,370 1,069	1,250 1,370 1,310 1,470 1,990 1,730	None	11.4 miles
Residences at Manchester Manchester, NH	2005	100.0%	204	965	1BR/1BA 2BR/2BA	710 770 740 1,043 1,336 1,190	1,250 1,350 1,300 1,430 2,170 1,800	None	5.2 miles
Countryside Village Manchester, NH	1987	97.0%	448	784	1BR/1BA 2BR/2BA	670 670 670 830 990 897	905 1,000 953 1,030 1,105 1,068	No application fee, $100	0.8 miles
Total/Avg.	1999	97.5%	1,580	951

Source: Appraisal

Until recently there has been limited new supply in the area. Anticipated new supply includes the 150-unit Class “A” Riverwalk Apartments in Manchester which is being built by the Waterford Place Apartments Mortgage Loan sponsor, and the 126-unit student housing project known as Madbury Commons nearing construction completion in Durham, NH.

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MSBAM 2016-C28	Waterford Place Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waterford Place Apartments Property:

Cash Flow Analysis
	2013	2014	9/30/2015 TTM	UW	UW per Unit
Base Rent	$6,222,876	$6,257,156	$6,306,012	$6,312,780	$16,440
Other Income(1)	$339,944	$339,953	$364,172	$364,172	$948
Utility Reimbursements	$97,022	$108,394	$115,316	$115,316	$300
Discounts Concessions	($491,546)	($489,019)	($253,469)	($253,469)	($660)
Less Vacancy & Credit Loss	($679,280)	($502,380)	($429,645)	($374,784)	(5.9%)
Effective Gross Income	$5,489,016	$5,714,104	$6,102,386	$6,164,015	$16,052
Total Operating Expenses	$2,939,514	$3,009,560	$3,127,635	$3,011,220	$7,842
Net Operating Income	$2,549,502	$2,704,544	$2,974,751	$3,152,795	$8,210
Capital Expenditures	$0	$0	$0	$96,000	$250
Net Cash Flow	$2,549,502	$2,704,544	$2,974,751	$3,056,795	$7,960

Occupancy %	86.7%	90.6%	94.3%(2)	94.1%
NOI DSCR	1.01x	1.07x	1.18x	1.25x
NCF DSCR	1.01x	1.07x	1.18x	1.21x
NOI Debt Yield	6.4%	6.8%	7.4%	7.9%
NCF Debt Yield	6.4%	6.8%	7.4%	7.6%

(1)	Other Income includes income from parking, fees and late charges, pet income, termination fees and maintenance costs recovered.

(2)	Occupancy as of January 7, 2016.

Escrows and Reserves. The Waterford Place Apartments Borrower deposited $100,086 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Waterford Place Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Waterford Place Apartments Borrower maintains an acceptable blanket insurance policy) and is required to escrow monthly $8,000 for replacement reserves. The Waterford Place Apartments Borrower deposited $75,000 upfront in an environmental reserve (174% of the estimated cost) for any expenses incurred in connection with the installation of radon mitigation systems in fifteen units and post-mitigation testing, which funds are required to be released in full provided no event of default is continuing upon satisfactory evidence that there is no radon vapor or other environmental contamination.

Lockbox and Cash Management. The Waterford Place Apartments Mortgage Loan has a soft lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Waterford Place Apartments Borrower will be required to deposit all excess cash with respect to the Waterford Place Apartments Mortgage Loan to an account to be held by the lender as additional security for the Waterford Place Apartments Mortgage Loan.

A “Cash Sweep Period” will commence upon the DSCR being less than 1.15x at the end of any calendar quarter and will end upon the DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Waterford Place Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

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MSBAM 2016-C28	Marriott – Albuquerque, NM

Mortgage Loan No. 9 – Marriott – Albuquerque, NM

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MSBAM 2016-C28	Marriott – Albuquerque, NM

Mortgage Loan No. 9 – Marriott – Albuquerque, NM

Marriott - Albuquerque, NM
2101 Louisiana Boulevard Northeast
Albuquerque, NM 87110
ALBUQUERQUE
North Albuquerque Acres
Los Ranchos de Albuquerque
Far Northeast Heights
North Valley
BERNALILLO COUNTY
Northeast Heights
Uptown
Old Town
Downtown
Nob Hill
South Valley
Paseo del Norte
Los Ranchos
Balloon Fiesta Park
Rio Grande
Rio Grande Blvd.
4th St.
NM RAIL RUNNER
Edith Blvd.
San Antonio Dr.
Wyoming Blvd.
Ventura St.
Eubank Blvd.
Osuna Rd.
Jefferson St.
Far North Shopping Center
Albuquerque Academy
Academy Rd.
Arroyo del Oso Golf Course
Los Poblanos Fields
Montaño Rd.
Montaño
Griegos Rd.
Montgomery Blvd
Montgomery Blvd.
Montgomery Crossing
12th St. NW
4th St. NW
2nd St. NW
Candelaria Rd.
Comanche Rd.
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
Louisiana Blvd.
Pan American Fwy
Menaul Blvd.
Coronado Frwy
Uptown Mass Transit Center
Coronado Center
ABQ Uptown
Indian School Rd.
Winrock Shopping Ctr.
Broadway
Odelia Rd.
Mountain Rd.
UNM Carrie Tingley Hospital
UNM Health Sciences Center
Albuquerque Indian Health Center
Constitution Ave.
5th St. NW
Metro Court
Kiva Auditorium
Heart Hospital of NM
UNM Hospital
Lomas Blvd.
ABQ Convention & Visitors Bureau
University of New Mexico
Popejoy Hall
Central Ave.
Lead Ave.
Central NM Comm. College
ABQ BioPark Zoo
4th St. SW
2nd St. SW
UNM Research Center
Isotopes Park
UNM Stadium
UNM Arena (The Pit)
National Hispanic Cultural Ctr.
Girard Blvd.
Yale Blvd.
Puerto del Sol Golf Course
Gibson Blvd.
Raymond G. Murphy VA Medical Center
Los Altos Golf Course
Univ. Blvd.
Broadway Blvd.
Sunport Blvd.
Albuquerque International Sunport
The Championship Golf Course at UNM
Kirtland Air Force Base
Durango
COLORADO
Trinidad
Raton
OK
Farmington
Bloomfield
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Grants
Rio Rancho
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
NEW MEXICO
Clovis
Portales
Roswell
Silver City
Alamogordo
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

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MSBAM 2016-C28	Marriott – Albuquerque, NM

Mortgage Loan No. 9 – Marriott - Albuquerque, NM

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$37,200,000			Location:	Albuquerque, NM 87110
Cut-off Date Balance:	$37,072,435			General Property Type:	Hospitality
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Columbia Sussex Corporation; CSC Holdings LLC			Year Built/Renovated:	1982/2004, 2007, 2012
				Size:	411 Rooms
Mortgage Rate:	4.880%			Cut-off Date Balance per Unit:	$90,201
Note Date:	10/7/2015			Maturity Date Balance per Unit:	$74,292
First Payment Date:	12/1/2015			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Maturity Date:	11/1/2025
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,256,962
IO Period:	0 months			UW NOI Debt Yield:	11.5%
Seasoning:	3 months			UW NOI Debt Yield at Maturity:	13.9%
Prepayment Provisions:	LO (27); DEF (90); O (3)			UW NCF DSCR:	1.58x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$4,273,628 (12/31/2015)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$4,624,815 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$3,828,425 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	61.2% (12/31/2015)
Reserves(1)				2nd Most Recent Occupancy:	63.8% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	57.8% (12/31/2013)
RE Tax:	$250,607	$35,801	N/A	Appraised Value (as of):	$53,600,000 (7/18/2015)
Insurance:	$122,423	$11,161	N/A	Cut-off Date LTV Ratio:	69.2%
Deferred Maintenance:	$77,500	$0	N/A	Maturity Date LTV Ratio:	57.0%
FF&E:	$0	$44,270	N/A
Other:	$3,000,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,200,000	98.4%	Loan Payoff:	$14,711,297	38.9%
Borrower Equity:	$588,505	1.6%	Mezzanine Payoff:	$14,131,476	37.4%
			Acquisition of Fee Interest(2):	$5,100,000	13.5%
			Upfront Reserves:	$3,450,530	9.1%
			Closing Costs:	$395,202	1.0%
Total Sources:	$37,788,505	100.0%	Total Uses:	$37,788,505	100.0%

(1)   See“—Escrows and Reserves” below for further discussion of reserve requirements.

(2)   At loan origination, the Marriott - Albuquerque, NM Borrower acquired the fee interest in the land parcel on which the improvements of the Marriott - Albuquerque, NM Property were built.

The Mortgage Loan. The ninth largest mortgage loan (the “Marriott - Albuquerque, NM Mortgage Loan”) is secured by a first mortgage encumbering a full service hotel known as the Marriott Albuquerque (the “Marriott - Albuquerque, NM Property”) located in Albuquerque, New Mexico. The proceeds of the Marriott - Albuquerque, NM Mortgage Loan, along with $588,505 of equity, were used to pay off existing debt which was included in the DBUBS 2011-LC3A transaction, pay off mezzanine financing, acquire the fee interest in the land parcel on which the improvements of the Marriott - Albuquerque, NM Property are located, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Columbia Properties Albuquerque, LLC (the “Marriott - Albuquerque, NM Borrower”), a Delaware limited liability company and single-purpose entity that has two independent managers. The Marriott - Albuquerque, NM Borrower is majority owned and controlled by CSC Holdings LLC, which is controlled by Columbia Sussex Corporation (“Columbia Sussex”). CSC Holdings LLC and Columbia Sussex are the Marriott - Albuquerque, NM Mortgage Loan sponsors and nonrecourse carve-out guarantors. Columbia Sussex is a privately owned hotel company founded by William J. Yung III in 1972. Columbia Sussex is one of the largest franchisees of full-service Marriott hotels in the United States. Its current portfolio consists of 39 hotels with approximately 12,700 rooms.

The Property. The Marriott - Albuquerque, NM Property is a 17-story full service hotel situated on a 7.4-acre site located at the northwest corner of I-40 and Louisiana Boulevard in Albuquerque, New Mexico, approximately five miles northeast of the Albuquerque central business district and approximately seven miles north of the Albuquerque International Sunport airport. The Marriott - Albuquerque, NM Property was built in 1982 and has undergone multiple renovations and upgrades over the past 25 years, most recently in 2007 and 2012. The Marriott - Albuquerque, NM Property features 411 guestrooms, a restaurant, a lobby bar/lounge, nine meeting and banquet spaces totaling 17,734 SF, a business center, and recreational facilities that include an indoor/outdoor pool, a hot tub and a fitness center. The Marriott- Albuquerque, NM Property includes 437 surface parking spaces.

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MSBAM 2016-C28	Marriott – Albuquerque, NM

The Marriott - Albuquerque, NM Property’s guestroom configuration consists of 154 standard king rooms, 144 standard double/double rooms, 66 king suites, 28 double/double suites, 13 handicap rooms, 4 hospitality suites and 2 presidential suites. The guestrooms were completely renovated in 2007 and include a king bed or two double beds, night stands, a desk and chair, a recliner, a dresser and a 32-inch flat panel HD television with cable TV. Guest bathrooms have combination tub/showers and granite countertops. Smaller guest suites feature a small wet bar. Larger suites and presidential suites have a full kitchen, a sofa and coffee table and other related home furnishings.

The Marriott – Albuquerque, NM Property has a diversified client base. As of year to date July 2015, no single client accounted for more than 2.3% of room revenue and the top 10 corporate accounts, consisting of Lockheed Martin, General Dynamics, Fidelity, Serco, Sandia Corporation, Battelle, Presbyterian Hospital, PepsiCo, Verizon and Deloitte, combined to account for approximately 9.8% of room revenue.

The sponsors purchased the Marriott - Albuquerque, NM Property in 2005 for approximately $14.2 million. Since 2005, the sponsors have invested a total of approximately $11.6 million in renovations and repairs to the Marriott - Albuquerque, NM Property, most notably in 2007 when approximately $9.3 million was spent to renovate the guestrooms, banquet, fitness center, restaurant and lounge, and in 2012 when approximately $1.2 million was spent to renovate the lobby. In addition, at loan origination, the Marriott - Albuquerque, NM Borrower acquired the previously ground-leased parcel on which the improvements of the Marriott - Albuquerque, NM Property are located for $5.1 million. Including the original purchase price, capital improvements to date, and the land parcel acquisition, the sponsor’s total cost basis is approximately $30.8 million.

The Marriott - Albuquerque, NM Property operates under a franchise agreement with Marriott International, Inc. On January 21, 2016 the franchise agreement was amended to extend the franchise agreement termination date from January 6, 2025 to November 1, 2030. In connection with the franchise agreement extension, a property improvement plan (“PIP”) consisting of renovations to guestrooms, guest baths, ballrooms, meeting rooms and fitness center is required to be completed by December 31, 2016. Although the expected cost for the PIP has not yet been determined, the Marriott - Albuquerque, NM Borrower deposited $3 million into a reserve at loan origination for PIP expenses and is required to make an additional deposit, if necessary, such that the amount reserved for PIP expenses is equal to 110% of the PIP budget. See “—Escrows and Reserves” below for further details.

More specific information about the Marriott - Albuquerque, NM Property and the related competitive set is set forth in the table below:

Marriott - Albuquerque, NM Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott - Albuquerque, NM Property			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	61.4%	$100.17	$61.47	53.0%	$104.78	$55.53	86.4%	104.6%	90.3%
2012	60.5%	$99.97	$60.43	55.2%	$105.25	$58.07	91.3%	105.3%	96.1%
2013	61.8%	$101.98	$63.05	57.8%	$103.07	$59.53	93.4%	101.1%	94.4%
2014	63.4%	$102.98	$65.26	63.8%	$103.25	$65.83	100.6%	100.3%	100.9%
2015	64.8%	$105.84	$68.63	61.2%	$105.82	$64.75	94.4%	100.0%	94.4%

Source: Industry Report

The Market. The City of Albuquerque is the economic and geographic center of New Mexico and a regional hub with access to trade along I-40 and I-25. The largest employment sectors within the Albuquerque metropolitan statistical area (“Albuquerque MSA”) are government and education/health services. These sectors are driven by the four largest employers in the Albuquerque MSA - University of New Mexico (4 miles from the Marriott - Albuquerque, NM Property), Sandia National Laboratories (4 miles), Presbyterian Healthcare Services (9 miles) and Kirtland Air Force Base (8 miles). The Albuquerque MSA has a growing high-tech industry supported by low business costs and spin-offs from the University of New Mexico, Sandia National Laboratories and Kirtland Air Force Base. Sandia National Laboratories is a federally funded research and development center operated and managed by a subsidiary of Lockheed Martin Corporation. Kirtland Air Force Base is a center for research, development and testing of non-conventional weapons, space and missile technology and laser warfare.

The Marriott - Albuquerque, NM Property is located within the Uptown submarket of Albuquerque, a densely developed office/retail area, with visibility from I-40, a primary highway in the Albuquerque MSA, and Louisiana Boulevard NE, a primary arterial within the subject neighborhood. Hotel demand generators for the Marriott - Albuquerque, NM Property and its primary competition, as defined by the appraiser, consists of 39% commercial, 24% meeting and group, 27% leisure and 10% government. Hotel demand for the neighborhood is primarily generated by a concentration of commercial and office development in the area. The neighborhood includes a variety of telecommunications, technology, healthcare, education, and services firms, as well as a significant amount of retail and mixed-use development. The Marriott - Albuquerque, NM Property is located two miles away from a recently built Wal-Mart Supercenter-anchored shopping center, one mile away from the Macy’s, Kohl’s and Sears anchored Coronado Center regional mall and less than one mile away from the ABQ Uptown lifestyle open air shopping center.

Additional leisure-oriented demand generators include the Albuquerque International Balloon Fiesta with an estimated 2015 attendance of over 955,000, Historic Old Town, and the revitalization of Downtown Albuquerque. Government-oriented demand is generated by Kirtland Air Force Base (the city’s largest employer) and Sandia National Laboratories, as well as various government agencies located throughout the area. Other notable demand drivers include the University of New Mexico (4 miles away), the Albuquerque Convention Center (6 miles away), and the Albuquerque International Sunport (7 miles away).

The estimated 2015 population within a one-, three- and five-mile radius of the Marriott - Albuquerque, NM Property was 13,445, 143,888 and 307,610, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius was $39,612, $36,494 and $40,364, respectively.

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MSBAM 2016-C28	Marriott – Albuquerque, NM

Competitive properties to the Marriott - Albuquerque, NM Property, chosen by the appraiser due to their generally similar locations, flag quality and physical characteristics, are shown in the table below:

Competitive Property Summary
			Estimated 2014 Market Mix				2014 Occ.	2014 Occ. Penetration	2014 ADR	2014 ADR Penetration	2014 RevPAR	2014 RevPAR Penetration
Property Name	Rooms	Year Built	Comm. %	Meeting & Group %	Leisure %	Govt %
Marriott - Albuquerque, NM (subject)	411	1982	40%	25%	25%	10%	64%	101%	$103	101%	$65.80	101%
Sheraton Albuquerque Uptown	294	1980	35%	25%	30%	10%	61%	96%	$92	90%	$56.12	86%
Crowne Plaza Albuquerque	261	1971	35%	25%	30%	10%	55%	87%	$85	83%	$46.75	72%
Embassy Suites Albuquerque	261	2005	40%	25%	25%	10%	77%	121%	$122	119%	$93.94	144%
Marriott Albuquerque Pyramid North	310	1986	40%	25%	25%	10%	66%	104%	$102	99%	$67.32	103%
DoubleTree Hotel Albuquerque	295	1975	40%	20%	30%	10%	60%	95%	$95	93%	$57.00	88%
Hyatt Regency Albuquerque	395	1990	40%	25%	25%	10%	62%	98%	$110	107%	$68.20	105%
Total/Wtd. Avg.	2,227		39%	24%	27%	10%	63%		$103		$65.06

Source: Appraisal

The appraiser identified two proposed hotels expected to be completed in 2016, the Hampton Inn & Suites Albuquerque Airport with approximately 88 rooms and the Hotel Chaco with approximately 118 rooms, both of which were estimated by the appraiser to be not competitive to the Marriott - Albuquerque, NM Property due to location and/or quality characteristics.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott - Albuquerque, NM Property:

Cash Flow Analysis
	2011	2012	2013	2014	2015	UW	UW per Room
Occupancy	53.1%	55.2%	57.8%	63.8%	61.2%	61.2%
Average Daily Rate	$104.57	$105.19	$102.93	$102.68	$105.66	$105.66
RevPAR	$55.53	$58.09	$59.50	$65.47	$64.67	$64.67

Rooms	$8,365,732	$8,765,834	$8,968,012	$9,870,734	$9,702,174	$9,702,143	$23,606
Food/Beverage	$2,927,205	$3,200,021	$3,052,342	$3,619,204	$3,368,586	$3,368,586	$8,196
Other	$179,400	$150,258	$120,332	$98,388	$69,515	$69,515	$169
Total Revenue	$11,472,337	$12,116,113	$12,140,686	$13,588,326	$13,140,275	$13,140,244	$31,971
Total Expenses(1)	$7,607,305	$8,152,987	$8,312,261	$8,963,511	$8,866,647	$8,883,282	$21,614
NOI	$3,865,032	$3,963,126	$3,828,425	$4,624,815	$4,273,628	$4,256,962	$10,358
FF&E(2)	$458,893	$484,645	$485,627	$543,533	$525,611	$525,610	$1,279
NCF	$3,406,139	$3,478,481	$3,342,798	$4,081,282	$3,748,017	$3,731,352	$9,079

NOI DSCR	1.64x	1.68x	1.62x	1.96x	1.81x	1.80x
NCF DSCR	1.44x	1.47x	1.41x	1.73x	1.59x	1.58x
NOI Debt Yield	10.4%	10.7%	10.3%	12.5%	11.5%	11.5%
NCF Debt Yield	9.2%	9.4%	9.0%	11.0%	10.1%	10.1%

(1) Ground rent expenses were removed from historical expenses since the ground leased parcel was purchased by the Marriott - Albuquerque, NM Borrower at loan origination.

(2) FF&E is based on 4% of Total Revenue for all historical data points as well the underwritten amount.

Escrows and Reserves. The Marriott - Albuquerque, NM Borrower deposited $250,607 in escrow for annual real estate taxes at loan origination and is required to escrow monthly deposits of 1/12 of the annual estimated tax payments. The Marriott - Albuquerque, NM Borrower deposited $122,423 in escrow for annual insurance premiums at loan origination and is required to escrow monthly deposits of 1/12 of the annual estimated insurance premiums.

The Marriott - Albuquerque, NM Borrower is required to deposit monthly an amount equal to 1/12th of 4% of the gross revenues for the prior calendar year, which as of the Marriott - Albuquerque, NM Mortgage Loan origination date was $44,270, into a reserve (the “FF&E Reserve”) for furniture, fixtures and equipment. Commencing on the 37th payment date and continuing until the earlier of the 60th payment date or the PIP Satisfaction Date (defined below), the FF&E monthly reserve amount will be 1/12th of 6% of gross revenues for the prior calendar year, and the amount of such deposit in excess of 1/12th of 2% of gross revenues for the prior calendar year is required to be transferred to the PIP Reserve (defined below). Commencing on the 61st payment date and continuing until the earlier of the PIP Satisfaction Date or the end of the loan term of the Marriott - Albuquerque, NM Mortgage Loan, the FF&E monthly reserve amount will be 1/12th of 7.5% of gross revenues for the prior calendar year, and the amount of such deposit in excess of 1/12th of 2% of gross revenues for the prior calendar year is required to be transferred to the PIP Reserve. Following the PIP Satisfaction Date (if any), the FF&E monthly reserve amount will return to being 1/12th of 4% of the gross revenues for the prior calendar year, and no transfers from the FF&E Reserve to the PIP Reserve will occur thereafter. “PIP Satisfaction Date” means the date on which the PIP in connection with a Replacement Franchise Agreement (defined below) has been completed. “Replacement Franchise Agreement” means a new franchise agreement with Marriott or a renewal of the current franchise agreement with Marriott that has a term expiring no earlier than five years after the maturity date of the Marriott - Albuquerque, NM

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MSBAM 2016-C28	Marriott – Albuquerque, NM

Mortgage Loan accompanied by a new comfort letter. The recent amendment to the franchise agreement constitutes a Replacement Franchise Agreement.

Commencing 24 months prior to the expiration date of the franchise agreement, or if the franchise agreement is otherwise terminated, the Marriott - Albuquerque, NM Borrower is required to deposit all excess cash flow into a reserve (the “Franchise Expiration Reserve”) until a Replacement Franchise Agreement has been entered into. At loan origination, the Marriott - Albuquerque, NM Borrower deposited $3,000,000 into a reserve (the “PIP Reserve”). No disbursements from the PIP Reserve will be made unless a Replacement Franchise Agreement has been entered into and any PIP and budget for such PIP have been approved by the lender. Prior to undertaking any PIP, the Marriott - Albuquerque, NM Borrower is required to deposit any additional amounts necessary to cause the balance of the PIP Reserve to equal at least 110% of the anticipated cost of the PIP. Such additional amounts will come first from the then current balance of the Franchise Expiration Reserve, then the FF&E Reserve, and then from the Marriott - Albuquerque, NM Borrower’s own funds, provided that no funds may be transferred from the Franchise Expiration Reserve unless a Replacement Franchise Agreement has been entered into. Following such additional funding of the PIP Reserve and possible transfer of funds from the Franchise Expiration Reserve to the PIP Reserve, deposits into the Franchise Expiration Reserve will not be subject to transfer to the PIP Reserve, but instead will accumulate in the Franchise Expiration Reserve. All amounts in the PIP Reserve are required to be used for the reimbursement of costs expended by the Marriott - Albuquerque, NM Borrower to complete the PIP. If no PIP is then required or anticipated to be required by the franchisor and a Replacement Franchise Agreement has been entered into, and if any required PIP has been completed, and so long as no other Cash Management Period (as defined below) then exists, (A) any amounts remaining in the Franchise Expiration Reserve will be disbursed to the Marriott - Albuquerque, NM Borrower and (B) any amounts remaining in the PIP Reserve will be disbursed (i) first, if any amounts of FF&E Reserve (other than those transferred on a monthly basis after the 37th payment date) have not been expended, such amounts are required to be transferred back to the FF&E Reserve, and (ii) the remainder released to the Marriott - Albuquerque, NM Borrower, provided however, that the lender will have the right, but not the obligation, at any time during the continuation of an event of default, in its sole and absolute discretion, to transfer any and all funds in the FF&E Reserve, the Franchise Expiration Reserve and/or the PIP Reserve to an account to be held by the lender as additional security for the Marriott - Albuquerque, NM Mortgage Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Marriott - Albuquerque, NM Mortgage Loan. The Marriott - Albuquerque, NM Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Marriott - Albuquerque, NM Borrower. During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Marriott - Albuquerque, NM Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Marriott - Albuquerque, NM Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Marriott - Albuquerque, NM Borrower in connection with the operation and maintenance of the Marriott - Albuquerque, NM Mortgaged Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Marriott - Albuquerque, NM Mortgage Loan.

A “Cash Management Period” will commence:

(i)     upon the occurrence of an event of default and will continue until lender’s acceptance of the cure of such event of default;

(ii)    if the debt service coverage ratio is less than 1.25x at the end of any calendar quarter and will continue until the debt service coverage ratio has been not less than 1.30x for two consecutive calendar quarters;

(iii)   24 months prior to the expiration date of the franchise agreement or if the franchise agreement is otherwise terminated and will continue until a Replacement Franchise Agreement has been entered into; or

(iv)    if the nonrecourse carve-out guarantors fail to maintain a combined net worth of at least $100 million and a combined liquidity of at least $10 million (together the “Guarantor Financial Covenants”) and will continue until the lender determines that the Guarantor Financial Covenants are again satisfied.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Marriott - Albuquerque, NM Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

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MSBAM 2016-C28	Simply Self Storage OK & FL Portfolio

Mortgage Loan No. 10 – Simply Self Storage OK & FL Portfolio

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Mortgage Loan No. 10 – Simply Self Storage OK & FL Portfolio

ST. PETERSBURG
Apollo Beach
Sun City Center
Ruskin
Wimauma
Tampa Bay
Terra Ceia
Memphis
Ellenton
Palmetto
Bradenton
Longboat Key
Bayshore Gardens
Gulf of Mexico
Sarasota Bay
Sarasota

Pace
Milton
Gonzalez
Ensley
Ferry Pass
Escambia Bay
Brent
Bellview
PENSACOLA
Perdido Bay
Myrtle Grove
Downtown
East Bay
Warrington
Pensacola Bay
Midway
Gulf Breeze
Santa Rosa Sound
Pensacola Beach
Gulf of Mexico

Simply Self Storage OK & FL Portfolio

1	US 301	Palmetto, FL
2	Olive Road	Pensacola, FL
3	Northwest Grand Boulevard	Oklahoma City, OK
4	South Shields Boulevard	Oklahoma City, OK
5	South Commerce Street	Ardmore, OK
6	North Western Avenue	Oklahoma City, OK

Piedmont
Edmond
Jones
Yukon
Bethany
OKLAHOMA CITY
Spencer
Choctaw
Midwest City
Del City
Mustang
Moore
Tuttle
Newcastle
Norman

Gene Autry
Springer
Lone Grove
ARDMORE
Dickson

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MSBAM 2016-C28	Simply Self Storage OK & FL Portfolio

Mortgage Loan No. 10 – Simply Self Storage OK & FL Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance:	$33,105,000			Location:	Various
Cut-off Date Balance:	$33,105,000			General Property Type:	Self Storage
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Self Storage
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	BSREP II Simply Storage JV LLC			Year Built/Renovated:	Various
Mortgage Rate:	4.823%			Size:	569,991 SF
Note Date:	12/17/2015			Cut-off Date Balance per Unit:	$58
First Payment Date:	2/6/2016			Maturity Date Balance per Unit:	$49
Maturity Date:	1/6/2026			Property Manager:	OB Management Services, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information(2)
Original Amortization Term:	360 months			UW NOI:	$2,774,944
IO Period:	12 months			UW NOI Debt Yield:	8.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.33x
Lockbox/Cash Mgmt Status:	None			Most Recent NOI:	$2,759,166 (10/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,487,416 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI(3):	$1,163,340 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	81.8% (12/17/2015)
Reserves(1)				2nd Most Recent Occupancy:	79.9% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	79.1% (12/31/2013)
RE Tax:	$92,738	$32,563	N/A	Appraised Value (as of):	$46,270,000 (November 2015)
Insurance:	$99,379	$9,034	N/A	Cut-off Date LTV Ratio:	71.5%
Recurring Replacements:	$607,534	Springing	N/A	Maturity Date LTV Ratio:	60.2%
Deferred Maintenance:	$266,509	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,105,000	69.7%	Purchase Price:	$45,675,000	96.2%
Sponsor Equity:	$14,373,026	30.3%	Closing Costs:	$736,866	1.6%
			Reserves:	$1,066,160	2.2%
Total Sources:	$47,478,026	100.0%	Total Uses:	$47,478,026	100.0%

(1)	At closing, the borrower escrowed ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the reserve balance falls below $50,000, the borrower will be required to escrow $2,375 monthly until the balance of the reserve is equal to $50,000. See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of information relating to all six self-storage properties that comprise the Simply Self Storage OK & FL Portfolio Property.

(3)	The prior owner of the Simply Self Storage OK & FL Portfolio Property acquired the properties at different times from 2012 through 2014. As a result, 3rd Most Recent NOI and 3rd Most Recent Occupancy is calculated based on three of the six properties that make up the portfolio including US 301, South Commerce Street and Olive Road.

The Mortgage Loan.  The tenth largest mortgage loan (the “Simply Self Storage OK & FL Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,105,000 secured by first priority fee mortgages encumbering six self storage properties in Oklahoma and Florida (collectively, the “Simply Self Storage OK & FL Portfolio Property”). A previous loan secured by the South Shields Boulevard and South Commerce Street properties was included in the CGCMT 2006-C5 securitization and a previous loan secured by the Northwest Grand Boulevard property was included in the WFRBS 2013-UBS1 securitization. The proceeds of the Simply Self Storage OK & FL Portfolio Mortgage Loan were primarily used to acquire the Simply Self Storage OK & FL Portfolio Property, pay closing costs and fund reserves.

The Borrowers and the Sponsor.  The borrowers are, collectively, SS Palmetto, LLC, SS Commerce Street, LLC, SS Western Avenue, LLC, SS Olive Road, LLC, SS Nichols Hills, LLC and SS Shields Boulevard, LLC (collectively, the “Simply Self Storage OK & FL Portfolio Borrower”), each a Delaware limited liability company and each with one independent director. BSREP II Simply Storage JV LLC is the loan sponsor and nonrecourse carve-out guarantor. BSREP II Simply Storage JV LLC is owned by Brookfield Asset Management Inc. (“Brookfield”). Brookfield is a global alternative asset manager with over $200 billion in assets under management and more than 350 million square feet of commercial property globally. Brookfield has over a 100-year history of owning and operating assets with a focus on renewable energy, property, infrastructure and private equity.

The Property. The Simply Self Storage OK & FL Portfolio Property consists of six self-storage properties totaling 569,991 SF. The Simply Self Storage OK & FL Portfolio Property was built between 1960 and 2009 and has an average occupancy rate of 81.8% as of December 17, 2015. The Simply Self Storage OK & FL Portfolio Property is located in Pensacola and Palmetto, Florida, and in Oklahoma City and Ardmore, Oklahoma.

US 301 is a 113,365 SF self storage property located in Palmetto, Florida. US 301 has 1,097 storage units, 62% of which are climate controlled. Olive Road is a 116,950 SF self storage property located in Pensacola, Florida. Olive Road has 953 storage units, 96% of which are climate controlled. Northwest Grand Boulevard is a 59,250 SF self storage property located in Oklahoma City, Oklahoma. Northwest Grand Boulevard has 383 storage

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MSBAM 2016-C28	Simply Self Storage OK & FL Portfolio

units, 2% of which are climate controlled. South Commerce Street is a 123,171 SF self storage property located in Ardmore, Oklahoma. South Commerce Street has 959 storage units, 2% of which are climate controlled. South Shields Boulevard is a 101,875 SF self storage property located in Oklahoma City, Oklahoma. South Shields Boulevard has 644 storage units, 13% of which are climate controlled. North Western Avenue is a 55,380 SF self storage property located in Oklahoma City, Oklahoma. North Western Avenue has 327 storage units, 21% of which are climate controlled.

The chart below summarizes the details of the six properties comprising the Simply Self Storage OK & FL Portfolio Property:

Property Summary

Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Location	No. of Units	Area (SF)	Year Built/ Renovated	Occupancy (by Unit)	Appraised Value	UW NCF
US 301	$11,360,000	34.3%	Palmetto, FL	1,097	113,365	2009/N/A	92.5%	$16,200,000	$862,783
Olive Road	$6,525,000	19.7%	Pensacola, FL	953	116,950	2008/N/A	87.6%	$9,200,000	$487,670
Northwest Grand Boulevard	$4,820,000	14.6%	Oklahoma City, OK	383	59,250	2005/N/A	86.7%	$6,400,000	$394,595
South Commerce Street	$3,625,000	11.0%	Ardmore, OK	959	123,171	1970/N/A	70.3%	$5,030,000	$389,165
South Shields Boulevard	$3,625,000	11.0%	Oklahoma City, OK	644	101,875	1960/2007	66.9%	$5,000,000	$365,076
North Western Avenue	$3,150,000	9.5%	Oklahoma City, OK	327	55,380	2006/N/A	95.7%	$4,440,000	$275,656
Total/Wtd. Avg.	$33,105,000	100.0%		4,363	569,991		81.8%	$46,270,000	$2,774,944

The Market.  The Simply Self Storage OK & FL Portfolio Property consists of four properties in two cities in Oklahoma and two properties in two cities in Florida. Below is a summary of the related markets:

Market Summary

		2015 Population

Property	Location	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	Competitive Set Occupancy Rate
US 301	Palmetto, FL	4,913	49,369	133,320	89.3%
Olive Road	Pensacola, FL	6,130	58,582	122,558	87.6%
Northwest Grand Boulevard	Oklahoma City, OK	8,792	78,528	227,351	94.4%
South Commerce Street	Ardmore, OK	4,023	20,877	27,870	77.1%
South Shields Boulevard	Oklahoma City, OK	4,833	82,608	232,416	85.0%
North Western Avenue	Oklahoma City, OK	9,159	64,314	170,173	95.4%

Source: Appraisal

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MSBAM 2016-C28	Simply Self Storage OK & FL Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Simply Self Storage OK & FL Portfolio Property:

Cash Flow Analysis
	2013(1)	2014	10/31/2015 TTM	UW	UW Per Unit
Base Rent	$2,028,367	$3,760,144	$4,123,552	$5,424,600	$9.52
Total Recoveries	$0	$0	$0	$0	$0.00
Other Income(2)	$150,930	$298,540	$323,867	$323,867	$0.57
Discounts Concessions	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($1,301,048)	($2.28)
Effective Gross Income	$2,179,298	$4,058,684	$4,447,418	$4,447,419	$7.80
Total Operating Expenses	$1,015,957	$1,571,268	$1,688,253	$1,672,474	$2.93
Net Operating Income	$1,163,340	$2,487,416	$2,759,166	$2,774,944	$4.87
Capital Expenditures(3)	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,163,340	$2,487,416	$2,759,166	$2,774,944	$4.87

Occupancy %	79.1%	79.9%	81.8%(4)	76.0%
NOI DSCR	0.56x	1.19x	1.32x	1.33x
NCF DSCR	0.56x	1.19x	1.32x	1.33x
NOI Debt Yield	3.5%	7.5%	8.3%	8.4%
NCF Debt Yield	3.5%	7.5%	8.3%	8.4%

(1)	The prior owner of the Simply Self Storage OK & FL Portfolio Property acquired the properties at different times from 2012 through 2014. As a result, 2013 financial information is calculated based on three of the six properties that make up the portfolio including US 301, South Commerce Street and Olive Road.

(2)	Other Income consists primarily of fee income, tenant insurance and merchandise sales.

(3)	At closing, the Simply Self Storage OK & FL Portfolio Borrower escrowed ten years’ worth of the recommended ongoing replacement reserves per the property condition reports. If the reserve balance falls below $50,000, the Simply Self Storage OK & FL Portfolio Borrower will be required to escrow $2,375 monthly through and until the maturity date.

(4)	The 10/31/2015 TTM Occupancy % is based on the 12/17/2015 rent roll.

Escrows and Reserves. The Simply Self Storage OK & FL Portfolio Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments and (ii) 1/12 of the estimated annual insurance premiums. At origination, the Simply Self Storage OK & FL Portfolio Borrower deposited $607,534 for replacement reserves (which equates to more than ten years’ worth of collections as recommended by the related property condition reports), $266,509 for deferred maintenance, $99,379 for insurance premiums and $92,738 for real estate taxes. If the replacement reserve falls below $50,000, the borrowers are required to escrow $2,375 on a monthly basis for replacement reserves through and until the maturity date.

Lockbox and Cash Management. None.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the Simply Self Storage OK & FL Portfolio Mortgage Loan, at any time after the date that is two years from the closing date of the securitization, the Simply Self Storage OK & FL Portfolio Borrower may obtain a release of any of the individual properties comprising the Simply Self Storage OK & FL Portfolio Property, provided, among other conditions, (a) the Simply Self Storage OK & FL Portfolio Borrower defeases the Simply Self Storage OK & FL Portfolio Loan with U.S. government securities in an amount equal to the greatest of (i) 120% of the allocated loan amount with respect to the individual property or properties being released, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 72.5%, (iii) an amount that results, with respect to the individual property or properties remaining after the release, in the debt service coverage ratio being not less than 1.45x and (iv) an amount that results, with respect to the individual property or properties remaining after the release, in the debt yield being not less than 8.5%, and (b) the Simply Self Storage OK & FL Portfolio Borrower delivers a rating agency confirmation and a REMIC opinion with respect to such individual property release.

Terrorism Insurance. The Simply Self Storage OK & FL Portfolio Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007) in an amount equal to full replacement cost of the Simply Self Storage OK & FL Portfolio Property and business interruption insurance for 12 months.

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MSBAM 2016-C28	Landmark Gardens & Lofts Apartments

Mortgage Loan No. 11 – Landmark Gardens & Lofts Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,487,500			Location:	New Braunfels, TX 78130
Cut-off Date Balance:	$30,487,500			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Multifamily/Retail
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	T4 Housing Interests Management, LLC			Year Built/Renovated:	1926; 2005/2007

Mortgage Rate:	4.6900%			Size:	290 Units
Note Date:	11/16/2015			Cut-off Date Balance per Unit:	$105,129
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$96,657
Maturity Date:	12/1/2025			Property Manager:	T4 Housing Interests Management, LLC (borrower-affiliated)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,552,939
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.71x (IO) 1.31x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,542,667 (9/30/2015 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$2,333,195 (12/31/2014)
Reserves				3rd Most Recent NOI:	$2,259,569 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.4% (10/15/2015)
RE Tax:	$0	$51,809	N/A	2nd Most Recent Occupancy:	91.9% (12/31/2014)
Insurance:	$10,769	$10,769	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2013)
Deferred Maintenance:	$227,488	$0	N/A	Appraised Value (as of):	$40,900,000 (10/14/2015)
Recurring Replacements:	$0	$7,250	N/A	Cut-off Date LTV Ratio:	74.5%
Other:	$210,500	$0	N/A	Maturity Date LTV Ratio:	68.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,487,500	74.2%	Acquisition Price (1):	$40,215,164	97.9%
Borrower Equity:	$10,590,056	25.8%	Reserves:	$448,757	1.1%
			Closing Costs:	$413,635	1.0%
Total Sources:	$41,077,556	100.0%	Total Uses:	$41,077,556	100.0%

(1)	Acquisition Price is net of credits real estate taxes due, security deposits, rent proration, service contract proration and prepaid rent.

The Mortgage Loan. The eleventh largest mortgage loan (the “Landmark Gardens & Lofts Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,487,500 secured by a first priority fee mortgage encumbering a mid-rise and garden style multifamily mixed use property with a total of 290 units located in New Braunfels, Texas (the “Landmark Gardens & Lofts Apartments Property”). The proceeds of the Landmark Gardens & Lofts Apartments Mortgage Loan, together with borrower equity of $10,590,056, were used to acquire the Landmark Gardens & Lofts Apartments Property for a total purchase price of approximately $40,650,000 ($40,215,164 net of adjustments), fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is T4V3, L.L.C. (the “Landmark Gardens & Lofts Apartments Borrower”), a single-purpose Texas limited liability company structured to be bankruptcy remote, with one independent director. The Landmark Gardens & Lofts Apartments Borrower is 1% owned by T4V3, Inc., its manager, which is wholly owned by Jerry W. Turner, Jr., the non-recourse carveout guarantor, and his wife, Sharon Turner.

Jerry W. Turner, Jr. is a former real estate consultant, having led KPMG’s Real Estate Consulting Practice prior to founding T4 Housing Interests Management, LLC. During his time at KPMG, Mr. Turner served as national director of valuation services. Mr. Turner founded T4 Housing Interest management in 2007 to serve as his commercial real estate investment arm and full-service property management company.

The Property. The Landmark Gardens & Lofts Apartments Property consists of eleven garden-style buildings that are two and three stories, and a redeveloped eight-story building that was once the Comal Power Plant located along the bank of the Comal River. The garden style portion contains 178 units, while the converted power plant portion (the lofts) contains 112 units. Common amenities include one community pool, one heated spa, a leasing office and various club areas (including a kitchen and small banquet room, conference center and event center), a fitness center, basement, storage area and parking areas. The loft building has 12 commercial lease spaces, plus a massage room, on the ground level. There are 513 parking spaces for a ratio of 1.77 spaces per unit, including 36 carports and 56 detached parking garages. The garden-style improvements were constructed in 2005 and the lofts were constructed in 1926 and converted in 2007.

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MSBAM 2016-C28	Landmark Gardens & Lofts Apartments

The table below summarizes the Landmark Gardens & Lofts Apartments Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)(1)	Avg. Rent(1)	Market Rent(2)
1BR/1BA	154	717	$1,037	$1,075
2BR/1BA	2	932	$1,425	$1,430
2BR/2BA	134	1,219	$1,562	$1,620
Total/Wtd. Avg.	290	950	$1,283	$1,329

(1)	Per October 15, 2015 rent roll.

(2)	Per appraisal.

The Market. The Landmark Gardens & Lofts Apartments Property is located in the city of New Braunfels. New Braunfels is situated in the southeast portion of Comal County along the Interstate Highway 35 corridor, and is about 30 miles northeast of the San Antonio Central Business District. The Landmark Gardens & Lofts Apartments Property is located within walking distance of downtown New Braunfels. New Braunfels has a population of approximately 60,000, with a largely tourism/recreational based economy. The city has a historic Main Street and downtown district, including local shops. New Braunfels is also home to Schlitterbahn, the nation’s number one water park. Other area attractions include the Guadalupe River, the Comal River, the Gruene Historic District including Gruene Hall, Landa Park, Natural Bridge Caverns, Natural Bridge Wildlife Ranch, and Dry Comal Creek Vineyards. Local festivals, such as Wurstfest which occurs annually in November, also draw tourists to the area.

According to the appraisal, the Landmark Gardens & Lofts Apartments Property is located in the New Braunfels (“NB”) submarket of the San Antonio market. As of the third quarter of 2015, the NB submarket contain 3,481 units with an average occupancy of 94.0% and an average monthly rental rate of $1.21/SF. The appraisal notes that there are two projects in the development pipeline within the NB submarket for a total of 418 units, one of which has begun its initial lease-up (Creekside Vue Luxury Apartments). Both of the projects in the development pipeline will be Class “A” properties.

Comparable rental properties to the Landmark Gardens & Lofts Apartments Property are shown in the table below:

Competitive Property Summary

Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Average Units Size (SF)	Average Monthly Rent per Unit
Avenues at Creekside 625 Creekside Way, New Braunfels, TX	395	382,240	2013	97%	973	$1,202
Creekside Vue Luxury Apartments(1) 2120 Stephens Place, New Braunfels, TX	150	134,196	2015	14%	940	$1,212
Mission Hill 2745 Westpointe Drive, New Braunfels, TX	187	141,409	2013	98%	756	$1,009
Ranch at the Guadalupe 1355 Ranch Parkway, New Braunfels, TX	184	150,800	2013	96%	820	$1,055
The Villas at Sundance 2056 Sundance Parkway, New Braunfels, TX	252	234,666	2012	95%	931	$1,152
Westshore Colony 770 IH-35 North, New Braunfels, TX	204	179,136	1998	95%	878	$1,117
Agave Riverwalk(1) 633 S. St. Mary’s Street, San Antonio, TX	350	288,661	2015	9%	825	$1,774
River House(1) 122 Roy Smith, San Antonio, TX	261	252,025	2014	82%	795	$1,544

Source: Appraisal

(1)	These properties are in their lease up periods.

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MSBAM 2016-C28	Landmark Gardens & Lofts Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Landmark Gardens & Lofts Apartments Property:

Cash Flow Analysis
	2012	2013	2014	9/30/2015 TTM	UW	UW Per Unit
Base Rent	$4,242,845	$4,425,641	$4,453,040	$4,486,257	$4,532,184	$15,628
Total Recoveries	$0	$0	$0	$0	$0	$0
Total Other Income(1)	$379,595	$391,571	$418,820	$441,702	$441,702	$1,523
Less Discounts Concessions	$30,457	$32,178	$44,895	$23,662	$23,662	$82
Less Vacancy & Credit Loss	$398,796	$591,430	$494,971	$334,141	$271,931	$938
Effective Gross Income	$4,193,187	$4,193,604	$4,331,994	$4,570,156	$4,678,293	$16,132
Total Operating Expenses	$1,825,818	$1,934,035	$1,998,799	$2,027,489	$2,125,354	$7,329
Net Operating Income	$2,367,369	$2,259,569	$2,333,195	$2,542,667	$2,552,939	$8,803
Capital Expenditures	$0	$0	$0	$0	$72,500	$250
Net Cash Flow	$2,367,369	$2,259,569	$2,333,195	$2,542,667	$2,480,439	$8,553

Occupancy %	92.8%	90.9%	91.9%	92.4%(2)	94.0%
NOI DSCR	1.25x	1.19x	1.23x	1.34x	1.35x
NCF DSCR	1.25x	1.19x	1.23x	1.34x	1.31x
NOI Debt Yield	7.8%	7.4%	7.7%	8.3%	8.4%
NCF Debt Yield	7.8%	7.4%	7.7%	8.3%	8.1%

(1)	Historical Total Other Income included water reimbursements, parking income and other miscellaneous income.

(2)	Occupancy % as of October 15, 2015.

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MSBAM 2016-C28	Le Meridien Cambridge MIT

Mortgage Loan No. 12 – Le Meridien Cambridge MIT

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Cambridge, MA 02139
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Kui Cai			Year Built/Renovated:	1998/2009
Mortgage Rate:	4.933%			Size:	210 Rooms
Note Date:	11/25/2015			Cut-off Date Balance per Unit(1):	$343,810
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$328,886
Maturity Date:	12/1/2020			Property Manager:	Merritt Hospitality, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$8,036,893
Seasoning:	2 months			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions(2):	LO (26); DEF (30); O (4)			UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.55x (P&I) 1.98x (IO)
Additional Debt Type:	Pari passu			Most Recent NOI:	$8,027,697 (10/31/2015 TTM)
Additional Debt Balance:	$42,200,000			2nd Most Recent NOI:	$7,922,918 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,619,112 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	90.8% (10/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2014)
RE Tax:	$177,680	$88,840	N/A	3rd Most Recent Occupancy:	88.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$106,000,000 (10/1/2015)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1) (4):	68.1%
Other:	$3,607,284	Springing	N/A	Maturity Date LTV Ratio(1) (4):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses(5)	Proceeds	% of Total
Loan Amount(1):	$72,200,000	66.9%	Purchase Price:	$103,250,000	95.7%
Borrower Equity	$35,716,223	33.1%	Reserves:	$3,784,964	3.5%
			Closing Costs:	$881,259	0.8%
Total Sources:	$107,916,223	100.0%	Total Uses:	$107,916,223	100.0%

(1)	The Le Meridien Cambridge MIT Mortgage Loan is a part of the Le Meridien Cambridge MIT Whole Loan, which is comprised of three pari passu notes with an aggregate original principal balance of $72,200,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Le Meridien Cambridge MIT Whole Loan.

(2)	Defeasance is permitted at any time on or after the end of the two-year period commencing on the closing date of the securitization of the last Le Meridien Cambridge MIT promissory note to be securitized.

(3)	The Le Meridien Cambridge MIT Borrower deposited $3,077,284 for furniture, fixtures and equipment required by the current Property Improvement Plan (“PIP”) and is required to deposit monthly for any future PIP as required by any franchisor. The Le Meridien Cambridge MIT Borrower deposited $450,000 to a seasonality reserve and is required to deposit monthly during the months of March through November an amount which if added to the underwritten net cash flow would result in a DSCR equal to 1.30x, less the amount then available in the seasonality reserve as of February 15th of each year, divided by nine. Additionally, the Le Meridien Cambridge MIT Borrower deposited $80,000 to a ground rent reserve, which is required to be disbursed and replenished monthly to pay the monthly ground rent due.

(4)	The Le Meridien Cambridge MIT Property has an “Upon Completion” appraised value as of October 1, 2016 of $113,000,000 assuming completion of the proposed renovations. The Upon Completion appraised value produces a Cut-off Date LTV of 63.9% and a Maturity Date LTV of 61.1%

(5)	The Le Meridien Cambridge MIT Borrower acquired the Le Meridien Cambridge MIT Property for a purchase price of $103,250,000. The seller is responsible for the cost of current renovations estimated at $2,605,148 and the Le Meridien Cambridge MIT Borrower is investing an additional approximately $3,077,284 for additional renovations. After such renovations, the Le Meridien Cambridge MIT Borrower’s cost basis will be approximately $107,034,964 including closing costs and reserves.

The Mortgage Loan. The twelfth largest mortgage loan (the “Le Meridien Cambridge MIT Mortgage Loan”) is part of a whole loan (the “Le Meridien Cambridge MIT Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $72,200,000 all of which are secured by a first priority leasehold mortgage encumbering the condominium interests in a full service hospitality property known as Le Meridien Cambridge MIT in Cambridge, Massachusetts (the “Le Meridien Cambridge MIT Property”). Promissory Note A-1 in the original principal amount of $30,000,000 represents the Le Meridien Cambridge MIT Mortgage Loan. Promissory Note A-2 in the original principal amount of $21,100,000 and Promissory Note A-3 in the original principal amount of $21,100,000, are currently held by Bank of American, National Association or an affiliate thereof and are expected to be contributed to one or more future securitization trusts (collectively, the “Le Meridien Cambridge MIT Serviced Pari passu Companion Loan”). The Le Meridien Cambridge MIT Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari passu Whole Loans—The Le Meridien Cambridge MIT Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus. The proceeds of the Le Meridien Cambridge MIT Whole Loan, together with $35,716,223 cash equity from the Le Meridien Cambridge MIT Borrower, were used to acquire the Le Meridien Cambridge MIT Property, fund upfront reserves and pay closing costs.

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MSBAM 2016-C28	Le Meridien Cambridge MIT

The Borrower and the Sponsor. The borrower is 20 Sidney Street, Cambridge, LLC (the “Le Meridien Cambridge MIT Borrower”), a special-purpose Delaware limited liability company, with at least two independent directors. The majority equity interest (80%) in the Le Meridien Cambridge MIT Borrower is held by Kui Cai, the Le Meridien Cambridge MIT Mortgage Loan sponsor. The non-recourse guarantor for the Le Meridien Cambridge MIT Mortgage Loan is Apollo Bright LLC, a Delaware limited liability company, wholly owned by Kui Cai.

Kui Cai is the co-founder and approximately 29% shareholder of Longfor Properties Co. Ltd. (SEHK: 960) which is one of China’s biggest property developers. Through his companies in the U.S., he owns a portfolio of seven hotels in addition to the Le Meridien Cambridge MIT: the Hilton Houston Westchase, Fullerton Marriott at California State University, Detroit Marriott Southfield, Atlanta Marriott Norcross, Hilton Atlanta Northeast, DoubleTree by Hilton Berkeley Marina and DoubleTree by Hilton Hotel Wilmington.

The Property. The Le Meridien Cambridge MIT Property is located at 20 Sidney Street with frontage on Sidney, Green and Franklin Streets in Cambridge, MA, approximately two miles from Boston and approximately four miles from Logan International Airport. Public transportation is provided by the MBTA Red Line to Boston at Central Square station, and MBTA Commuter Rail at Porter Square, in addition to numerous bus lines.

The Le Meridien Cambridge MIT Property consists of an 8-story, 210-room upper upscale full service hotel. The guestroom configuration consists of 185 standard double/double or king guestrooms that are 240 SF, eleven ADA rooms that are 304 SF, thirteen king suites that are 351 SF and one presidential suite that is 1,405 SF. All guestrooms feature flat-screen televisions, desks, lounge chairs, and complimentary Wi-Fi. The Le Meridien Cambridge MIT Property features a 150-seat restaurant and lounge serving three daily meals plus room service, approximately 17,725 SF of meeting space across eight meeting and ballrooms and a roof garden, concierge services, valet, a business center, fitness room, car rental desk and access to 138 parking spaces in the adjacent garage.

The Le Meridien Cambridge MIT Property was built in 1998 and was previously known as the Hotel @ MIT. In 2009 the Le Meridien Cambridge MIT Property completed renovations and refranchising at an estimated cost of approximately $7,530,000 ($35,857/room). The Le Meridien Cambridge MIT Property is currently undergoing a capital improvement plan estimated at $2,605,148 ($12,405/room) which includes renovations of the reception area, lobby and restaurant, which is the responsibility of the seller. Additionally, planned for completion by June, 2017, the Le Meridien Cambridge MIT Mortgage Loan sponsor is investing $3,077,284 ($14,654/room) in renovations to the guestrooms, guestroom bathrooms, corridors, elevators and meeting space, which amount has been reserved by the Le Meridien Cambridge MIT Borrower (see “—Escrows and Reserves” below).

The Le Meridien Cambridge MIT Property is located within a larger mixed-use development known as University Park at MIT, a 27-acre development adjacent to the MIT campus, containing ten research buildings, 674 residential units, retail uses and structured parking for 2,700 vehicles. The development is host to prominent institutions in the bioscience industry including Alkermes, Inc., Partners HealthCare System and Millennium Pharmaceuticals. There is currently a new building under development within University Park, which will be occupied by Millennium/Takeda featuring 250 SF of office space and retail, expected to be delivered in 2016.

The Le Meridien Cambridge MIT Property is a part of a mixed-use condominium structure known as the 20 Sidney Street Condominium comprised of a Hotel Unit (the Le Meridien Cambridge MIT Property), a Parking Unit and a Commercial Unit (operated as a grocery). Neither the Parking Unit nor the Commercial Unit is collateral for the Le Meridien Cambridge MIT Mortgage Loan. The Hotel Unit (and collateral for the Le Meridien Cambridge MIT Mortgage Loan) constitutes a 57% interest in the 20 Sidney Street Condominium and occupies floors one and floors three through eight of the building. Decisions made by the condominium require the unanimous vote of each unit owner (or leasehold owner).

The 20 Sidney Street Condominium units are subject to several ground leases with MIT. The ground lease encumbering the Hotel Unit (the Le Meridien Cambridge MIT Property) commenced on December 5, 2007, expires on February 13, 2072, and requires an annual base rent of $179,114 plus percentage rent equal to 4.5% of annual gross rooms revenue in excess of the percentage rent base (percentage rent base being currently equal to $145,814 and adjusting by 15% of any increase or decrease in the fixed debt service payment). The ground lease also requires that the use of the Hotel Unit must be by an “upscale” hotel or conference center and that MIT receive the right of first refusal in connection with any sale of the Hotel Unit.

The Le Meridien Cambridge MIT Property is currently subject to a franchise agreement with Starwood (M) International, Inc. and is operating under the Le Meridien brand. The franchise agreement is currently set to expire on December 4, 2027 with no extension options. The Le Meridien brand has existed since 1972, joined Starwood Hotels & Resorts in 2005 and currently operates over 100 hotels and resorts in 35 countries.

The Le Meridien Cambridge MIT Property generates approximately 75% of its room nights from transient demand and 25% from meeting and group business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Le Meridien Cambridge MIT			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	78.7%	$180.55	$142.10	83.8%	$188.43	$157.97	106.5%	104.4%	111.2%
2011	78.1%	$193.89	$151.38	81.3%	$204.70	$166.41	104.1%	105.6%	109.9%
2012	79.8%	$207.74	$165.72	87.1%	$215.33	$187.55	109.2%	103.7%	113.2%
2013	81.0%	$212.32	$171.92	88.5%	$218.76	$193.59	109.3%	103.0%	112.6%
2014	79.9%	$236.61	$188.98	91.5%	$236.57	$216.36	114.5%	100.0%	114.5%
10/31/2015 TTM	82.4%	$248.64	$204.89	90.8%	$255.08	$231.73	110.2%	102.6%	113.1%

Source: Industry Report

The Market. The Le Meridien Cambridge MIT Property is located in Cambridge, MA. Cambridge has a diverse commercial base including a large mall, hotels, and office and government buildings. Additionally Cambridge is considered one of the nation’s premier technology and pharmaceutical locations, largely supported by the presence of Harvard University, MIT and several laboratories. Cambridge had a second quarter 2015 unemployment rate of 3.0%, as compared to Boston’s 4.1% and the national rate of 5.3%.

Estimated 2014 population within a one-, three-, and five-mile radius of the Le Meridien Cambridge MIT Property was 67,017, 497,648, and 984,816, respectively. Estimated household income within a one-mile radius was $97,442.

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MSBAM 2016-C28	Le Meridien Cambridge MIT

The Cambridge/Waltham lodging submarket has the highest occupancy rate and ADR among all Suburban Boston submarkets. As of the second quarter 2015, the Cambridge/Waltham submarket had an occupancy rate of 76.6% and ADR of $193.37, resulting in a RevPar of $148.06. The Cambridge/Waltham hospitality market’s RevPAR has grown year over year by at least 5.4% since 2010. The competitive market supply has remained flat since 2003 due to barriers to entry: when land is available for development in central Cambridge, the highest and best use is typically office, laboratory, residential or institutional. There are no directly competitive properties that are either proposed or under construction within the Cambridge/Waltham submarket.

Competitive properties to the Le Meridien Cambridge MIT Property are shown in the table below:

Competitive Property Summary

Property Name	Year Opened	No. of Rooms	Transient Demand	Group Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Le Meridien Cambridge MIT (subject)	1998	210	75%	25%	92%	$237	$216.36
Courtyard Boston Cambridge	1966	203	80%	20%	87%	$189	$164.43
Doubletree Suites Hotel Boston	1985	308	75%	25%	85%	$211	$179.35
Sheraton Hotel Commander	1926	173	75%	25%	81%	$243	$196.83
Kimpton Hotel Marlowe	2003	236	80%	20%	81%	$238	$192.78
Residence Inn Boston Cambridge Center	1999	221	90%	10%	81%	$231	$187.11
Hyatt Regency Cambridge	1976	470	60%	40%	78%	$210	$163.80
Marriott Boston Cambridge	1986	433	60%	40%	82%	$252	$206.64
Royal Sonesta Cambridge	1963	400	65%	35%	82%	$228	$186.96
Total/Weighted Average		2,654			83%	$227	$186.96

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Cambridge MIT Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	10/31/2015 TTM	UW	UW per Room
Occupancy(1)	76.1%	83.8%	81.3%	87.1%	88.5%	91.5%	90.8%	90.8%
ADR(1)	$183.60	$188.43	$204.70	$215.33	$218.76	$236.57	$255.11	$255.11
RevPAR(1)	$139.78	$157.96	$166.41	$187.55	$193.59	$216.37	$231.73	$231.73

Rooms Revenue	$10,713,892	$12,108,120	$12,755,612	$14,415,095	$14,838,714	$16,584,339	$17,761,851	$17,761,851	$84,580
Food & Beverage	$4,974,973	$5,114,174	$4,697,878	$4,403,783	$4,407,531	$4,617,656	$4,327,030	$4,327,030	$20,605
Other Income(2)	$170,527	$651,409	$383,718	$202,836	$177,274	$186,364	$123,001	$123,001	$586
Total Revenue	$15,859,392	$17,873,703	$17,837,208	$19,021,714	$19,423,519	$21,388,359	$22,211,882	$22,211,882	$105,771
Total Expenses	$11,074,718	$11,371,201	$11,555,970	$12,185,260	$12,804,407	$13,465,441	$14,184,185	$14,174,989	$67,500
Net Op. Income	$4,784,674	$6,502,502	$6,281,238	$6,836,455	$6,619,112	$7,922,918	$8,027,697	$8,036,893	$38,271
FF&E	$634,376	$714,948	$713,488	$760,869	$776,941	$855,534	$888,475	$888,475	$4,231
Net Cash Flow	$4,150,299	$5,787,554	$5,567,749	$6,075,586	$5,842,171	$7,067,384	$7,139,222	$7,148,418	$34,040

NOI DSCR	1.04x	1.41x	1.36x	1.48x	1.43x	1.72x	1.74x	1.74x
NCF DSCR	0.90x	1.25x	1.21x	1.32x	1.27x	1.53x	1.55x	1.55x
NOI Debt Yield	6.6%	9.0%	8.7%	9.5%	9.2%	11.0%	11.1%	11.1%
NCF Debt Yield	5.7%	8.0%	7.7%	8.4%	8.1%	9.8%	9.9%	9.9%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Le Meridien Cambridge MIT sponsor-provided financial statements.

(2)	Other income includes telephone, internet, cancellation revenue and miscellaneous income.

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MSBAM 2016-C28	DoubleTree by Hilton - Cleveland, OH

Mortgage Loan No. 13 – DoubleTree by Hilton - Cleveland, OH

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$29,000,000			Location:	Cleveland, OH 44114
Cut-off Date Balance:	$29,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Hotel Group Opportunity Fund III, LLC			Year Built/Renovated:	1974/2008
Mortgage Rate:	5.2800%			Size:	379 Rooms
Note Date:	1/26/2016			Cut-off Date Balance per Unit:	$76,517
First Payment Date:	3/1/2016			Maturity Date Balance per Unit:	$63,611
Maturity Date:	2/1/2026			Property Manager:	THG Management NV, LLC
Original Term to Maturity:	120 months				(borrower-affiliated)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,648,354
Seasoning:	0 months			UW NOI Debt Yield:	12.6%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.60x
Additional Debt Type:	N/A			Most Recent NOI:	$3,709,292 (11/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,647,658 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,548,387 (12/31/2013)
				Most Recent Occupancy:	66.9% (11/30/2015)
Reserves				2nd Most Recent Occupancy:	69.2% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	70.9% (12/31/2013)
RE Tax:	$29,707	$29,707	N/A	Appraised Value (as of):	$40,000,000 (1/1/2016)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.5%
Recurring Replacements:	$0	$46,486	N/A	Maturity Date LTV Ratio:	60.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,000,000	100.0%	Loan Payoff(1):	$19,028,192	65.6%
			Reserves:	$29,707	0.1%
			Closing Costs:	$543,702	1.9%
			Return of Equity:	$9,398,398	32.4%
Total Sources:	$29,000,000	100.0%	Total Uses:	$29,000,000	100.0%

(1)	Includes approximately $3.6 million of defeasance costs.

The Mortgage Loan. The thirteenth largest mortgage loan (the “DoubleTree by Hilton - Cleveland, OH Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as DoubleTree by Hilton - Cleveland, OH in Cleveland, Ohio (the “DoubleTree by Hilton - Cleveland, OH Property”). The proceeds of the DoubleTree by Hilton - Cleveland, OH Mortgage Loan were used to refinance existing debt (including payment of defeasance costs of approximately $3.6 million), fund reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is Cami Hotel Investments II, LLC (the “DoubleTree by Hilton - Cleveland, OH Borrower”), a special-purpose Delaware limited liability company with two independent directors in its organizational structure. The DoubleTree by Hilton - Cleveland, OH Borrower is owned and controlled by Hotel Group Opportunity Fund III, LLC. Hotel Group Opportunity Fund III, LLC (the “DoubleTree by Hilton - Cleveland, OH Sponsor”) is a fund sponsored by The Hotel Group and THG Capital, LLC. The Hotel Group is a national hotel investment and management company located in Edmonds, WA, with an operations office in Franklin, TN and over 5,400 keys in more than 30 properties in 10 states. Since it was formed in 1984, The Hotel Group has managed and/or owned 115 properties in 26 states and has overseen design and development of over 45 new hotels, renovations of 50 hotels and acquisition, ownership and divestment of over 20 hotels.

The Property. The DoubleTree by Hilton - Cleveland, OH Property is a 17-story, 379-room, full-service hotel located on 1.74 acres in Cleveland, Ohio. The DoubleTree by Hilton - Cleveland, OH Property was originally constructed in 1974 as a Holiday Inn Select hotel and was subsequently acquired by the sponsor in 2007 and converted to its current flag following an approximately $17.3 million ($45,729.59/key) PIP covering all guestrooms and public areas of the hotel. Since the conversion to a DoubleTree by Hilton, additional capital expenditures have totaled approximately $2.9 million, including renovations to the elevators, pool deck, fitness center and patio, as well as upgrades to the guestroom soft goods.

The guestroom configuration at the DoubleTree by Hilton - Cleveland, OH Property comprises 194 double/queen guestrooms, 151 king guestrooms, 29 queen guestrooms and five suites. Standard guestroom amenities include a work area with chair, nightstand, dresser, sofa chair, LCD flat screen TV, mini-refrigerator and coffee maker. Facilities and amenities at the DoubleTree by Hilton - Cleveland, OH Property include the Stadium 3 Bar and Grille, which is open for breakfast, lunch and dinner, a Starbucks café, lobby sundry shop, a fitness center, an indoor swimming pool, a business center, self-

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MSBAM 2016-C28	DoubleTree by Hilton - Cleveland, OH

service laundry facility, 10,389 SF of meeting space including a 5,685 SF grand ballroom, and 321 garage parking spaces. As of 2015, demand at the DoubleTree by Hilton - Cleveland, OH Property is approximately 60% commercial, 25% leisure and 15% meeting and group.

The DoubleTree by Hilton - Cleveland, OH Property is subject to a franchise agreement with DoubleTree Franchise LLC, which expires November 30, 2026.

Historical Occupancy, ADR, RevPAR

	Competitive Set			DoubleTree by Hilton - Cleveland, OH Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	52.2%	$94.74	$49.47	64.3%	$90.69	$58.31	123.1%	95.7%	117.9%
2012	66.5%	$106.37	$70.74	70.8%	$98.21	$69.50	106.4%	92.3%	98.2%
2013	70.9%	$116.01	$82.22	71.1%	$108.16	$76.87	100.3%	93.2%	93.5%
2014	64.5%	$128.50	$82.88	69.2%	$112.39	$77.79	107.3%	87.5%	93.9%
11/30/2015 TTM	67.0%	$139.77	$93.61	66.9%	$120.83	$80.82	99.9%	86.4%	86.3%

Source: Industry Report

The Market. The DoubleTree by Hilton - Cleveland, OH Property is located in downtown Cleveland, Ohio on Lakeside Avenue. The DoubleTree by Hilton - Cleveland, OH Property is located approximately 3 blocks east of the Cleveland Convention Center, which underwent an approximately $465 million renovation and re-opened in July 2013. The center includes 225,000 SF of exhibit space, 35 meeting rooms and a 32,000 SF ballroom. As part of the renovation, the adjacent Global Center for Health Innovation opened in September 2014 and serves as a facility designed to serve practitioners, manufacturers and consumers in the health care industry. Tenants at the center include GE Healthcare, Philips Healthcare, Siemens and Cardinal Health. Other leisure demand generators in the immediate area include the Rock and Roll Hall of Fame, Horseshoe Casino, Quicken Loans Arena, home of the Cleveland Cavaliers, FirstEnergy Stadium, home of the Cleveland Browns, and Progressive Field, home of the Cleveland Indians. The hotel benefits from its location along Lakeside Avenue and easy accessibility from Ohio State Route 2 and Interstate 90, as well as the Cleveland Amtrak station, which is located directly north of the property. Cleveland is served by Cleveland Hopkins International Airport located approximately 13 miles southwest of the DoubleTree by Hilton - Cleveland, OH Property.

Competitive properties to the DoubleTree by Hilton - Cleveland, OH Property are shown in the table below:

Competitive Property Summary

Property Name	Rooms	Year Opened	Commercial %	Meeting & Group %	Leisure %	Est. 2015 Occupancy	Est. 2015 ADR	Est. 2015 RevPAR
DoubleTree by Hilton - Cleveland, OH Property	379	1974	60%	15%	25%	68%	$120	$81
The Westin Cleveland Downtown	484	1975	60%	20%	20%	64%	$155	$99
Wyndham Cleveland at Playhouse Square	205	1995	55%	15%	30%	68%	$134	$91
Hampton Inn Cleveland Downtown	194	1998	65%	10%	25%	70%	$130	$91
Holiday Inn Express Cleveland Downtown	141	1999	60%	10%	30%	70%	$118	$83
Hilton Garden Inn Cleveland Downtown	240	2002	60%	15%	25%	68%	$136	$92
Total/Weighted Average	1,643					67%	$135	$91

Source: Appraisal

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MSBAM 2016-C28	DoubleTree by Hilton - Cleveland, OH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree by Hilton - Cleveland, OH Property:

Cash Flow Analysis
	2011	2012	2013	2014	11/30/2015 TTM	UW	UW per Room
Occupancy	64.1%	70.5%	70.9%	69.2%	66.9%	66.9%
ADR	$90.69	$98.18	$108.16	$112.39	$120.83	$120.83
RevPAR	$58.15	$69.26	$76.66	$77.79	$80.82	$80.82

Rooms Revenue	$8,044,489	$9,607,712	$10,604,756	$10,761,072	$11,180,892	$11,180,892	$29,501
Food & Beverage	$2,345,075	$2,428,512	$2,208,672	$2,081,951	$2,029,268	$2,029,268	$5,354
Other Income	$764,311	$755,962	$728,597	$740,788	$735,789	$735,789	$1,941
Total Revenue	$11,153,875	$12,792,186	$13,542,025	$13,583,811	$13,945,949	$13,945,949	$36,797
Total Expenses(1)	$8,543,950	$9,516,891	$9,993,638	$9,936,153	$10,236,657	$10,297,595	$27,170
Net Op. Income	$2,609,925	$3,275,295	$3,548,387	$3,647,658	$3,709,292	$3,648,354	$9,626
FF&E	$446,155	$511,687	$541,681	$543,352	$558,653	$557,838	$1,472
Net Cash Flow	$2,163,770	$2,763,608	$3,006,706	$3,104,306	$3,150,639	$3,090,516	$8,154

NOI DSCR	1.35x	1.70x	1.84x	1.89x	1.92x	1.89x
NCF DSCR	1.12x	1.43x	1.56x	1.61x	1.63x	1.60x
NOI Debt Yield	9.0%	11.3%	12.2%	12.6%	12.8%	12.6%
NCF Debt Yield	7.5%	9.5%	10.4%	10.7%	10.9%	10.7%

(1) Underwritten Total Expenses are based on 11/30/2015 TTM with the exception of Underwritten Real Estate Taxes, which is based on 2015 actual tax bills.

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MSBAM 2016-C28	40 West Plaza

Mortgage Loan No. 14 – 40 West Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,500,000			Location:	Catonsville, MD 21228
Cut-off Date Balance:	$28,500,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Ronald Haft			Year Built/Renovated:	1964/1989, 1996, 2013
Mortgage Rate:	5.280%			Size(2):	203,406 SF
Note Date:	1/26/2016			Cut-off Date Balance per Sq Ft:	$140
First Payment Date:	3/1/2016			Maturity Date Balance per Sq Ft:	$119
Maturity Date:	2/1/2028			Property Manager:	Combined Properties, Incorporated (borrower-related)
Original Term to Maturity:	144 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,576,041
Prepayment Provisions:	LO (24); DEF (95); O (25)			UW NOI Debt Yield:	9.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.58x (IO) 1.28x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$1,898,743 (9/30/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,722,065 (12/31/2014)
Reserves(1)				3rd Most Recent NOI:	$1,658,368 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	99.3% (1/20/2016)
RE Tax:	$107,884	$26,971	N/A	2nd Most Recent Occupancy:	80.4% (12/31/2014)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	77.4% (12/31/2013)
TI/LC:	$0	$8,849	$530,940	Appraised Value (as of):	$39,100,000 (10/16/2015)
Capital Expenditures:	$0	Springing	N/A	Cut-off Date LTV Ratio:	72.9%
Other(1):	$3,210,172	$0	N/A	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,500,000	100.0%	Loan Payoff:	$20,873,120	73.2%
			Reserves:	$3,318,056	11.6%
			Closing Costs:	$556,412	2.0%
			Return of Equity:	$3,752,412	13.2%
Total Sources:	$28,500,000	100.0%	Total Uses:	$28,500,000	100.0%

(1)	Other reserves is comprised of a Regency Furniture reserve fund of $2,659,034 (based on estimated costs of tenant improvements, leasing commissions, landlord work for entry and an economic holdback), a Regency Furniture occupancy reserve fund of $540,966 (based on rent abatements and concessions) and an outstanding reserve fund of $10,172 for tenant improvement allowances and leasing commissions due to Nature Care. If Regency Furniture or a replacement tenant acceptable to lender in its sole discretion is in occupancy and paying full rent by eighteen months after the origination date, the two Regency Furniture reserve funds are required to be released to the borrower. If such conditions are not satisfied by such date, with respect to each of such reserves, the lender may in its discretion elect (i) to retain the related funds as loan collateral, (ii) to transfer the related funds to a rollover reserve or (iii) to apply the related funds to prepay the mortgage loan (in which case such prepayment is subject to a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium).

(2)	Excludes 8,980 SF that is considered unleaseable and is not included in occupancy.

The Mortgage Loan. The fourteenth largest mortgage loan (the “40 West Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,500,000 secured by a first priority fee and leasehold mortgage encumbering an anchored retail community shopping center comprising 203,406 SF located in Catonsville, MD (the “40 West Plaza Property”). The proceeds of the 40 West Plaza Mortgage Loan were primarily used to refinance a previous mortgage loan secured by the 40 West Plaza Property in the original principal amount of approximately $20.9 million, to pay closing costs, fund upfront reserves and to return equity to the 40 West Plaza Borrower.

The Borrower and the Sponsor. The borrower is Forty West LLC (the “40 West Plaza Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. 40 West Plaza Borrower is solely owned by Forty West Mezz Borrower LLC, which is solely owned by Combined Properties Limited Partnership (“CPLP”). CPLP is majority owned by entities controlled by Ronald Haft, the sponsor, and the non-recourse carveout guarantor is Combined Holding Company LLC. Ronald Haft is founder and Chairman of Combined Properties, Incorporated (“CPI”). Founded in 1984, CPI is a comprehensive real estate firm headquartered in Washington, DC, with a full-service office in Beverly Hills, California. CPI has developed a $1 billion portfolio comprised of 44 properties totaling 5 million square feet.

The Property. The 40 West Plaza Property is a community shopping center that contains 203,406 of SF leasable area on an 18.3-acre parcel of land with 969 parking spaces (4.6 per 1,000 SF). The 40 West Plaza Property is located along the south side of Baltimore National Pike (U.S. Route 40), west of Rolling Road, in the Catonsville area of southwestern Baltimore County. U.S. Route 40 is a commuter corridor in the Baltimore region. The 40 West Plaza Property was completed in 1964, was renovated in 1989, 1996 and 2013. The 40 West Plaza Property is anchored by ALDI, Regency Furniture (which is not in occupancy and is in a free rent period), Office Depot, PetSmart and Seton Medical Group. The 40 West Plaza Property

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MSBAM 2016-C28	40 West Plaza

contains three retail strip buildings and two outparcels fronting U.S. Route 40 (Baltimore National Turnpike) improved with freestanding restaurants including McDonalds and Applebee’s.The 40 West Plaza Borrower’s interest in the 40 West Plaza Property is a leasehold interest; however, the fee owner, CPLP, which indirectly owns 100% of the equity interest in the 40 West Plaza Borrower, has subjected its fee interest to the mortgage.

As of January 20, 2016, the 40 West Plaza Property was 99.3% occupied by 20 tenants. The following table presents certain information relating to the leases at the 40 West Plaza Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2014)(4)		Occ. Cost %(5)	Lease Expiration
						$	PSF
Major Tenants
Regency Furniture(6)	NR/NR/NR	38,817	19%	$349,353	$9.00	N/A	N/A	N/A	1/31/2027
Seton Medical Group	NR/NR/NR	38,124	19%	$707,963	$18.57	N/A	N/A	N/A	4/30/2025
PetSmart	NR/NR/NR	30,000	15%	$378,300	$12.61	$5,970,000	$199	6.3%	1/31/2023
Office Depot(7)	NR/NR/NR	19,576	10%	$251,552	$12.85	$3,171,312	$162	7.9%	4/30/2022
ALDI	NR/NR/NR	18,486	9%	$146,584	$7.93	N/A	N/A	N/A	2/28/2023
Dollar Tree	NR/NR/NR	15,334	8%	$141,948	$9.26	$2,806,122	$183	5.1%	5/31/2020
Subtotal/Wtd. Avg.		160,337	79%	$1,975,700	$12.32	$11,947,434	$184	6.5%

Outparcels
Applebees	NR/NR/NR	4,665	2%	$50,971	$10.93	$3,550,065	$761	1.4%	6/30/2020
McDonalds	BBB+/Baa1/BBB+	3,461	2%	$57,032	$16.48	$1,474,386	$426	3.9%	6/30/2017
Subtotal/Wtd. Avg.		8,126	4%	$108,003	$13.29	$5,024,451	$618	2.1%

Top 10 In-Line(8)
Five Below	NR/NR/NR	7,500	4%	$131,250	$17.50	$2,205,000	$294	6.0%	3/31/2021
Phenix Salon Suites	NR/NR/NR	6,300	3%	$100,800	$16.00	N/A	N/A	N/A	4/30/2022
Davidson Beauty Supply	NR/NR/NR	2,408	1%	$76,430	$31.74	$1,256,976	$522	6.1%	10/03/2021
Lima’s Chicken	NR/NR/NR	4,500	2%	$74,160	$16.48	N/A	N/A	N/A	12/31/2019
Lady Nails	NR/NR/NR	1,800	1%	$55,249	$30.69	$190,800	$106	29.0%	1/31/2020
Pho Van	NR/NR/NR	1,800	1%	$44,937	$24.97	$190,800	$106	23.6%	5/31/2018
Jackson Hewitt Tax	NR/NR/NR	1,350	1%	$40,330	$29.87	N/A	N/A	N/A	4/30/2018
Naturecare Pharmacy	NR/NR/NR	1,800	1%	$39,600	$22.00	N/A	N/A	N/A	8/31/2025
Sally Beauty Supply	NR/NR/NR	1,725	1%	$36,225	$21.00	$565,800	$328	6.4%	12/31/2017
Lendmark Financial	NR/NR/NR	1,350	1%	$35,805	$26.52	N/A	N/A	N/A	6/30/2019
Subtotal/Wtd. Avg.		30,533	15%	$634,786	$20.79	$4,409,376	$289	7.8%

Other Tenants		3,060	2%	$65,014	$21.25	$290,250(9)
Vacant Space		1,350	1%	$0	$0.00	$0
Total/Wtd. Avg.		203,406	100%	$2,783,503	$13.78	$21,671,511

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting sales. Subtotal is based on tenants reporting sales.

(5)	Occ. Cost % is based on Annual UW Rent. Subtotal is based on tenants reporting sales.

(6)	Regency Furniture is not yet in occupancy. The tenant is entitled to free rent for a period of 10 months after permits for entry relocation are obtained. The rent commencement date is contingent on various events and is estimated to occur in January 2017.

(7)	Office Depot has the right to terminate its lease with 90 days’ notice if sales for the period from May 1, 2016 through April 30, 2017 are less than $3,500,000.

(8)	Top in-line tenants are ordered by UW Base Rent.

(9)	Sales amount is for the tenant China Haste only.

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MSBAM 2016-C28	40 West Plaza

The following table presents certain information relating to the lease rollover schedule at the 40 West Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	1,710	$19.57	1%	1%	$33,465	1%	1%
2017	2	5,186	$17.98	3%	3%	$93,257	3%	5%
2018	2	3,150	$27.07	2%	5%	$85,267	3%	8%
2019	2	5,850	$18.80	3%	8%	$109,965	4%	12%
2020	4	23,149	$12.08	11%	19%	$279,717	10%	22%
2021	2	9,908	$20.96	5%	24%	$207,680	7%	29%
2022	2	25,876	$13.62	13%	37%	$352,352	13%	42%
2023	2	48,486	$10.83	24%	61%	$524,884	19%	61%
2024	0	0	$0.00	0%	61%	$0	0%	61%
2025	2	39,924	$18.72	20%	80%	$747,563	27%	87%
2026	0	0	$0.00	0%	80%	$0	0%	87%
2027 & Beyond	1	38,817	$9.00	19%	99%	$349,353	13%	100%
Vacant	0	1,350	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	20	203,406	$13.78	100%		$2,783,503	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 40 West Plaza Property is located in in Baltimore County, which is part of the Baltimore-Columbia-Towson Metropolitan Statistical Area (MSA), which is commonly known as the Baltimore MSA. The Baltimore MSA is one of the twenty-five largest metropolitan statistical areas in the United States with an estimated population of approximately 2.8 million. The 40 West Plaza Property is located along the south side of Baltimore National Pike (U.S. Route 40), west of Rolling Road, in the Catonsville area of southwestern Baltimore County. The local market area is almost completely built-out, with only a few in-fill sites remaining. There are a few office buildings along Baltimore National Pike, but most office development is located in planned business parks. The largest retail center in the area is the Security Square Mall, an approximately 1.04 million square foot super regional mall located about two miles north of the subject at the southeast quadrant of Security Road and Rolling Road. Security Square Mall opened in 1972, expanded in 1988, and was last renovated in 1998. Anchor tenants include Macy’s, Sears and a Burlington Coat Factory.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the 40 West Plaza Property is 12,983, 91,284 and 261,463, respectively. The estimated 2015 average household income within a one-, three- and five-mile radius is $94,977, $92,928 and $86,982, respectively.

The 40 West Plaza Property is located within the West/Southwest Baltimore County retail submarket. As of second quarter 2015, the retail properties within the submarket had an overall vacancy rate of 8.1% and an average asking annual lease rate of $21.75 PSF. According to the appraisal, the submarket contains approximately 8.1 million SF of retail space.

A-3-98

MSBAM 2016-C28	40 West Plaza

The following table presents recent occupancy and leasing data at competitive retail centers with respect to the 40 West Plaza Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Primary Competition
40 West Plaza	Community Center	1964/1989, 1996, 2013	203,406(1)	99.3%(1)	Regency Furniture, Office Depot, PetSmart, Seton Medical Group	N/A
Pike Park Plaza	Community Center	1955/1993	163,547	87.6%	Sports Authority, Gavigan’s Furniture	0.1
One Mile West	Community Center	1993/2003	194,246	100.0%	Lotte Plaza	0.2
40 West Shopping Center	Community Center	1964/1995	133,592	96.6%	H Mart (supermarket)	0.5
Westpark Shopping Center	Convenience/Strip Center	1986/N/A	72,254	96.0%	N/A	0.5
Giant Food Plaza	Community Center	1969/1991	204,498	100.0%	Giant Food, Walmart	0.8
Secondary Competition
Rolling Road Plaza	Convenience/Strip Center	1971/1994	63,729	88.6%	Cort Furniture	1.0
Westview Shopping Center	Power Center	1958/2003	789,935	100.0%	Sam’s Club, Lowe’s, Value City Furniture	3.0
Ingleside Shopping Center	Neighborhood Center	1957/1996	119,363	92.9%	Safeway, RiteAid	3.5
Total/Wtd. Avg.(2)			1,741,164	97.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the 40 West Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 40 West Plaza Property:

Cash Flow Analysis
	2012	2013	2014	9/30/2015 TTM	UW	UW PSF
Base Rent	$2,030,599	$1,862,519	$1,918,901	$2,058,754	$2,818,603	$13.86
Total Recoveries	$600,363	$523,723	$594,237	$657,569	$691,799	$3.40
Other Income	$37,424	$36,328	$26,124	$16,222	$26,200	$0.13
Less Discount Concessions	$77,533	$56,090	$0	$3,150	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$210,624	$1.04
Effective Gross Income	$2,590,854	$2,366,480	$2,539,262	$2,729,395	$3,325,977	$16.35
Total Operating Expenses	$606,362	$708,112	$817,197	$830,652	$749,937	$3.69
Net Operating Income	$1,984,492	$1,658,368	$1,722,065	$1,898,743	$2,576,041 (1)	$12.66
Capital Expenditures	$0	$0	$0	$0	$42,477	$0.21
TI/LC	$0	$0	$0	$0	$116,812	$0.57
Net Cash Flow	$1,984,492	$1,658,368	$1,722,065	$1,898,743	$2,416,751	$11.88

Occupancy %	70.5%	77.4%	80.4%	99.3%	94.0%
NOI DSCR	1.05x	0.88x	0.91x	1.00x	1.36x
NOI DSCR (IO)	1.30x	1.09x	1.13x	1.24x	1.69x
NCF DSCR	1.05x	0.88x	0.91x	1.00x	1.28x
NCF DSCR (IO)	1.30x	1.09x	1.13x	1.24x	1.58x
NOI Debt Yield	7.0%	5.8%	6.0%	6.7%	9.0%
NCF Debt Yield	7.0%	5.8%	6.0%	6.7%	8.5%

(1)	Underwritten NOI increased from 9/30/2015 TTM due to the execution of the Regency Furniture lease (19.1% of NRA) and the Seton Medical lease (18.7% of NRA) which began in February 2015 and April 2015, respectively.

A-3-99

MSBAM 2016-C28	Solar Plaza & Sunbelt Professional Centre

Mortgage Loan No. 15 – Solar Plaza & Sunbelt Professional Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$27,950,000			Location:	Oxnard, CA 93030
Cut-off Date Balance:	$27,950,000			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Nasch Properties			Year Built/Renovated:	2008; 2001; 2002/N/A
Mortgage Rate:	4.62500%			Size:	192,926 SF
Note Date:	12/10/2015			Cut-off Date Balance per Sq Ft:	$145
First Payment Date:	2/1/2016			Maturity Date Balance per Sq Ft:	$124
Maturity Date:	1/1/2026			Property Manager:	Greenbrier Properties, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,089,232
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Type:	N/A			UW NCF DSCR:	2.01x (IO) 1.53x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,478,779 (10/31/2015 T-10 Ann.)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,249,890 (12/31/2014)
Reserves				3rd Most Recent NOI:	$3,260,282 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(1):	85.2% (Various)
RE Tax:	$131,652	$32,913	N/A	2nd Most Recent Occupancy:	87.7% (12/31/2014)
Insurance:	$6,712	$3,356	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2013)
TI/LC:	$225,000	$24,112	$868,032	Appraised Value (as of):	$43,000,000 (11/3/2015)
				Cut-off Date LTV Ratio:	65.0%
				Maturity Date LTV Ratio:	55.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,950,000	64.9%	Net Purchase Price:	$42,312,835	98.3%
Borrower Equity:	$15,109,768	35.1%	Reserves:	$363,364	0.8%
			Closing Costs:	$383,569	0.9%
Total Sources:	$43,059,768	100.0%	Total Uses:	$43,059,768	100.0%

(1)	The Sunbelt Professional Centre Property was 90.5% occupied as of October 6, 2015 and Solar Plaza Property was 79.3% occupied as of October 1, 2015.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Solar Plaza & Sunbelt Professional Centre Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,950,000 secured by a first priority fee mortgage encumbering a portfolio of two office properties comprising 192,926 SF located in Oxnard, California (collectively, the “Solar Plaza & Sunbelt Professional Centre Portfolio” or, individually, the “Sunbelt Professional Centre Property” and the “Solar Plaza Property”). The proceeds of the Solar Plaza & Sunbelt Professional Centre Mortgage Loan were primarily used to acquire the Solar Plaza & Sunbelt Professional Centre Portfolio for a total purchase price of $43,000,000 ($42,312,835 net of adjustments), fund reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is 1701 Solar Drive, LLC (the “Solar Plaza & Sunbelt Professional Centre Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. The Solar Plaza & Sunbelt Professional Centre Borrower is majority owned by entities controlled by Helen Zeff, the Solar Plaza & Sunbelt Professional Centre Mortgage Loan non-recourse carveout guarantor. The Solar Plaza & Sunbelt Professional Centre Borrower is solely owned by Nasch Alta Vista LP. Nasch Properties LLC is the 1% general partner, and Helen Zeff, Trustee of the Helen C. Zeff Living Trust dated September 17 2007, is the sole limited partner, in Nasch Alta Vista LP. Helen Zeff comes from a family with extensive commercial real estate experience mainly in Southern California. Helen Zeff began acquiring multifamily properties in 1985 and ultimately managed and acquired nearly 1,000 units throughout Southern California, in addition to office medical, industrial, and retail properties throughout Southern California.

A-3-100

MSBAM 2016-C28	Solar Plaza & Sunbelt Professional Centre

The Portfolio.

The following table presents each property comprising the Solar Plaza & Sunbelt Professional Centre Portfolio by descending Allocated Cut-off Date Loan Amount:

Solar Plaza & Sunbelt Professional Centre Portfolio

Property Name	Size (SF)(1)	Occupancy(1)	UW Average Rent PSF(1)	UW NCF	Appraised Value	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount
Sunbelt Professional Centre	100,706	90.5%	$29.66	$1,675,293	$23,000,000	$15,550,000	56%
Solar Plaza	92,220	79.3%	$26.75	$963,250	$20,000,000	$12,400,000	44%
Total/Wtd. Avg.	192,926	85.2%	$28.27	$2,638,543	$43,000,000	$27,950,000	100%

(1)	The Sunbelt Professional Centre Property was 90.5% occupied as of October 6, 2015 and the Solar Plaza Property was 79.3% occupied as of October 1, 2015.

The Solar Plaza & Sunbelt Professional Centre Portfolio consists of two office properties, the Sunbelt Professional Centre Property and the Solar Plaza Property. The Sunbelt Professional Centre Property is an office park comprised of two buildings located on the northwest corner of North Rice Avenue and East Gonzales Road, just south of the Ventura (101) Freeway, in the city of Oxnard, Ventura County, California. Constructed in 2008, 1901 North Rice Avenue is a 62,579 SF, three-story, Class “B”, multi-tenant office. Constructed in 2008, 2401 East Gonzales Road is a 38,127 SF, two-story, Class “B”, multi-tenant office building. The total improvements consist of 100,706 SF and are situated on a 7.40 acre site. The interior office areas are typical standard office building finish, and are commensurate with competitors in the area. The Sunbelt Professional Centre Property features 460 parking spaces or 4.57 parking spaces per 1,000 SF.

The Solar Plaza Property is an office park comprised of two buildings located on the southwest corner of Solar Drive and East Gonzales Road, just south of the Ventura (101) Freeway, in the city of Oxnard, Ventura County, California. Constructed in 2002, 1701 Solar Drive is a 46,024 SF, two-story, Class B, multi-tenant office. Constructed in 2001, 1801 Solar Drive is a 46,196 SF, two-story, Class B, multi-tenant office building. The total improvements consist of 92,220 SF and are situated on a 6.02 acre site. The interior office areas are typical standard office building finish, and are commensurate with competitors in the area. The Solar Plaza Property features 400 parking spaces or 4.33 parking spaces per 1,000 SF.

As of October 6, 2015, the Sunbelt Professional Centre Property was 90.5% occupied by 10 tenants, while the Solar Plaza Property was 79.3% occupied by 32 tenants as of October 1, 2015.

The following table presents certain information relating to the leases at the Sunbelt Professional Centre Property:

Sunbelt Professional Centre Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Tri-Counties Regional Center	NR/NR/NR	29,876	30%	$907,035	33%	$30.36	6/30/2018
Department of Industrial Relations(4)	A+/Aa3/AA-	17,049	17%	$517,608	19%	$30.36	2/28/2018
CA Unemployment Insurance Appeals(5)	A+/Aa3/AA-	14,272	14%	$433,298	16%	$30.36	5/31/2018
Radnet Management, Inc.	NR/NR/NR	13,904	14%	$422,125	16%	$30.36	5/31/2021
Wells Fargo Bank	AA/Aa2/AA-	4,232	4%	$122,889	5%	$29.04	5/31/2017
Subtotal/Wtd. Avg.		79,333	79%	$2,402,955	88%	$30.29

Other Tenants		11,808	12%	$320,257	12%	$27.12
Vacant Space		9,565	9%	$0	0%	$0.00
Total/Wtd. Avg.		100,706	100%	$2,723,212	100%	$29.88

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The Department of Industrial Relations may terminate its lease at any time by giving 90 days’ notice.

(5)	The CA Unemployment Insurance Appeals may terminate its lease at any time on or after March 31, 2018 by giving 90 days’ notice.

A-3-101

MSBAM 2016-C28	Solar Plaza & Sunbelt Professional Centre

The following table presents certain information relating to the leases at the Solar Plaza Property:

Solar Plaza Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
The Kavli Foundation(4)	NR/NR/NR	10,478	11%	$262,128	13%	$25.02	9/30/2020
Cardiology Association Medical Group	NR/NR/NR	5,111	6%	$139,894	7%	$27.37	9/30/2018
Neumeister, D.D.S., Inc.	NR/NR/NR	5,064	5%	$136,258	7%	$26.91	5/31/2021
Encephalogic Medical Group	NR/NR/NR	4,064	4%	$109,728	6%	$27.00	10/31/2020
Anacapa Oral Surgery and Dental Implant Center	NR/NR/NR	3,193	3%	$90,626	5%	$28.38	9/30/2018
Subtotal/Wtd. Avg.		27,910	30%	$738,634	37%	$26.46

Other Tenants		45,265	49%	$1,236,431	63%	$27.32
Vacant Space		19,045	21%	$0	0%	$0.00
Total/Wtd. Avg.		92,220	100%	$1,975,065	100%	$26.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The Kavli Foundation is the seller of the Solar Plaza & Sunbelt Professional Centre Portfolio. In addition to its leased space above, the Kavli Foundation has guaranteed 9,000 square feet at the Solar Plaza Property for three years at $24.60 per square foot or approximately $221,400 per year. The mortgage loan seller has not underwritten this income and the 9,000 square feet has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the Solar Plaza & Sunbelt Professional Centre Portfolio:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	550	$50.86	0%	0%	$27,972	1%	1%
2016	7	13,824	$26.57	7%	7%	$367,363	8%	8%
2017	6	11,796	$26.92	6%	14%	$317,532	7%	15%
2018	15	90,911	$29.46	47%	61%	$2,678,267	57%	72%
2019	5	8,583	$26.85	4%	65%	$230,467	5%	77%
2020	4	18,971	$26.34	10%	75%	$499,625	11%	88%
2021	3	19,681	$29.32	10%	85%	$577,051	12%	100%
2022	0	0	$0	0%	85%	$0	0%	100%
2023	0	0	$0	0%	85%	$0	0%	100%
2024	0	0	$0	0%	85%	$0	0%	100%
2025	0	0	$0	0%	85%	$0	0%	100%
2026	0	0	$0	0%	85%	$0	0%	100%
2027 & Beyond	0	0	$0	0%	85%	$0	0%	100%
Vacant	0	28,610	$0	15%	100%	$0	0%	100%
Total/Wtd. Avg.	42	192,926	$28.59	100%		$4,698,277	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Solar Plaza & Sunbelt Professional Centre Portfolio is located in a suburban area containing residential feeder streets along with major arterials developed with commercial uses. It is located just west of Shopping at the Rose, a power retail center and east of the St. John’s Regional Medical Center. Regional access is considered very good with Ventura Freeway (101) located less than one quarter mile north of the Solar Plaza & Sunbelt Professional Centre Portfolio (via Rose Avenue). The Solar Plaza & Sunbelt Professional Centre Portfolio also has direct access to U.S. Route 118, approximately 3.20 miles north, the Pacific Coast Highway (Route 1), approximately 1.90 miles west and the U.S. Route 232, approximately 2.0 miles northwest. According to the appraisal, Oxnard is a relatively mature city, which is essentially fully built-out. However, there are still several vacant land sites for potential new construction. According to the appraisal, there are several reported planned developments/re-developments over the near term. The Pacific Senior Living at East Village (converting an existing 57 rooms into an 80 room assisted senior housing facility) will be the one closest to the Solar Plaza & Sunbelt Professional Centre Portfolio located at 2211 East Gonzales Road. There are no large scale office projects in planning.

According to the appraisal, as of the third quarter 2015, the Greater Los Angeles Office Market was comprised of 1,981 office buildings for 219,488,855 SF. The overall vacancy rate was 15.8% and the average asking rental rate was $34.08 PSF. Within the Greater Los Angeles Office Market, the Solar Plaza & Sunbelt Professional Centre Portfolio is located in the Ventura Office Market which was comprised of 419 office buildings for 18,825,987 SF. The Ventura Office Market had an overall vacancy rate of 17.3% and the average asking rental rate was $26.16 PSF. The Solar Plaza & Sunbelt Professional Centre Portfolio is located in the Oxnard Office Submarket within the West Ventura County Office Market. The West Ventura County Office

A-3-102

MSBAM 2016-C28	Solar Plaza & Sunbelt Professional Centre

Market contained 5,059,628 square feet in 139 buildings with an average vacancy rate of 25.6% and an overall rental rate of $23.76 PSF. The Oxnard Office Submarket contained 1,677,521 square feet in 37 buildings, or an average of 45,338 square feet per building. The vacancy rate for the Oxnard Office Submarket was 20.7%, which was lower than the West Ventura County Office Market vacancy rate of 25.6%. The overall rental rate was $25.92 PSF, which was the highest of the submarkets in West Ventura County.

The estimated 2015 population within a one-, three- and five-mile radius of the Solar Plaza & Sunbelt Professional Centre Portfolio was 10,971, 95,342 and 262,449, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the Solar Plaza & Sunbelt Professional Centre Portfolio was $79,096, $71,844 and $78,457, respectively.

The following table presents recent occupancy and leasing data at competitive office buildings with respect to the Solar Plaza & Sunbelt Professional Centre Portfolio:

Competitive Property Summary
Property Name/Address	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent
2001 Solar Building 2001 Solar Drive Oxnard, CA	1989	77%	34,780	Dr. Famad CA Hand & Physical Therapy Engility Corp.	2,042 2,765 11,562	Sep-15 Feb-15 Nov-14	10.0 6.2 8.4	$27.60 $24.60 $24.00
Sunbelt Professional Center(1) 1901 N Rice & 2401 E Gonzalez Road Oxnard, CA	2008	91%(1)	100,706	Howard J. Wasserman Environmental Occup. Troop Real Estate	2,702 2,083 2,134	Dec-15 Oct-15 Mar-14	5.0 1.5 3.3	$29.88 $27.00 $24.00
Solar Plaza(1) 1701 & 1801 Solar Drive Oxnard, CA	2001	79%(1)	92,220	The Kavli Foundation Keith Kappers, DDS Brett Giney	10,478 1,727 765	Oct-15 Jun-15 Dec-14	5.0 5.0 3.0	$24.60 $26.40 $25.20
1901 Solar Building 1901 Solar Drive Oxnard, CA	1989	84%	49,121	Available Available Island View Gast. Assoc. SeaView	2,244 3,077 1,566 1,269	Nov-15 Nov-15 Jul-14 Jun-14	-- -- 5.4 3.4	$27.60 $27.60 $22.80 $22.80
2051 Solar Building 2051 Solar Drive Oxnard, CA	1982	59%	49,013	Available Available	2,387 5,246	Nov-15 Nov-15	-- --	$27.60 $27.60
1889 Rice Office 1889 North Rice Avenue Oxnard, CA	1999	92%	39,028	Available	3,246	Nov-15	--	$23.40
The Medical Pavilion at St. John’s 1700 North Rose Avenue Oxnard, CA	1994	89%	92,556	New Tenant New Tenant	1,875 1,874	Aug-14 Jul-14	-- --	$31.80 $31.80
Topa Financial Plaza 300 East Esplanade Oxnard, CA	1978	93%	291,983	Charles Schwab	2,401	Feb-15	1.0	$24.84

Source: Appraisals

(1)	Based on rent rolls date as of October 6, 2015 and as of October 1, 2015. These properties represent the Solar Plaza & Sunbelt Professional Centre Portfolio.

A-3-103

MSBAM 2016-C28	Solar Plaza & Sunbelt Professional Centre

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Solar Plaza & Sunbelt Professional Centre Portfolio:

Cash Flow Analysis
	2012	2013	2014	10/31/2015 YTD Ann.	UW	UW PSF
Base Rent	$4,659,117	$4,490,692	$4,499,700	$4,631,812	$5,453,640	$28.27
Total Recoveries	$98,491	$141,089	$160,775	$163,286	$172,065	$0.89
Other Income	$2,529	$192	$2	$826	$826	$0.00
Less Discount Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$755,363	$3.92
Effective Gross Income	$4,760,137	$4,631,973	$4,660,477	$4,795,924	$4,871,168	$25.25
Total Operating Expenses	$1,329,775	$1,371,691	$1,410,587	$1,317,145	$1,781,936	$9.24
Net Operating Income	$3,430,362	$3,260,282	$3,249,890	$3,478,779	$3,089,232	$16.01
Capital Expenditures	$0	$0	$0	$0	$38,585	$0.20
TI/LC	$0	$0	$0	$0	$412,104	$2.14
Net Cash Flow	$3,430,362	$3,260,282	$3,249,890	$3,478,779	$2,638,543	$13.68

Occupancy %	84.5%	84.7%	87.7%	85.2%(1)	86.1%
NOI DSCR	1.99x	1.89x	1.88x	2.02x	1.79x
NOI DSCR (IO)	2.62x	2.49x	2.48x	2.65x	2.36x
NCF DSCR	1.99x	1.89x	1.88x	2.02x	1.53x
NCF DSCR (IO)	2.62x	2.49x	2.48x	2.65x	2.01x
NOI Debt Yield	12.3%	11.7%	11.6%	12.4%	11.1%
NCF Debt Yield	12.3%	11.7%	11.6%	12.4%	9.4%

(1)	Occupancy % as of rent rolls dated October 6, 2015 and as of October 1, 2015.

A-3-104

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Banc of America Merrill Lynch Commercial Mortgage Inc. Bank of America Tower One Bryant Park New York, NY 10036 Contact: Leland F. Bunch, III Phone Number: (646) 855-3953	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	C-III Asset Management LLC 5221 N. O’Connor Blvd., Suite 600 Irving, TX 75039 Contact: CMBS SS Group Phone Number: (972) 868-5300	Park Bridge Lender Services LLC 560 Lexington Avenue, 17th Floor New York, NY 10022 Contact: David Rodgers Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class G-1 and G-2 represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class G, please refer to page 4.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance

Exchangeable Class Regular Interest Breakdown
E-1 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-1 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-2 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-2 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-1 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-1 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-2 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-2 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-1 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-1 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-2 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-2 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-1 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-1 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-2 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-2 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Class Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EF		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EFG		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information

Controlling Class: E
Effective as of: mm/dd/yyyy

Controlling Class Representative: TBD
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
	0.00			0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28 Commercial Mortgage Pass Through Certificates Series 2016-C28	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2016 (the “Pooling and Servicing Agreement”).
Transaction: Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28,
Commercial Mortgage Pass-Through Certificates
Series 2016-C28
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: C-III Asset Management LLC
Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as

C-2

well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2 attached to this prospectus, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)     Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)     Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

D-1-1

(3)     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the

D-1-2

Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)     Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)     Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve (12) months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at

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origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)     Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)     Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)     Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)     Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a

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customary deductible) covers a period of not less than twelve (12) months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50,000,000 or more, eighteen (18) months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within twenty-five (25) miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of fifty (50) years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least thirty (30) days prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is

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subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)     No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)     Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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(22)     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)     Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of

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the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Whole Loan) in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)     Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20,000,000, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do

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not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5,000,000 provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5,000,000 or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and

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whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or

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assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than twenty (20) years beyond the stated maturity of the related Mortgage Loan, or ten (10) years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)     Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)     Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)     No Material Default; Payment Record. No Mortgage Loan has been more than thirty (30) days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than thirty (30) days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)     Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months

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prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six (6) months of the Mortgage Loan origination date, and within twelve (12) months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Trust, except as set forth on Schedule 2-B of Exhibit 2 to the applicable MLPA.

(44)     Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

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(45)     Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association Mortgage Loans

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
2	Ellenton Premium Outlets	(1) Whole Loan; Ownership of Mortgage Loans

The related $178,000,000 loan to the related Mortgagor is secured on a pari passu basis by four (4) notes in the following original principal amounts (Note A-1 in amount of $58,000,000, Note A-2 in amount of $38,800,000, Note A-3 in amount of $10,000,000 and Note A-4 in amount of $71,200,000. Note A-4 secures the “Ellenton Premium Outlets Mortgage Loan”.

Note A-1 and Note A-3 were contributed by UBS Real Estate Securities Inc. into the MSCI 2015-UBS8 commercial mortgage securitization.

UBS Real Estate Securities Inc. holds Note A-2 which is expected to be contributed to a future securitization.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 commercial mortgage securitization.

12	Le Meridien Cambridge MIT	(1) Whole Loan; Ownership of Mortgage Loans

The related $72,200,000 loan to the related Mortgagor is secured on a pari passu basis by three (3) notes in the following original principal amounts (Note A-1 in amount of $39,000,000, Note A-2 in the amount of $21,100,000 and Note A-3 in amount of $21,100,000). Note A-1 secures the “Le Meridien Cambridge MIT Mortgage Loan”.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 commercial mortgage securitization.

Bank of America holds Note A-2 and Note A-3 which are expected to be contributed to one or more future securitizations.

18	University West Apartments	(1) Whole Loan; Ownership of Mortgage Loans

The related $45,000,000 loan to the related Mortgagor is secured on a pari passu basis by two (2) notes in the following original principal amounts (Note A-1 in amount of $27,000,000 and Note A-2 in amount of $18,000,000). Note A-2 secures the “University West Apartments Mortgage Loan”.

Bank of America contributed Note A-1 into the MSBAM 2015-C27 commercial mortgage securitization.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2015-C27 commercial mortgage securitization.

2 12 18	Ellenton Premium Outlets Le Meridien Cambridge MIT University West Apartments	(6) Permitted Liens; Title Insurance	The related Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loan.
12	Le Meridien Cambridge MIT	(6) Permitted Liens; Title Insurance

The related Ground Lease is not assignable without the consent of the Ground Lessor (Massachusetts Institute of Technology (“MIT”)), provided that an Approved First Unit Leasehold Mortgagee (MIT as landlord, has certified in an estoppel that the Mortgagee and the MSBAM 2016-C28 Trust are each considered “Approved First Unit Leasehold Mortgagees”) will be able to acquire title to the leased premises by foreclosure, assignment in lieu of foreclosure or otherwise, but may then only transfer to certain entities, provided, further, that if such entity is not an affiliate or subsidiary entity, then MIT will have a right of first refusal to purchase the related Mortgaged Property.

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ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
42	Fish Haven Lodge MHC	(6) Permitted Liens; Title Insurance

Under Florida law, if a mobile home park owner offers a mobile home park for sale, such owner must notify the officers of the homeowners’ association of such offer, stating the price and the terms and conditions of sale and the mobile home owners, by and through such homeowners’ association will have a right of first refusal to purchase such mobile home park.

7	Greenville Mall	(16) Insurance

The related Mortgage Loan documents provide that all insurance policies may be provided by a syndicate of insurers through which at least 75% of the coverage (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s.

In addition, related Mortgage Loan documents provide that the related Mortgagor may continue to use (1) Ironshore Insurance Ltd as part of its insurance syndicate which is in place as of the origination date provided that such insurers do not move lower in the syndicate, increase their limits or fail to maintain the following rating: “A XIV” with AM Best and (2) Attain Specialty Insurance Company as part of its insurance syndicate which is in place as of the date hereof provided that such insurers do not move lower in the syndicate, increase their limits or fail to maintain the following rating: “A VIII” with AM Best.

27	Asian Village	(16) Insurance

The related Mortgage Loan documents provide that all insurance policies provide that (A) if four (4) or fewer insurance companies issue the policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.

23	Holiday Inn - La Mesa, CA	(16) Insurance

The related Mortgage Loan documents provide that the required insurance policies may be provided by an insurer with a financial strength rating of at least “A” and a financial size category of at least “VI” from Alfred M. Best Company, Inc.

2	Ellenton Premium Outlets	(16) Insurance

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, then the related Mortgagor will not be required to pay annual insurance premiums in excess of the “TC Cap” (as defined below) (but the related Mortgagor is obligated to purchase the maximum amount of terrorism coverage available with funds equal to the TC Cap), and the related insurance policies may include a deductible up to $5,000,000. As used above, “TC Cap” shall mean an amount equal to two (2) times the premium for the “All Risk” or “Special Perils” property insurance and business income or rental income insurance required under the related Mortgage Loan documents, but excluding the wind and flood components of such premium.

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ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
4 23	Navy League Building Holiday Inn - La Mesa, CA	(16) Insurance

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

7	Greenville Mall	(16) Insurance

If the Terrorism Risk Insurance Program Reauthorization Act or any successor or equivalent replacement acts are ever not in effect, then with respect to any such stand-alone policy covering terrorist acts, the related Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, with the related Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.

“Terrorism Premium Cap” means an amount equal to 200% of the then-current amount of the insurance premiums the related Mortgagor paid for the property and casualty insurance required in the related Mortgage Loan documents for the related Mortgaged Property.

4	Navy League Building	(16) Insurance

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the outstanding principal balance of the Loan or (ii) $1,500,000.

16 18	Fountaingrove Center University West Apartments	(16) Insurance

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the lesser of (i) 5% of the outstanding principal balance of the Loan or (ii) $1,000,000.

2, 4, 7, 8, 12, 16, 18, 23, 24, 27, 31 and 42	All BANA Mortgage Loans	(26) Recourse Obligations

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

2	Ellenton Premium Outlets	(26) Recourse Obligations

The Mortgage Loan documents provide that full recourse is capped at 20% of the initial principal balance of the respective Mortgage Loan, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity agreement.

7	Greenville Mall	(26) Recourse Obligations	The related guarantor’s liability under the related Mortgage Loan agreement and the environmental indemnity is capped at 50% of the original principal balance of the related Mortgage Loan.

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ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
2	Ellenton Premium Outlets	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, then the related Mortgagor will not be required to pay annual insurance premiums in excess of the “TC Cap” (as defined below) (but the related Mortgagor is obligated to purchase the maximum amount of terrorism coverage available with funds equal to the TC Cap), and the related insurance policies may include a deductible up to $5,000,000. As used above, “TC Cap” shall mean an amount equal to two (2) times the premium for the “All Risk” or “Special Perils” property insurance and business income or rental income insurance required under the related Mortgage Loan documents, but excluding the wind and flood components of such premium.

4 23	Navy League Building Holiday Inn - La Mesa, CA	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

7	Greenville Mall	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Program Reauthorization Act or any successor or equivalent replacement acts are ever not in effect, then with respect to any such stand-alone policy covering terrorist acts, the related Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, with the related Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.

“Terrorism Premium Cap” means an amount equal to 200% of the then-current amount of the insurance premiums the related Mortgagor paid for the property and casualty insurance required in the related Mortgage Loan documents for the related Mortgaged Property.

4 7 18 27 31 42	Navy League Building Greenville Mall University West Apartments Asian Village Devon Self Storage - Ann Arbor, MI Fish Haven Lodge MHC	(31) Single-Purpose Entity

Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

16	Fountaingrove Center	(31) Single-Purpose Entity

The related Mortgage Loan has a Cut-off Date Principal Balance in excess of $20 million, however, no counsel’s opinion regarding non-consolidation of the Mortgagor was obtained with respect to closing of the Mortgage Loan.

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ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
12	Le Meridien Cambridge MIT	(34) Ground Leases

(b) No modification, amendment, termination (by loan to the related Mortgagor) or cancellation (by loan to the related Mortgagor) would be effective without the consent of an “Approved First Unit Leasehold Mortgagee” as defined in the related Unit Lease documents (Massachusetts Institute of Technology (“MIT”), as landlord, has certified in an estoppel that the Mortgagee and the Trust are each considered “Approved First Unit Leasehold Mortgagees”). In addition, MIT may terminate or cancel the related Unit Lease without the consent of an Approved First Unit Leasehold Mortgagee, but such termination would give rise to the right to a new lease for such Approved First Unit Leasehold Mortgagee.

(e) The Unit Lease is not assignable without the consent of MIT. An Approved First Unit Leasehold Mortgagee will be able to acquire title to the leased premises by foreclosure, assignment in lieu of foreclosure or otherwise, but may then only transfer to (i) an affiliate or subsidiary entity of such Approved First Unit Leasehold Mortgagee or (ii) any other assignee or transferee, provided that such assignee or transferee must (a) assume all of Ground Lessee’s obligations under the Unit Lease by written instrument (to be recorded) and (b) if such entity is not an affiliate or subsidiary entity, (1) MIT will have a right of first refusal to purchase; (2) there must be no uncured event of default under the Unit Lease; (3) the transfer must not be contrary to the written policy of MIT in effect prior to the transfer date; (4) the proposed transferee must have a reputation of high quality and must not be an educational institution or other tax exempt organization; (5) the proposed transferee must have, in the reasonable opinion of MIT the qualifications necessary to fulfill the obligations of Ground Lessee under the Unit Lease, and to manage the hotel unit in a first class manner (or hire a third-party entity to manage); (6) if the transferee is not a naturalized American institution, the business of such transferee must not violate any law of the United States of America; and (7) confirmation must be obtained from MIT of their consent to such transferee and their ability to fulfill the qualifications set forth in the related Mortgage Loan documents.

(i) The related Mortgaged Property may not leased in any manner which would require the consent of MIT.

(j) An Approved First Unit Leasehold Mortgagee’s right to hold and disburse insurance proceeds is subject and subordinate to the related condominium documents, however, the related Mortgage Loan documents include a covenant requiring the related borrower must obtain the consent of the lender to use insurance proceeds for any reason other than the repair or restoration of improvements as well as a non-recourse carveout for losses associated with such borrower’s failure to comply with such covenant.

(k) An Approved First Unit Leasehold Mortgagee’s right to hold and disburse insurance proceeds is subject and subordinate to the related condominium documents, however, the related Mortgage Loan documents include a covenant requiring the related borrower must obtain the consent of the lender to use insurance proceeds for any reason other than the repair or restoration of improvements as well as a non-recourse carveout for losses associated with such borrower’s failure to comply with such covenant.

2 12 18	Ellenton Premium Outlets Le Meridien Cambridge MIT University West Apartments	(43) Cross-Collateralization	The related Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loan.

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Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
1	Penn Square Mall	(1) Whole Loan; Ownership of Mortgage Loans

The related Mortgaged Property also secures two (2) additional pari passu promissory notes: promissory note A-1A and promissory note A-1C, which have a combined original principal amount of $116,500,000 and one additional subordinate promissory note, promissory note A-2, which has an original principal amount of $103,500,000. The subordinate note is entitled to receive payments of interest in priority to payments of principal on the Mortgage Loan and the pari passu promissory notes.

3	GLP Industrial Portfolio A	(1) Whole Loan; Ownership of Mortgage Loans

The related Mortgaged Property also secures three (3) additional pari passu promissory notes: promissory note A-1, promissory note A-2 and promissory note A-3, which have a combined original principal amount of $567,600,000 and two (2) additional subordinate promissory notes, promissory note B-1 and promissory note B-2, which have a combined original principal amount of $328,900,000. The subordinate notes are entitled to receive payments of interest in priority to payments of principal on the Mortgage Loan and the pari passu promissory notes.

5	Princeton Pike Corporate Center	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgaged Property also secures two (2) additional pari passu promissory notes: promissory note A-2 and promissory note A-3, which have a combined original principal amount of $80,000,000.
35	24 Hour Fitness - Mesquite, TX	(5) Liens; Valid Assignment and (6) Permitted Liens; Title Insurance

The sole tenant has the right to purchase the Mortgaged Property, and/or to substitute another property for the Mortgaged Property under certain circumstances set forth in its lease. The sole tenant executed a subordination, non-disturbance and attornment agreement pursuant to which it agreed (i) if tenant exercises its purchase option, (a) title to the Mortgaged Property shall not be conveyed until such time as all obligations secured by the Mortgage have been fully satisfied or, if the loan documents so provide, the Mortgage Loan has been fully defeased and (b) nothing contained in such agreement shall be construed to waive or modify the restrictions on prepayment set forth in the loan documents and (ii) tenant waived its right to a substitution of the Mortgaged Property and agreed that no substitute property would be permitted by lender until such time as all obligations secured by the Mortgage have been fully satisfied, or if the loan documents so provide, the Mortgage Loan has been fully defeased.

39	Walgreens – Sedro Woolley, WA	(5) Liens; Valid Assignment and (6) Permitted Liens; Title Insurance

The sole tenant has a right of first refusal to purchase the Mortgaged Property. The tenant has entered into a subordination, non-disturbance and attornment agreement pursuant to which it has agreed such right of first refusal is not applicable to lender under a foreclosure, deed-in-lieu of foreclosure or other enforcement action under the Mortgage Loan, but is applicable to subsequent sales of the Mortgaged Property.

40	Walgreens – Southbury, CT	(5) Liens; Valid Assignment and (6) Permitted Liens; Title Insurance

The sole tenant has a right of first refusal to purchase the Mortgaged Property. The tenant has entered into a subordination, non-disturbance and attornment agreement pursuant to which it has agreed such right of first refusal is not applicable to lender under a foreclosure, deed-in-lieu of foreclosure or other enforcement action under the Mortgage Loan, but is applicable to subsequent sales of the Mortgaged Property.

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ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
3	GLP Industrial Portfolio A	(7) Junior Liens

The equity owners of the Mortgagors (the “GLP Mezzanine A Borrowers”) are the obligors under a $165,000,000 mezzanine loan secured by the equity interests in the Mortgagors, and the equity owners of the GLP Mezzanine A Borrowers are the obligors under a $165,000,000 mezzanine loan secured by the equity interests in the GLP Mezzanine A Borrowers.

5	Princeton Pike Corporate Center	(7) Junior Liens	The equity owner of the Mortgagor is the obligor under a $17,000,000 mezzanine loan secured by the equity interests in the Mortgagor.
6	Princeton South Corporate Center	(7) Junior Liens	The equity owner of the Mortgagor is the obligor under a $12,000,000 mezzanine loan secured by the equity interests in the Mortgagor.
5	Princeton Pike Corporate Center	(14) Escrow Deposits

With respect to certain leases and certain ongoing capital expenditure work, reserves were established with Fidelity National Title Insurance Company as escrow agent by various third-party seller parties in connection with the acquisition of the Mortgaged Property by the Mortgagor as follows, having the following balances as of the date of the deposit thereof:

- $312,336.41, for tenant improvement and leasing commissions associated with the lease to Adare Pharmaceuticals;

- $378,286.38, for tenant improvement and leasing commissions associated with the lease to JMT Engineering;

- $220,944.11, for tenant improvement and leasing commissions associated with any future lease with respect to the Advantest Space (i.e., 4,229 square feet at 100 Lenox Drive);

- $53,645.38, for scheduled rent abatements associated with the lease to Adare Pharmaceuticals;

- $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering;

- $159,116.13, for fifteen (15) months of rent abatements associated with the vacancy of the Advantest Space; and

-$726,567.73 for ongoing capital expenditure work.

Such reserves are not collateral for the Mortgage Loan and are not held by the lender. In addition, the applicable seller party has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable pending capital expenditure work or tenant improvement work.

D-2-7

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
3	GLP Industrial Portfolio A	(16) Insurance

Insurance policies may be provided by a syndicate of insurers through which at least 75% of the coverage (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with insurers rated “A” by S&P and that satisfy the Moody’s Requirement (as defined below) (provided that all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, or that satisfy the Moody’s Requirement, if Moody’s rates any of the Certificates). “Moody’s Requirement” means, with respect to an insurer, (x) having a rating of not less than A2 by Moody’s, (y) being one of the insurers listed in the Mortgage Loan agreement and having ratings with AM Best and the Rating Agencies not lower than it had on the origination date of the Whole Loan, or (z) lender’s receipt of confirmation from Moody’s in writing that the requested inclusion of such insurer in the insurance syndicate would not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates.

Earthquake insurance is required to be provided in an amount equal to the annual aggregate gross loss estimate for a 475-year event Probable Maximum Loss (PML), 90% confidence level, for all high risk locations covered by such limit, such seismic risk analysis to be approved by lender and secured by the applicable Mortgagor utilizing the most current RMS software or its equivalent or a third-party engineering firm qualified to perform such seismic risk analysis, in each case to include consideration of business interruption and loss amplification.

1	Penn Square Mall	(16) Insurance

If there is more than one (1) but less than five (5) insurance companies collectively issuing the insurance policies in the first layer of coverage, 75% or more of the insured amount is required to have a claims paying ability rating of “A” or better, and the remaining 25% or less at least “BBB”, and if there are five (5) or more insurance companies collectively issuing the insurance policies, 60% or more of the insured amount is required to have a claims paying ability rating of “A” or better and the remaining 40% is required to have a claims paying ability rating of “BBB” or better. All ratings are required to be as stated, or the equivalent thereof, by at least two (2) of Moody’s, Fitch, or S&P (one of which must be S&P).

If the reciprocal easement agreement or a major lease requires restoration and no event of default is continuing, insurance proceeds are required to be applied to restoration, even if the conditions to restoration that would otherwise be required to be satisfied under the Mortgage Loan documents have not been satisfied.

33	Macy’s Furniture – San Mateo, CA	(16) Insurance

Mortgagor’s obligation to provide insurance may be satisfied by the sole tenant providing the insurance required under the lease with Macy’s West Stores, Inc. f/k/a Macy’s Department Stores, Inc., an Ohio corporation (and which may be satisfied by the self-insurance provisions of such lease), provided that in the event that the tenant’s insurance coverage changes during the term of the Mortgage Loan from what was approved by the lender at origination and no longer meets the lender’s requirements, lender has the right to obtain “gap” coverage to address such change in coverage.

35	24 Hour Fitness - Mesquite, TX	(16) Insurance

Mortgagor’s obligation to provide insurance may be satisfied by the sole tenant providing the insurance required under the lease with 24 Hour Fitness USA, Inc., a California corporation (and which may be satisfied by the self-insurance provisions of such lease). In addition, a separate depositary, rather than lender, is required to hold the insurance proceeds.

D-2-8

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
39	Walgreens-Sedro Woolley, WA	(16) Insurance

Mortgagor’s obligation to provide insurance may be satisfied by the sole tenant providing the insurance required under the lease with Walgreen Co., an Illinois corporation (and which may be satisfied by the self-insurance provisions of such lease). In addition, the tenant, rather than lender, is entitled to hold the insurance proceeds.

40	Walgreens-Southbury, CT	(16) Insurance

Mortgagor’s obligation to provide insurance may be satisfied by Walgreen Co. providing insurance, including, but not limited to, the insurance required under the lease with Walgreen Eastern Co., Inc., a New York corporation (and which may be satisfied by the self-insurance provisions of such lease or insurance provided by Walgreen Co. through self-insurance or otherwise). In addition, the tenant, rather than lender, is entitled to hold the insurance proceeds.

1, 3, 5, 6, 11, 13, 14, 15, 17, 19, 20, 33, 34, 35, 36, 38, 39 and 40	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth below for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

5	Princeton Pike Corporate Center	(17) Access; Utilities; Separate Tax Lots

Certain tax lots in which portions of the Mortgaged Property are located also include property which is not owned by the Mortgagor. The Mortgagor is required under the loan documents to cause the applicable taxing authority to create separate tax lots for the applicable condominium units. The loan documents require the Mortgagor to deposit tax reserves based on estimated taxes for the entire tax lots, including the units which are not owned by the Mortgagor, until such time as such non-owned units are separately assessed for real estate taxes.

3	GLP Industrial Portfolio A	(24) Local Law Compliance

The Mortgaged Property identified on Annex A-I hereto as the Hagerstown-Industrial Lane DC Property does not conform to current zoning laws and is considered “nonconforming” due to being deficient by 244 parking spaces

3	GLP Industrial Portfolio A	(26) Recourse Obligations

The guarantor’s recourse liability under the non-recourse carveout guaranty for voluntary or collusive bankruptcy is capped at 15% of the then outstanding Whole Loan amount.

Recourse for transfers of the Mortgaged Properties or for transfers of equity interest in the Mortgagor is for losses only ( and such transfers are not full recourse).

The guarantor has no liability under the environmental indemnity so long as an environmental insurance policy is in place. The Mortgagors obtained an environmental insurance policy from Allied World Assurance Company covering all of the Mortgaged Properties. The policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000.

D-2-9

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
1	Penn Square Mall	(26) Recourse Obligations

The recourse liability of the guarantor under the non-recourse carveout guaranty and the environmental indemnity is capped at 20% of the original principal amount of the related Whole Loan for so long as Simon Property Group, L.P. is the guarantor.

5	Princeton Pike Corporate Center	(26) Recourse Obligations

The following transfers are recourse for losses only (and are not full recourse): (i) (A) any involuntary transfer or conveyance by Mortgagor of its interest in the Mortgaged Property (other than in connection with a foreclosure of the Mortgage), (B) any lease of any portion of the Mortgaged Property (other than a lease of all or substantially all of the Mortgaged Property) in violation of the loan documents, (C) any involuntary transfer or conveyance of any direct and/or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity in violation of the loan documents which is not unwound (such that the effect of the unwinding of the transfer or conveyance is as if such transfer or conveyance never occurred) within ten (10) days after notice to Mortgagor from any source whatsoever, or (D) a voluntary transfer or conveyance of any direct or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity by any person or entity who is not controlled by David Werner, in each case in violation of the loan documents and (ii) the granting by Mortgagor of any voluntary non-monetary lien against Mortgagor’s interest in the Mortgaged Property.

6	Princeton South Corporate Center	(26) Recourse Obligations

The following transfers are recourse for losses only (and are not full recourse): (i) (A) any involuntary transfer or conveyance by Mortgagor of its interest in the Mortgaged Property, (B) any involuntary transfer or conveyance of any direct and/or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity in violation of the Mortgage Loan documents, or (C) a voluntary transfer or conveyance of any direct or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity by any person or entity other than Joseph Friedland, Menashe Frankel, Yeheskel Frankel or David Werner.

34	Mendelsohn Staples Center	(26) Recourse Obligations	The Mortgage Loan documents do not provide for recourse for physical waste.
1, 3, 5, 6, 11, 13, 14, 15, 17, 19, 20, 33, 34, 35, 36, 38, 39 and 40	All MSMCH Mortgage Loans	(26) Recourse Obligations

The Mortgage Loan documents may provide that there will not be recourse for waste to the extent that waste results from there being insufficient cash flow to satisfy operating expenses at the Mortgaged Property, which results in material physical waste to the Mortgaged Property.

3	GLP Industrial Portfolio A	(27) Mortgage Releases

Release prices in connection with a partial release are as follows (which may be less than 115% of the allocated loan amount for the applicable Mortgaged Property): (i) 105% of the allocated loan amount until the first 10% of the related Whole Loan has been repaid; then (ii) 110% of the allocated loan amount until 20% in aggregate of the related Whole Loan has been repaid; and (iii) thereafter 115% of the allocated loan amount. In addition, the Mortgagor may obtain the release of Mortgaged Properties in connection with a substitution of another property for any such Mortgaged Property in compliance with the requirements of the loan documents

D-2-10

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
3	GLP Industrial Portfolio A	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance, provided that the Mortgagor is not required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

1	Penn Square Mall	(29) Acts of Terrorism Exclusion

The Mortgagor is not required to pay annual premiums for terrorism coverage in excess of two (2) times the then current annual insurance premiums payable by Mortgagor for the policies insuring only the Mortgaged Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis, and any stand-alone terrorism insurance policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Mortgaged Property and reasonable for the geographic region where the Mortgaged Property is located, so long as in no event shall such deductible exceed $5,000,000.

5	Princeton Pike Corporate Center	(29) Acts of Terrorism Exclusion

The Mortgagor is not required to pay annual premiums for terrorism coverage in excess of an amount equal to the greater of (A) the product of the rate of $0.15 per $100 and 100% of the full replacement cost and the required amount of rental loss and/or business income interruption insurance required under the Mortgage Loan or (B) two (2) times the amount of annual insurance premium that is payable at such time for the casualty and rental loss and/or business income interruption insurance required under the Mortgage Loan (without giving effect to the cost of terrorism coverage) (the “Terrorism Premium Cap”) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Mortgagor paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess.

6	Princeton South Corporate Center	(29) Acts of Terrorism Exclusion

The Mortgagor is not required to pay insurance premiums solely with respect to terrorism insurance in excess of the Terrorism Premium Cap but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Mortgagor paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess.

19	16055 Space Center	(29) Acts of Terrorism Exclusion

The Mortgagor is not required to pay insurance premiums solely with respect to terrorism insurance in excess of the Terrorism Premium Cap but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Mortgagor paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess.

D-2-11

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
14	40 West Plaza	(29) Acts of Terrorism Exclusion

With respect to terrorism insurance, Mortgagor shall only be required to maintain as much coverage as may be obtained by paying a premium for such policy or endorsement that does not exceed five (5) times the current rate, as of the date of loan closing, for such coverage.

1, 3, 5, 6, 11, 13, 14, 15, 17, 19, 20, 33, 34, 35, 36, 38, 39 and 40	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by Standard & Poor’s Rating Services) and also rated at least “BBB-” by Fitch, Inc. and/or “Baa3 by Moody’s Investors Service Inc. (if such rating agencies rate any securitization of such mortgage loans). In addition, all exceptions to Representation 16 are also exceptions to this Representation 29.

3	GLP Industrial Portfolio A	(32) Due on Sale or Encumbrance

In the event that (i) any guarantor, Global Logistic Properties Limited (“GLP”) or any direct or indirect subsidiary (other than Mortgagor, any mezzanine borrower or any other required special purpose entity) or equityholder of GLP becomes a Qualified Public Company (“New Public Co.”) pursuant to an initial offering whereby shareholder equity in New Public Co. of $200,000,000 or more has been sold to third parties in the public market, or (ii) any guarantor, GLP or any direct or indirect subsidiary (other than Mortgagor, any mezzanine borrower or any other required special purpose entity) or equityholder of GLP merges with or into a Qualified Public Company (each of (i) and (ii) a “Permitted Public Exit”), such transaction is permitted under the Mortgage Loan documents without any requirement to obtain lender’s consent or comply with the transfer restrictions in the Mortgage Loan documents. “Qualified Public Company” means an entity whose securities are listed and traded on the New York Stock Exchange, AMEX, NASDAQ, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext or the Luxembourg Stock Exchange with a public float of no less than $200,000,000 on the date of the Permitted Public Exit (inclusive of interest in the Mortgaged Property), or a wholly-owned subsidiary of any such entity or any majority owned and controlled operating partnership through which such entity conducts all or substantially all of its business.

5 6	Princeton Pike Corporate Center Princeton South Corporate Center	(39) Organization of Mortgagor	The Mortgagors for the two (2) Mortgage Loans are Affiliates.
6 19	Princeton South Corporate Center 16055 Space Center	(39) Organization of Mortgagor	The Mortgagors for the two (2) Mortgage Loans are Affiliates.
1	Penn Square Mall	(43) Cross-Collateralization

The related Mortgaged Property also secures two (2) additional pari passu promissory notes: promissory note A-1A and promissory note A-1C, which have a combined original principal amount of $116,500,000 and one additional subordinate note, promissory note A-2, which has an original principal amount of $103,500,000. The Mortgage Loan and all of such promissory notes are cross-collateralized and cross-defaulted.

D-2-12

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
3	GLP Industrial Portfolio A	(43) Cross-Collateralization

The related Mortgaged Property also secures three (3) additional pari passu promissory notes: promissory note A-1, promissory note A-2 and promissory note A-3, which have a combined original principal amount of $567,600,000 and two (2) additional subordinate notes, promissory note B-1 and promissory note B-2, which have a combined original principal amount of $328,900,000. The Mortgage Loan and all of such promissory notes are cross-collateralized and cross-defaulted.

5	Princeton Pike Corporate Center	(43) Cross-Collateralization

The related Mortgaged Property also secures two (2) additional pari passu promissory notes: promissory note A-2 and promissory note A-3, which have a combined original principal amount of $80,000,000. The Mortgage Loan and all of such promissory notes are cross-collateralized and cross-defaulted.

D-2-13

CIBC Inc. Mortgage Loans

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
9	Marriott – Albuquerque, NM	(16) Insurance

With respect to property insurance, liability insurance and boiler/machinery insurance, the related Mortgage Loan documents permit a deductible (or, in the case of liability insurance, a self-insured retention) for such coverages in an amount equal to $100,000 per claim. The amount of such deductible or retention may be considered higher than customary.

32	Holiday Inn Express & Suites – Pensacola, FL	(16) Insurance

With respect to windstorm, hail and named windstorm insurance, the related Mortgage Loan documents permit a deductible for such coverages in an amount equal to 5% of the insured value of the Mortgaged Property. The amount of such deductible may be considered higher than customary.

41	Best Western Blue Angel Inn – Pensacola, FL	(16) Insurance

With respect to windstorm, hail and named windstorm insurance, the related Mortgage Loan documents permit a deductible for such coverages in an amount equal to 2% of the insured value of the Mortgaged Property. The amount of such deductible may be considered higher than customary.

22	Grant at One	(26) Recourse Obligations

With respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate not earlier than two (2) years after payment in full of such Mortgage Loan if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, and there exists no condition or matter with respect to such Mortgaged Property for which the holder of the Mortgage Loan is entitled to be indemnified under such indemnity.

32 41	Holiday Inn Express & Suites – Pensacola, FL Best Western Blue Angel Inn – Pensacola, FL	(39) Affiliated Mortgagor	The Mortgagor under each of these Mortgage Loans are affiliated entities.

D-2-14

Starwood Mortgage Funding III LLC Mortgage Loans

ANNEX A-1 ID#	Mortgage Loan	Representation	Exception
30	Holiday Inn Express - Orlando, FL	(29) Acts of Terrorism Exclusion

If TRIA or a subsequent statute is not in effect, the Mortgagor will not be required to pay, in order to obtain terrorism insurance, annual premiums in excess of an amount equal to two (2) times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy (such premium, for purposes of determining such amount, not to include terrorism or catastrophe loss perils, i.e., earthquake, windstorm and/or flood coverage) insuring only the Mortgaged Property on a stand-alone basis at the time that any terrorism insurance is excluded from any applicable insurance policy required under the Mortgage Loan documents (and the Mortgagor will be required to purchase the maximum amount available with funds equal to such amount).

29	Park Lee Shopping Center	(40) Environmental Conditions

The related ESA identified an Environmental Condition relating to a tenant’s current and historical on-site dry-cleaning operations, which include use of tetrachloroethylene (“PCE”). A 2011 limited subsurface investigation provided preliminary indication of a vapor intrusion concern beneath the tenant’s space, which was confirmed by an August 2015 subsurface investigation that identified PCE at concentrations that exceed the United States Environmental Protection Agency’s applicable screening level. Additional testing subsequent to the August 2015 investigation identified indications of vertical migration of PCE and a release of PCE to groundwater (likely from the tenant’s dry-cleaning operations), but the reported concentration of PCE in groundwater was below the state and federal drinking water standard and did not appear to warrant further investigation or cleanup. Such additional testing also revealed PCE, acetone and toluene in indoor air at concentrations above ambient levels, but it was unclear whether such concentrations resulted from migration between tenant spaces or from vapor intrusion. The ESA recommended the installation of a sub-slab depressurization system to mitigate vapor intrusion concerns associated with the presence of PCE in soil vapor. Funds in the amount of $62,004, representing 125% of the environmental consultant’s estimated cost of such installation, were deposited at origination of the Mortgage Loan, and the Mortgagor is required to complete such installation within ninety (90) days of the origination of the Mortgage Loan.

D-2-15

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Annex E

Class A-SB Planned Principal Balance Schedule

Month	Balance($)
Closing Date	59,300,000.00
1	59,300,000.00
2	59,300,000.00
3	59,300,000.00
4	59,300,000.00
5	59,300,000.00
6	59,300,000.00
7	59,300,000.00
8	59,300,000.00
9	59,300,000.00
10	59,300,000.00
11	59,300,000.00
12	59,300,000.00
13	59,300,000.00
14	59,300,000.00
15	59,300,000.00
16	59,300,000.00
17	59,300,000.00
18	59,300,000.00
19	59,300,000.00
20	59,300,000.00
21	59,300,000.00
22	59,300,000.00
23	59,300,000.00
24	59,300,000.00
25	59,300,000.00
26	59,300,000.00
27	59,300,000.00
28	59,300,000.00
29	59,300,000.00
30	59,300,000.00
31	59,300,000.00
32	59,300,000.00
33	59,300,000.00
34	59,300,000.00
35	59,300,000.00
36	59,300,000.00
37	59,300,000.00
38	59,300,000.00
39	59,300,000.00
40	59,300,000.00
41	59,300,000.00
42	59,300,000.00
43	59,300,000.00
44	59,300,000.00
45	59,300,000.00
46	59,300,000.00
47	59,300,000.00
48	59,300,000.00
49	59,300,000.00
50	59,300,000.00
51	59,300,000.00
52	59,300,000.00
53	59,300,000.00
54	59,300,000.00
55	59,300,000.00
Month	Balance($)
56	59,300,000.00
57	59,300,000.00
58	59,300,000.00
59	59,300,000.00
60	59,275,501.99
61	58,184,190.96
62	57,345,095.55
63	56,417,120.14
64	55,570,576.62
65	54,635,362.87
66	53,781,309.12
67	52,923,656.58
68	51,977,646.70
69	39,927,240.75
70	38,995,245.84
71	38,142,317.67
72	37,285,793.98
73	36,177,743.66
74	35,312,930.98
75	34,362,102.38
76	33,489,633.02
77	32,531,363.36
78	31,651,173.44
79	30,767,272.63
80	29,797,893.49
81	28,906,176.75
82	27,929,201.79
83	27,029,603.91
84	26,126,213.02
85	24,975,651.91
86	24,063,593.81
87	23,066,850.35
88	22,146,741.35
89	21,142,173.71
90	20,213,946.61
91	19,281,805.33
92	18,265,544.27
93	17,325,184.49
94	16,300,936.39
95	15,352,289.53
96	14,399,642.07
97	13,283,927.60
98	12,322,552.94
99	11,277,881.79
100	10,308,044.64
101	9,255,149.31
102	8,276,779.07
103	7,294,282.41
104	6,229,084.08
105	5,237,948.66
106	4,164,354.84
107	3,164,508.54
108	2,160,444.92
109	918,568.72
110 and thereafter	0.00

E-1

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Annex F-1

PRINCETON PIKE CORPORATE CENTER

AMORTIZATION SCHEDULE

Date	Principal($)	Interest($)
2/1/2016	0	0
3/1/2016	0	188,202.57
4/1/2016	0	201,182.05
5/1/2016	0	194,692.31
6/1/2016	0	201,182.05
7/1/2016	0	194,692.31
8/1/2016	0	201,182.05
9/1/2016	0	201,182.05
10/1/2016	0	194,692.31
11/1/2016	0	201,182.05
12/1/2016	0	194,692.31
1/1/2017	0	201,182.05
2/1/2017	0	201,182.05
3/1/2017	0	181,712.82
4/1/2017	0	201,182.05
5/1/2017	0	194,692.31
6/1/2017	0	201,182.05
7/1/2017	0	194,692.31
8/1/2017	0	201,182.05
9/1/2017	0	201,182.05
10/1/2017	0	194,692.31
11/1/2017	0	201,182.05
12/1/2017	0	194,692.31
1/1/2018	0	201,182.05
2/1/2018	0	201,182.05
3/1/2018	0	181,712.82
4/1/2018	0	201,182.05
5/1/2018	0	194,692.31
6/1/2018	0	201,182.05
7/1/2018	0	194,692.31
8/1/2018	0	201,182.05
9/1/2018	0	201,182.05
10/1/2018	0	194,692.31
11/1/2018	0	201,182.05
12/1/2018	0	194,692.31
1/1/2019	0	201,182.05
2/1/2019	0	201,182.05
3/1/2019	0	181,712.82
4/1/2019	0	201,182.05
5/1/2019	0	194,692.31
6/1/2019	0	201,182.05
7/1/2019	0	194,692.31
8/1/2019	0	201,182.05
9/1/2019	0	201,182.05
10/1/2019	0	194,692.31
11/1/2019	0	201,182.05
12/1/2019	0	194,692.31
1/1/2020	0	201,182.05
2/1/2020	0	201,182.05
3/1/2020	0	188,202.57
4/1/2020	0	201,182.05
5/1/2020	0	194,692.31
6/1/2020	0	201,182.05
7/1/2020	0	194,692.31
8/1/2020	0	201,182.05
9/1/2020	0	201,182.05
10/1/2020	0	194,692.31
11/1/2020	0	201,182.05
12/1/2020	0	194,692.31
1/1/2021	0	201,182.05
2/1/2021	46,855.57	201,182.05

Date	Principal($)	Interest($)
3/1/2021	70,056.73	181,542.53
4/1/2021	47,411.29	200,711.64
5/1/2021	55,278.12	194,052.46
6/1/2021	47,899.40	200,298.45
7/1/2021	55,752.73	193,650.70
8/1/2021	48,392.10	199,881.39
9/1/2021	48,622.12	199,686.68
10/1/2021	56,455.47	193,055.85
11/1/2021	49,121.59	199,263.89
12/1/2021	56,941.12	192,644.75
1/1/2022	49,625.74	198,837.13
2/1/2022	49,861.63	198,637.45
3/1/2022	72,784.79	179,233.26
4/1/2022	50,444.61	198,143.97
5/1/2022	58,227.54	191,555.80
6/1/2022	50,961.16	197,706.71
7/1/2022	58,729.81	191,130.64
8/1/2022	51,482.56	197,265.35
9/1/2022	51,727.28	197,058.20
10/1/2022	59,474.73	190,500.07
11/1/2022	52,255.86	196,610.77
12/1/2022	59,988.70	190,065.01
1/1/2023	52,789.39	196,159.14
2/1/2023	53,040.32	195,946.73
3/1/2023	75,669.52	176,791.38
4/1/2023	53,652.12	195,428.85
5/1/2023	61,346.34	188,915.78
6/1/2023	54,198.75	194,966.13
7/1/2023	61,877.85	188,465.87
8/1/2023	54,750.49	194,499.08
9/1/2023	55,010.74	194,278.79
10/1/2023	62,667.39	187,797.53
11/1/2023	55,570.10	193,805.30
12/1/2023	63,211.28	187,337.13
1/1/2024	56,134.72	193,327.36
2/1/2024	56,401.54	193,101.50
3/1/2024	71,369.80	180,431.03
4/1/2024	57,008.88	192,587.39
5/1/2024	64,610.26	186,152.91
6/1/2024	57,586.98	192,098.04
7/1/2024	65,172.37	185,677.09
8/1/2024	58,170.49	191,604.10
9/1/2024	58,447.00	191,370.04
10/1/2024	66,008.60	184,969.23
11/1/2024	59,038.57	190,869.28
12/1/2024	66,583.82	184,482.32
1/1/2025	59,635.70	190,363.82
2/1/2025	59,919.17	190,123.87
3/1/2025	81,912.20	171,507.02
4/1/2025	60,593.34	189,553.18
5/1/2025	68,095.58	183,202.63
6/1/2025	61,205.04	189,035.39
7/1/2025	68,690.37	182,699.15
8/1/2025	61,822.48	188,512.73
9/1/2025	62,116.34	188,263.98
10/1/2025	69,576.46	181,949.08
11/1/2025	62,742.32	187,734.10
12/1/2025	70,185.13	181,433.85
1/1/2026	46,524,837.92	187,199.25

F-1-1

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Annex F-2

PRINCETON SOUTH CORPORATE CENTER

AMORTIZATION SCHEDULE

Date	Principal($)	Interest ($)
2/1/2016	0	0
3/1/2016	0	156,600.00
4/1/2016	0	167,400.00
5/1/2016	0	162,000.00
6/1/2016	0	167,400.00
7/1/2016	0	162,000.00
8/1/2016	0	167,400.00
9/1/2016	0	167,400.00
10/1/2016	0	162,000.00
11/1/2016	0	167,400.00
12/1/2016	0	162,000.00
1/1/2017	0	167,400.00
2/1/2017	0	167,400.00
3/1/2017	0	151,200.00
4/1/2017	0	167,400.00
5/1/2017	0	162,000.00
6/1/2017	0	167,400.00
7/1/2017	0	162,000.00
8/1/2017	0	167,400.00
9/1/2017	0	167,400.00
10/1/2017	0	162,000.00
11/1/2017	0	167,400.00
12/1/2017	0	162,000.00
1/1/2018	0	167,400.00
2/1/2018	0	167,400.00
3/1/2018	0	151,200.00
4/1/2018	0	167,400.00
5/1/2018	0	162,000.00
6/1/2018	0	167,400.00
7/1/2018	0	162,000.00
8/1/2018	0	167,400.00
9/1/2018	0	167,400.00
10/1/2018	0	162,000.00
11/1/2018	0	167,400.00
12/1/2018	0	162,000.00
1/1/2019	0	167,400.00
2/1/2019	0	167,400.00
3/1/2019	0	151,200.00
4/1/2019	0	167,400.00
5/1/2019	0	162,000.00
6/1/2019	0	167,400.00
7/1/2019	0	162,000.00
8/1/2019	0	167,400.00
9/1/2019	0	167,400.00
10/1/2019	0	162,000.00
11/1/2019	0	167,400.00
12/1/2019	0	162,000.00
1/1/2020	0	167,400.00
2/1/2020	0	167,400.00
3/1/2020	0	156,600.00
4/1/2020	0	167,400.00
5/1/2020	59,401.21	162,000.00
6/1/2020	53,195.45	167,192.84
7/1/2020	59,855.34	161,619.99
8/1/2020	53,666.62	166,798.57
9/1/2020	53,890.29	166,611.41

Date	Principal($)	Interest ($)
10/1/2020	60,530.58	161,054.97
11/1/2020	54,367.17	166,212.37
12/1/2020	60,994.00	160,667.19
1/1/2021	54,847.97	165,810.05
2/1/2021	55,076.56	165,618.76
3/1/2021	74,437.90	149,417.65
4/1/2021	55,616.35	165,167.08
5/1/2021	62,207.92	159,651.41
6/1/2021	56,107.42	164,756.17
7/1/2021	62,685.13	159,252.09
8/1/2021	56,602.51	164,341.88
9/1/2021	56,838.42	164,144.48
10/1/2021	63,395.50	158,657.67
11/1/2021	57,339.53	163,725.16
12/1/2021	63,882.46	158,250.19
1/1/2022	57,844.76	163,302.40
2/1/2022	58,085.84	163,100.67
3/1/2022	77,167.28	147,133.76
4/1/2022	58,649.54	162,628.97
5/1/2022	65,155.50	157,184.94
6/1/2022	59,165.54	162,197.20
7/1/2022	65,656.94	156,765.35
8/1/2022	59,685.77	161,761.89
9/1/2022	59,934.53	161,553.73
10/1/2022	66,404.22	156,140.04
11/1/2022	60,461.08	161,113.12
12/1/2022	66,915.91	155,711.87
1/1/2023	60,991.96	160,668.90
2/1/2023	61,246.16	160,456.19
3/1/2023	80,033.66	144,735.24
4/1/2023	61,834.98	159,963.47
5/1/2023	68,251.03	154,594.67
6/1/2023	62,377.15	159,509.80
7/1/2023	68,777.90	154,153.80
8/1/2023	62,923.78	159,052.40
9/1/2023	63,186.03	158,832.95
10/1/2023	69,563.95	153,496.05
11/1/2023	63,739.30	158,369.98
12/1/2023	70,101.61	153,046.15
1/1/2024	64,297.12	157,903.21
2/1/2024	64,565.10	157,678.98
3/1/2024	76,974.00	147,295.50
4/1/2024	65,155.00	157,185.36
5/1/2024	71,477.34	151,894.97
6/1/2024	65,724.46	156,708.85
7/1/2024	72,030.73	151,431.91
8/1/2024	66,298.58	156,228.43
9/1/2024	66,574.90	155,997.22
10/1/2024	72,857.18	150,740.36
11/1/2024	67,156.02	155,510.95
12/1/2024	73,421.90	150,267.81
1/1/2025	67,741.92	155,020.68
2/1/2025	68,024.26	154,784.43
3/1/2025	86,181.33	139,591.02
4/1/2025	44,228,427.42	154,246.64

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Annex G

THE EXCHANGEABLE CERTIFICATES AND
EXCHANGEABLE COMBINED CERTIFICATES

The Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates are collectively referred to herein as the “Exchangeable Certificates”, and the Class E, Class F, Class EF, Class G, Class EFG and Class H certificates are collectively referred to herein as the “Exchangeable Combined Certificates”. On the Closing Date, the Upper-Tier REMIC of the issuing entity will issue the Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 trust components (each a “Trust Component”), which will have outstanding balances on the Closing Date as set forth in the table below and will be held in the Grantor Trust for the benefit of the holders of the Exchangeable Certificates and the Exchangeable Combined Certificates. The Exchangeable Certificates and the Exchangeable Combined Certificates will at all times represent undivided ownership interests, held through the Grantor Trust, in one or more of such Trust Components, as further described below and under “Material Federal Income Tax Considerations”.

Trust Component	Closing Date Balance
Class E-1 trust component	$14,335,000
Class E-2 trust component	$14,335,000
Class F-1 trust component	$4,778,000
Class F-2 trust component	$4,778,000
Class G-1 trust component	$11,348,500
Class G-2 trust component	$11,348,500
Class H-1 trust component	$14,334,677
Class H-2 trust component	$14,334,677

G-1

Each class of Exchangeable Combined Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. The Exchange Percentage set forth next to each class of Exchangeable Certificates in the table below represents the percentage of the aggregate Certificate Balance of all Exchangeable Certificates involved in an exchange that is represented by the Certificate Balance of such class of Exchangeable Certificates that is required to be surrendered to receive the corresponding Exchangeable Combined Certificates (or that will be received if Exchangeable Combined Certificates are surrendered).

Class of Exchangeable Combined Certificates	Corresponding Classes of Exchangeable Certificates	Exchange Percentage
Class E	Class E-1 Class E-2	50% 50%
Class F	Class F-1 Class F-2	50% 50%
Class EF	Class E-1 Class E-2 Class F-1 Class F-2	37.5006540051274% 37.5006540051274% 12.4993459948726% 12.4993459948726%
Class G	Class G-1 Class G-2	50% 50%
Class EFG	Class E-1 Class E-2 Class F-1 Class F-2 Class G-1 Class G-2	23.5297014263907% 23.5297014263907% 7.84268667005893% 7.84268667005893% 18.6276119035504% 18.6276119035504%
Class H	Class H-1 Class H-2	50% 50%

G-2

Exchangeable Certificates will at all times represent undivided beneficial ownership interests, held through the Grantor Trust, in one or more Trust Components, as set forth in the table below. With respect to each class of the Exchangeable Combined Certificates, the portion of each underlying Trust Component represented by such class of certificates is the designated “Exchangeable Component” set forth in the table below, each of which corresponds to the underlying Trust Component with the same alphanumeric designation.

Class of Certificates	Underlying Trust Components	Exchangeable Components
Class E-1	Class E-1	N/A
Class E-2	Class E-2	N/A
Class E	Class E-1 Class E-2	Class E Component E-1 Class E Component E-2
Class F-1	Class F-1	N/A
Class F-2	Class F-2	N/A
Class F	Class F-1 Class F-2	Class F Component F-1 Class F Component F-2
Class EF	Class E-1 Class E-2 Class F-1 Class F-2	Class EF Component E-1 Class EF Component E-2 Class EF Component F-1 Class EF Component F-2
Class G-1	Class G-1	N/A
Class G-2	Class G-2	N/A
Class G	Class G-1 Class G-2	Class G Component G-1 Class G Component G-2
Class EFG	Class E-1 Class E-2 Class F-1 Class F-2 Class G-1 Class G-2	Class EFG Component E-1 Class EFG Component E-2 Class EFG Component F-1 Class EFG Component F-2 Class EFG Component G-1 Class EFG Component G-2
Class H-1	Class H-1	N/A
Class H-2	Class H-2	N/A
Class H	Class H-1 Class H-2	Class H Component H-1 Class H Component H-2

Following any exchange of any class of Exchangeable Combined Certificates for the corresponding Exchangeable Certificates, or any exchange of the specified Exchange Percentages of the Exchangeable Certificates for a class of Exchangeable Combined Certificates, the percentage interests of the outstanding Certificate Balances of the Trust Components with the same alphanumeric designation that are represented by the related Exchangeable Certificates (or related Exchangeable Components) will be increased or decreased accordingly.

For the avoidance of doubt, no fee or service charge will be required with respect to any exchange of Exchangeable Certificates, other than administrative charges charged by the DTC.

G-3

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$813,496,000

(Approximate)

Banc of America Merrill Lynch
Commercial Mortgage Inc.

Depositor

Morgan Stanley Bank Of America
Merrill Lynch Trust 2016-C28

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2016-C28

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this
Prospectus	18
Summary of Terms	23
Risk Factors	55
Description of the Mortgage Pool	120
Mortgage Pool Characteristics	131
Transaction Parties	204
Description of the Certificates	258
Description of the Mortgage Loan Purchase
Agreements	306
Pooling and Servicing Agreement	314
Certain Legal Aspects of Mortgage Loans	413
Certain Affiliations, Relationships and Related		PROSPECTUS
Transactions Involving Transaction Parties	431
Pending Legal Proceedings Involving Transaction
Parties	432
Use of Proceeds	433
Yield and Maturity Considerations	433	BofA Merrill Lynch Co-Lead Manager and Joint Bookrunner Morgan Stanley Co-Lead Manager and Joint Bookrunner CIBC World Markets Co-Manager Drexel Hamilton Co-Manager February 12, 2016
Material Federal Income Tax Considerations	446
Certain State and Local Tax Considerations	458
Method of Distribution (Underwriter)	459
Incorporation of Certain Information by Reference	462
Where You Can Find More Information	462
Financial Information	462
Certain ERISA Considerations	463
Legal Investment	466
Legal Matters	467
Ratings	467
Index of Defined Terms	469

Until ninety (90) days after the date of this prospectus, all dealers that buy, sell or trade the certificates offered by this prospectus, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.